                                                Filed pursuant to Rule 424(b)(5)
                                                File No. 333-108125

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities, nor will we accept offers to buy these securities, prior to the time a final prospectus supplement is delivered.
This prospectus supplement is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JUNE 6, 2005

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 6, 2005)

                   CITIGROUP COMMERCIAL MORTGAGE TRUST 2005-C3
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-C3
      CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-SB, CLASS A-4, CLASS A-1A,
                                  CLASS A-MFL,
              CLASS A-MFX, CLASS A-J, CLASS B, CLASS C AND CLASS D

APPROXIMATE TOTAL OFFERED CERTIFICATE PRINCIPAL BALANCE AT INITIAL ISSUANCE:
                                $1,318,565,000

     We, Citigroup Commercial Mortgage Securities Inc., have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated June 6,
2005. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The offered certificates will represent interests only in the trust identified in the title above. The offered certificates will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans with the characteristics described in this prospectus supplement. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of the mortgage loans that back them.

     Each class of offered certificates will receive monthly distributions of interest, principal or both, commencing in July 2005. The table on page S-5 of this prospectus supplement contains a list of the classes of offered certificates and sets forth the principal balance, pass-through rate and other select characteristics of each of those classes. Credit enhancement is being provided through the subordination of various other classes, including multiple non-offered classes, of series 2005-C3 certificates. That same table on page
S-5 of this prospectus supplement also contains a list of the non-offered classes of the series 2005-C3 certificates.

                               ----------------
     YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-54 IN THIS
PROSPECTUS SUPPLEMENT AND ON PAGE 14 IN THE ACCOMPANYING PROSPECTUS PRIOR TO
INVESTING IN THE OFFERED CERTIFICATES.
                               ----------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING
PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ----------------
     Citigroup Global Markets Inc., IXIS Securities North America Inc.,
Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC are the
underwriters for this offering. They will purchase the offered certificates from us, although not every underwriter is obligated to purchase offered certificates from us. Our proceeds from the sale of the offered certificates will equal approximately  % of the total initial principal balance of the offered certificates, plus accrued interest, before deducting expenses payable by us. Each underwriter currently intends to sell its allocation of offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. See "Method of
Distribution" in this prospectus supplement.

     With respect to this offering, Citigroup Global Markets Inc. is acting as lead and sole bookrunning manager. IXIS Securities North America Inc., Deutsche
Bank Securities Inc. and Wachovia Capital Markets, LLC are co-managers.

CITIGROUP                                          IXIS SECURITIES NORTH AMERICA

DEUTSCHE BANK SECURITIES                                     WACHOVIA SECURITIES
                               ----------------

             The date of this prospectus supplement is     , 2005.

                  CITIGROUP COMMERCIAL MORTGAGE TRUST 2005-C3
         Commercial Mortgage Pass-Through Certificates, Series 2005-C3

[Map Omitted]

WASHINGTON                          NORTH CAROLINA
4 properties                        5 properties
$46,680,000                         $167,756,153
3.3% of total                       11.7% of total

MONTANA                             GEORGIA
1 property                          3 properties
$8,944,432                          $37,592,182
0.6% of total                       2.6% of total

MISSOURI                            FLORIDA
1 property                          6 properties
$19,400,000                         $65,399,435
1.4% of total                       4.6% of total

WISCONSIN                           ALABAMA
1 roperty                           2 properties
$14,000,000                         $29,404,758
1.0% of total                       2.0% of total

INDIANA                             TENNESSEE
3 properties                        1 property
$37,588,702                         $5,972,830
2.6% of total                       0.4% of total

MICHIGAN                            TEXAS
4 properties                        26 properties
$41,514,879                         $181,537,395
2.9% of total                       12.6% of total

OHIO                                OKLAHOMA
3 properties                        1 property
$26,191,341                         $3,841,674
1.8% of total                       0.3% of total

PENNSYLVANIA                        COLORADO
2 properties                        1 property
$17,415,050                         $31,500,000
1.2% of total                       2.2% of total

NEW YORK                            ARIZONA
10 properties                       4 properties
$61,809,839                         $28,159,807
4.3% of total                       2.0% of total

MASSACHUSETTS                       SOUTHERN CALIFORNIA
3 properties                        16 properties
$41,250,000                         $169,088,839
2.9% of total                       11.8% of total

CONNECTICUT                         CALIFORNIA
5 properties                        23 properties
$22,815,000                         $234,088,645
1.6% of total                       16.3% of total

NEW JERSEY                          NORTHERN CALIFORNIA
1 property                          7 properties
$53,000,000                         $64,999,807
3.7% of total                       4.5% of total

MARYLAND                            NEVADA
5 properties                        5 properties
$154,658,475                        $39,192,528
10.8% of total                      2.7% of total

DELAWARE                            OREGON
1 property                          3 properties
$5,625,943                          $37,350,072
0.4% of total                       2.6% of total

VIRGINIA                            ALASKA
2 properties                        1 property
$18,143,781                         $4,340,000
1.3% of total                       0.3% of total

% OF INITIAL MORTGAGE POOL BALANCE [PIE CHART OMITTED]

Mixed Use 0.6%
Other 0.6%
Land 0.3%
Anchored Retail 38.9%
Office 26.8%
Multifamily 21.1%
Unanchored Retail 5.4%
Industrial 3.7%
Self Storage 2.0%
Manufactured Housing 0.7%

[ ]  (greater-than) $75 MM of Initial Mortgage Pool Balance
[ ]  $50 - $75 MM of Initial Mortgage Pool Balance
[ ]  $25 - $50 MM of Initial Mortgage Pool Balance
[ ]  $0 - $25 MM of Initial Mortgage Pool Balance

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                           -----
Important Notice About the Information Contained in this Prospectus

ANNEX A-1--Characteristics of the Underlying Mortgage Loans and the
   Mortgaged Real Properties...............................................A-1-1
ANNEX A-2--Summary Characteristics of the Underlying Mortgage Loans and
   the Mortgaged Real Properties...........................................A-2-1
ANNEX A-3--Summary Characteristics of the Underlying Mortgage Loans in
   Loan Group No. 1 and the related Mortgaged Real Properties..............A-3-1
ANNEX A-4--Summary Characteristics of the Underlying Mortgage Loans in
   Loan Group No. 2 and the related Mortgaged Real Properties..............A-4-1
ANNEX A-5--Characteristics of the Multifamily and Manufactured Housing
   Mortgaged Real Properties...............................................A-5-1
ANNEX B--Description of Ten Largest Mortgage Loans and/or Groups of

                                      S-3

                                   ----------

 IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents:

     o    this prospectus supplement, which describes the specific terms of the offered certificates; and

     o    the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     If the description of the terms of the offered certificates contained in this prospectus supplement varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement and the accompanying prospectus.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     Within the United Kingdom, this prospectus supplement and the accompanying prospectus are directed only at persons who (i) have professional experience in matters relating to investments or (ii) are persons falling within Articles
49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion)
Order 2001 (all such persons together being referred to as "Relevant U.K.
Persons"). This prospectus supplement and the accompanying prospectus must not be acted on or relied on within the United Kingdom by persons who are not
Relevant U.K. Persons. Within the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate, including the offered certificates, is available only to Relevant U.K.
Persons and will be engaged in only with Relevant U.K. Persons.

                                      S-4

--------------------------------------------------------------------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF
THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY
THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN FULL.

                         INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2005-C3 Commercial Mortgage
Pass-Through Certificates, which series consists of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.



---------------------------------------------------------------------------------------------------------------------------
                              SERIES 2005-C3 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES(1)
---------------------------------------------------------------------------------------------------------------------------
                                           APPROX. %
                               APPROX.       TOTAL
                                  %          CREDIT
               APPROX.       OF INITIAL     SUPPORT                                    WEIGHTED
           TOTAL PRINCIPAL    MORTGAGE         AT        PASS-THROUGH      INITIAL      AVERAGE
             BALANCE AT         POOL        INITIAL          RATE       PASS-THROUGH     LIFE      PRINCIPAL    S&P/MOODY'S
CLASS     INITIAL ISSUANCE   BALANCE(3)   ISSUANCE(3)    DESCRIPTION        RATE        (YEARS)      WINDOW       RATINGS
---------------------------------------------------------------------------------------------------------------------------

Offered Certificates
---------------------------------------------------------------------------------------------------------------------------
  A-1      $   75,811,000        5.3%       30.000%(4)                         %         2.98     07/05-01/10    AAA/Aaa
---------------------------------------------------------------------------------------------------------------------------
  A-2      $  164,149,000       11.4%       30.000%(4)                         %         4.62     01/10-05/10    AAA/Aaa
---------------------------------------------------------------------------------------------------------------------------
  A-3      $   52,867,000        3.7%       30.000%(4)                         %         6.52     11/11-02/12    AAA/Aaa
---------------------------------------------------------------------------------------------------------------------------
  A-SB     $   92,945,000        6.5%       30.000%(4)                         %         6.97     05/10-10/14    AAA/Aaa
---------------------------------------------------------------------------------------------------------------------------
  A-4      $  329,125,000       22.9%       30.000%(4)                         %         9.51     10/14-03/15    AAA/Aaa
---------------------------------------------------------------------------------------------------------------------------
  A-1A     $  289,724,000       20.2%       30.000%(4)                         %         6.69     07/05-03/15    AAA/Aaa
---------------------------------------------------------------------------------------------------------------------------
 A-MFL     $   75,000,000        5.2%       20.000%(5)   Floating(6)     LIBOR+%(7)      9.73     03/15-04/15    AAA/Aaa(8)
---------------------------------------------------------------------------------------------------------------------------
 A-MFX     $   68,517,000        4.8%       20.000%(5)                         %         9.73     03/15-04/15    AAA/Aaa
---------------------------------------------------------------------------------------------------------------------------
  A-J      $  102,256,000        7.1%       12.875%                            %         9.79     04/15-04/15    AAA/Aaa
---------------------------------------------------------------------------------------------------------------------------
   B       $   30,497,000        2.1%       10.750%                            %         9.79     04/15-04/15     AA/Aa2
---------------------------------------------------------------------------------------------------------------------------
   C       $   16,146,000        1.1%        9.625%                            %         9.79     04/15-04/15    AA-/Aa3
---------------------------------------------------------------------------------------------------------------------------
   D       $   21,528,000        1.5%        8.125%                            %         9.79     04/15-04/15      A/A2
---------------------------------------------------------------------------------------------------------------------------
Non-Offered Certificates
---------------------------------------------------------------------------------------------------------------------------
   XC      $1,435,172,920(9)     NAP          NAP                              %(10)      NAP         NAP        AAA/Aaa
---------------------------------------------------------------------------------------------------------------------------
   XP      $1,378,553,000(9)     NAP          NAP                              %(10)      NAP         NAP        AAA/Aaa
---------------------------------------------------------------------------------------------------------------------------
   E       $   17,939,000        1.2%        6.875%                            %          NAP         NAP         A-/A3
---------------------------------------------------------------------------------------------------------------------------
   F       $   19,734,000        1.4%        5.500%                            %          NAP         NAP       BBB+/Baa1
---------------------------------------------------------------------------------------------------------------------------
   G       $   14,352,000        1.0%        4.500%                            %          NAP         NAP        BBB/Baa2
---------------------------------------------------------------------------------------------------------------------------
   H       $   12,557,000        0.9%        3.625%                            %          NAP         NAP       BBB-/Baa3
---------------------------------------------------------------------------------------------------------------------------
   J       $    5,382,000        0.4%        3.250%                            %          NAP         NAP        BB+/Ba1
---------------------------------------------------------------------------------------------------------------------------
   K       $    7,176,000        0.5%        2.750%                            %          NAP         NAP         BB/Ba2
---------------------------------------------------------------------------------------------------------------------------
   L       $    5,382,000        0.4%        2.375%                            %          NAP         NAP        BB-/Ba3
---------------------------------------------------------------------------------------------------------------------------
   M       $    5,382,000        0.4%        2.000%                            %          NAP         NAP         B+/B1
---------------------------------------------------------------------------------------------------------------------------
   N       $    3,588,000        0.3%        1.750%                            %          NAP         NAP          B/B2
---------------------------------------------------------------------------------------------------------------------------
   O       $    2,870,000        0.2%        1.550%                            %          NAP         NAP         B-/B3
---------------------------------------------------------------------------------------------------------------------------
   P       $   22,245,920        1.6%         NAP                              %          NAP         NAP         NR/NR(11)
---------------------------------------------------------------------------------------------------------------------------
CP-1(2)    $    2,760,000        NAP          NAP       Loan-Specific          %          NAP         NAP        BBB/Baa1
---------------------------------------------------------------------------------------------------------------------------
CP-2(2)    $    6,440,000        NAP          NAP       Loan-Specific          %          NAP         NAP       BBB-/Baa2
---------------------------------------------------------------------------------------------------------------------------
CP-3(2)    $    6,600,000        NAP          NAP       Loan-Specific          %          NAP         NAP       BB+/ Baa3
---------------------------------------------------------------------------------------------------------------------------
   R             NAP             NAP          NAP            NAP            NAP           NAP         NAP         NR/NR(11)
---------------------------------------------------------------------------------------------------------------------------
   Y             NAP             NAP          NAP            NAP            NAP           NAP         NAP         NR/NR(11)
---------------------------------------------------------------------------------------------------------------------------


(footnotes on next page)

--------------------------------------------------------------------------------

                                      S-5

--------------------------------------------------------------------------------

(footnotes to table on prior page)

(1)  Various characteristics of the series 2005-C3 certificates shown in this table are further discussed below under "--Key Certificate Features Shown in the Table Above".

(2)  The class CP-1, CP-2 and CP-3 certificates will represent interests solely in the underlying mortgage loan that is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Carolina
     Place. The portion of the Carolina Place underlying mortgage loan that is represented by the class CP-1, CP-2 and CP-3 certificates is considered the non-pooled portion of that mortgage loan. The remaining portion of the
     Carolina Place underlying mortgage loan, which is the pooled portion of that mortgage loan, will be pooled with the other underlying mortgage loans to back the other classes of the series 2005-C3 certificates.

(3)  The approximate percentage of the initial mortgage pool balance, and the approximate percentage of the total credit support at initial issuance, of any class shown in the table on page S-5 does not take into account the total principal balance of, or the portion of the Carolina Place underlying mortgage loan (that is, the non-pooled portion thereof) represented by, the class CP-1, CP-2 and CP-3 certificates.

(4)  Calculated in the aggregate for the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates.

(5)  Calculated in the aggregate for the class A-MFL and A-MFX certificates

(6)  The assets of the trust will include a swap agreement that relates to the class A-MFL certificates. The class A-MFL certificates will represent undivided interests in, among other things, a real estate mortgage investment conduit regular interest, designated as the class A-MFL REMIC II regular interest, and the rights and obligations under that swap agreement.
     For so long as it is in effect, that swap agreement will provide, among other things, that fixed amounts payable by the trust as interest with respect to the class A-MFL REMIC II regular interest will be exchanged for floating amounts payable as interest by the swap provider under the swap agreement, with regularly scheduled payments to be made between the trust and the swap counterparty on a net basis. The swap agreement will provide for the calculation of interest accruing at a LIBOR-based rate on a notional amount equal to the total principal balance of the class A-MFL certificates outstanding from time to time. The total principal balance of the class A-MFL certificates at any time will equal the total principal balance of the class A-MFL REMIC II regular interest. The class A-MFL REMIC
     II regular interest will accrue interest at the pass-through rate described under "Description of the Offered Certificates--Payments--Calculation of
     Pass-Through Rates" in this prospectus supplement. See "Description of the
     Swap Agreement" in this prospectus supplement.

(7)  The initial value of LIBOR will be calculated on June , 2005.

(8)  The ratings on the class A-MFL certificates will address the payment of interest on that class only up to the pass-through rate for the class A-MFL
     REMIC II regular interest.

(9)  Notional amount.

(10) Approximate.

(11) "NR" means not rated.

                                   ----------

     The offered certificates will evidence beneficial ownership interests in a common law trust designated as the Citigroup Commercial Mortgage Trust 2005-C3.
We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust, which we sometimes collectively refer to as the trust fund, will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

     Unless specifically indicated otherwise, statistical information in this prospectus supplement with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 as Carolina Place is being presented without regard to the non-pooled portion of that mortgage loan and, furthermore, excludes the related subordinate companion loan, which subordinate companion loan is secured by the same mortgage instrument on the same mortgaged real property as the subject underlying mortgage loan, but which subordinate companion loan will not be included in the trust fund. In addition, references in this prospectus supplement to the initial mortgage pool balance are to the aggregate principal balance of the underlying mortgage loans (without regard to the non-pooled portion of the Carolina Place underlying mortgage loan) as of the cut-off date for the mortgage pool described in this prospectus supplement, after application of all scheduled payments of principal due with respect to the underlying mortgage loans on or before that date, whether or not received.

--------------------------------------------------------------------------------

                                      S-6

--------------------------------------------------------------------------------

     The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of
June 1, 2005. The series 2005-C3 pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the offered certificates. The parties to the series 2005-C3 pooling and servicing agreement will include us, a trustee, a fiscal agent, a master servicer and a special servicer. We will file a copy of the series 2005-C3 pooling and servicing agreement with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Available Information;
Incorporation by Reference" in the accompanying prospectus.

                                 ---------------

                KEY CERTIFICATE FEATURES SHOWN IN THE TABLE ABOVE

TOTAL PRINCIPAL BALANCE OR
   NOTIONAL AMOUNT AT INITIAL
   ISSUANCE...................   The class A-1, A-2, A-3, A-SB, A-4, A-1A,
                                 A-MFL, A-MFX, A-J, B, C, D, E, F, G, H, J, K,
                                 L, M, N, O, P, CP-1, CP-2 and CP-3 certificates
                                 will be the series 2005-C3 certificates with
                                 principal balances and are sometimes referred
                                 to as the series 2005-C3 principal balance
                                 certificates. The table on page S-5 of this
                                 prospectus supplement sets forth for each of
                                 those classes of certificates, the approximate
                                 total principal balance of the subject class at
                                 initial issuance. The actual total principal
                                 balance of any class of series 2005-C3
                                 principal balance certificates at initial
                                 issuance may be larger or smaller than the
                                 amount shown in the table on page S-5 of this
                                 prospectus supplement, depending on, among
                                 other things, the actual size of the initial
                                 mortgage pool balance or, in the case of the
                                 class CP-1, CP-2 and CP-3 certificates, the
                                 actual size of the non-pooled portion of the
                                 Carolina Place underlying mortgage loan. The
                                 actual size of the initial mortgage pool
                                 balance may be as much as 5% larger or smaller
                                 than the amount presented in this prospectus
                                 supplement.

                                 The total principal balance of the class A-MFL
                                 certificates will at all times equal the total
                                 principal balance of the class A-MFL REMIC II
                                 regular interest.

                                 The principal balance of any of the series
                                 2005-C3 principal balance certificates at any
                                 time represents the maximum amount that the
                                 holder may receive as principal out of cash
                                 flow received on or with respect to the
                                 underlying mortgage loans.

                                 The class XC and XP certificates will not have
                                 principal balances and are sometimes referred
                                 to as the series 2005-C3 interest-only
                                 certificates. For purposes of calculating the
                                 amount of accrued interest with respect
                                 thereto, however, each of those classes of
                                 certificates will have a notional amount.

                                 The total notional amount of the class XP
                                 certificates from time to time will equal the
                                 sum of the components thereof set forth on
                                 Annex F to this prospectus supplement. Each of
                                 those components of the total notional amount
                                 of the class XP

--------------------------------------------------------------------------------

                                       S-7

--------------------------------------------------------------------------------

                                 certificates will relate to a particular class
                                 of series 2005-C3 principal balance
                                 certificates and, at any time during any of the
                                 periods specified on Annex F to this prospectus
                                 supplement, will equal the lesser of (a) the
                                 specific amount identified in the table on
                                 Annex F to this prospectus supplement with
                                 respect to the related class of series 2005-C3
                                 principal balance certificates for that period
                                 and (b) the then total principal balance of the
                                 related class of series 2005-C3 principal
                                 balance certificates. Notwithstanding anything
                                 to the contrary in this prospectus supplement,
                                 the total notional amount of the class XP
                                 certificates will be $0 following the payment
                                 date in June 2012.

                                 The total notional amount of the class XC
                                 certificates will be equal to the total
                                 principal balance of the class A-1, A-2, A-3,
                                 A-SB, A-4, A-1A, A-MFL, A-MFX, A-J, B, C, D, E,
                                 F, G, H, J, K, L, M, N, O and P certificates
                                 outstanding from time to time. In general, the
                                 total principal balance of each such class of
                                 series 2005-C3 principal balance certificates
                                 will constitute a separate component of the
                                 total notional amount of the class XC
                                 certificates. However, if a portion, but not
                                 all, of the total principal balance of any
                                 particular such class of series 2005-C3
                                 principal balance certificates is identified on
                                 Annex F to this prospectus supplement as being
                                 part of the total notional amount of the class
                                 XP certificates at any time prior to the
                                 payment date in June 2012, then that identified
                                 portion of such total principal balance will
                                 represent one separate component of the then
                                 total notional amount of the class XC
                                 certificates, and the remaining portion of such
                                 total principal balance will represent another
                                 separate component of the then total notional
                                 amount of the class XC certificates.

                                 The class R certificates will not have
                                 principal balances or notional amounts. They
                                 will be residual interest certificates. The
                                 holders of the class R certificates are not
                                 expected to receive any material payments.

                                 The class Y certificates also will not have
                                 principal balances or notional amounts. They
                                 will represent the right to receive any
                                 collections of additional interest that may
                                 accrue with respect to the mortgage loans that
                                 have anticipated repayment dates, as described
                                 under "--The Underlying Mortgage Loans and the
                                 Mortgaged Real Properties" below. That
                                 additional interest results from an increase in
                                 the applicable accrual rate if the subject
                                 mortgage loan remains outstanding past its
                                 anticipated repayment date.

--------------------------------------------------------------------------------

                                       S-8

--------------------------------------------------------------------------------

TOTAL CREDIT SUPPORT AT
   INITIAL ISSUANCE...........   The respective classes of the series 2005-C3
                                 certificates, other than the class Y and R
                                 certificates, will entitle their holders to
                                 varying degrees of seniority for purposes of:

                                 o    receiving payments of interest and, except
                                      in the case of the class XC and XP
                                      certificates, payments of principal; and

                                 o    bearing the effects of losses on the
                                      underlying mortgage loans (or on a
                                      specified underlying mortgage loan), as
                                      well as default-related and other
                                      unanticipated expenses of the trust.

                                 Without regard to the class CP-1, CP-2 and CP-3
                                 certificates:

                                 o    the class A-1, A-2, A-3, A-SB, A-4, A-1A,
                                      XC and XP certificates will be the most
                                      senior classes of the series 2005-C3
                                      certificates;

                                 o    the class A-MFL and A-MFX certificates
                                      will be the next most senior classes of
                                      the series 2005-C3 certificates;

                                 o    the class A-J certificates will be the
                                      next most senior class of the series
                                      2005-C3 certificates; and

                                 o    the class B, C, D, E, F, G, H, J, K, L, M,
                                      N, O and P certificates will, in the case
                                      of each such class, be senior to each
                                      other such class, if any, with a later
                                      alphabetic class designation.

                                 The class CP-1, CP-2 and CP-3 certificates
                                 will, in the case of each of those classes,
                                 represent a subordinated right to receive out
                                 of payments and other collections (or advances
                                 in lieu thereof) on the non-pooled portion of
                                 the Carolina Place underlying mortgage loan
                                 monthly payments of: interest at the related
                                 pass-through rate; and principal in the amounts
                                 generally described under "--Payments--Payments
                                 of Principal" below. See "Description of the
                                 Offered Certificates--Payments--Allocation of
                                 Payments on the Carolina Place Mortgage Loan;
                                 Payments on the Class CP-1, CP-2 and CP-3
                                 Certificates" in this prospectus supplement.

                                 The class Y and R certificates will not provide
                                 any credit support for, or receive any credit
                                 support from, any other class of series 2005-C3
                                 certificates.

                                 The table on page S-5 of this prospectus
                                 supplement shows the approximate total credit
                                 support provided to each class of the series
                                 2005-C3 certificates, other than the class XC,
                                 XP, P, CP-1, CP-2, CP-3, Y and R certificates,
                                 through the subordination of

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                                       S-9

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                                 other classes of the series 2005-C3 principal
                                 balance certificates (exclusive of the class
                                 CP-1, CP-2 and CP-3 certificates). In the case
                                 of each of those classes of series 2005-C3
                                 certificates, the credit support shown in the
                                 table on page S-5 of this prospectus supplement
                                 represents the total initial principal balance,
                                 expressed as a percentage of the initial
                                 mortgage pool balance, of all classes of the
                                 series 2005-C3 principal balance certificates
                                 (exclusive of the class CP-1, CP-2 and CP-3
                                 certificates) that are subordinate to the
                                 indicated class.

                                 The above-described relative priority of the
                                 class A-MFL certificates is based solely on the
                                 priority of payments of interest and principal
                                 with respect to the class A-MFL REMIC II
                                 regular interest out of collections and
                                 advances on the underlying mortgage loans. NO
                                 CLASS OF SERIES 2005-C3 CERTIFICATES PROVIDES
                                 ANY CREDIT SUPPORT TO THE CLASS A-MFL
                                 CERTIFICATES FOR A FAILURE BY THE SWAP
                                 COUNTERPARTY.

PASS-THROUGH RATES............   Each class of the series 2005-C3 certificates,
                                 other than the class Y and R certificates, will
                                 bear interest. The table on page S-5 of this
                                 prospectus supplement provides the indicated
                                 information regarding the pass-through rate at
                                 which each of those classes of the series
                                 2005-C3 certificates will accrue interest.

                                 Each interest-bearing class of series 2005-C3
                                 certificates identified in the table on page
                                 S-5 of this prospectus supplement as having a
                                 "Fixed" pass-through rate, has a fixed
                                 pass-through rate that will remain constant at
                                 the initial pass-through rate for that class.

                                 Each interest-bearing class of series 2005-C3
                                 certificates identified in the table on page
                                 S-5 of this prospectus supplement as having a
                                 "WAC" pass-through rate, has a variable
                                 pass-through rate equal to a weighted average
                                 coupon derived from certain net interest rates
                                 on the underlying mortgage loans (without
                                 regard to the non-pooled portion of the
                                 Carolina Place underlying mortgage loan).

                                 Each interest-bearing class of series 2005-C3
                                 certificates identified in the table on page
                                 S-5 of this prospectus supplement as having a
                                 "WAC Cap" pass-through rate, has a variable
                                 pass-through rate equal to the lesser of:

                                 o    the rate per annum shown in the table on
                                      page S-5 as the initial pass-through rate
                                      for that class; and

                                 o    a weighted average coupon derived from
                                      certain net interest rates on the
                                      underlying mortgage loans (without regard
                                      to the non-pooled portion of the Carolina
                                      Place underlying mortgage loan).

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                                      S-10

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                                 For so long as the related swap agreement is in
                                 effect and there is no continuing payment
                                 default thereunder on the part of the swap
                                 counterparty, the pass-through rate applicable
                                 to payments of interest to holders of the class
                                 A-MFL certificates for any interest accrual
                                 period will equal the value of LIBOR from time
                                 to time (which will be determined as described
                                 under "Description of the Offered
                                 Certificates--Payments--Calculation of
                                 Pass-Through Rates" in this prospectus
                                 supplement) plus ______%; except that, if and
                                 to the extent that the amount of interest
                                 payable with respect to the class A-MFL REMIC
                                 II regular interest out of collections and
                                 advances on the underlying mortgage loans --
                                 and, accordingly, the amount of interest
                                 payable to the swap counterparty -- for any
                                 payment date is less than 1/12 of the product
                                 of (a) ______%, multiplied by (b) the total
                                 principal balance of the class A-MFL
                                 certificates immediately prior to that payment
                                 date, then there will be a dollar-for-dollar
                                 reduction in the amounts payable under the
                                 related swap agreement for -- and, accordingly,
                                 in the actual payments of interest to the
                                 holders of the class A-MFL certificates on --
                                 that payment date. The pass-through rate for
                                 the class A-MFL REMIC II regular interest will
                                 be variable and, from time to time, will equal
                                 the lesser of (x) ______% per annum and (y) a
                                 weighted average coupon derived from the net
                                 interest rates on the underlying mortgage loans
                                 (without regard to the non-pooled portion of
                                 the Carolina Place underlying mortgage loan).
                                 However, if there is a continuing payment
                                 default on the part of the swap counterparty
                                 under the related swap agreement, or if the
                                 related swap agreement is terminated and not
                                 replaced, then the pass-through rate applicable
                                 to the class A-MFL certificates will convert to
                                 the pass-through rate applicable to the class
                                 A-MFL REMIC II regular interest. The initial
                                 value of LIBOR will be determined on June __,
                                 2005, and subsequent values of LIBOR will be
                                 determined two LIBOR business days before the
                                 start of the related interest accrual period.
                                 See "Description of the Swap Agreement--The
                                 Swap Agreement" and "Description of the Offered
                                 Certificates--Payments" in this prospectus
                                 supplement.

                                 As described under "--Key Certificate Features
                                 Shown in the Table Above--Total Principal
                                 Balance or Notional Amount at Initial Issuance"
                                 above, the total notional amount of the class
                                 XP certificates from time to time consists of
                                 multiple components. The pass-through rate for
                                 the class XP certificates, for each interest
                                 accrual period from and including the initial
                                 interest accrual period through and including
                                 the May 2012 interest accrual period, will
                                 equal the weighted average of the respective
                                 strip rates, which we refer to as class XP
                                 strip rates, at which interest accrues during
                                 the subject interest accrual period on the
                                 respective components of the total notional
                                 amount of the class XP certificates outstanding
                                 immediately prior to the related payment date,
                                 with the relevant weighting to be done based
                                 upon the relative sizes of those components.

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                                      S-11

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                                 For purposes of accruing interest during any
                                 interest accrual period from and including the
                                 initial interest accrual period through and
                                 including the May 2012 interest accrual period,
                                 on any particular component of the total
                                 notional amount of the class XP certificates
                                 outstanding immediately prior to the related
                                 payment date, the applicable class XP strip
                                 rate will equal the excess, if any, of:

                                 (1)  the lesser of--

                                      (a)  the reference rate specified on Annex
                                           E to this prospectus supplement for
                                           the related payment date, and

                                      (b)  the weighted average of certain net
                                           interest rates on the underlying
                                           mortgage loans for that interest
                                           accrual period (without regard to the
                                           non-pooled portion of the Carolina
                                           Place underlying mortgage loan), over

                                 (2)  the pass-through rate in effect during
                                      that interest accrual period for the class
                                      of series 2005-C3 principal balance
                                      certificates whose total principal
                                      balance, or a designated portion thereof,
                                      comprises the subject component (or, in
                                      the case of the class A-MFL certificates,
                                      the pass-through rate in effect during
                                      that interest accrual period for the class
                                      A-MFL REMIC II regular interest).

                                 Following the May 2012 interest accrual period,
                                 the class XP certificates will cease to accrue
                                 interest. In connection therewith, the class XP
                                 certificates will have a 0% pass-through rate
                                 for the June 2012 interest accrual period and
                                 for each interest accrual period thereafter.

                                 The May 2012 interest accrual period for the
                                 class XC and XP certificates corresponds to the
                                 payment date in June 2012.

                                 As described under "--Key Certificate Features
                                 Shown in the Table Above--Total Principal
                                 Balance or Notional Amount at Initial Issuance"
                                 above, the total notional amount of the class
                                 XC certificates from time to time consists of
                                 multiple components. The pass-through rate for
                                 the class XC certificates will, with respect to
                                 any interest accrual period, equal a weighted
                                 average of the respective strip rates, which we
                                 refer to as class XC strip rates, at which
                                 interest accrues during that interest accrual
                                 period on the respective components of the
                                 total notional amount of the class XC
                                 certificates outstanding immediately prior to
                                 the related payment date, with the relevant
                                 weighting to be done based upon the relative
                                 sizes of those components.

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                                      S-12

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                                 For purposes of accruing interest during any
                                 interest accrual period from and including the
                                 initial interest accrual period through and
                                 including the May 2012 interest accrual period,
                                 on any particular component of the total
                                 notional amount of the class XC certificates
                                 outstanding immediately prior to the related
                                 payment date, the applicable class XC strip
                                 rate will be calculated as follows:

                                 (1)  if the subject component consists of the
                                      entire total principal balance of any
                                      class of series 2005-C3 principal balance
                                      certificates, and if that total principal
                                      balance also constitutes, in its entirety,
                                      a component of the total notional amount
                                      of the class XP certificates outstanding
                                      immediately prior to the related payment
                                      date, then the applicable class XC strip
                                      rate will equal the excess, if any, of (a)
                                      the weighted average of certain net
                                      interest rates on the underlying mortgage
                                      loans (without regard to the non-pooled
                                      portion of the Carolina Place underlying
                                      mortgage loan), over (b) the greater of
                                      (i) the reference rate specified on Annex
                                      E to this prospectus supplement for the
                                      related payment date and (ii) the
                                      pass-through rate in effect during that
                                      interest accrual period for that class of
                                      series 2005-C3 principal balance
                                      certificates (or, in the case of the class
                                      A-MFL certificates, the pass-through rate
                                      in effect during that interest accrual
                                      period for the class A-MFL REMIC II
                                      regular interest);

                                 (2)  if the subject component consists of a
                                      designated portion (but not all) of the
                                      total principal balance of any class of
                                      series 2005-C3 principal balance
                                      certificates, and if that designated
                                      portion of that total principal balance
                                      also constitutes a component of the total
                                      notional amount of the class XP
                                      certificates outstanding immediately prior
                                      to the related payment date, then the
                                      applicable class XC strip rate will equal
                                      the excess, if any, of (a) the weighted
                                      average of certain net interest rates on
                                      the underlying mortgage loans (without
                                      regard to the non-pooled portion of the
                                      Carolina Place underlying mortgage loan),
                                      over (b) the greater of (i) the reference
                                      rate specified on Annex E to this
                                      prospectus supplement for the related
                                      payment date and (ii) the pass-through
                                      rate in effect during that interest
                                      accrual period for that class of series
                                      2005-C3 principal balance certificates
                                      (or, in the case of the class A-MFL
                                      certificates, if applicable, the
                                      pass-through rate in effect during that
                                      interest accrual period for the class
                                      A-MFL REMIC II regular interest);

                                 (3)  if the subject component consists of the
                                      entire total principal balance of any
                                      class of series 2005-C3 principal balance
                                      certificates, and if that total principal
                                      balance does not, in whole or in part,
                                      also constitute a

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                                      S-13

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                                      component of the total notional amount of
                                      the class XP certificates outstanding
                                      immediately prior to the related payment
                                      date, then the applicable class XC strip
                                      rate will equal the excess, if any, of (a)
                                      the weighted average of certain net
                                      interest rates on the underlying mortgage
                                      loans (without regard to the non-pooled
                                      portion of the Carolina Place underlying
                                      mortgage loan), over (b) the pass-through
                                      rate in effect during that interest
                                      accrual period for that class of series
                                      2005-C3 principal balance certificates
                                      (or, in the case of the class A-MFL
                                      certificates, if applicable, the
                                      pass-through rate in effect during that
                                      interest accrual period for the class
                                      A-MFL REMIC II regular interest); and

                                 (4)  if the subject component consists of a
                                      designated portion (but not all) of the
                                      total principal balance of any class of
                                      series 2005-C3 principal balance
                                      certificates, and if that designated
                                      portion of that total principal balance
                                      does not also constitute a component of
                                      the total notional amount of the class XP
                                      certificates outstanding immediately prior
                                      to the related payment date, then the
                                      applicable class XC strip rate will equal
                                      the excess, if any, of (a) the weighted
                                      average of certain net interest rates on
                                      the underlying mortgage loans (without
                                      regard to the non-pooled portion of the
                                      Carolina Place underlying mortgage loan),
                                      over (b) the pass-through rate in effect
                                      during that interest accrual period for
                                      that class of series 2005-C3 principal
                                      balance certificates (or, in the case of
                                      the class A-MFL certificates, if
                                      applicable, the pass-through rate in
                                      effect during that interest accrual period
                                      for the class A-MFL REMIC II regular
                                      interest).

                                 Notwithstanding the foregoing, for purposes of
                                 accruing interest on the class XC certificates
                                 during each interest accrual period subsequent
                                 to the May 2012 interest accrual period,
                                 consistent with the discussion under "--Key
                                 Certificate Features Shown in the Table
                                 Above--Total Principal Balance or Notional
                                 Amount at Initial Issuance" above, the total
                                 principal balance of each class of series
                                 2005-C3 principal balance certificates
                                 (exclusive of the class CP-1, CP-2 and CP-3
                                 certificates) will constitute a single separate
                                 component of the total notional amount of the
                                 class XC certificates, and the applicable class
                                 XC strip rate with respect to each of those
                                 components for each of those interest accrual
                                 periods will equal the excess, if any, of (a)
                                 the weighted average of certain net interest
                                 rates on the underlying mortgage loans (without
                                 regard to the non-pooled portion of the
                                 Carolina Place underlying mortgage loan), over
                                 (b) the pass-through rate in effect during the
                                 subject interest accrual period for the class
                                 of series 2005-C3 principal balance
                                 certificates whose total principal balance
                                 makes up that component (or, in the case of the
                                 class A-MFL certificates, if applicable, the
                                 pass-through rate in

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                                      S-14

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                                 effect during the subject interest accrual
                                 period for the class A-MFL REMIC II regular
                                 interest).

                                 The respective initial pass-through rates
                                 listed in the table on page S-5 for the class
                                 XC, XP and _______ certificates are each
                                 approximate.

                                 The references to "certain net interest rates
                                 on the underlying mortgage loans" above in this
                                 "--Pass-Through Rates" subsection mean, as to
                                 any particular mortgage loan in the trust, an
                                 interest rate that is generally equal to (a)
                                 the related mortgage rate in effect as of the
                                 date of initial issuance of the offered
                                 certificates (without regard to any subsequent
                                 modification, waiver or amendment), minus (b)
                                 the sum of:

                                 o    the annual rate at which the related
                                      master servicing fee, including any
                                      primary servicing fee, is calculated; and

                                 o    the annual rate at which the trustee fee
                                      is calculated;

                                 provided that, if the subject underlying
                                 mortgage loan accrues interest on the basis of
                                 the actual number of days elapsed during any
                                 one-month interest accrual period in a year
                                 assumed to consist of 360 days, then, in some
                                 months, the "related mortgage rate" referred to
                                 above in clause (a) of this sentence will be
                                 converted to an annual rate that would
                                 generally produce an equivalent amount of
                                 interest accrued during the same one-month
                                 interest accrual period on the basis of an
                                 assumed 360-day year consisting of twelve
                                 30-day months, prior to subtracting the rates
                                 described in clause (b) of this sentence.

                                 The pass-through rates for the class CP-1, CP-2
                                 and CP-3 certificates will generally equal the
                                 "net interest rate" contemplated by the
                                 preceding paragraph with respect to the
                                 Carolina Place underlying mortgage loan.

                                 See "Description of the Offered
                                 Certificates--Payments--Calculation of
                                 Pass-Through Rates" in this prospectus
                                 supplement.

WEIGHTED AVERAGE LIFE AND        The weighted average life of any class of
   PRINCIPAL WINDOW...........   offered certificates refers to the average
                                 amount of time, expressed in years, that will
                                 elapse from the date of their issuance until
                                 each dollar to be applied in reduction of the
                                 total principal balance of those certificates
                                 is paid to investors. The principal window for
                                 any class of offered certificates is the period
                                 during which the holders of that class of
                                 offered certificates will receive payments of
                                 principal.

                                 The weighted average life and principal window
                                 shown in the table on page S-5 of this
                                 prospectus supplement for each class of

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                                      S-15

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                                 offered certificates were calculated based on
                                 the following assumptions with respect to each
                                 underlying mortgage loan:

                                 o    the related borrower timely makes all
                                      payments on the mortgage loan;

                                 o    if the mortgage loan has an anticipated
                                      repayment date, as described under "--The
                                      Underlying Mortgage Loans and the
                                      Mortgaged Real Properties" below, the
                                      mortgage loan will be paid in full on that
                                      date; and

                                 o    the mortgage loan will not otherwise be
                                      prepaid prior to stated maturity.

                                 The weighted average life and principal window
                                 shown in the table on page S-5 of this
                                 prospectus supplement for each class of offered
                                 certificates were further calculated based on
                                 the other maturity assumptions referred to
                                 under "--Yield and Maturity Considerations" in,
                                 and set forth in the glossary to, this
                                 prospectus supplement.

RATINGS.......................   The ratings shown in the table on page S-5 of
                                 this prospectus supplement for the offered
                                 certificates are those of Standard & Poor's
                                 Ratings Services, a division of The McGraw-Hill
                                 Companies, Inc., and Moody's Investors Service,
                                 Inc., respectively. It is a condition to their
                                 issuance that the respective classes of the
                                 offered certificates receive credit ratings no
                                 lower than those shown in the table on page S-5
                                 of this prospectus supplement.

                                 As discussed in this prospectus supplement and
                                 in the accompanying prospectus, the ratings
                                 assigned to each class of offered certificates
                                 will represent the likelihood of:

                                 o    timely receipt by the related
                                      certificateholders of all interest
                                      (subject to the proviso below) to which
                                      they are entitled on each payment date;
                                      and

                                 o    the ultimate receipt by the related
                                      certificateholders of all principal to
                                      which they are entitled by the applicable
                                      rated final payment date (see "--Relevant
                                      Dates and Periods--Rated Final Payment
                                      Date" below);

                                 provided that the ratings on the class A-MFL
                                 certificates will address the payment of
                                 interest on that class only up to the
                                 pass-through rate for the class A-MFL REMIC II
                                 regular interest.

                                 A security rating is not a recommendation to
                                 buy, sell or hold securities and the assigning
                                 rating agency may revise or withdraw its rating
                                 at any time.

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                                      S-16

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                                 The rating on the class A-MFL certificates does
                                 not represent any assessment as to whether the
                                 floating interest rate on those certificates
                                 will convert to the pass-through rate for the
                                 class A-MFL REMIC II regular interest or vice
                                 versa or any DTC delays related thereto. The
                                 ratings on the class A-MFL certificates do not
                                 constitute a rating with respect to the
                                 likelihood of the receipt of payments to be
                                 made by the swap counterparty or any interest
                                 rate reductions or increases contemplated
                                 herein.

                                 For a description of the limitations of the
                                 ratings of the offered certificates, see
                                 "Ratings" in this prospectus supplement.

                                RELEVANT PARTIES

WE AND US.....................   Our name is Citigroup Commercial Mortgage
                                 Securities Inc. We are a Delaware corporation.
                                 Our address is 388 Greenwich Street, New York,
                                 New York 10013 and our telephone number is
                                 (212) 816-6000. We are a wholly-owned
                                 subsidiary of Citigroup Financial Products Inc.
                                 and an affiliate of Citigroup Global Markets
                                 Inc., one of the underwriters, and Citigroup
                                 Global Markets Realty Corp., one of the
                                 mortgage loan sellers. We will transfer to the
                                 trust the original mortgage loans that will
                                 back the series 2005-C3 certificates. See
                                 "Citigroup Commercial Mortgage Securities Inc."
                                 in the accompanying prospectus.

TRUSTEE.......................   LaSalle Bank National Association, a national
                                 banking association, will act as the trustee on
                                 behalf of all the series 2005-C3
                                 certificateholders. It maintains an office at
                                 135 S. LaSalle Street, Suite 1625, Chicago,
                                 Illinois 60603. The trustee will be responsible
                                 for, among other things, distributing payments
                                 to series 2005-C3 certificateholders and making
                                 various statements and reports available to
                                 series 2005-C3 certificateholders. See
                                 "Description of the Offered Certificates--The
                                 Trustee" in this prospectus supplement. The
                                 trustee will also have, or be responsible for
                                 appointing an agent to perform, additional
                                 duties with respect to tax administration.

FISCAL AGENT..................   ABN AMRO Bank N.V., a Netherlands banking
                                 corporation, will act as the fiscal agent on
                                 behalf of all the series 2005-C3
                                 certificateholders. It maintains an office at
                                 135 S. LaSalle Street, Suite 1625, Chicago,
                                 Illinois 60603. See "Description of the Offered
                                 Certificates--The Fiscal Agent" in this
                                 prospectus supplement.

MASTER SERVICER...............   Wachovia Bank, National Association, a national
                                 banking association, will act as the master
                                 servicer with respect to the underlying
                                 mortgage loans. Wachovia Bank, National
                                 Association is an affiliate of Wachovia Capital
                                 Markets, LLC, one of the underwriters. See
                                 "Servicing of the Underlying Mortgage
                                 Loans--The Master Servicer and the Special
                                 Servicer" in this prospectus supplement.

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                                      S-17

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SPECIAL SERVICER..............   Allied Capital Corporation, a Maryland
                                 Corporation, will act as the special servicer
                                 with respect to the underlying mortgage loans.
                                 See "Servicing of the Underlying Mortgage
                                 Loans--The Master Servicer and the Special
                                 Servicer" in this prospectus supplement. Allied
                                 Capital has signed an agreement with CWCapital
                                 Investments LLC to transfer its special
                                 servicing rights and obligations for
                                 transactions for which it is acting as special
                                 servicer to CWCapital, an affiliate of
                                 CWCapital or such other entity as CWCapital may
                                 designate. When such transfer is completed,
                                 including the obtaining of any required
                                 approvals (including any required rating agency
                                 approvals), CWCapital, such affiliate or such
                                 other entity will become the special servicer.

CAROLINA PLACE NON-TRUST
   MORTGAGE LOAN NOTEHOLDER...   The Carolina Place underlying mortgage loan is
                                 part of a loan pair comprised of two (2)
                                 mortgage loans, only one of which will be
                                 included in the trust fund. The remaining
                                 mortgage loan will not be included in the trust
                                 fund, but both of the mortgage loans in the
                                 loan pair are secured by the same mortgage
                                 instrument encumbering the same mortgaged real
                                 property. The Carolina Place underlying
                                 mortgage loan, which--taking into account the
                                 pooled and non-pooled portions thereof--has a
                                 cut-off date principal balance of $130,000,000,
                                 is generally senior in right of payment to the
                                 Carolina Place non-trust mortgage loan, which
                                 has an aggregate unpaid cut-off date principal
                                 balance of $37,919,878. The pooled portion of
                                 the Carolina Place underlying mortgage loan has
                                 a cut-off date principal balance of
                                 $114,200,000, which represents 8.0% of the
                                 initial mortgage pool balance and 10.0% of the
                                 initial loan group no. 1 balance. The Carolina
                                 Place non-trust mortgage loan is evidenced by
                                 two promissory notes held by one of our
                                 affiliates. Both of those promissory notes are
                                 expected to be transferred on or after the
                                 securitization closing date to third-party
                                 institutional investors. If the two promissory
                                 notes evidencing the Carolina Place non-trust
                                 mortgage loan are held by different parties,
                                 they will have the same aggregate
                                 characteristics and entitle their holders to
                                 the same aggregate rights as are described in
                                 this prospectus supplement with respect to the
                                 Carolina Place non-trust mortgage loan.
                                 Consequently, the Carolina Place non-trust
                                 mortgage loan is treated as a single mortgage
                                 loan in this prospectus supplement. See
                                 "Description of the Mortgage Pool--Carolina
                                 Place Loan Pair" in this prospectus supplement.

                                 Both of the mortgage loans comprising the
                                 Carolina Place loan pair will be serviced under
                                 the series 2005-C3 pooling and servicing
                                 agreement by the master servicer and the
                                 special servicer thereunder, and the non-trust
                                 mortgage loan will be serviced in generally the
                                 same manner as the underlying mortgage loan in
                                 the trust.

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                                      S-18

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                                 The holder of the Carolina Place non-trust
                                 mortgage loan will be entitled to advise and
                                 direct the applicable servicer with respect to
                                 various servicing matters, including certain
                                 modifications, involving the Carolina Place
                                 loan pair and to replace the special servicer
                                 with respect to the Carolina Place loan pair,
                                 except that upon the occurrence of certain
                                 trigger events related to collateral value,
                                 those rights may become exercisable by holders
                                 of the class CP-1, CP-2 and CP-3 certificates
                                 or their representative or by the holders of
                                 the controlling class of series 2005-C3
                                 certificates or their representative. In
                                 addition, the holder of the Carolina Place
                                 non-trust mortgage loan will be entitled to:

                                 o    purchase the Carolina Place underlying
                                      mortgage loan under various default
                                      scenarios; and

                                 o    cure defaults with respect to the Carolina
                                      Place underlying mortgage loan.

                                 See "Description of the Mortgage Pool--The
                                 Carolina Place Loan Pair" in this prospectus
                                 supplement for a more detailed description of
                                 the related co-lender arrangement and the
                                 priority of payments among the mortgage loans
                                 comprising such loan pair. Also, see "Servicing
                                 of the Underlying Mortgage Loans--The Series
                                 2005-C3 Controlling Class Representative, the
                                 Class CP Representative and the Carolina Place
                                 Non-Trust Loan Noteholder" in this prospectus
                                 supplement for a more detailed description of
                                 certain of the foregoing rights of the Carolina
                                 Place non-trust mortgage loan noteholder.

CLASS CP-1, CP-2 AND CP-3
   CERTIFICATEHOLDERS AND
   CLASS CP REPRESENTATIVE....   The class CP-1, CP-2 and CP-3 certificates
                                 will, in the case of each of those classes,
                                 evidence an interest solely in the underlying
                                 mortgage loan secured by the mortgaged real
                                 property identified on Annex A-1 to this
                                 prospectus supplement as Carolina Place. If the
                                 holder of the Carolina Place non-trust mortgage
                                 loan is no longer entitled to do so, the
                                 holders-- or, if applicable, the beneficial
                                 owners-- of class CP-1, CP-2 and CP-3
                                 certificates entitled to a majority of the
                                 series 2005-C3 voting rights allocated to the
                                 CP-1, CP-2 and CP-3 classes, collectively, will
                                 be entitled, among other things, to appoint a
                                 representative that may advise and direct the
                                 applicable servicer with respect to various
                                 servicing matters, including certain
                                 modifications, involving the Carolina Place
                                 loan pair and to replace the special servicer
                                 with respect to the Carolina Place loan pair,
                                 except that upon the occurrence of certain
                                 trigger events related to collateral value,
                                 those rights may become exercisable by holders
                                 of the controlling class of series 2005-C3
                                 certificates or their representative.

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                                      S-19

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                                 Under certain default scenarios, the holders --
                                 or, if applicable, the beneficial owners -- of
                                 class CP-1, CP-2 and CP-3 certificates entitled
                                 to a majority of the series 2005-C3 voting
                                 rights allocated to the CP-1, CP-2 and CP-3
                                 classes, collectively, will have a par purchase
                                 option with respect to the Carolina Place
                                 underlying mortgage loan.

                                 See "Servicing of the Underlying Mortgage
                                 Loans--The Series 2005-C3 Controlling Class
                                 Representative, the Class CP Representative and
                                 the Carolina Place Non-Trust Loan Noteholder",
                                 "--Replacement of the Special Servicer" and
                                 "--Fair Value Purchase Option" in this
                                 prospectus supplement.

CONTROLLING CLASS OF SERIES
   2005-C3 CERTIFICATEHOLDERS
   AND THE SERIES 2005-C3
   CONTROLLING CLASS
   REPRESENTATIVE.............   At any time of determination, the controlling
                                 class of series 2005-C3 certificateholders will
                                 be the holders of the most subordinate class of
                                 series 2005-C3 certificates, exclusive of the
                                 XC, XP, CP-1, CP-2, CP-3, Y and R classes, that
                                 has a total principal balance that is greater
                                 than 25% of the total initial principal balance
                                 of that class. However, if no class of series
                                 2005-C3 certificates, exclusive of the XC, XP,
                                 CP-1, CP-2, CP-3, Y and R classes, has a total
                                 principal balance that satisfies the condition
                                 set forth in the preceding sentence at the time
                                 of determination, then the controlling class of
                                 series 2005-C3 certificateholders will be the
                                 holders of the most subordinate class of series
                                 2005-C3 certificates then outstanding,
                                 exclusive of the XC, XP, CP-1, CP-2, CP-3, Y
                                 and R classes, that has a total principal
                                 balance greater than zero. For purposes of
                                 determining, and exercising the rights of, the
                                 controlling class of series 2005-C3
                                 certificateholders, the class A-1, A-2, A-3,
                                 A-SB, A-4 and A-1A certificateholders will be
                                 considered a single class, and the class A-MFL
                                 and A-MFX certificateholders will be considered
                                 a single class.

                                 The holders -- or, if applicable, the
                                 beneficial owners -- of certificates
                                 representing a majority interest in the
                                 controlling class of series 2005-C3
                                 certificates will be entitled, among other
                                 things, to:

                                 o    replace the special servicer, subject to
                                      the conditions described under "Servicing
                                      of the Underlying Mortgage
                                      Loans--Replacement of the Special
                                      Servicer" in this prospectus supplement,
                                      except to the extent that the related
                                      non-trust mortgage loan noteholder or its
                                      representative or the class CP
                                      representative may otherwise do so with
                                      respect to the Carolina Place loan pair;
                                      and

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                                      S-20

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                                 o    select a representative that, subject to
                                      the conditions described under "Servicing
                                      of the Underlying Mortgage Loans--The
                                      Series 2005-C3 Controlling Class
                                      Representative, the Class CP
                                      Representative and the Carolina Place
                                      Non-Trust Loan Noteholder" in this
                                      prospectus supplement, may direct the
                                      special servicer with respect to various
                                      servicing matters, except to the extent
                                      that the related non-trust mortgage loan
                                      noteholder or its representative or the
                                      class CP representative may otherwise do
                                      so with respect to the Carolina Place loan
                                      pair.

                                 The holder -- or, if applicable, the beneficial
                                 owner -- of series 2005-C3 certificates
                                 evidencing the largest percentage interest of
                                 voting rights allocated to the series 2005-C3
                                 controlling class will have a fair value
                                 purchase option with respect to defaulted
                                 underlying mortgage loans that satisfy the
                                 criteria described in this prospectus
                                 supplement. See "Servicing of the Underlying
                                 Mortgage Loans--Fair Value Purchase Option" in
                                 this prospectus supplement.

MORTGAGE LOAN SELLERS.........   We will acquire the mortgage loans that support
                                 the offered certificates, from:

                                 o    Citigroup Global Markets Realty Corp.,
                                      which is a New York corporation and an
                                      affiliate of both us and Citigroup Global
                                      Markets Inc., one of the underwriters; and

                                 o    IXIS Real Estate Capital Inc., which is a
                                      New York corporation and an affiliate of
                                      IXIS Securities North America Inc., one of
                                      the underwriters.

                                 See "Description of the Mortgage Pool--The
                                 Mortgage Loan Sellers" in this prospectus
                                 supplement.

SWAP COUNTERPARTY.............   Citibank N.A., one of our affiliates and an
                                 affiliate of Citigroup Global Markets Realty
                                 Corp., one of the mortgage loan sellers, and
                                 Citigroup Global Markets Inc., one of the
                                 underwriters, will be the counterparty under
                                 the swap agreement relating to the class A-MFL
                                 certificates. As of the date of this prospectus
                                 supplement, the swap counterparty has been
                                 assigned a long-term senior unsecured debt
                                 rating of "AA" and a short-term unsecured debt
                                 rating of "A-1+" by Standard & Poor's Ratings
                                 Services, a division of The McGraw-Hill
                                 Companies, Inc., and a long-term senior
                                 unsecured debt rating of "Aa1" and a short-term
                                 unsecured debt rating of "P-1" by Moody's
                                 Investors Service, Inc. See "Description of the
                                 Swap Agreement" in this prospectus supplement.

UNDERWRITERS..................   Citigroup Global Markets Inc., IXIS Securities
                                 North America Inc., Deutsche Bank Securities
                                 Inc. and Wachovia Capital

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                                      S-21

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                                 Markets, LLC are the underwriters with respect
                                 to this offering. With respect to this
                                 offering, Citigroup Global Markets Inc. is
                                 acting as lead and sole bookrunning manager.
                                 IXIS Securities North America Inc., Deutsche
                                 Bank Securities Inc. and Wachovia Capital
                                 Markets, LLC are co-managers. See "Method of
                                 Distribution" in this prospectus supplement.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE..................   References in this prospectus supplement to the
                                 "cut-off date" mean, individually and
                                 collectively, as the context may require: with
                                 respect to all but one (1) of the underlying
                                 mortgage loans, the related due date of each
                                 such underlying mortgage loan in June 2005, and
                                 in the case of one (1) underlying mortgage loan
                                 originated in May 2005 and having its first due
                                 date in July 2005, June 11, 2005.

                                 All payments and collections received on each
                                 underlying mortgage loan after the cut-off
                                 date, excluding any payments or collections
                                 that represent amounts due on or before that
                                 date, will belong to the trust.

ISSUE DATE....................   The date of initial issuance of the offered
                                 certificates will be on or about June 29, 2005.

PAYMENT DATE..................   Payments on the offered certificates are
                                 scheduled to occur monthly, commencing in July
                                 2005. During any given month, the payment date
                                 will be the fourth business day following the
                                 related determination date.

DETERMINATION DATE............   The 11th day of each month or, if such 11th day
                                 is not a business day, the next succeeding
                                 business day, commencing in July 2005.

RECORD DATE...................   The record date for each monthly payment on an
                                 offered certificate will be the last business
                                 day of the prior calendar month. The registered
                                 holders of the offered certificates at the
                                 close of business on each record date, will be
                                 entitled to receive, on the following payment
                                 date, any payments on those certificates,
                                 except that the last payment on any offered
                                 certificate will be made only upon presentation
                                 and surrender of the certificate.

COLLECTION PERIOD.............   Amounts available for payment on the series
                                 2005-C3 certificates on any payment date will
                                 depend on the payments and other collections
                                 received, and any advances of payments due, on
                                 or with respect to the underlying mortgage
                                 loans during the related collection period.
                                 Each collection period:

                                 o    will relate to a particular payment date;

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                                      S-22

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                                 o    will be approximately one month long;

                                 o    will begin when the prior collection
                                      period ends or, in the case of the first
                                      collection period, will begin on the day
                                      following the cut-off date; and

                                 o    will end at the close of business on the
                                      determination date immediately preceding
                                      the related payment date.

INTEREST ACCRUAL PERIOD.......   The amount of interest payable with respect to
                                 the interest-bearing classes of series 2005-C3
                                 certificates and the class A-MFL REMIC II
                                 regular interest on any payment date will be a
                                 function of the interest accrued during the
                                 related interest accrual period. The interest
                                 accrual period for the interest-bearing classes
                                 of the series 2005-C3 certificates (exclusive
                                 of the class A-MFL certificates) and the class
                                 A-MFL REMIC II regular interest for any payment
                                 date will be the calendar month immediately
                                 preceding the month in which that payment date
                                 occurs. The interest accrual period for the
                                 class A-MFL certificates for any payment date
                                 will be the period from and including the
                                 payment date in the month preceding the month
                                 in which the related payment date occurs (or,
                                 in the case of the first payment date, from and
                                 including the date of initial issuance of the
                                 class A-MFL certificates) to, but excluding,
                                 the related payment date; except that, if there
                                 is a continuing payment default on the part of
                                 the swap counterparty under the related swap
                                 agreement, or if the related swap agreement is
                                 terminated and not replaced, then the interest
                                 accrual period with respect to the class A-MFL
                                 certificates for any payment date will also be
                                 the calendar month preceding the month in which
                                 that payment date occurs. Interest will be
                                 calculated with respect to each
                                 interest-bearing class of series 2005-C3
                                 certificates (other than the class A-MFL
                                 certificates) and with respect to the class
                                 A-MFL REMIC II regular interest assuming that
                                 each year consists of twelve 30-day months, and
                                 interest will be calculated with respect to the
                                 class A-MFL certificates based upon the actual
                                 number of days in the related interest accrual
                                 period and a year consisting of 360 days;
                                 except that, if there is a continuing payment
                                 default on the part of the swap counterparty
                                 under the related swap agreement, or if the
                                 related swap agreement is terminated and not
                                 replaced, then the class A-MFL certificates
                                 will also accrue interest on the basis of a
                                 360-day year consisting of twelve 30-day
                                 months.

LIBOR DETERMINATION DATE......   The applicable value of LIBOR, for purposes of
                                 calculating the pass-through rate for the class
                                 A-MFL certificates as well as the payment
                                 obligations under the related swap agreement,
                                 will initially be determined on June __, 2005
                                 and will thereafter be determined monthly on
                                 the second LIBOR business day preceding the
                                 applicable interest accrual period.

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                                      S-23

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RATED FINAL PAYMENT DATE......   The rated final payment date for each class of
                                 the offered certificates is the payment date in
                                 May 2043.

                                 See "Ratings" in this prospectus supplement.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

OFFERED CERTIFICATES..........   We are offering to you the following classes of
                                 certificates of our Commercial Mortgage
                                 Pass-Through Certificates, Series 2005-C3
                                 pursuant to this prospectus supplement:

                                 o    class A-1;

                                 o    class A-2;

                                 o    class A-3;

                                 o    class A-SB;

                                 o    class A-4;

                                 o    class A-1A;

                                 o    class A-MFL;

                                 o    class A-MFX;

                                 o    class A-J;

                                 o    class B;

                                 o    class C; and

                                 o    class D.

REGISTRATION AND
   DENOMINATIONS..............   We intend to deliver the offered certificates
                                 in book-entry form in original denominations of
                                 $10,000 initial principal balance and in any
                                 whole dollar denomination in excess of $10,000.

                                 You will initially hold your offered
                                 certificates, directly or indirectly, through
                                 The Depository Trust Company, in the United
                                 States, or Clearstream Banking Luxembourg or
                                 Euroclear Bank S.A./N.V., as operator of the
                                 Euroclear System, in Europe. As a result, you
                                 will not receive a fully registered physical
                                 certificate representing your interest in any
                                 offered certificate, except under the limited
                                 circumstances described under "Description of
                                 the Offered Certificates--Registration and
                                 Denominations" in this prospectus supplement
                                 and under "Description of the
                                 Certificates--Book-Entry Registration" in the
                                 accompanying prospectus.

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                                      S-24

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PAYMENTS

A. GENERAL....................   For purposes of allocating payments on certain
                                 classes of the offered certificates, the pool
                                 of mortgage loans backing the series 2005-C3
                                 certificates will be divided into:

                                 o    a loan group no. 1 consisting of 94
                                      mortgage loans that represent 79.8% of the
                                      initial mortgage pool balance and are
                                      secured by the various property types that
                                      constitute collateral for those mortgage
                                      loans; and

                                 o    a loan group no. 2 consisting of 30
                                      mortgage loans that represent 20.2% of the
                                      initial mortgage pool balance and are
                                      secured by multifamily and manufactured
                                      housing properties.

                                 The trustee will make payments of interest and,
                                 except in the case of the class XC and XP
                                 certificates, principal with respect to the
                                 following classes of series 2005-C3
                                 certificates (or, in the case of the reference
                                 to "A-MFL" below, the class A-MFL REMIC II
                                 regular interest), in the following order:

                                    PAYMENT ORDER                CLASS
                                 -------------------   -------------------------
                                 1st................   A-1, A-2, A-3, A-SB, A-4,
                                                            A-1A, XC and XP
                                 2nd................        A-MFL and A-MFX
                                 3rd................              A-J
                                 4th................               B
                                 5th................               C
                                 6th................               D
                                 7th................               E
                                 8th................               F
                                 9th................               G
                                 10th...............               H
                                 11th...............               J
                                 12th...............               K
                                 13th...............               L
                                 14th...............               M
                                 15th...............               N
                                 16th...............               O
                                 17th...............               P

                                 Interest payments with respect to the class
                                 A-1, A-2, A-3, A-SB, A-4, A-1A, XC and XP
                                 certificates are to be made concurrently:

                                 o    in the case of the class A-1, A-2, A-3,
                                      A-SB and A-4 certificates, on a pro rata
                                      basis in accordance with the respective
                                      interest entitlements evidenced by those
                                      classes of series 2005-C3 certificates,
                                      from available funds attributable to loan
                                      group no. 1;

                                 o    in the case of the class A-1A
                                      certificates, from available funds
                                      attributable to loan group no. 2; and

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                                      S-25

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                                 o    in the case of the class XC and XP
                                      certificates, on a pro rata basis in
                                      accordance with the respective interest
                                      entitlements evidenced by those classes of
                                      series 2005-C3 certificates, from
                                      available funds attributable to loan group
                                      no. 1 and loan group no. 2;

                                 provided that, if the foregoing would result in
                                 a shortfall in the interest payment on any of
                                 the class A-1, A-2, A-3, A-SB, A-4, A-1A, XC
                                 and/or XP certificates, then payments of
                                 interest will be made on those classes of
                                 series 2005-C3 certificates, on a pro rata
                                 basis in accordance with the respective
                                 interest entitlements evidenced thereby, from
                                 available funds attributable to the entire
                                 mortgage pool.

                                 The allocation of principal payments among the
                                 class A-1, A-2, A-3, A-SB, A-4 and A-1A
                                 certificates is described under
                                 "--Payments--Payments of Principal" below.

                                 The allocation of interest payments between the
                                 class A-MFL REMIC II regular interest and the
                                 class A-MFX certificates are to be made
                                 concurrently, on a pro rata basis in accordance
                                 with the respective interest entitlements
                                 represented thereby.

                                 The allocation of principal distributions
                                 between the class A-MFL REMIC II regular
                                 interest and the class A-MFX certificates are
                                 to be made concurrently, on a pro rata basis in
                                 accordance with the relative sizes of the
                                 respective then outstanding total principal
                                 balances thereof.

                                 Payments of interest made on or with respect to
                                 the class A-MFL REMIC II regular interest will
                                 be applied to make payments to the swap
                                 counterparty and/or the class A-MFL
                                 certificateholders, as applicable. Payments of
                                 principal made on or with respect to the class
                                 A-MFL REMIC II regular interest will be applied
                                 to make payments to the class A-MFL
                                 certificateholders.

                                 The class CP-1, CP-2 and CP-3 certificates
                                 will, in the case of each of those classes,
                                 represent a subordinated right to receive out
                                 of payments and other collections (or advances
                                 in lieu thereof) on the Carolina Place
                                 underlying mortgage loan, monthly payments of:
                                 interest at the related pass-through rate; and
                                 principal in the amounts generally described
                                 under "--Payments--Payments of Principal"
                                 below. See "Description of the Offered
                                 Certificates--Payments--Allocation of Payments
                                 on the Carolina Place Mortgage Loan; Payments
                                 on the Class CP-1, CP-2 and CP-3 Certificates"
                                 in this prospectus supplement.

                                 The class Y and R certificates do not bear
                                 interest. The class XC, XP, Y and R
                                 certificates do not have principal balances and
                                 do not entitle their respective holders to
                                 payments of principal.

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                                      S-26

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                                 See "Description of the Offered
                                 Certificates--Payments--Priority of Payments",
                                 "--Payments--Payments on the Class A-MFL
                                 Certificates" and "--Payments--Allocation of
                                 Payments on the Carolina Place Mortgage Loan;
                                 Payments on the Class CP-1, CP-2 and CP-3
                                 Certificates" in this prospectus supplement.

                                 No payments or other collections on the
                                 Carolina Place non-trust mortgage loan will be
                                 available for payments on the series 2005-C3
                                 certificates.

B. PAYMENTS OF INTEREST.......   Each class of series 2005-C3
                                 certificates--other than the class Y and R
                                 certificates--and the class A-MFL REMIC II
                                 regular interest, will bear interest. In each
                                 case, that interest will accrue during each
                                 interest accrual period based upon:

                                 o    the pass-through rate applicable for the
                                      particular class of series 2005-C3
                                      certificates or the class A-MFL REMIC II
                                      regular interest, as the case may be, for
                                      that interest accrual period;

                                 o    the total principal balance or notional
                                      amount, as the case may be, of the
                                      particular class of series 2005-C3
                                      certificates or the class A-MFL REMIC II
                                      regular interest, as the case may be,
                                      outstanding immediately prior to the
                                      related payment date; and

                                 o    the assumption that each year consists of
                                      twelve 30-day months (or, in the case of
                                      the class A-MFL certificates, for so long
                                      as the related swap agreement is in effect
                                      and there is no continuing payment default
                                      thereunder on the part of the swap
                                      counterparty, based on the actual number
                                      of days in the applicable interest accrual
                                      period and the assumption that each year
                                      consists of 360 days).

                                 In addition, if the pass-through rate of the
                                 class A-MFL REMIC II regular interest for any
                                 interest accrual period is limited by the
                                 weighted average of the net interest rates of
                                 the underlying mortgage loans, then the amount
                                 by which the interest distributable with
                                 respect to the class A-MFL REMIC II regular
                                 interest is reduced as a result of such
                                 limitation will result in the amount of
                                 interest payable by the trust to the swap
                                 counterparty being reduced by that amount. As a
                                 result, there will be a dollar-for-dollar
                                 reduction in the amount payable by the swap
                                 counterparty to the trust, and a corresponding
                                 dollar-for-dollar reduction in the amount of
                                 interest payable with respect to the class
                                 A-MFL certificates on that payment date.

                                 On each payment date, subject to available
                                 funds from collections and advances on the
                                 underlying mortgage loans, the payment
                                 priorities described under
                                 "--Payments--General" above and, in the case of
                                 the class A-MFL certificates only, the

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                                      S-27

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                                 amount received from the swap counterparty for
                                 that payment date, the holders of each class of
                                 offered certificates will generally be entitled
                                 to receive:

                                 o    all interest accrued with respect to that
                                      class of offered certificates during the
                                      related interest accrual period, as
                                      described above in this
                                      "--Payments--Payments of Interest"
                                      subsection; plus

                                 o    any interest that such class of offered
                                      certificateholders was entitled to receive
                                      (or, in the case of the class A-MFL
                                      certificates, to the extent not otherwise
                                      payable to the swap counterparty to make
                                      up prior shortfalls, that was payable with
                                      respect to the class A-MFL REMIC II
                                      regular interest) on all prior payment
                                      dates, to the extent not previously
                                      received; minus

                                 o    such class' allocable share of any
                                      shortfalls in interest collections due to
                                      prepayments on the underlying mortgage
                                      loans, to the extent that such interest
                                      shortfalls are not offset by certain
                                      payments made by the master servicer;
                                      minus

                                 o    such class' allocable share of any
                                      reduction in interest paid on any
                                      underlying mortgage loan as a result of a
                                      modification that allows the reduction in
                                      accrued but unpaid interest to be added to
                                      the principal balance of the subject
                                      mortgage loan.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Interest",
                                 "--Payments--Priority of Payments",
                                 "--Payments--Payments on the Class A-MFL
                                 Certificates" and "--Payments--Allocation of
                                 Payments on the Carolina Place Mortgage Loan;
                                 Payments on the Class CP-1, CP-2 and CP-3
                                 Certificates" in this prospectus supplement.

C. SWAP AGREEMENT.............   The assets of the trust will include an
                                 interest rate swap agreement between the
                                 trustee on behalf of the trust and Citibank
                                 N.A. as swap counterparty. The initial notional
                                 amount of the swap agreement will be equal to
                                 the total initial principal balance of the
                                 class A-MFL certificates (and, correspondingly,
                                 of the class A-MFL REMIC II regular interest).
                                 The notional amount of the swap agreement for
                                 any payment date will equal the total principal
                                 balance of the class A-MFL certificates (and,
                                 correspondingly, of the class A-MFL REMIC II
                                 regular interest) immediately prior to that
                                 payment date. The maturity date of the swap
                                 agreement will be the earlier of the rated
                                 final payment date for the class A-MFL
                                 certificates and the date on which the notional
                                 amount of the swap agreement is zero (including
                                 as a result of the termination of the trust
                                 fund). Under the swap agreement, the trust will
                                 generally be obligated to pay to the swap
                                 counterparty with respect to each payment date,
                                 out of

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                                      S-28

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                                 interest amounts paid or payable, as the case
                                 may be, with respect to the class A-MFL REMIC
                                 II regular interest, an amount equal to the sum
                                 of (i) any prepayment premiums or yield
                                 maintenance charges allocable to the class
                                 A-MFL REMIC II regular interest and (ii) 1/12th
                                 of the product of (A) the notional amount of
                                 the swap agreement for that payment date and
                                 (B) ____% per annum. The swap counterparty will
                                 generally be obligated to pay to the trust with
                                 respect to each payment date an amount equal to
                                 the product of (i) the notional amount of the
                                 swap agreement for that payment date, (ii)
                                 LIBOR plus ____% per annum and (iii) a
                                 fraction, the numerator of which is the actual
                                 number of days elapsed during the related
                                 accrual period, and the denominator of which is
                                 360.

                                 If the pass-through rate on the class A-MFL
                                 REMIC II regular interest is reduced below
                                 ____% per annum or if there is an interest
                                 shortfall with respect to the class A-MFL REMIC
                                 II regular interest, then the amount payable by
                                 the trust to the swap counterparty with respect
                                 to any payment date will be reduced by an
                                 amount equal to the excess, if any, of (1)
                                 1/12th of the product of (a) ____%, multiplied
                                 by (b) the notional amount of the swap
                                 agreement for that payment date over (2) the
                                 lesser of (x) 1/12th of the product of (i) a
                                 weighted average coupon derived from the net
                                 interest rates of the underlying mortgage
                                 loans, multiplied by (ii) the notional amount
                                 of the swap agreement for that payment date and
                                 (y) the amount of interest distributions with
                                 respect to the class A-MFL REMIC II regular
                                 interest pursuant to the priority of
                                 distributions on that payment date. As a
                                 result, the amount payable by the swap
                                 counterparty to the trust with respect to the
                                 subject payment date will be reduced (to not
                                 less than zero) by the exact same amount as the
                                 reduction determined as described in the
                                 immediately preceding sentence.

                                 If the reduction in the amount payable by the
                                 trust to the swap counterparty with respect to
                                 any payment date, which reduction is determined
                                 as described in the second to last sentence of
                                 the prior paragraph, exceeds the total amount
                                 payable by the swap counterparty to the trust
                                 without regard to that reduction, then the swap
                                 counterparty will in the future be entitled to
                                 be reimbursed by the trust to the extent that
                                 such reduction more than offset the payment
                                 from the swap counterparty; provided that any
                                 such reimbursement payment from the trust will,
                                 with respect to any future payment date,
                                 generally be limited to the excess, if any, of
                                 (a) the amount of interest distributions with
                                 respect to the class A-MFL REMIC II regular
                                 interest with respect to that future payment
                                 date, over (b) 1/12th of the product of (i)
                                 ____% per annum and (ii) the notional amount of
                                 the swap agreement for that payment date.

                                 Payments by the trust to the swap counterparty,
                                 and by the swap counterparty to the trust, as
                                 described above in this "--The Swap

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                                      S-29

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                                 Agreement" section will, in general, be made on
                                 a net basis, and any such amounts paid to or
                                 retained by the trust will be available to make
                                 payments of interest to the class A-MFL
                                 certificateholders.

                                 See "Risk Factors--Risks Relating to the Swap
                                 Agreement" and "Description of the Swap
                                 Agreement" in this prospectus supplement.

D. PAYMENTS OF PRINCIPAL......   Subject to--

                                 o    available funds,

                                 o    the payment priorities described under
                                      "--Payments--General" above, and

                                 o    the reductions in their respective total
                                      principal balances as described under
                                      "--Reductions of Certificate Principal
                                      Balances in Connection with Losses on the
                                      Underlying Mortgage Loans and
                                      Default-Related and Other Unanticipated
                                      Expenses" below,

                                 the holders of each class of offered
                                 certificates will be entitled to receive a
                                 total amount of principal over time equal to
                                 the total principal balance of their particular
                                 class.

                                 The total payments of principal to be made on
                                 the series 2005-C3 certificates on any payment
                                 date will, in general, be a function of:

                                 o    the amount of scheduled payments of
                                      principal due or, in some cases, deemed
                                      due on the underlying mortgage loans
                                      during the related collection period,
                                      which payments are either received as of
                                      the end of that collection period or
                                      advanced by the master servicer, the
                                      trustee or the fiscal agent; and

                                 o    the amount of any prepayments and other
                                      unscheduled collections of previously
                                      unadvanced principal with respect to the
                                      underlying mortgage loans that are
                                      received during the related collection
                                      period.

                                 In the case of the class A-MFL certificates,
                                 however, any payments of principal will first
                                 be made with respect to the class A-MFL REMIC
                                 II regular interest, after which any
                                 corresponding payments will be made to the
                                 class A-MFL certificateholders.

                                 If the master servicer, the special servicer,
                                 the trustee or the fiscal agent reimburses
                                 itself out of general collections on the
                                 mortgage pool for any advance (including the
                                 portion of any monthly debt service advance
                                 with respect to the non-pooled

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                                      S-30

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                                 portion of the Carolina Place underlying
                                 mortgage loan) that it has determined is not
                                 recoverable out of collections on the related
                                 underlying mortgage loan, then that advance
                                 (together with accrued interest thereon) will
                                 be deemed, to the fullest extent permitted, to
                                 be reimbursed first out of payments and other
                                 collections of principal otherwise
                                 distributable on the series 2005-C3 principal
                                 balance certificates, prior to being deemed
                                 reimbursed out of payments and other
                                 collections of interest otherwise distributable
                                 on the series 2005-C3 certificates. In
                                 addition, if payments and other collections of
                                 principal on the mortgage pool are applied to
                                 reimburse, or pay interest on, any advance that
                                 is determined to be nonrecoverable from
                                 collections on the related underlying mortgage
                                 loan, as described in the prior sentence, then
                                 that advance will be reimbursed, and/or
                                 interest thereon will be paid, first out of
                                 payments or other collections of principal on
                                 the loan group (i.e., loan group no. 1 or loan
                                 group no. 2, as applicable) that includes the
                                 subject underlying mortgage loan as to which
                                 the advance was made, and prior to using
                                 payments or other collections of principal on
                                 the other loan group.

                                 Notwithstanding the prior paragraph, amounts
                                 otherwise payable as interest and/or principal
                                 on the class CP-1, CP-2 and CP-3 certificates
                                 will not be available to reimburse advances in
                                 respect of any underlying mortgage loan other
                                 than the Carolina Place underlying mortgage
                                 loan.

                                 The trustee must make payments of principal in
                                 a specified sequential order, taking account of
                                 whether the payments (or advances in lieu
                                 thereof) and other collections of principal
                                 that are to be distributed were received and/or
                                 made with respect to underlying mortgage loans
                                 in loan group no. 1 or underlying mortgage
                                 loans in loan group no. 2, such that:

                                 o    no payments of principal will be made to
                                      the holders of the class E, F, G, H, J, K,
                                      L, M, N, O and P certificates until the
                                      total principal balance of the class A-1,
                                      A-2, A-3, A-SB, A-4, A-1A, A-MFX, A-J, B,
                                      C and D certificates and the class A-MFL
                                      REMIC II regular interest is reduced to
                                      zero;

                                 o    no payments of principal will be made to
                                      the holders of the class A-J, B, C or D
                                      certificates until, in the case of each of
                                      those classes, the total principal balance
                                      of class A-1, A-2, A-3, A-SB, A-4, A-1A
                                      and A-MFX certificates and the class A-MFL
                                      REMIC II regular interest is reduced to
                                      zero;

                                 o    no payments of principal will be made to
                                      the holders of the class A-MFX
                                      certificates or with respect to the class
                                      A-MFL REMIC II regular interest until the
                                      total principal balance of the class A-1,
                                      A-2, A-3, A-SB, A-4

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                                      S-31

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                                      and A-1A certificates is reduced to zero,
                                      and any and all payments of principal with
                                      respect to the class A-MFL REMIC II
                                      regular interest and the class A-MFX
                                      certificates will be allocated between
                                      them on a pro rata basis in accordance
                                      with the respective total principal
                                      balances thereof;

                                 o    except as described in the second
                                      paragraph following these bullets, no
                                      payments of principal with respect to loan
                                      group no. 1 will be made to the holders of
                                      the class A-1A certificates until the
                                      total principal balance of the class A-1,
                                      A-2, A-3, A-SB and A-4 certificates is
                                      reduced to zero;

                                 o    except as described in the second
                                      paragraph following these bullets, no
                                      payments of principal with respect to loan
                                      group no. 2 will be made to the holders of
                                      the class A-1, A-2, A-3, A-SB and A-4
                                      certificates until the total principal
                                      balance of the class A-1A certificates is
                                      reduced to zero; and

                                 o    except as described in the two paragraphs
                                      following these bullets, no payments of
                                      principal will be made to the holders of
                                      the class A-4 certificates until the total
                                      principal balance of the class A-1, A-2,
                                      A-3 and A-SB certificates is reduced to
                                      zero, no payments of principal will be
                                      made to the holders of the class A-SB
                                      certificates until the total principal
                                      balance of class A-1, A-2 and A-3
                                      certificates is reduced to zero, no
                                      payments of principal will be made to the
                                      holders of the class A-3 certificates
                                      until the total principal balance of the
                                      class A-1 and A-2 certificates is reduced
                                      to zero, and no payments of principal will
                                      be made to the holders of the class A-2
                                      certificates until the total principal
                                      balance of the class A-1 certificates is
                                      reduced to zero.

                                 The discussion in the foregoing paragraph
                                 notwithstanding, and except as otherwise
                                 described in the following paragraph, on each
                                 payment date the total principal balance of the
                                 class A-SB certificates must, subject to
                                 available funds, be paid down, if necessary, to
                                 the scheduled principal balance for that class
                                 for that payment date that is set forth on
                                 Annex G to this prospectus supplement before
                                 any payments of principal are made with respect
                                 to the class A-1, A-2 and/or A-3 certificates.

                                 Because of losses on the underlying mortgage
                                 loans and/or default-related or other
                                 unanticipated expenses of the trust, the total
                                 principal balance of the class A-MFL REMIC II
                                 regular interest and the class A-MFX, A-J, B,
                                 C, D, E, F, G, H, J, K, L, M, N, O and P
                                 certificates could be reduced to zero at a time
                                 when the class A-1, A-2, A-3, A-SB, A-4 and
                                 A-1A certificates, or any two or more of those
                                 classes of series 2005-C3

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                                      S-32

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                                 certificates, remain outstanding. Under those
                                 circumstances, the trustee will remit payments
                                 of principal to the holders of the outstanding
                                 class A-1, A-2, A-3, A-SB, A-4 and/or A-1A
                                 certificates on a pro rata basis in accordance
                                 with the respective total principal balances of
                                 those classes of series 2005-C3 certificates
                                 and without regard to loan groups or the
                                 scheduled principal balance of the class A-SB
                                 certificates.

                                 All distributions of principal with respect to
                                 the class A-MFL REMIC II regular interest will
                                 be made to a segregated account or sub-account
                                 maintained by the trustee from which they will,
                                 in turn, be distributed to the holders of the
                                 class A-MFL certificates.

                                 So long as certain default scenarios do not
                                 exist with respect to the Carolina Place
                                 underlying mortgage loan, the holders of each
                                 class of the class CP-1, CP-2 and CP-3
                                 certificates will collectively be entitled to
                                 receive, on a subordinate basis, payments of
                                 principal equal to a proportionate share
                                 (generally based on the total principal balance
                                 of those classes relative to the principal
                                 amount of the pooled portion of the Carolina
                                 Place underlying mortgage loan) of (a) all
                                 scheduled payments of principal due or, in some
                                 cases, deemed due on the Carolina Place
                                 underlying mortgage loan from time to time, to
                                 the extent those payments are, in each case,
                                 either received as of the end of the collection
                                 period when due or deemed due or advanced by
                                 the master servicer, the trustee or the fiscal
                                 agent, and (b) any prepayments and other
                                 unscheduled collections of previously
                                 unadvanced principal with respect to the
                                 Carolina Place underlying mortgage loan.
                                 However, for so long as certain default
                                 scenarios exist with respect to the Carolina
                                 Place underlying mortgage loan, the holders of
                                 the class CP-1, CP-2 and CP-3 certificates will
                                 not receive any payments of principal unless
                                 and until the holders of the other series
                                 2005-C3 principal balance certificates
                                 collectively receive or are deemed to receive
                                 over time payments of principal equal to the
                                 cut-off date principal balance of the pooled
                                 portion of the Carolina Place underlying
                                 mortgage loan. Payments of principal with
                                 respect to the class CP-1, CP-2 and CP-3
                                 certificates will be allocated among those
                                 classes as described under
                                 "--Payments--Allocation of Payments on the
                                 Carolina Place Mortgage Loan; Payments on the
                                 Class CP-1, CP-2 and CP-3 Certificates" in this
                                 prospectus supplement.

                                 The class XC, XP, R and Y certificates do not
                                 have principal balances and do not entitle
                                 their holders to payments of principal.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Principal"
                                 "--Payments--Priority of Payments",
                                 "--Payments--Payments on the Class A-MFL
                                 Certificates" and "--Payments--Allocation of
                                 Payments on the Carolina Place

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                                      S-33

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                                 Mortgage Loan; Payments on the Class CP-1, CP-2
                                 and CP-3 Certificates" in this prospectus
                                 supplement.

E. PAYMENTS OF PREPAYMENT
   PREMIUMS AND YIELD
   MAINTENANCE CHARGES........   If any prepayment premium or yield maintenance
                                 charge is collected on any of the underlying
                                 mortgage loans, then the trustee will remit
                                 that amount as described under "Description of
                                 the Offered Certificates--Payments--Payments of
                                 Prepayment Premiums and Yield Maintenance
                                 Charges" in this prospectus supplement.

REDUCTIONS OF CERTIFICATE
   PRINCIPAL BALANCES IN
   CONNECTION WITH LOSSES ON
   THE UNDERLYING MORTGAGE
   LOANS AND DEFAULT-RELATED
   AND OTHER UNANTICIPATED
   EXPENSES...................   As and to the extent described under
                                 "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this prospectus supplement, losses on the
                                 underlying mortgage loans and default-related
                                 and/or otherwise unanticipated expenses of the
                                 trust will be allocated to reduce the
                                 respective total principal balances of the
                                 following classes of series 2005-C3 principal
                                 balance certificates (or, in the case of the
                                 reference to "A-MFL" below, the class A-MFL
                                 REMIC II regular interest), sequentially, in
                                 the following order (subject to the discussion
                                 in the next paragraph):

                                    REDUCTION ORDER               CLASS
                                 --------------------   ------------------------
                                 1st.................               P
                                 2nd.................               O
                                 3rd.................               N
                                 4th.................               M
                                 5th.................               L
                                 6th.................               K
                                 7th.................               J
                                 8th.................               H
                                 9th.................               G
                                 10th................               F
                                 11th................               E
                                 12th................               D
                                 13th................               C
                                 14th................               B
                                 15th................              A-J
                                 16th................        A-MFL and A-MFX
                                 17th................   A-1, A-2, A-3, A-SB, A-4
                                                          and A-1A, pro rata by
                                                         total principal balance

                                 Notwithstanding the foregoing, losses on and/or
                                 default-related or other unanticipated expenses
                                 of the trust with respect to the Carolina Place
                                 underlying mortgage loan will be allocated, as
                                 and to the extent described under "Description
                                 of the Offered Certificates--Reductions of
                                 Certificate Principal Balances in

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                                      S-34

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                                 Connection with Realized Losses and Additional
                                 Trust Fund Expenses" in this prospectus
                                 supplement, to reduce the respective total
                                 principal balances of the class CP-3, CP-2 and
                                 CP-1 certificates, in that order, prior to
                                 being allocated to reduce the total principal
                                 balance of any class identified in the
                                 foregoing table.

                                 Also notwithstanding the foregoing, if any
                                 advance is reimbursed out of general
                                 collections on the mortgage pool because
                                 collections on the related underlying mortgage
                                 loan are determined to be insufficient to make
                                 that reimbursement, then any resulting
                                 shortfall will not be considered a loss or part
                                 of a loss allocable as described above until a
                                 final recovery determination is made with
                                 respect to the related underlying mortgage loan
                                 as to which the subject advance was made.

                                 Although losses on the underlying mortgage
                                 loans, extraordinary expenses and available
                                 funds shortfalls will not be directly allocated
                                 to the class A-MFL certificates, such losses
                                 and shortfalls may be allocated to the class
                                 A-MFL REMIC II regular interest in reduction of
                                 the total principal balance of the class A-MFL
                                 REMIC II regular interest and the amount of its
                                 interest entitlement, respectively. Any
                                 decrease in the total principal balance of the
                                 class A-MFL REMIC II regular interest will
                                 result in a corresponding decrease in the total
                                 principal balance of the class A-MFL
                                 certificates, and any interest shortfalls
                                 suffered by the class A-MFL REMIC II regular
                                 interest (for whatever reason) will reduce the
                                 amount of interest distributed on the class
                                 A-MFL certificates to the extent described in
                                 this prospectus supplement.

                                 See "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this prospectus supplement.

ADVANCES OF DELINQUENT
   MONTHLY DEBT SERVICE
   PAYMENTS...................   Except as described below, the master servicer
                                 will be required to make, for each payment
                                 date, a total amount of advances of principal
                                 and/or interest generally equal to all monthly
                                 debt service payments -- other than balloon
                                 payments -- and assumed monthly debt service
                                 payments, in each case net of related master
                                 servicing fees and special servicing fees,
                                 that:

                                 o    were due or deemed due, as the case may
                                      be, with respect to the underlying
                                      mortgage loans (including the non-pooled
                                      portion of the Carolina Place underlying
                                      mortgage loan) during the related
                                      collection period; and

                                 o    were not paid by or on behalf of the
                                      respective borrowers or otherwise
                                      collected as of the close of business on
                                      the last day of the related collection
                                      period.

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                                 In addition, the trustee--or the fiscal agent
                                 on its behalf--must make any of those advances
                                 that the master servicer is required, but
                                 fails, to make. As described under "Description
                                 of the Offered Certificates--Advances of
                                 Delinquent Monthly Debt Service Payments" in
                                 this prospectus supplement, any party that
                                 makes an advance will be entitled to be
                                 reimbursed for the advance, together with
                                 interest at the prime rate described in that
                                 section of this prospectus supplement.

                                 Notwithstanding the foregoing, none of the
                                 master servicer, the trustee or the fiscal
                                 agent will be required to make any advance that
                                 it determines, or that the special servicer
                                 determines, will not be recoverable from
                                 proceeds of the related underlying mortgage
                                 loan. The trustee and the fiscal agent will be
                                 entitled to rely on any determination of
                                 nonrecoverability made by the master servicer,
                                 and the trustee, the fiscal agent and the
                                 master servicer, in the case of a specially
                                 serviced mortgage loan or a mortgage loan as to
                                 which the related mortgaged real property has
                                 become a foreclosure property, must rely on any
                                 determination of nonrecoverability made by the
                                 special servicer.

                                 In addition, if any of the adverse events or
                                 circumstances that we refer to under "Servicing
                                 of the Underlying Mortgage Loans--Required
                                 Appraisals" in, and identify in the glossary
                                 to, this prospectus supplement, occurs or
                                 exists with respect to any underlying mortgage
                                 loan or the mortgaged real property for that
                                 mortgage loan, then the special servicer will
                                 generally be obligated to obtain a new
                                 appraisal (or, in cases involving underlying
                                 mortgage loans with principal balances that
                                 are, in any such case, less than $2 million,
                                 may conduct an internal valuation) of that
                                 property. If, based on that appraisal or other
                                 valuation, it is determined that:

                                 o    the principal balance of, and other
                                      delinquent amounts due under, the subject
                                      underlying mortgage loan, together with
                                      various related expenses and fees; exceed

                                 o    an amount generally equal to:

                                      1.   90% of the new appraised or estimated
                                           value of that real property (net of
                                           any prior liens and estimated
                                           liquidation expenses), which value
                                           may be reduced by the special
                                           servicer based on its review of the
                                           related appraisal and other relevant
                                           information; plus

                                      2.   certain escrows and reserves and any
                                           letters of credit constituting
                                           additional security for the subject
                                           mortgage loan,

                                 then the amount otherwise required to be
                                 advanced with respect to interest on the
                                 subject mortgage loan will be reduced, thereby

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                                      S-36

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                                 reducing the amounts available for payment on
                                 the series 2005-C3 certificates. The reduction
                                 will be based on an allocation of the amount of
                                 that excess--generally referred to as an
                                 appraisal reduction amount--to one or more
                                 classes of the series 2005-C3 principal balance
                                 certificates and will generally equal one
                                 month's interest at the related pass-through
                                 rates on the respective allocated portions. Due
                                 to the payment priorities, any reduction will
                                 first reduce the funds available to pay
                                 interest on the most subordinate
                                 interest-bearing class of series 2005-C3
                                 certificates (or, in the case of the class
                                 A-MFL certificates, the class A-MFL REMIC II
                                 regular interest) outstanding that evidences an
                                 interest in the subject underlying mortgage
                                 loan.

                                 The calculation of any appraisal reduction
                                 amount, as described in the preceding
                                 paragraph, in respect of the Carolina Place
                                 underlying mortgage loan will take into account
                                 the Carolina Place non-trust mortgage loan. The
                                 special servicer will determine whether an
                                 appraisal reduction amount exists with respect
                                 to the entire Carolina Place loan pair based on
                                 a calculation that generally treats the
                                 Carolina Place loan pair as if it were a single
                                 mortgage loan. Any resulting appraisal
                                 reduction amount with respect to the Carolina
                                 Place loan pair will be allocated, first to the
                                 Carolina Place non-trust loan (up to the amount
                                 of the outstanding principal balance thereof),
                                 and then, to the Carolina Place underlying
                                 mortgage loan. The amount of advances of
                                 interest on the Carolina Place underlying
                                 mortgage loan will reflect any appraisal
                                 reduction amount allocable thereto.

                                 See "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" and "Servicing of the
                                 Underlying Mortgage Loans--Required Appraisals"
                                 in this prospectus supplement. See also
                                 "Description of the Certificates--Advances" in
                                 the accompanying prospectus.

REPORTS TO
   CERTIFICATEHOLDERS.........   On each payment date, various statements and
                                 reports prepared by the trustee, the master
                                 servicer and/or the special servicer regarding
                                 the offered certificates and the underlying
                                 mortgage loans will be made available to you
                                 via the trustee's internet website and will
                                 contain the information described under
                                 "Description of the Offered
                                 Certificates--Reports to Certificateholders;
                                 Available Information" in this prospectus
                                 supplement.

                                 Upon reasonable prior notice, you may also
                                 review at the offices of the trustee, the
                                 master servicer and/or the special servicer
                                 during normal business hours a variety of
                                 information and documents that pertain to the
                                 underlying mortgage loans and the mortgaged
                                 real properties for those loans. We expect that
                                 the available information and documents will
                                 include loan modifications, borrower operating
                                 statements, rent rolls and property inspection
                                 reports, all to the extent received by the

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                                      S-37

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                                 trustee, the master servicer and/or the special
                                 servicer, as applicable.

                                 See "Description of the Offered
                                 Certificates--Reports to Certificateholders;
                                 Available Information" in this prospectus
                                 supplement.

OPTIONAL TERMINATION..........   Specified parties to the transaction may
                                 terminate the trust through the purchase of all
                                 the mortgage loans and any REO properties in
                                 the trust fund when the total principal balance
                                 of the underlying mortgage loans, including the
                                 non-pooled portion of the Carolina Place
                                 underlying mortgage loan, net of outstanding
                                 advances of principal, is less than
                                 approximately 1.0% of the initial total
                                 principal balance of the series 2005-C3
                                 principal balance certificates.

                                 In addition, if, following the date on which
                                 the total principal balances of the class A-1,
                                 A-2, A-3, A-SB, A-4, A-1A, A-MFL, A-MFX, A-J,
                                 B, C and D certificates are reduced to zero,
                                 all of the remaining certificates (excluding
                                 the class R and Y certificates) are held by the
                                 same certificateholder, the trust fund may also
                                 be terminated, subject to such additional
                                 conditions as may be set forth in the pooling
                                 and servicing agreement, including, without
                                 limitation, the consent of the master servicer,
                                 in connection with an exchange of all the
                                 remaining certificates for all the mortgage
                                 loans and any foreclosure properties remaining
                                 in the trust fund at the time of exchange.

                                 See "Description of the Offered
                                 Certificates--Termination" in this prospectus
                                 supplement.

         THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL.......................   In this section, "--The Underlying Mortgage
                                 Loans and the Mortgaged Real Properties", we
                                 provide summary information with respect to the
                                 mortgage loans that we intend to include in the
                                 trust fund. For more detailed information
                                 regarding those mortgage loans, you should
                                 review the following sections in this
                                 prospectus supplement:

                                 o    "Risk Factors--Risks Related to the
                                      Underlying Mortgage Loans";

                                 o    "Description of the Mortgage Pool";

                                 o    Annex A-1--Characteristics of the
                                      Underlying Mortgage Loans and the
                                      Mortgaged Real Properties;

                                 o    Annex A-2--Summary Characteristics of the
                                      Underlying Mortgage Loans and the
                                      Mortgaged Real Properties;

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                                      S-38

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                                 o    Annex A-3--Summary Characteristics of the
                                      Underlying Mortgage Loans in Loan Group
                                      No. 1 and the related Mortgaged Real
                                      Properties;

                                 o    Annex A-4--Summary Characteristics of the
                                      Underlying Mortgage Loans in Loan Group
                                      No. 2 and the related Mortgaged Real
                                      Properties;

                                 o    Annex A-5--Characteristics of the
                                      Multifamily and Manufactured Housing
                                      Mortgaged Real Properties; and

                                 o    Annex B--Description of Ten Largest
                                      Mortgage Loans and/or Groups of
                                      Cross-Collateralized Mortgage Loans.

                                 For purposes of calculating distributions on
                                 certain classes of the offered certificates,
                                 the pool of mortgage loans backing the series
                                 2005-C3 certificates will be divided into a
                                 loan group no. 1 and a loan group no. 2.

                                 Loan group no. 1 will consist of 94 mortgage
                                 loans, with an initial loan group no. 1 balance
                                 of $1,145,448,916 and representing
                                 approximately 79.8% of the initial mortgage
                                 pool balance, that are secured by the various
                                 property types that constitute collateral for
                                 those mortgage loans.

                                 Loan group no. 2 will consist of 30 mortgage
                                 loans, with an initial loan group no. 2 balance
                                 of $289,724,005 and representing approximately
                                 20.2% of the initial mortgage pool balance,
                                 that are secured by multifamily and
                                 manufactured housing properties.

                                 When reviewing the information that we have
                                 included in this prospectus supplement,
                                 including the Annexes hereto, with respect to
                                 the mortgage loans that are to back the offered
                                 certificates, please note that--

                                 o    All numerical information provided with
                                      respect to the underlying mortgage loans
                                      is provided on an approximate basis.

                                 o    References to initial mortgage pool
                                      balance mean the aggregate cut-off date
                                      principal balance of all the underlying
                                      mortgage loans (exclusive of the cut-off
                                      date principal balance of the non-pooled
                                      portion of the Carolina Place underlying
                                      mortgage loan), references to the initial
                                      loan group no. 1 balance mean the
                                      aggregate cut-off date principal balance
                                      of the underlying mortgage loans in loan
                                      group no. 1 (exclusive of the cut-off date
                                      principal balance of the non-pooled
                                      portion of the Carolina Place underlying
                                      mortgage loan) and references to the
                                      initial loan group no. 2 balance mean the
                                      aggregate cut-off date principal balance
                                      of the underlying mortgage loans in loan
                                      group no. 2. We will

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                                      S-39

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                                      transfer each of the underlying mortgage
                                      loans, at its respective cut-off date
                                      principal balance, to the trust. We show
                                      the cut-off date principal balance for
                                      each of the underlying mortgage loans (or,
                                      in the case of the Carolina Place
                                      underlying mortgage loan, the cut-off date
                                      principal balance for the pooled portion
                                      of that mortgage loan) on Annex A-1 to
                                      this prospectus supplement.

                                 o    All weighted average information provided
                                      with respect to the underlying mortgage
                                      loans reflects a weighting based on their
                                      respective cut-off date principal balances
                                      (or, in the case of the Carolina Place
                                      underlying mortgage loan, unless the
                                      context clearly indicates otherwise, the
                                      cut-off date principal balance for the
                                      pooled portion of that mortgage loan).

                                 o    When information with respect to mortgaged
                                      real properties is expressed as a
                                      percentage of the initial mortgage pool
                                      balance, the initial loan group no. 1
                                      balance or the initial loan group no. 2
                                      balance, the percentages are based upon
                                      the cut-off date principal balances of the
                                      related underlying mortgage loans or
                                      allocated portions of those balances (or,
                                      in the case of the Carolina Place
                                      underlying mortgage loan, unless the
                                      context clearly indicates otherwise, based
                                      upon the cut-off date principal balance of
                                      the pooled portion of that mortgage loan).

                                 o    Unless specifically indicated otherwise,
                                      statistical information presented in this
                                      prospectus supplement with respect to the
                                      Carolina Place underlying mortgage loan is
                                      being presented without regard to either
                                      (a) the non-pooled portion of that
                                      mortgage loan or (b) the related
                                      subordinate non-trust mortgage loan.

                                 o    If any of the underlying mortgage loans is
                                      secured by multiple mortgaged real
                                      properties, a portion of that mortgage
                                      loan has been allocated to each of those
                                      properties for purposes of providing
                                      various statistical information in this
                                      prospectus supplement.

                                 o    The general characteristics of the entire
                                      mortgage pool backing the offered
                                      certificates are not necessarily
                                      representative of the general
                                      characteristics of either loan group no. 1
                                      or loan group no. 2. The yield and risk of
                                      loss on any class of offered certificates
                                      may depend on, among other things, the
                                      composition of each of loan group no. 1
                                      and loan group no. 2. The general
                                      characteristics of each such loan group
                                      should also be analyzed when making an
                                      investment decision.

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                                      S-40

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                                 o    Whenever loan-level information, such as
                                      loan-to-value ratios or debt service
                                      coverage ratios, is presented in the
                                      context of the mortgaged real properties,
                                      the loan level statistic attributed to a
                                      mortgaged real property is the same as the
                                      statistic for the related underlying
                                      mortgage loan.

                                 o    Whenever we refer to a particular
                                      underlying mortgage loan or mortgaged real
                                      property by name, we mean the underlying
                                      mortgage loan or mortgaged real property,
                                      as the case may be, identified by that
                                      name on Annex A-1 to this prospectus
                                      supplement. Whenever we identify a
                                      particular underlying mortgage loan by
                                      loan number, we are referring to the
                                      underlying mortgage loan identified by
                                      that loan number on Annex A-1 to this
                                      prospectus supplement.

                                 o    Statistical information regarding the
                                      underlying mortgage loans may change prior
                                      to the date of initial issuance of the
                                      offered certificates due to changes in the
                                      composition of the mortgage pool prior to
                                      that date, and the initial mortgage pool
                                      balance may be as much as 5% larger or
                                      smaller than indicated.

SOURCE OF THE UNDERLYING
   MORTGAGE LOANS.............   We are not the originator of the mortgage loans
                                 that we intend to include in the trust fund. We
                                 will acquire those mortgage loans from two
                                 separate sellers. Each of those mortgage loans
                                 was originated by--

                                 o    the related mortgage loan seller from whom
                                      we acquired the mortgage loan,

                                 o    an affiliate of the related mortgage loan
                                      seller, or

                                 o    a correspondent in the related mortgage
                                      loan seller's conduit lending program.

PAYMENT AND OTHER TERMS

A. General....................   Each of the mortgage loans that we intend to
                                 include in the trust fund is the obligation of
                                 a borrower to repay a specified sum with
                                 interest.

                                 Repayment of each of the mortgage loans that we
                                 intend to include in the trust fund is secured
                                 by a mortgage lien on the fee simple and/or
                                 leasehold interest of the related borrower or
                                 another party in one or more commercial or
                                 multifamily real properties. Except for limited
                                 permitted encumbrances, which we identify in
                                 the glossary to this prospectus supplement,
                                 that mortgage lien will be a first priority
                                 lien.

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                                      S-41

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                                 All of the mortgage loans that we intend to
                                 include in the trust fund are or should be
                                 considered nonrecourse. None of those mortgage
                                 loans is insured or guaranteed by any
                                 governmental agency or instrumentality or by
                                 any private mortgage insurer.

B. Mortgage Rates.............   Each of the mortgage loans that we intend to
                                 include in the trust fund currently accrues
                                 interest at the annual rate specified with
                                 respect to that loan on Annex A-1 to this
                                 prospectus supplement. Except as otherwise
                                 described below with respect to each mortgage
                                 loan that has an anticipated repayment date,
                                 the mortgage rate for each mortgage loan that
                                 we intend to include in the trust fund is, in
                                 the absence of default, fixed for the entire
                                 term of the loan.

C. Due Dates..................   Subject, in some cases, to a next business day
                                 convention--

                                 o    twenty-five (25) of the mortgage loans
                                      that we intend to include in the trust
                                      fund, representing 19.2% of the initial
                                      mortgage pool balance, of which 20
                                      mortgage loans are in loan group no. 1,
                                      representing 20.4% of the initial loan
                                      group no. 1 balance, and five mortgage
                                      loans are in loan group no. 2,
                                      representing 14.5% of the initial loan
                                      group no. 2 balance, provide for scheduled
                                      payments of principal and/or interest to
                                      be due on the fifth day of each month;

                                 o    seven (7) of the mortgage loans that we
                                      intend to include in the trust fund,
                                      representing 9.4% of the initial mortgage
                                      pool balance, of which two mortgage loans
                                      are in loan group no. 1, representing 4.3%
                                      of the initial loan group no. 1 balance,
                                      and five mortgage loans are in loan group
                                      no. 2, representing 29.3% of the initial
                                      loan group no. 2 balance, provide for
                                      scheduled payments of principal and/or
                                      interest to be due on the seventh day of
                                      each month;

                                 o    one (1) of the mortgage loans that we
                                      intend to include in the trust fund,
                                      representing 1.5% of the initial mortgage
                                      pool balance, and 1.9% of the initial loan
                                      group no. 1 balance, provide for scheduled
                                      payments of principal and/or interest to
                                      be due on the ninth day of each month; and

                                 o    ninety-one (91) of the mortgage loans that
                                      we intend to include in the trust fund,
                                      representing 69.9% of the initial mortgage
                                      pool balance, of which 71 mortgage loans
                                      are in loan group no. 1, representing
                                      73.4% of the initial loan group no. 1
                                      balance, and 20 mortgage loans are in loan
                                      group no. 2, representing 56.2% of the
                                      initial loan group no. 2 balance, provide
                                      for scheduled payments of principal and/or
                                      interest to be due on the eleventh day of
                                      each month.

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                                      S-42

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D. Balloon Loans..............   One hundred nineteen (119) of the mortgage
                                 loans that we intend to include in the trust
                                 fund, representing 97.1% of the initial
                                 mortgage pool balance, of which 89 mortgage
                                 loans are in loan group no. 1, representing
                                 96.3% of the initial loan group no. 1 balance,
                                 and 30 mortgage loans are in loan group no. 2,
                                 representing 100.0% of the initial loan group
                                 no. 2 balance, each provides for:

                                 o    an amortization schedule that is
                                      significantly longer than their respective
                                      remaining terms to stated maturity or for
                                      no amortization prior to stated maturity;
                                      and

                                 o    a substantial balloon payment of principal
                                      on their respective maturity dates.

                                 Fifty-six (56) of the 119 balloon mortgage
                                 loans that we intend to include in the trust
                                 fund, representing 48.9% of the initial
                                 mortgage pool balance, of which 39 mortgage
                                 loans are in loan group no. 1, representing
                                 46.2% of the initial loan group no. 1 balance,
                                 and 17 mortgage loans are in loan group no. 2,
                                 representing 59.5% of the initial loan group
                                 no. 2 balance, provide for payments of interest
                                 only for periods ranging from the first 12 to
                                 the first 96 payments following origination.
                                 Four (4) of the 119 balloon mortgage loans that
                                 we intend to include in the trust fund,
                                 representing 5.4% of the initial mortgage pool
                                 balance, of which three mortgage loans are in
                                 loan group no. 1, representing 5.4% of the
                                 initial loan group no. 1 balance, and one
                                 mortgage loan is in loan group no. 2,
                                 representing 5.6% of the initial loan group no.
                                 2 balance, provide for payments of interest
                                 only until maturity.

E. ARD Loans..................   Three (3) of the mortgage loans that we intend
                                 to include in the trust, representing 2.1% of
                                 the initial mortgage pool balance and 2.7% of
                                 the initial loan group no. 1 balance, each
                                 provides incentives to the related borrower to
                                 pay the subject mortgage loan in full by a
                                 specified date prior to maturity. We consider
                                 that date to be the anticipated repayment date
                                 for each of those mortgage loans. There can be
                                 no assurance, however, that these incentives
                                 will result in any of those mortgage loans
                                 being paid in full on or before its anticipated
                                 repayment date. The incentives, which in each
                                 case will become effective as of the related
                                 anticipated repayment date may (but need not),
                                 include:

                                 o    the calculation of interest at an annual
                                      rate in excess of the initial mortgage
                                      rate, which additional interest will be
                                      deferred, may be compounded and will be
                                      payable only after the outstanding
                                      principal balance of the mortgage loan is
                                      paid in full; and

                                 o    the application of all or a portion of
                                      excess cash flow from the mortgaged real
                                      property, after debt service payments and
                                      any specified reserves or expenses have

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                                      S-43

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                                      been funded or paid, to pay the principal
                                      amount of the mortgage loan, which payment
                                      of principal will be in addition to the
                                      principal portion of the normal monthly
                                      debt service payment.

                                 One (1) of the three mortgage loans with
                                 anticipated repayment dates that we intend to
                                 include in the trust fund, representing 0.7% of
                                 the initial mortgage pool balance and 0.8% of
                                 the initial loan group no. 1 balance, provides
                                 for payments of interest only for the first 12
                                 payments following origination.

F. Fully Amortizing Loans.....   Two (2) of the mortgage loans that we intend to
                                 include in the trust fund, representing 0.8% of
                                 the initial mortgage pool balance and 1.0% of
                                 the initial loan group no. 1 balance, each have
                                 payment schedules that provide for the payment
                                 of the subject mortgage loan in full or
                                 substantially in full by its maturity date.
                                 These mortgage loans do not provide for any of
                                 the repayment incentives associated with a
                                 mortgage loan that has an anticipated repayment
                                 date.

DELINQUENCY STATUS............   None of the mortgage loans that we intend to
                                 include in the trust fund was more than 30 days
                                 delinquent with respect to any monthly debt
                                 service payment as of the cut-off date.

PREPAYMENT RESTRICTIONS.......   As described more fully in Annex A-1 to this
                                 prospectus supplement, as of the cut-off date,
                                 all but two (2) of the mortgage loans that we
                                 intend to include in the trust fund provide for
                                 a prepayment lockout period during which
                                 voluntary prepayments are prohibited. In each
                                 case, that initial prepayment lockout period
                                 will be followed by one or more of the
                                 following:

                                 o    a prepayment lockout/defeasance period
                                      during which voluntary prepayments are
                                      prohibited, but defeasance is allowed;

                                 o    a prepayment consideration period during
                                      which a voluntary prepayment must be
                                      accompanied by prepayment consideration;
                                      and/or

                                 o    an open prepayment period during which
                                      voluntary prepayments are permitted
                                      without payment of any prepayment
                                      consideration.

                                 Notwithstanding the foregoing prepayment
                                 restrictions, prepayments may occur in
                                 connection with loan defaults, casualties and
                                 condemnations in respect of the mortgaged real
                                 properties and, in certain cases, out of cash
                                 holdbacks where certain conditions relating to
                                 the holdback have not been satisfied.
                                 Prepayment premiums and/or yield maintenance
                                 charges may not be payable in connection with
                                 prepayments of this type.

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                                      S-44

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DEFEASANCE....................   One hundred fourteen (114) of the mortgage
                                 loans to be included in the trust fund,
                                 representing 93.9% of the initial mortgage pool
                                 balance, of which 85 mortgage loans are in loan
                                 group no. 1, representing 93.6% of the initial
                                 loan group no. 1 balance, and 29 mortgage loans
                                 are in loan group no. 2, representing 94.7% of
                                 the initial loan group no. 2 balance, permit
                                 the related borrower to defease the mortgage
                                 loan and obtain a release of the mortgaged real
                                 property from the related mortgage lien by
                                 delivering U.S. Treasury obligations or other
                                 government securities as substitute collateral,
                                 but continue to prohibit voluntary prepayments
                                 during the defeasance period. None of those 114
                                 mortgage loans permits defeasance prior to the
                                 second anniversary of the date of initial
                                 issuance of the series 2005-C3 certificates.

ADDITIONAL STATISTICAL
   INFORMATION................   Set forth below is various statistical
                                 information regarding the mortgage pool, loan
                                 group no. 1 and loan group no. 2, respectively.

A. GENERAL CHARACTERISTICS....   The mortgage pool, loan group no. 1 and loan
                                 group no. 2, respectively, will have the
                                 following general characteristics as of the
                                 cut-off date:



                                                      MORTGAGE        LOAN GROUP      LOAN GROUP
                                                        POOL            NO. 1           NO. 2
                                                   --------------   --------------   ------------

Initial mortgage pool/loan group balance........   $1,435,172,921   $1,145,448,916   $289,724,005
Number of mortgage loans........................              124               94             30
Number of mortgaged real properties.............              127               97             30

Largest cut-off date principal balance..........   $  114,200,000   $  114,200,000    $21,600,000
Smallest cut-off date principal balance.........   $      818,673   $      818,673     $1,386,000
Average cut-off date principal balance..........   $   11,573,975   $   12,185,627     $9,657,467

Highest mortgage rate...........................          6.2100%          6.2100%        5.6550%
Lowest mortgage rate............................          4.5975%          4.5975%        4.7800%
Weighted average mortgage rate..................          5.3487%          5.3729%        5.2529%

Longest original loan term to maturity or
   anticipated repayment date...................       240 months       240 months     120 months
Shortest original loan term to maturity or
   anticipated repayment date...................        55 months        55 months      60 months
Weighted average original loan term to maturity
   or anticipated repayment date................       105 months       109 months      91 months

Longest remaining loan term to maturity or
   anticipated repayment date...................       238 months       238 months     120 months
Shortest remaining loan term to maturity or
   anticipated repayment date...................        49 months        55 months      49 months
Weighted average remaining loan term to maturity
   or anticipated repayment date................       101 months       105 months      85 months

Highest underwritten net cash flow debt service
   coverage ratio...............................            2.99x            2.99x          1.43x
Lowest underwritten net cash flow debt service
   coverage ratio...............................            1.13x            1.13x          1.16x
Weighted average underwritten net cash flow debt
   service coverage ratio.......................            1.38x            1.40x          1.29x


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                                      S-45

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

Highest cut-off date loan-to-value ratio........           80.03%           80.03%         80.00%
Lowest cut-off date loan-to-value ratio.........           32.28%           32.28%         62.90%
Weighted average cut-off date loan-to-value
   ratio........................................           70.71%           70.18%         72.79%
Highest maturity date/ARD loan-to-value ratio...           79.12%           75.00%         79.12%
Lowest maturity date/ARD loan-to-value ratio....            1.37%            1.37%         56.92%
Weighted average maturity date/ARD loan-to-value
   ratio........................................           61.60%           60.57%         65.70%


                                 When reviewing the foregoing table, please note
                                 the following:

                                 o    The initial mortgage pool balance is
                                      subject to a permitted variance of plus or
                                      minus 5%. The initial loan group no. 1
                                      balance and the initial loan group no. 2
                                      balance may each also vary.

                                 o    With respect to seven (7) mortgage loans
                                      that we intend to include in the trust
                                      fund (loan numbers 33, 34, 38, 40, 44, 48
                                      and 65), which collectively represent 7.1%
                                      of the initial mortgage pool balance (four
                                      (4) mortgage loans in loan group no. 1,
                                      representing 5.5% of the initial loan
                                      group no. 1 balance, and three (3)
                                      mortgage loans are in loan group no. 2,
                                      representing 13.2% of the initial loan
                                      group no. 2 balance), the underwritten net
                                      cash flow debt service coverage ratios
                                      have, and with respect to one (1) mortgage
                                      loan (loan number 34), which represents
                                      1.2% of the initial mortgage pool balance
                                      and 1.5% of the initial loan group no. 1
                                      balance, the cut-off date loan-to-value
                                      ratio has, been calculated and/or
                                      presented on an adjusted basis that (a)
                                      takes into account various assumptions
                                      regarding the financial performance of the
                                      related mortgaged real property that are
                                      consistent with the respective performance
                                      related criteria required to obtain the
                                      release of a cash holdback or letter of
                                      credit that serves as additional
                                      collateral or otherwise covers losses to a
                                      limited extent and/or (b) reflects an
                                      application of that cash holdback or
                                      letter of credit to pay down the subject
                                      mortgage loan, with (if applicable) a
                                      corresponding reamortization of the
                                      monthly debt service payment. If the
                                      related cash holdbacks or letters of
                                      credit were not taken into account for any
                                      of these seven underlying mortgage loans,
                                      then:

                                      (a)  the underwritten net cash flow debt
                                           service coverage ratios for the
                                           mortgage pool would range from 1.02:1
                                           to 2.99:1, with a weighted average of
                                           1.37:1;

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                                      S-46

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                                      (b)  the cut-off date loan-to-value ratios
                                           of the mortgage pool would range from
                                           32.28% to 80.27%, with a weighted
                                           average of 70.88%;

                                      (c)  the underwritten net cash flow debt
                                           service coverage ratios for loan
                                           group no. 1 would range from 1.02:1
                                           to 2.99:1, with a weighted average of
                                           1.39:1;

                                      (d)  the cut-off date loan-to-value ratios
                                           of loan group no. 1 would range from
                                           32.28% to 80.27%, with a weighted
                                           average of 70.39%; and

                                      (e)  the underwritten net cash flow debt
                                           service coverage ratios for loan
                                           group no. 2 would range from 1.11:1
                                           to 1.43:1, with a weighted average of
                                           1.29:1.

                                      Weighted average underwritten net cash
                                      flow debt service coverage and cut-off
                                      date loan-to-value ratio information for
                                      the mortgage pool (or portions thereof
                                      that contain any of those seven (7)
                                      underlying mortgage loans) set forth in
                                      this prospectus supplement reflect the
                                      respective adjustments referenced above.

                                 o    Unless specifically indicated otherwise,
                                      statistical information presented in this
                                      prospectus supplement with respect to the
                                      Carolina Place underlying mortgage loan is
                                      being presented without regard to either
                                      (a) the non-pooled portion of that
                                      mortgage loan or (b) the related
                                      subordinate non-trust mortgage loan. The
                                      combined underwritten net cash flow debt
                                      service coverage ratio for the pooled and
                                      non-pooled portions of the Carolina Place
                                      underlying mortgage loan is 1.72x; and the
                                      combined cut-off date loan-to-value ratio
                                      and maturity date/ARD loan-to-value ratio
                                      for the pooled and non-pooled portions of
                                      the Carolina Place underlying mortgage
                                      loan will be 55.32% and 51.02%,
                                      respectively. The combined underwritten
                                      net cash flow debt service coverage ratio
                                      for the entire Carolina Place loan pair is
                                      1.33x; and the combined cut-off date
                                      loan-to-value ratio and maturity date/ARD
                                      loan-to-value ratio for the entire
                                      Carolina Place loan pair will be 71.46%
                                      and 65.91%, respectively.

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                                      S-47

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B. GEOGRAPHIC CONCENTRATION...   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, the initial loan group no. 1 balance
                                 and the initial loan group no. 2 balance,
                                 secured by, mortgaged real properties located
                                 in the indicated states or regions:



                             NUMBER OF   % OF INITIAL    % OF INITIAL    % OF INITIAL
                             MORTGAGED     MORTGAGE       LOAN GROUP     LOAN GROUP
      STATE/REGION          PROPERTIES   POOL BALANCE   NO. 1 BALANCE   NO. 2 BALANCE
-------------------------   ----------   ------------   -------------   -------------

California...............       23           16.3%           19.1%           5.3%
   Southern California...       16           11.8            13.4            5.3
   Northern California...        7            4.5             5.7             --
Texas....................       26           12.6             9.8           24.1
North Carolina...........        5           11.7            12.3            9.1
Maryland.................        5           10.8            13.5             --
Florida..................        6            4.6             5.3            1.7
New York.................       10            4.3             5.4             --
New Jersey...............        1            3.7             4.6             --
Washington...............        4            3.3             4.1             --
Michigan.................        4            2.9             1.0           10.6
Massachusetts............        3            2.9             2.9            2.7
Other....................       40           27.0            22.0           46.6


                                 The reference to "Other" in the foregoing
                                 table, insofar as it relates to the entire
                                 mortgage pool, includes 18 other states. No
                                 more than 2.8% of the initial mortgage pool
                                 balance is secured by mortgaged real properties
                                 located in any of those other jurisdictions.
                                 Northern California includes areas with zip
                                 codes of 93612 and above, and Southern
                                 California includes areas with zip codes of
                                 92832 and below.

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                                      S-48

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C. PROPERTY TYPES.............   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, the initial loan group no. 1 balance
                                 and the initial loan group no. 2 balance,
                                 secured by, mortgaged real properties
                                 predominantly operated for each indicated
                                 purpose:



                                     NUMBER OF   % OF INITIAL   % OF INITIAL    % OF INITIAL
                                     MORTGAGED     MORTGAGE     LOAN GROUP        LOAN GROUP
          PROPERTY TYPES            PROPERTIES   POOL BALANCE   NO. 1 BALANCE   NO. 2 BALANCE
---------------------------------   ----------   ------------   -------------   -------------

Retail ..........................       57           44.2%          55.4%               %
   Anchored .....................       24           18.4           23.0              --
   Regional Mall ................        5           14.5           18.2              --
   Unanchored ...................        8            5.4            6.8              --
   Anchored, Single Tenant ......       15            3.9            4.9              --
   Shadow Anchored ..............        4            1.4            1.8              --
   Factory Outlet Center ........        1            0.6            0.8              --
Office ..........................       22           26.8           33.5              --
   Suburban .....................       14           14.2           17.7              --
   Central Business District ....        4            6.3            7.9              --
   Flex .........................        1            3.6            4.5              --
   Medical Office ...............        3            2.7            3.4              --
Multifamily .....................       32           21.1            2.1            96.5
   Conventional .................       26           14.6            2.1            64.0
   Student Housing ..............        6            6.5             --            32.4
Industrial ......................        8            3.7            4.6              --
Self Storage ....................        4            2.0            2.5              --
Manufactured Housing ............        1            0.7             --             3.5
Mixed Use .......................        1            0.6            0.8              --
Other ...........................        1            0.6            0.7              --
Land ............................        1            0.3            0.4              --


                                 With respect to each of the four (4) mortgaged
                                 real properties identified in the foregoing
                                 table as "Shadow Anchored Retail", none of the
                                 relevant anchor tenants is on any portion of
                                 the particular property that is subject to the
                                 lien of the related mortgage instrument.

D. ENCUMBERED INTERESTS.......   The table below shows the number of, and
                                 percentage of the initial mortgage pool balance
                                 secured by, mortgaged real properties for which
                                 the whole or predominant encumbered interest is
                                 as indicated:

                                                        NUMBER OF  % OF INITIAL
                                                        MORTGAGED    MORTGAGE
                                 ENCUMBERED INTERESTS  PROPERTIES  POOL BALANCE
                                 --------------------  ----------  ------------
                                 Fee Simple .........    124(1)        99.0%
                                 Leasehold ..........      3(2)         1.0

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                                      S-49

                                 ----------
                                 (1)  Ninety-four (94) of these mortgaged real
                                      properties secure mortgage loans in loan
                                      group no. 1, representing 98.7% of the
                                      initial loan group no. 1 balance, and 30
                                      of these mortgaged real properties secure
                                      mortgage loans in loan group no. 2,
                                      representing 100% of the initial loan
                                      group no. 2 balance.

                                 (2)  All of these mortgaged real properties
                                      secure mortgage loans in loan group no. 1,
                                      representing 1.3% of the initial loan
                                      group no. 1 balance.

                                 It should be noted that each mortgage loan
                                 secured by overlapping fee and leasehold
                                 interests is presented as being secured by a
                                 fee simple interest in this prospectus
                                 supplement and is therefore included within the
                                 category referred to as "Fee Simple" in the
                                 chart above.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
   CONSEQUENCES...............   The trustee or its agent will make elections to
                                 treat designated portions of the assets of the
                                 trust as three separate real estate mortgage
                                 investment conduits -- or REMICs -- under
                                 Sections 860A through 860G of the Internal
                                 Revenue Code of 1986, as amended. One of those
                                 REMICs will primarily consist of the Carolina
                                 Place underlying mortgage loan. The other two
                                 of those REMICs will be as follows:

                                 o    REMIC I, the lowest tier REMIC, which will
                                      hold, among other things, the underlying
                                      mortgage loans -- or, in the case of the
                                      Carolina Place underlying mortgage loan,
                                      regular interests in the related single
                                      loan REMIC referred to above -- and
                                      various other related assets; and

                                 o    REMIC II, which will hold the regular
                                      interests in REMIC I.

                                 Notwithstanding the foregoing, neither REMIC I
                                 nor the Carolina Place individual loan REMIC
                                 will hold collections of additional interest
                                 accrued, and deferred as to payment, with
                                 respect to any underlying mortgage loan with an
                                 anticipated repayment date.

                                 Any assets not included in a REMIC will
                                 constitute one or more grantor trusts for U.S.
                                 federal income tax purposes. The class A-MFL
                                 REMIC II regular interest, the swap agreement
                                 and the trustee's floating rate account, will
                                 constitute a grantor trust for federal income
                                 tax purposes.

                                 The offered certificates (exclusive of the
                                 class A-MFL certificates) and the class A-MFL
                                 REMIC II regular interest will be treated as
                                 regular interests in REMIC II. This means that
                                 they will be treated as newly issued debt
                                 instruments for federal income tax purposes.
                                 The class A-MFL certificates will represent
                                 undivided beneficial ownership interests in the
                                 class A-

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                                      S-50

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                                 MFL REMIC II regular interest, the swap
                                 agreement and the trustee's floating rate
                                 account. You will have to report income on your
                                 offered certificates in accordance with the
                                 accrual method of accounting even if you are
                                 otherwise a cash method taxpayer. The offered
                                 certificates will not represent any interest in
                                 the grantor trust referred to above.

                                 One or more classes of the offered certificates
                                 (excluding the class A-MFL certificates but
                                 including the class A-MFL REMIC II regular
                                 interest) may be issued with more than de
                                 minimis original issue discount. If you own an
                                 offered certificate issued with original issue
                                 discount, you may have to report original issue
                                 discount income and be subject to a tax on this
                                 income before you receive a corresponding cash
                                 payment.

                                 Some of the offered certificates (excluding the
                                 class A-MFL certificates but including the
                                 class A-MFL REMIC II regular interest) may be
                                 treated as having been issued at a premium.

                                 When determining the rate of accrual of
                                 original issue discount, market discount and
                                 premium, if any, for federal income tax
                                 purposes, the prepayment assumption used will
                                 be that following any date of determination:

                                 o    the underlying mortgage loans with
                                      anticipated repayment dates will be paid
                                      in full on those dates;

                                 o    no mortgage loan in the trust fund will
                                      otherwise be prepaid prior to maturity;
                                      and

                                 o    there will be no extension of maturity for
                                      any mortgage loan in the trust fund.

                                 For a more detailed discussion of the federal
                                 income tax aspects of investing in the offered
                                 certificates, see "Federal Income Tax
                                 Consequences" in each of this prospectus
                                 supplement and the accompanying prospectus.

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                                      S-51

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ERISA.........................   The acquisition of an offered certificate by an
                                 employee benefit plan or other plan or
                                 arrangement subject to the Employee Retirement
                                 Income Security Act of 1974, as amended, or to
                                 section 4975 of the Internal Revenue Code of
                                 1986, as amended, could, in some instances,
                                 result in a prohibited transaction or other
                                 violation of the fiduciary responsibility
                                 provisions of these laws.

                                 We anticipate that, subject to satisfaction of
                                 the conditions referred to under "ERISA
                                 Considerations" in this prospectus supplement,
                                 retirement plans and other employee benefit
                                 plans and arrangements subject to--

                                 o    Title I of the Employee Retirement Income
                                      Security Act of 1974, as amended, or

                                 o    Section 4975 of the Internal Revenue Code
                                      of 1986, as amended,

                                 initially will be able to invest in the offered
                                 certificates without giving rise to a
                                 prohibited transaction. This is based upon an
                                 individual prohibited transaction exemption
                                 granted to a predecessor of Citigroup Global
                                 Markets Inc. by the U.S. Department of Labor.

                                 If you are a fiduciary or any other person
                                 investing the assets of any retirement plan or
                                 other employee benefit plan or arrangement
                                 subject to Title I of ERISA or Section 4975 of
                                 the Internal Revenue Code of 1986, as amended,
                                 you should review carefully with your legal
                                 advisors whether the purchase or holding of the
                                 offered certificates could give rise to a
                                 transaction that is prohibited under ERISA or
                                 Section 4975 of the Internal Revenue Code of
                                 1986, as amended. In addition, if you are a
                                 fiduciary of any such retirement plan or other
                                 employee benefit plan and are considering an
                                 investment in the class A-MFL certificates, you
                                 should review the specific requirements for
                                 purchases of class A-MFL certificates by plans.
                                 See "ERISA Considerations" in this prospectus
                                 supplement and in the accompanying prospectus.

LEGAL INVESTMENT..............   The offered certificates will not be mortgage
                                 related securities within the meaning of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984.

                                 All institutions whose investment activities
                                 are subject to legal investment laws and
                                 regulations, regulatory capital requirements or
                                 review by regulatory authorities should consult
                                 with their own legal advisors in determining
                                 whether and to what extent the offered
                                 certificates will be legal investments for
                                 them. See "Legal Investment" in this prospectus
                                 supplement and in the accompanying prospectus.

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                                      S-52

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INVESTMENT CONSIDERATIONS.....   The yield to maturity of any offered
                                 certificate will depend upon, among other
                                 things:

                                 o    the price paid for the offered
                                      certificate; and

                                 o    the rate, timing and amount of payments on
                                      the offered certificate.

                                 The rate and timing of payments and other
                                 collections of principal on or with respect to
                                 the underlying mortgage loans could affect the
                                 yield to maturity on an offered certificate. In
                                 the case of offered certificates purchased at a
                                 discount, a slower than anticipated rate of
                                 payments and other collections of principal on
                                 the underlying mortgage loans could result in a
                                 lower than anticipated yield. In the case of
                                 offered certificates purchased at a premium, a
                                 faster than anticipated rate of payments and
                                 other collections of principal on the
                                 underlying mortgage loans could result in a
                                 lower than anticipated yield.

                                 Holders of the class A-1, A-2, A-3, A-SB and
                                 A-4 certificates will be very affected by the
                                 rate and timing of payments and other
                                 collections of principal on the underlying
                                 mortgage loans in loan group no. 1 and, in the
                                 absence of significant losses on the mortgage
                                 pool, should be largely unaffected by the rate
                                 and timing of payments and other collections of
                                 principal on the underlying mortgage loans in
                                 loan group no. 2. Conversely, holders of the
                                 class A-1A certificates will be very affected
                                 by the rate and timing of payments and other
                                 collections of principal on the underlying
                                 mortgage loans in loan group no. 2 and, only
                                 after the retirement of the class A-1, A-2,
                                 A-3, A-SB and A-4 certificates or in connection
                                 with significant losses on the mortgage pool,
                                 will be affected by the rate and timing of
                                 payments and other collections of principal on
                                 the underlying mortgage loans in loan group no.
                                 1.

                                 The yield on the class A-MFL certificates will
                                 be highly sensitive to changes in the level of
                                 LIBOR.

                                 The yield on the class A-MFL certificates, as
                                 well as on the other offered certificates with
                                 variable or capped pass-through rates, could
                                 also be adversely affected if the underlying
                                 mortgage loans with relatively higher net
                                 mortgage rates pay principal faster than the
                                 underlying mortgage loans with relatively lower
                                 net mortgage rates.

                                 See "Yield and Maturity Considerations" in this
                                 prospectus supplement and in the accompanying
                                 prospectus.

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                                      S-53

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under
"Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Class A-MFL, A-MFX, A-J, B, C and D Certificates Are Subordinate to,
and Are Therefore Riskier than, the Class A-1, A-2, A-3, A-SB, A-4 and A-1A
Certificates. If you purchase class A-MFL, A-MFX, A-J, B, C or D certificates, then your offered certificates (in the case of the class A-MFL certificates, by virtue of the interest evidenced thereby in the class A-MFL REMIC II regular interest) will provide credit support to other classes of offered certificates, as well as to the class XC and XP certificates. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series 2005-C3 certificates.

     When making an investment decision, you should consider, among other things:

     o    the payment priorities of the respective classes of the series 2005-C3 certificates;

     o    the order in which the principal balances of the respective classes of the series 2005-C3 certificates with balances will be reduced in connection with losses and default-related shortfalls; and

     o    the characteristics and quality of the mortgage loans in the trust fund.

     See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable", "--Any Credit Support for Your Offered Certificates May Be
Insufficient to Protect You Against All Potential Losses" and "--Payments on the
Offered Certificates Will Be Made Solely from the Limited Assets of the Related
Trust, and Those Assets May Be Insufficient to Make All Required Payments on
Those Certificates" in the accompanying prospectus.

     The Offered Certificates Have Uncertain Yields to Maturity. The yield on your offered certificates will depend on:

     o    the price you paid for your offered certificates; and

     o    the rate, timing and amount of payments on your offered certificates.

                                      S-54

     The rate, timing and amount of payments on your offered certificates will, in turn, depend on:

     o    the pass-through rate for, and the other payment terms of, your offered certificates;

     o    the rate and timing of payments, including prepayments, and other collections of principal on the underlying mortgage loans;

     o    the rate and timing of any purchases, including repurchases by mortgage loan sellers as a result of material breaches of
          representations and warranties and material document deficiencies, of mortgage loans out of the trust fund;

     o    the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

     o    the rate, timing and severity of any unanticipated or default-related trust expenses that reduce amounts available for payment on the offered certificates;

     o    the rate, timing, severity and allocation of any other shortfalls that reduce amounts available for payment on your offered certificates;

     o    the collection of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans and the extent to which those amounts are paid to you; and

     o    servicing decisions with respect to the underlying mortgage loans.

     In general, the factors described in the preceding paragraph cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates. Further, in the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-SB and A-4 certificates should be concerned with the factors described in the second through eighth bullets of the preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group no. 1. Until the class A-1, A-2, A-3,
A-SB and A-4 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described in the second through eighth bullets of the preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group no. 2.

     The yield to investors in the class A-MFL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the class A-MFL certificates should consider the risk that lower than anticipated levels of
LIBOR could result in actual yields that are lower than anticipated yields on the class A-MFL certificates.

     In addition, because interest payments on the class A-MFL certificates may be reduced or the pass-through rate on the class A-MFL certificates may convert to the pass-through rate on the class A-MFL REMIC II regular interest, in connection with certain events discussed in this prospectus supplement, the yield to investors in the class A-MFL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

     In general, the earlier a change in the level of LIBOR, the greater the effect on the yield to maturity to an investor in the class A-MFL certificates.
As a result, the effect on such investor's yield to maturity of a level of LIBOR that is lower than the rate anticipated by such investor during the period immediately following the issuance of the class A-MFL certificates is not likely to be offset by a subsequent like increase in the level of LIBOR. The failure by the swap counterparty in its obligation to make payments under the swap agreement, the conversion to a pass-through rate that is below the rate that would otherwise be payable under the swap agreement

                                      S-55

at the applicable floating rate and/or the reduction of interest payments resulting from payment of interest to the class A-MFL REMIC II regular interest based on a pass-through rate below % per annum would have such a negative impact. There can be no assurance that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to the pass-through rate on the class A-MFL REMIC II regular interest would not adversely affect the amount and timing of distributions to the holders of the class A-MFL certificates. See "Yield and Maturity Considerations" in this prospectus supplement.

     See "Description of the Mortgage Pool" (particularly "Description of the
Mortgage Pool--Mortgage Loans Which Permit Partial Release of the Related
Mortgaged Real Property"), "Servicing of the Underlying Mortgage Loans",
"Description of the Offered Certificates--Payments" and "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable" and "Yield and Maturity Considerations" in the accompanying prospectus.

     The Investment Performance of Your Offered Certificates May Vary Materially
and Adversely from Your Expectations Because the Rate of Prepayments and Other
Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster
or Slower than You Anticipated. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans in the trust fund occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans in the trust fund occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

     Holders of the class A-1, A-2, A-3, A-SB and A-4 certificates will be very affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 2. Conversely, holders of the class A-1A certificates will be very affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2 and, only after the retirement of the class A-1, A-2, A-3, A-SB and A-4 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1.

     You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

     The yield on the class A-MFL certificates and the other offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage rates pay principal faster than the underlying mortgage loans with relatively lower net mortgage rates.

     The Right of the Master Servicer, the Special Servicer, the Trustee and the
Fiscal Agent to Receive Interest on Advances, and the Right of the Special
Servicer to Receive Special Servicing Compensation, May Result in Additional
Losses to the Trust Fund. The master servicer, the special servicer, the trustee and the fiscal agent will each generally be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. In addition, the special servicer will be entitled to receive special servicing fees, liquidation fees and workout fees as compensation for performing its obligations. The right to receive payments of interest and fees is senior to the

                                      S-56

rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

     Potential Conflicts of Interest May Affect the Servicing of the Underlying
Mortgage Loans. The master servicer, the special servicer or any of their respective affiliates may:

     o    acquire series 2005-C3 certificates; and

     o    engage in other financial transactions, including as a lender, with the underlying borrowers and their respective affiliates.

     A special servicer or any affiliate of a special servicer is not precluded by the terms of the documents governing this transaction from buying certain non-offered classes of series 2005-C3 certificates, including the controlling class.

     In addition, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the underlying mortgage loans that are in conflict with those of holders of the offered certificates. These relationships may create conflicts of interest. If the special servicer, an affiliate thereof or any other related entity holds any of the series 2005-C3 non-offered certificates, it might seek to reduce the potential for losses on those non-offered certificates by deferring acceleration or other action with respect to a defaulted or specially serviced mortgage loan in the hope of maximizing future proceeds. That failure to take immediate action, however, might pose a greater risk to the trust and ultimately result in less proceeds to the trust than would be realized if earlier action had been taken.

     As described in "Summary of Prospectus Supplement--Relevant Parties" in
this prospectus supplement, the master servicer is an affiliate of one of the underwriters.

     The holders (or, in the case of a class of book-entry certificates, the beneficial owners) of series 2005-C3 certificates representing a majority interest in the controlling class of series 2005-C3 certificates will be entitled to designate a series 2005-C3 controlling class representative to exercise the rights and powers in respect of the mortgage pool described under
"Servicing of the Underlying Mortgage Loans--The Series 2005-C3 Controlling
Class Representative, the Class CP Representative and the Carolina Place
Non-Trust Loan Noteholder" in this prospectus supplement. You should expect that the series 2005-C3 controlling class representative will exercise those rights and powers on behalf of the series 2005-C3 controlling class certificateholders, and it will not be liable to any class of series 2005-C3 certificateholders for doing so. In addition, subject to the conditions described under "Servicing of the Underlying Mortgage Loans--Replacement of the Special Servicer" in this prospectus supplement, the holders of series 2005-C3 certificates representing a majority interest in the controlling class of series 2005-C3 certificates may remove any special servicer, with or without cause, and appoint a successor special servicer chosen by them without the consent of the holders of any other series 2005-C3 certificates, the trustee or the master servicer. In the absence of significant losses on the underlying mortgage loans, the series 2005-C3 controlling class will be a non-offered class of series 2005-C3 certificates.
The series 2005-C3 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates.

     The holders (or, in the case of a class of book-entry certificates, beneficial owners) of class CP-1, CP-2 and CP-3 certificates entitled to a majority of the series 2005-C3 voting rights allocated to the class CP-1, CP-2 and CP-3 certificates will be entitled to replace the special servicer for, and to designate a class CP representative having the rights and powers in respect of, the Carolina Place underlying mortgage loan, to the extent that the Carolina
Place non-trust mortgage loan noteholder is not otherwise entitled to do so and subject to the conditions described under "Servicing of the Underlying Mortgage
Loans--Replacement of the Special Servicer" and "--The Series 2005-C3
Controlling Class Representative, the Class CP Representative and the Carolina
Place Non-

                                      S-57

Trust Loan Noteholder", respectively, in this prospectus supplement.
You should expect that the class CP representative will exercise its rights and powers on behalf of the class CP-1, CP-2 and CP-3 certificateholders, and it will not be liable to any class of series 2005-C3 certificateholders for doing
so. The class CP-1, CP-2 and CP-3 certificates, which are not offered by this prospectus supplement, represent interests solely in the Carolina Place underlying mortgage loan. Accordingly, the holders of the class CP-1, CP-2 and
CP-3 certificates are likely to have interests that conflict with those of the holders of the offered certificates.

     You May Be Bound by the Actions of Other Series 2005-C3 Certificateholders.
In some circumstances, the consent or approval of the holders of a specified percentage of the series 2005-C3 certificates will be required to direct, consent to or approve certain actions, including amending the series 2005-C3 pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2005-C3 certificates.

RISKS RELATED TO THE SWAP AGREEMENT

     Distributions on the Class A-MFL Certificates will Depend, in Part, on
Payments Received from the Swap Counterparty. The trust will have the benefit of a swap agreement relating to the class A-MFL certificates with Citibank N.A.
Because the class A-MFL REMIC II regular interest accrues interest at a fixed rate of interest subject to a maximum pass-through rate equal to a weighted average coupon derived from net interest rates on the underlying mortgage loans, the ability of the holders of the class A-MFL certificates to obtain the payment of interest at the designated LIBOR-based pass-through rate (which payment of interest may be reduced in certain circumstances as described in this prospectus supplement) will depend on payment by the swap counterparty pursuant to the swap agreement. See "Description of the Swap Agreement" in this prospectus supplement.

     A Decline in the Ratings of the Swap Counterparty, Among Other Things, May
Result in the Termination of the Swap Agreement and as a Result, the
Pass-Through Rate on the Class A-MFL Certificates May Convert to the
Pass-Through Rate on the Class A-MFL REMIC II Regular Interest. If the swap counterparty's long-term or short-term ratings fall below the ratings specified under "Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement, then: (a) in the case of the collateralization event, the swap counterparty will be required to post collateral to the extent necessary to fund any termination fee payable by the swap counterparty in the event of a termination of the swap agreement, to find a suitable replacement swap counterparty or to find a suitable guarantor of its obligations under the swap agreement; and (b) in the case of a rating agency trigger event, the swap counterparty will be required to find a suitable replacement swap counterparty or find a suitable guarantor of its obligations under the swap agreement.

     If the swap counterparty fails to post acceptable collateral, find a suitable replacement swap counterparty or find a suitable guarantor of its obligations under the swap agreement after a collateralization event, or if the swap counterparty fails to find a suitable replacement swap counterparty or find a suitable guarantor of its obligations under the swap agreement after a rating agency trigger event, or if another event of default or a termination event occurs under the swap agreement, then the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% (by balance) of the class
A-MFL certificates, to enforce the rights of the trustee under the swap agreement as may be permitted by the terms of the swap agreement, including the termination of the swap agreement, and use any termination fees received from the swap counterparty to enter into a replacement swap agreement on substantially similar terms. Other events of default under the swap agreement will include the failure of either party to make any payment required thereunder, which failure is not remedied within one (1) business day following notice thereof. The swap agreement will provide for other customary events of default and termination events.

                                      S-58

     If a guarantor of the swap counterparty's obligations under the swap agreement is in place, then the ratings requirements of the swap agreement with respect to the swap counterparty will be satisfied provided that the ratings of that guarantor satisfy those rating requirements.

     If the costs attributable to entering into a replacement swap agreement would exceed the net proceeds of the liquidation of the swap agreement, then a replacement swap agreement will not be entered into and any such proceeds will instead be distributed to the holders of the class A-MFL certificates. There can be no assurance that the swap counterparty will maintain the required ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap agreement, and there can be no assurance that any termination fee payable by the swap counterparty under the swap agreement will be sufficient for the trustee to engage a replacement swap counterparty. Furthermore, a termination fee may not be payable by the swap counterparty in connection with certain termination events.

     In addition, and notwithstanding the foregoing, the trustee will not be obligated to take any enforcement action with respect to the swap agreement unless it has received from the class A-MFL certificateholders an indemnity satisfactory to it with respect to the costs, expenses and liabilities associated with enforcing the rights of the trust under the swap agreement. No such costs, expenses and/or liabilities will be payable out of the trust fund.

     During the occurrence of a continuing payment default on the part of the swap counterparty, or if the swap agreement is terminated and no replacement swap counterparty is found, the class A-MFL certificate pass-through rate will convert to the pass-through rate on the class A-MFL REMIC II regular interest, which is a fixed interest rate of % per annum subject to a maximum pass-through rate equal to a weighted average coupon derived from the net interest rates on the underlying mortgage loans (without regard to the non-pooled portion of the
Carolina Place underlying mortgage loan). Any such conversion to the pass-through rate on the class A-MFL REMIC II regular interest might result in a temporary delay of payment of the distributions to the holders of the class
A-MFL certificates if notice of the resulting change in payment terms of the class A-MFL certificates is not given to DTC within the time frame in advance of the payment date that DTC requires to modify the payment.

     If the Pass-Through Rate of the Class A-MFL REMIC II Regular Interest is
Limited by a Weighted Average of the Net Interest Rates on the Underlying
Mortgage Loans, or if Interest Distributions with Respect to the Class A-MFL
REMIC II Regular Interest are Insufficient to Make the Required Payment to the
Swap Counterparty, Interest Distributions on the Class A-MFL Certificates Will
Be Reduced. Interest distributions with respect to the class A-MFL REMIC II regular interest will be subject to a maximum pass-through rate equal to a weighted average coupon derived from net interest rates on the underlying mortgage loans (without regard to the non-pooled portion of the Carolina Place underlying mortgage loan). If this weighted average coupon drops below % per annum, then interest distributions on the class A-MFL certificates will be reduced dollar-for-dollar with the reduction in the amount of interest allocated to the class A-MFL REMIC II regular interest as a result of that weighted average coupon dropping below % per annum. In addition, if for any other reason the funds allocated to payment of interest distributions on the class A-MFL
REMIC II regular interest are insufficient to make all required interest payments on the class A-MFL REMIC II regular interest (for example, as a result of prepayment interest shortfalls), interest distributions on the class A-MFL certificates will also be reduced dollar-for-dollar. See "Description of the
Swap Agreement" in this prospectus supplement.

     The Swap Agreement May Be Assigned. The swap counterparty may assign its rights and obligations under the swap agreement provided that, among other conditions, the ratings of the replacement swap counterparty would not cause a collateralization event under the swap agreement.

                                      S-59

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Real
Properties May Adversely Affect Payments on Your Certificates. After the
September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In an attempt to redress this situation, President George W. Bush signed into law the Terrorism Risk Insurance
Act of 2002, which established a three-year federal back-stop program under which the federal government and the insurance industry will share in the risk of loss associated with certain future terrorist attacks. Under the provisions of the act, (a) qualifying insurers must offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses, (b) the federal government will reimburse insurers 90% of amounts paid on claims, in excess of a specified deductible, provided that aggregate property and casualty insurance losses resulting from an act of terrorism exceed $5,000,000, (c) the federal government's aggregate insured losses are limited to $100 billion per program year, (d) reimbursement to insurers will require a claim based on a loss from a terrorist act, (e) to qualify for reimbursement, an insurer must have previously disclosed to the policyholder the premium charged for terrorism coverage and its share of anticipated recovery for insured losses under the federal program, and (f) the federal program by its terms will terminate December 31, 2005. With regard to policies in existence on November 26, 2002, the act provides that any terrorism exclusion in a property and casualty insurance contract in force on that date is void if the exclusion exempts losses that would otherwise be subject to the act, provided that an insurer may reinstate such a terrorism exclusion if the insured either (x) authorizes such reinstatement in writing or (y) fails to pay the premium increase related to the terrorism coverage within 30 days of receiving notice of such premium increase and of its rights in connection with such coverage.

     The Terrorism Risk Insurance Act of 2002 only applies to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism"
by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the act. Moreover, the act's deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for terrorism insurance coverage is still expected to be high. Finally, upon expiration, in December 2005, of the federal insurance back-stop program established by the act, it is possible that the program will not be renewed and there is no assurance that subsequent terrorism legislation would be passed.

     IF THE FEDERAL INSURANCE BACK-STOP PROGRAM REFERRED TO IN THE TWO PRECEDING
PARAGRAPHS IS NOT EXTENDED OR RENEWED, PREMIUMS FOR TERRORISM INSURANCE COVERAGE
WILL LIKELY INCREASE AND/OR THE TERMS OF SUCH INSURANCE MAY BE MATERIALLY
AMENDED TO ENLARGE STATED EXCLUSIONS OR TO OTHERWISE EFFECTIVELY DECREASE THE
SCOPE OF COVERAGE AVAILABLE (PERHAPS TO THE POINT WHERE IT IS EFFECTIVELY NOT
AVAILABLE). IN ADDITION, TO THE EXTENT THAT ANY POLICIES THAT CONTAIN "SUNSET
CLAUSES" (I.E. CLAUSES THAT VOID TERRORISM COVERAGE IF THE FEDERAL INSURANCE
BACKSTOP PROGRAM IS NOT RENEWED), THEN SUCH POLICIES MAY CEASE TO PROVIDE
TERRORISM INSURANCE COVERAGE UPON THE EXPIRATION OF THE FEDERAL INSURANCE
BACKSTOP PROGRAM.

     With respect to each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust fund, the related borrower is required under the related mortgage loan documents to maintain comprehensive all-risk casualty insurance (which may be provided under a blanket insurance policy). However, the related mortgage loan documents may not specifically require coverage for acts of terrorism. If the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. Generally, the mortgage loans specifically require terrorism insurance, but in the case of some mortgage loans, such insurance

                                      S-60

may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

     In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

     In the event that any mortgaged real property securing one of the underlying mortgage loans sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under that mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2005-C3 certificates.

     If a borrower is required, under the circumstances described above, to maintain such insurance for terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

     Repayment of the Underlying Mortgage Loans Depends on the Operation of the
Mortgaged Real Properties. The underlying mortgage loans are secured by mortgage liens on fee simple and/or leasehold interests primarily in the following types of real property:

     o    retail;

     o    office;

     o    multifamily;

     o    industrial;

     o    self storage;

     o    manufactured housing;

     o    mixed use;

     o    movie theater; and

     o    land.

See the property type table under "Summary of Prospectus Supplement--The
Underlying Mortgage Loans and the Mortgaged Real Properties--Additional
Statistical Information--Property Types" in this prospectus supplement for statistical information regarding the various types of real properties that secure the underlying mortgage loans.

                                      S-61

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on:

     o    the successful operation and value of the related mortgaged real property; and

     o    the related borrower's ability to refinance the mortgage loan or sell the related mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends Upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" and "Description of the Trust
Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and
Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Offered Certificates" in the accompanying prospectus.

     Risks Associated with Condominium Ownership. Four (4) mortgage loans (loan numbers 40, 51, 65 and 121), representing 1.0%, 0.8%, 0.6% and 0.2%, respectively, of the initial mortgage pool balance (of which three (3) mortgage loans are in loan group no. 1, representing 2.5% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 3.1% of the initial loan group no. 2 balance), are each secured by the related borrower's interest in residential and/or commercial condominium units.

     A condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related underlying mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to a condominium declaration, the holders of the remaining units may be responsible for common area maintenance charges that remain unpaid by any particular unit holder.

     In addition, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers.
Therefore, decisions made by that board of managers, including with respect to assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may have an adverse impact on the underlying mortgage loans that are secured by mortgaged real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. A mortgaged real property may not be readily convertible (or convertible at all)
due to use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where the mortgaged real property does not represent the entire condominium regime. In addition, in the event of a casualty with respect to the subject mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged real property, there could be a delay in the restoration of the mortgaged real property and/or the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2005-C3 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a property that does not consist of a condominium. Further, the liquidation value of a mortgaged

                                      S-62

real property subject to limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

     The Underlying Mortgage Loans Have a Variety of Characteristics That May
Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged real properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, several of those items include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

     o    The Mortgaged Real Property Will Be the Principal Asset Available to
          Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the
          Event of Default. All of the mortgage loans that we intend to include in the trust fund are or should be considered nonrecourse loans. If the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property (and any reserves, letters of credit or other additional collateral for the mortgage loan), and none of the other assets of the borrower, is or should be expected to be available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk Factors--Repayment of a Commercial or
          Multifamily Mortgage Loan Depends Upon the Performance and Value of
          the Underlying Real Property, Which May Decline Over Time, and the
          Related Borrower's Ability to Refinance the Property, of Which There
          Is No Assurance--Most of the Mortgage Loans Underlying Your Offered
          Certificates Will Be Nonrecourse" in the accompanying prospectus.

     o    In Some Cases, a Mortgaged Real Property Is Dependent on a Single
          Tenant or on One or a Few Significant Tenants. In the case of 26 mortgaged real properties, securing 8.5% of the initial mortgage pool balance and 10.7% of the initial loan group no. 1 balance, the related borrower has leased the particular property to a single tenant that occupies 100% of the leasable square footage at that property. In the case of 63 mortgaged real properties, securing 49.4% of the initial mortgage pool balance and 62.0% of the initial loan group no. 1 balance, including the 26 properties referred to in the prior sentence, the related borrower has leased the property to at least one tenant that occupies 25% or more of the leasable square footage at the particular mortgaged real property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of a major tenant, which, in some cases, is the sole tenant, at the mortgaged real property. See "Risk
          Factors--Repayment of a Commercial or Multifamily Mortgage Loan
          Depends Upon the Performance and Value of the Underlying Real
          Property, Which May Decline Over Time and the Related Borrower's
          Ability to Refinance the Property, of Which There Is No Assurance--The
          Successful Operation of a Multifamily or Commercial Property Depends
          on Tenants", "--Repayment of a Commercial or Multifamily Mortgage Loan
          Depends Upon the Performance and Value of the Underlying Real
          Property, Which May Decline Over Time and the Related Borrower's
          Ability to Refinance the Property, of Which There Is No
          Assurance--Dependence on a Single Tenant or a Small Number of Tenants
          Makes a Property Riskier Collateral" and "--Repayment of a Commercial
          or Multifamily Mortgage Loan Depends Upon the Performance and Value of
          the Underlying Real Property, Which May Decline Over Time and the
          Related Borrower's Ability to Refinance the Property, of Which There
          Is No Assurance--Tenant Bankruptcy Adversely Affects Property
          Performance" in the accompanying prospectus.

                                      S-63

     o    Ten Percent or More of the Initial Mortgage Pool Balance Is Made Up of
          Mortgage Loans Secured by Mortgage Liens on Each of the Following
          Property Types: Retail, Office and Multifamily. Fifty-seven (57)
          mortgaged real properties, securing 44.2% of the initial mortgage pool balance and 55.4% of the initial loan group no. 1 balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

          1.   the strength, stability, number and quality of the tenants;

          2.   tenants' sales;

          3.   tenant mix;

          4.   whether the subject property is in a desirable location;

          5.   the physical condition and amenities of the subject building in relation to competing buildings;

          6.   competition from nontraditional sources such as catalog
               retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers;

          7.   whether a retail property is anchored, shadow anchored or
               unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

          8.   the financial condition of the owner of the subject property.

          We consider 49 of the foregoing retail properties, securing 38.9% of the initial mortgage pool balance and 48.7% of the initial loan group
          no. 1 balance, to be anchored retail properties, which signifies that there is at least one anchor tenant located at the property. An anchor tenant is a retail tenant or retail occupant whose space is or would be substantially larger in size than that of other tenants at a retail mall or shopping center and whose operation is or would be vital in attracting customers to a retail mall or shopping center. Four (4) of those 49 anchored retail properties, securing 1.4% of the initial mortgage pool balance and 1.8% of the initial loan group no. 1 balance, are shadow anchored, which means that none of the anchor tenants is on any portion of the subject property that is subject to the lien of the related mortgage instrument. Another 15 of those anchored retail properties, securing 3.9% of the initial mortgage pool balance and 4.9% of the initial loan group no. 1 balance, are occupied by a single tenant. The remaining eight (8) retail properties, securing 5.4% of the initial mortgage pool balance and 6.8% of the initial loan group no. 1 balance, are unanchored retail properties. In addition, one (1) of the mortgaged real properties, securing 0.6% of the initial mortgage pool balance and 0.8% of the initial loan group
          no. 1 balance, is used for mixed use purposes that include a significant retail component.

          In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. The presence or absence of an anchor tenant in a retail property can be important, because anchor tenants play a key role in generating customer traffic and making the retail property desirable for other tenants. Some tenants, in particular anchor tenants (or shadow anchor tenants), may have the right to cease operations or may not be prohibited from ceasing

                                      S-64

          operations at the property while continuing to pay rent during their lease terms. Also, if an anchor tenant or a shadow anchor tenant ceases operations at a retail property or if their sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the leases.

          See "Description of the Trust Assets--Mortgage Loans--A Discussion of
          the Various Types of Multifamily and Commercial Properties that May
          Secure Mortgage Loans Underlying a Series of Offered
          Certificates--Retail Properties" in the accompanying prospectus.

          Twenty-two (22) of the mortgaged real properties, securing 26.8% of the initial mortgage pool balance and 33.5% of the initial loan group
          no. 1 balance, are used entirely or primarily for office purposes.
          Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of the mortgaged real property or the entire mortgaged real property.

          A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

          1.   the strength, stability, number and quality of the tenants;

          2.   accessibility from surrounding highways/streets;

          3.   the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the
               HVAC system, parking and the subject building's compatibility with current business wiring requirements;

          4.   whether the area in which the office property is located is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and
               cultural amenities; and

          5.   the financial condition of the owner of the subject property.

          See "Description of the Trust Assets--Mortgage Loans--A Discussion of
          the Various Types of Multifamily and Commercial Properties that May
          Secure Mortgage Loans Underlying a Series of Offered
          Certificates--Office Properties" in the accompanying prospectus.

          Thirty-two (32) of the mortgaged real properties, securing 21.1% of the initial mortgage pool balance (three (3) of which secure mortgage loans in loan group no. 1, representing 2.1% of the initial loan group
          no. 1 balance, and 29 of which secure mortgage loans in loan group no.
          2, representing 96.5% of the initial loan group no. 2 balance), are primarily used for multifamily rental purposes. A number of factors may adversely affect the value and successful operation of a multifamily rental property. Some of these factors include:

          1.   the number of competing residential developments in the local market, including apartment buildings and site-built single family homes;

          2.   the physical condition and amenities of the subject apartment building in relation to competing buildings;

          3.   the subject property's reputation;

                                      S-65

          4.   applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

          5.   local factory or other large employer closings;

          6.   the level of mortgage rates to the extent it encourages tenants to purchase single-family housing;

          7.   compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits;

          8.   distance from employment centers and shopping areas; and

          9.   the financial condition of the owner of the subject property.

          In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry.
          Therefore, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

          Multifamily rental properties that are wholly or predominately occupied by students may be more susceptible to damage or wear and tear than other types of multifamily housing and may be dependent on the financial well-being of the college or university to which they relate. Such multifamily properties may be subject to competition from on-campus housing units, may not be readily convertible to other types of multifamily use, and will likely be subject to a higher turnover rate than other types of multifamily properties due to the relatively short-term nature of student leases.

          See "Description of the Trust Assets--Mortgage Loans--A Discussion of
          the Various Types of Multifamily and Commercial Properties that May
          Secure Mortgage Loans Underlying a Series of Offered
          Certificates--Multifamily Rental Properties" in the accompanying prospectus.

          In addition, eight (8) of the mortgaged real properties, securing 3.7%
          of the initial mortgage pool balance and 4.6% of the initial loan group no. 1 balance, are used for industrial purposes; and four (4) of the mortgaged real properties, securing 2.0% of the initial mortgage pool balance and 2.5% of the initial loan group no. 1 balance, are self storage properties. Mortgage loans that are secured by liens on each of those types of properties are exposed to unique risks particular to those types of properties. For a discussion of factors uniquely affecting industrial properties, see "Description of the
          Trust Assets--Mortgage Loans--A Discussion of the Various Types of
          Multifamily and Commercial Properties that May Secure Mortgage Loans
          Underlying a Series of Offered Certificates--Industrial Properties" in
          the accompanying prospectus. For a discussion of factors uniquely affecting self storage facilities, see "Description of the Trust
          Assets--Mortgage Loans--A Discussion of the Various Types of
          Multifamily and Commercial Properties that May Secure Mortgage Loans
          Underlying a Series of Offered Certificates--Warehouse, Mini-Warehouse
          and Self Storage Facilities" in the accompanying prospectus.

          The inclusion in the trust fund of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and

                                      S-66

          value of that property type. See "Description of the Trust
          Assets--Mortgage Loans--A Discussion of Various Types of Multifamily
          and Commercial Properties that May Secure Mortgage Loans Underlying a
          Series of Offered Certificates" in the accompanying prospectus.

     o    Five Percent or More of the Initial Mortgage Pool Balance Will Be
          Secured by Mortgage Liens on Real Property Located in Each of
          California, Texas, North Carolina and Maryland. Mortgage loans representing 5% or more of the initial mortgage pool balance are secured by mortgaged real properties located in each of the following states or regions:



                                       NUMBER OF   % OF INITIAL    % OF INITIAL    % OF INITIAL
                                       MORTGAGED     MORTGAGE       LOAN GROUP      LOAN GROUP
     STATE/REGION                     PROPERTIES   POOL BALANCE   NO. 1 BALANCE   NO. 2 BALANCE
     ------------------------------   ----------   ------------   -------------   -------------

     California....................       23           16.3%          19.1%            5.3%
        Southern California(1).....       16           11.8           13.4             5.3
        Northern California(2).....        7            4.5            5.7              --
     Texas.........................       26           12.6            9.8            24.1
     North Carolina................        5           11.7           12.3             9.1
     Maryland......................        5           10.8           13.5              --
                                          --           ----           ----            ----
           Total                          59           51.4%          54.7%           38.5%
                                          ==           ====           ====            ====


----------
     (1)  Southern California includes properties that are located in zip codes of 92832 and lower.

     (2)  Northern California includes properties that are located in zip codes of 93612 and higher.

     The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state, region or other jurisdiction makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state or region. See "Risk Factors--Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the
     accompanying prospectus.

     o    The Mortgage Pool Will Include Material Concentrations of Balloon
          Loans and Mortgage Loans with an Anticipated Repayment Date. One hundred nineteen (119) mortgage loans, representing 97.1% of the initial mortgage pool balance, of which 89 are in loan group no. 1, representing 96.3% of the initial loan group no. 1 balance, and 30 are in loan group no. 2, representing 100.0% of the initial loan group no.
          2 balance, are balloon loans. In addition, three (3) mortgage loans, representing 2.1% of the initial mortgage pool balance and 2.7% of the initial loan group no. 1 balance, provide incentives for the related borrowers to repay those loans by their respective anticipated repayment dates prior to maturity. Four (4) of the balloon loans that we intend to include in the trust fund, representing 5.4% of the initial mortgage pool balance, of which three (3) mortgage loans are in loan group no. 1, representing 5.4% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 5.6% of the initial loan group no. 2 balance, provide for payments of interest only until maturity; and another 56 of the balloon loans that we intend to include in the trust fund, representing 48.9% of the initial mortgage pool balance, of which 39 are in loan group no. 1, representing 46.2% of the initial loan group
          no. 1 balance, and 17 are in loan group no. 2, representing 59.5% of the initial loan group no. 2 balance, provide for payments of interest only for periods ranging from the first 12 payments to the first 96 payments of those mortgage loans. One (1) of the mortgage loans with anticipated repayment dates that we intend to include in the trust fund, representing 0.7% of the initial mortgage pool balance and 0.8%
          of the initial loan group no. 1 balance, provides for payments of interest only for the first 12 payments following origination.
          Ninety-four (94)

                                      S-67

          mortgage loans, representing 70.4% of the initial mortgage pool balance, have either a maturity date or an anticipated repayment date during the 12-month period from and including October 2014 to and including September 2015; 79 mortgage loans, representing 76.5% of the initial loan group no. 1 balance, have either a maturity date or an anticipated repayment date during the 12-month period from and including October 2014 to and including September 2015; and 15 mortgage loans, representing 46.2% of the initial loan group no. 2 balance, have either a maturity date or an anticipated repayment date during the 12-month period from and including October 2014 to and including September 2015. The ability of a borrower to make the required balloon payment on a balloon loan or payment of the entire principal balance of an interest-only balloon loan, at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon, among other things, the borrower's ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See
          "Description of the Mortgage Pool--Terms and Conditions of the
          Underlying Mortgage Loans" in this prospectus supplement and "Risk
          Factors--The Investment Performance of Your Offered Certificates Will
          Depend Upon Payments, Defaults and Losses on the Underlying Mortgage
          Loans; and Those Payments, Defaults and Losses May Be Highly
          Unpredictable--There Is an Increased Risk of Default Associated with
          Balloon Payments" in the accompanying prospectus.

     o    The Mortgage Pool Will Include Some Disproportionately Large Mortgage
          Loans. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are each substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The ten largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in the trust fund represent 32.4% of the initial mortgage pool balance. The ten largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in loan group no. 1 represent 40.0% of the initial loan group no. 1 balance. The ten largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in loan group no. 2 represent 61.5% of the initial loan group no. 2 balance. See
          "Description of the Mortgage Pool--General" and
          "--Cross-Collateralized Mortgage Loans and Multiple Property Mortgage
          Loans" in this prospectus supplement and "Risk Factors--Loan
          Concentration Within a Trust Exposes Investors to Greater Risk of
          Default and Loss" in the accompanying prospectus. See also attached to this prospectus supplement Annex B--Description of Ten Largest
          Mortgage Loans and/or Groups of Cross-Collateralized Mortgage Loans.

     o    The Mortgage Pool Will Include Mortgage Loans Secured In Whole or In
          Part By Leasehold Interests. Three (3) mortgage loans, representing
          1.0% of the initial mortgage pool balance and 1.3% of the initial loan group no. 1 balance, are each secured by a mortgage lien on the related borrower's leasehold interest in a material portion of the corresponding mortgaged real property, but not on the fee simple interest in that property. Because of possible termination of the related ground lease, lending secured by a leasehold interest in a real property is riskier than lending secured by an actual ownership interest in that property. See "Description of the Mortgage
          Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Furthermore, if an underlying mortgage loan is secured by a mortgage on both the related borrower's leasehold interest in the related mortgaged real property and the underlying fee interest in such property (in which case we reflect in this prospectus supplement that the

                                      S-68

          mortgage loan is secured by a mortgage on both the related borrower's leasehold interest in the related mortgaged real property and the underlying fee interest in such property (in which case we reflect in this prospectus supplement that the mortgage loan is secured by a mortgage on the related fee interest), the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity. See also "Risk
          Factors--Ground Leases Create Risks for Lenders that Are Not Present
          When Lending on an Actual Ownership Interest in a Real Property" and
          "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold
          Considerations" in the accompanying prospectus.

     o    Several of the Mortgaged Real Properties Are Legal Nonconforming Uses
          or Legal Nonconforming Structures. Several of the mortgage loans that we intend to include in the trust fund are secured by a mortgage lien on a real property that is a legal nonconforming use or structure or that is subject to a de minimis zoning violation. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty.
          See "Description of the Mortgage Pool--Zoning and Building Code
          Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value of a Real
          Property" in the accompanying prospectus.

     o    Some of the Underlying Borrowers Have Incurred or Are Permitted to
          Incur Additional Debt Secured by the Related Mortgaged Real Property.
          One (1) of the mortgage loans that we intend to include in the trust fund, which is described under "Description of the Mortgage Pool--The
          Carolina Place Loan Pair" in this prospectus supplement, which--taking into account the pooled and non-pooled portions thereof--has a cut-off date principal balance of $130,000,000, and the pooled portion of which has a cut-off date principal balance of $114,200,000, representing 8.0% of the initial mortgage pool balance and 10.0% of the initial loan group no. 1 balance, is part of a loan pair that includes an additional mortgage loan (not included in the trust fund)
          that is secured by the same mortgage instrument encumbering the related mortgaged real property as is the Carolina Place underlying mortgage loan. The Carolina Place underlying mortgage loan, which has a cut-off date unpaid principal balance of $130,000,000, is generally senior in right of payment to the Carolina Place non-trust mortgage loan, which has a cut-off date principal balance of $37,919,878.

          See "Description of the Mortgage Pool--Additional Loan and Property
          Information--Additional and Other Financing" in this prospectus supplement and "Risk Factors--Subordinate Debt Increases the
          Likelihood That a Borrower Will Default on a Mortgage Loan Underlying
          Your Offered Certificates" in the accompanying prospectus.

          The existence of secured subordinate debt will increase the risk of loss on the corresponding underlying mortgage loan and will subject the trust to additional risks, including:

          o    the risk that the necessary maintenance of the related mortgaged real property could be deferred to allow the borrower to pay the required debt service on the subordinate obligation and that the value of the mortgaged real property may fall as a result;

          o    the risk that a default on the subordinate loan could result in a default on the underlying mortgage loan; and

          o    the risk that it may be more difficult for the borrower to refinance the underlying mortgage loan or to sell the related mortgaged real property for purposes of making any balloon payment on the entire balance of both the senior obligation and the subordinate obligation upon the maturity of the mortgage loan.

          Except as disclosed under this "--Some of the Underlying Borrowers
          Have Incurred or Are Permitted to Incur Additional Debt Secured by the
          Related Mortgaged Real Property" subsection

                                      S-69

          and "Description of the Mortgage Pool--Additional Loan and Property
          Information--Additional and Other Financing" in this prospectus supplement, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust fund have any other debt outstanding that is secured by the respective mortgaged real properties; however, no other outstanding secured subordinate debt was indicated on the title insurance policies that were obtained in connection with the origination of the mortgage loans.

     o    Some of the Underlying Borrowers Have Incurred or Are Permitted to
          Incur Additional Debt That Is Not Secured by the Related Mortgaged
          Real Property or by Equity Interests in Those Borrowers. In the case of two (2) underlying mortgage loans, representing 4.9% of the initial mortgage pool balance and 6.2% of the initial loan group no. 1 balance, the related borrowers have incurred or are permitted to incur additional unsecured debt as described under "Description of the
          Mortgage Pool--Additional Loan and Property Information--Additional
          and Other Financing" in this prospectus supplement.

          Substantially all the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged real property.

          Additionally, in the case of those underlying mortgage loans that require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

          Even unsecured debt and other unsecured obligations can result in a diversion of cash flow to pay those debts and obligations, thereby increasing the likelihood of deferred maintenance at the subject mortgaged real property, a default on the subject mortgage loan and/or a borrower bankruptcy.

          Except as disclosed under this "--Some of the Underlying Borrowers
          Have Incurred or Are Permitted to Incur Additional Debt That Is Not
          Secured by the Related Mortgaged Real Property or by Equity Interests
          in Those Borrowers" subsection and "Description of the Mortgage
          Pool--Additional Loan and Property Information--Additional and Other
          Financing" in this prospectus supplement, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust fund have any other debt outstanding that is not secured by the related mortgaged real property.

          See "Description of the Mortgage Pool--Additional Loan and Property
          Information--Additional and Other Financing" in this prospectus supplement and "Risk Factors--Subordinate Debt Increases the
          Likelihood That a Borrower Will Default on a Mortgage Loan Underlying
          Your Offered Certificates" in the accompanying prospectus.

     o    In the Case of Some of the Mortgage Loans That We Intend to Include in
          the Trust Fund, One or More of the Principals of the Related Borrower
          Are Permitted to Incur Mezzanine Debt. In the case of 22 mortgage loans that we intend to include in the trust fund, representing 15.5%
          of the initial mortgage pool balance, of which 16 mortgage loans are in loan group no. 1, representing 14.7% of the initial loan group no.
          1 balance, and six (6) are in loan group no. 2, representing 18.9% of the initial loan group no. 2 balance, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt as described under "Description of the Mortgage Pool--Additional
          Loan and Property Information--Additional and Other Financing" in this prospectus supplement.

                                      S-70

          Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding mortgaged real property. The existence of mezzanine debt may reduce available cash flow on the borrower's mortgaged real property after the payment of debt service or result in cash flow pressures if the mezzanine debt matures or becomes payable prior to the maturity of the related mortgage loan, and may increase the likelihood that the owner(s) of a borrower will permit the value or income-producing potential of a mortgaged real property to decline and create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged real property whose value or income is relatively weak.

          Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity interests in the related borrower pledged to secure payment of the mezzanine loan. Although such a transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under such mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related mortgaged real property and the related borrower's ability to make payments on the related mortgage loan in a timely manner.

          The holder of a mezzanine loan often has the right to purchase the related mortgage loan from the trust if certain defaults on the related mortgage loan occur and, in some cases, may have the right to cure certain defaults occurring on the related mortgage loan. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and certain unpaid servicing expenses relating to, the subject mortgage loan.

          Except as disclosed under this "--In the Case of Some of the Mortgage
          Loans That We Intend to Include in the Trust Fund, One or More of the
          Principals of the Related Borrower Have Incurred or Are Permitted to
          Incur Mezzanine Debt" subsection and "Description of the Mortgage
          Pool--Additional Loan and Property Information--Additional and Other
          Financing" in this prospectus supplement, we have not been able to confirm whether the principals of the respective borrowers under the mortgage loans that we intend to include in the trust fund have any other mezzanine financing outstanding.

          See "Description of the Mortgage Pool--Additional Loan and Property
          Information--Additional and Other Financing" in this prospectus supplement and "Risk Factors--Subordinate Debt Increases the
          Likelihood That a Borrower Will Default on a Mortgage Loan Underlying
          Your Offered Certificates" in the accompanying prospectus.

     o    Some of the Mortgaged Real Properties May Not Comply with the
          Americans with Disabilities Act of 1990. Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund may not comply with the Americans with Disabilities Act of
          1990. Compliance can be expensive. See "Risk Factors--Compliance with the Americans with Disabilities Act of 1990 May be Expensive" and
          "Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the accompanying prospectus.

     o    Multiple Mortgaged Real Properties Are Owned by the Same Borrower or
          Affiliated Borrowers. Thirteen (13) separate groups of mortgage loans that we intend to include in the trust fund, consisting of a total of
          45 mortgage loans and representing a total of 31.6% of the initial mortgage pool balance, of which 29 mortgage loans are in loan group
          no. 1, representing 26.5% of the initial loan group no. 1 balance, and
          16 mortgage loans are in loan group no. 2, representing 51.9% of the initial loan group no. 2 balance, have borrowers that, in the case of each of those

                                      S-71

          groups, are the same or under common control. The largest of these groups is identified on Annex A-1 to this prospectus supplement as
          Related Mortgage Loan Group R1, which consists of five (5) mortgage loans, representing 5.9% of the initial mortgage pool balance and
          29.3% of the initial loan group no. 2 balance. The next largest of these groups is identified on Annex A-1 to this prospectus supplement as Related Mortgage Loan Group R2 which consists of two (2) mortgage loans, representing 4.8% of the initial mortgage pool balance, and
          6.0% of the initial loan group no. 1 balance. See "Description of the
          Mortgage Pool--Mortgage Loans With Affiliated Borrowers" in this prospectus supplement.

     o    Multiple Mortgaged Real Properties are Occupied, in Whole or in Part,
          by the Same Tenant or Affiliated Tenants. There are several tenants that lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust fund. For example, 13 mortgage loans that we intend to include in the trust fund, representing 2.9% of the initial mortgage pool balance and 3.6%
          of the initial loan group no. 1 balance, are secured by mortgaged real properties as to which United Supermarkets, Inc. is the sole tenant at the related mortgaged real properties. In addition, three (3) mortgage loans that we intend to include in the trust fund, representing 12.1%
          of the initial mortgage pool balance and 15.2% of the initial loan group no. 1 balance, are secured by mortgaged real properties as to which J.C. Penney is one of the three (3) largest major tenants at each of those mortgaged real properties. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex
          A-1 to this prospectus supplement for a list of the three (3) largest major tenants at each of the mortgaged real properties used for retail, office or industrial purposes.

          The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust fund. See "Risk Factors--Repayment of a Commercial or Multifamily
          Mortgage Loan Depends upon the Performance and Value of the Underlying
          Real Property, which May Decline Over Time and the Related Borrower's
          Ability to Refinance the Property, of which there Is No
          Assurance--Tenant Bankruptcy Adversely Affects Property Performance",
          "--Borrower Concentration Within a Trust Exposes Investors to Greater
          Risk of Default and Loss" and "--Borrower Bankruptcy Proceedings Can
          Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered
          Certificates" in the accompanying prospectus.

     Tenancies in Common May Hinder Recovery. Certain of the mortgage loans that we intend to include in the trust fund have borrowers that own the related mortgaged real properties as tenants-in-common. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Although some of the related borrowers have purported to waive any right of partition, we cannot assure you that any such waiver would be enforced by a court of competent jurisdiction. The commencement of a partition action by any tenant-in-common borrower is generally an event of default under the related mortgage loan documents. In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged if the tenant-in-common borrowers become insolvent or bankrupt at different times because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital and the need to deal with multiple borrowers in the event of a default on the loan. The mortgaged real properties securing 22 mortgage loans, which collectively represent 17.6% of the initial mortgage

                                      S-72

pool balance and 22.1% of the initial loan group no. 1 balance, are each owned by individuals or entities as tenants-in-common. The tenants-in-common for these mortgage loans may not all be special purpose entities, and some of those tenants-in-common may be individuals.

     Changes in Mortgage Pool Composition Can Change the Nature of Your
Investment. In general, if you purchase any offered certificates that have a relatively longer weighted average life, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own offered certificates with relatively shorter weighted average lives. See "Risk Factors--Changes in Pool Composition
Will Change the Nature of Your Investment" in the accompanying prospectus.

     Lending on Income-Producing Real Properties Entails Environmental Risks.
The trust could become liable for a material adverse environmental condition at one or more of the mortgaged real properties securing the mortgage loans in the trust fund. Any potential environmental liability could reduce or delay payments on the offered certificates.

     A third-party environmental consultant conducted a Phase I environmental study meeting ASTM standards for each of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. The resulting environmental reports were prepared:

     o    in the case of 121 mortgaged real properties, securing 93.1% of the initial mortgage pool balance (of which 97 mortgaged real properties secure mortgage loans in loan group no. 1, representing 100.0% of the initial loan group no. 1 balance, and 24 mortgaged real properties secure mortgage loans in loan group no. 2, representing 65.8% of the initial loan group no. 2 balance), during the 12-month period preceding the cut-off date, and

     o    in the case of six (6) mortgaged real properties, securing 6.9% of the initial mortgage pool balance and 34.2% of the initial loan group no.
          2 balance, during the 12- to 16-month period preceding the cut-off date.

     There can be no assurance that the above-referenced environmental testing identified all adverse environmental conditions and risks at the mortgaged real properties securing the underlying mortgage loans or that adverse environmental conditions and risks have not developed at any of those properties since that testing.

     See "Description of the Mortgage Pool--Additional Loan and Property
Information--Environmental Reports" for a discussion of specific environmental matters with respect to certain of the mortgage loans.

     See "Risk Factors--Environmental Liabilities Will Adversely Affect the
Value and Operation of the Contaminated Property and May Deter a Lender from
Foreclosing" and "Legal Aspects of Mortgage Loans--Environmental Considerations"
in the accompanying prospectus.

     Lending on Income-Producing Properties Entails Risks Related to Property
Condition. Professional engineers or architects inspected all of the mortgaged real properties for the underlying mortgage loans, except in the case of the underlying mortgage loan (loan number 110, securing 0.3% of the initial mortgage pool balance and 0.4% of the initial loan group no. 1 balance) which is secured by land. One hundred nineteen (119) of the mortgaged real properties, securing
92.5% of the initial mortgage pool balance, of which 95 mortgaged real properties secure mortgage loans in loan group no. 1, representing 99.3% of the initial loan group no. 1 balance, and 24 mortgaged real properties secure mortgage loans in loan group no. 2, representing 65.8% of the initial loan group
no. 2 balance, were inspected during the 12-month period preceding the cut-off date, and seven (7) of the mortgaged real properties, securing 7.2% of the initial mortgage pool balance, of which one (1) mortgaged real property secures a mortgage loan in loan group no. 1, representing 0.3% of the initial loan group
no. 1 balance, and six (6) mortgaged real properties secure mortgage loans in loan group no. 2, representing 34.2% of the initial

                                      S-73

loan group no. 2 balance, were inspected during the 12- to 16-month period preceding the cut-off date. The scope of those inspections included an assessment of:

     o    the exterior walls, roofing, interior construction, mechanical and electrical systems; and

     o    general condition of the site, buildings and other improvements located at each mortgaged real property.

     There can be no assurance that the above-referenced inspections identified all risks related to property condition at the mortgaged real properties securing the underlying mortgage loans or that adverse property conditions, including deferred maintenance and waste, have not developed at any of the properties since that inspection.

     Uninsured Loss; Sufficiency of Insurance. The borrowers under the mortgage loans that we intend to include in the trust fund are, with limited exception, required to maintain the insurance coverage described under "Description of the
Mortgage Pool--Hazard, Liability and Other Insurance" in this prospectus supplement. Some types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots or acts of war or terrorism or earthquakes. Furthermore, there is a possibility of casualty losses on a mortgaged real property for which insurance proceeds may not be adequate.
Consequently, there can be no assurance that each casualty loss incurred with respect to a mortgaged real property securing one of the underlying mortgage loans will be fully covered by insurance.

     Thirty-three (33) mortgaged real properties, securing 23.9% of the initial mortgage pool balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. Twenty-eight (28) of those
33 mortgaged real properties secure mortgage loans in loan group no. 1, representing 25.7% of the initial loan group no. 1 balance, and five (5) of those 33 mortgaged real properties secure mortgage loans in loan group no. 2, representing 16.9% of the initial loan group no. 2 balance. One (1) of those 33 mortgaged real properties, securing 0.7% of the initial mortgage pool balance and 3.5% of the initial loan group no. 2 balance, is secured by a manufactured housing community as to which no seismic assessment was performed. However, earthquake insurance is not necessarily required to be maintained by a borrower, even in the case of mortgaged real properties located in areas that are considered to have a high earthquake risk. Earthquake insurance is generally required only if the probable maximum loss for the subject property is greater than 20% of the replacement cost of the improvements on the property and no retrofitting will be done to improve that percentage.

     In addition, the southern and eastern coasts of the continental United
States have historically been at greater risk, than other areas, of experiencing losses due to windstorms, such as tropical storms or hurricanes. For purposes of this prospectus supplement, we consider all areas within 20 miles of the coast from the southern tip of Texas to the northern border of North Carolina to have such a high windstorm risk. Ten (10) mortgaged real properties, securing 7.3% of the initial mortgage pool balance, are located in high windstorm risk areas.
Seven (7) of those 10 mortgaged real properties secure mortgage loans in loan group no. 1, representing 6.4% of the initial loan group no. 1 balance, and three (3) of those 10 mortgaged real properties secure mortgage loans in loan group no. 2, representing 11.2% of the initial loan group no. 2 balance.

     Potential Conflicts of Interest Exist with Respect to Property Managers, the Borrowers and the Mortgage Loan Sellers. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     o    the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; or

                                      S-74

     o    affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     Further, certain mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of one of the mortgage loan sellers and/or the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged real properties under certain of the mortgage loans. Each of the mortgage loan sellers or any of their respective affiliates may engage in other financial transactions with the underlying borrowers, principals of the underlying borrowers and/or their respective affiliates.

     In addition, the respective underwriters are affiliated with various other participants in the series 2005-C3 transaction. Citigroup Global Markets Inc. is affiliated with us and with Citigroup Global Markets Realty Corp., one of the mortgage loan sellers. IXIS Securities North America Inc. is affiliated with
IXIS Real Estate Capital Inc., another of the mortgage loan sellers.

     The Interests of the Holders of the Carolina Place Non-Trust Mortgage Loan
May Conflict with Your Interests. One (1) mortgage loan that we intend to include in the trust, which is described under "Description of the Mortgage
Pool--The Carolina Place Loan Pair" in this prospectus supplement, and the pooled portion of which represents 8.0% of the initial mortgage pool balance and
10.0% of the initial loan group no. 1 balance, is part of a loan pair that includes one additional mortgage loan (not included in the trust) that is secured by the same mortgage instrument encumbering the same mortgaged real property as is the subject underlying mortgage loan. Pursuant to the related co-lender agreement, the holder of the Carolina Place non-trust mortgage loan is granted various rights and powers that affect the underlying mortgage loan in that loan pair, including (a) cure rights and a purchase option with respect to the underlying mortgage loan in that loan pair and (b) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan pair. In connection with exercising any of the foregoing rights afforded to it, the holder of the Carolina Place non-trust mortgage loan will likely not be an interested party with respect to the series 2005-C3 securitization and, consequently, may have interests that conflict with your interests. You should expect that the Carolina Place non-trust mortgage loan noteholder will exercise its rights and powers to protect its economic interests, and will not be liable to the series 2005-C3 certificateholders for so doing. See "Description of the
Mortgage Pool--The Carolina Place Loan Pair" in this prospectus supplement for a more detailed description of the related co-lender arrangement and the priority of payments among the mortgage loans comprising the Carolina Place loan pair.
Also, see "Servicing of the Underlying Mortgage Loans--The Series 2005-C3
Controlling Class Representative, the Class CP Representative and the Carolina
Place Non-Trust Loan Noteholder" in this prospectus supplement for a more detailed description of certain of the foregoing rights of the Carolina Place non-trust mortgage loan noteholder.

     Limitations on Enforceability of Cross-Collateralization Reduce Its
Benefits; Security Provided By Mortgages Securing Cross-Collateralized Mortgage
Loans May Be Limited For Recording Tax Purposes. The mortgage pool will include
16 mortgage loans, representing 6.9% of the initial mortgage pool balance, of which 12 mortgage loans are in loan group no. 1, representing 3.1% of the initial loan group no. 1 balance, and four (4) mortgage loans are in loan group
no. 2, representing 21.9% of the initial loan group no. 2 balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more mortgaged real properties. These mortgage loans are identified under "Description of the Mortgage Pool--Cross-Collateralized
Mortgage Loans and Multiple Property Loans" in this prospectus supplement. The purpose of cross-collateralizing mortgage loans with multiple mortgaged real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, all of these mortgage loans permit--

     o    the release of one or more of the mortgaged real properties from the related mortgage lien, and/or

                                      S-75

     o    a full or partial termination of the applicable
          cross-collateralization,

in each case, upon the satisfaction of the conditions described under
"Description of the Mortgage Pool--Cross-Collateralized Mortgage Loans" and
"--Mortgage Loans Which Permit Partial Release of the Related Mortgaged Real
Property" in this prospectus supplement.

     If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers, were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower's bankruptcy estate could challenge that borrower's pledging of the underlying mortgaged real property as a fraudulent conveyance. See "Risk Factors--Some
Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be
Challenged as Being Unenforceable--Cross-Collateralization Arrangements" in the
accompanying prospectus.

     In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Limited Information Causes Uncertainty. Fifty-nine (59) of the mortgage loans that we intend to include in the trust fund, representing 48.5% of the initial mortgage pool balance, of which 45 mortgage loans are in loan group no.
1, representing 48.5% of the initial loan group no. 1 balance, and 14 mortgage loans are in loan group no. 2, representing 48.5% of the initial loan group no.
2 balance, were originated for the purpose of providing acquisition financing.
Fifteen (15) of the mortgage loans that we intend to include in the trust fund, representing 9.0% of the initial mortgage pool balance, of which 12 mortgage loans are in loan group no. 1, representing 8.5% of the initial loan group no. 1 balance, and three (3) mortgage loans are in loan group no. 2, representing
11.0% of the initial loan group no. 2 balance, are secured by mortgaged real properties that were constructed or completed after January 1, 2004.
Accordingly, there may be limited or no recent historical operating information available with respect to the mortgaged real properties for these mortgage loans. As a result, you may find it difficult to analyze the historical performance of these properties.

     Prior Bankruptcies May Reflect Future Performance. We are aware that, in the case of three (3) mortgage loans that we intend to include in the trust fund, which are controlled by one principal or principal group and which represent 7.0% of the initial mortgage pool balance and 8.8% of the initial loan group no. 1 balance, the related borrower or a principal in the related borrower has been a party to a prior bankruptcy proceeding within the last seven years.
We are also aware that, in the case of 10 mortgage loans that we intend to include in the trust fund, which represent 5.3% of the initial mortgage pool balance, of which five (5) mortgage loans are in loan group no. 1, representing
3.1% of the initial loan group no. 1 balance, and five (5) mortgage loans are in loan group no. 2, representing 13.6% of the initial loan group no. 2 balance, the related borrower or a principal in the related borrower was a party to a bankruptcy proceeding prior to the last seven years. There can be no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings.

     Litigation May Adversely Affect Property Performance. There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

                                      S-76

     Tax Considerations Related to Foreclosure. If the trust were to acquire an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying "rents from real property" within the meaning of section 856(d)
of the Internal Revenue Code of 1986, as amended, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax as described under
"Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other
Taxes" in the accompanying prospectus. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distributions with respect to the series 2005-C3 certificates.

     In addition, in connection with the trust's acquisition of an underlying real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions--particularly in
California and New York--be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distributions with respect to the series 2005-C3 certificates.

     The Underwritten Net Cash Flow Debt Service Coverage Ratios and/or
Loan-to-Value Ratios for Certain of the Underlying Mortgage Loans Have Been
Adjusted in Consideration of a Cash Holdback or a Letter of Credit. With respect to seven (7) mortgage loans that we intend to include in the trust fund (loan numbers 33, 34, 38, 40, 44, 48 and 65), which collectively represent 7.1% of the initial mortgage pool balance, of which four (4) mortgage loans are in loan group no. 1, representing 5.5% of the initial loan group no. 1 balance, and three (3) mortgage loans are in loan group no. 2, representing 13.2% of the initial loan group no. 2 balance, the underwritten net cash flow debt service coverage ratios have, and with respect to one (1) of those seven (7) mortgage loans (loan number 34), which represents 1.2% of the initial mortgage pool balance and 1.5% of the initial loan group no. 1 balance, the cut-off date loan-to-value ratio has been calculated and/or presented on an adjusted basis that (a) takes into account various assumptions regarding the financial performance of the related mortgaged real property that are consistent with the respective performance related criteria required to obtain the release of a cash holdback or letter of credit which serves as additional collateral or otherwise covers losses to a limited extent and/or (b) reflects an application of that cash holdback or letter of credit to pay down the subject mortgage loan, with
(if applicable) a corresponding reamortization of the monthly debt service payment. IF THE RELATED CASH HOLDBACKS OR LETTERS OF CREDIT WERE NOT TAKEN INTO
ACCOUNT FOR ANY OF THESE SEVEN (7) UNDERLYING MORTGAGE LOANS, THEN: (A) THE
UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR THE MORTGAGE POOL
WOULD RANGE FROM 1.02:1 TO 2.99:1, WITH A WEIGHTED AVERAGE OF 1.37:1; (B) THE
CUT-OFF DATE LOAN-TO-VALUE RATIOS OF THE MORTGAGE POOL WOULD RANGE FROM 32.28%
TO 80.27%, WITH A WEIGHTED AVERAGE OF 70.88%; (C) THE UNDERWRITTEN NET CASH FLOW
DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP NO. 1 WOULD RANGE FROM 1.02:1 TO
2.99:1, WITH A WEIGHTED AVERAGE OF 1.39:1; (D) THE CUT-OFF DATE LOAN-TO-VALUE
RATIOS OF LOAN GROUP NO. 1 WOULD RANGE FROM 32.28% TO 80.27%, WITH A WEIGHTED
AVERAGE OF 70.39%; AND (E) THE UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE
RATIOS FOR LOAN GROUP NO. 2 WOULD RANGE FROM 1.11:1 TO 1.43:1, WITH A WEIGHTED
AVERAGE OF 1.29:1. WEIGHTED AVERAGE UNDERWRITTEN NET CASH FLOW DEBT SERVICE
COVERAGE AND CUT-OFF DATE LOAN-TO-VALUE RATIO INFORMATION FOR THE MORTGAGE POOL
(OR PORTIONS THEREOF THAT CONTAIN ANY OF THOSE SEVEN (7) UNDERLYING MORTGAGE
LOANS) SET FORTH IN THIS PROSPECTUS SUPPLEMENT REFLECT THE RESPECTIVE
ADJUSTMENTS REFERENCED ABOVE.

     Future Terrorist Attacks and Military Actions May Adversely Affect the
Value of the Offered Certificates and Payments on the Underlying Mortgage Loans.
It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States or with respect to U.S. interests around the world. It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the
United States Government and others, including military action, will have on:
(a) U.S. and world financial markets; (b) local, regional and national economies; (c) real estate markets across the U.S.; (d) particular business segments, including those that are important to the performance of the mortgaged real properties that secure the underlying mortgage loans; and/or (e) insurance costs and the availability of insurance coverage for terrorist acts in the future. Any negative financial impact in respect of any of the foregoing could

                                      S-77

adversely affect the cash flow at the related mortgaged real properties and ultimately the ability of borrowers to pay interest and/or principal on the underlying mortgage loans. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing factors, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to
Sell Your Offered Certificates and May Have an Adverse Effect on the Market
Value of Your Offered Certificates," "--The Market Value of Your Offered
Certificates May Be Adversely Affected by Factors Unrelated to the Performance
of Your Offered Certificates and the Underlying Mortgage Assets, Such as
Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally" and
"--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the
Performance and Value of the Underlying Real Property, Which May Decline Over
Time, and the Related Borrower's Ability to Refinance the Property, of Which
There Is No Assurance" in the accompanying prospectus.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement, including in the annexes to this prospectus supplement. Each of those capitalized terms will have the meaning given to it in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus include the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 124 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those loans will have an Initial Mortgage Pool Balance of $1,435,172,921. However, the
actual Initial Mortgage Pool Balance may be as much as 5.0% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

                                      S-78

     For purposes of calculating distributions on certain classes of the offered certificates, the pool of mortgage loans backing the series 2005-C3 certificates will be divided into a loan group no. 1 and a loan group no. 2.

     Loan group no. 1 will consist of 94 mortgage loans, with an Initial Loan
Group No. 1 Balance of $1,145,448,916 and representing approximately 79.8% of the Initial Mortgage Pool Balance, that are secured by the various property types that constitute collateral for those mortgage loans.

     Loan group no. 2 will consist of 30 mortgage loans, with an Initial Loan
Group No. 2 Balance of $289,724,005 and representing approximately 20.2% of the
Initial Mortgage Pool Balance, that are secured by multifamily and manufactured housing properties. See Annex A-5--Characteristics of the Multifamily and
Manufactured Housing Mortgaged Real Properties.

     The "Initial Mortgage Pool Balance" will equal the total cut-off date principal balance of the mortgage loans included in the trust (exclusive of the portion of the cut-off date principal balance of the Carolina Place Mortgage
Loan allocated to the Carolina Place Non-Pooled Portion), the "Initial Loan
Group No. 1 Balance" will equal the total cut-off date principal balance of the mortgage loans in loan group no. 1 (exclusive of the portion of the cut-off date principal balance of the Carolina Place Mortgage Loan allocated to the Carolina
Place Non-Pooled Portion), and the "Initial Loan Group No. 2 Balance" will equal the total cut-off date principal balance of the mortgage loans in loan group no.
2. The cut-off date principal balance of any underlying mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. We will transfer each of the underlying mortgage loans, at its respective cut-off date principal balance, to the trust. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund (or, in the case of the Carolina Place
Mortgage Loan, the cut-off date principal balance of the Carolina Place Pooled
Portion) is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $818,673 to $114,200,000, and the average of those cut-off date principal balances is $11,573,975.

     Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest.
Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee simple and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     The Carolina Place Mortgage Loan has a cut-off date principal balance of
$130,000,000. In connection with distributions on the series 2005-C3 certificates, the Carolina Place Mortgage Loan will be treated as if it consists of two (2) portions, which we refer to as the Carolina Place Pooled Portion and the Carolina Place Non-Pooled Portion, respectively. The Carolina Place Pooled
Portion consists of $114,200,000 of the entire cut-off date principal balance of the Carolina Place Mortgage Loan. The Carolina Place Non-Pooled Portion consists of the remaining $15,800,000 of the cut-off date principal balance of the
Carolina Place Mortgage Loan. The class CP-1, CP-2 and CP-3 certificates represent beneficial ownership of the Carolina Place Non-Pooled Portion, and the holders of those series 2005-C3 certificates will be entitled to collections of principal and interest on the Carolina Place Mortgage Loan that are allocable to the Carolina Place Non-Pooled Portion. The holders of the class A-1, A-2, A-3,
A-SB, A-4, A-1A, A-MFL, A-MFX, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, XC
and XP certificates will be entitled to receive collections of principal and/or interest on the Carolina Place Mortgage Loan that are allocable to the Carolina
Place Pooled Portion. As and to the extent described under "Description of the
Offered Certificates--Payments--Allocation of Payments on the Carolina Place
Mortgage Loan; Payments on the Class CP-1, CP-2 and CP-3 Certificates" in this prospectus supplement, the rights of the holders of the class CP-1, CP-2 and
CP-3 certificates to receive payments to which they are entitled with respect to the Carolina Place Mortgage Loan will be subordinated to the rights of the holders of the class A-1, A-2, A-3, A-SB, A-4, A-1A, A-

                                      S-79

MFL, A-MFX, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, XC and XP certificates to receive payments to which they are entitled with respect to the Carolina
Place Mortgage Loan in certain default scenarios.

     You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. In the event of a payment default by the related borrower, recourse will be, or you should expect recourse to be, limited to the corresponding mortgaged real property or properties (and any reserves, letters of credit or other additional collateral for the mortgage loan) for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that:

     o    All numerical information provided with respect to the underlying mortgage loans is provided on an approximate basis.

     o    Except as described in the next sentence, all weighted average information provided with respect to the underlying mortgage loans or any sub-group thereof reflects a weighting based on their respective cut-off date principal balances. For the purposes of calculating weighted averages, unless the context clearly indicates otherwise, the
          Carolina Place Mortgage Loan is considered to exclude the Carolina
          Place Non-Pooled Portion.

     o    When information with respect to mortgaged real properties is expressed as a percentage of the Initial Mortgage Pool Balance, the
          Initial Loan Group No. 1 Balance or the Initial Loan Group No. 2
          Balance, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans or allocated portions of those balances (or, in the case of the Carolina Place
          Mortgage Loan, based upon the cut-off date principal balance of the
          Carolina Place Pooled Portion).

     o    Unless specifically indicated otherwise, statistical information presented in this prospectus supplement with respect to the Carolina
          Place Mortgage Loan is presented without regard to either the Carolina
          Place Non-Pooled Portion or the Carolina Place Non-Trust Loan.

     o    If any of the underlying mortgage loans is secured by multiple mortgaged real properties, a portion of that mortgage loan has been allocated to each of those properties for purposes of providing various statistical information in this prospectus supplement.

     o    The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

     o    Whenever loan-level information, such as loan-to-value ratios or debt service coverage ratios, is presented in the context of the mortgaged real properties, the loan level statistic attributed to a mortgaged real property is the same as the statistic for the related underlying mortgage loan.

     o    Whenever we refer to a particular underlying mortgage loan or mortgaged real property by name, we mean the underlying mortgage loan or mortgaged real property, as the case may be, identified

                                      S-80

          by that name on Annex A-1 to this prospectus supplement. Whenever we refer to a particular underlying mortgage loan by loan number, we are referring to the underlying mortgage loan identified by that loan number on Annex A-1 to this prospectus supplement.

     o    Statistical information regarding the underlying mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, and the Initial Mortgage Pool Balance may be as much as 5% larger or smaller than indicated.

CROSS-COLLATERALIZED MORTGAGE LOANS AND MULTIPLE PROPERTY MORTGAGE LOANS

     The mortgage pool will include 17 mortgage loans, representing 7.9% of the
Initial Mortgage Pool Balance, of which 13 mortgage loans are in loan group no.
1, representing 4.4% of the Initial Loan Group No. 1 Balance, and four (4)
mortgage loans are in loan group no. 2, representing 21.9% of the Initial Loan
Group No. 2 Balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more mortgaged real properties.

     The amount of the mortgage lien encumbering any particular one of those mortgaged real properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to avoid mortgage recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     The following table identifies the various individual multiple property mortgage loans and groups of cross-collateralized mortgage loans that we will include in the trust fund.

 CROSS-COLLATERALIZED MORTGAGE LOAN GROUPS AND MULTIPLE PROPERTY MORTGAGE LOANS



                                                                                                 % OF INITIAL
                                                                    TOTAL         % OF INITIAL    LOAN GROUP
                                                                 CUT-OFF DATE       MORTGAGE        NO. 1/2
MORTGAGE LOAN/CROSSED GROUP       RELATIONSHIP   LOAN GROUP   PRINCIPAL BALANCE   POOL BALANCE      BALANCE
------------------------------   -------------   ----------   -----------------   ------------   ------------

United Supermarket Portfolio     Crossed Group     Group 1       $35,433,430          2.5%           3.1%
   United # 526- Amarillo                                          6,183,761          0.4            0.5
   United # 517- Wichita Falls                                     4,554,364          0.3            0.4
   United # 549- Snyder                                            3,839,019          0.3            0.3
   United # 515- Burkburnett                                       3,497,243          0.2            0.3
   United # 513- Vernon                                            3,203,157          0.2            0.3
   United # 501- Lubbock                                           2,893,174          0.2            0.3
   United # 509- Levelland                                         2,869,329          0.2            0.3
   United # 527- Amarillo                                          2,225,518          0.2            0.2
   United # 522- Amarillo                                          2,217,570          0.2            0.2
   United # 533- Amarillo                                          2,169,880          0.2            0.2
   United # 525- Perryton                                            961,742          0.1            0.1
   United # 518- Childress                                           818,673          0.1            0.1
EDR Portfolio I                  Crossed Group     Group 2        33,900,000          2.4           11.7
   Jefferson Commons -
      University of Missouri                                      19,400,000          1.4            6.7
   Jefferson Commons -
      Texas Tech                                                  14,500,000          1.0            5.0
EDR Portfolio II                 Crossed Group     Group 2        29,500,000          2.1           10.2
   Jefferson Commons - Purdue                                     14,800,000          1.0            5.1


                                      S-81



                                                                                                          % OF INITIAL
                                                                             TOTAL         % OF INITIAL    LOAN GROUP
                                                                          CUT-OFF DATE       MORTGAGE        NO. 1/2
MORTGAGE LOAN/CROSSED GROUP       RELATIONSHIP            LOAN GROUP   PRINCIPAL BALANCE   POOL BALANCE      BALANCE
------------------------------   -------------            ----------   -----------------   ------------   ------------

   Jefferson Commons - Ohio
      State University                                                     14,700,000           1.0            5.1
Inip Drive Industrial            Multiple Property Loan     Group 1        14,974,962           1.0            1.3
      95 Inip Drive                                                         7,191,922           0.5            0.6
      475 Doughty Blvd.                                                     4,236,338           0.3            0.4
      41 Inip Drive                                                         2,265,948           0.2            0.2
      90 Inip Drive                                                         1,280,753           0.1            0.1


     The three (3) groups of cross-collateralized mortgage loans identified in the table above entitle the related borrowers to obtain a release of one or more of the corresponding mortgaged real properties and a termination of the related cross-collateralization arrangement, subject, in each case, to the fulfillment of the following conditions, among others--

     o    the defeasance of the mortgage loan(s) in an amount equal to:

          1.   in the case of the United Supermarket Portfolio, 125% of the unpaid principal balance of the mortgage loan being defeased, or

          2.   in the case of each of the Crossed Groups identified in the foregoing table as EDR Portfolio I and EDR Portfolio II,
               respectively, 100% of the unpaid principal balance of the
               mortgage loan being defeased plus 10% of the original principal balance of the mortgage loan being defeased;

     o    the satisfaction of debt service coverage and loan-to-value tests for the property or properties that constitute collateral for the undefeased mortgage loan(s) in the subject Crossed Group; and

     o    receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

     The multiple property mortgage loan identified as Inip Drive Industrial in the table above entitles the related borrower to obtain a release of one or more of the corresponding mortgaged real properties in connection with the sale to an unaffiliated third-party purchaser, provided that no event of default under the related mortgage loan documents has occurred and is continuing, and subject to the fulfillment of the following conditions, among others--

     o    concurrently with the partial release, the related borrower pays (and the outstanding principal balance of such mortgage loan is reduced by)
          a release amount equal to the greater of (1) the net sale proceeds from such partial release and (2) 125% of the allocated loan amount with respect to that parcel;

     o    the related borrower pays a yield maintenance premium calculated on the release amount;

     o    the mortgage lender determines that income from the remaining property will provide a debt service coverage ratio after the date of the release not less than the greater of (1) 1.15:1 or (2) the debt service coverage ratio immediately preceding such release; and

                                      S-82

     o    immediately following the release, the outstanding principal balance will be no more than 75% of the fair market value of the remaining mortgaged real property or properties.

MORTGAGE LOANS WHICH PERMIT PARTIAL RELEASE OF THE RELATED MORTGAGED REAL
PROPERTY

     Some of the mortgage loans that we intend to include in the trust fund may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property, shown on Annex A-1 to this prospectus supplement.

MORTGAGE LOANS WITH AFFILIATED BORROWERS

     Thirteen (13) separate groups of mortgage loans that we intend to include in the trust fund, consisting of a total of 45 mortgage loans, and representing a total of 31.6% of the Initial Mortgage Pool Balance, of which 29 mortgage loans are in loan group no. 1, representing 26.5% of the Initial Loan Group No.
1 Balance, and 16 mortgage loans are in loan group no. 2, representing 51.9% of the Initial Loan Group No. 2 Balance, have borrowers that, in the case of the mortgage loans contained within a particular group, are related such that they have at least one controlling sponsor or principal in common.

                                      S-83

SIGNIFICANT UNDERLYING MORTGAGE LOANS

     Set forth on Annex B to this prospectus supplement are summary discussions of the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust fund.

     The following table shows certain characteristics of the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust, by cut-off date principal balance.



                                                                                    CUT-OFF            % OF
                                                                                     DATE      % OF   INITIAL           CUT-OFF
                                                                                   PRINCIPAL INITIAL   LOAN              DATE
                            MORTGAGE                              CUT-OFF DATE      BALANCE  MORTGAGE  GROUP    U/W     LOAN-TO
                              LOAN     PROPERTY TYPE,               PRINCIPAL         PER      POOL   NO. 1/2   NCF      VALUE
     MORTGAGE LOAN NAME      SELLER       SUB-TYPE     LOAN GROUP    BALANCE        SF/UNIT  BALANCE  BALANCE  DSCR      RATIO
--------------------------- -------- ----------------- ---------- ------------    ---------- -------- -------  ----     -------

 1. Carolina Place            CGM     Retail, Regional   Group 1  $114,200,000(2) $191.65(2)  8.0%(2) 10.0%(2) 1.96x(2) 48.60%(2)
                                            Mall
 2. Novo Nordisk              CGM     Office, Suburban   Group 1    53,000,000     234.88     3.7      4.6     1.63     74.13
       Headquarters
 3. 270 Technology Park       CGM          Office,       Group 1    51,200,000     113.96     3.6      4.5     1.28     80.00
                                            Flex
 4. Penn Mar Shopping         IXIS         Retail,       Group 1    38,877,977     101.79     2.7      3.4     1.36     64.26
       Center                             Anchored
 5. 250 West Pratt            CGM          Office,       Group 1    37,000,000     104.17     2.6      3.2     1.35     68.52
                                            CBD
 6. Abilene Mall              IXIS    Retail, Regional   Group 1    37,000,000     110.90     2.6      3.2     1.23     79.74
                                            Mall
 7. United Supermarket        CGM                                   35,433,430                2.5      3.1     1.25(3)  79.48(3)
       Portfolio(1)
    (a) United # 526-                Retail, Anchored,   Group 1     6,183,761      86.52     0.4      0.5
           Amarillo                    Single Tenant
    (b) United # 517-                Retail, Anchored,   Group 1     4,554,364      75.91     0.3      0.4
           Wichita Falls               Single Tenant
    (c) United # 549-                Retail, Anchored,   Group 1     3,839,019      87.45     0.3      0.3
           Snyder                      Single Tenant
    (d) United # 515-                Retail, Anchored,   Group 1     3,497,243      81.09     0.2      0.3
           Burkburnett                 Single Tenant
    (e) United # 513-                Retail, Anchored,   Group 1     3,203,157      74.27     0.2      0.3
           Vernon                      Single Tenant
    (f) United # 501-                Retail, Anchored,   Group 1     2,893,174      73.63     0.2      0.3
           Lubbock                     Single Tenant
    (g) United # 509-                Retail, Anchored,   Group 1     2,869,329      67.04     0.2      0.3
           Levelland                   Single Tenant
    (h) United # 527-                Retail, Anchored,   Group 1     2,225,518      62.34     0.2      0.2
           Amarillo                    Single Tenant
    (i) United # 522-                Retail, Anchored,   Group 1     2,217,570      59.96     0.2      0.2
           Amarillo                    Single Tenant
    (j) United # 533-                Retail, Anchored,   Group 1     2,169,880      59.99     0.2      0.2
           Amarillo                    Single Tenant
    (k) United # 525-                Retail, Anchored,   Group 1       961,742      29.32     0.1      0.1
           Perryton                    Single Tenant
    (l) United # 518-                Retail, Anchored,   Group 1       818,673      24.96     0.1      0.1
           Childress                   Single Tenant
 8. EDR Portfolio I(1)        CGM                                   33,900,000                2.4     11.7     1.36(3)  68.07(3)
    (a) Jefferson Commons -             Multifamily,     Group 2    19,400,000     74,615     1.4      6.7
           University of              Student Housing
           Missouri
    (b) Jefferson Commons -             Multifamily,     Group 2    14,500,000     59,671     1.0      5.0
           Texas Tech                 Student Housing
 9. The Plaza at Huntington   IXIS    Office, Suburban   Group 1    33,500,000     121.67     2.3      2.9     1.31     68.51
       Beach
10. Alamo Plaza               CGM       Office, CBD      Group 1    31,500,000     164.79     2.2      2.8     1.23     75.00
                                                                  ------------               ----
TOTAL/WTD. AVG.                                                   $465,611,407               32.4%             1.50X    67.31%
                                                                  ============               ====


----------
(1)  Represents a Crossed Group.
(2)  Reflects or is based solely on Carolina Place Pooled Portion.
(3)  Calculated with respect to Crossed Loans based on entire Crossed Group and all related mortgaged real properties.

                                      S-84

TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention:

     o    twenty-five (25) of the mortgage loans that we intend to include in the trust fund, representing 19.2% of the Initial Mortgage Pool
          Balance, of which 20 mortgage loans are in loan group no. 1, representing 20.4% of the Initial Loan Group No. 1 Balance, and five
          (5) mortgage loans are in loan group no. 2, representing 14.5% of the
          Initial Loan Group No. 2 Balance, provide for scheduled payments of principal and/or interest to be due on the fifth day of each month;

     o    seven (7) of the mortgage loans that we intend to include in the trust fund, representing 9.4% of the Initial Mortgage Pool Balance, of which two (2) mortgage loans are in loan group no. 1, representing 4.3% of the Initial Loan Group No. 1 Balance, and five (5) mortgage loans are in loan group no. 2, representing 29.3% of the Initial Loan Group No.
          2 Balance, provide for scheduled payments of principal and/or interest to be due on the seventh day of each month;

     o    one (1) of the mortgage loans that we intend to include in the trust fund, representing 1.5% of the Initial Mortgage Pool Balance and 1.9%
          of the Initial Loan Group No. 1 Balance, provides for scheduled payments of principal and/or interest to be due on the ninth day of each month; and

     o    ninety-one (91) of the mortgage loans that we intend to include in the trust fund, representing 69.9% of the Initial Mortgage Pool Balance, of which 71 mortgage loans are in loan group no. 1, representing 73.4%
          of the Initial Loan Group No. 1 Balance, and 20 mortgage loans are in loan group no. 2, representing 56.2% of the Initial Loan Group No. 2
          Balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage rate that, in the absence of default, is fixed until maturity. However, as described under "--ARD Loans" below, each ARD Loan will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage rate prior to that date.

     The current mortgage rate for each of the mortgage loans that we intend to include in the trust fund is shown on Annex A-1 to this prospectus supplement.
As of the cut-off date, those mortgage rates ranged from 4.5975% per annum to
6.2100% per annum, and the weighted average of those mortgage rates was 5.3487%
per annum. As of the cut-off date the mortgage rates for the mortgage loans in loan group no. 1 ranged from 4.5975% per annum to 6.2100% per annum, and the weighted average of those mortgage rates was 5.3729% per annum. As of the cut-off date the mortgage rates for the mortgage loans in loan group no. 2 ranged from 4.7800% per annum to 5.6550% per annum, and the weighted average of those mortgage rates was 5.2529% per annum.

     Except if an ARD Loan remains outstanding past its anticipated repayment date, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

     With the exception of one (1) underlying mortgage loan, representing 1.5%
of the Initial Mortgage Pool Balance and 1.8% of the Initial Loan Group No. 1
Balance, for which interest will accrue on the basis of a 360-day year consisting of twelve 30-day months, each of the underlying mortgage loans will accrue interest on the basis of the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     Balloon Loans. One hundred nineteen (119) of the mortgage loans that we intend to include in the trust fund, representing 97.1% of the Initial Mortgage
Pool Balance, of which 89 mortgage loans are in loan group no.

                                      S-85

1, representing 96.3% of the Initial Loan Group No. 1 Balance, and 30 mortgage loans are in loan group no. 2, representing 100.0% of the Initial Loan Group No.
2 Balance, are characterized by:

     o    an amortization schedule that is significantly longer than the actual term of the mortgage loan or for no amortization prior to stated
          maturity; and

     o    a substantial payment, or balloon payment, being due with respect to the mortgage loan on its stated maturity date.

     Four (4) of the balloon mortgage loans that we intend to include in the trust fund, representing 5.4% of the Initial Mortgage Pool Balance, of which three (3) mortgage loans are in loan group no. 1, representing 5.4% of the
Initial Loan Group No. 1 Balance, and one (1) mortgage loan is in loan group no.
2, representing 5.6% of the Initial Loan Group No. 2 Balance, provide for payments of interest only until maturity. Another 56 of the balloon mortgage loans that we intend to include in the trust fund, representing 48.9% of the
Initial Mortgage Pool Balance, of which 39 mortgage loans are in loan group no.
1, representing 46.2% of the Initial Loan Group No. 1 Balance, and 17 mortgage loans are in loan group no. 2, representing 59.5% of the Initial Loan Group No.
2 Balance, provide for payments of interest only for periods ranging from the first 12 to the first 96 payments following origination and prior to amortization.

     ARD Loans. Three (3) mortgage loans that we intend to include in the trust fund, representing 2.1% of the Initial Mortgage Pool Balance and 2.7% of the
Initial Loan Group No. 1 Balance, are each characterized by the following features:

     o    A maturity date that is 20 or 30 years following origination.

     o    The designation of an anticipated repayment date that is generally five to ten years following origination. The anticipated repayment date for each ARD Loan is listed on Annex A-1 to this prospectus supplement.

     o    The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally three to five months prior to the related anticipated repayment date.

     o    Until its anticipated repayment date, the calculation of interest at its initial mortgage rate.

     o    From and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be at least two percentage points in excess of its initial mortgage rate.

     o    The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage rate and its initial mortgage rate. This Post-ARD Additional Interest may, in some cases, to the extent permitted by applicable law, compound at the new revised mortgage rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     o    From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property that remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the
          Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

                                      S-86

     One (1) of the ARD Loans that we intend to include in the trust fund, representing 0.7% of the Initial Mortgage Pool Balance, which mortgage loan is in loan group no. 1, representing 0.8% of the Initial Loan Group No. 1 Balance, provides for payments of interest only for the first 12 payments following origination.

     In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has either entered into a cash management agreement or has agreed to enter into a cash management agreement on or prior to the anticipated repayment date if it has not previously done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the anticipated repayment date into a lockbox account designated by the lender under the loan documents for the related ARD Loan.

     Fully Amortizing Loans. Two (2) of the mortgage loans that we intend to include in the trust fund, representing 0.8% of the Initial Mortgage Pool
Balance and 1.0% of the Initial Loan Group No. 1 Balance, are in each case characterized by:

     o    constant monthly debt service payments throughout the substantial term of the subject mortgage loan; and

     o    an amortization schedule that is approximately equal to the actual term of the subject mortgage loan.

     The fully amortizing mortgage loans do not have anticipated repayment dates or the repayment incentives, such as an increased interest rate, associated with
ARD Loans.

     Voluntary Prepayment Provisions. All but two (2) of the mortgage loans that we intend to include in the trust fund provided as of the cut-off date for:

     o    a prepayment lock-out period or a prepayment lock-out/defeasance period during which voluntary prepayments are prohibited; followed by

     o    one of the following:

          1.   in the case of eight (8) mortgage loans, representing 4.8% of the
               Initial Mortgage Pool Balance, of which seven (7) mortgage loans are in loan group no. 1, representing 4.7% of the Initial Loan
               Group No. 1 Balance, and one (1) mortgage loan is in loan group
               no. 2, representing 5.3% of the Initial Loan Group No. 2 Balance, a prepayment consideration period during which any voluntary principal prepayment must be accompanied by prepayment
               consideration, followed by an open prepayment period during which voluntary principal prepayments may be made without any
               prepayment consideration; or

          2.   in the case of 114 mortgage loans, representing 93.9% of the
               Initial Mortgage Pool Balance, of which 85 mortgage loans are in loan group no. 1, representing 93.6% of the Initial Loan Group
               No. 1 Balance, and 29 mortgage loans are in loan group no. 2, representing 94.7% of the Initial Loan Group No. 2 Balance, just by an open prepayment period.

     In addition, two (2) mortgage loans that we intend to include in the trust fund, representing 1.3% of the Initial Mortgage Pool Balance and 1.7% of the
Initial Loan Group No. 1 Balance, provided, as of the cut-off date, for a prepayment consideration period, followed by an open prepayment period.

                                      S-87

     The prepayment terms of each of the mortgage loans that we intend to include in the trust fund are set forth in Annex A-1 to this prospectus supplement.

     Generally, the prepayment restrictions relating to each of the underlying mortgage loans do not apply to prepayments arising out of a casualty or condemnation of the corresponding mortgaged real property. Prepayments of this type are generally not required to be accompanied by any prepayment consideration. In addition, several of the mortgage loans that we intend to include in the trust fund also permit the related borrower to prepay the entire principal balance of the mortgage loan remaining, without prepayment consideration, after application of insurance proceeds or a condemnation award to a partial prepayment of the mortgage loan, provided that such prepayment of the entire principal balance is made within a specified time period following the date of such application. In the case of certain mortgage loans, if the entire principal balance is not prepaid, the monthly principal and interest payment is reduced to reflect the smaller principal balance.

     Also notwithstanding the foregoing prepayment restrictions, prepayments may occur in connection with loan defaults and, in certain cases, out of cash holdbacks where certain conditions relating to the holdback have not been satisfied. Prepayment premiums and/or yield maintenance charges may not be collectable in connection with prepayments of this type.

     The aggregate characteristics of the prepayment provisions of the underlying mortgage loans will vary over time as:

     o    lock-out periods expire and mortgage loans enter periods during which prepayment consideration may be required in connection with principal prepayments and, thereafter, enter open prepayment periods; and

     o    mortgage loans are prepaid, repurchased, replaced or liquidated following a default or as a result of a delinquency.

     Prepayment Lock-out Periods. All but two (2) of the mortgage loans that we intend to include in the trust fund provided for prepayment lock-out periods as of the cut-off date. For those mortgage loans--

     o    the longest remaining prepayment lock-out period as of that date
          (including any part of the relevant period during which a defeasance could occur) is 235 months with respect to the entire mortgage pool,
          235 months with respect to loan group no. 1 and 117 months with respect to loan group no. 2,

     o    the shortest remaining prepayment lock-out period as of that date
          (including any part of the relevant period during which a defeasance could occur) is 21 months with respect to the entire mortgage pool, 21 months with respect to loan group no. 1 and 24 months with respect to loan group no. 2, and

     o    the weighted average remaining prepayment lock-out period as of that date (including any part of the relevant period during which a defeasance could occur) is 94 months with respect to the entire mortgage pool, 97 months with respect to loan group no. 1 and 80 months with respect to loan group no. 2.

     Prepayment Consideration. Ten (10) of the mortgage loans that we intend to include in the trust fund, representing 6.1% of the Initial Mortgage Pool
Balance, of which nine (9) mortgage loans are in loan group no. 1, representing
6.4% of the Initial Loan Group No. 1 Balance, and one (1) mortgage loan is in loan group no. 2, representing 5.3% of the Initial Loan Group No. 2 Balance, each provides for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term, commencing at origination

                                      S-88

or at the expiration of an initial prepayment lock-out period. That prepayment consideration is calculated on the basis of a yield maintenance formula that is, in some cases, subject to a minimum amount equal to a specified percentage of the principal amount prepaid.

     Prepayment premiums and yield maintenance charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the series 2005-C3 certificateholders
(or, if allocable to the class A-MFL REMIC II regular interest while the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, to the swap counterparty), in the amounts and in accordance with the priorities, described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement. Certain limitations exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges. Neither we nor any of the underwriters and/or mortgage loan sellers makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of those mortgage loans.
See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations
on Prepayments" in the accompanying prospectus.

     Proceeds received in connection with the liquidation of any defaulted mortgage loan in the trust fund may be insufficient to pay any prepayment premium or yield maintenance charge due in connection with such involuntary prepayment.

     Defeasance Loans. One hundred fourteen (114) of the mortgage loans that we intend to include in the trust fund, representing 93.9% of the Initial Mortgage
Pool Balance, of which 85 mortgage loans are in loan group no. 1, representing
93.6% of the Initial Loan Group No. 1 Balance, and 29 mortgage loans are in loan group no. 2, representing 94.7% of the Initial Loan Group No. 2 Balance, each permits the borrower to deliver U.S. Treasury obligations or other government-related securities as substitute collateral, but prohibit voluntary prepayments during the defeasance period.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of U.S. Treasury obligations or other government securities and obtain a full or partial release of the mortgaged real property or properties. In general, the U.S. Treasury obligations or other government securities that are to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that:

     o    will be made on or prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, through and including the beginning of the subject mortgage loan's open prepayment period); and

     o    will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date, with any excess to be returned to the related borrower.

     For purposes of determining the defeasance collateral for an ARD Loan, however, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

     Generally, in connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral.

     No borrower will be permitted to defease the related mortgage loan prior to the second anniversary of the date of initial issuance of the offered certificates.

                                      S-89

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed below, these clauses either:

     o    permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property; or

     o    prohibit the borrower from doing so without the consent of the holder of the mortgage.

     See "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance
Provisions" in the accompanying prospectus.

     All of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

     o    transfers of the corresponding mortgaged real property or of ownership interests in the related borrower if specified conditions are satisfied, which conditions normally include the reasonable acceptability of the transferee to the lender;

     o    a transfer of the corresponding mortgaged real property or of ownership interests in the related borrower to a person that is affiliated with or otherwise related to the borrower;

     o    transfers of the corresponding mortgaged real property or of ownership interests in the related borrower to specified entities or types of entities;

     o    transfers of ownership interests in the related borrower for estate-planning purposes;

     o    transfers of non-controlling ownership interests in the related borrower;

     o    involuntary transfers caused by the death of any owner, general partner or manager of the related borrower;

     o    changes of ownership among existing partners or members of the related borrower;

     o    issuance by a related borrower of new partnership or membership interests; or

     o    other transfers similar to the foregoing.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Escrows and Reserves. Information regarding escrows and reserves with respect to the underlying mortgage loans is presented on Annex A-1 to this prospectus supplement.

     Delinquencies. None of the mortgage loans that we intend to include in the trust fund were, as of the cut-off date, more than 30 days delinquent with respect to any monthly debt service payment.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund:

     o    Sixty-three (63) of the mortgaged real properties, securing 49.4% of the Initial Mortgage Pool Balance and 62.0% of the Initial Loan Group
          No. 1 Balance, are, in each case, a commercial

                                      S-90

          property that is leased to one or more tenants that each occupy at least 25% or more of the net rentable area of the particular property.
          A number of companies are tenants at more than one of the mortgaged real properties.

     o    There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     o    Six (6) mortgaged real properties, securing 6.5% of the Initial
          Mortgage Pool Balance and 32.4% of the Initial Loan Group No. 2
          Balance, are multifamily rental properties that have material concentrations of student tenants or is a student housing facility.

     o    With respect to certain of the mortgage loans, the related borrower has given to certain tenants, or the project developer has retained, an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the related mortgaged real property in the event a sale is contemplated. This may impede the lender's ability to sell the related mortgaged real property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged real property.

     o    Certain of the mortgaged real properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such lease at any time for, among other reasons, a lack of appropriations.

     o    With respect to certain of the mortgage loans, one or more of the tenants at the related mortgaged real property have yet to take possession of their leased premises or may have taken possession of their leased premises but have yet to open their respective businesses to the general public and, in some cases, may not have commenced paying rent under their leases. There can be no assurances that a prolonged delay in the opening of business to the general public will not negatively impact the related tenant's ability to fulfill its obligations under its respective lease.

     Ground Leases. Three (3) of the mortgage loans that we intend to include in the trust fund, representing 1.0% of the Initial Mortgage Pool Balance and 1.3%
of the Initial Loan Group No. 1 Balance, are each secured by a mortgage lien on the borrower's leasehold interest in the corresponding mortgaged real property, but not on the fee simple interest in that property. For two of the three (3)
mortgage loans described above, the term of the related ground lease, after giving effect to all extension options exercisable by the lender, expires more than 10 years after the stated maturity date of the related mortgage loan. In the case of one (1) of the three (3) mortgage loans described above, the term of the related ground lease expires prior to the stated maturity date, however, the lien of the related mortgage encumbers both the fee and leasehold interests in the related mortgaged property. With respect to all of these mortgage loans, the related ground lessor has agreed to give, or the related ground lease provides that the ground lessor must give, the holder of each leasehold mortgage loan we intend to include in the trust notice of, and the right to cure, any default or breach by the ground lessee.

     Additional and Other Financing. As indicated under "Risk Factors--Risks
Related to the Underlying Mortgage Loans--Some of the Underlying Borrowers Have
Incurred or Are Permitted to Incur Additional Debt Secured by the Related
Mortgaged Real Property" in this prospectus supplement, the Carolina Place
Mortgage Loan, which--taking into account the pooled and non-pooled portions thereof--has a cut-off date principal balance of $130,000,000 and the pooled portion of which has a cut-off date principal balance of $114,200,000, representing 8.0% of the Initial Mortgage Pool Balance and 10.0% of the Initial
Loan Group No. 1 Balance, is part of a loan pair that includes an additional mortgage loan (not included in the trust fund) that is secured by the same mortgage instrument encumbering the related mortgaged real property as is the
Carolina Place underlying

                                      S-91

mortgage loan. The Carolina Place Mortgage Loan is generally senior in right of payment to the Carolina Place Non-Trust Loan, which has a cut-off date principal balance of $37,919,878.

     As indicated under "Risk Factors--Risks Related to the Underlying Mortgage
Loans--Some of the Underlying Borrowers Have Incurred or Are Permitted to Incur
Additional Debt That Is Not Secured by the Related Mortgaged Real Property or bY
Equity Interests in Those Borrowers", the borrowers with respect to two (2)
mortgage loans that we intend to include in the trust fund, representing 4.9% of the Initial Mortgage Pool Balance and 6.2% of the Initial Loan Group No. 1
Balance, have incurred or are permitted to incur additional unsecured debt as described below.

     In the case of one (1) mortgage loan (loan number 2) that we intend to include in the trust fund, representing 3.7% of the Initial Mortgage Pool
Balance and 4.6% of the Initial Loan Group No. 1 Balance, there is an existing unsecured subordinate loan in the amount of $20,000,000, subject to the terms of an intercreditor and subordination agreement in favor of the mortgage lender.
All payments on account of the subordinate debt are required to be paid out of excess cash flow.

     In the case of one (1) mortgage loan (loan number 34) that we intend to include in the trust fund, representing 1.2% of the Initial Mortgage Pool
Balance and 1.5% of the Initial Loan Group No. 1 Balance, the related borrower is permitted to incur certain unsecured subordinate debt, provided that, among other things, (a) the maximum amount of such debt, when combined with the subject underlying mortgage loan, does not exceed 80% of the value of the related mortgaged real property (as determined by lender) or result in a debt service coverage ratio of less than 1.10:1, (b) the mortgage lender approves the subordinate lender and the subordinate loan documents and (c) the borrower, guarantors and subordinate lender execute a subordination and standstill agreement in form reasonably acceptable to the mortgage lender.

     Substantially all the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged real property.

     Additionally, in the case of those underlying mortgage loans that require or allow letters of credit to be posted by the related borrower as additional security for the subject mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     As indicated under "Risk Factors--Risks Related to the Underlying Mortgage
Loans--In the Case of Some of the Mortgage Loans That We Intend to Include in
the Trust Fund, One or More of the Principals of the Related Borrower Have
Incurred or Are Permitted to Incur Mezzanine Debt" in this prospectus supplement, in the case of 22 mortgage loans that we intend to include in the trust fund, representing 15.5% of the Initial Mortgage Pool Balance, of which 16 mortgage loans are in loan group no. 1, representing 14.7% of the Initial Loan
Group No. 1 Balance, and six (6) mortgage loans are in loan group no. 2, representing 18.9% of the Initial Loan Group No. 2 Balance, one or more of the principals of the related borrower are permitted to incur mezzanine debt as described below.

     In the case of the Carolina Place Mortgage Loan, the related mortgage loan documents permit the sole member of the related borrower to obtain mezzanine financing secured by its ownership interest in the related borrower, subject to, among other conditions: (i) a maximum loan-to-value ratio (based on the aggregate balances of the mortgage debt and the mezzanine debt) of 72%; (ii) if the mezzanine debt bears interest at a floating rate, the maintenance of an interest rate cap agreement during the term of the mezzanine loan with a strike price that results in a debt service coverage ratio (based on the aggregate debt service payments under the mortgage debt and the mezzanine debt) of no less than
1.37:1; (iii) if the mezzanine debt bears interest at a fixed rate, a weighted average debt service constant (based on the aggregate balances of the mortgage debt and the mezzanine debt) of

                                      S-92

no greater than 6.14%; (iv) the debt service coverage ratio (based on the aggregate debt service under the mortgage debt and the mezzanine debt)
immediately following the closing of the mezzanine debt will not be less than
1.37:1 (with the interest rate for any portion of the mezzanine debt that bears interest at a floating rate calculated using the strike price referred to in clause (ii) above); (v) rating agency confirmation; and (vi) an intercreditor agreement in form and substance acceptable to the rating agencies and reasonably acceptable to the mortgage lender.

     Also, in the case of the Carolina Place Mortgage Loan. the related mortgage loan documents permit pledges of indirect interests in the related borrower, provided that, among other things, the following conditions are satisfied: (i)
the pledge is to a "qualified pledgee" as defined in the mortgage loan documents, or is subject to the mortgage lender's prior written consent, which consent may be withheld in its sole and absolute discretion (which includes the right to impose additional conditions with respect thereto), provided that the mortgage lender's consent may not be unreasonably withheld, if the borrower has delivered (A) written confirmation from the rating agencies to the effect that the pledge will not, in and of itself, result in a downgrade, withdrawal or qualification of the then-current ratings assigned to the series 2005-C3 certificates and (B) a revised substantive non-consolidation opinion in form, scope and substance reasonably acceptable to the mortgage lender and the rating agencies, (ii) if in connection with the pledge, the property manager (or the borrower, if self-managed) will not thereafter continue to manage the related mortgaged real property, then the replacement manager must meet the conditions of a substitute manager set forth in the related mortgage loan documents, (iii)
immediately prior to the pledge, no event of default has occurred and is continuing, (iv) upon the request of the rating agencies, following the exercise of any remedies available to the pledgee pursuant to the pledge, the borrower will deliver, or cause to be delivered, to the mortgage lender a non-consolidation opinion reasonably acceptable to a prudent mortgage lender and the rating agencies, and (v) the pledgee shall not, in any event, pledge, sell, assign, further pledge or otherwise transfer the pledge or any of the documents that evidence or secure the pledge to a person or entity other than to a qualified pledgee. Pledges of equity to or from affiliates of the borrower are also permitted subject to the terms and conditions contained in the related mortgage loan documents.

     In the case of the 12 mortgage loans secured by the portfolio of mortgaged real properties identified on Annex A-1 as United Supermarket Portfolio, which mortgage loans represent 2.5% of the Initial Mortgage Pool Balance and 3.1% of
the Initial Loan Group No. 1 Balance and in the case of one (1) mortgage loan
(loan number 102) representing 0.3% of the Initial Mortgage Pool Balance and
0.4% of the Initial Loan Group No. 1 Balance, one or more principals of the related borrower are permitted to incur mezzanine debt in accordance with the terms of the related loan documents, including satisfaction of the following conditions: (a) the minimum combined debt service coverage ratio must be 1.20:1, with a combined loan-to-value ratio of no greater than 80%; (b) the mezzanine lender must be reasonably approved by the mortgage lender; and (c) the mezzanine lender must execute a subordination and standstill intercreditor agreement satisfactory to the mortgage lender.

     In the case of one (1) mortgage loan (loan number 44) that we intend to include in the trust fund, representing 1.0% of the Initial Mortgage Pool
Balance and 4.8% of the Initial Loan Group No. 2 Balance, one or more principals of the related borrower are permitted to incur mezzanine debt in accordance with the terms of the related loan documents, including satisfaction of the following conditions: (a) the ratio of the borrower's then underwritten net cash flow to the aggregate amount of scheduled debt service payments on the subject underlying mortgage loan and all debt service payments on the mezzanine loan will be not less than 1.10:1; (b) any payments made to the mezzanine lender on account of the mezzanine loan must only be made out of excess cash flow; (c) the ratio of the principal balance of the subject underlying mortgage loan and the mezzanine loan to the appraised value of the related mortgaged real property may not exceed 90%; (d) the mortgage lender and the mezzanine lender must enter into an agreement reasonably satisfactory to the mortgage lender that, among other things, subordinates the mezzanine loan to the subject underlying mortgage loan and requires the mezzanine lender to refrain from enforcing any of its remedies until such time as the mortgage lender has approved the mezzanine lender as a successor owner of the related mortgaged real property; and (e) the mortgage lender approves the

                                      S-93

mezzanine lender, the terms of the mezzanine financing and the terms of the documents evidencing the mezzanine loan, which approval may not be unreasonably withheld.

     In the case of one (1) mortgage loan (loan number 61) that we intend to include in the trust fund, representing 0.7% of the Initial Mortgage Pool
Balance and 0.8% of the Initial Loan Group No. 1 Balance, respectively, one or more principals of the related borrower are permitted to incur mezzanine debt in accordance with the terms and conditions of the related loan documents, including satisfaction of the following conditions: (a) the maximum aggregate amount of the mortgage debt and the mezzanine debt may not exceed 90% of the value of the related mortgaged real property (as determined by lender), (b) the aggregate debt service coverage ratio for the mortgage debt and the mezzanine debt may be not less than 1.1:1, (c) the mortgage lender must approve the mezzanine lender and all mezzanine loan documents, and (d) borrower, guarantors and mezzanine lender must execute a subordination and standstill agreement in form reasonably acceptable to the mortgage lender.

     In the case of four (4) mortgage loans (loan numbers 63, 77, 79 and 80)
that we intend to include in the trust fund, representing 0.6%, 0.5%, 0.5% and
0.5%, respectively, of the Initial Mortgage Pool Balance, respectively, and
3.2%, 2.6%, 2.6% and 2.5%, respectively, of the Initial Loan Group No. 2
Balance, one or more principals of the related borrower are permitted to incur mezzanine debt in accordance with the terms of the related loan documents, including satisfaction of the following conditions: (a) the combined loan-to-value ratio may not exceed 85%; (b) the mezzanine lender must enter into a standstill, subordination, intercreditor and mutual recognition agreement wholly acceptable to the mortgage lender, which agreement must contain, without limitation, the mezzanine lender's agreement (i) to subordinate the mezzanine loan to the mortgage loan, (ii) not to modify the mezzanine loan without the mortgage lender's consent, (iii) not to foreclose or take any collection action against the mortgage loan borrower except for the realization on the partnership interests pledged as collateral for the mezzanine loan until full repayment of the mortgage loan, (iv) not to pursue any judicial or administrative action against the borrower (including, without limitation, bankruptcy or similar proceeding) until full repayment of the mortgage loan, (v) not to accept payment on the mezzanine loan and to turn over to the mortgage lender all payments made on the mezzanine loan, while any default exists under the mortgage loan, (vi) to assign its voting rights in any bankruptcy or similar insolvency proceeding to the mortgage lender and (vii) not to attempt to obtain any priming lien order in any bankruptcy or similar proceeding of the borrower; (c) the mortgage lender must approve all of the terms and provisions of mezzanine lender's loan documents; and (d) the stated maturity of the mezzanine loan must not occur earlier than the stated maturity date of the mortgage loan.

     In the case of one (1) mortgage loan (loan number 65), that we intend to include in the trust fund, representing 0.6% of the Initial Mortgage Pool
Balance and 3.1% of the Initial Loan Group No. 2 Balance, respectively, one or more principals of the related borrower are permitted to incur mezzanine debt in accordance with the terms of the related loan documents, including satisfaction of the following conditions: (a) the combined debt service coverage ratio for the underlying mortgage loan and the mezzanine loan may be no lower than 1.15:1;
(b) any payments made to the mezzanine lender on account of the mezzanine loan may only be made out of excess cash flow; (c) the combined ratio of the underlying mortgage loan and the mezzanine loan to the appraised value of the related mortgaged real property may not exceed 5%; (d) the mortgage lender must approve the mezzanine lender and the terms of the mezzanine loan documents; and
(e) the mezzanine lender must execute a subordination and standstill agreement acceptable to the mortgage lender.

     In the case of one (1) mortgage loan (loan number 111) that we intend to include in the trust fund, representing 0.3% of the Initial Mortgage Pool
Balance and 0.4% of the Initial Loan Group No. 1 Balance, the related borrower is permitted to obtain secondary financing wholly secured by a pledge and assignment of all partnership interests owned by the partners of such borrower, upon the satisfaction of the following conditions: (i) the mortgagee has approved the mezzanine lender and all of the terms of the mezzanine loan; (ii)
the mortgagee and the mezzanine lender shall enter into a standstill, subordination and mutual recognition agreement wholly acceptable to the mortgagee; (iii) the mortgagee has approved all of the terms and provisions of the mezzanine

                                      S-94

lender's loan documents; and (iv) the combined loan-to-value ratio of the underlying mortgage loan and the mezzanine loan may not exceed 85%.

     Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding mortgaged real property.

     Except as disclosed under this "--Additional and Other Financing"
subsection and "Risk Factors--Risks Related to the Underlying Mortgage
Loans--Some of the Underlying Borrowers Have Incurred or Are Permitted to Incur
Additional Debt Secured by the Related Mortgaged Real Property", "--Risks
Related to the Underlying Mortgage Loans--Some of the Underlying Borrowers Have
Incurred or Are Permitted to Incur Additional Debt That Is Not Secured by the
Related Mortgaged Real Property or by Equity Interests in Those Borrowers" and
"--In the Case of Some of the Mortgage Loans That We Intend to Include in the
Trust Fund, One or More of the Principals of the Related Borrower Have Incurred
or Are Permitted to Incur Mezzanine Debt" in this prospectus supplement, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust fund have any other debt outstanding or whether the principals of those borrowers have any mezzanine debt outstanding. Such debt may be outstanding despite our inability to confirm its existence.

     Environmental Reports. A third-party environmental consultant conducted a
Phase I environmental study meeting ASTM standards for each of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. The resulting Environmental Reports were prepared:

     o    in the case of 121 mortgaged real properties, securing 93.1% of the
          Initial Mortgage Pool Balance (of which 97 mortgaged real properties secure mortgage loans in loan group no. 1, representing 100.0% of the
          Initial Loan Group No. 1 Balance, and 24 mortgaged real properties secure mortgage loans in loan group no. 2, representing 65.8% of the
          Initial Loan Group No. 2 Balance), during the 12-month period preceding the cut-off date; and

     o    in the case of six (6) mortgaged real properties, securing 6.9% of the
          Initial Mortgage Pool Balance and 34.2% of the Initial Loan Group No.
          2 Balance, during the 12- to 16-month period preceding the cut-off date.

     The environmental investigation at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, mold, lead-based paint, and lead in drinking water were generally performed only at multifamily rental properties and only when the environmental consultant or originator of the related mortgage loan believed this testing was warranted under the circumstances.

     The above-described environmental investigations identified various adverse or potentially adverse environmental conditions at some of the mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition. In many cases, the identified condition related to the suspected or confirmed presence of asbestos-containing materials, mold, lead-based paint and/or radon. Where these substances were suspected or present, and depending upon the condition of the substances, the environmental consultant generally recommended, and the lender required, the implementation of the recommendations prior to closing, or the escrowing of funds sufficient to affect such recommendations, including:

     o    that the substances not be disturbed and that additional testing be performed prior to any renovation or demolition activities; or

     o    the establishment of an operation and maintenance plan to address the issue; or

                                      S-95

     o    an abatement or removal program and, where appropriate, a notification program.

     In other cases, where the environmental consultant recommended specific remediation of a material adverse environmental condition, the related originator of the mortgage loan generally required the related borrower:

     1.   to carry out the specific remedial measures prior to closing;

     2.   to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve in an amount equal to at least 100% of the estimated cost to complete the remedial measures; or

     3.   to obtain from a party with financial resources reasonably estimated to be adequate to cure the subject violation in all material respects a guaranty or indemnity to cover the costs of any necessary remedial measures.

     4.   to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance).

     However, some borrowers under the mortgage loans have not yet satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. In addition, there can be no assurance that these obligations or the recommended operations and maintenance plans have been or will continue to be implemented, or that the cost of implementing them will not exceed the estimated cost. If any adverse environmental conditions are not properly addressed or monitored over time by the related borrower, it could result in a significant loss or environmental liability for the trust.

     In some cases, residual contamination does or will remain at a mortgaged real property after remedial action is performed. While the presence of this residual contamination may be acceptable today, there can be no assurance that future legal requirements, prospective purchasers or future owners will not require additional investigation or cleanup.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property because:

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o    the responsible party or parties with respect to that condition had already been identified; or

     o    the responsible party or parties currently monitor actual or potential adverse environmental conditions at that property; or

     o    the levels of hazardous substances at that property were found to be below or very close to applicable thresholds for reporting, abatement or remediation; or

     o    the property had been accepted into a state-funded remediation program; or

     o    a letter was obtained from the applicable regulatory authority stating that no further action was required, or the issue has received proper closure with the applicable regulatory authority.

                                      S-96

However, there can be no assurance that the responsible party or parties, in each case, are financially able or will actually correct the problem. In some of these cases, the responsible party or parties have installed monitoring wells on the mortgaged real property and/or need access to the mortgaged real property for monitoring or to perform remedial action.

     In some cases, the environmental report for a mortgaged real property identified potential environmental problems at nearby properties, including but not limited to spills of hazardous materials and leaking underground storage tanks. In those cases, the environmental reports indicated that:

     o    the subject mortgaged real property had not been affected;

     o    the potential for the problem to affect the subject mortgaged real property was limited;

     o    the party or parties responsible for remediating the potential environmental problems had been identified; or

     o    there was no evidence to suggest that there has been an adverse environmental impact to the subject mortgaged real property.

     In those cases where the party or parties responsible for remediation had been identified, there can be no assurance that such party or parties, in each case, are financially able or will actually correct the problem.

     The information contained in this prospectus supplement regarding environmental conditions at the mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental Reports"
subsection and has not been independently verified by:

     o    us;

     o    any of the mortgage loan sellers;

     o    any of the underwriters;

     o    the master servicer;

     o    the special servicer;

     o    the trustee; or

     o    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all adverse environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties or will not result in a claim for damages by a party injured by the condition.

     The series 2005-C3 pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property prior to acquiring title to the property or assuming its operation.
This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. In addition, there can be no assurance that the requirements of the series 2005-C3 pooling and servicing agreement will

                                      S-97

effectively insulate the trust from potential liability for a materially adverse environmental condition at any mortgaged real property.

     Property Condition Assessments. All but one (1) of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund were inspected by professional engineers or architects. One hundred nineteen
(119) of those mortgaged real properties, securing 92.5% of the Initial Mortgage
Pool Balance, of which 95 mortgaged real properties secure mortgage loans in loans group no. 1, representing 99.3% of the Initial Loan Group No. 1 Balance and 24 mortgaged real properties secure mortgage loans in loan group no. 2, representing 65.8% of the Initial Loan Group No. 2 Balance, were inspected during the 12-month period preceding the cut-off date, and seven (7) of those mortgaged real properties securing mortgage loans representing 7.2% of the
Initial Mortgage Pool Balance, of which one (1) mortgaged real property secures a mortgage loan in loan group no. 1, representing 0.3% of the Initial Loan Group
No. 1 Balance and six (6) mortgaged real properties secure mortgage loans in loan group no. 2, representing 34.2% of the Initial Loan Group No. 2 Balance, were inspected during the 12- to 16- month period preceding the cut-off date.
These inspections included an assessment of the mortgaged real properties'
exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties. One (1) mortgaged real property, securing 0.3% of the Initial Mortgage Pool Balance and 0.4% of the
Initial Loan Group No. 1 Balance, is secured by land therefore no property condition assessment was required.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended, the related borrower was generally required to:

     o    carry out necessary repairs or replacements; or

     o    establish reserves, generally in the amount of 125% of the estimated cost of the repairs or replacements necessary to cure the deferred maintenance items identified in the inspection report that, at the time of origination, remained outstanding, with that estimated cost being based upon the estimates given in the inspection report, or, in certain cases, upon an actual contractor's estimate.

     There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     Appraisals and Market Studies. An independent appraiser that is state-certified and/or a member of the Appraisal Institute prepared an appraisal of each of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, in order to establish the approximate value of the property. Those appraisals are the basis for the appraised values for the respective mortgaged real properties set forth on Annex A-1 to this prospectus supplement. For 120 mortgaged real properties, securing 92.5% of the Initial
Mortgage Pool Balance, of which 96 mortgaged real properties secure mortgage loans in loan group no. 1, representing 99.2% of the Initial Loan Group No. 1
Balance, and 24 mortgaged real properties secure mortgage loans in loan group
no. 2, representing 65.8% of the Initial Loan Group No. 2 Balance, the appraised value is as of a date within 12 months of the cut-off date. For seven (7)
mortgaged real properties, securing 7.5% of the Initial Mortgage Pool Balance, of which one (1) mortgaged real property secures a mortgage loan in loan group
no. 1, representing 0.8% of the Initial Loan Group No. 1 Balance, and six (6)
mortgaged real properties secure mortgage loans in loan

                                      S-98

group no. 2, representing 34.2% of the Initial Loan Group No. 2 Balance, the
appraised value is as of a date during the 12-to 15-month period preceding the cut-off date.

     In some cases, an appraisal contained an "as is" value, with an "as of"
date consistent with the date that the appraisal was prepared, and a
"stabilized" value, with a specified future "as of" date. For mortgaged real properties where the specified conditions for the stabilized value were met, the stabilized value "as of" date was used in the above analysis, with certain exceptions, where stabilized values were used even when specified conditions have not been met.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property.
Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a property under a distress or liquidation sale.

     The appraisal upon which the appraised value for each mortgaged real property is based contains, or is accompanied by a separate letter that contains, a statement by the respective appraiser, to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform,
Recovery and Enforcement Act of 1989 were followed in preparing that appraisal.
However, neither we nor any of the underwriters, the related mortgage loan seller or the related originator has independently verified the accuracy of this statement.

     Zoning and Building Code Compliance. Each mortgage loan seller has, with respect to the mortgage loans that it is selling to us for inclusion in the trust fund, examined whether the use and operation of the related mortgaged real properties were in material compliance with all zoning and land-use ordinance, rules, regulations and orders applicable to those real properties at the time of origination. The mortgage loan sellers may have considered--

     o    legal opinions or zoning consultant's reports,

     o    certifications from, and/or discussions with, government officials,

     o    information contained in appraisals, surveys and site plan,

     o    title insurance endorsements,

     o    representations by the related borrower contained in the related mortgage loan documents, or

     o    property condition assessments undertaken by independent licensed engineers,

in determining whether the mortgaged real properties were in compliance.

     In some cases, the use, operation or structure of a mortgaged real property constitutes a permitted nonconforming use or structure. Generally, the improvements on that mortgaged real property may not be rebuilt to their current state in the event that those improvements are materially damaged or destroyed.
Generally, where a mortgaged real property constitutes a permitted nonconforming use or structure and the improvements on the

                                      S-99

particular property may not be rebuilt to their current specifications in the event of a major casualty, the related mortgage loan seller conducted an analysis as to:

     o    whether the extent of the nonconformity is material;

     o    whether sufficient insurance proceeds would be available to restore the mortgaged real property in accordance with then-applicable requirements, and whether the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would be adequate security for the related mortgage loan;

     o    the extent of the risk that the mortgaged real property would suffer a material casualty of a magnitude that applicable ordinances would require conformity with current requirements, is remote; and/or

     o    whether the insurance proceeds, together with the value of the remaining property, would be sufficient to pay the loan.

     There is no assurance, however, that any such analysis was correct, or that the above determinations were made in each and every case.

     Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:

     o    except in the case of manufactured housing, hazard insurance in an amount, subject to a customary deductible, that is at least equal to the lesser of--

          1.   the outstanding principal balance of the mortgage loan, and

          2.   replacement cost or the full insurable replacement cost of the improvements located on the insured property;

     o    if any portion of the improvements at the property are in an area identified in the federal register by the Flood Emergency Management
          Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan,

          2.   the full insurable value of the insured property, and

          3.   the maximum amount of insurance available under the National
               Flood Insurance Act of 1968;

     o    comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence;

     o    business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue from the insured property for at least 12 months or, alternatively, in an amount as may be required by the lender; and

                                     S-100

     o    if the mortgaged real property is in an area identified as having a high risk of loss due to windstorms, as described under "Risk
          Factors--Risks Related to the Underlying Mortgage Loans--Uninsured
          Loss; Sufficiency of Insurance", windstorm insurance.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks.
Thirty-three (33) mortgaged real properties, securing 23.9% of the Initial
Mortgage Pool Balance, of which 28 of those mortgaged real properties secure mortgage loans in loan group no. 1, representing 25.7% of the Initial Loan Group
No. 1 Balance, and five (5) of those mortgaged real properties secure mortgage loans in loan group no. 2, representing 16.9% of the Initial Loan Group No. 2
Balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. In most of these cases, a third-party consultant conducted seismic studies to assess the probable maximum loss ("PML")
for the property. In general, those studies were performed in accordance with generally accepted industry standard assumptions and methodologies. None of those studies showed a PML greater than 20%. However, one of these mortgaged real properties, securing 0.7% of the Initial Mortgage Pool Balance and 3.5% of
the Initial Loan Group No. 2 Balance, is a manufactured housing community and no seismic study was performed.

     In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

THE CAROLINA PLACE LOAN PAIR

     General. The Carolina Place Mortgage Loan has a cut-off date principal balance of $130,000,000, the pooled portion of which represents 8.0% of the
Initial Mortgage Pool Balance and 10.0% of the Initial Loan Group No. 1 Balance.
The Carolina Place Mortgage Loan is one of two (2) mortgage loans, together referred to as the Carolina Place Loan Pair, that are both secured by the
Carolina Place Mortgaged Property. The Carolina Place Mortgage Loan is generally senior in right of payment to the Carolina Place Non-Trust Loan, which has a cut-off date principal balance of $37,919,878. See "Servicing of the Underlying
Mortgage Loans--Rights and Powers of the Series 2005-C3 Controlling Class
Representative, the Class CP Representative and the Carolina Place Non-Trust
Loan Noteholder" in this prospectus supplement for a more detailed description of certain rights of the Carolina Place Non-Trust Loan Noteholder.

     The Carolina Place Non-Trust Loan is evidenced by two promissory notes held by one of our affiliates. Both of those promissory notes are expected to be transferred on or after the securitization closing date to third-party institutional investors. If the two promissory notes evidencing the Carolina
Place Non-Trust Mortgage Loan are held by different parties, they will have the same aggregate characteristics and entitle their holders to the same aggregate rights as are described in this prospectus supplement with respect to Carolina
Place Non-Trust Mortgage Loan. Consequently, the Carolina Place Non-Trust
Mortgage Loan is treated as a single mortgage loan in this prospectus supplement.

     The Carolina Place Non-Trust Loan will be serviced, along with the Carolina
Place Mortgage Loan, under the series 2005-C3 pooling and servicing agreement by the master servicer and the special servicer, generally as if the Carolina Place
Non-Trust Loan was a mortgage loan in the trust fund.

     The Underwritten NCF Debt Service Coverage Ratio and the Cut-off Date
Loan-to-Value Ratio for the Carolina Place Loan Pair (calculated as if it was a single underlying mortgage loan) are 1.33x and 71.46%, respectively. The
Carolina Place Non-Trust Loan is cross-defaulted with the Carolina Place
Mortgage Loan.

                                     S-101

     Co-Lender Agreement. The respective rights of the holder of the Carolina
Place Mortgage Loan and the Carolina Place Non-Trust Loan Noteholder are
governed by a co-lender agreement (the "Carolina Place Co-Lender Agreement"), which generally provides that:

     o    for so long as (1) the sum of (a) an amount generally equal to the unpaid principal balance of the Carolina Place Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the Carolina Place Loan Pair that is allocable to the Carolina
          Place Non-Trust Loan, plus (b) the amount of any cash collateral or letters of credit posted by the Carolina Place Non-Trust Loan
          Noteholder to maintain control of the Carolina Place Loan Pair, if any, is equal to or greater than (2) an amount generally equal to 25%
          of the unpaid principal balance of the Carolina Place Non-Trust Loan, then the Carolina Place Non-Trust Loan Noteholder will have the ability to advise and direct the master servicer and/or the special servicer with respect to certain specified servicing actions regarding the Carolina Place Loan Pair, including those involving foreclosure or material modification of the Carolina Place Mortgage Loan and the
          Carolina Place Non-Trust Loan (see "Servicing of the Underlying
          Mortgage Loans--Rights and Powers of the Series 2005-C3 Controlling
          Class Representative, the Class CP Representative and the Carolina
          Place Non-Trust Loan Noteholder" in this prospectus supplement) and to replace the special servicer with respect to the Carolina Place Loan
          Pair (see "Servicing of the Underlying Mortgage Loans--Replacement of
          the Special Servicer");

     o    if (1) the sum of (a) an amount generally equal to the unpaid principal balance of the Carolina Place Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the
          Carolina Place Loan Pair that is allocable to the Carolina Place
          Non-Trust Loan, plus (b) the amount of any cash collateral or letters of credit posted by the Carolina Place Non-Trust Loan Noteholder to maintain control of the Carolina Place Loan Pair, if any, is less than
          (2) an amount generally equal to 25% of the unpaid principal balance of the Carolina Place Non-Trust Loan, the ability to advise and direct the master servicer and/or the special servicer, and to replace the special servicer, referred to in the preceding bullet will belong to the holder of the Carolina Place Mortgage Loan or its designee (which designee, in accordance with the series 2005-C3 pooling and servicing agreement, will be the series 2005-C3 controlling class
          representative);

     o    if the borrower defaults in any of its obligations under the Carolina
          Place Mortgage Loan, the Carolina Place Non-Trust Loan Noteholder will have five days to cure any monetary default and 30 days to cure any non-monetary default that is susceptible of cure, in each case from the later of the date of the expiration of the borrower's grace period under the loan documents or the Carolina Place Non-Trust Loan
          Noteholder's receipt of notice of the default from the servicer, subject to limitations on the number of cures contained in the
          Carolina Place Co-Lender Agreement; and

     o    in the event that (a) any payment of principal or interest on the
          Carolina Place Mortgage Loan becomes 90 days or more delinquent, (b)
          the Carolina Place Mortgage Loan is accelerated, (c) the Carolina
          Place Mortgage Loan is not paid at maturity, (d) the borrower files a petition for bankruptcy or (e) the Carolina Place Mortgage Loan becomes a specially serviced loan and is either in default or a default is reasonably foreseeable, the Carolina Place Non-Trust Loan
          Noteholder will have the option to purchase the Carolina Place
          Mortgage Loan at a price generally equal to the unpaid principal balance of the Carolina Place Mortgage Loan, together with all accrued unpaid interest on the Carolina Place Mortgage Loan (other than
          Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2005-C3 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and

                                     S-102

          exclusive of any liquidation fees if the purchase is made within 90 days of the option becoming exercisable).

     Priority of Payments. Pursuant to the Carolina Place Co-Lender Agreement,
following the allocation of payments to each mortgage loan in the Carolina Place
Loan Pair in accordance with the related loan documents, unless there exists
(without remedy by the Carolina Place Non-Trust Loan Noteholder) either (a) a monetary event of default as to the Carolina Place Mortgage Loan or (b) a non-monetary event of default with respect to the Carolina Place Mortgage Loan at a time when the Carolina Place Mortgage Loan is being specially serviced, collections on the Carolina Place Loan Pair will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o    first, to the Carolina Place Mortgage Loan, in an amount up to all accrued and unpaid interest (other than Default Interest) on the principal balance thereof (net of related master servicing fees and trustee fees), until all such interest is paid in full;

     o    second, to the Carolina Place Mortgage Loan, in an amount up to its pro rata portion of all principal payments in accordance with its percentage interest in the Carolina Place Loan Pair;

     o    third, to reimburse the Carolina Place Non-Trust Noteholder for any cure payments made with respect to the Carolina Place Mortgage Loan;

     o    fourth, to the Carolina Place Non-Trust Loan, in an amount up to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

     o    fifth, to the Carolina Place Non-Trust Loan, in an amount up to its pro rata portion of all principal payments in accordance with its percentage interest in the Carolina Place Loan Pair;

     o    sixth, to the Carolina Place Mortgage Loan, its pro rata portion of any prepayment premium in accordance with its percentage interest in the Carolina Place Loan Pair, to the extent actually paid by the borrower;

     o    seventh, to the Carolina Place Non-Trust Loan, its pro rata portion of any prepayment premium in accordance with its percentage interest in the Carolina Place Loan Pair, to the extent actually paid by the borrower;

     o    eighth, to the Carolina Place Mortgage Loan and the Carolina Place
          Non-Trust Loan, their respective pro rata portions of any Default
          Interest (after application as provided in the series 2005-C3 pooling and servicing agreement), to the extent actually paid by the borrower, based on their respective percentage interests;

     o    ninth, to the Carolina Place Mortgage Loan and the Carolina Place
          Non-Trust Loan, their respective pro rata portions of any late charges
          (after application as provided in the series 2005-C3 pooling and servicing agreement), to the extent actually paid by the borrower, based on their respective percentage interests; and

     o    tenth, if any excess amount is paid by the borrower and is not required to be returned to the borrower or to any other party under the loan documents, pro rata, to the Carolina Place Mortgage Loan and the Carolina Place Non-Trust Loan.

                                     S-103

     Pursuant to the Carolina Place Co-Lender Agreement, during the continuance of (a) a monetary event of default with respect to the Carolina Place Mortgage
Loan or (b) a non-monetary event of default with respect to the Carolina Place
Mortgage Loan that results in the Carolina Place Mortgage Loan becoming a specially serviced loan, which event of default has not been remedied by the
Carolina Place Non-Trust Loan Noteholder, collections on the Carolina Place Loan
Pair will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o    first, to the Carolina Place Mortgage Loan, in an amount up to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees and trustee fees);

     o    second, to the Carolina Place Mortgage Loan, in an amount up to the principal balance thereof, until such principal balance has been reduced to zero;

     o    third, to reimburse the Carolina Place Non-Trust Noteholder for any cure payments made with respect to the Carolina Place Mortgage Loan;

     o    fourth, to the Carolina Place Non-Trust Loan, an amount up to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

     o    fifth, to the Carolina Place Non-Trust Loan in an amount up to the principal balance thereof, until such principal balance has been reduced to zero;

     o    sixth, to the Carolina Place Mortgage Loan, its pro rata portion of any prepayment premium in accordance with its percentage interest in the Carolina Place Loan Pair, to the extent actually paid by the borrower;

     o    seventh, to the Carolina Place Non-Trust Loan, its pro rata portion of any prepayment premium in accordance with its percentage interest in the Carolina Place Loan Pair, to the extent actually paid by the borrower;

     o    eighth, to the Carolina Place Mortgage Loan and the Carolina Place
          Non-Trust Loan, their respective pro rata portions of any Default
          Interest (after application as provided in the series 2005-C3 pooling and servicing agreement), to the extent actually paid by the borrower, based on their respective percentage interests;

     o    ninth, to the Carolina Place Mortgage Loan and the Carolina Place
          Non-Trust Loan, their respective pro rata portions of any late charges
          (after application as provided in the series 2005-C3 pooling and servicing agreement), to the extent actually paid by the borrower, based on their respective percentage interests; and

     o    tenth, if any excess amount is paid by the borrower and is not required to be returned to the borrower or to any other party under the loan documents, pro rata, to the Carolina Place Mortgage Loan and the Carolina Place Non-Trust Loan.

THE MORTGAGE LOAN SELLERS

     We will acquire the mortgage loans from the respective mortgage loan sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements.

                                     S-104

     Ninety-six (96) of the mortgage loans that we intend to include in the trust fund, representing 75.8% of the Initial Mortgage Pool Balance, of which 71 mortgage loans are in loan group no. 1, representing 73.4% of the Initial Loan
Group No. 1 Balance, and 25 mortgage loans are in loan group no. 2, representing
85.5% of the Initial Loan Group No. 2 Balance, were originated by Citigroup
Global Markets Realty Corp., a New York corporation whose principal offices are located in New York, New York and that is primarily engaged in the business of purchasing and originating commercial mortgage loans. CGM is a subsidiary of
Citigroup Financial Products, Inc. and is also one of our affiliates. Citigroup
Global Markets Inc., an affiliate of CGM, is acting as an underwriter for this transaction.

     Twenty-eight (28) of the mortgage loans that we intend to include in the trust fund, representing 24.2% of the Initial Mortgage Pool Balance, of which 23 mortgage loans are in loan group no. 1, representing 26.6% of the Initial Loan
Group No. 1 Balance, and five (5) mortgage loans are in loan group no. 2, representing 14.5% of the Initial Loan Group No. 2 Balance, were originated by
IXIS Real Estate Capital Inc. IXIS Real Estate Capital Inc. is a New York
corporation whose principal offices are located in New York, New York. IXIS Real
Estate Capital Inc. is a wholly-owned subsidiary of IXIS Capital Markets North
America Inc. IXIS Real Estate Capital Inc. is an affiliate of IXIS Securities
North America Inc., which is an underwriter.

     CGM has no obligation to repurchase or replace any of the IXIS Mortgage
Loans and IXIS has no obligation to repurchase or replace any of the Citigroup
Mortgage Loans.

     All information concerning the Citigroup Mortgage Loans contained herein or used in the preparation of this prospectus supplement is as underwritten by CGM.
All information concerning the IXIS Mortgage Loans contained herein or used in the preparation of this prospectus supplement is as underwritten by IXIS.

UNDERWRITING STANDARDS

     General. Each mortgage loan seller's commercial real estate finance or commercial mortgage banking group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien mortgage loans for securitization. Each mortgage loan seller's commercial real estate finance or commercial mortgage banking operation is staffed by real estate professionals. Each mortgage loan seller's loan underwriting group is an integral component of the commercial real estate finance or commercial mortgage banking group which also includes groups responsible for loan origination and closing mortgage loans.

     Upon receipt of a loan application, the respective mortgage loan seller's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real property which will secure the loan.

     Loan Analysis. Generally, each mortgage loan seller performs both a credit analysis and collateral analysis with respect to a loan applicant and the real property that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third-party credit reports, search reports on judgments, liens, bankruptcies and pending litigation and, if applicable, the loan payment history of the borrower. Each mortgage loan seller typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases. Each mortgage loan seller generally requires third-party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of the applicable mortgage loan seller or a third-party consultant for compliance with program standards. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or

                                     S-105

more provisions of its underwriting guidelines were waived or modified by the related mortgage loan seller where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by the applicable mortgage loan seller's credit or similar committee in accordance with its credit policies.

     Debt Service Coverage Ratio and LTV Ratio. Each mortgage loan seller's underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. The debt service coverage ratio guidelines are generally calculated based on net cash flow at the time of origination. In addition, each mortgage loan seller's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by such mortgage loan seller may vary from these guidelines.

     Escrow Requirements. Generally, each mortgage loan seller requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by each mortgage loan seller are as follows:

     o    Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the mortgage loan seller with sufficient funds to satisfy all taxes and assessments. This escrow requirement may be sometimes waived.

     o    Insurance--If the property is insured under an individual policy
          (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the mortgage loan seller with sufficient funds to pay all insurance premiums. This escrow requirement may be sometimes waived.

     o    Replacement Reserves--Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged real property during the term of the related mortgage loan.

     o    Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, the mortgage loan seller generally requires that at least 100% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.

     o    Tenant Improvement/Lease Commissions--In some cases, major tenants have lease expirations prior to the expiration of the term of the related mortgage loan. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On the Closing Date, we will transfer the mortgage loans, without recourse, to the trustee for the benefit of the series 2005-C3 certificateholders. In connection with such transfer, the applicable mortgage loan seller is required to deliver to the trustee or to a document custodian appointed by the trustee, among other things, the

                                     S-106

following documents with respect to each mortgage loan that we intend to include in the trust fund (the "Mortgage File"):

     (a)  the original mortgage note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the trustee or in blank (or, if the original mortgage note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the mortgage note);

     (b)  the original or a copy of the mortgage instrument, together with an original or a copy of any intervening assignments of the mortgage instrument, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office;

     (c)  the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the related mortgage instrument), in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office;

     (d)  an original assignment of the mortgage instrument in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if delivered in blank, completion of the name of the trustee) in recordable form;

     (e)  an original assignment of any related assignment of leases (if such item is a document separate from the related mortgage instrument) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if delivered in blank, completion of the name of the trustee) in recordable form;

     (f)  originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the mortgage instrument or mortgage note have been consolidated or modified or the mortgage loan has been assumed or consolidated;

     (g)  the original or a copy of the policy or certificate of lender's title insurance, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a pro forma or marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

     (h)  any filed copies (bearing evidence of filing) or other evidence of filing reasonably satisfactory to the depositor of any prior UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

     (i)  an original assignment in favor of the trustee or in blank of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction;

     (j)  any intercreditor, co-lender or similar agreement relating to permitted debt of the related borrower;

     (k)  copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to such mortgage loan;

     (l)  the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to such mortgage loan;

                                     S-107

     (m)  a copy of any letter of credit and related transfer documents relating to such mortgage loan; and

     (n)  copies of franchise agreements and franchisor comfort letters, if any, for hotel properties and any applicable transfer or assignment documents.

     As provided in the series 2005-C3 pooling and servicing agreement, the trustee or a custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents described in the preceding paragraph is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan or the interests of the series 2005-C3 certificateholders therein, the applicable mortgage loan seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such mortgage loan seller's receipt of notice thereof, will be obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which will be assigned by us the trustee) to: (1) repurchase the affected mortgage loan within such 90-day period at a price (the "Purchase Price")
generally equal to the sum of (a) the unpaid principal balance of such mortgage loan, (b) the unpaid accrued interest on such mortgage loan (other than any
Default Interest and/or Post-ARD Additional Interest) to but not including the due date in the collection period in which the purchase is to occur plus any accrued and unpaid interest on monthly debt service advances, (c) all related and unreimbursed servicing advances plus any accrued and unpaid interest thereon, (d) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the master servicer, the special servicer, the trustee or the trust fund in connection with any purchase by a mortgage loan seller (to the extent not included in clause (c) above), and (e)
any other Additional Trust Fund Expenses in respect of such underlying mortgage loan (including any Additional Trust Fund Expenses previously reimbursed or paid by the trust fund but not so reimbursed by the related borrower or other party or from insurance proceeds or condemnation proceeds or any other collections in respect of the underlying mortgage loan or the related mortgaged real property from a source other than the trust fund, and including, if the subject underlying mortgage loan is repurchased after the end of the required cure period (as it may be extended as described below), any liquidation fee payable to the special servicer in respect of such underlying mortgage loan, as described under "Servicing of the Underlying Mortgage Loans--Servicing and Other
Compensation and Payment of Expenses--Principal Special Servicing
Compensation--The Liquidation Fee"); or (2) substitute a Qualified Substitute
Mortgage Loan for such mortgage loan and pay the master servicer for deposit into the master servicer's collection account a shortfall amount equal to the difference between the Purchase Price of the deleted mortgage loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified
Substitute Mortgage Loan as of the date of substitution (the "Substitution
Shortfall Amount"); provided that, unless the document omission or defect would cause the subject mortgage loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal Revenue Code, the applicable mortgage loan seller will generally have an additional 90-day period to deliver the missing document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure; and provided, further, that no such document omission or defect (other than with respect to the mortgage note, the mortgage instrument, the title insurance policy, any ground lease or any letter of credit) will be considered to materially and adversely affect the interests of the series 2005-C3 certificateholders in, or the value of, the affected mortgage loans unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the lender's rights or remedies under the related mortgage loan, defending any claim asserted by any borrower or third party with respect to the related mortgage loan, establishing the validity or priority of any lien on any collateral securing the related mortgage loan or for any immediate significant servicing obligation. The foregoing repurchase or substitution obligation constitutes the sole remedy available to the series 2005-C3 certificateholders and the trustee for any uncured failure to deliver, or any uncured defect in, a constituent mortgage loan document. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and those obligations will not be our responsibility. Any substitution of a Qualified Substitute Mortgage Loan for a defective mortgage loan in the trust fund must occur no later than the second anniversary of the date of initial issuance of the offered certificates, and the
Carolina Place Mortgage Loan may not be substituted for.

                                     S-108

     The series 2005-C3 pooling and servicing agreement and/or the applicable mortgage loan purchase agreement will require the trustee or the related mortgage loan seller to cause each of the assignments described in clauses (d),
(e) and (i) of the second preceding paragraph to be submitted for recording or filing, as applicable, in the appropriate public records within a specified time period.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In the related mortgage loan purchase agreement, the applicable mortgage loan seller has represented and warranted with respect to each mortgage loan that we intend to include in the trust fund (subject to certain exceptions specified in the related mortgage loan purchase agreement), as of the date of initial issuance of the offered certificates, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

     (i)  the information with respect to the subject mortgage loan set forth in the schedule of mortgage loans attached to the applicable mortgage loan purchase agreement (which contains certain of the information set forth in Annex A-1 to this prospectus supplement) was true and correct in all material respects as of the cut-off date;

     (ii) as of the date of its origination, the subject mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the subject mortgage loan;

     (iii) immediately prior to the sale, transfer and assignment to us, the applicable mortgage loan seller had good and marketable title to, and was the sole owner of, each mortgage loan, and is transferring the mortgage loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the subject mortgage loan;

     (iv) the proceeds of the subject mortgage loan have been fully disbursed and there is no requirement for future advances thereunder by the lender;

     (v)  each related mortgage note, mortgage instrument, assignment of leases, if a document separate from the mortgage instrument, and other agreement executed in connection with the subject mortgage loan is a legal, valid and binding obligation of the related borrower (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such mortgage loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the mortgage loan documents invalid as a whole and such mortgage loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby, and
          (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

     (vi) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related mortgage note, mortgage instrument or other agreements executed in connection therewith, and, as of the cut-off date, there was no valid offset, defense, counterclaim or right to rescission with respect to such mortgage note, mortgage instrument or other agreements, except in each case with respect to the enforceability of any

                                     S-109

          provisions requiring the payment of Default Interest, late fees,
          Post-ARD Additional Interest, prepayment premiums or yield maintenance charges;

     (vii) each related assignment of the related mortgage instrument and assignment of any related assignment of leases from the applicable mortgage loan seller to the trustee constitutes the legal, valid and binding first priority assignment from such mortgage loan seller
          (subject to the customary limitations set forth in clause (v) above);

     (viii) the related mortgage instrument is a valid and enforceable first lien on the related mortgaged real property except for the exceptions set forth in clause (v) above and subject to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the related mortgaged real property or the security intended to be provided by such mortgage instrument or with the borrower's ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the related mortgaged real property,
          (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use of the related mortgaged real property or the security intended to be provided by such mortgage instrument or with the borrower's ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the related mortgaged real property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the mortgaged real property or the security intended to be provided by such mortgage instrument or with the borrower's ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the mortgaged real property, (e) the right of tenants
          (whether under ground leases, space leases or operating leases) at the related mortgaged real property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if the subject mortgage loan is
          cross-collateralized with any other mortgage loan, the lien of such mortgage instrument for such other mortgage loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the related mortgaged real property or the security intended to be provided by such mortgage instrument or with the mortgagor's ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the related mortgaged real property;

     (ix) all real estate taxes and governmental assessments, or installments thereof, which would be a lien on the related mortgaged real property and that prior to the cut-off date have become delinquent in respect of the related mortgaged real property, have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established; provided that for purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof will not be considered delinquent until the earlier of (x) the date on which interest and/or penalties would first be payable thereon and (y) the date on which enforcement action is entitled to be taken by the related taxing authority.

     (x)  one or more engineering assessments were performed by an independent engineering consultant firm with respect to each related mortgaged real property during the 12-month period preceding the origination of the subject mortgage loan, and to the applicable mortgage loan seller's knowledge, relying solely on the review of such engineering assessment(s), except as set forth in the engineering assessment, the related mortgaged real property is in good repair, free and clear of any damage that would materially and adversely affect its value as security for the subject

                                     S-110

          mortgage loan; as of the date of origination of the subject mortgage loan, there was no proceeding pending, and subsequent to such date, the related mortgage loan seller has not received notice of any pending or threatened proceeding for the condemnation of all or any material portion of the related mortgaged real property;

     (xi) as of the date of its origination, all insurance coverage required under each related mortgage instrument, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related mortgaged real property in the jurisdiction in which such mortgaged real property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) at least equal to the lesser of (a) the replacement cost of improvements located on such mortgaged real property, or (b) the initial principal balance of the subject mortgage loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions, was in full force and effect with respect to each related mortgaged real property;

     (xii) as of the date of initial issuance of the offered certificates, the subject mortgage loan is not, and in the prior 12 months (or since the date of origination if the subject mortgage loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any scheduled payment; and

     (xiii) one or more environmental site assessments, updates or transaction screens thereof were performed by an environmental consulting firm independent of the applicable mortgage loan seller and the applicable mortgage loan seller's affiliates with respect to each related mortgaged real property during the 18-month period preceding the origination of the subject mortgage loan, and the applicable mortgage loan seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s), updates or transaction screens referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such mortgaged real property that was not disclosed in such report(s).

     In the case of a breach of any of the loan-level representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of any of the underlying mortgage loans or the interests of the series 2005-C3 certificateholders therein, the applicable mortgage loan seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to repurchase the affected mortgage loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the mortgage loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal Revenue Code, the
applicable mortgage loan seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility. Any substitution of a
Qualified Substitute Mortgage Loan for a defective mortgage loan in the trust fund must occur no later than the second anniversary of the date of initial issuance of the offered certificates, and the Carolina Place Mortgage Loan may not be substituted for.

     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the series 2005-C3 certificateholders and the trustee for any uncured material breach of any mortgage loan seller's representations and warranties regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by that mortgage loan

                                     S-111

seller to us, and no other person or entity will be obligated to substitute or repurchase any such affected mortgage loan in connection with a material breach of a mortgage loan seller's representations and warranties if such mortgage loan seller defaults on its obligation to do so.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     If (a) any underlying mortgage loan is required to be repurchased or substituted for in the manner described above in "--Assignment of the Mortgage
Loans; Repurchases and Substitutions" or "--Representations and Warranties;
Repurchases and Substitutions," (b) that mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund and
(c) the applicable document omission or defect or breach of a representation and warranty giving rise to the repurchase/substitution obligation does not otherwise relate to any other Crossed Loan in the subject Crossed Group (without regard to this paragraph), then the applicable document omission or defect or the applicable breach, as the case may be, will be deemed to relate to the other
Crossed Loans in the subject Crossed Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other Crossed Loan(s) in the subject Crossed Group as provided above in
"--Assignment of the Mortgage Loans; Repurchases and Substitutions" or
"--Representations and Warranties; Repurchases and Substitutions" unless: (i)
the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed
Loans, including the actually affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller is not greater than the loan-to-value ratio for all such related Crossed Loans, including the actually affected Crossed Loan, determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller, and (iii) the trustee receives an opinion of counsel to the effect that such repurchase or substitution will not adversely affect the tax status of REMIC I or REMIC II. In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the applicable mortgage loan seller may elect either to repurchase or substitute for only the actually affected Crossed Loan as to which the related breach or the related document omission or defect, as the case may be, exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed
Group.

     To the extent that the related mortgage loan seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the trustee continues to hold any related Crossed
Loans, we and the related mortgage loan seller have agreed in the related mortgage loan purchase agreement to forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the trustee, the Primary Collateral securing mortgage loans still held by the trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its
Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related mortgage loan purchase agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the related mortgage loan purchase agreement to remove the threat of material impairment as a result of the exercise of remedies.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the underlying mortgage loans and the related mortgaged real properties is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, and (ii) there will be no principal prepayments on or before the cut-off date. Prior to the

                                     S-112

issuance of the offered certificates, mortgage loans may be removed from the mortgage pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if we or the applicable mortgage loan seller deems that removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. We believe that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities, as well as other characteristics, of the subject mortgage loans described in this prospectus supplement may vary.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the series 2005-C3 pooling and servicing agreement, with the Securities and Exchange
Commission within 15 days after the initial issuance of the offered certificates.

                                     S-113

                   SERVICING OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     The series 2005-C3 pooling and servicing agreement will govern the servicing and administration of the mortgage loans in the trust fund. The following summaries describe some of the provisions of the series 2005-C3 pooling and servicing agreement relating to the servicing and administration of those mortgage loans and any related REO Properties. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents", for additional important information regarding provisions of the series 2005-C3 pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

     The master servicer and the special servicer must each service and administer the underlying mortgage loans and any related REO Properties for which it is responsible, directly or through sub-servicers, in accordance with:

     o    any and all applicable laws;

     o    the express terms of the series 2005-C3 pooling and servicing agreement;

     o    the express terms of the related loan documents, including any intercreditor agreements; and

     o    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of:

     o    all mortgage loans in the trust fund as to which no Servicing Transfer
          Event has occurred; and

     o    all worked-out mortgage loans in the trust fund as to which no new
          Servicing Transfer Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan in the trust fund as to which a Servicing Transfer Event has occurred and which has not yet been worked-out with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each REO Property in the trust fund.

     Despite the foregoing, the series 2005-C3 pooling and servicing agreement will require the master servicer to continue to receive payments, make certain calculations and, subject to the master servicer's timely receipt of information from the special servicer, prepare certain reports to the trustee with respect to any specially serviced mortgage loans and REO Properties in the trust fund.
The master servicer may also render other incidental services with respect to any specially serviced mortgage loans and REO Properties in the trust fund.
Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2005-C3 pooling and servicing agreement.

     The master servicer will transfer servicing of an underlying mortgage loan to the special servicer, if it has not already done so, upon the occurrence of a
Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist as contemplated by the definition of "Servicing Transfer Event".

                                     S-114

     In general, subject to the discussion under "--The Series 2005-C3
Controlling Class Representative, the Class CP Representative and the Carolina
Place Non-Trust Loan Noteholder" below, the master servicer and/or, if a
Servicing Transfer Event exists, the special servicer will be responsible for servicing and administering the Carolina Place Loan Pair under series 2005-C3 pooling and servicing agreement on behalf of the trust, as holder of the
Carolina Place Mortgage Loan, and the Carolina Place Non-Trust Loan Noteholder
generally as if the Carolina Place Loan Pair were a mortgage loan in the trust fund. A Servicing Transfer Event with respect to either mortgage loan comprising the Carolina Place Loan Pair will generally result in a transfer of servicing of the entire loan pair to the special servicer. However, the Carolina Place
Non-Trust Loan Noteholder will have certain cure rights with respect to defaults under the Carolina Place Mortgage Loan that would prevent the Carolina Place
Loan Pair from becoming specially serviced.

     Some of the mortgage loans that we intend to include in the trust fund are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Some of those sub-servicers may not be terminable by the master servicer except for cause.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     The Master Servicer. Wachovia Bank, National Association, a national banking association, will be the initial master servicer with respect to the mortgage pool. Wachovia Bank is a wholly owned subsidiary of Wachovia
Corporation, and is an affiliate of one of the underwriters. Wachovia Bank's principal servicing offices are located at NC 1075, 8739 Research Drive URP4,
Charlotte, North Carolina 28262.

     As of March 31, 2005, Wachovia Bank and its affiliates were responsible for master or primary servicing approximately 15,825 commercial and multifamily loans, totaling approximately $146 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The information set forth in this prospectus supplement concerning Wachovia
Bank, National Association in the two preceding paragraphs has been provided by
it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information. Wachovia will make no representation as to the validity or sufficiency of the series 2005-C3 pooling and servicing agreement, the series 2005-C3 certificates, the underlying mortgage loans, this prospectus supplement or related documents.

     The Special Servicer. Allied Capital Corporation, a Maryland corporation, will initially be appointed as special servicer of the mortgage pool. The principal executive offices of Allied Capital are located at 1919 Pennsylvania
Avenue N.W., Washington, D.C. 20006, and its telephone number is (202) 331-1112.

     Allied Capital has historically been involved in the real estate investment, finance and management business. As of March 31, 2005, Allied
Capital's commercial mortgage securitization portfolio included approximately
6,600 mortgage loans and real estate owned properties as underlying collateral in various states across the country with a then current face value of $48.4 billion, all of which are secured by commercial real estate assets. Included in this managed portfolio are approximately $17.2 billion of commercial real estate assets representing approximately 2,600 mortgage loans and foreclosure properties within 19 securitization transactions, for which Allied Capital currently acts as special servicer. On May 3, 2005, Allied Capital announced that it had completed the sale of all of its commercial mortgage-backed securities holdings to an affiliate of CWCapital Investments LLC, which assets are included in the financial and statistical information set forth in this paragraph.

     In a related transaction, Allied Capital has signed an agreement with
CWCapital Investments LLC to transfer its special servicing rights and obligations for transactions for which it is acting as special servicer to
CWCapital, an affiliate of CWCapital or another entity designated by CWCapital.
When such transfer is completed, including the obtaining of any required approvals (including any required rating agency approvals), CWCapital, such affiliate or such other entity will become the special servicer.

                                     S-115

     The information set forth in this prospectus supplement concerning Allied
Capital in the three preceding paragraphs (exclusive of the last sentence of the immediately preceding paragraph) has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information. Allied Capital will make no representation as to the validity or sufficiency of the series 2005-C3 pooling and servicing agreement, the series 2005-C3 certificates, the underlying mortgage loans, this prospectus supplement or related documents.

     The information set forth in this prospectus supplement concerning
CWCapital in the last sentence of the second preceding paragraph has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information. CWCapital will make no representation as to the validity or sufficiency of the series
2005-C3 pooling and servicing agreement, the series 2005-C3 certificates, the underlying mortgage loans, this prospectus supplement or related documents.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee will be earned with respect to each and every mortgage loan in the trust fund, including:

     o    each specially serviced mortgage loan, if any;

     o    each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property; and

     o    each mortgage loan, if any, that has been defeased.

     In the case of each mortgage loan in the trust, the master servicing fee will:

     o    be calculated on a 30/360 Basis (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a 360-day year);

     o    accrue at the related master servicing fee rate, which on a loan-by-loan basis will range from 0.0400% per annum to 0.1400% per annum;

     o    accrue on the same principal amount as interest accrues or is deemed to accrue, from time to time with respect to that mortgage loan; and

     o    be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

     For purposes of this prospectus supplement, master servicing fees include primary servicing fees.

     Master servicing fees payable with respect to the Carolina Place Loan Pair will be payable out of collections on the entire Carolina Place Loan Pair.

     Prepayment Interest Shortfalls. The series 2005-C3 pooling and servicing agreement will provide that, if any Prepayment Interest Shortfall is incurred by reason of a voluntary principal prepayment being made by a

                                     S-116

borrower with respect to any of the underlying mortgage loans (other than a specially serviced mortgage loan and other than any mortgage loan for which the special servicer has waived a prepayment restriction) during any collection period, then the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

     o    the amount of the subject Prepayment Interest Shortfall; and

     o    the sum of--

          1.   the master servicing fee (calculated for this purpose only at a rate of 0.02% per annum) received by the master servicer during such collection period on the subject prepaid mortgage loan, and

          2.   any investment income earned on the related principal prepayment during such collection period while on deposit in the master servicer's collection account.

     No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included in the Total Available
P&I Funds for that payment date, as described under "Description of the Offered
Certificates--Payments" in this prospectus supplement. If the amount of
Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the total of any and all payments made by the master servicer with respect to the related payment date to cover those
Prepayment Interest Shortfalls, then the resulting Net Aggregate Prepayment
Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2005-C3 certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest, in reduction of the interest payable thereon, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement.

     The master servicer will not cover any interest shortfalls similar to
Prepayment Interest Shortfalls that occur by reason of involuntary prepayments made with insurance proceeds, condemnation proceeds and/or liquidation proceeds.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool will be:

     o    the special servicing fee;

     o    the workout fee; and

     o    the liquidation fee.

     The Special Servicing Fee. The special servicing fee will be earned with respect to each underlying mortgage loan, if any:

     o    that is being specially serviced; or

     o    as to which the corresponding mortgaged real property has become an
          REO Property.

     In the case of each underlying mortgage loan that satisfies the criteria described in the foregoing paragraph, the special servicing fee will:

                                     S-117

     o    be calculated on a 30/360 Basis (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a 360-day year);

     o    accrue at a special servicing fee rate of 0.25 % per annum;

     o    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

     o    generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust fund, that are on deposit in the master servicer's collection account from time to time.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan as to which, following a period of special servicing and resolution of all Servicing Transfer
Events, servicing thereof has been returned to the master servicer. The workout fee for any such underlying mortgage loan will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest, other than Default Interest and Post-ARD Additional
Interest, and principal received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.

     The workout fee with respect to any underlying mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan or if the related mortgaged real property becomes an REO Property. However, a new workout fee would become payable if the subject underlying mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or resigns, then it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked-out -- or, in some cases, about to be worked out -- by it during the period that it acted as special servicer and as to which no new
Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee may reduce amounts payable to the holders of the offered certificates (exclusive of the class A-MFL certificateholders) and with respect to the class A-MFL REMIC II regular interest.

     The Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan in the trust fund (or any Qualified Substitute Mortgage Loan delivered in replacement thereof by the related mortgage loan seller) for which it obtains a full, partial or discounted payoff. Except as described in the next paragraph, the special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust fund (or any Qualified Substitute Mortgage Loan delivered in replacement thereof by the related mortgage loan seller) as to which it receives any liquidation proceeds, sale proceeds or REO revenues, including any specially serviced mortgage loan repurchased by the applicable mortgage loan seller outside of the required cure period (as that cure period may be extended) as described above under
"Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases
and Substitutions" and "--Representations and Warranties; Repurchases and
Substitutions" in this prospectus supplement. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0%
to, the portion of the related payment, proceeds or revenues allocable as a full or partial recovery of principal, interest or expenses.

                                     S-118

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, insurance proceeds, condemnation proceeds or proceeds received in connection with:

     o    the repurchase or replacement of any mortgage loan in the trust fund by or on behalf of a mortgage loan seller for a breach of
          representation or warranty or for defective or deficient mortgage loan documentation, so long as the repurchase or substitution occurs within the required cure period (as that cure period may be extended), as described under "Description of the Mortgage Pool--Assignment of the
          Mortgage Loans; Repurchases and Substitutions" and "--Representations
          and Warranties; Repurchases and Substitutions" in this prospectus supplement;

     o    the purchase of any Defaulted Mortgage Loan out of the trust fund by the special servicer or the Majority Controlling Class
          Certificateholder, as described under "--Fair Value Purchase Option"
          below;

     o    the purchase of the Carolina Place Mortgage Loan by the Carolina Place
          Non-Trust Noteholder, as described under "Description of the Mortgage
          Pool--The Carolina Place Loan Pair" in this prospectus supplement, or by the Majority Class CP Certificateholder, as described under "--The
          Series 2005-C3 Controlling Class Representative, the Class CP
          Representative and the Carolina Place Non-Trust Loan Noteholder",
          unless in either such case a liquidation fee is paid as part of the purchase price;

     o    the purchase of any mortgage loan by a related mezzanine lender pursuant to any applicable intercreditor, co-lender or similar agreement, unless a liquidation fee is paid as part of the purchase price; or

     o    the purchase of all of the mortgage loans and REO Properties in the trust fund by the master servicer, the special servicer or the
          Majority Controlling Class Certificateholder in connection with the termination of the trust, all as described under "Description of the
          Offered Certificates--Termination" in this prospectus supplement.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee may reduce amounts payable to the holders of the offered certificates (exclusive of the class A-MFL certificateholders) and with respect to the class A-MFL REMIC
II regular interest.

     Carolina Place Loan Pair. Any special servicing fees, workout fees and liquidation fees earned with respect to the Carolina Place Loan Pair may be paid out of collections on the entire Carolina Place Loan Pair.

     Additional Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any Prepayment
Interest Excesses collected with respect to the underlying mortgage loans.

                                     S-119

     In addition, the following items collected on any particular mortgage loan in the trust fund will be allocated between the master servicer and the special servicer as additional compensation in accordance with the series 2005-C3 pooling and servicing agreement:

     o    any late payment charges and Default Interest actually collected on any particular mortgage loan in the trust fund, which late payment charges and Default Interest are not otherwise applied to reimburse the parties to the series 2005-C3 pooling and servicing agreement for, or to offset, certain expenses of the trust (including interest on advances), each as provided in the series 2005-C3 pooling and servicing agreement; and

     o    any modification fees, assumption fees, assumption application fees, earnout fees, consent/waiver fees and other comparable transaction fees and charges.

     The master servicer will be authorized to invest or direct the investment of funds held in its collection account or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Account" below and
"Description of the Offered Certificates" in this prospectus supplement. The master servicer:

     o    will generally be entitled to retain any interest or other income earned on those funds; and

     o    will generally be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for that master servicer's benefit.

The master servicer will not be obligated, however, to cover any losses resulting solely from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts so long as those institutions or trust companies meet certain eligibility requirements set forth in the series
2005-C3 pooling and servicing agreement.

     The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO
Properties" below. The special servicer:

     o    will be entitled to retain any interest or other income earned on those funds; and

     o    will generally be required to cover any losses of principal of those investments from its own funds.

The special servicer will not be obligated, however, to cover any losses resulting solely from the bankruptcy or insolvency of any depository institution or trust company holding its REO account so long as that institution or trust company meets certain eligibility requirements set forth in the series 2005-C3 pooling and servicing agreement.

     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2005-C3 pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the series 2005-C3 pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by or on behalf of the master servicer, the special servicer, the trustee or the fiscal agent in connection with the servicing of a mortgage loan in the trust fund or in connection with the administration of any REO
Property in the trust fund, will generally be servicing advances. Servicing advances will be reimbursable from future payments and other

                                     S-120

collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

     The special servicer will generally be required to give the master servicer not less than five business days' notice (or two business days' notice, if required to be made on an emergency or urgent basis) with respect to servicing advances to be made on a specially serviced mortgage loan or REO Property in the trust fund, before the date on which the master servicer is required to make any servicing advance with respect to such mortgage loan or REO Property.

     If the master servicer is required under the series 2005-C3 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days (or such shorter period as may be required to avoid foreclosure of liens for delinquent real estate taxes or a lapse in insurance coverage) after the servicing advance is required to be made, then the trustee will be required:

     o    if any of certain officers of the trustee has actual knowledge of the failure, to give the master servicer notice of the failure; and

     o    if the failure continues for five more business days after such notice, to make the servicing advance.

     The fiscal agent will be required to make any servicing advances that the trustee was required, but failed, to make.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer (in the case of a servicing advance by the master servicer, the trustee or the fiscal agent), would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer , the trustee or the fiscal agent makes any servicing advance that it subsequently determines, or that the special servicer determines (in the case of servicing advances by the master servicer, the trustee or the fiscal agent), is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the underlying mortgage loans and any related REO Properties that are on deposit in the master servicer's collection account from time to time as more particularly described in this prospectus supplement. The trustee and the fiscal agent may conclusively rely on the determination of the master servicer, and the master servicer, the trustee and the fiscal agent, in the case of specially serviced mortgage loans and REO Properties, must conclusively rely on the determination of the special servicer, regarding the nonrecoverability of a servicing advance. In making a recoverability determination in accordance with the series 2005-C3 pooling and servicing agreement, the master servicer, the special servicer, the trustee and the fiscal agent may consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, the condition of the related mortgaged real property, future expenses, and the existence and amount of any outstanding advances on the subject underlying mortgage loan, together with (to the extent accrued and unpaid) interest on such advances, and the existence and amount of any nonrecoverable advances in respect of other underlying mortgage loans, the reimbursement of which is being deferred as contemplated in the next paragraph.

     Notwithstanding the foregoing, upon a determination that a previously made servicing advance is not recoverable from expected collections on the related underlying mortgage loan or REO Property in the trust fund, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable servicing advance over a period of time (not to exceed 12 months or such longer period of time as is approved in writing by the series
2003-C5 controlling class

                                     S-121

representative) and the unreimbursed portion of that advance will accrue interest at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a nonrecoverable servicing advance over time, or not to do so, benefits some classes of series 2005-C3 certificateholders to the detriment of other classes of series 2005-C3 certificateholders will not, with respect to the master servicer or the special servicer, constitute a violation of the Servicing Standard or, with respect to the trustee or the fiscal agent, constitute a violation of any fiduciary duty to the series 2005-C3 certificateholders and/or contractual duty under the series 2005-C3 pooling and servicing agreement. In the event that the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, elects not to recover such nonrecoverable advances over time, the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, will be required to give S&P and Moody's at least 15 days' notice prior to any such reimbursement, unless the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, makes a determination not to give such notices in accordance with the terms of the series 2005-C3 pooling and servicing agreement.

     If the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any servicing advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2005-C3 principal balance certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2005-C3 certificates), thereby reducing the payments of principal on the series 2005-C3 principal balance certificates (exclusive of the class
A-MFL certificates) and the class A-MFL REMIC II regular interest. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments and other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group. Notwithstanding the foregoing, amounts otherwise payable with respect to the class CP-1, CP-2 and CP-3 certificates will not be available to reimburse advances or pay interest thereon with respect to any underlying mortgage loan other than the Carolina Place
Mortgage Loan.

     The series 2005-C3 pooling and servicing agreement will permit the master servicer to pay, and will permit the special servicer to direct the master servicer to pay, some servicing expenses out of general collections on the underlying mortgage loans and any REO Properties on deposit in the master servicer's collection account, including, to the extent not advanced, for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties. In addition, under the series 2005-C3 pooling and servicing agreement, the master servicer will be permitted (or, in the case of a specially serviced mortgage loan or an REO Property, if the special servicer directs, the master servicer will be required) to pay directly out of the master servicer's collection account any servicing expense that, if advanced by the master servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer or the special servicer, as applicable, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2005-C3 certificateholders (and, in the case of the
Carolina Place Loan Pair, the Carolina Place Non-Trust Loan Noteholder), as a
collective whole. The master servicer will be able to conclusively rely on any such determination made by the special servicer.

                                     S-122

     The master servicer, the special servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, and compound annually, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The
Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable:

     o    first, out of any late payment charges and Default Interest collected on the related underlying mortgage loan in the collection period in which that servicing advance was reimbursed; and

     o    then, after or at the same time that advance is reimbursed, but only if and to the extent that the late payment charges and Default
          Interest referred to in clause first above is insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's collection account.

If any payment of interest on advances is paid out of general collections on the mortgage pool as contemplated by the second bullet of the prior sentence, then any late payment charges and Default Interest collected during the following 12 months on the underlying mortgage loan as to which those advances were made will be applied to reimburse the trust for that payment prior to being applied as additional compensation to the master servicer or the special servicer.

THE SERIES 2005-C3 CONTROLLING CLASS REPRESENTATIVE, THE CLASS CP REPRESENTATIVE
AND THE CAROLINA PLACE NON-TRUST LOAN NOTEHOLDER

     Series 2005-C3 Controlling Class. As of any date of determination, the controlling class of series 2005-C3 certificateholders will be the holders of the most subordinate class of series 2005-C3 certificates then outstanding, other than the class XC, XP, CP-1, CP-2, CP-3, Y and R certificates, that has a total principal balance that is greater than 25% of that class's original total principal balance. However, if no class of series 2005-C3 certificates, exclusive of the class XC, XP, CP-1, CP-2, CP-3, Y and R certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2005-C3 certificateholders will be the holders of the most subordinate class of series 2005-C3 certificates then outstanding, other than the class XC, XP, CP-1, CP-2, CP-3, Y and R certificates, that has a total principal balance greater than zero. For purposes of determining, and exercising the rights of, the series 2005-C3 controlling class, the class A-1, A-2, A-3,
A-SB, A-4 and A-1A certificates will represent a single class, and the class
A-MFL and A-MFX certificates will represent a single class.

     Election of the Series 2005-C3 Controlling Class Representative. The series
2005-C3 controlling class certificateholders entitled to a majority of the voting rights allocated to the series 2005-C3 controlling class, will be entitled to:

     o    select a representative having the rights and powers described under
          "--The Series 2005-C3 Controlling Class Representative, the Class CP
          Representative and the Carolina Place Non-Trust Loan
          Noteholder--Rights and Powers of the SerieS 2005-C3 Controlling Class
          Representative, the Class CP Representative and the Carolina Place
          Non-Trust Loan Noteholder" below and elsewhere in this prospectus supplement; or

     o    replace an existing series 2005-C3 controlling class representative.

                                     S-123

     The trustee will be required to notify promptly all the certificateholders of the series 2005-C3 controlling class that they may select a series 2005-C3 controlling class representative upon:

     o    the receipt by the trustee of written requests for the selection of a successor series 2005-C3 controlling class representative from series
          2005-C3 certificateholders entitled to a majority of the voting rights allocated to the series 2005-C3 controlling class;

     o    the resignation or removal of the person acting as series 2005-C3 controlling class representative; or

     o    a determination by the trustee that the series 2005-C3 controlling class has changed.

The notice will explain the process for selecting a series 2005-C3 controlling class representative. The appointment of any person as a series 2005-C3 controlling class representative will not be effective until that person provides the trustee and the master servicer with:

     1.   written confirmation of its acceptance of its appointment;

     2.   an address and telecopy number for the delivery of notices and other correspondence; and

     3.   a list of officers or employees of the person with whom the parties to the series 2005-C3 pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

     Resignation and Removal of the Series 2005-C3 Controlling Class
Representative. The series 2005-C3 controlling class representative may at any time resign by giving written notice to the trustee and each series 2005-C3 certificateholder of the series 2005-C3 controlling class. The series 2005-C3 certificateholders entitled to a majority of the voting rights allocated to the series 2005-C3 controlling class, will be entitled to remove any existing series
2005-C3 controlling class representative by giving written notice to the trustee and to the existing series 2005-C3 controlling class representative.

     Election, Resignation and Removal of the Class CP Representative. The
Majority Class CP Certificateholder may elect and/or remove a class CP representative, and a class CP representative may resign, in each case in a manner substantially similar to that discussed above as being applicable to the series 2005-C3 controlling class certificateholders and the series 2005-C3 controlling class representative.

     Rights and Powers of the Series 2005-C3 Controlling Class Representative,
the Class CP Representative and the Carolina Place Non-Trust Loan Noteholder.
The special servicer will be required to prepare a report, referred to as an
"Asset Status Report", for each mortgage loan in the trust fund that becomes a specially serviced mortgage loan, not later than 30 days after the servicing of the mortgage loan is transferred to the special servicer. Each Asset Status
Report is to include, among other things, a summary of the status of the subject specially serviced mortgage loan and negotiations with the related borrower and a summary of the special servicer's recommended action with respect to the subject specially serviced mortgage loan. Each Asset Status Report will be delivered to the series 2005-C3 controlling class representative, among others, by the special servicer. The foregoing sentence, notwithstanding, in the case of the Carolina Place Loan Pair, for so long as a Carolina Place A/B Change of
Control Event (as defined below) and a Carolina Place Pooled/Non-Pooled Change of Control Event (also as defined below) do not both exist, any Asset Status
Report with respect to the Carolina Place Loan Pair will also be delivered to the Carolina Place Non-Trust Noteholder and the Class CP representative, and one of those two parties will exercise the review and objection rights described below.

                                     S-124

     If within ten business days of receiving an Asset Status Report that relates to a recommended action to which the series 2005-C3 controlling class representative is entitled to object, as described below, the series 2005-C3 controlling class representative does not disapprove such Asset Status Report in writing, then the special servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the special servicer may not take any action that is contrary to applicable law, the
Servicing Standard or the terms of the applicable mortgage loan documents. If the series 2005-C3 controlling class representative disapproves such Asset
Status Report, the special servicer must revise such Asset Status Report and deliver to the series 2005-C3 controlling class representative, among others, a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

     The special servicer must continue to revise such Asset Status Report as described above until the series 2005-C3 controlling class representative fails to disapprove such revised Asset Status Report in writing within ten business days of receiving such revised Asset Status Report or until the special servicer makes one of the determinations described below. The special servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report; provided that such report shall have been prepared, reviewed and not rejected pursuant to the terms of this discussion.
Notwithstanding the foregoing, the special servicer (a) may, following the occurrence of an extraordinary event with respect to the related mortgaged real property, take any action set forth in such Asset Status Report (and consistent with the terms of the series 2005-C3 pooling and servicing agreement) before the expiration of a ten-business day period if the special servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the series 2005-C3 certificateholders, as a collective whole, and it has made a reasonable effort to contact the series 2005-C3 controlling class representative and (b) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the series
2005-C3 certificateholders pursuant to the Servicing Standard.

     Upon making the determination in clause (b) of the last sentence of the immediately preceding paragraph, the special servicer shall notify the trustee of such rejection and deliver to the trustee a proposed notice to series 2005-C3 certificateholders which must include a copy of the Asset Status Report, and the trustee will be required to send such notice to all series 2005-C3 certificateholders. If the majority of such series 2005-C3 certificateholders, as determined by series 2005-C3 voting rights, fail, within 15 days of the trustee's sending such notice, to reject such Asset Status Report, the special servicer will implement the same. If the Asset Status Report is rejected by a majority of the series 2005-C3 certificateholders (other than for a reason which violates the Servicing Standard, which will control), the special servicer must revise such Asset Status Report as described above and provide a copy of such revised report to the master servicer. The trustee will be entitled to reimbursement from the trust fund for the reasonable expenses of providing such notices.

     The special servicer will have the authority to meet with the borrower under any specially serviced mortgage loan in the trust fund and take such actions consistent with the Servicing Standard, the terms of the series 2005-C3 pooling and servicing agreement and the related Asset Status Report. The special servicer may not take any action inconsistent with the related Asset Status
Report unless that action would be required in order to act in accordance with the Servicing Standard.

     No direction of the series 2005-C3 controlling class representative or the majority of the series 2005-C3 certificateholders in connection with any Asset
Status Report may (a) require or cause the master servicer or the special servicer to violate the terms of the subject mortgage loan, applicable law or any provision of the series 2005-C3 pooling and servicing agreement, including the master servicer's or the special servicer's, as the case may be, obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of any REMIC created under the series 2005-C3 pooling and servicing agreement, (b) result in the imposition of a "prohibited transaction" or
"prohibited contribution" tax under the REMIC provisions of the Internal Revenue
Code, or (c) expand the scope of the master servicer's, trustee's fiscal agent's or special servicer's responsibilities under the series 2005-C3 pooling and servicing agreement. Furthermore, for so long as a Carolina Place A/B Change of
Control Event (as defined below) and a Carolina Place Pooled/Non-Pooled Change of Control Event

                                     S-125

do not both exist, the series 2005-C3 controlling class representative will not have any right to approve or reject any Asset Status Report with respect to the
Carolina Place Loan Pair. The foregoing sentence notwithstanding, the series
2005-C3 controlling class representative will have the right to discuss the performance and servicing of any specially serviced mortgage loan with the special servicer.

     In addition, the series 2005-C3 controlling class representative will generally be entitled to advise the special servicer with respect to the following actions of the special servicer, and the special servicer will not be permitted to take any of the following actions as to which the series 2005-C3 controlling class representative has objected in writing within ten business days of having been notified in writing of the particular action:

     1.   any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of any mortgaged real properties securing those specially serviced mortgage loans in the trust fund as come into and continue in default;

     2.   any modification of a monetary term (other than late payment charge and Default Interest provisions) or a material non-monetary term of an underlying mortgage loan, but excluding a modification consisting of the extension of the maturity date of the subject mortgage loan for one year or less;

     3.   any proposed sale of an REO Property out of the trust fund (other than in connection with the termination of the trust fund) for less than the related Purchase Price;

     4.   any determination to bring an REO Property held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at such REO Property;

     5.   any release of collateral, or acceptance of substitute or additional collateral, for an underlying mortgage loan unless required by the related mortgage loan documents and not conditioned on the lender's discretionary consent and/or applicable law;

     6.   any waiver of a "due-on-sale" clause or "due-on-encumbrance" clause;

     7.   any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan (other than in connection with a defeasance permitted under the terms of the applicable mortgage loan documents);

     8.   any termination of a property manager for an underlying mortgage loan having an unpaid principal balance of greater than $5,000,000; and

     9.   any termination of, or modification of, any applicable franchise agreements related to an underlying mortgage loan secured by a hotel property.

     Furthermore, the series 2005-C3 controlling class representative may direct the special servicer to take, or to refrain from taking, such other actions as the series 2005-C3 controlling class representative may deem advisable or as to which provision is otherwise made in the series 2005-C3 pooling and servicing agreement; provided that, notwithstanding anything herein to the contrary no such direction, and no objection contemplated by the preceding paragraph, may
(and the special servicer or the master servicer must disregard any such direction or objection that would) require or cause the special servicer or the master servicer to violate any applicable law, any provision of the series
2005-C3 pooling and servicing agreement or any underlying mortgage loan or the
REMIC provisions of the Internal Revenue Code, including the special servicer's or the master servicer's obligation to act in accordance with the Servicing
Standard, or materially expand the scope of the special servicer's or the master servicer's responsibilities under the series 2005-C3 pooling and servicing agreement or

                                     S-126

cause the special servicer or the master servicer to act, or fail to act, in a manner which in the reasonable judgment of the special servicer or the master servicer is not in the best interests of the series 2005-C3 certificateholders.

     Notwithstanding the foregoing, for so long as a Carolina Place A/B Change of Control Event and a Carolina Place Pooled/Non-Pooled Change of Control Event
do not both exist, the series 2005-C3 controlling class representative will not have any of the rights described in the preceding two paragraphs with respect to the Carolina Place Loan Pair or any related REO Property.

     For so long as no Carolina Place A/B Change of Control Event exists, the special servicer will, in general, not be permitted to take, or consent to the master servicer's taking, any of the following actions under the series 2005-C3 pooling and servicing agreement with respect to the Carolina Place Loan Pair, as to which the Carolina Place Non-Trust Loan Noteholder has objected within 10 business days of having been notified thereof in writing and receiving the information reasonably necessary to make an informed decision with respect thereto:

     1.   any determination to expend money to bring the related mortgaged real property (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged real property;

     2.   any replacement of the property manager or the consummation, termination, renewal or material modification of the property management agreement, in each case if approval is required by the related loan documents;

     3.   any approval of annual budgets, business plans for the property or material capital expenditures, to the extent approval is required by the related loan documents;

     4.   any acceleration of a mortgage loan that is part of the Carolina Place
          Loan Pair and any proposed foreclosure upon or comparable conversion, which may include acquisition of an REO Property, of the related mortgaged real property and the other collateral securing the Carolina
          Place Loan Pair, or any acquisition of the property by deed-in-lieu of foreclosure, or other enforcement action under the loan documents;

     5.   any proposed modification, amendment or waiver of a monetary term
          (including the timing of payments, any extension of the maturity date, deferral or forgiveness of interest (other than Default Interest) or principal or reduction in interest rate) or any material non-monetary term (including any provision restricting the borrower or any guarantor from incurring additional indebtedness or placing additional liens on the mortgaged real property) of a mortgage loan that is part of the Carolina Place Loan Pair;

     6.   any acceptance of a discounted payoff of a mortgage loan that is part of the Carolina Place Loan Pair;

     7.   any release of a material portion of the collateral for the Carolina
          Place Loan Pair or any release of the borrower or any guarantor, other than pursuant to and in accordance with the terms of the loan documents where no material discretion is given to the mortgagee;

     8.   any acceptance of substitute collateral for the Carolina Place Loan
          Pair, other than pursuant to and in accordance with the terms of the loan documents where no material discretion is given to the mortgagee or upon payment and satisfaction of the loan in full;

     9.   any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the Carolina Place Loan Pair;

                                     S-127

     10.  approval of the material waiver or modification of any insurance requirements under the related loan documents;

     11.  any proposed sale or transfer of the mortgaged real property securing the Carolina Place Loan Pair (or any part thereof) or assumption of any mortgage loan that is part of the Carolina Place Loan Pair (other than in accordance with the terms of the loan documents where no material discretion given to the mortgagee);

     12.  any release or waiver of amounts of escrows or reserves not expressly required by the terms of the loan documents or under applicable law;

     13.  any determination to apply casualty proceeds toward repayment of a mortgage loan that is part of the Carolina Place Loan Pair rather than toward restoration of the related mortgaged real property; and

     14.  any approval of the incurrence of additional indebtedness secured by the related mortgaged real property or mezzanine financing by the holders of equity interests (whether direct or indirect) in the borrower, other than pursuant to and in accordance with the terms of the loan documents where no material discretion is given to the mortgagee;

provided that, if the special servicer determines that immediate action is necessary to protect the interests of the series 2005-C3 certificateholders and the Carolina Place Non-Trust Loan Noteholder, as a collective whole, then the special servicer may take any such action without waiting for the Carolina Place
Non-Trust Loan Noteholder's response; and provided, further, that the foregoing rights will be exercisable by (a) the class CP representative whenever a
Carolina Place A/B Change of Control Event exists but a Carolina Place
Pooled/Non-Pooled Change of Control Event does not exist or (b) the series
2005-C3 controlling class representative whenever a Carolina Place A/B Change of
Control Event and a Carolina Place Pooled/Non-Pooled Change of Control Event
both exist.

     A "Carolina Place A/B Change of Control Event" will generally exist whenever (1) the sum of (a) an amount generally equal to the unpaid principal balance of the Carolina Place Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the Carolina Place Loan Pair that is allocable to the Carolina Place Non-Trust Loan, plus (b) the amount of any cash collateral or letters of credit posted by the Carolina Place Non-Trust
Loan Noteholder to maintain control of the Carolina Place Loan Pair, if any, is less than (2) an amount generally equal to 25% of the unpaid principal balance of the Carolina Place Non-Trust Loan.

     A "Carolina Place Pooled/Non-Pooled Change of Control Event" will generally exist whenever (1) the total principal balance of the class CP-1, CP-2 and CP-3 certificates, net of that portion of any existing Appraisal Reduction Amount with respect to the Carolina Place Loan Pair that is allocable to the Carolina
Place Mortgage Loan, is less than (2) 25% of the initial total principal balance of the class CP-1, CP-2 and CP-3 certificates.

     Any Appraisal Reduction Amount in respect of the Carolina Place Loan Pair will be allocable, first, to the Carolina Place Non-Trust Loan, up to the outstanding principal balance thereof, and then to the Carolina Place Mortgage
Loan.

     When reviewing the rest of this "Servicing of the Underlying Mortgage
Loans" section, it is important that you consider the effects that the rights and powers of the series 2005-C3 controlling class representative, the class CP representative and the Carolina Place Non-Trust Loan Noteholder discussed above could have on the actions of the special servicer.

     Certain Liability Matters. In general, any and all expenses of the series
2005-C3 controlling class representative and the class CP representative are to be borne by the holders of the series 2005-C3 controlling class and the holders of the class CP-1, CP-2 and CP-3 certificates, respectively, in each case in proportion to

                                     S-128

their respective percentage interests in the subject class(es), and not by the trust. However, if a claim is made against the series 2005-C3 controlling class representative or the class CP representative by a borrower with respect to the series 2005-C3 pooling and servicing agreement or any particular underlying mortgage loan, then (subject to the discussion under "Description of the
Governing Documents--Matters Regarding the Master Servicer, the Special
Servicer, the Manager and Us" in the accompanying prospectus) the special servicer on behalf of, and at the expense of, the trust, will assume the defense of the claim against the series 2005-C3 controlling class representative or the class CP representative, as the case may be, but only if:

     o    the special servicer or the trust are also named parties to the same action; and

     o    in the sole judgment of the special servicer--

          1.   the series 2005-C3 controlling class representative or the class
               CP representative, as the case may be, acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

          2.   there is no potential for the special servicer or the trust to be an adverse party in the action as regards the series 2005-C3 controlling class representative or the class CP representative, as the case may be.

     The series 2005-C3 controlling class representative and the class CP representative may each have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the series 2005-C3 controlling class representative does not have any duties or liability to the holders of any class of series 2005-C3 certificates other than the series 2005-C3 controlling class. It may act solely in the interests of the certificateholders of the series 2005-C3 controlling class and will have no liability to any other series 2005-C3 certificateholders for having done so. Likewise, the class CP representative does not have any duties or liability to the holders of any class of series 2005-C3 certificates other than the CP-1, CP-2 and CP-3 classes. It may act solely in the interests of the certificateholders of the CP-1, CP-2 and CP-3 classes and will have no liability to any other series 2005-C3 certificateholders for having done so. No series
2005-C3 certificateholder may take any action against the series 2005-C3 controlling class representative or the class CP representative for its having acted solely in the interests of the certificateholders of the series 2005-C3 controlling class or the CP-1, CP-2 and CP-3 classes, as the case may be.

     Additional Rights of the Carolina Place Non-Trust Loan Noteholder; Right to
Purchase and Right to Cure.

     Right to Purchase. Pursuant to the Carolina Place Co-Lender Agreement, in
the event (a) any payment of principal or interest on the Carolina Place
Mortgage Loan becomes 90 days or more delinquent, (b) the Carolina Place
Mortgage Loan is accelerated, (c) the Carolina Place Mortgage Loan is not paid at maturity, (d) the borrower files a petition for bankruptcy or (e) the
Carolina Place Mortgage Loan becomes a specially serviced loan and is either in default or a default is reasonably foreseeable, the Carolina Place Non-Trust
Loan Noteholder will have the option to purchase the Carolina Place Mortgage
Loan at a price generally equal to the unpaid principal balance of the Carolina
Place Mortgage Loan, together with all accrued unpaid interest on that loan
(other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2005-C3 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and exclusive of any liquidation fees if the purchase is made within 90 days of the option becoming exercisable).

     Right to Cure Defaults. Further, in the case of the Carolina Place Loan
Pair, pursuant to the Carolina Place Co-Lender Agreement and subject to limitations on the number of cures contained therein, the Carolina Place
Non-Trust Loan Noteholder has five days to cure any monetary default and 30 days to cure any non-

                                     S-129

monetary default that is susceptible of cure, in each case from the later of the date of the expiration of the borrower's grace period under the loan documents or the Carolina Place Non-Trust Loan Noteholder's receipt of notice of the default from the master servicer or the special servicer.

REPLACEMENT OF THE SPECIAL SERVICER

     Series 2005-C3 certificateholders entitled to a majority of the voting rights allocated to the series 2005-C3 controlling class may terminate an existing special servicer and appoint a successor. However, any such termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of:

     1.   written confirmation from each of S&P and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to any class of the series 2005-C3 certificates (provided that such confirmation need not be obtained from S&P if the proposed successor special servicer is on
          S&P's approved special servicer list); and

     2.   the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2005-C3 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2005-C3 pooling and servicing agreement against the proposed special servicer.

     Subject to the foregoing, any series 2005-C3 certificateholder or any affiliate of a series 2005-C3 certificateholder may be appointed as special servicer.

     If the series 2005-C3 certificateholders entitled to a majority of the voting rights allocated to the series 2005-C3 controlling class terminate an existing special servicer, then the reasonable out-of-pocket costs and expenses of any related transfer of special servicing duties are to be paid by the party or parties that removed the terminated special servicer. Furthermore, the terminated special servicer will be entitled to all amounts due and payable to it under the series 2005-C3 pooling and servicing agreement at the time of the termination (including workout fees as described under "--Servicing and Other
Compensation and Payment of Expenses--Principal Special Servicing
Compensation--The Workout Fee" above).

     Notwithstanding the foregoing, for so long as no Carolina Place A/B Change of Control Event exists:

     o    the Carolina Place Non-Trust Loan Noteholder may terminate an existing special servicer with respect to, but solely with respect to, the
          Carolina Place Loan Pair, with or without cause, and appoint a successor to any special servicer with respect to, but solely with respect to, the Carolina Place Loan Pair that has resigned or been terminated, subject to receipt by the trustee of the items described in clauses (1) and (2) of the first paragraph under this
          "--Replacement of Special Servicer" section; and

     o    the majority holders of the series 2005-C3 controlling class certificates cannot terminate a special servicer appointed by the
          Carolina Place Non-Trust Loan Noteholder with respect to the Carolina
          Place Loan Pair without cause.

     However, if a Carolina Place A/B Change of Control Event does exist, then for so long as no Carolina Place Pooled/Non-Pooled Change of Event exists:

     o    the Majority Class CP Certificateholder may terminate an existing special servicer with respect to, but solely with respect to, the
          Carolina Place Loan Pair, with or without cause, and appoint a

                                     S-130

          successor to any special servicer with respect to, but solely with respect to, the Carolina Place Loan Pair that has resigned or been terminated, subject to receipt by the trustee of the items described in clauses (1) and (2) of the first paragraph under this
          "--Replacement of Special Servicer" section; and

     o    the majority holders of the series 2005-C3 controlling class certificates cannot terminate a special servicer appointed by the
          Majority Class CP Certificateholder with respect to the Carolina Place
          Loan Pair without cause.

     If the special servicer for the Carolina Place Loan Pair is different from the special servicer for the rest of the mortgage loans serviced under the series 2005-C3 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this prospectus supplement and the accompanying prospectus are intended to mean the applicable special servicer or both special servicers together, as appropriate in light of the circumstances.

BENEFICIAL OWNERS OF THE CONTROLLING CLASS OF SERIES 2005-C3 CERTIFICATES

     If the certificates of the series 2005-C3 controlling class or any of the
CP-1, CP-2 and CP-3 classes are held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled to:

     o    receive all notices described under "--The Series 2005-C3 Controlling
          Class Representative, the Class CP Representative and the Carolina
          Place Non-Trust Loan Noteholder" and/or "--Replacement of the Special
          Servicer" above; and

     o    exercise directly all rights described under "--The Series 2005-C3
          Controlling Class Representative, the Class CP Representative and the
          Carolina Place Non-Trust Loan Noteholder" and/or "--Replacement of the
          Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the subject class.

     Beneficial owners of series 2005-C3 controlling class certificates, class
CP-1 certificates, class CP-2 certificates or class CP-3 certificates held in book-entry form will likewise be subject to the same limitations on rights and the same obligations as they otherwise would if they were registered holders of certificates of the subject class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Upon receipt of any request of a waiver in respect of a due-on-sale
(including, without limitation, a sale of a mortgaged real property (in full or in part) or a sale, transfer, pledge or hypothecation of direct or indirect interests in a borrower or its owners) or due-on-encumbrance (including, without limitation, any mezzanine financing of a borrower or a mortgaged real property or a sale or transfer of preferred equity in a borrower or its owners) provision with respect to any of the underlying mortgage loans (other than a specially serviced mortgage loan) or a request by a borrower for a determination with respect to an underlying mortgage loan (other than a specially serviced mortgage loan) which by its terms permits transfer, assumption or further encumbrance without lender consent upon the satisfaction of certain conditions, that such conditions have been satisfied, the master servicer must promptly analyze that request, prepare written materials in connection with that analysis and provide that analysis and those materials to the special servicer and, if the special servicer, subject to the consent rights of the series 2005-C3 controlling class representative, the Carolina Place Non-Trust Loan Noteholder or the class CP representative, as applicable, approves such request, the master servicer must close the related transaction and any applicable intercreditor, co-lender or similar agreement. With respect to all mortgage loans in

                                     S-131

the trust fund, the special servicer, on behalf of the trustee as the mortgagee of record, must, to the extent permitted by applicable law, enforce the restrictions contained in the related mortgage instrument on transfers or further encumbrances of the related mortgaged real property and on transfers of interests in the related borrower, unless the special servicer has determined, consistent with the Servicing Standard, that waiver of those restrictions would be in accordance with the Servicing Standard. The special servicer may not exercise any such waiver in respect of a due-on-encumbrance provision of any of the underlying mortgage loans (1) with respect to which (a) the aggregate of the
Stated Principal Balance of that mortgage loan and the Stated Principal Balance of all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, is equal to or in excess of $20,000,000, (b) the aggregate of the Stated Principal Balance of the subject mortgage loan and the
Stated Principal Balance of all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, are greater than 5%
of the aggregate Stated Principal Balance of all the underlying mortgage loans or (c) the subject mortgage loan is one of the ten largest mortgage loans in the trust fund as of the date of the waiver (by Stated Principal Balance), without receiving prior written confirmation from Moody's that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the series 2005-C3 certificates and (2) with respect to which (a)
the criteria set forth in clause (1)(a), (1)(b) and (1)(c) have been met or (b)
the subject mortgage loan has a loan-to-value ratio (calculated to include the additional indebtedness secured by any encumbrance) that is equal to or greater than 85% and a debt service coverage ratio (calculated to include the additional debt from any encumbrance) of 1.2:1 or less, without receiving a prior written confirmation from S&P that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the series 2005-C3 certificates. With respect to a waiver of a due-on-sale provision of any of the underlying mortgage loans, the special servicer may not waive any such restriction with respect to which (a) the aggregate of the Stated Principal
Balance of the subject mortgage loan and the Stated Principal Balance of all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, is equal to or in excess of $35,000,000 (or
$20,000,000 with respect to Moody's), (b) the aggregate of the Stated Principal
Balance of the subject mortgage loan and the Stated Principal Balance of all other underlying mortgage loans in the trust fund that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, are greater than 5% of the aggregate
Stated Principal Balance of all the underlying mortgage loans or (c) the subject mortgage loan is one of the ten largest mortgage loans in the trust fund as of the date of the waiver (by Stated Principal Balance), without receiving prior written confirmation from S&P and Moody's that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the series 2005-C3 certificates; provided that, if the subject mortgage loan does not meet the criteria set forth in clauses (a), (b) and (c) of this sentence, the special servicer may waive such requirement without approval by S&P or
Moody's in accordance with the Servicing Standard. Any fees charged by the rating agencies in connection with obtaining any written confirmation contemplated in the two preceding sentences will be charged to the borrower unless prohibited by the related mortgage loan documents, in which case such fees will be Additional Trust Fund Expenses. If the special servicer, in accordance with the Servicing Standard, determines with respect to any underlying mortgage loan that by its terms permits transfer, assumption or further encumbrance of an underlying mortgage loan or the related mortgaged real property, as applicable, without lender consent upon the satisfaction of certain conditions, that such conditions have not been satisfied, then the master servicer may not permit such transfer, assumption or further encumbrance. As used in this paragraph, the terms "sale", "transfer" and "encumbrance" include the matters contemplated by the parentheticals in the first sentence of this paragraph.

     In addition, the master servicer (with respect to underlying mortgage loans that are not specially serviced mortgage loans and are not related to REO
Properties) (without the special servicer's consent) or the special servicer
(with respect to specially serviced mortgage loans and REO Properties in the trust fund), without any rating agency confirmation as provided in the prior paragraph, may grant a borrower's request for consent (or, in the case of an REO
Property, may consent) to subject the related mortgaged real property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination

                                     S-132

of the related underlying mortgage loan to such easement or right-of-way, provided that the master servicer or the special servicer, as applicable, has determined in accordance with the Servicing Standard that such easement or right-of-way will not materially interfere with the then-current use of the related mortgaged real property, or the security intended to be provided by the related mortgage instrument or the related borrower's ability to repay the related underlying mortgage loan, and will not materially or adversely affect the value of such mortgaged real property or cause certain adverse tax consequences with respect to the trust fund.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     Subject to the following discussion in this "--Modifications, Waivers,
Amendments and Consents" section and to the rights of the series 2005-C3 controlling class representative, the Carolina Place Non-Trust Loan Noteholder or the class CP representative, as applicable, and further subject to any applicable intercreditor, co-lender or similar agreement, the master servicer
(to the extent provided in the penultimate paragraph of this "--Modifications,
Waivers, Amendments and Consents" section and in connection with certain waivers of Default Interest and late payment charges) and the special servicer may, on behalf of the trustee, agree to any modification, waiver or amendment of any term of any underlying mortgage loan (including, subject to the penultimate paragraph of this "--Modifications, Waivers, Amendments and Consents" section, the lease reviews and lease consents related thereto) without the consent of the trustee or any series 2005-C3 certificateholder.

     All modifications, waivers or amendments of any underlying mortgage loan must be in writing and must be considered and effected in accordance with the
Servicing Standard; provided, however, that neither the master servicer nor the special servicer, as applicable, may make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any mortgage loan in the trust fund not otherwise permitted as described in this
"--Modifications, Waivers, Amendments and Consents" section that would constitute a "significant modification" of the subject mortgage loan within the meaning of Treasury regulations section 1.860G-2(b).

     Except as discussed in the next paragraph and except for waivers of Default
Interest and late payment charges, neither the master servicer nor the special servicer, on behalf of the trustee, may agree or consent to any modification, waiver or amendment of any term of any mortgage loan in the trust fund that would:

     (a)  affect the amount or timing of any related payment of principal, interest or other amount (including prepayment premiums or yield maintenance charges, but excluding Default Interest, late payment charges and amounts payable as additional servicing compensation)
          payable thereunder;

     (b)  affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during any period in which the related mortgage note prohibits principal prepayments;

     (c)  except as expressly contemplated by the related mortgage instrument or in circumstances involving environmental issues, result in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount not less than the fair market value of the property to be released, other than in connection with a taking of all or part of the related mortgaged real property or REO Property for not less than fair market value by exercise of the power of eminent domain or condemnation or casualty or hazard losses with respect to such mortgaged real property or REO Property;

     (d)  if the subject mortgage loan has a Stated Principal Balance, individually or in the aggregate with all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, equal to

                                     S-133

          or in excess of 5% of the then aggregate current principal balances of all mortgage loans in the trust fund or $35,000,000 (or with respect to Moody's $20,000,000), or is one of the ten largest mortgage loans in the trust fund by Stated Principal Balance as of such date, permit the transfer or transfers of (A) the related mortgaged real property or any interest therein or (B) equity interests in the borrower or any equity owner of the borrower that would result, in the aggregate during the term of the subject mortgage loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each applicable rating agency that such changes will not result in the qualification, downgrade or withdrawal to the ratings then assigned to the series 2005-C3 certificates;

     (e)  allow any additional lien on the related mortgaged real property if the subject mortgage loan has a Stated Principal Balance, individually or in the aggregate with all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, equal to or in excess of 5% of the then aggregate current principal balances of all the mortgage loans in the trust fund or $20,000,000, is one of the ten largest mortgage loans in the trust fund by Stated
          Principal Balance as of such date, or, with respect to S&P only, has
          (together with that additional lien) an aggregate loan-to-value ratio that is equal to or greater than 85% or has an aggregate debt service coverage ratio that is less than 1.2:1, without the prior written confirmation from each applicable rating agency that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the series 2005-C3 certificates; or

     (f)  in the reasonable, good faith judgment of the special servicer, otherwise materially impair the security for the subject mortgage loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding the foregoing, but subject to the second following paragraph, and further subject to the rights of the series 2005-C3 controlling class representative, the Carolina Place Non-Trust Loan Noteholder or the class
CP representative, as applicable, and any applicable co-lender, intercreditor or similar agreement, the special servicer may (1) reduce the amounts owing under any specially serviced mortgage loan in the trust fund by forgiving principal, accrued interest or any prepayment premium or yield maintenance charge, (2)
reduce the amount of the scheduled monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage rate, (3) forbear in the enforcement of any right granted under any mortgage note or mortgage instrument relating to a specially serviced mortgage loan in the trust fund, (4) extend the maturity date of any specially serviced mortgage loan in the trust fund, or (5) accept a principal prepayment on any specially serviced mortgage loan in the trust fund during any prepayment lockout period;
provided that (A) the related borrower is in default with respect to the subject specially serviced mortgage loan or, in the judgment of the special servicer, such default is reasonably foreseeable, and (B) in the judgment of the special servicer, such modification would increase the recovery on the subject mortgage loan to the series 2005-C3 certificateholders on a net present value basis. In the case of every other modification, waiver or consent, the special servicer must determine and may rely on an opinion of counsel to the effect that such modification, waiver or amendment would not both (1) effect an exchange or reissuance of the subject mortgage loan under Treasury regulations section
1.860G-2(b) of the Internal Revenue Code and (2) cause any REMIC created under the series 2005-C3 pooling and servicing agreement to fail to qualify as a REMIC under the Internal Revenue Code or result in the imposition of any tax on
"prohibited transactions" or "contributions" after the startup day under the
REMIC provisions of the Internal Revenue Code.

     In addition, notwithstanding the second preceding paragraph, but subject to the next paragraph, and further subject to the rights of the series 2005-C3 controlling class representative, the Carolina Place Non-Trust Loan Noteholder or the class CP representative, as applicable, and any applicable co-lender, intercreditor or

                                     S-134

similar agreement, the special servicer may extend the date on which any balloon payment is scheduled to be due in respect of a specially serviced mortgage loan in the trust fund if the conditions set forth in the proviso to the first sentence of the prior paragraph are satisfied and the special servicer has obtained an appraisal of the related mortgaged real property, in connection with such extension, which appraisal supports the determination of the special servicer contemplated by clause (B) of the proviso to the first sentence of the immediately preceding paragraph.

     In no event may the special servicer: (1) extend the maturity date of a mortgage loan in the trust fund beyond a date that is two years prior to the rated final payment date or, in connection with any extension of maturity, reduce the mortgage rate of a mortgage loan in the trust fund to less than the least of (a) the original mortgage rate of the subject mortgage loan, (b) the highest fixed pass-through rate of any class of series 2005-C3 principal balance certificates then outstanding and (c) a rate below the then prevailing interest rate for comparable loans, as determined by the special servicer; or (2) if the subject mortgage loan is secured by a ground lease (and not by the corresponding fee simple interest), extend the maturity date of the subject mortgage loan beyond a date which is less than 20 years (or, to the extent consistent with the
Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years) prior to the expiration of the term of such ground lease.

     Any modification, extension, waiver or amendment of the payment terms of the Carolina Place Loan Pair will be required to be structured so as to be reasonably consistent with the allocation and payment priorities in the related loan documents and the Carolina Place Co-Lender Agreement, such that neither the trust as holder of the Carolina Place Mortgage Loan, on the one hand, nor the
Carolina Place Non-Trust Loan Noteholder, on the other hand, gains a priority over the other that is not reflected in the loan documents and the Carolina
Place Co-Lender Agreement.

     Further, to the extent consistent with the Servicing Standard, with respect to the Carolina Place Loan Pair, taking into account the subordinate position of the Carolina Place Non-Trust Loan:

     o    no waiver, reduction or deferral of any amounts due on the Carolina
          Place Mortgage Loan will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the Carolina
          Place Non-Trust Loan; and

     o    no reduction of the mortgage interest rate of the Carolina Place
          Mortgage Loan may be effected prior to the reduction of the mortgage interest rate of the Carolina Place Non-Trust Loan, to the fullest extent possible.

     The special servicer or the master servicer, as applicable, may, as a condition to granting any request by a borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the subject underlying mortgage loan and is permitted by the terms of the series 2005-C3 pooling and servicing agreement, require that the borrower pay to it (a) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided that such fee would not itself be a "significant modification" pursuant to Treasury regulations section 1.1001-3(e)(2); and (b) any related costs and expenses incurred by it. In no event will the special servicer or the master servicer be entitled to payment for such fees or expenses unless such payment is collected from the related borrower.

     The special servicer must notify, among others, the master servicer, any related sub-servicers, the trustee, the series 2005-C3 controlling class representative and the rating agencies, in writing, of any material modification, waiver or amendment of any term of any underlying mortgage loan
(including fees charged the related borrower) and the date thereof, and must deliver to the custodian (with a copy to the master servicer) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof.

                                     S-135

Copies of each agreement whereby any such modification, waiver or amendment of any term of any underlying mortgage loan is effected will be made available for review upon prior request during normal business hours at the offices of the special servicer as described under "Description of the Offered
Certificates--Reports to Certificateholders; Available Information".

     For any non-specially serviced mortgage loan in the trust fund, and subject to the rights of the special servicer described above and the rights of the series 2005-C3 controlling class representative, the Carolina Place Non-Trust
Loan Noteholder or the class CP representative, as applicable, the master servicer, without the consent of the special servicer, will be responsible for any request by a borrower for the consent or other appropriate action on the part of the lender with respect to:

     1.   approving routine leasing activity with respect to any lease for less than the amount or percentage of the square footage of the related mortgaged real property specified in the series 2005-C3 pooling and servicing agreement;

     2.   approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

     3.   approving annual budgets for the related mortgaged real property;
          provided that no such budget (a) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (b) provides for the payment of any material expenses to any affiliate of the related borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the cut-off date);

     4.   subject to other restrictions herein regarding principal prepayments, waiving any provision of a mortgage loan in the trust fund requiring a specified number of days notice prior to a principal prepayment;

     5.   approving modifications, consents or waivers (other than those described in the third paragraph of this "--Modifications, Waivers,
          Amendments and Consents" section) in connection with a defeasance permitted by the terms at the related underlying mortgage loan if the master servicer receives an opinion of counsel to the effect that such modification, waiver or consent would not cause any REMIC created under the series 2005-C3 pooling and servicing agreement to fail to qualify as a REMIC or result in a "prohibited transaction" under the
          REMIC provisions of the Internal Revenue Code; and

     6.   approving certain consents with respect to right-of-ways and easements and consent to subordination of the related underlying mortgage loan to such easements or right-of-ways.

     Notwithstanding anything to the contrary described in this prospectus supplement, neither the master servicer nor the special servicer, as applicable, may take the following action unless it has received prior written confirmation from the applicable rating agencies that such action will not result in a qualification, downgrade or withdrawal of any of the ratings assigned by such rating agency to the series 2005-C3 certificates:

     (a)  with respect to any mortgaged real property that secures a mortgage loan in the trust fund with an unpaid principal balance that is at least equal to 5% of the then aggregate principal balance of all mortgage loans in the trust fund or $20,000,000, the giving of any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager; and

                                     S-136

     (b)  with respect to each mortgage loan in the trust fund with an unpaid principal balance that is equal to or greater than (i) 5% of the then aggregate principal balance of all the mortgage loans in the trust fund or (ii) $20,000,000 and which is secured by a mortgaged real property which is a hotel property, the giving of any consent to any change in the franchise affiliation of such mortgaged real property.

REQUIRED APPRAISALS

     The special servicer must obtain, within 60 days following the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans in the trust fund, and deliver to the trustee and the master servicer, among others, a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the series 2005-C3 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer is not aware of any subsequent material change in the condition of that property (in which case a letter update will be permitted).

     Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan is less than $2,000,000, the special servicer may, at its option, cause an internal valuation of the mortgaged real property to be performed.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject underlying mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan and, in the case of the
Carolina Place Mortgage Loan, to certain control issues. See "Description of the
Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in
this prospectus supplement and "--The Series 2005-C3 Controlling Class
Representative, the Class CP Representative and the Carolina Place Non-Trust
Loan Noteholder" above.

     If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan in the trust fund, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, a new appraisal, an update of the prior required appraisal or other valuation, as applicable.
Based thereon, the appropriate party under the series 2005-C3 pooling and servicing agreement is to redetermine and report to the trustee and the master servicer, the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when all Appraisal
Trigger Events have ceased to exist with respect to the subject mortgage loan in accordance with the definition of "Appraisal Trigger Event".

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

     If an Appraisal Reduction Amount exists with respect to the Carolina Place
Loan Pair, the Carolina Place Non-Trust Loan Noteholder--and, during the existence of a Carolina Place A/B Change of Control Event, the Majority Class CP
Certificateholder--will be entitled, at its expense, to cause the special servicer to obtain a new appraisal meeting the requirements of the series
2005-C3 pooling and servicing agreement in order to establish that such
Appraisal Reduction Amount does not exist or should be a lesser amount.

COLLECTION ACCOUNT

     General. The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That

                                S-137

collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation, subject to the limitations set forth in the series 2005-C3 pooling and servicing agreement.

     Deposits. Under the series 2005-C3 pooling and servicing agreement, the master servicer must deposit or cause to be deposited in its collection account within one business day following receipt of available funds, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2005-C3 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o    all payments on account of principal on the underlying mortgage loans, including principal prepayments;

     o    all payments on account of interest on the underlying mortgage loans, including Default Interest and Post-ARD Additional Interest;

     o    all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

     o    all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to an underlying mortgage loan or the related mortgaged real property, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property securing an underlying mortgage loan, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

     o    any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

     o    any amounts required to be deposited by the master servicer or the special servicer in connection with losses resulting from a deductible clause in any blanket or force placed insurance policy maintained by it as described under "--Maintenance of Insurance" below;

     o    any amount required to be transferred to the master servicer's collection account from any REO account maintained by the special servicer;

     o    all amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund by foreclosure or similar proceeding or as otherwise contemplated under "--Fair Value
          Purchase Option" below;

     o    any amounts paid by a mortgage loan seller in connection with the repurchase or replacement of an underlying mortgage loan as described under "Description of the Mortgage Pool--Assignment of the Mortgage
          Loans; Repurchases and Substitutions" and "--Representations and
          Warranties; Repurchases and Substitutions" in this prospectus supplement;

                                     S-138

     o    any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in the trust fund in connection with the termination of the trust as contemplated under "Description of the
          Offered Certificates--Termination" in this prospectus supplement;

     o    any amounts paid by the master servicer to cover Prepayment Interest
          Shortfalls;

     o    any amounts paid by a borrower under an underlying mortgage loan to cover items for which a servicing advance has been previously made and for which the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, has been previously reimbursed out of the collection account; and

     o    any cure payments by the Carolina Place Non-Trust Loan Noteholder;

provided that Default Interest and late payment charges will be deposited in the master servicer's collection account only to the extent necessary to reimburse parties to the series 2005-C3 pooling and servicing agreement for, or to offset, certain expenses of the trust (including interest on advances), each as provided in the series 2005-C3 pooling and servicing agreement.

     Upon its receipt of any of the amounts described in the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's collection account.

     Notwithstanding the foregoing, amounts received on the Carolina Place
Mortgage Loan will be deposited into a separate account maintained by the master servicer before being transferred to the master servicer's collection account.
The foregoing sentence notwithstanding, the master servicer may deposit amounts received on the Carolina Place Mortgage Loan into a sub-account of its collection account, which sub-account for purposes of the discussion in this prospectus supplement is presented as a separate account.

     Withdrawals. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

     1.   to remit to the trustee for deposit in the trustee's payment account
          (or, in the case of Post-ARD Additional Interest, any other applicable account), as described under "Description of the Offered
          Certificates--Payment Account" in this prospectus supplement, on the business day preceding each payment date, an amount (the "Master
          Servicer Remittance Amount") equal to all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          (a)  monthly debt service payments due on a due date subsequent to the end of the related collection period;

          (b)  payments and other collections received after the end of the related collection period; and

          (c)  amounts that are payable or reimbursable from the collection account in accordance with any of clauses 3. through 18. below;

     2.   to apply amounts held for future distribution on the series 2005-C3 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments;

                                     S-139

     3.   to reimburse itself, the special servicer, the trustee or the fiscal agent, as applicable, for any unreimbursed advances made by that party under the series 2005-C3 pooling and servicing agreement, which reimbursement is to be made out of collections on or proceeds from the mortgage loan or REO Property in the trust fund as to which the advance was made;

     4.   to pay itself earned and unpaid master servicing fees with respect to each mortgage loan in the trust fund, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject underlying mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the collection account;

     5.   to pay the special servicer, out of general collections on the mortgage loans and any REO Properties in the trust fund, earned and unpaid special servicing fees with respect to each mortgage loan in the trust fund that is either:

          (a)  a specially serviced mortgage loan; or

          (b)  a mortgage loan as to which the related mortgaged real property has become an REO Property;

     6.   to pay the special servicer or, if applicable, its predecessor earned and unpaid workout fees and liquidation fees to which it is entitled, which payment is to be made from the sources described under
          "--Servicing and Other Compensation and Payment of Expenses" above;

     7.   to reimburse itself, the special servicer, the trustee or the fiscal agent, as applicable, out of general collections on or proceeds from the mortgage loans and any REO Properties in the trust fund, for any unreimbursed advance made by that party under the series 2005-C3 pooling and servicing agreement that has been determined to be a
          Nonrecoverable Advance;

     8.   in connection with the reimbursement of any advance as described in clause 3. or 7. above, to pay itself, the special servicer, the trustee or the fiscal agent, as applicable, unpaid interest accrued on that advance, with that payment to be made out of Default Interest and late payment charges received (during the collection period in which that advance was reimbursed) with respect to the particular underlying mortgage loan as to which, or that relates to the mortgaged real property as to which, that advance was made;

     9.   to pay the cost of inspections by the special servicer of any mortgaged real property that secures a specially serviced mortgage loan or of any REO Property;

     10.  in connection with the reimbursement of advances as described in clause 3. or 7. above, to pay itself, the special servicer, the trustee or the fiscal agent, as the case may be, out of general collections on or proceeds from the mortgage loans and any REO
          Properties in the trust fund, any interest accrued and payable on that advance and not otherwise paid or payable under clause 8. above;

     11.  to pay itself or the special servicer, as applicable, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of
          Expenses--Additional Servicing Compensation" above;

     12.  subject to the determinations described under "--Servicing and Other
          Compensation and Payment of Expenses" above, to pay, out of general collections on the mortgage loans and any

                                     S-140

          REO Properties in the trust fund, any servicing expenses that would, if advanced, be a Nonrecoverable Advance;

     13.  to pay, out of general collections on the mortgage loans and any REO
          Properties in the trust fund, for costs and expenses incurred by the trust in connection with environmental assessments of, and/or the remediation of adverse environmental conditions at, any mortgaged real property that secures a defaulted mortgage loan in the trust fund;

     14.  to pay itself, the special servicer, the trustee, us or any of their or our respective directors, officers, managers, members, employees and agents, as the case may be, out of general collections on or proceeds from the mortgage loans and any REO Properties in the trust fund, any of the fees, expenses, reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters
          Regarding the Master Servicer, the Special Servicer, the Manager and
          Us" and "Description of the Governing Documents--Matters Regarding the
          Trustee" in the accompanying prospectus;

     15.  to pay, out of general collections on or proceeds from the mortgage loans and any REO Properties in the trust fund, for the costs of various opinions of counsel, the costs of appraisals and other valuations of mortgaged real properties, the cost of recording the series 2005-C3 pooling and servicing agreement, the costs of rating confirmations not otherwise paid by a borrower or other party and expenses properly incurred and fees earned by the trustee in connection with providing tax advice to the special servicer;

     16.  to pay any other items provided in the series 2005-C3 pooling and servicing agreement as being payable from the collection account;

     17.  to pay to the person entitled thereto any amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust;

     18.  to withdraw amounts deposited in the collection account in error; and

     19.  to clear and terminate the collection account upon the termination of the series 2005-C3 pooling and servicing agreement.

     In no event may the master servicer apply amounts otherwise distributable with respect to the class CP-1, CP-2 and CP-3 certificates to pay and/or reimburse Additional Trust Fund Expenses and/or advances attributable to underlying mortgage loans other than the Carolina Place Mortgage Loan.

MAINTENANCE OF INSURANCE

     The master servicer (with respect to mortgage loans in the trust fund) and the special servicer (with respect to REO properties) will be required to use reasonable efforts to cause the related borrower to maintain or, consistent with the Servicing Standard and to the extent that the trust has an insurable interest and the subject coverage, except as discussed below with respect to insurance against terrorist or similar acts, is available at commercially reasonable rates, otherwise cause to be maintained for each mortgaged real property all insurance coverage as is required under the related mortgage instrument; provided that, if and to the extent that any such mortgage instrument permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related borrower is required to maintain, the master servicer must exercise such discretion in a manner consistent with the Servicing Standard. The cost of any such insurance coverage obtained by either the master servicer or the special servicer shall be a servicing advance to be paid by the master servicer.

                                     S-141

     The special servicer must also cause to be maintained for each REO Property in the trust fund no less insurance coverage than was previously required of the borrower under the related underlying mortgage loan.

     Notwithstanding the foregoing, the master servicer or special servicer, as applicable, will not be required to maintain and will not cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar acts, if and only if, the special servicer, in consultation with the series 2005-C3 controlling class representative and, in the case of the Carolina
Place Mortgage Loan, subject to the discussion under "--The Series 2005-C3
Controlling Class Representative, the Class CP Representative and the Carolina
Place Non-Trust Loan Noteholder--Rights and Powers of the Series 2005-C3
Controlling Class Representative, the Class CP Representative and the Carolina
Place Non-Trust Loan Noteholder" above, has determined in accordance with the
Servicing Standard that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonably rates and that such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in or around the region in which the subject mortgaged real property is located; provided, however, that the series 2005-C3 controlling class representative will not have more than three business days to respond to the special servicer's request for consultation; and provided, further, that upon the special servicer's determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the series
2005-C3 controlling class representative, the special servicer will not be required to do so; and provided, further, that, during the period that the special servicer is evaluating such insurance under the series 2005-C3 pooling and servicing agreement, the master servicer will not be liable for any loss related to its failure to require the borrower to maintain terrorism insurance and will not be in default of its obligations hereunder as a result of such failure.

     If the master servicer or the special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy insuring against hazard losses on all of the underlying mortgage loans and/or REO Properties that it is required to service and administer or a force placed policy as to any particular such underlying mortgage loan and/or REO Property, then, to the extent such policy (i) is obtained from an insurer meeting the criteria specified in the series 2005-C3 pooling and servicing agreement and (ii) provides protection equivalent to the individual policies otherwise required, the master servicer or the special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. Such blanket policy or force placed policy may contain a deductible clause (not in excess of a customary amount), in which case the master servicer or the special servicer, as appropriate, must, if there has not been maintained on the related mortgaged real property or REO Property a hazard insurance policy complying with the requirements of the series 2005-C3 pooling and servicing agreement, and there has been one or more losses that would have been covered by such policy, promptly deposit into the collection account from its own funds the amount not otherwise payable under the blanket policy or force placed policy because of such deductible clause, to the extent the amount of such deductible exceeds the deductible permitted under the related mortgage loan documents or, if the related mortgage loan documents are silent regarding a permitted deductible, to the extent the amount of the deductible under the blanket policy or force placed policy, as the case may be, exceeds a customary deductible for a particular type of individual policy.

FAIR VALUE PURCHASE OPTION

     Within 60 days after any of the underlying mortgage loans becomes a
Defaulted Mortgage Loan, the special servicer must determine the fair value of the subject mortgage loan in accordance with the Servicing Standard. The special servicer will be required to make that determination without taking into account any effect the restrictions on the sale of the subject mortgage loan contained in the series 2005-C3 pooling and servicing agreement may have on the value thereof. In addition, the special servicer will be required to use reasonable efforts promptly to obtain an appraisal with respect to the related mortgaged real property unless it has an appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event that in the special servicer's judgment would materially affect the validity of such appraisal. The special servicer must make its fair

                                     S-142

value determination as soon as reasonably practicable (but in any event within
30 days) after its receipt of such new appraisal, if applicable. The special servicer is permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; and, in any event, the special servicer must update its determination of the fair value at least once every 90 days. The special servicer must notify the trustee, the master servicer, each rating agency and the Majority Controlling Class
Certificateholder promptly upon its fair value determination and any adjustment thereto. In determining the fair value of any Defaulted Mortgage Loan, the special servicer will be required to take into account, among other factors, the period and amount of the delinquency on the subject mortgage loan, the occupancy level and physical condition of the related mortgaged real property, the state of the local economy in the area where the related mortgaged real property is located, and the time and expense associated with a purchaser's foreclosing on the related mortgaged real property. In addition, the special servicer will be required to refer to all other relevant information obtained by it or otherwise contained in the mortgage loan file; and, in any event, the special servicer must take account of any change in circumstances regarding the related mortgaged real property known to the special servicer that has occurred subsequent to, and that would, in the special servicer's judgment, materially affect the value of the related mortgaged real property reflected in, the most recent related appraisal. Furthermore, the special servicer will be required to consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the special servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related mortgaged real property is located. The special servicer may conclusively rely on the opinion and reports of independent third parties in making such determination.

     In the event any of the underlying mortgage loans becomes a Defaulted
Mortgage Loan, each of the Majority Controlling Class Certificateholder and the
special servicer will have an assignable option (a "Purchase Option") to purchase such Defaulted Mortgage Loan from the trust at a price (the "Option
Price") equal to (a) a par purchase price that includes such additional items as are provided for in the series 2005-C3 pooling and servicing agreement, if the special servicer has not yet determined the fair value of the Defaulted Mortgage
Loan, or (b) the fair value of the Defaulted Mortgage Loan as determined by the special servicer in the manner described in the preceding paragraph and in accordance with the Servicing Standard, if the special servicer has made such fair value determination. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted
Mortgage Loan to any party other than the related borrower or an affiliate of the related borrower at any time after the subject mortgage loan becomes a
Defaulted Mortgage Loan. The transferor of any Purchase Option must notify the trustee and the master servicer of such transfer, which notice should include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee. In general, the Majority Controlling Class Certificateholder shall have the right to exercise its Purchase Option prior to any exercise of the
Purchase Option by any other holder of a Purchase Option, except that, if the
Purchase Option is not exercised by the Majority Controlling Class
Certificateholder or any assignee thereof within 60 days of an underlying mortgage loan becoming a Defaulted Mortgage Loan, then the special servicer will have the right to exercise its Purchase Option prior to any exercise by the
Majority Controlling Class Certificateholder and the special servicer or its assignee may exercise such Purchase Option at any time during the 15-day period immediately following the expiration of such 60-day period. Following the expiration of that 15-day period, the Majority Controlling Class
Certificateholder will again have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the special servicer. If not exercised earlier, the Purchase Option with respect to any Defaulted Mortgage
Loan will automatically terminate (a) once the subject mortgage loan is no longer a Defaulted Mortgage Loan, although, if such mortgage loan subsequently becomes a Defaulted Mortgage Loan, the related Purchase Option will again be exercisable, (b) upon the acquisition, by or on behalf of the trust, of title to the related mortgaged real property through foreclosure or deed in lieu of foreclosure, (c) the modification or pay-off, in full or at a discount, of such
Defaulted Mortgage Loan in connection with a workout or (d) removal of such
Defaulted Mortgage Loan from the trust fund.

                                     S-143

     The series 2005-C3 pooling and servicing agreement will specify the procedure for exercising a Purchase Option.

     If the Carolina Place Mortgage Loan becomes a Defaulted Mortgage Loan, then
(for 90 days thereafter or, if sooner, until the end of the corresponding
Purchase Option described above), the Majority Class CP Certificateholder will be entitled to purchase that mortgage loan at the applicable Purchase Price (as defined under "Description of the Mortgage Pool--Assignment of the Mortgage
Loans; Repurchases and Substitutions" in this prospectus supplement, but including the liquidation fee if purchased more than 60 days after such option is first exercisable) (and such right will be superior to the corresponding
Purchase Option described above).

     If the special servicer or the Majority Controlling Class
Certificateholder, or any of their respective affiliates, is the person expected to acquire any Defaulted Mortgage Loan, then the trustee will be required to determine as soon as reasonably practicable (and, in any event, within 30 days)
after the trustee has received the applicable written notice, whether the Option
Price represents fair value for the Defaulted Mortgage Loan; except that, if the special servicer is then in the process of obtaining a new appraisal with respect to the related mortgaged real property, then the trustee will make its fair value determination with respect to the subject mortgage loan as soon as reasonably practicable (but in any event within 30 days) after the trustee's receipt of such new appraisal. Such fair value determination shall be made in accordance with the trustee's good faith reasonable judgment. In determining the fair value of any Defaulted Mortgage Loan, the trustee will be required to rely on the opinion and reports of independent third parties in making such determination and, further, may rely on the most current appraisal obtained for the related mortgaged real property pursuant to this Agreement. The reasonable costs of all appraisals, inspection reports and broker opinions of value, reasonably incurred by the trustee or any such third party pursuant to this subsection are to be advanced by the master servicer and shall constitute, and be reimbursable as, servicing advances.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage
Loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the series 2005-C3 pooling and servicing agreement with respect to such Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the special servicer may deem appropriate consistent with the Servicing Standard. The special servicer will not be permitted to sell the Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option or in connection with a repurchase by the applicable mortgage loan seller as described under
"Description of the Mortgage Pool--Assignment of the Mortgage Loans;
Repurchases" and "--Representations and Warranties; Repurchases and
Substitutions" in this prospectus supplement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on an underlying mortgage loan has occurred, then, subject to the discussion under "--The Series 2005-C3 Controlling Class Representative, the
Class CP Representative and the Carolina Place Non-Trust Loan Noteholder" above, the special servicer may, on behalf of the trust, take any of the following actions:

     o    work out the mortgage loan;

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related mortgage instrument;

     o    obtain a deed in lieu of foreclosure; and/or

     o    otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

                                     S-144

     The special servicer may not, however, initiate foreclosure proceedings, acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the series 2005-C3 certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular real property within the meaning of various federal environmental laws, unless:

     o    the special servicer has, within the prior six months, received an environmental assessment report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust; and

     o    either--

          1.   the report indicates that--

               (a)  the particular real property is in compliance with
                    applicable environmental laws and regulations, and

               (b)  there are no circumstances or conditions present at the particular real property that have resulted in any
                    contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          2.   the special servicer, based on the information set forth in the report, determines that taking the actions necessary to bring the particular real property into compliance with applicable
               environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, would maximize the recovery for the series 2005-C3 certificateholders, as a
               collective whole, on a present value basis, than not taking those actions.

     See, however, "--The Series 2005-C3 Controlling Class Representative, the
Class CP Representative and the Carolina Place Non-Trust Loan Noteholder--Rights
and Powers of the Series 2005-C3 Controlling Class Representative, the Class CP
Representative and the Carolina Place Non-Trust Loan Noteholder" above.

     The cost of any environmental testing, as well as the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans" section, will generally be payable directly out of the master servicer's collection account.

     If neither of the conditions in clauses 1. and 2. of the second bullet of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans"
section has been satisfied with respect to any mortgaged real property securing an underlying mortgage loan, then the special servicer may, subject to the discussion under "--The Series 2005-C3 Controlling Class Representative, the
Class CP Representative and the Carolina Place Non-Trust Loan Noteholder" above, take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In connection with the foregoing, when the special servicer determines it to be appropriate, it may, subject to the discussion under "--The Series 2005-C3 Controlling Class
Representative, the Class CP Representative and the Carolina Place Non-Trust
Loan Noteholder" above, on behalf of the trust, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

     If liquidation proceeds collected with respect to a defaulted mortgage loan in the trust fund are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in

                                     S-145

connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer, the master servicer, the trustee and/or the fiscal agent will be entitled to reimbursement out of the liquidation proceeds, insurance proceeds and condemnation proceeds recovered on any defaulted mortgage loan, prior to the payment of those proceeds to the series 2005-C3 certificateholders, for:

     o    any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan;

     o    any unreimbursed servicing expenses and advances incurred with respect to the mortgage loan; and

     o    any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     In addition, amounts otherwise payable on the series 2005-C3 certificates may be further reduced by interest payable to the master servicer, the special servicer, the trustee and/or the fiscal agent on servicing expenses and advances and on monthly debt service advances.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third taxable year following the year of acquisition, unless:

     o    the IRS grants an extension of time to sell the property; or

     o    the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 2005-C3 pooling and servicing agreement to fail to qualify as such under the Internal
          Revenue Code.

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a commercially reasonable manner. Neither the trustee nor any of its affiliates may bid for or purchase from the trust any REO Property.

     Regardless of whether the special servicer applies for or is granted an extension of time to sell any REO Property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the subject REO Property within the period specified in the extension or opinion, as the case may be.

     Sales of REO Properties will be subject to the approval of the series
2005-C3 controlling class representative, the Carolina Place Non-Trust Loan
Noteholder or the class CP representative, as applicable, as and to the extent described under "--The Series 2005-C3 Controlling Class Representative, the
Class CP Representative and the Carolina Place Non-Trust Loan Noteholder" above.

     The special servicer may retain an independent contractor to operate and manage any REO Property held by the trust.

                                     S-146

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

     o    maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code; and

     o    would, to the extent commercially feasible and consistent with the preceding bullet, maximize net after-tax revenues received from that property.

     The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer's determination as to how each REO Property is to be managed is to be based on the Servicing Standard. The special servicer could determine that it would not be consistent with the
Servicing Standard to manage and operate the property in a manner that would avoid the imposition of:

     o    a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code; or

     o    a tax on prohibited transactions under section 860F of the Internal
          Revenue Code.

     To the extent that income the trust receives from an REO Property is subject to:

     o    a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%; or

     o    a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.
Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income.
The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2005-C3 certificateholders (exclusive of the class A-MFL certificateholders) and the class A-MFL REMIC II regular interest. See "Federal
Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its
REO account, within two business days after receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the series 2005-C3 pooling and servicing agreement.

                                     S-147

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property.
Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of:

     o    any withdrawals made out of those amounts as described in the preceding sentence; and

     o    any portion of those amounts that may be retained as reserves as described in the next sentence.

The special servicer may, subject to the limitations described in the series
2005-C3 pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections on any REO Property held by the trust as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer is required to perform or cause to be performed a physical inspection of the related mortgaged real property as soon as practicable after any of the underlying mortgage loans becomes specially serviced or the related debt service coverage ratio is below 1.0:1; and the expense of that inspection will be payable first, out of Default Interest and late payment charges received with respect to the related underlying mortgage loan in the collection period during which such inspection related expenses were incurred, then as an Additional Trust Fund Expense.

     In addition, beginning in 2006, with respect to each mortgaged real property securing an underlying mortgage loan with a principal balance (or allocated loan amount) at the time of such inspection of at least $2,000,000, the master servicer (with respect to each such mortgaged real property securing an underlying mortgage loan other than a specially serviced mortgage loan) and the special servicer (with respect to each mortgaged real property securing a specially serviced mortgage loan in the trust fund) is required at its expense to inspect or cause to be inspected the related mortgaged real property every calendar year, and with respect to each mortgaged real property securing an underlying mortgage loan with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other calendar year, provided that the master servicer is not obligated to inspect any mortgaged real property that has been inspected by the special servicer in the previous six months. The special servicer and the master servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the subject mortgaged real property and that specifies the existence with respect thereto of any sale, transfer or abandonment of the subject mortgaged real property, any material change in its condition or value or any visible waste committed on it.

     The special servicer or the master servicer, as applicable, is also required to endeavor to collect from the related borrower and review the quarterly and annual operating statements of each mortgaged real property and to cause annual operating statements to be prepared for each REO Property.
Generally, the mortgage loans that we intend to include in the trust fund require the related borrower to deliver an annual property operating statement.
However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the master servicer or special servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

                                     S-148

     Copies of the inspection reports and operating statements referred to above are required to be available for review by series 2005-C3 certificateholders during normal business hours at the offices of the special servicer or the master servicer, as applicable. See "Description of the Offered
Certificates--Reports to Certificateholders, Available Information" in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

     On or before May 1 (or such earlier date as may be provided for under the series 2005-C3 pooling and servicing agreement) of each year, beginning in 2006, each of the master servicer and the special servicer must:

     o    at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants
          to furnish a statement to the trustee, among others, to the effect that:

          1.   the firm has examined the servicing operations of the master servicer or the special servicer, as the case may be, for the previous year or the portion of that year during which the series
               2005-C3 certificates were outstanding; and

          2.   on the basis of that examination, conducted substantially in compliance with USAP, the firm confirms that the master servicer or the special servicer, as the case may be, has complied with the minimum servicing standards identified in USAP, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP requires it to report; and

     o    deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the knowledge of that officer, the master servicer or the special servicer, as the case may be, has fulfilled its obligations under the series 2005-C3 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2005-C3 certificates were outstanding.

     In rendering its report, the accounting firm referred to in the first bullet of the prior sentence may, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, rely upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with substantially the same standards, within one year of the report, with respect to those sub-servicers.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the series 2005-C3 pooling and servicing agreement:

     o    the master servicer fails to deposit into its collection account any amount required to be so deposited, and that failure continues unremedied for one business day following the date on which the deposit or remittance was required to be made;

     o    the master servicer fails to remit to the trustee for deposit in the trustee's payment account any amount (other than P&I advances)
          required to be so remitted, and that failure continues unremedied until 10:00 a.m., New York City time, on the applicable payment date;

                                     S-149

     o    any failure by the special servicer to timely deposit into its REO account or to timely deposit into, or to timely remit to the master servicer for deposit into, the master servicer's collection account, any amount required to be so deposited or remitted;

     o    the master servicer fails to timely make any servicing advance required to be made by it under the series 2005-C3 pooling and servicing agreement, and that failure continues unremedied for five business days following the date on which notice of such failure has been given to the master servicer by the trustee;

     o    any failure on the part of the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the series 2005-C3 pooling and servicing agreement, which failure continues unremedied for 30 days after the date on which written notice of that failure, requiring the same to be remedied, has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2005-C3 pooling and servicing agreement or to the master servicer or the special servicer, as the case may be (with a copy to each other party to the series 2005-C3 pooling and servicing agreement), by the series
          2005-C3 certificateholders entitled to at least 25% of the series
          2005-C3 voting rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect the cure thereof so long as the master servicer or the special servicer, as the case may be, has commenced to cure that failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure;

     o    any breach on the part of the master servicer or the special servicer of any representation or warranty contained in the series 2005-C3 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2005-C3 certificateholders, which breach continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2005-C3 pooling and servicing agreement or to the master servicer or the special servicer, as the case may be (with a copy to each other party to the series 2005-C3 pooling and servicing agreement), by the series 2005-C3
          certificateholders entitled to at least 25% of the series 2005-C3 voting rights; provided, however, that with respect to any such breach which is not curable within such 30-day period, the master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days so long as the master servicer or the special servicer, as the case may be, has commenced to cure within the initial
          30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure;

     o    a decree or order of a court, agency or supervisory authority having jurisdiction in an involuntary case under any present or future bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the master servicer or the special servicer and the decree or order remains in force undischarged or unstayed for a period of 60 days;

     o    the master servicer or special servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property;

                                     S-150

     o    the master servicer or special servicer admits in writing its inability to pay its debts as they become due or takes various other actions indicating its insolvency or inability to pay its obligations;

     o    the consolidated net worth of the master servicer and of its direct or indirect parent, determined in accordance with generally accepted accounting principles, declines below $15,000,000;

     o    the master servicer or the special servicer, as the case may be, receives actual knowledge that Moody's has (a) qualified, downgraded or withdrawn its rating or ratings of one or more classes of series
          2005-C3 certificates or (b) placed one or more classes of series
          2005-C3 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the master servicer or the special servicer obtained such actual knowledge), and, in the case of either clause (a) or (b), has cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or material factor in such rating action;

     o    the master servicer is removed from S&P's approved master servicer list, or the special servicer is removed from S&P's approved special servicer list, and that master servicer or special servicer, as the case may be, is not reinstated to that list within 60 days after its removal from the applicable list;

     o    the master servicer fails to remit to the trustee for deposit into the trustee's payment account, on the applicable date in any calendar month, the full amount of monthly debt service advances required to be made on that date, which failure continues unremedied until 10:00 a.m.
          New York City time on the next business day; or

     o    the special servicer fails to be rated at least "CSS2" by Fitch, Inc.

     The series 2005-C3 pooling and servicing agreement may provide that the
Caroline Place Non-Trust Loan Noteholder may have the right, similar to those of series 2005-C3 certificateholders entitled to not less than 25% of the voting rights for the series 2005-C3 certificates, to notify the master servicer or the special servicer of the defaults and breaches described in the fifth and sixth bullets above, to the extent those defaults or breaches relate to the Carolina
Place Non-Trust Loan. Additionally, the series 2005-C3 pooling and servicing agreement may provide for additional events of default, including those that relate solely to the Carolina Place Non-Trust Loan.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series
2005-C3 certificateholders entitled to not less than 25% of the series 2005-C3 voting rights, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the series 2005-C3 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2005-C3 certificateholder; provided that the terminated defaulting party will continue to be entitled to receive all amounts due and owing to it in accordance with the terms of the series 2005-C3 pooling and servicing agreement and will continue to be entitled to the benefits any provisions for reimbursement or indemnity as and to the extent provided in the series 2005-C3 pooling and servicing agreement. Upon any termination, the trustee must either:

     o    succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2005-C3 pooling and servicing agreement; or

                                     S-151

     o    appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2005-C3 pooling and servicing agreement.

     The holders of series 2005-C3 certificates entitled to at least 51% of the series 2005-C3 voting rights may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2005-C3 pooling and servicing agreement, rather than have the trustee act as that successor.

     Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the eleventh and twelfth bullets under "--Events of Default" above, the master servicer will have the right for a period of 45 days, at its expense, to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment Moody's and S&P have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the series 2005-C3 certificates.

     In general, the series 2005-C3 certificateholders entitled to at least 66
2/3% of the series 2005-C3 voting rights allocated to the classes of series
2005-C3 certificates affected by any event of default may waive the event of default. However, some events of default may only be waived by all of the holders of the series 2005-C3 certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2005-C3 pooling and servicing agreement.

     The series 2005-C3 pooling and servicing agreement may provide that the applicable primary servicer or the special servicer may be terminated and replaced solely with respect to the Carolina Place Loan Pair and no other mortgage loan in the trust fund in circumstances where a default of the master servicer or the special servicer affects the Carolina Place Non-Trust Loan. If the special servicer for the Carolina Place Loan Pair is different from the special servicer for the rest of the mortgage pool, then all references to the special servicer in this prospectus supplement or the accompanying prospectus are intended to mean the applicable special servicer or both special servicers together, as the context may require.

     No series 2005-C3 certificateholder will have the right under the series
2005-C3 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless, with respect to any suit, action or proceeding upon or under or with respect to the series 2005-C3 pooling and servicing agreement:

     o    that holder previously has given to the trustee written notice of default;

     o    except in the case of a default by the trustee, series 2005-C3 certificateholders entitled to not less than 25% of the series 2005-C3 voting rights have made written request upon the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2005-C3 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require; and

     o    the trustee for 60 days has neglected or refused to institute any such suit, action or proceeding, as the case may be.

The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the series 2005-C3 pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2005-C3 certificateholders, unless in the trustee's opinion, those series 2005-C3 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

                                     S-152

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2005-C3 certificates will be issued, on or about June 29, 2005, under the series 2005-C3 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include, among other things:

     o    the underlying mortgage loans;

     o    any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for the underlying mortgage loans required to be delivered to the trustee by the respective mortgage loan sellers;

     o    our rights under each of the mortgage loan purchase agreements between us and the respective mortgage loan sellers;

     o    any REO Properties acquired by the special servicer on behalf of the trust with respect to defaulted mortgage loans;

     o    those funds or assets as from time to time are deposited in the master servicer's collection account, the special servicer's REO account, the payment account maintained by the trustee as described under
          "--Payment Account" below, the floating rate account maintained by the trustee as described under "--Floating Rate Account" below or the interest reserve account maintained by the trustee as described under
          "--Interest Reserve Account" below.

     The series 2005-C3 certificates will include the following classes:

     o    the A-1, A-2, A-3, A-SB, A-4, A-1A, A-MFL, A-MFX, A-J, B, C and D
          classes, which are the classes of series 2005-C3 certificates that are offered by this prospectus supplement, and

     o    the E, F, G, H, J, K, L, M, N, O, P, XC, XP, CP-1, CP-2, CP-3, R and Y
          classes, which are the classes of series 2005-C3 certificates that are not offered by this prospectus supplement.

     The class A-MFL certificates will represent undivided interests in a grantor trust, the assets of which will include, among other things, an uncertificated REMIC regular interest, designated as the class A-MFL REMIC II regular interest, and the rights and obligations under a swap agreement. For so long as it is in effect, that swap agreement will provide, among other things, that amounts payable as interest by the trust with respect to the class A-MFL
REMIC II regular interest will be exchanged for amounts payable as interest by the swap counterparty under the swap agreement, with payments to be made between the trust and the swap counterparty on a net basis. The swap agreement will provide for the calculation of interest at a LIBOR-based rate accruing of interest on a notional amount equal to the total principal balance of the class
A-MFL certificates outstanding from time to time. The total principal balance of the class A-MFL certificates at any time will equal the total principal balance of the class A-MFL REMIC II regular interest. See "Description of the Swap
Agreement" in this prospectus supplement.

     The class A-1, A-2, A-3, A-SB, A-4, A-1A, A-MFL, A-MFX, A-J, B, C, D, E, F,
G, H, J, K, L, M, N, O and P certificates are the series 2005-C3 certificates that will have principal balances and are sometimes referred to in this prospectus supplement as the series 2005-C3 principal balance certificates. The principal balance of any

                                     S-153

of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust.
Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments"
below. On any particular payment date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional
Trust Fund Expenses. See "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" below. On any particular payment date, the total principal balance of a class of series
2005-C3 principal balance certificates may be increased by an amount equal to any Mortgage Deferred Interest allocated to that class in reduction of the interest payable thereon on such payment date.

     Notwithstanding the foregoing, in the case of the class A-MFL certificates, any applicable distributions of principal on any given payment date will first be allocated in reduction of the total principal balance of the class A-MFL
REMIC II regular interest before actually being distributed to the class A-MFL certificateholders. In addition, any reduction in the total principal balance of the class A-MFL certificates on any given payment date, without a corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses will be made in response to a corresponding reduction made in the total principal balance of the class A-MFL REMIC II regular interest in connection with those losses and expenses. Furthermore, on any particular payment date, the total principal balance of the class A-MFL REMIC II regular interest (and, accordingly, the total principal balance of the class A-MFL certificates) may be increased by an amount equal to any Mortgage Deferred Interest allocated to that REMIC II regular interest in reduction of the interest payable thereon on such payment date.

     The class XC and XP certificates will not have principal balances and are sometimes referred to as the series 2005-C3 interest-only certificates. For purposes of calculating the amount of accrued interest, each class of series
2005-C3 interest-only certificates will have a total notional amount.

     The total notional amount of the class XP certificates from time to time will equal the sum of the components thereof set forth on Annex F to this prospectus supplement. Each of those components of the total notional amount of the class XP certificates will relate to a particular class of series 2005-C3 principal balance certificates and, at any time during any of the periods specified on Annex F to this prospectus supplement, will equal the lesser of (a)
the specific amount identified in the table on Annex F to this prospectus supplement with respect to the related class of series 2005-C3 principal balance certificates for that period and (b) the then total principal balance of the related class of series 2005-C3 principal balance certificates. Notwithstanding anything to the contrary in this prospectus supplement, the total notional amount of the class XP certificates will be $0 following the payment date in
June 2012.

     The total notional amount of the class XC certificates will be equal to the total principal balance of the class A-1, A-2, A-3, A-SB, A-4, A-1A, A-MFL,
A-MFX, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates outstanding from time to time. In general, the total principal balance of each such class of series 2005-C3 principal balance certificates will constitute a separate component of the total notional amount of the class XC certificates. However, if a portion, but not all, of the total principal balance of any particular such class of series 2005-C3 principal balance certificates is identified on Annex F to this prospectus supplement as being part of the total notional amount of the class XP certificates at any time prior to the payment date in June 2012, then that identified portion of such total principal balance will represent one separate component of the then total notional amount of the class XC certificates, and the remaining portion of such total principal balance will represent another separate component of the then total notional amount of the class XC certificates.

     The class R and Y certificates will not have principal balances or notional amounts.

                                     S-154

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's payment date statement.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and in any whole dollar denomination in excess of $10,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under
"Description of the Certificates--Book-Entry Registration". For so long as any class of offered certificates is held in book-entry form--

     o    all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o    all references in this prospectus supplement to payments, notices, reports, statements and other information made or sent to holders of those certificates will refer to payments, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking Luxembourg or Euroclear Bank
S.A./N.V., as operator of the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and
Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.
For a discussion of DTC, Euroclear and Clearstream, see "Description of the
Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream" in the
accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or
Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry
Registration--Holding and Transferring Book-Entry Certificates" in the
accompanying prospectus. For additional information regarding clearance and

                                     S-155

settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex F hereto.

PAYMENT ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2005-C3 certificates
(exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest and from which it will make those payments. That payment account must be maintained in a manner and with a depository institution that satisfies the criteria set forth in the series 2005-C3 pooling and servicing agreement. Any funds in the trustee's payment account may, at the trustee's risk, be invested in Permitted Investments, and any interest or other income earned on those funds will be paid to the trustee as additional compensation, subject to the limitations set forth in the series 2005-C3 pooling and servicing agreement.

     Deposits. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the payment account an amount equal to the sum of the following:

     o    the applicable Master Servicer Remittance Amount, exclusive of any portion thereof that represents Post-ARD Additional Interest (which will be remitted to the trustee for deposit in an account relating solely to Post-ARD Additional Interest);

     o    the aggregate amount of any advances of delinquent monthly debt service payments required to be made by the master servicer with respect to the underlying mortgage loans for that payment date;

     o    the aggregate amount transferred from the special servicer's REO account to the collection account with respect to the trust's interest in any REO Properties on or prior to such date but after the end of the related collection period; and

     o    the aggregate amount deposited by the master servicer in the collection account for such payment date in connection with Prepayment
          Interest Shortfalls.

     In addition, for each payment date occurring in March, and for the final payment date if the final payment date occurs in February or, if such year is not a leap year, in January, the trustee must, on or before that payment date, transfer from its interest reserve account to its payment account the aggregate of the interest reserve amounts in respect of each underlying mortgage loan that accrues interest on an Actual/360 Basis.

     See "--Interest Reserve Account" and "--Advances of Delinquent Monthly Debt
Service Payments" below and "Servicing of the Underlying Mortgage
Loans--Collection Account" and "--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement.

     Withdrawals. The trustee may from time to time make withdrawals from its payment account for any of the following purposes:

     o    to pay itself the monthly trustee fee, which is described under "--The
          Trustee" below, and investment earnings on Permitted Investments of funds in the payment account;

     o    to pay itself or any of various related persons and entities any reimbursements or indemnities to which they are entitled, as described under "Description of the Governing Documents--Matters Regarding the
          Trustee" in the accompanying prospectus;

                                     S-156

     o    to pay for various opinions of counsel required to be obtained in connection with any amendments to the series 2005-C3 pooling and servicing agreement and the administration of the trust;

     o    to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--REMICs--Prohibited
          Transactions Tax and Other Taxes" in the accompanying prospectus and
          "Servicing of the Underlying Mortgage Loans--REO Properties" in this prospectus supplement;

     o    to transfer from its payment account to its interest reserve account interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis, as and when described under
          "--Interest Reserve Account" below;

     o    to pay to the person entitled thereto any amounts deposited in the payment account in error; and

     o    to clear and terminate the payment account at the termination of the series 2005-C3 pooling and servicing agreement;

provided that amounts otherwise payable with respect to the class CP-1, CP-2 and
CP-3 certificates will not be available to cover Additional Trust Fund Expenses attributable to any underlying mortgage loan other than the Carolina Place
Mortgage Loan.

     On each payment date, all amounts on deposit in the payment account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, and the Post-ARD Additional
Interest account will represent the "Total Available Funds" for that date. On each payment date, the trustee will apply the Total Available Funds to make payments on the series 2005-C3 certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest.

     For any payment date, the Total Available Funds will consist of the following separate components:

     o    the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, A-2, A-3,
          A-SB, A-4, A-1A, A-MFX, A-J, B, C, D, E, F, G, H and/or XC
          certificates and with respect to the class A-MFL REMIC II regular interest, as described under "--Payments--Payments of Prepayment
          Premiums and Yield Maintenance Charges" below;

     o    the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class Y certificates as described under "--Payments--Payments of Post-ARD
          Additional Interest" below; and

                                     S-157

     o    the remaining portion of those funds, which we refer to as the Total
          Available P&I Funds, and which will be paid to the holders of all the series 2005-C3 certificates, other than the class A-MFL and Y certificates, and with respect to the class A-MFL REMIC II regular interest, as and to the extent described under "--Payments--Priority of Payments" and "--Payments--Allocation of Payments on the Carolina
          Place Mortgage Loan; Payments on the Class CP-1, CP-2 and CP-3
          Certificates" below.

FLOATING RATE ACCOUNT

     The trustee, on behalf of the class A-MFL certificateholders, will be required to establish and maintain an account in which it will hold funds pending their distribution on the class A-MFL certificates or to the swap counterparty and from which it will make those distributions. That floating rate account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Any funds held in the trustee's floating rate account may be held in cash or, at the trustee's risk, invested in
Permitted Investments. Subject to the limitations in the series 2005-C3 pooling and servicing agreement, any interest or other income earned on funds in the trustee's floating rate account will be paid to the trustee as additional compensation.

     Deposits. The trustee will deposit into the floating rate account:

     o    all payments received from the swap counterparty under the swap agreement, as described under "Description of the Swap Agreement" in this prospectus supplement; and

     o    all amounts allocable to the class A-MFL REMIC II regular interest, as described under this "Description of the Offered Certificates"
          section.

     The trustee will be required to deposit in the floating rate account the amount of any losses of principal arising from investments of funds held in the floating rate account. However, it will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution holding the floating rate account.

     Withdrawals. The trustee may from time to time make withdrawals from the floating rate account for any of the following purposes:

     o    to make payments to the swap counterparty in respect of regularly scheduled payments payable under the swap agreement, as described under "Description of the Swap Agreement" in this prospectus supplement;

     o    to make distributions to the class A-MFL certificates on each payment date, as described under "--Payments--Payments on the Class A-MFL
          Certificates" below;

     o    to pay itself interest and other investment income earned on funds held in the floating rate account; and

     o    to pay to the person entitled thereto any amounts deposited in the floating rate account in error.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Any funds in the trustee's

                                     S-158

interest reserve account may, at the trustee's risk, be invested in Permitted
Investments, and any interest or other income earned on those funds will be paid to the trustee as additional compensation, subject to the limitations set forth in the series 2005-C3 pooling and servicing agreement.

     During January, except in a leap year, and February of each calendar year, beginning in 2006, the trustee will deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will, for each payment date in those months, equal one day's interest accrued at the related mortgage interest rate on the Stated Principal Balance of that mortgage loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

     During March of each calendar year, beginning in 2006, the trustee will withdraw from its interest reserve account and deposit in its payment account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the payment account will be included in the
Total Available P&I Funds for the payment date during the month of transfer.

PAYMENTS

     General. For purposes of allocating payments on certain classes of the offered certificates, the pool of mortgage loans backing the series 2005-C3 certificates will be divided into:

     1.   Loan group no. 1, which will consist of 94 mortgage loans, with an
          Initial Loan Group No. 1 Balance of $1,145,448,916 and representing approximately 79.8% of the Initial Mortgage Pool Balance, that are secured by various property types that constitute collateral for these mortgage loans.

     2.   Loan group no. 2, which will consist of 30 mortgage loans, with an
          Initial Loan Group No. 2 Balance of $289,724,005 and representing approximately 20.2% of the Initial Mortgage Pool Balance, that are secured by multifamily and manufactured housing properties.

     On each payment date, the trustee will, subject to the available funds, remit all payments required to be made on the series 2005-C3 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2005-C3 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that payment date. Otherwise, that certificateholder will receive its payments by check mailed to it.

     Payments made to a class of series 2005-C3 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever, to the actual beneficial owners. See "--Registration and Denominations" above.

     All payments with respect to the class A-MFL REMIC II regular interest will be made to the trustee's floating rate account.

                                     S-159

     Payments of Interest. All of the classes of the series 2005-C3 certificates, other than the Y and R classes, and the class A-MFL REMIC II regular interest will bear interest.

     With respect to each interest-bearing class of the series 2005-C3 certificates and with respect to the class A-MFL REMIC II regular interest, that interest will accrue during each interest accrual period based upon--

     o    the pass-through rate applicable for that particular class of series
          2005-C3 certificates or the class A-MFL REMIC II regular interest, as the case may be, for that interest accrual period,

     o    the total principal balance or notional amount, as the case may be, of that particular class of series 2005-C3 certificates or the class
          A-MFL REMIC II regular interest, as the case may be, outstanding immediately prior to the related payment date, and

     o    the assumption that each year consists of twelve 30-day months (or, in the case of the class A-MFL certificates, for so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days).

     However, no interest will accrue with respect to the class XP certificates following the May 2012 interest accrual period.

     In addition, if the pass-through rate of the class A-MFL REMIC II regular interest for any interest accrual period is limited by the Weighted Average Pool
Pass-Through Rate, then the amount by which the interest distributable with respect to the class A-MFL REMIC II regular interest is reduced as a result of that limitation will result in a corresponding reduction to the amount of interest payable by the swap counterparty with respect to the related payment date and therefore a corresponding reduction to the amount of interest distributable with respect to the class A-MFL certificates on that payment date.

     On each payment date, subject to available funds and the priorities of payment described under "--Payments--Priority of Payments" and
"--Payments--Allocation of Payments on the Carolina Place Mortgage Loan;
Payments on the Class CP-1, CP-2 and CP-3 Certificates" below, the total amount of interest distributable with respect to each interest-bearing class of the series 2005-C3 certificates (exclusive of the class A-MFL certificates) and with respect to the class A-MFL REMIC II regular interest will equal:

     o    the total amount of interest accrued during the related interest accrual period with respect to that class of series 2005-C3 certificate or that REMIC II regular interest, as the case may be, reduced (to not less than zero) by

     o    that class's or that REMIC II regular interest's allocable share, if any, of--

          1.   any Net Aggregate Prepayment Interest Shortfall for that payment date, and

          2.   except in the case of the class XC and XP certificates, the aggregate amount of any Mortgage Deferred Interest added to the principal balances of the underlying mortgage loans during the related collection period.

     If the full amount of interest distributable with respect to any interest-bearing class of the series 2005-C3 certificates (exclusive of the class A-MFL certificates) or with respect to the class A-MFL REMIC II regular interest is not paid on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, subject to available funds and the priorities of payment described under
"--Payments--Priority of Payments" and "--Payments--Allocation of Payments on
the Carolina Place Mortgage

                                     S-160

Loan; Payments on the Class CP-1, CP-2 and CP-3 Certificates" below. However, no interest will accrue on any of that unpaid interest, and a portion of any past-due interest with respect to the class A-MFL REMIC II regular interest may be payable to the swap counterparty.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any
payment date that is allocable to any particular interest-bearing class of the series 2005-C3 certificates (exclusive of the class A-MFL certificates) or the class A-MFL REMIC II regular interest will equal the product of:

     o    in the case of each class of the class CP-1, CP-2 and CP-3 certificates, the product of--

          1.   the total portion, if any, of that Net Aggregate Prepayment
               Interest Shortfall that is attributable to the Carolina Place
               Mortgage Loan, multiplied by

          2.   a fraction, the numerator of which is the total amount of
               interest accrued during the related interest accrual period with respect to the subject class of series 2005-C3 certificates
               (calculated without regard to any allocation of that Net
               Aggregate Prepayment Interest Shortfall and net of any Mortgage
               Deferred Interest allocated to that class of series 2005-C3 certificates for that payment date), and the denominator of which is equal to the excess, if any of (a) one-twelfth of the product of (i) the Net Mortgage Pass-Through Rate for the Carolina Place
               Mortgage Loan for such payment date, multiplied by (ii) the
               Stated Principal Balance of the Carolina Place Mortgage Loan
               outstanding immediately prior to such payment date, over (b) any
               Mortgage Deferred Interest added to the outstanding principal balance of the Carolina Place Mortgage Loan during the related collection period; and

     o    in the case of each other interest-bearing class of series 2005-C3 certificates, the product of--

          1.   the total amount of that Net Aggregate Prepayment Interest
               Shortfall, exclusive of any portion thereof allocable to the
               CP-1, CP-2 and CP-3 classes in accordance with the preceding bullet, multiplied by

          2.   a fraction, the numerator of which is the total amount of
               interest accrued during the related interest accrual period with respect to the subject REMIC II regular interest or
               interest-bearing class of series 2005-C3 certificates, as the case may be, calculated without regard to any allocation of that
               Net Aggregate Prepayment Interest Shortfall and, except in the case of the class XC and XP certificates, net of any Mortgage
               Deferred Interest allocated to the subject REMIC II regular interest or interest-bearing class of series 2005-C3 certificates for that payment date, and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to the class A-MFL REMIC II regular interest and all of the interest-bearing classes of the series 2005-C3 certificates (exclusive of the class A-MFL, CP-1, CP-2 and CP-3 certificates), calculated without regard to any allocation of that Net Aggregate Prepayment Interest Shortfall, and net of any
               Mortgage Deferred Interest allocated to the class A-MFL REMIC II regular interest and the respective classes of series 2005-C3 principal balance certificates (exclusive than the class A-MFL,
               CP-1, CP-2 and CP-3 certificates) for that payment date.

     Although Net Aggregate Prepayment Interest Shortfalls will not be allocated directly to the class A-MFL certificates, any such shortfalls allocated to the class A-MFL REMIC II regular interest will result in a dollar-for-dollar reduction in the interest distributable on the class A-MFL certificates.

                                     S-161

     On each payment date, any Mortgage Deferred Interest added to the unpaid principal balance of any underlying mortgage loan (other than the Carolina Place
Mortgage Loan) during the related collection period will be allocated among the respective classes of series 2005-C3 principal balance certificates (exclusive of the class A-MFL, CP-1, CP-2 and CP-3 certificates) and the class A-MFL REMIC
II regular interest in reverse order of seniority (based on the priority of payments described under "--Payments--Priority of Payments" below and, in the case of the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates, on a pro rata basis in accordance with accrued interest for the related interest accrual period), in each case up to the respective amounts of interest accrued during the related interest accrual period with respect to the subject REMIC II regular interest or interest-bearing class(es) of series 2005-C3 certificates (in each case calculated without regard to any allocation of that Mortgage Deferred
Interest or any Net Aggregate Prepayment Interest Shortfall). On each payment date, any Mortgage Deferred Interest added to the unpaid principal balance of the Carolina Place Mortgage Loan during the related collection period will be allocated first, to the class CP-1, CP-2 and CP-3 certificates, in that order, in each case up to the amount of the total amount of interest accrued during the related interest accrual period with respect to the subject class of series
2005-C3 certificates (calculated without regard to any allocation of that
Mortgage Deferred Interest or any Net Aggregate Prepayment Interest Shortfall);
and then, to the other classes of series 2005-C3 principal balance certificates
(exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest as described in the prior sentence. No portion of any Mortgage Deferred
Interest will be allocated to the class XC and/or XP certificates.

     Any distributions of interest allocated to the class A-MFL REMIC II regular interest will be deposited in the trustee's floating rate account and will thereafter be distributed to the holders of the class A-MFL certificates and/or the swap counterparty, as applicable.

     Calculation of Pass-Through Rates. The initial pass-through rate for each interest-bearing class of the series 2005-C3 certificates is shown in the table on page S-5 to this prospectus supplement; provided that, in the case of the class , XC and XP certificates, that initial pass-through rate is approximate.

     The pass-through rates applicable to the class ____, ____ and ____
certificates for each subsequent interest accrual period will, in the case of each of those classes, remain fixed at the pass-through rate applicable to the particular class of series 2005-C3 certificates for the initial interest accrual period.

     The pass-through rates for the class _____, ____ and ____ certificate for each subsequent interest accrual period will, in the case of each of those classes, equal the Weighted Average Pool Pass-Through Rate for the related payment date.

     The pass-through rates applicable to the class ____, ____ and ____
certificates for each subsequent interest accrual period will, in the case of each of those classes, equal the lesser of--

     o    the rate per annum shown in the table on page S-5 as the initial pass-through rate for that class; and

     o    the Weighted Average Pool Pass-Through Rate for the related payment date.

     The pass-through rate applicable to the class A-MFL REMIC II regular interest for each interest accrual period will equal the lesser of--

     o    ____% per annum, and

     o    the Weighted Average Pool Pass-Through Rate for the related payment date.

                                     S-162

     For so long as the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate applicable to the class A-MFL certificates for each interest accrual period will equal LIBOR plus ____% per annum. However, the pass-through rate with respect to the class A-MFL certificates may be effectively reduced as a result of shortfalls allocated to the class A-MFL REMIC II regular interest.
In addition, if there is a continuing Swap Payment Default, or if the swap agreement is terminated and a replacement swap agreement is not obtained, then the pass-through rate applicable to the class A-MFL certificates will convert to a per annum rate equal to the pass-through rate on the class A-MFL REMIC II regular interest, and accordingly the interest accrual period and interest accrual basis for the class A-MFL certificates will convert to those of the class A-MFL REMIC II regular interest. See "--Payments on the Class A-MFL
Certificates" and "Description of the Swap Agreement--The Swap Agreement" in
this prospectus supplement.

     The term "LIBOR" means, with respect to the class A-MFL certificates and each interest accrual period for those certificates, the rate for deposits in
U.S. Dollars, for a period equal to one month, which appears on the Dow Jones
Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If that rate does not appear on Dow Jones
Market Service Page 3750, LIBOR for that interest accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any five major reference banks in the London interbank market selected by the calculation agent under the swap agreement to provide that bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of the subject interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The calculation agent under the swap agreement will request the principal London office of any five major reference banks in the London interbank market selected by the calculation agent to provide a quotation of those rates, as offered by each such bank. If at least two such quotations are provided, LIBOR for that interest accrual period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR for that interest accrual period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the calculation agent under the swap agreement, at approximately
11:00 a.m., New York City time, on the related LIBOR Determination Date with respect to the subject interest accrual period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR
Determination Date with respect to such interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The calculation agent under the swap agreement will determine
LIBOR for each interest accrual period and the determination of LIBOR by the trustee will be binding absent manifest error.

     The "LIBOR Determination Date" for the class A-MFL certificates is (i) with respect to the initial interest accrual period, June , 2005, and (ii) with respect to each applicable interest accrual period thereafter, the date that is two LIBOR Business Days prior to the commencement of the subject interest accrual period. A "LIBOR Business Day" is any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England and New York, New York.

     The pass-through rates for the class CP-1, CP-2 and CP-3 certificates for each interest accrual period will equal the Net Mortgage Pass-Through Rate for the Carolina Place Mortgage Loan for the related payment date.

     As described under "--General" above, the total notional amount of the class XP certificates from time to time consists of multiple components. The pass-through rate for the class XP certificates, for each interest accrual period from and including the initial interest accrual period through and including the May 2012 interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as class XP strip rates, at which interest accrues during the subject interest accrual period on the respective components of the total notional amount of the class XP certificates outstanding immediately prior to the related payment date, with the relevant weighting to be done based upon the relative sizes of those components. For purposes of accruing interest during any interest accrual period from and including the initial interest accrual period through and including the May

                                     S-163

2012 interest accrual period, on any particular component of the total notional amount of the class XP certificates outstanding immediately prior to the related payment date, the applicable class XP strip rate will equal the excess, if any, of:

     (1)  the lesser of (a) the reference rate specified on Annex E to this prospectus supplement for the related payment date and (b) the
          Weighted Average Pool Pass-Through Rate for the related payment date, over

     (2)  the pass-through rate in effect during that interest accrual period for the class of series 2005-C3 principal balance certificates whose total principal balance, or a designated portion thereof, comprises the subject component (or, in the case of the class A-MFL
          certificates, the pass-through rate in effect during that interest accrual period for the class A-MFL REMIC II regular interest).

     Following the May 2012 interest accrual period, the class XP certificates will cease to accrue interest. In connection therewith, the class XP certificates will have a 0% pass-through rate for the June 2012 interest accrual period and for each interest accrual period thereafter.

     As described under "--General" above, the total notional amount of the class XC certificates consists of multiple components. The pass-through rate for the class XC certificates will, with respect to any interest accrual period, equal a weighted average of the respective strip rates, which we refer to as class XC strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class XC certificates outstanding immediately prior to the related payment date, with the relevant weighting to be done based upon the relative sizes of those components.

     For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the May
2012 interest accrual period, on any particular component of the total notional amount of the class XC certificates outstanding immediately prior to the related payment date, the applicable class XC strip rate will be calculated as follows:

     o    if the subject component consists of the entire total principal balance of any class of series 2005-C3 principal balance certificates, and if that total principal balance also constitutes, in its entirety, a component of the total notional amount of the class XP certificates outstanding immediately prior to the related payment date, then the applicable class XC strip rate will equal the excess, if any, of (a)
          the Weighted Average Pool Pass-Through Rate for the related payment date, over (b) the greater of (i) the reference rate specified on
          Annex E to this prospectus supplement for the related payment date and
          (ii) the pass-through rate in effect during that interest accrual period for that class of series 2005-C3 principal balance certificates
          (or, in the case of the class A-MFL certificates, if applicable, the pass-through rate in effect during that interest accrual period for the class A-MFL REMIC II regular interest);

     o    if the subject component consists of a designated portion (but not all) of the total principal balance of any class of series 2005-C3 principal balance certificates, and if that designated portion of that total principal balance also constitutes a component of the total notional amount of the class XP certificates outstanding immediately prior to the related payment date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Pool
          Pass-Through Rate for the related payment date, over (b) the greater of (i) the reference rate specified on Annex E to this prospectus supplement for the related payment date and (ii) the pass-through rate in effect during that interest accrual period for that class of series
          2005-C3 principal balance certificates (or, in the case of the class
          A-MFL certificates, if applicable, the pass-through rate in effect during that interest accrual period for the class A-MFL REMIC II regular interest);

                                     S-164

     o    if the subject component consists of the entire total principal balance of any class of series 2005-C3 principal balance certificates, and if that total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class
          XP certificates outstanding immediately prior to the related payment date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the
          related payment date, over (b) the pass-through rate in effect during that interest accrual period for that class of series 2005-C3 principal balance certificates (or, in the case of the class A-MFL certificates, if applicable, the pass-through rate in effect during that interest accrual period for the class A-MFL REMIC II regular interest); and

     o    if the subject component consists of a designated portion (but not all) of the total principal balance of any class of series 2005-C3 principal balance certificates, and if that designated portion of that total principal balance does not also constitute a component of the total notional amount of the class XP certificates outstanding immediately prior to the related payment date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted
          Average Pool Pass-Through Rate for the related payment date, over (b)
          the pass-through rate in effect during that interest accrual period for that class of series 2005-C3 principal balance certificates (or, in the case of the class A-MFL certificates, if applicable, the pass-through rate in effect during that interest accrual period for the class A-MFL REMIC II regular interest).

     Notwithstanding the foregoing, for purposes of accruing interest on the class XC certificates during each interest accrual period subsequent to the May
2012 interest accrual period, consistent with the discussion under "--General"
above, the total principal balance of each class of series 2005-C3 principal balance certificates, exclusive of the class CP-1, CP-2 and CP-3 certificates, will constitute a single separate component of the total notional amount of the class XC certificates, and the applicable class XC strip rate with respect to each of those components for each of those interest accrual periods will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the
related payment date, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2005-C3 principal balance certificates whose total principal balance makes up that component (or, in the case of the class A-MFL certificates, if applicable, the pass-through rate in effect during that interest accrual period for the class A-MFL REMIC II regular interest).

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage rate for any mortgage loan in the trust fund, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class Y and R certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Payments of Principal. Subject to available funds and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal payable with respect to each class of the series 2005-C3 certificates (other than the class A-MFL, XC, XP, Y and R certificates) and the class A-MFL REMIC II regular interest, on each payment date, will equal that class's or REMIC II regular interest's allocable share of the Total Principal
Payment Amount for that payment date.

     Subject to available funds and the priority of payments described under
"--Payments--Allocation of Payments on the Carolina Place Mortgage Loan;
Payments on the Class CP-1, CP-2 and CP-3 Certificates" below, the portion of the Total Principal Payment Amount payable with respect to the class CP-1, CP-2 and CP-3 certificates on each payment date will equal the Class CP Principal
Payment Amount for that payment date. The Total Principal Payment Amount, net of the Class CP Principal Payment Amount, for any payment date is the Net Principal
Payment Amount for that payment date.

                                     S-165

     In general, the portion of the Net Principal Payment Amount for any payment date consisting of the Loan Group No. 1 Principal Payment Amount (i.e., the
portion of the Net Principal Payment Amount attributable to loan group no. 1)
for that payment date will be allocated to the class A-1, A-2, A-3, A-SB and A-4 certificates on each payment date as follows:

     o    first, to the class A-SB certificates, up to the lesser of--

          1.   the entire Loan Group No. 1 Principal Payment Amount for that payment date, and

          2.   the excess, if any, of (a) the total principal balance of the class A-SB certificates outstanding immediately prior to, plus any Mortgage Deferred Interest allocated to the class A-SB certificates on, that payment date, over (b) the Class A-SB
               Planned Principal Balance for that payment date; and

     o    second, to the class A-1 certificates, up to the lesser of--

          1.   the entire Loan Group No. 1 Principal Payment Amount for that payment date, reduced by any portion of that amount that is allocable to the class A-SB certificates as described in the preceding bullet, and

          2.   the total principal balance of the class A-1 certificates
               outstanding immediately prior to, plus any Mortgage Deferred
               Interest allocated to the class A-1 certificates on, that payment date; and

     o    third, to the class A-2 certificates, up to the lesser of--

          1.   the entire Loan Group No. 1 Principal Payment Amount for that payment date, reduced by any portion of the Loan Group No. 1
               Principal Payment Amount for that payment date that is allocable to the class A-SB and/or A-1 certificates as described in the preceding two bullets, and

          2.   the total principal balance of the class A-2 certificates
               outstanding immediately prior to, plus any Mortgage Deferred
               Interest allocated to the class A-2 certificates on, that payment date; and

     o    fourth, to the class A-3 certificates, up to the lesser of--

          1.   the entire Loan Group No. 1 Principal Payment Amount for that payment date, reduced by any portion of the Loan Group No. 1
               Principal Payment Amount for that payment date that is allocable to the class A-SB, A-1 and/or A-2 certificates as described in the preceding three bullets, and

          2.   the total principal balance of the class A-3 certificates
               outstanding immediately prior to, plus any Mortgage Deferred
               Interest allocated to the class A-3 certificates on, that payment date; and

     o    fifth, to the class A-SB certificates, up to the lesser of--

          1.   the entire Loan Group No. 1 Principal Payment Amount for that payment date, reduced by any portion of the Loan Group No. 1
               Principal Payment Amount for that payment date

                                     S-166

               that is allocable to the class A-SB, A-1, A-2 and/or A-3
               certificates as described in the preceding four bullets, and

          2.   the total principal balance of the class A-SB certificates outstanding immediately prior to, plus any Mortgage Deferred
               Interest allocated to the class A-SB certificates on, that payment date (as reduced by any portion of the Loan Group No. 1
               Principal Payment Amount for that payment date allocable to the class A-SB certificates as described in the fourth preceding bullet); and

     o    sixth, to the class A-4 certificates, up to the lesser of--

          1.   the entire Loan Group No. 1 Principal Payment Amount for that payment date, reduced by any portion of the Loan Group No. 1
               Principal Payment Amount for that payment date that is allocable to the class A-1, A-2, A-3 and/or A-SB certificates as described in the preceding five bullets, and

          2.   the total principal balance of the class A-4 certificates
               outstanding immediately prior to, plus any Mortgage Deferred
               Interest allocated to the class A-4 certificates on, that payment date.

     In general, the portion of the Net Principal Payment Amount that will be allocated to the class A-1A certificates on each payment date will equal the lesser of--

     o    the entire Loan Group No. 2 Principal Payment Amount (i.e., the portion of the Net Principal Payment Amount attributable to loan group
          no. 2) for that payment date; and

     o    the total principal balance of the class A-1A certificates immediately prior to, plus any Mortgage Deferred Interest allocated to the class
          A-1A certificates on, that payment date.

     If the Loan Group No. 1 Principal Payment Amount for any payment date exceeds the total principal balance of the class A-1, A-2, A-3, A-SB and A-4 certificates outstanding immediately prior to, plus the total amount of any
Mortgage Deferred Interest allocated to those classes of series 2005-C3 certificates on, that payment date, then (following retirement of the class A-1,
A-2, A-3, A-SB and A-4 certificates) the remaining portion thereof would be allocated to the class A-1A certificates, up to the extent necessary to retire such class of series 2005-C3 certificates. Similarly, if the Loan Group No. 2
Principal Payment Amount for any payment date exceeds the total principal balance of the class A-1A certificates outstanding immediately prior to, plus any Mortgage Deferred Interest allocated to the class A-1A certificates on, that payment date, then (following retirement of the class A-1A certificates) the remaining portion thereof would be allocated (after taking account of the allocations of the Loan No. 1 Principal Payment Amount for that payment date described in the second preceding paragraph): first, to the class A-SB certificates, up to the extent necessary to pay down the then total principal balance of the class A-SB certificates, including any Mortgage Deferred Interest allocated to the class A-SB certificates on that payment date, to the Class A-SB
Planned Principal Balance for that payment date; and, then, to the class A-1,
A-2, A-3, A-SB and A-4 certificates, in that order, up to the extent necessary to retire each such class of series 2005-C3 certificates.

     Notwithstanding the foregoing, if any two or more of the A-1, A-2, A-3,
A-SB, A-4 and A-1A classes are outstanding as of the Senior Principal Payment
Cross-Over Date, then the Net Principal Payment Amount for each payment date thereafter will be allocable between the A-1, A-2, A-3, A-SB, A-4 and/or A-1A classes, whichever are outstanding at that time, on a pro rata basis in accordance with their respective total principal balances immediately prior to, plus the respective amounts of any Mortgage Deferred Interest allocated to those classes on, that payment date, in each case up to that total principal balance and the amount of that Mortgage Deferred

                                     S-167

Interest. In addition, if the A-1, A-2, A-3, A-SB, A-4 and A-1A classes, or any two or more of them, are outstanding on the final payment date for the series
2005-C3 certificates, then the Net Principal Payment Amount will be similarly allocated between them.

     WHILE THE CLASS A-1, A-2, A-3, A-SB, A-4 AND/OR A-1A CERTIFICATES ARE
OUTSTANDING, NO PORTION OF THE NET PRINCIPAL PAYMENT AMOUNT FOR ANY PAYMENT DATE
WILL BE ALLOCATED TO ANY OTHER CLASS OF SERIES 2005-C3 PRINCIPAL BALANCE
CERTIFICATES.

     Following the retirement of the class A-1, A-2, A-3, A-SB, A-4 and A-1-A certificates, distributions of principal, up to the Net Principal Payment Amount for each distribution date (net of any portion of that amount applied in retirement of the class A-1, A-2, A-3, A-SB, A-4 and/or A-1-A certificates), will be allocated between the class A-MFL REMIC II regular interest and the class A-MFX certificates, on a pro rata basis in accordance with the respective total principal balances thereof, to the extent necessary to reduce those respective total principal balances to zero. Any distributions of principal allocated to the class A-MFL REMIC II regular interest will be deposited in the trustee's floating rate account and thereafter distributed to the holders of the class A-MFL certificates.

     Following the retirement of the class A-1, A-2, A-3, A-SB, A-4, A-1A and
A-MFX certificates and the class A-MFL REMIC II regular interest, the Net
Principal Payment Amount for each payment date will be allocated to the respective classes of series 2005-C3 principal balance certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of:

     o    the total principal balance of the subject class outstanding immediately prior to, plus any Mortgage Deferred Interest allocated to the subject class on, that payment date; and

     o    the portion of that Net Principal Payment Amount that remains unallocated to the A-1, A-2, A-3, A-SB, A-4, A-1A and A-MFX classes, the class A-MFL REMIC II regular interest and each other class, if any, listed above the subject class in the table below.

                         ORDER OF ALLOCATION                            CLASS
                         -------------------                            -----
1st..................................................................    A-J
2nd..................................................................     B
3rd..................................................................     C
4th..................................................................     D
5th..................................................................     E
6th..................................................................     F
7th..................................................................     G
8th..................................................................     H
9th..................................................................     J
10th.................................................................     K
11th.................................................................     L
12th.................................................................     M
13th.................................................................     N
14th.................................................................     O
15th.................................................................     P

     IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2005-C3 PRINCIPAL
BALANCE CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY
PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER CLASSES OF
SERIES 2005-C3 PRINCIPAL BALANCE CERTIFICATES, IF ANY, LISTED ABOVE IT IN THE
FOREGOING TABLE IS REDUCED TO ZERO.

                                     S-168

     Any distributions of principal allocated to the class A-MFL REMIC II regular interest will be deposited in the trustee's floating rate account and will thereafter distributed to the holders of the class A-MFL certificates.

     If the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance (including the portion of any monthly debt service advance with respect to the Carolina Place Non-Pooled Portion) that it has determined is not recoverable out of collections on the related mortgage loan in the trust fund, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2005-C3 principal balance certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest)
prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series
2005-C3 certificates (exclusive of the class A-MFL certificates) and the class
A-MFL REMIC II regular interest), thereby reducing the payments of principal on the series 2005-C3 principal balance certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest. As a result, the
Total Principal Payment Amount for the corresponding payment date would be reduced, to not less than zero, by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described above, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group. Notwithstanding the foregoing, amounts otherwise distributable with respect to the class CP-1, CP-2 and CP-3 certificates will not be available to reimburse advances or pay Additional Trust Fund Expenses with respect to any underlying mortgage loan other than the Carolina Place
Mortgage Loan.

     If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 2005-C3 principal balance certificates (exclusive of the class A-MFL, CP-1, CP-2 and CP-3 certificates) and the class A-MFL REMIC II regular interest. In addition, if any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on that advance is paid out of general principal collections on the mortgage pool, and if interest on that advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which that advance was made, then the portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on that advance would also generally be included as amounts payable as principal with respect to the series 2005-C3 principal balance certificates
(exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest. For purposes of determining the respective portions of the Total
Principal Payment Amount attributable to each loan group, those subsequent recoveries that are to be included as amounts payable as principal with respect to the series 2005-C3 principal balance certificates (exclusive of the class
A-MFL, CP-1, CP-2 and CP-3 certificates) and the class A-MFL REMIC II regular interest will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the last sentence of the prior paragraph.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of series 2005-C3 principal balance certificates (exclusive of the class A-MFL certificates) or of the class A-MFL REMIC II regular interest may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2005-C3 principal balance certificates (exclusive of the class A-MFL certificates) or with respect to the class A-MFL REMIC II regular interest, then, subject to available funds and the priority of payments described under
"--Payments--Priority of Payments" and "--Payments--Allocation of

                                     S-169

Payments on the Carolina Place Mortgage Loan; Payments on the Class CP-1, CP-2
and CP-3 Certificates" below, the holders of that class or that REMIC II regular interest, as the case may be, will be entitled to be reimburseD for the amount of that reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments" and "--Payments--Allocation of
Payments on the Carolina Place Mortgage Loan; Payments on the Class CP-1, CP-2
and CP-3 Certificates" below mean, in the case of any class of series 2005-C3 principal balance certificates (exclusive of the class A-MFL certificates) and in the case of the class A-MFL REMIC II regular interest for any payment date, the total amount to which the holders of that class or that REMIC II regular interest, as the case may be, are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class or that REMIC II regular interest, as the case may be, on all prior payment dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     Priority of Payments. On each payment date, the trustee will apply the
Standard Available P&I Funds (which are the Total Available P&I Funds, exclusive of the Class CP Available P&I Funds) for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Standard Available P&I Funds:

ORDER OF         RECIPIENT
 PAYMENT     CLASS OR CLASSES              TYPE AND AMOUNT OF PAYMENT
--------   --------------------   ----------------------------------------------
  1st           XC and XP*        From the entire Standard Available P&I Funds,
                                  interest up to the total interest payable on
                                  those classes, pro rata based on entitlement,
                                  without regard to loan groups

              A-1, A-2, A-3,      From the portion of the Standard Available P&I
              A-SB and A-4*       Funds attributable to the mortgage loans in
                                  loan group no. 1, interest up to the total
                                  interest payable on those classes, pro rata
                                  based on entitlement

                  A-1A*           From the portion of the Standard Available P&I
                                  Funds attributable to the mortgage loans in
                                  loan group no. 2, interest up to the total
                                  interest payable on that class

  2nd         A-1, A-2, A-3,      Principal up to the Loan Group No. 1 Principal
              A-SB and A-4**      Payment Amount (and, if the class A-1A
                                  certificates are retired, any remaining
                                  portion of the Loan Group No. 2 Principal
                                  Payment Amount), first to the class A-SB
                                  certificates, until the total principal
                                  balance of that class is reduced to the
                                  applicable Class A-SB Planned Principal
                                  Balance, and then to the class A-1, A-2, A-3,
                                  A-SB and A-4 certificates, in that order, in
                                  each case until retired

                  A-1A**          Principal up to the Loan Group No. 2 Principal
                                  Payment Amount (and, if the class A-4
                                  certificates are retired, any remaining
                                  portion of the Loan Group No. 1 Principal
                                  Payment Amount), to class A-1A until it is
                                  retired

  3rd      A-1, A-2, A-3, A-SB,   Reimbursement up to the loss reimbursement
               A-4 and A-1A       amounts for those classes, pro rata based on
                                  entitlement, without regard to loan groups
--------------------------------------------------------------------------------

                                     S-170

ORDER OF         RECIPIENT
 PAYMENT     CLASS OR CLASSES              TYPE AND AMOUNT OF PAYMENT
--------   --------------------   ----------------------------------------------
  4th       A-MFL*** and A-MFX    Interest up to the total interest payable to
                                  those classes, pro rata based on entitlement
--------------------------------------------------------------------------------
  5th       A-MFL*** and A-MFX    Principal up to the total principal payable to
                                  the class A-MFX certificates and the class
                                  A-MFL REMIC II regular interest, pro rata
                                  based on total principal balance
--------------------------------------------------------------------------------
  6th       A-MFL*** and A-MFX    Reimbursement up to the loss reimbursement
                                  amount for the class A-MFX certificates and
                                  the class A-MFL REMIC II regular interest, pro
                                  rata based on entitlement
--------------------------------------------------------------------------------
  7th              A-J            Interest up to the total interest payable on
                                  that class

  8th              A-J            Principal up to the total principal payable on
                                  that class

  9th              A-J            Reimbursement up to the loss reimbursement
                                  amount for that class
--------------------------------------------------------------------------------
  10th              B             Interest up to the total interest payable on
                                  that class

  11th              B             Principal up to the total principal payable on
                                  that class

  12th              B             Reimbursement up to the loss reimbursement
                                  amount for that class
--------------------------------------------------------------------------------
  13th              C             Interest up to the total interest payable on
                                  that class

  14th              C             Principal up to the total principal payable on
                                  that class

  15th              C             Reimbursement up to the loss reimbursement
                                  amount for that class
--------------------------------------------------------------------------------
  16th              D             Interest up to the total interest payable on
                                  that class

  17th              D             Principal up to the total principal payable on
                                  that class

  18th              D             Reimbursement up to the loss reimbursement
                                  amount for that class
--------------------------------------------------------------------------------
  19th              E             Interest up to the total interest payable on
                                  that class

  20th              E             Principal up to the total principal payable on
                                  that class

  21st              E             Reimbursement up to the loss reimbursement
                                  amount for that class
--------------------------------------------------------------------------------
  22nd              F             Interest up to the total interest payable on
                                  that class

  23rd              F             Principal up to the total principal payable on
                                  that class

  24th              F             Reimbursement up to the loss reimbursement
                                  amount for that class
--------------------------------------------------------------------------------
  25th              G             Interest up to the total interest payable on
                                  that class

  26th              G             Principal up to the total principal payable on
                                  that class

  27th              G             Reimbursement up to the loss reimbursement
                                  amount for that class
--------------------------------------------------------------------------------
  28th              H             Interest up to the total interest payable on
                                  that class

  29th              H             Principal up to the total principal payable on
                                  that class

  30th              H             Reimbursement up to the loss reimbursement
                                  amount for that class
--------------------------------------------------------------------------------

                                     S-171

ORDER OF         RECIPIENT
 PAYMENT     CLASS OR CLASSES              TYPE AND AMOUNT OF PAYMENT
--------   --------------------   ----------------------------------------------
  31st              J             Interest up to the total interest payable on
                                  that class

  32nd              J             Principal up to the total principal payable on
                                  that class

  33rd              J             Reimbursement up to the loss reimbursement
                                  amount for that class
--------------------------------------------------------------------------------
  34th              K             Interest up to the total interest payable on
                                  that class

  35th              K             Principal up to the total principal payable on
                                  that class

  36th              K             Reimbursement up to the loss reimbursement
                                  amount for that class
--------------------------------------------------------------------------------
  37th              L             Interest up to the total interest payable on
                                  that class

  38th              L             Principal up to the total principal payable on
                                  that class

  39th              L             Reimbursement up to the loss reimbursement
                                  amount for that class
--------------------------------------------------------------------------------
  40th              M             Interest up to the total interest payable on
                                  that class

  41st              M             Principal up to the total principal payable on
                                  that class

  42nd              M             Reimbursement up to the loss reimbursement
                                  amount for that class
--------------------------------------------------------------------------------
  43rd              N             Interest up to the total interest payable on
                                  that class

  44th              N             Principal up to the total principal payable on
                                  that class

  45th              N             Reimbursement up to the loss reimbursement
                                  amount for that class
--------------------------------------------------------------------------------
  46th              O             Interest up to the total interest payable on
                                  that class

  47th              O             Principal up to the total principal payable on
                                  that class

  48th              O             Reimbursement up to the loss reimbursement
                                  amount for that class
--------------------------------------------------------------------------------
  49th              P             Interest up to the total interest payable on
                                  that class

  50th              P             Principal up to the total principal payable on
                                  that class

  51st              P             Reimbursement up to the loss reimbursement
                                  amount for that class
--------------------------------------------------------------------------------
  52nd              R             Any remaining Standard Available P&I Funds
--------------------------------------------------------------------------------

----------
*    If the portion of the Standard Available P&I Funds allocable to pay interest on any one or more of the A-1, A-2, A-3, A-SB, A-4, A-1A, XC and
     XP classes, as set forth in the table above, is insufficient for that purpose, then the Standard Available P&I Funds will be applied to pay interest on all those classes, pro rata based on entitlement.

**   In general, no payments of principal will be made in respect of the class
     A-1, A-2, A-3 and/or A-4 certificates on any given payment date until the total principal balance of the class A-SB certificates is paid down to the then applicable Class A-SB Planned Principal Balance. In addition, no payments of principal will be made in respect of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero, no payments of principal will be made in respect of the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero, no payments of principal will be made in respect of the class A-SB certificates (other than as described in the prior sentence) until the total principal balance of the class A-1, A-2 and
     A-3 certificates is reduced to zero, and no payments of principal will be made in respect of the class A-4 certificates until the total principal balance of the class A-1, A-2, A-3 and A-SB certificates is reduced to zero. Furthermore, for purposes of receiving distributions of principal from the Loan Group No. 1 Principal Payment Amount, the holders of the class A-1, A-2, A-3, A-SB and A-4 certificates will have a prior right, relative to the holders of the class A-1A certificates, to any available funds attributable to loan group no. 1; and, for purposes of receiving distributions of principal from the Loan Group No. 2 Principal Payment
     Amount, the holders of the class A-1A certificates will have a prior right, relative to the holders of the class A-1, A-2, A-3, A-SB and A-4 certificates, to any available funds attributable to loan group no. 2.
     However, if

                                     S-172

     any two or more of the A-1, A-2, A-3, A-SB, A-4 and A-1A classes are outstanding as of the Senior Principal Distribution Cross-Over Date, or if
     all or any two or more of those classes are outstanding on the final payment date for the series 2005-C3 certificates, then payments of principal on the outstanding class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

***  Refers to class A-MFL REMIC II regular interest. Interest, principal and loss reimbursement amounts in respect of the class A-MFL REMIC II regular interest will be paid to the trustee's floating rate account for distribution to the holders of the class A-MFL certificates and/or the swap counterparty on the subject payment date.

     Allocation of Payments on the Carolina Place Mortgage Loan; Payments on the
Class CP Certificates. On or prior to each payment date, amounts received during the related collection period with respect to the Carolina Place Mortgage Loan, together with any amounts advanced with respect to the Carolina Place Mortgage
Loan, subject to adjustment for interest reserve amounts with respect to the
Carolina Place Mortgage Loan, and exclusive of amounts payable and/or reimbursable to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to the Carolina Place Mortgage Loan under the series 2005-C3 pooling and servicing agreement, will be applied as follows:

     o    first, for inclusion in Standard Available P&I Funds, as interest accrued with respect to the Carolina Place Pooled Portion, accrued (on a 30/360 Basis) at the applicable Net Mortgage Pass-Through Rate from time to time, on the Allocated Principal Balance of the Carolina Place
          Pooled Portion, through but not including the then-most recent due date for the Carolina Place Mortgage Loan (net of any portion thereof that constitutes Mortgage Deferred Interest with respect to the
          Carolina Place Mortgage Loan that is allocable to the Carolina Place
          Pooled Portion), to the extent not previously received or advanced;

     o    second, for inclusion in Standard Available P&I Funds, as principal on the Carolina Place Pooled Portion in an amount equal to the lesser of
          (1) the Allocated Principal Balance of the Carolina Place Pooled
          Portion immediately prior to, together with any Mortgage Deferred
          Interest with respect to the Carolina Place Mortgage Loan that is allocable to the Carolina Place Pooled Portion for, the subject payment date and (2) either (A) if no Carolina Place Payment Trigger
          Event exists for such payment date, a proportionate share (based on the Allocated Principal Balance of the Carolina Place Pooled Portion
          relative to the Stated Principal Balance of the Carolina Place
          Mortgage Loan) of the Carolina Place Principal Payment Amount for the
          subject payment date, or (B) if a Carolina Place Trigger Event exists for such payment date, the entire Carolina Place Principal Payment
          Amount for the subject payment date;

     o    third, for inclusion in the Standard Available P&I Funds, as a reimbursement with respect to the Carolina Place Pooled Portion for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the Carolina Place Mortgage Loan that were not otherwise borne by the holders of the class CP-1, CP-2 and CP-3 certificates and that have not been previously reimbursed;

     o    fourth, for inclusion in the Class CP Available P&I Funds, as interest with respect to the Carolina Place Non-Pooled Portion, accrued (on a
          30/360 Basis) at the applicable Net Mortgage Pass-Through Rate from time to time, on the Allocated Principal Balance of the Carolina Place
          Non-Pooled Portion, through but not including the then-most recent due date for the Carolina Place Mortgage Loan (net of any portion thereof that constitutes Mortgage Deferred Interest with respect to the
          Carolina Place Mortgage Loan that is allocable to the Carolina Place
          Non-Pooled Portion), to the extent not previously received or advanced;

     o    fifth, for inclusion in the Class CP Available P&I Funds, as principal of the Carolina Place Non-Pooled Portion in an amount (the "Class CP
          Principal Payment Amount") equal to the lesser of

                                     S-173

          (1) the Allocated Principal Balance of the Carolina Place Non-Pooled
          Portion immediately prior to, together with any Mortgage Deferred
          Interest with respect to the Carolina Place Mortgage Loan that is allocable to the Carolina Place Non-Pooled Portion for, the subject payment date and (2) the excess, if any, of (a) the entire Carolina
          Place Principal Payment Amount for the subject payment date, over (b)
          the payments of principal to be made with respect to the Carolina
          Place Pooled Portion on that payment date in accordance with clause second above;

     o    sixth, for inclusion in the Class CP Available P&I Funds, as a reimbursement with respect to the Carolina Place Non-Pooled Portion for any Realized Losses and/or Additional Trust Fund Expenses incurred with respect to the Carolina Place Mortgage Loan that were borne by the holders of the class CP-1, CP-2 and CP-3 certificates and that have not been previously reimbursed; and

     o    seventh, for inclusion in the Standard Available P&I Funds, any remaining portion of the amounts being distributed on the subject payment date.

     For purposes of clauses first and fourth of the preceding sentence, any
Mortgage Deferred Interest with respect to the Carolina Place Mortgage Loan that is allocable to the Carolina Place Non-Pooled Portion for any payment date will be equal to the Mortgage Deferred Interest that is allocated to the class CP certificates for the subject payment date, and the balance of any Mortgage
Deferred Interest with respect to the Carolina Place Mortgage Loan for the subject payment date will be allocated to the Carolina Place Pooled Portion.

     On each payment date, the trustee will apply the Class CP Available P&I
Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Class CP
Available P&I Funds:

     o    first, to make distributions of interest to the holders of the class
          CP-1 certificates up to the total interest distributable on that class on that payment date;

     o    second, to make distributions of principal to the holders of the class
          CP-1 certificates up to an amount (not to exceed the total principal balance of the class CP-1 certificates outstanding immediately prior to, together with all Mortgage Deferred Interest allocated to the class CP-1 certificates for, such payment date) equal to either (a) if no Carolina Place Payment Trigger Event exists, the class CP-1 certificateholders' pro rata share (based on balance) of the Class CP
          Principal Payment Amount for that payment date or (b) if a Carolina
          Place Payment Trigger Event does exist, the entire Class CP Principal
          Payment Amount for that payment date;

     o    third, to make distributions to the holders of the class CP-1 certificates, up to an amount equal to, and in reimbursement of, all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in
          Connection with Realized Losses and Additional Trust Fund Expenses"
          below;

     o    fourth, to make distributions of interest to the holders of the class
          CP-2 certificates up to the total interest distributable on that class on that payment date;

     o    fifth, to make distributions of principal to the holders of the class
          CP-2 certificates up to an amount (not to exceed the total principal balance of the class CP-2 certificates outstanding immediately prior to, together with all Mortgage Deferred Interest allocated to the class CP-2 certificates for, such payment date) equal to either (a) if no Carolina Place Payment Trigger Event exists, the class CP-2 certificateholders' pro rata share (based on balance) of the Class CP

                                     S-174

          Principal Payment Amount for that payment date or (b) if a Carolina
          Place Payment Trigger Event does exist, the entire Class CP Principal
          Payment Amount for that payment date, net of any portion thereof payable as principal with respect to the class CP-1 certificates as described in clause second above;

     o    sixth, to make distributions to the holders of the class CP-2 certificates, up to an amount equal to, and in reimbursement of, all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in
          Connection with Realized Losses and Additional Trust Fund Expenses"
          below;

     o    seventh, to make distributions of interest to the holders of the class
          CP-3 certificates up to the total interest distributable on that class on that payment date;

     o    eighth, to make distributions of principal to the holders of the class
          CP-3 certificates up to an amount (not to exceed the total principal balance of the class CP-3 certificates outstanding immediately prior to, together with all Mortgage Deferred Interest allocated to the class CP-3 certificates for, such payment date) equal to the entire
          Class CP Principal Payment Amount for that payment date, net of any portion thereof payable as principal with respect to the class CP-1 and/or CP-2 certificates as described in clauses second and fifth above;

     o    ninth, to make distributions to the holders of the class CP-3 certificates, up to an amount equal to, and in reimbursement of, all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in
          Connection with Realized Losses and Additional Trust Fund Expenses"
          below; and

     o    tenth, to apply any remaining Class CP Available P&I Funds as described in the series 2005-C3 pooling and servicing agreement.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust fund, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of each class of series 2005-C3 principal balance certificates (exclusive of the class A-MFL, J, K, L, M, N, O,
P, CP-1, CP-2 and CP-3 certificates) and with respect to the class A-MFL REMIC
II regular interest, to the extent any such class or that REMIC II regular interest, as the case may be, then entitled to payments of principal from the loan group (i.e., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those series 2005-C3 principal balance certificates and/or that REMIC
II regular interest, the product of--

     o    the full amount of that prepayment consideration, multiplied by

     o    a fraction, which in no event may be greater than 1.0 or less than
          0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2005-C3 principal balance certificates or that REMIC II regular interest, as the case may be, for the corresponding interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

                                     S-175

     o    a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2005-C3 certificates or that REMIC II regular interest, as the case may be, on that payment date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Total
          Principal Payment Amount for that payment date attributable to the loan group that includes the prepaid mortgage loan.

     For the purpose of the foregoing, the relevant discount rate will be the discount rate specified in the mortgage loan documents for the subject underlying mortgage loan.

     On each payment date, immediately following the distributions described above in this "--Payments of Prepayment Premiums and Yield Maintenance Charges"
subsection, the trustee will thereafter remit any remaining portion of the subject prepayment consideration distributable on that payment date to the holders of the class XC certificates.

     After the payment date on which the total principal balance of all classes of the offered certificates has been reduced to zero, the trustee will pay any prepayment consideration collected on the underlying mortgage loans, entirely to the holders of non-offered certificates.

     For so long as the swap agreement relating to the class A-MFL certificates remains in effect and there is no continuing payment default thereunder on the part of the swap counterparty, prepayment consideration allocated to the class
A-MFL REMIC II regular interest will be payable to the swap counterparty.

     Neither we nor any of the underwriters makes any representation as to:

     o    the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge; or

     o    the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool--Terms and Conditions of the
Underlying Mortgage Loans--Voluntary Prepayment Provisions" in this prospectus supplement.

     Payments on the Class A-MFL Certificates. On each payment date, for so long as the total principal balance of the class A-MFL certificates has not been reduced to zero, the trustee is required to apply amounts on deposit in the floating rate account (exclusive of any portion thereof that constitutes prepayment consideration, amounts deposited in error, amounts payable to the swap counterparty and/or interest and other investment earnings payable to the trustee), in the following order of priority:

     o    first, to make distributions of interest to the holders of the class
          A-MFL certificates, up to an amount equal to the Class A-MFL Interest
          Distribution Amount for the subject payment date;

     o    second, to make distributions of principal to the holders of the class
          A-MFL certificates, up to the Class A-MFL Principal Distribution
          Amount for the subject payment date, until the total principal balance of that class is reduced to zero; and

     o    third, to reimburse the holders of the class A-MFL certificates for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "--Reductions of Certificate Principal Balances in
          Connection with Realized Losses and Additional Trust Fund Expenses"
          below.

                                     S-176

     For so long as the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the "Class
A-MFL Interest Distribution Amount" with respect to any payment date will generally be equal to: (a) all interest accrued during the related interest accrual period at the applicable pass-through rate for the class A-MFL certificates on the total principal balance of such class, reduced (to not less than zero) by (b) the excess, if any, of (i) 1/12th of the product of (A)
_________% and (B) the total principal balance of the class A-MFL certificates immediately prior to the subject payment date, over (ii) the lesser of (A)
1/12th of the product of (1) the Weighted Average Pool Pass-Through Rate for the
subject payment date, multiplied by (2) the total principal balance of the class
A-MFL REMIC II regular interest immediately prior to the subject payment date and (B) the amount of interest distributions with respect to the class A-MFL
REMIC II regular interest pursuant to the priority of distributions on that payment date; and increased by (c) to the extent not otherwise payable to the swap counterparty, the amount, if any, by which (i) interest distributions with respect to the class A-MFL REMIC II regular interest pursuant to the priority of distributions on that payment date exceeds (ii) 1/12th of the product of (A)
________%, multiplied by (B) the notional amount of the swap agreement for that payment date. All or a portion of the amount described in clause (c) of the prior sentence with respect to any payment date may be payable to the swap counterparty if, with respect to any prior payment date, the amount of the reduction described in clause (b) of the prior sentence exceeded the maximum amount payable by the swap counterparty with respect to that prior payment date without regard to any such reduction. Notwithstanding the foregoing, if there is a continuing Swap Payment Default, or if the swap agreement is terminated and a replacement swap agreement is not obtained, then the "Class A-MFL Interest
Distribution Amount" with respect to any payment date will be the amount of interest distributions with respect to the class A-MFL REMIC II regular interest on such payment date pursuant to the priority of distributions.

     With respect to any payment date, the "Class A-MFL Principal Distribution
Amount" will be an amount equal to the amount of principal allocated to the class A-MFL REMIC II regular interest pursuant to the priority of distributions on such payment date.

     For so long as the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, all prepayment consideration allocable to the class A-MFL REMIC II regular interest will be payable to the swap counterparty. However, if there is a continuing Swap Payment
Default, or if the swap agreement is terminated and a replacement swap agreement is not obtained, then all prepayment consideration allocable to the class A-MFL
REMIC II regular interest will be payable to the holders of the class A-MFL certificates.

     See "--Payments--Priority of Payments" and "Description of the Swap
Agreement" in this prospectus supplement.

     Payments of Post-ARD Additional Interest. The class Y certificates will entitle holders to all amounts, if any, collected on the ARD Loans in the trust fund and applied as Post-ARD Additional Interest.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property may be acquired as part of the trust fund through foreclosure, deed in lieu of foreclosure or otherwise, the related underlying mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining:

     o    payments on the series 2005-C3 certificates and/or the class A-MFL
          REMIC II regular interest;

     o    allocations of Realized Losses and Additional Trust Fund Expenses to
          the series 2005-C3 certificates and/or the class A-MFL REMIC II regular interest; and

                                     S-177

     o    the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2005-C3 pooling and servicing agreement.

In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total
Principal Payment Amount for each payment date.

     Operating revenues and other proceeds derived from an REO Property held by the trust will be applied:

     o    first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO
          Property and select other items; and

     o    thereafter, as collections of principal, interest and other amounts due on the related underlying mortgage loan (or, if the REO Property relates thereto, on the Carolina Place Loan Pair).

     To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments" below, the master servicer, the trustee and the fiscal agent will be required to advance delinquent monthly debt service payments with respect to each mortgage loan in the trust fund as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2005-C3 principal balance certificates
(exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest.

     On each payment date, following the payments to be made to the series
2005-C3 certificateholders (exclusive of the class A-MFL certificates) and with respect to the class A-MFL REMIC II regular interest on that payment date, the trustee will allocate to the respective classes of the series 2005-C3 principal balance certificates (exclusive of the class A-MFL, CP-1, CP-2 and CP-3 certificates) and the class A-MFL REMIC II regular interest, sequentially in the order described in the following table and, in each case, up to the total principal balance of the subject class(es) or REMIC II regular interest, the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the cut-off date through the end of the related collection period and were not previously allocated on any prior payment date, but only to the extent that the total Stated Principal Balance of the mortgage pool--reduced by the Allocated Principal Balance of the Carolina Place
Non-Pooled Portion--that will be outstanding immediately following that payment date exceeds the total principal balance of the series 2005-C3 principal balance certificates (exclusive of the class A-MFL, CP-1, CP-2 and CP-3 certificates)
and the class A-MFL REMIC II regular interest following all payments made to series 2005-C3 certificateholders (exclusive of the class A-MFL certificates)
and with respect to the class A-MFL REMIC II regular interest on that payment date.

                                     S-178

ORDER OF ALLOCATION          CLASS
-------------------   --------------------
1st................            P
2nd................            O
3rd................            N
4th................            M
5th................            L
6th................            K
7th................            J
8th................            H
9th................            G
10th...............            F
11th...............            E
12th...............            D
13th...............            C
14th...............            B
15th...............           A-J
16th...............     A-MFL and A-MFX*
17th...............   A-1, A-2, A-3, A-SB,
                          A-4 and A-1A*

----------
* Pro rata based on the respective total principal balances thereof.

     The reference in the foregoing table to "A-MFL" means the class A-MFL REMIC
II regular interest. However, any reduction in the total principal balance of the class A-MFL REMIC II regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-MFL certificates.

     In no event will the total principal balance of the class A-MFL REMIC II regular interest or any class of series 2005-C3 principal balance certificates identified in the foregoing table be reduced until the total principal balance of all other series 2005-C3 principal balance certificates listed above it in the table has been reduced to zero. In no event will the total principal balance of any of the A-1, A-2, A-3, A-SB, A-4 or A-1A classes be reduced until the total principal balance of the class A-MFL REMIC II regular interest has been reduced to zero.

     Notwithstanding the foregoing, all Realized Losses and Additional Trust
Fund Expenses, if any, in respect of or related to the Carolina Place Mortgage
Loan will be allocated--

     o    first, to the class CP-3, CP-2 and CP-1 certificates, in that order, in each case up to the total principal balance of the subject class, but in the aggregate only to the extent that the total principal balance of all those classes exceeds the Allocated Principal Balance of the Carolina Place Non-Pooled Portion that will be outstanding immediately following the subject payment date; and

     o    then, to the respective classes of series 2005-C3 principal balance certificates (exclusive of the class A-MFL, CP-1, CP-2 and CP-3 certificates) and the class A-MFL REMIC II regular interest as described above in this "--Reductions of Certificate Principal
          Balances in Connection with Realized Losses and Additional Trust Fund
          Expenses" section.

     All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a class of series 2005-C3 principal balance certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest will be made by reducing the total principal balance of such class by the amount so allocated.

                                     S-179

     The Realized Loss with respect to a defaulted mortgage loan, or related REO
Property, in the trust fund as to which a final recovery determination has been made, is an amount generally equal to the excess, if any, of:

     o    the outstanding principal balance of the mortgage loan as of the commencement of the collection period in which the final recovery determination was made, together with--

          1.   all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the final recovery determination was made, exclusive, however, of any portion of that interest that represents Default Interest,
               Post-ARD Additional Interest, prepayment premiums and yield maintenance charges; and

          2.   all related unreimbursed servicing advances, together with interest accrued thereon; over

     o    all payments and proceeds, if any, received in respect of such mortgage loan or, to the extent allocable thereto, in respect of any related REO Property, as the case may be, during the collection period in which such final recovery determination was made.

     A final recovery determination is a determination made by the special servicer that all amounts collectible with respect to a defaulted mortgage loan, or related REO Property, in the trust fund have been received.

     If any portion of the debt due under any underlying mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD
Additional Interest, also will be treated as a Realized Loss.

     Realized Losses may include advances (and interest accrued thereon) that are determined to be nonrecoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the
Mortgage Pool, but only after a final recovery determination has been made with respect to that mortgage loan or a related REO Property.

     Some examples of Additional Trust Fund Expenses are:

     o    any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     o    any interest paid to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and
          Default Interest actually collected on the related underlying mortgage loan as provided in the series 2005-C3 pooling and servicing agreement;

     o    the cost of certain property inspections by the special servicer at the expense of the trust, which cost is not covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan as provided in the series 2005-C3 pooling and servicing agreement;

     o    the cost of various opinions of counsel and other legal and tax accounting advice required or permitted to be obtained in connection with the servicing of the underlying mortgage loans, the
          administration of the other trust assets, certain amendments to the series 2005-C3 pooling and servicing agreement and the recording of the series 2005-C3 pooling and servicing agreement;

                                     S-180

     o    any unanticipated, non-mortgage loan specific expenses of the trust, including--

          1.   any reimbursements and indemnifications to the trustee and various related persons and entities described under "Description of the Governing Documents--Matters Regarding the Trustee" in the
               accompanying prospectus,

          2.   any reimbursements and indemnifications to the master servicer, the special servicer, us and various related persons and entities described under "Description of the Governing Documents--Matters
               Regarding the Master Servicer, the Special Servicer, the Manager
               and Us" in the accompanying prospectus, and

          3.   any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal
               Income Tax Consequences--REMICs--Prohibited Transactions Tax and
               Other Taxes" in the accompanying prospectus;

     o    rating agency fees, other than on-going surveillance fees, that cannot be recovered from the related borrower; and

     o    any amounts expended on behalf of the trust to test for and/or remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under
          "Servicing of the Underlying Mortgage Loans--Realization Upon
          Defaulted Mortgage Loans" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments--other than balloon payments--and assumed monthly debt service payments, in each case net of related master servicing fees and special servicing fees, that:

     o    were due or deemed due, as the case may be, with respect to the underlying mortgage loans--including the Carolina Place Non-Pooled
          Portion--during the related collection period; and

     o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan in the trust fund, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists.
The interest portion of any monthly debt service advance required to be made with respect to any such underlying mortgage loan as to which there exists an
Appraisal Reduction Amount, will equal:

     o    the amount of the interest portion of that advance of monthly debt service payments that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence; reduced (to not less than zero) by

     o    with respect to each class of series 2005-C3 principal balance certificates (or, if applicable, the class A-MFL REMIC II regular interest) to which any portion of the subject Appraisal Reduction
          Amount is allocated, one month's interest (calculated on a 30/360
          Basis) on the portion of the

                                     S-181

          subject Appraisal Reduction Amount allocated to that class or REMIC II regular interest, as the case may be, at the applicable pass-through rate.

     Appraisal Reduction Amounts will be allocated to the respective classes of the series 2005-C3 principal balance certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest, in each case up to
(but without any reduction in) the related outstanding total principal balance thereof, in the following order: (a) if the subject Appraisal Reduction Amount relates to any mortgage loan other than the Carolina Place Mortgage Loan, then first, to the P, O, N, M, L, K, J, H, G, F, E, D, C, B and A-J classes, in that order; and then, to the class A-MFL REMIC II regular interest and the A-MFX class, on a pro rata basis by balance; and last, to the A-1, A-2, A-3, A-SB, A-4 and A-1A classes, on a pro rata basis by balance; and (b) if the subject
Appraisal Reduction Amount relates to the Carolina Place Mortgage Loan, then first, to the CP-3, CP-2, CP-1, P, O, N, M, L, K, J, H, G, F, E, D, C, B and A-J
classes, in that order; and then, to the class A-MFL REMIC II regular interest and the A-MFX class, on a pro rata basis by balance; and last, to the A-1, A-2,
A-3, A-SB, A-4 and A-1A classes, on a pro rata basis by balance.

     With respect to any payment date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to the conditions set forth in the series 2005-C3 pooling and servicing agreement, funds held in the master servicer's collection account that are not required to be paid on the series 2005-C3 certificates (exclusive of the class A-MFL certificates) or with respect to the class A-MFL REMIC II regular interest.

     If the master servicer fails to make a required advance and the trustee is aware of that failure, the trustee will be obligated to make that advance. If the trustee fails to make a required advance and the fiscal agent is aware of that failure, the fiscal agent will be obligated to make that advance. See
"--The Trustee" and "--The Fiscal Agent" below.

     The master servicer, the trustee and the fiscal agent will each be entitled to recover any monthly debt service advance made by it out of its own funds with respect to any underlying mortgage loan, together with interest thereon, from collections on that mortgage loan. None of the master servicer, the trustee or the fiscal agent will be obligated to make any monthly debt service advance with respect to any underlying mortgage loan that, in its judgment, or in the judgment of the special servicer, would not ultimately be recoverable out of collections on that mortgage loan. The trustee and the fiscal agent will be entitled to conclusively rely on any determination of nonrecoverability made by the master servicer, and the master servicer, the trustee and the fiscal agent, in the case of a specially serviced mortgage loans and REO Properties, must conclusively rely on any determination of nonrecoverability made by the special servicer. If the master servicer, the trustee or the fiscal agent makes any monthly debt service advance with respect to any underlying mortgage loan
(including the Carolina Place Non-Pooled Portion) that it subsequently determines will not be recoverable out of collections on that mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described below, out of general collections on the mortgage loans and any REO Properties in the trust fund on deposit in the master servicer's collection account from time to time. See "Description of the
Certificates--Advances" in the accompanying prospectus and "Servicing of the
Underlying Mortgage Loans--Collection Account" in this prospectus supplement.

     If the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any monthly debt service advance (including the portion of any monthly debt service advance made with respect to the Carolina Place Non-Pooled Portion) that it has determined is not recoverable out of collections on the related mortgage loan, then that advance
(together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series
2005-C3 principal balance certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest on the related payment date (prior to being deemed reimbursed out of payments and other collections of interest on the

                                     S-182

underlying mortgage loans otherwise distributable on the series 2005-C3 certificates (exclusive of the class A-MFL certificates) and the class A-MFL
REMIC II regular interest), thereby reducing the payments of principal on the series 2005-C3 principal balance certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group. Notwithstanding the foregoing, amounts otherwise payable with respect to the class CP-1, CP-2 and CP-3 certificates will not be available to reimburse advances on any underlying mortgage loan other than the Carolina Place Mortgage Loan.

     In making a recoverability determination in accordance with the series
2005-C3 pooling and servicing agreement, the master servicer, the special servicer, the trustee and the fiscal agent may consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, the condition of the related mortgaged real property, future expenses, and the existence and amount of any outstanding advances on the subject underlying mortgage loan, together with (to the extent accrued and unpaid) interest on such advances, and the existence and amount of any nonrecoverable advances in respect of other underlying mortgage loans, the reimbursement of which is being deferred as contemplated in the next paragraph.

     Notwithstanding the foregoing, upon a determination that a previously made monthly debt service advance is not recoverable from expected collections on the related underlying mortgage loan or REO Property in the trust fund, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable monthly debt service advance over a period of time (not to exceed
12 months or such longer period of time as is approved in writing by the series
2003-C5 controlling class representative) and the unreimbursed portion of such advance will accrue interest at the prime rate described below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a nonrecoverable monthly debt service advance over time, or not to do so, benefits some classes of series 2005-C3 certificateholders to the detriment of other classes of series 2005-C3 certificateholders will not, with respect to the master servicer, constitute a violation of the Servicing Standard or, with respect to the trustee or the fiscal agent, constitute a violation of any fiduciary duty to the series 2005-C3 certificateholders and/or contractual duty under the series 2005-C3 pooling and servicing agreement. In the event that the master servicer, the trustee or the fiscal agent, as applicable, elects not to recover such nonrecoverable advances over time, the master servicer, the trustee or the fiscal agent, as applicable, will be required to give S&P and Moody's at least 15 days' notice prior to any such reimbursement, unless the master servicer, the trustee or the fiscal agent, as applicable, makes a determination not to give such notices in accordance with the terms of the series 2005-C3 pooling and servicing agreement.

     The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on monthly debt service advances made by it out of its own funds with respect to the underlying mortgage loans. That interest will accrue on the amount of each such monthly debt service advance, and compound annually, for so long as that advance is outstanding -- or, if the advance was made during the grace period for the subject monthly debt service payment, for so long as that advance is outstanding from the end of that grace period -- at an annual rate equal to the prime rate as published in the "Money Rates" section of The
Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any such monthly debt service advance will be payable:

                                     S-183

     o    first, out of any Default Interest and/or late payment charge collected on the related underlying mortgage loan during the collection period in which that monthly debt service advance is reimbursed; and

     o    then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in clause first above are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's collection account.

If any payment of interest on advances is paid out of general collections on the mortgage pool as contemplated by the second bullet of the prior sentence, then any late payment charges and Default Interest collected during the following 12 months on the underlying mortgage loan as to which those advances were made will be applied to reimburse the trust for that payment prior to being applied as additional compensation to the master servicer or the special servicer.

     To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on outstanding monthly debt service advances with respect to the underlying mortgage loans will result in a reduction in amounts payable on one or more classes of the series 2005-C3 certificates.

     A monthly debt service payment will be assumed to be due with respect to:

     o    each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o    each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued
to amortize and accrue interest according to its terms in effect immediately prior to, and without regard to the occurrence of, the subject maturity date.
The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the
REO Property remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment that would have been due or deemed due if the related mortgaged real property had not become an REO
Property. Assumed monthly debt service payments for an ARD Loan will not include
Post-ARD Additional Interest or accelerated amortization payments.

     None of the master servicer, the special servicer, the trustee or the fiscal agent will be required to make any P&I advance with respect to the
Carolina Place Non-Trust Mortgage Loan.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on historical information provided on a one-time basis by the respective mortgage loan sellers and information provided in monthly reports prepared by the master servicer and the special servicer, and in any event delivered to the trustee, the trustee will be required to provide or otherwise

                                     S-184

make available as described under "--Information Available Electronically"
below, on each payment date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee, a payment date statement substantially in the form of Annex D to this prospectus supplement.

     On the second business day prior to each determination date, the special servicer will deliver or cause to be delivered to the master servicer the following reports with respect to the specially serviced mortgage loans and any
REO Properties providing the required information as of the end of the preceding calendar month: (i) a CMSA property file; (ii) a CMSA comparative financial status report and (iii) a CMSA financial file. On the first business day following each determination date, the special servicer will deliver or cause to be delivered to the master servicer the following reports with respect to the mortgage loans (and, if applicable, the related REO Properties) (or, as to clause (iv) below, only with respect to specially serviced mortgage loans)
providing the required information as of such determination date: (i) a CMSA historical liquidation report; (ii) a CMSA historical loan modification and corrected mortgage loan report; (iii) a CMSA REO status report; (iv) a CMSA loan level reserve/LOC report and (v) a CMSA delinquent loan status report.

     On the second business day prior to each payment date, the master servicer will be required to furnish to the trustee the CMSA loan periodic update file providing the required information for the mortgage loans as of the related determination date.

     On the third business day after each determination date, the master servicer will be required to deliver or cause to be delivered to the trustee (in electronic format acceptable to the master servicer and the trustee) (A) the most recent CMSA historical loan modification and corrected mortgage loan report, CMSA historical liquidation report and CMSA REO status report received from the special servicer; (B) a CMSA property file, a CMSA comparative financial status report and a CMSA financial file, each with the required information as of the end of the preceding calendar month (in each case combining the reports prepared by the special servicer and the master servicer);
(C) a CMSA loan level reserve/LOC report, a CMSA delinquent loan status report and a CMSA advance recovery report, each with the required information as of such determination date (in each case combining the reports prepared by the special servicer and the master servicer);and (D) a CMSA servicer watch list with the required information as of such determination date.

     The master servicer will be entitled, absent manifest error, to conclusively rely on the reports to be provided by the special servicer as described above. The trustee will be entitled, absent manifest error, to conclusively rely on the CMSA loan periodic update file to be provided by the master servicer. In the case of information or reports to be furnished by the master servicer to the trustee, to the extent that such information is based on reports to be provided by the special servicer and, to the extent that such reports are to be prepared and delivered by the special servicer, the master servicer will have no obligation to provide such information or reports until it has received such information or reports from the special servicer and the master servicer will not be in default due to a delay in providing the reports to the extent caused by the special servicer's failure to timely provide any report.

     In addition, the special servicer with respect to each specially serviced mortgage loan and REO Property, and the master servicer with respect to each non-specially serviced mortgage loan, will each prepare or, if previously prepared, update an operating statement analysis report for the related mortgaged real property or REO Property, as the case may be. Subject to the conditions set forth in the last paragraph under "--Other Information" below, the master servicer and the special servicer will make available to the trustee, the series 2005-C3 controlling class representative, any certificateholder, certificate owner or prospective certificateholder or certificate owner (or licensed or registered investment adviser representing such person), in each case upon request, all of the operating statement analysis reports so prepared or updated; provided, that if the requesting party is a certificateholder, certificate owner or prospective certificateholder or certificate owner (or licensed or registered investment adviser representing such person), the master servicer or the special servicer, as the case

                                     S-185

may be, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing any copies. See "Servicing of the
Underlying Mortgage Loans--Inspections; Collection of Operating Information" in
this prospectus supplement.

     Each CMSA file or report will be substantially in the form of, and contain the information called for in, the downloadable form of that file or report available as of the date of the initial issuance of the series 2005-C3 certificates on the CMSA website, currently located at www.cmbs.org, or in such other form for the presentation of that information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by
DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series
2005-C3 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2005-C3 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. On each payment date, the trustee will make available to Privileged Persons via its internet website, which is currently located at "www.etrustee.net", (i) the monthly payment date statement,
(ii) the CMSA loan periodic update file, CMSA loan setup file, CMSA bond file and CMSA collateral summary file, (iii) the Unrestricted Servicer Reports, (iv)
as a convenience for Privileged Persons (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the prospectus and the series 2005-C3 pooling and servicing agreement, and (v) any other items at the request of the Depositor. In addition, on or prior to each payment date, the trustee will make available via its internet website, on a restricted basis, (i) the Restricted Servicer Reports, (ii) the CMSA property file and (iii) any other items at the request of the Depositor. The trustee will provide access to such restricted reports, upon request, to each Privileged
Person.

     The trustee will not be obligated to make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on its internet website and will assume no responsibility therefor. In addition, the trustee may disclaim responsibility for any information distributed by the trustee for which it is not the original source.

     In connection with providing access to its internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee will not be liable for the dissemination of information in accordance with, and in compliance with the terms of, the series 2005-C3 pooling and servicing agreement.

     The master servicer may, but is not required to, make available to any interested party via its internet website (i) the monthly payment date statement, (ii) as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws), the series 2005-C3 pooling and servicing agreement, the accompanying prospectus and this prospectus supplement and (iii) any other items at our request. In addition, the master servicer may, but is not required to, make available each month via its internet website (i) to any interested party, the Unrestricted Servicer Reports, the CMSA loan setup file and the CMSA loan periodic update file, and (ii) to any
Privileged Person, with the use of a password provided by the master servicer, the Restricted Servicer Reports, the CMSA financial file and the CMSA property file. Any Restricted Servicer Report or Unrestricted Servicer Report that is not available on the master servicer's internet website as described in the immediately preceding sentence by 5:00 p.m. (New York City time) on the related payment date, will be provided (in

                                     S-186

electronic format, or if electronic mail is unavailable, by facsimile) by the master servicer, upon request, to any person otherwise entitled to access such report on the master servicer's internet website.

     In connection with providing access to the master servicer's or the special servicer's internet website, the master servicer or the special servicer, as applicable, may require registration and the acceptance of a disclaimer.

     Other Information. The series 2005-C3 pooling and servicing agreement will obligate the master servicer (with respect to the items listed in clauses 1, 2
(other than monthly payment date statements), 3, 5, 6, 8, 9 and 10), the special servicer (with respect to the items in clauses 3, 7, 8 (with respect to specially serviced mortgage loans), 9 and 10) and the trustee (with respect to the items in clauses 2, 3, 4 and 9 below and to the extent any other items are in its possession) to make available at their respective offices, upon ten days'
prior written request and during normal business hours, for review by any holder or beneficial owner of an offered certificate or any person identified to the master servicer, the special servicer or the trustee, as the case may be, as a prospective transferee of an offered certificate or any interest in an offered certificate (or a licensed or registered investment adviser representing a prospective purchaser), originals or copies of, among other things, the following items:

     1.   the series 2005-C3 pooling and servicing agreement, including exhibits, and any amendments to the series 2005-C3 pooling and servicing agreement;

     2.   this prospectus supplement and the accompanying prospectus, all monthly payment date statements delivered, or otherwise electronically made available, to series 2005-C3 certificateholders since the date of initial issuance of the offered certificates, and all reports, statements and analyses delivered, as described under the heading
          "--Certificateholder Reports" above, by the master servicer since the date of initial issuance of the offered certificates;

     3.   all officer's certificates delivered to the trustee by the master servicer and/or the special servicer (in the case of the master servicer and the special servicer, only with respect to officer's certificates delivered by that party) since the date of initial issuance of the certificates, as described under "Servicing of the
          Underlying Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

     4.   all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Underlying Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

     5.   the most recent inspection report with respect to each mortgaged real property for an underlying mortgage loan prepared by the master servicer or received by the master servicer from the special servicer and any environmental assessments prepared, in each case as described under "Servicing of the Underlying Mortgage Loans--Inspections;
          Collection of Operating Information" in this prospectus supplement;

     6.   the most recent annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan collected or otherwise received by the master servicer as described under
          "Servicing of the Underlying Mortgage Loans--Inspections; Collection
          of Operating Information" in this prospectus supplement;

     7.   any and all modifications, waivers and amendments of the terms of an underlying mortgage loan entered into by the special servicer and the asset status report prepared pursuant the series 2005-C3 pooling and servicing agreement;

                                     S-187

     8.   all of the servicing files with respect to the underlying mortgage loans (exclusive of any items therein that may not be disclosed by reason of contract or applicable law);

     9.   any and all officers' certificates and other evidence delivered by the master servicer or the special servicer, as the case may be (and only with respect to officer's certificates delivered by that party), to support its determination that any advance was, or if made, would be, a Nonrecoverable Advance, including appraisals affixed thereto and any required appraisal; and

     10.  all CMSA operating statement analyses and CMSA NOI adjustment worksheets maintained by the master servicer or the special servicer
          (and only with respect to those items maintained by that party).

Copies of any and all of the foregoing items will be available from the master servicer, the special servicer or the trustee, as the case may be, upon request.
However, the master servicer, the special servicer or the trustee, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, unless the party requesting such copies is any of the rating agencies.

     In connection with providing access to or copies of the items described above, the trustee, the master servicer or the special servicer, as applicable, may require:

     o    in the case of a holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 2005-C3 pooling and servicing agreement or otherwise reasonably acceptable to the trustee, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a holder or beneficial owner of offered certificates and will keep the information confidential; and

     o    in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate (or a licensed or registered investment adviser representing a prospective purchaser), confirmation executed by the requesting person or entity, in the form attached to the series 2005-C3 pooling and servicing agreement or otherwise reasonably acceptable to the trustee, the master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates (or a licensed or registered investment adviser representing a prospective purchaser), is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

     In addition, any holder of an offered certificate will be deemed, by virtue of its acceptance of that certificate, to keep confidential any information received by it from the trustee, the master servicer or the special servicer as described above.

VOTING RIGHTS

     The voting rights for the series 2005-C3 certificates will be allocated as follows:

     o    96.0% of the voting rights will be allocated to the class A-1, A-2,
          A-3, A-SB, A-4, A-1A, A-MFL, A-MFX, A-J, B, C, D, E, F, G, H, J, K, L,
          M, N, O, P, CP-1, CP-2 and CP-3 certificates in proportion to the respective total principal balances of those classes;

     o    4.0% of the voting rights will be allocated to the class XC and XP certificates in proportion to the respective total notional amounts of those classes; and

                                     S-188

     o    0.0% of the voting rights will be allocated to the class R and Y certificates;

provided that, solely for the purpose of determining the voting rights of the classes of certificates specified in the first bullet, the aggregate Appraisal
Reduction Amount (determined as set forth herein) will be treated as Realized
Losses with respect to the calculation of the total principal balances of such certificates; and provided, further, that the aggregate Appraisal Reduction
Amount will not reduce the total principal balance of any class for purposes of determining the series 2005-C3 controlling class, the series 2005-C3 controlling class representative or the Majority Controlling Class Certificateholder, but
Appraisal Reduction Amounts with respect to the Carolina Place Mortgage Loan will be taken into account for purposes of determining the Majority Class CP
Certificateholder.

     Voting rights allocated to a class of series 2005-C3 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

     The obligations created by the series 2005-C3 pooling and servicing agreement will terminate following the earliest of:

     1.   the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund; and

     2.   the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by the special servicer, the Majority Controlling
          Class Certificateholder or the master servicer, in that order of preference.

     Written notice of termination of the series 2005-C3 pooling and servicing agreement will be given to each series 2005-C3 certificateholder. The final payment with respect to each series 2005-C3 certificate will be made only upon surrender and cancellation of that certificate at the office of the series
2005-C3 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by the special servicer, the Majority Controlling Class
Certificateholder or the master servicer of all the mortgage loans and REO
Properties remaining in the trust fund is required to be made at a price equal to:

     o    the sum of--

          1.   the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

               (a)  all unpaid and unadvanced interest, other than Default
                    Interest and Post-ARD Additional Interest, on those mortgage loans up to, but not including their respective due dates in the related collection period, and

               (b)  all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties
                    that made them, and

          2.   the appraised value of all REO Properties then included in the trust fund, as determined by an appraiser selected by the master servicer and approved by the trustee; minus

                                     S-189

     o    if the purchaser is the master servicer or the special servicer, the aggregate amount of unreimbursed advances made by that servicer, together with any interest accrued and payable to that servicer in respect of unreimbursed advances in accordance with the series 2005-C3 pooling and servicing agreement and any unpaid master servicing fees or special servicing fees, as applicable, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the master servicer or the special servicer, as the case may be, in connection with such purchase).

That purchase will result in early retirement of the then outstanding series
2005-C3 certificates. However, the right of the special servicer, the Majority
Controlling Class Certificateholder or the master servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool, including the Carolina Place Non-Pooled Portion, be less than
1.0% of the initial total principal balance of all the series 2005-C3 certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2005-C3 certificateholders, will constitute part of the Total Available P&I Funds for the final payment date.

     In addition, if, following the date on which the total principal balances of the class A-1, A-2, A-3, A-SB, A-4, A-1A, A-MFL, A-MFX, A-J, B, C and D
certificates are reduced to zero, all of the remaining certificates (other than the class R and Y certificates) are held by the same certificateholder, the trust fund may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, including, without limitation, the consent of the master servicer, in connection with an exchange of all the remaining certificates for all the mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

THE TRUSTEE

     LaSalle Bank National Association, a national banking association, will act as trustee on behalf of all the series 2005-C3 certificateholders. The corporate trust office of the trustee is located at 135 S. LaSalle Street, Suite 1625,
Chicago, Illinois 60603, Attention: Global Securities and Trust Services
Group--Citigroup Commercial Mortgage Trust 2005-C3.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S.
or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times:

     o    be authorized under those laws to exercise trust powers;

     o    have a combined capital and surplus of at least $100,000,000; and

     o    be subject to supervision or examination by federal or state banking authority.

If the subject corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2005-C3 certificates in its own name. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the master servicer and the trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and

                                     S-190

obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform various acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services. With respect to each and every underlying mortgage loan, including each specially serviced mortgage loan, each mortgage loan as to which the related mortgaged real property has become an REO Property and each mortgage loan that has been defeased, that fee will accrue at a specified rate per annum on the Stated
Principal Balance of the related mortgage loan outstanding from time to time and be calculated on a 30/360 Basis. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund. The trustee will also be permitted to retain investment income earned on amounts on deposit in the payment account.

     See also "Description of the Governing Documents--The Trustee", "--Duties
of the Trustee", "--Matters Regarding the Trustee" and "--Resignation and
Removal of the Trustee" in the accompanying prospectus.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a banking corporation organized under the laws of The
Netherlands, will act as fiscal agent pursuant to the series 2005-C3 pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle
Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and
Trust Services Group -- Citigroup Commercial Mortgage Trust 2005-C3. The fiscal agent will be deemed to have been removed in the event of the resignation or removal of the trustee.

     The fiscal agent will make no representation as to the validity or sufficiency of the series 2005-C3 pooling and servicing agreement, the series
2005-C3 certificates, the underlying mortgage loans, this prospectus supplement
(except for the information in the immediately preceding paragraph) or related documents. The duties and obligations of the fiscal agent consist only of making advances as described in this prospectus supplement; and the fiscal agent will not be liable except for the performance of those duties and obligations.

     In the event that the master servicer and the trustee fail to make a required advance, the fiscal agent will be required to make that advance, provided that the fiscal agent will not be obligated to make any advance that it deems to be a Nonrecoverable Advance. The fiscal agent will be entitled to rely conclusively on any determination by the master servicer or the trustee, as applicable, that an advance, if made, would be a Nonrecoverable Advance. The fiscal agent will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as the trustee and the master servicer.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o    the price at which the certificate is purchased by an investor, and

     o    the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

                                     S-191

     o    the pass-through rate for the certificate,

     o    the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied in reduction of the principal balance of the certificate,

     o    the rate, timing and severity of Realized Losses and Additional Trust
          Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate,

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate, and

     o    in the case of the class A-MFL certificates only, whether the pass-through rate on the class A-MFL REMIC II regular interest is limited by the Weighted Average Pool Pass-Through Rate.

     Pass-Through Rates. If the pass-through rate applicable to any class of offered certificates is equal to, based upon or limited by the Weighted Average
Pool Pass-Through Rate from time to time, then the yield on those offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of the underlying mortgage loans following default. The pass-through rate on the class A-MFL REMIC II regular interest will be sensitive to changes in the relative composition of the mortgage pool.

     For so long as the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate on the class A-MFL certificates is based on LIBOR, and therefore the yield on the class A-MFL certificates will be highly sensitive to changes in the level of LIBOR. The yield to investors in the class A-MFL certificates will be highly sensitive to changes in the level of LIBOR. If you purchase a class A-MFL certificate, you should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than you anticipate.

     In addition, because interest payments on the class A-MFL certificates may be reduced or the pass-through rate may convert to a fixed rate, subject to a maximum pass-through rate equal to the Weighted Average Pool Pass-Through Rate, in connection with certain events discussed in this prospectus supplement, the yield to investors in the class A-MFL certificates under such circumstances may not be as high as that offered by other LIBOR-based investments that are not subject to such interest rate restrictions.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity on offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made in reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are paid in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of mortgage loans from the trust fund.

                                     S-192

     Prepayments and other early liquidations of the underlying mortgage loans, including as a result of the purchase of any mortgage loan out of the trust as described under "Description of the Mortgage Pool--Assignment of the Mortgage
Loans; Repurchases and Substitutions", "Description of the Mortgage
Pool--Representations and Warranties; Repurchases and Substitutions" and
"Description of the Offered Certificates--Termination" in this prospectus supplement, will result in payments on the offered certificates of amounts that would otherwise be paid over the remaining terms of the underlying mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on those mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See
"Servicing of the Underlying Mortgage Loans--Modifications, Waivers, Amendments
and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower under an ARD Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans or a particular group of underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. Conversely, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans or a particular group of underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the mortgage pool.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect:

     o    the amount of payments on your offered certificates;

     o    the yield to maturity of your offered certificates;

     o    the rate of principal payments on your offered certificates; and

                                     S-193

     o    the weighted average life of your offered certificates.

     Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If--

     o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o    the additional losses result in a reduction of the total payments on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations.
In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the total principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     In addition, if the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2005-C3 principal balance certificates (exclusive of the class A-MFL certificates) and the class A-MFL
REMIC II regular interest, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2005-C3 certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest. As a result, the
Total Principal Payment Amount for the corresponding payment date would be reduced, to not less than zero, by the amount of any such reimbursement.
Accordingly, any such reimbursement would have the effect of reducing current payments of principal on the offered certificates. Notwithstanding the foregoing, amounts otherwise payable with respect to the class CP-1, CP-2 and
CP-3 certificates will not be available to reimburse advances and/or pay
Additional Trust Fund Expenses with respect to any underlying mortgage loan other than the Carolina Place Mortgage Loan.

     The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the offered certificates. As a result, the holders of the class A-1, A-2, A-3, A-SB and A-4 certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. In addition, the holders of the class A-1A certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2 and, prior to the retirement of the class A-1, A-2, A-3, A-SB and A-4 certificates, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the

                                     S-194

mortgage loans in loan group no. 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust fund:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including--

          1.   provisions that require the payment of prepayment premiums and yield maintenance charges,

          2.   provisions that impose prepayment lock-out periods, and

          3.   amortization terms that result in balloon payments;

     o    the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     o    the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

     o    the quality of management of the mortgaged real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans",
"Description of the Mortgage Pool" and "Servicing of the Underlying Mortgage
Loans" in this prospectus supplement and "Description of the Governing
Documents" and "Yield and Maturity Considerations--Yield and Prepayment
Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust fund is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan.
Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan.
Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their

                                     S-195

equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o    the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o    the relative importance of those factors;

     o    the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o    the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the portion of the Total Available P&I Funds payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the available funds on those subsequent payment dates and the priority of payments described under "Description of the Offered
Certificates--Payments--Priority of Payments" in this prospectus supplement.
That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

CPR MODEL

     Prepayments on loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the constant prepayment rate, or "CPR", model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans for the life of those loans. The CPR model does not purport to be either a historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage pool. We do not make any representations about the appropriateness of the CPR model.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The tables set forth on Annex C to this prospectus supplement:

     o    indicate the respective weighted average lives of the various classes of the offered certificates; and

                                     S-196

     o    set forth the percentages of the respective initial total principal balances of the various classes of the offered certificates that would be outstanding after the payment dates in each of the calendar months shown.

     Those tables were prepared based on the Maturity Assumptions and the indicated prepayment scenarios.

     For purposes of this prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor, assuming no losses. For purposes of this "Yield and Maturity
Considerations" section and Annex C, the weighted average life of any offered certificate is determined by:

     1.   multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date, which is part of the Maturity Assumptions, to the related payment date;

     2.   summing the results; and

     3.   dividing the result by the sum of the principal payments for the certificate.

     Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of the subject offered certificate
(or, in the case of a class A-MFL certificate, of the class A-MFL REMIC II regular interest). The weighted average life of any offered certificate may also be affected to the extent that additional payments of principal are in turn applied in reduction of the principal balance of that certificate occur as a result of the purchase of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the offered certificateholders as if the subject mortgage loan had prepaid in full, except that no prepayment fee is collectable on the subject mortgage loans.

     The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Annex C.
Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Annex C and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. It is highly unlikely that the underlying mortgage loans will prepay in accordance with the Maturity Assumptions at any of the specified CPRs until maturity or that all the underlying mortgage loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the underlying mortgage loans that prepay may increase or decrease the percentages of initial principal balances and weighted average lives shown in the tables.
Variations may occur even if the average prepayment experience of the underlying mortgage loans were to conform to the assumptions and be equal to any of the specified CPRs. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

     We make no representation that:

     o    the mortgage loans in the trust fund or any particular group of those mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate;

                                     S-197

     o    all the mortgage loans in the trust fund or any particular group of those mortgage loans will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate;

     o    mortgage loans in the trust fund or any particular group of those mortgage loans that are in a lockout period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise; or

     o    mortgage loans in the trust fund or any particular group of those mortgage loans will not experience defaults and losses.

USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust fund and to pay those expenses incurred in connection with the issuance of the series 2005-C3 certificates.

                        DESCRIPTION OF THE SWAP AGREEMENT

GENERAL

     On the closing date, the trustee, on behalf of the trust, will enter into an interest rate swap agreement related to the class A-MFL certificates with the swap counterparty. The initial notional amount of the swap agreement will be equal to the total initial principal balance of the class A-MFL certificates
(and, correspondingly, the class A-MFL REMIC II regular interest). The notional amount of the swap agreement will decrease to the extent of any decrease in the total principal balance of the class A-MFL certificates (and, correspondingly, the class A-MFL REMIC II regular interest). The maturity date of the swap agreement will be the earlier of the rated final payment date for the class
A-MFL certificates and the date on which the notional amount of the swap agreement is zero (including as a result of the termination of the trust fund).

THE SWAP AGREEMENT

     The swap agreement will provide that, with respect to each payment date, commencing in July 2005, (a) the trust will generally be obligated to pay to the swap counterparty, on that payment date, (i) any prepayment consideration distributable in respect of the class A-MFL REMIC II regular interest for that payment date and (ii) an amount equal to 1/12th of the product of (x) the notional amount of the swap agreement for that payment date and (y) _____% per annum, and (b) the swap counterparty will pay to the trust, for the benefit of the class A-MFL certificateholders, on the second business day prior to that payment date, an amount equal to the product of (i) the notional amount of the swap agreement for that payment date, (ii) LIBOR plus _____% per annum and (iii)
a fraction, the numerator of which is the actual number of days elapsed during the related interest accrual period, and the denominator of which is 360. For so long as the applicable swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate for the class A-MFL certificates for any interest accrual period will equal LIBOR plus _____%.

     If the pass-through rate on the class A-MFL REMIC II regular interest is reduced below _____% per annum or if there is an interest shortfall with respect to the class A-MFL REMIC II regular interest, then the amount payable by the trust to the swap counterparty with respect to the subject payment date will be reduced by an amount equal to the excess, if any, of (a) 1/12th of the product of (i) _____%, multiplied by (ii) the notional amount of the swap agreement for that payment date over (b) the lesser of (i) 1/12th of the product of (x) the
Weighted Average Pool Pass-Through Rate, multiplied by (y) the notional amount of the swap agreement for that

                                     S-198

payment date and (ii) the amount of interest distributions with respect to the class A-MFL REMIC II regular interest pursuant to the priority of distributions on that payment date. If the amount described in clause (a) of the preceding sentence exceeds the amount described in clause (b) of the preceding sentence, then the amount payable by the swap counterparty to the trust will be reduced on a dollar-for-dollar basis (to not less than zero) by the amount of that excess.

     If the reduction in the amount payable by the trust to the swap counterparty with respect to any payment date, which reduction is determined as described in the first sentence of the prior paragraph, exceeds the total amount payable by the swap counterparty to the trust without regard to that reduction, then the swap counterparty will in the future be entitled to be reimbursed by the trust to the extent that such reduction more than offset the payment from the swap counterparty; provided that any such reimbursement payment from the trust will, with respect to any future payment date, generally be limited to the excess, if any, of (a) the amount of interest distributions with respect to the class A-MFL REMIC II regular interest with respect to that future payment date over (b) 1/12th of the product of (i) _____% per annum and (ii) the notional amount of the swap agreement for that payment date.

     Payments by the trust to the swap counterparty and by the swap counterparty to the trust will, in general, be made on a net basis, and any such amounts paid to the trust will be available to make payments of interest to the class A-MFL certificateholders.

     If at any time a Collateralization Event is in effect, the swap counterparty will be required to: (a) post collateral securing its obligations under the swap agreement, but only to the extent necessary to cover any termination fee payable by it in the event of a termination of the swap agreement; (b) find a replacement swap counterparty whose ratings would not cause a Collateralization Event; or (c) find a party to guarantee the swap counterparty's obligations under the swap agreement, the ratings of which guarantor would have allowed it to be an acceptable replacement swap counterparty under the immediately preceding clause (b). If at any time a Rating
Agency Trigger Event is in effect, the swap counterparty will be required to find a replacement swap counterparty or a guarantor whose ratings would not cause a Collateralization Event. If the swap counterparty fails to post acceptable collateral, find a suitable replacement swap counterparty or find a suitable guarantor of its obligations under the swap agreement while a
Collateralization Event is in effect, fails to find a suitable replacement swap counterparty or find a suitable guarantor while a Rating Agency Trigger Event is in effect, fails to make a payment to the trust required under the swap agreement (which failure continues unremedied for one business day following notice), or if an early termination date is designated under the swap agreement in accordance with its terms (each such event, a "Swap Default"), then the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders or beneficial owners, as the case may be, of 25% of the total principal balance of the class A-MFL certificates, to enforce the rights of the trust under the swap agreement as may be permitted by the terms of the swap agreement, including the termination thereof, and use any termination payments received from the swap counterparty (as described under "--Termination Payments" below) to enter into a replacement interest rate swap agreement on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap agreement would exceed the net proceeds of the liquidation of the swap agreement, a replacement interest rate swap agreement will not be entered into and any such proceeds will instead be distributed to the holders of the class
A-MFL certificates. Notwithstanding the foregoing, the trustee will not be obligated to take any enforcement action with respect to the swap agreement unless it has received from the class A-MFL certificateholders an indemnity satisfactory to it with respect to the costs, expenses and liabilities associated with enforcing the rights of the trust under the swap agreement. No such costs, expenses and/or liabilities will be payable out of the trust fund.

     A "Collateralization Event" will be in effect if: (a) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated below "A1" by Moody's or are rated "A1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt

                                     S-199

obligations of the swap counterparty are rated below "P-1" by Moody's or are rated "P-1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade); (b) no short-term rating is available from Moody's and the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated below "Aa3" by Moody's or are rated "Aa3" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade); or (c) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated below
"A-1" by S&P or (ii) if the swap counterparty does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated below "A" by S & P; or (d)
either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated below "A+" by Fitch or are rated "A+" by Fitch and such rating is on watch for possible downgrade
(but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated below "F-1+" by Fitch.

     A "Rating Agency Trigger Event" will be in effect if at any time after the date hereof the swap counterparty and any guarantor of its obligations under the swap agreement shall both fail to satisfy the Swap Counterparty Ratings
Threshold. "Swap Counterparty Ratings Threshold" shall mean: (a) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated at least "BBB" and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated at least "A-3" by S&P or (ii) if the swap counterparty does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated at least "BBB+" by S & P; and (b) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated at least "A3" by Moody's (and such rating is not on watch for possible downgrade) and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the swap counterparty are rated at least "P-2" by Moody's (and such rating is not on watch for possible downgrade)
or (ii) no short-term rating is available from Moody's and the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the swap counterparty are rated at least "A2" by Moody's; provided that, if a guarantor of the swap counterparty's obligations under the swap agreement is in place, then the ratings requirements set forth in clauses (a) and (b) of this sentence will instead apply to that guarantor, and the Swap Counterparty Ratings
Threshold will be satisfied if the ratings of that guarantor satisfy the ratings requirements set forth in clauses (a) and (b) of this sentence.

     As of the date of this prospectus supplement, the swap counterparty has been assigned a long-term senior unsecured debt rating of "AA" and a short-term unsecured debt rating of "A-1+" by S&P, and a long-term senior unsecured debt rating of "Aa1" and a short-term unsecured debt rating of "P-1" by Moody's.

     Any conversion of the pass-through rate, interest accrual period and interest accrual basis of the class A-MFL certificates to the pass-through rate, interest accrual period and interest accrual basis, respectively, of the class
A-MFL REMIC II regular interest following a payment default under the swap agreement on the part of the swap counterparty (a "Swap Payment Default") will become permanent following the determination by either the trustee or the holders or beneficial owners, as the case may be, of 25% of the total principal balance of the class A-MFL certificates not to enter into a replacement interest rate swap agreement and distribution of any termination payments to the holders of the class A-MFL certificates. Any such Swap Payment Default and the consequent conversion of the pass-through rate, interest accrual period and interest accrual basis of the class A-MFL certificates to the pass-through rate, interest accrual period and interest accrual basis, respectively, of the class
A-MFL REMIC II regular interest will not constitute a default under the series
2005-C3 pooling and servicing agreement. Any such conversion might result in a temporary delay of payment of the distributions to the holders of the class
A-MFL certificates if notice of the resulting change in payment terms of the class A-MFL certificates is not given to DTC within the time frame in advance of the payment date that DTC requires to modify the payment.

                                     S-200

     The trustee will have no obligation on behalf of the trust to pay or cause to be paid to the swap counterparty any portion of the amounts due to the swap counterparty under the swap agreement for any payment date unless and until the related payment of interest and/or prepayment consideration on the class A-MFL
REMIC II regular interest for such payment date is actually received by the trustee.

TERMINATION FEES

     In the event of the termination of the swap agreement and the failure of the swap counterparty to replace the swap agreement, the swap counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap agreement with another swap counterparty. If that termination fee is not used to pay for such a replacement swap agreement, then such termination fee will be distributed to the class A-MFL certificateholders.
To the extent that a replacement swap agreement is obtained and any upfront payment is received from the replacement swap counterparty, then that upfront payment will be applied to pay any termination fee owing to the terminated swap counterparty, with any balance thereof to be paid to us. No upfront payment from a replacement swap counterparty will be available for payments on the class
A-MFL certificates.

THE SWAP COUNTERPARTY

     Citibank N.A. ("Citibank") is the swap counterparty under the swap agreement.

     Citibank was originally organized on June 16, 1812, and now is a national banking association organized under the National Bank Act of 1864. Citibank is a wholly owned subsidiary of Citicorp ("Citicorp"), a Delaware corporation, and is
Citicorp's principal subsidiary. Citicorp is an indirect, wholly owned subsidiary of Citigroup Inc., a Delaware holding company. As of March 31, 2005, the total assets of Citibank and its consolidated subsidiaries represented approximately 73% of the total assets of Citicorp and its consolidated subsidiaries. Citibank is a commercial bank that, along with its subsidiaries and affiliates, offers a wide range of banking and trust services to its customers throughout the United States and the world. As of March 31, 2005,
Citibank had consolidated assets of $684,592 million, consolidated deposits of
$463,727 million and stockholder's equity of $55,225 million.

     The information in the preceding paragraph has been provided by Citibank and is not guaranteed as to accuracy or completeness, and is not to be construed as representations by us or the underwriters. Except for the foregoing paragraph, Citibank has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement or the accompanying prospectus.

     The swap counterparty may assign its rights and obligations under the swap agreement provided that, among other conditions, the ratings of the replacement swap counterparty would not result in a Collateralization Event.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the initial issuance of the offered certificates, our counsel, Sidley
Austin Brown & Wood LLP, will deliver its opinion generally to the effect that, assuming compliance with the series 2005-C3 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I, REMIC II and the Carolina Place individual loan REMIC, respectively, will each qualify as a
REMIC under the Internal Revenue Code, the arrangement under which the class
A-MFL REMIC II regular interest, the trustee's floating rate account and the swap agreement relating to the class A-MFL certificates is held will be classified as a grantor trust for

                                     S-201

U.S. federal income tax purposes and the arrangement under which the right to
Post-ARD Additional Interest is held will be classified as a grantor trust for
U.S. federal income tax purposes.

     The assets of REMIC I will generally include:

     o    the underlying mortgage loans;

     o    any REO Properties acquired on behalf of the trust fund;

     o    the master servicer's collection account;

     o    the special servicer's REO account; and

     o    the trustee's payment account and interest reserve account.

However, the Carolina Place Mortgage Loan will constitute the sole asset of a separate REMIC, and REMIC I will include the regular interests in that loan
REMIC instead of that mortgage loan or any related REO Property. In addition, neither REMIC I nor the Carolina Place individual loan REMIC will include any collections of Post-ARD Additional Interest on any ARD Loan.

     For federal income tax purposes,

     o    the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II;

     o    the class A-1, A-2, A-3, A-SB, A-4, A-1A, XC, XP, A-MFX, A-J, B, C, D,
          E, F, G, H, J, K, L, M, N, O and P certificates and the class A-MFL
          REMIC II regular interest (collectively, the "REMIC II Regular
          Interests") will evidence or constitute, as applicable, the regular interests in, and will generally be treated as debt obligations of,
          REMIC II;

     o    the class R certificates will evidence the sole class of residual interests in each of the individual loan REMIC, REMIC I and REMIC II;

     o    the class A-MFL certificates will evidence interests in a grantor trust consisting of the class A-MFL REMIC II regular interest, the swap agreement and the trustee's floating rate account, and

     o    the class Y certificates will evidence 100% of the beneficial ownership of the grantor trust consisting of any Post-ARD Additional
          Interest collected on any ARD Loan.

DISCOUNT AND PREMIUM

     For U.S. federal income tax reporting purposes, one or more of the REMIC II
Regular Interests may be issued with more than a de minimis amount of original issue discount.

     If you own an offered certificate evidencing a REMIC II Regular Interest issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

     The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides for special rules applicable to the accrual of original issue discount on, among other things,
REMIC regular

                                     S-202

certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Code and section 1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. You should consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her offered certificate. Although the matter is not free from doubt, a holder of an offered certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the underlying mortgage loans. Any loss might be treated as a capital loss.

     Some of the REMIC II Regular Interests may be treated for U.S. federal income tax purposes as having been issued at a premium. Whether any holder of these REMIC II Regular Interests will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any REMIC II
Regular Interests issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of
REMIC Regular Certificates--Premium" in the accompanying prospectus.

     When determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the series 2005-C3 certificates for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

     o    the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

     o    no mortgage loan in the trust fund will otherwise be prepaid prior to maturity, and

     o    there will be no extension of maturity for any mortgage loan in the trust fund.

     However, no representation is made as to the actual rate at which the mortgage loans in the trust fund will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the
accompanying prospectus.

PREPAYMENT CONSIDERATION

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the trustee will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by

                                     S-203

holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will generally be "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B)
of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Internal Revenue Code.

     Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in Section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal
Revenue Code. The offered certificates will be treated as "qualified mortgages"
for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account or reserve fund, that mortgage loan is not secured solely by real estate. Therefore:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of U.S. government securities.
Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     o    the borrower pledges substitute collateral that consist solely of certain U.S. government securities;

     o    the mortgage loan documents allow that substitution;

                                     S-204

     o    the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     o    the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B), respectively of the Internal Revenue Code.

     See "Description of the Mortgage Pool" in this prospectus supplement and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying prospectus.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2005-C3 certificateholders.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

THE CLASS A-MFL CERTIFICATES

     Each holder of a class A-MFL certificate will be treated for federal income tax purposes as having bought its proportionate share of the class A-MFL REMIC
II regular interest and having entered into its proportionate share of the swap agreement. Holders of the class A-MFL certificates must allocate the price they pay for their certificates between their interests in the class A-MFL REMIC II regular interest and the swap agreement based on their relative market values.
Such allocation will be used for, among other things, purposes of computing any original issue discount, market discount or premium on the class A-MFL REMIC II regular interest. Any amount allocated to the swap agreement will be treated as a swap premium (the "Swap Premium") either paid or received by the holders of the class A-MFL certificates, as the case may be. If a Swap Premium is deemed paid by a holder, it will reduce the purchase price allocable to the class A-MFL
REMIC II regular interest. If the Swap Premium is deemed received by a holder, it will be deemed to have increased the purchase price for the class A-MFL REMIC
II regular interest.

     Based on the anticipated purchase prices of the class A-MFL certificates and issue price of the class A-MFL REMIC II regular interest, it is anticipated that the class A-MFL REMIC II regular interest will be issued at a premium and that a Swap Premium will be deemed to be paid to the initial holders of the class A-MFL certificates. The initial holders of a class A-MFL certificate will be required to amortize the amount of the Swap Premium into income over the term of the swap agreement. Such holders may do so under a method based on the Swap
Premium representing the present value of a series of equal payments made over the term of the swap agreement that would fully amortize a loan with an interest rate equal to the discount rate used to determine the Swap Premium (or at some other reasonable rate). The amount amortized into income in each period would be the principal amount of the hypothetical level payment in such period. Moreover, while Regulations promulgated

                                     S-205

by the U.S. Treasury Department ("Treasury") treat a non-periodic payment made under a swap contract as a loan for all federal income tax purposes if the payment is "significant", it is anticipated that the Swap Premium would not be treated "significant" under those Treasury regulations. Prospective purchasers of class A-MFL certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium.

     Treasury regulations have been promulgated under Section 1275 of the
Internal Revenue Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument.
However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code, such as REMIC regular interests. Therefore, holders of the class A-MFL certificate will be unable to use the integration method provided for under such regulations with respect to such certificates. Consequently, the rate at which holders of the class A-MFL certificates amortize the Swap Premium they are deemed to receive in income each period may differ from the rate at which such holders amortize (and offset against interest income on the class A-MFL REMIC II regular interest) in each such period the initially corresponding amount of bond premium at which they are deemed to have purchased the class A-MFL REMIC II regular interest.

     Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the swap agreement must be netted against payments made under the swap agreement and deemed made or received as a result of the Swap Premium over the recipient's taxable year and accounted for as a net payment, rather than accounted for on a gross basis. The resulting net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. Such deduction (including the amortization of the upfront payment) is treated as a miscellaneous itemized deduction, which, for individuals, is subject to limitations on deductibility, including that the deduction may not be used at all if the individual is subject to the alternative minimum tax. PROSPECTIVE INVESTORS WHO ARE INDIVIDUALS SHOULD CONSULT THEIR TAX
ADVISORS PRIOR TO INVESTING IN THE CLASS A-MFL CERTIFICATES, WHICH MAY NOT BE AN
APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE SUBJECT TO LIMITATIONS ON THE
DEDUCTIBILITY OF MISCELLANEOUS ITEMIZED DEDUCTIONS.

     Any amount of proceeds from the sale, redemption or retirement of a class
A-MFL certificate that is considered to be allocated to the holder's rights under the swap agreement or that the holder is deemed to have paid to the purchaser would be considered a "termination payment" allocable to that class
A-MFL certificate under Treasury regulations. A holder of a class A-MFL certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the swap agreement or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of any Swap Premium received upon entering into or acquiring its interest in the swap agreement. Gain or loss realized upon the termination of the swap agreement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

     The class A-MFL certificates, representing a beneficial ownership in the class A-MFL REMIC II regular interest and in the swap agreement, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the
Code would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the swap agreement would be short term. If the holder of a class A-MFL certificate incurred or continued to incur indebtedness to acquire or hold such class A-MFL certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the swap agreement.

                                     S-206

                              ERISA CONSIDERATIONS

GENERAL

     If you are--

     (1)  a fiduciary of a Plan, or

     (2)  any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or Section 4975 of the Internal Revenue
Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires an offered certificate, the assets of the trust will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Regulations" in the
accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than
25% of the value of each class of equity interests is held by "benefit plan investors", which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans; this exception is tested immediately after each acquisition of a series 2005-C3 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2005-C3 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2005-C3 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust's underlying assets. However, if the trust or any of the Exemption-Favored Parties is a Party in Interest with respect to an investing Plan, the acquisition or holding of the offered certificates by that Plan could result in a prohibited transaction, unless the
Underwriter Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

     The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Citigroup Global Markets Inc., which exemption is identified as Prohibited Transaction Exemption 91-23, as amended by Prohibited
Transaction Exemptions 97-34, 2000-58 and 2002-41. Subject to the satisfaction of certain conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of
Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Internal
Revenue Code, specified transactions relating to, among other things:

     o    the servicing and operation of pools of real estate loans, such as the mortgage pool; and

     o    the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an
          Exemption-Favored Party.

                                     S-207

     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption.
The conditions are as follows:

     o    first, the acquisition of the offered certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    second, at the time of its acquisition by the Plan, the offered certificate must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch;

     o    third, the trustee cannot be an affiliate of any other member of the
          Restricted Group (other than an underwriter);

     o    fourth, the following must be true--

          1.   the sum of all payments made to and retained by Exemption-Favored
               Parties must represent not more than reasonable compensation for underwriting the relevant class of offered certificates,

          2.   the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust must represent not more than the fair market value of the
               obligations, and

          3.   the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must
               represent not more than reasonable compensation for that person's services under the series 2005-C3 pooling and servicing agreement and reimbursement of that person's reasonable expenses in
               connection therewith; and

     o    fifth, the investing Plan must be an accredited investor as defined in
          Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that each class of the offered certificates be rated at least investment grade by S&P and Moody's. In addition, the initial trustee is not an affiliate of any other member of the Restricted
Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the offered certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust meet the following requirements:

     o    the trust assets must consist solely of assets of the type that have been included in other investment pools;

     o    certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of
          Moody's, S&P or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

                                     S-208

     o    certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, the
Underwriter Exemption may provide an exemption from the restrictions imposed by
Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by
Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections
4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with:

     o    the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an
          Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the fiscal agent, the master servicer, the special servicer, or any sub-servicer, provider of credit support, Exemption-Favored
          Party or borrower is, a Party in Interest with respect to the investing Plan;

     o    the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan; and

     o    the continued holding of an offered certificate by a Plan.

     However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter
Exemption may also provide an exemption from the restrictions imposed by
Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section
4975(c)(1)(E) of the Internal Revenue Code in connection with:

     o    the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is:

          1.   a borrower with respect to 5.0% or less of the fair market value of the underlying mortgage loans; or

          2.   an affiliate of that borrower;

     o    the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

     o    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter
Exemption may provide an exemption from the restrictions imposed by Sections
406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a)
and (b) of the

                                     S-209

Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, the Underwriter Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code, by reason of
Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of:

     o    providing services to the Plan; or

     o    having a specified relationship to this person;

solely as a result of the Plan's ownership of offered certificates.

     The Underwriter Exemption contains specific requirements applicable to the swap agreement and the swap counterparty. Among other requirements, the swap agreement must relate to an interest rate swap that is denominated in U.S.
dollars and that is not leveraged. If the swap counterparty fails to maintain certain rating levels described in the swap agreement, the swap counterparty will be required to post collateral, arrange for a guarantee or assign its rights and obligations under the swap agreement to a replacement swap counterparty, and, if the swap counterparty does not, within the time period specified therein, take such action, the trustee will be permitted to terminate the swap agreement. In addition, the class A-MFL certificates may be sold to a person investing assets of a Plan only if such person is a "Qualified Plan
Investor". A "Qualified Plan Investor" is a plan investor or group of plan investors on whose behalf the decision to purchase such class A-MFL certificates is made by an independent fiduciary that is (i) qualified to analyze and understand the terms and conditions of the swap agreement and the effect of the swap agreement on the credit ratings of the class A-MFL certificates, and (ii) a
"qualified professional asset manager", as defined in Part V(a) of PTCE 84-14, an "in-house asset manager" as defined in Part IV(a) of PTCE 96-23, or a plan fiduciary with total Plan and non-Plan assets under management of at least $100 million at the time of the acquisition of such class A-MFL certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the
Underwriter Exemption and the other requirements set forth in the Underwriter
Exemption would be satisfied at the time of the purchase.

EXEMPT PLANS

     A governmental plan as defined in Section 3(32) of ERISA is not subject to
ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

                                     S-210

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that:

     o    the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan; or

     o    the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The offered certificates will not be mortgage related securities for purposes of SMMEA. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

     Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates:

     o    are legal investments for them; or

     o    are subject to investment, capital or other restrictions.

     In addition, you should take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to:

     o    prudent investor provisions;

     o    percentage-of-assets limits; and

     o    provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

     See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement dated June
__, 2005, between us and the underwriters, the underwriters will purchase from us, upon initial issuance, their respective allotments, as specified in the tables below, of the offered certificates. As specified in the tables below, not every underwriter is

                                      S-211

obligated to purchase offered certificates from us. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about June 29, 2005, against payment therefor in immediately available funds. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately _____% of the initial total principal balance of the offered certificates, plus accrued interest on all the offered certificates (other than the class A-MFL certificates) from June 1, 2005.



              CITIGROUP GLOBAL     IXIS SECURITIES     DEUTSCHE BANK    WACHOVIA CAPITAL
   CLASS        MARKETS INC.     NORTH AMERICA INC.   SECURITIES INC.     MARKETS, LLC
-----------   ----------------   ------------------   ---------------   ----------------

Class A-1     $                  $                    $                 $
Class A-2     $                  $                    $                 $
Class A-3     $                  $                    $                 $
Class A-SB    $                  $                    $                 $
Class A-4     $                  $                    $                 $
Class A-1A    $                  $                    $                 $
Class A-MFL   $                  $                    $                 $
Class A-MFX   $                  $                    $                 $
Class A-J     $                  $                    $                 $
Class B       $                  $                    $                 $
Class C       $                  $                    $                 $
Class D       $                  $                    $                 $


     With respect to this offering--

     o    Citigroup Global Markets Inc. is acting as the lead and sole bookrunning manager.

     o    IXIS Securities North America Inc., Deutsche Bank Securities Inc. and
          Wachovia Capital Markets, LLC will act as co-managers.

     Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In the case of each underwriter, any profit on the resale of the offered certificates positioned by it may be deemed to be underwriting discounts and commissions under the Securities Act.

     The underwriters may sell the offered certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. Depending on the facts and circumstances of the purchases, purchasers of the offered certificates, including dealers, may be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Accordingly, any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale of those certificates.

     The underwriters have advised us that some of the underwriters presently intend to make a market in the offered certificates, but they have no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the offered certificates will develop.

     Each underwriter has represented to and agreed with us that:

     o    it has not offered or sold and, prior to the expiry of the period of six months from the date of initial issuance of the offered certificates, will not offer or sell any offered certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring,

                                     S-212

          holding, managing or disposing of investments (as principal or agent)
          for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the
          United Kingdom within the meaning of the Public Offers of Securities
          Regulations 1995, as amended;

     o    it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA") received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us;
          and

     o    it has complied and will comply with all applicable provisions of the
          FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

     We have agreed to indemnify each underwriter and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to the underwriters and each of those controlling persons with respect to, various liabilities, including specific liabilities under the Securities Act. Each of the mortgage loan sellers has agreed to indemnify us, our officers and directors, the underwriters, and each person, if any, who controls us or any underwriter within the meaning of Section 15 of the
Securities Act, with respect to liabilities, including specific liabilities under the Securities Act, relating to the mortgage loans being sold by the particular mortgage loan seller for inclusion in the trust fund.

     We expect that delivery of the offered certificates will be made against payment therefor on or about June 29, 2005, which is more than three business days following the date of pricing of the offered certificates. Under Rule
15c6-1 of the SEC under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers of the offered certificates should take this into account on re-trade.

                                  LEGAL MATTERS

     Particular legal matters relating to the offered certificates will be passed upon for us and for the underwriters by Sidley Austin Brown & Wood LLP,
New York, New York.

                                     S-213

                                     RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows by S&P and Moody's:

             CLASS               S&P   MOODY'S
------------------------------   ---   -------
Class A-1.....................   AAA     Aaa
Class A-2.....................   AAA     Aaa
Class A-3.....................   AAA     Aaa
Class A-SB....................   AAA     Aaa
Class A-4.....................   AAA     Aaa
Class A-1A....................   AAA     Aaa
Class A-MFL...................   AAA     Aaa
Class A-MFX...................   AAA     Aaa
Class A-J.....................   AAA     Aaa
Class B.......................    AA     Aa2
Class C.......................   AA-     Aa3
Class D.......................    A       A2

     The ratings on the offered certificates address the likelihood of:

     o    the timely receipt by their holders of all payments of interest to which they are entitled (subject to the below discussion of the ratings on the class A-MFL certificates) on each payment date; and

     o    the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final payment date.

     The ratings on respective classes of offered certificates take into consideration:

     o    the credit quality of the mortgage pool;

     o    structural and legal aspects associated with the offered certificates;
          and

     o    the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of:

     o    the tax attributes of the offered certificates or of the trust;

     o    whether or to what extent prepayments of principal may be received on the underlying mortgage loans;

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o    the yield to maturity that investors may experience;

     o    the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated;

                                     S-214

     o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
          Prepayment Interest Shortfalls; and

     o    whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest (including any Post-ARD Additional Interest added to the principal balance of the related underlying mortgage loan) will be received.

     A rating on the class A-MFL certificates does not represent any assessment of whether the floating interest rate on such certificates will convert to the pass-through rate on the class A-MFL REMIC II regular interest. The ratings on the class A-MFL certificates do not constitute a rating with respect to the likelihood of the receipt of payments to be made by the swap counterparty or any interest rate reductions or increases contemplated herein. With respect to the class A-MFL certificates, the rating agencies are only rating the receipt of interest up to the pass-through rate applicable to the class A-MFL REMIC II regular interest, and are not rating the receipt of interest accrued at LIBOR plus _____%. In addition, the ratings do not address any shortfalls or delays in payment that investors in the class A-MFL certificates may experience as a result of the conversion of the pass-through rate on the class A-MFL certificates from a rate based on LIBOR to a fixed rate.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned to that class by S&P or
Moody's.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying prospectus.

                                     S-215

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement or on the accompanying diskette.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL TRUST FUND EXPENSE" means any one of certain specified expenses of the trust that, in any such case, generally:

     o    arises out of a default on a mortgage loan in the trust fund or an otherwise unanticipated event;

     o    is paid out of collections on the mortgage pool or on a particular mortgage loan in the trust fund;

     o    is not included in the calculation of a Realized Loss; and

     o    is not covered by a servicing advance or a corresponding collection from either the related borrower or a party to the series 2005-C3 pooling and servicing agreement that has no recourse to the trust for reimbursement.

     We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Expenses" in this prospectus supplement.

     "ADMINISTRATIVE FEE RATE" means, for any mortgage loan in the trust fund, the sum of the master servicing fee rate, plus the per annum rate applicable to the calculation of the trustee fee. The master servicing fee rate will include any primary servicing fee rate.

     "ALLOCATED CUT-OFF DATE BALANCE" means, with respect to any mortgaged real property, the cut-off date principal balance of the related underlying mortgage loan, multiplied by the Appraised Value of the particular mortgaged real property, with the resulting product to be divided by the sum of the Appraised
Values of all mortgaged real properties securing the same underlying mortgage loan.

     "ALLOCATED PRINCIPAL BALANCE" means the portion of the Stated Principal
Balance of the Carolina Place Mortgage Loan allocated to the Carolina Place
Pooled Portion or the Carolina Place Non-Pooled Portion, as the case may be, which portion, at any given time, will equal:

     o    in the case of the Carolina Place Pooled Portion, the lesser of--

          1.   the excess, if any, of (a) the portion of the cut-off date principal balance of the Carolina Place Mortgage Loan that is allocable to the Carolina Place Pooled Portion (which is
               $114,200,000), over (b) all collections and/or advances of principal with respect to the Carolina Place Mortgage Loan that have previously been allocated to the Carolina Place Pooled
               Portion, and included in the Standard Available P&I Funds, as described under "Description of the Offered
               Certificates--Payments--Allocation of Payments on the

                                     S-216

               Carolina Place Mortgage Loan; Payments on the Class CP-1, CP-2
               and CP-3 Certificates" in this prospectus supplement, and

          2.   the then Stated Principal Balance of the Carolina Place Mortgage
               Loan; and

     o    in the case of the Carolina Place Non-Pooled Portion, the lesser of--

          1.   the excess, if any, of (a) the portion of the cut-off date principal balance of the Carolina Place Mortgage Loan that is allocable to the Carolina Place Non-Pooled Portion (which is
               $15,800,000), over (b) all collections and/or advances of
               principal with respect to the Carolina Place Mortgage Loan that have previously been allocated to the Carolina Place Non-Pooled
               Portion, and included in the Class CP Available P&I Funds, as described under "Description of the Offered
               Certificates--Payments--Allocation of Payments on the Carolina
               Place Mortgage Loan; Payments on the Class CP-1, CP-2 and CP-3
               Certificates" in this prospectus supplement, and

          2.   the excess, if any, of (a) the then Stated Principal Balance of the Carolina Place Mortgage Loan, over (b) the then Allocated
               Principal Balance of the Carolina Place Pooled Portion.

     "ANNUAL DEBT SERVICE" means, for any underlying mortgage loan, 12 times the amount of the monthly debt service due under that mortgage loan as of the cut-off date (or, in the case of an underlying mortgage loan with an initial interest-only period, as of the related due date on which amortization is scheduled to begin and, in the case of an underlying mortgage loan that is interest-only for the entire term of the loan, the product of (a) the principal balance of such mortgage loan as of the cut-off date and (b) the annual mortgage rate as adjusted for the interest accrual method).

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust fund as to which an Appraisal Trigger Event has occurred, an amount that:

     o    will be determined shortly following either--

          A.   the date on which the relevant appraisal or other valuation is obtained or performed, as described under "Servicing of the
               Underlying Mortgage Loans--Required Appraisals" in this
               prospectus supplement, or

          B.   if no such appraisal or other valuation is required, the date on which the master servicer obtained knowledge of the relevant
               Appraisal Trigger Event, and

monthly thereafter for so long as an Appraisal Trigger Event exists with respect to the mortgage loan; and

     o    will generally equal the excess, if any, of "x" over "y" where--

          X.   "x" is equal to the sum of:

               1.   the Stated Principal Balance of the mortgage loan;

               2.   to the extent not previously advanced by or on behalf of the master servicer, the trustee or the fiscal agent, all unpaid interest accrued on the mortgage loan through the most
                    recent due date prior to the date of determination at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Post-ARD Additional
                    Interest);

                                     S-217

               3.   all accrued but unpaid master servicing fees and special
                    servicing fees and all accrued but unpaid Additional Trust
                    Fund Expenses with respect to the mortgage loan;

               4.   all related unreimbursed advances made by or on behalf of
                    the master servicer, the special servicer, the trustee or
                    the fiscal agent with respect to the mortgage loan, together with interest on those advances; and

               5.   all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums
                    and, if applicable, ground rents with respect to the related mortgaged real property, and

          Y.   "y" is equal to the sum of:

               1.   90% of the resulting appraised value (net of any prior liens and estimated liquidation expenses) of the related mortgaged real property or REO Property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information (without
                    implying any duty to do so); and

               2.   all escrows, reserves and letters of credit held for the
                    purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related mortgage loan documents) held with respect to the mortgage loan.

     If, however, the appraisal or other valuation referred to above in clause
A. of the first bullet of this definition is required, but it is not obtained or performed by the 60th day after the Appraisal Trigger Event referred to in the first bullet of this definition, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the outstanding principal balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

     Notwithstanding the foregoing, the Carolina Place Loan Pair will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction
Amount. Any Appraisal Reduction Amount with respect to the Carolina Place Loan
Pair will be allocated first to the Carolina Place B-Note Loan, up to the outstanding principal balance thereof, and then to the Carolina Place Mortgage
Loan.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust fund, any of the following events:

     o    the mortgage loan is 60 days or more delinquent in respect of any monthly debt service payment;

     o    the mortgaged real property securing the mortgage loan becomes an REO
          Property;

     o    the mortgage loan has been modified by the special servicer to reduce the amount of any monthly debt service payment (other than a balloon payment);

                                     S-218

     o    a receiver is appointed and continues in that capacity with respect to the related mortgaged real property;

     o    the related borrower declares bankruptcy or becomes the subject of a bankruptcy proceeding; or

     o    the related borrower fails to make any balloon payment on such mortgage loan by its scheduled maturity date unless the master servicer has, on or prior to the 60th day after the due date of such balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such mortgage loan within 120 days after the due date of such balloon payment
          (provided that if such refinancing does not occur during such time specified in the commitment, an Appraisal Trigger Event will occur immediately).

However, an Appraisal Trigger Event will cease to exist with respect to a mortgage loan in the trust fund:

     o    with respect to the circumstances described in the first and third bullets of the prior sentence, when the related borrower has made three consecutive full and timely monthly debt service payments under the terms of such mortgage loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the special servicer), and

     o    with respect to the circumstances described in the fourth, fifth and sixth bullets of the prior sentence, when those circumstances cease to exist in the good faith reasonable judgment of the special servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in the fourth and fifth bullets of the prior sentence, no later than the entry of an order or decree dismissing such proceeding, and with respect to the circumstances described in the sixth bullet of the prior sentence, no later than the date that the special servicer agrees to an extension,

so long as at that time no circumstance identified in the first through sixth bullets of the prior sentence exists that would cause an Appraisal Trigger Event to continue to exist with respect to such mortgage loan.

     "APPRAISAL VALUE" or "APPRAISED VALUE" means, for any mortgaged real property securing an underlying mortgage loan, the independent appraiser's estimate of value of the fee simple estate or, where applicable, the leasehold estate, as stated in the appraisal with a valuation date as specified on Annex
A-1.

     "ARD" means anticipated repayment date.

     "ARD LOAN" means any mortgage loan in the trust fund having the characteristics described in the first paragraph under "Description of the
Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--ARD Loans"
in this prospectus supplement.

     "ASSET STATUS REPORT" means the report designated as such, and described under, "Servicing of the Underlying Mortgage Loans--The Series 2005-C3
Controlling Class Representative, the Class CP Representative and the Carolina
Place Non-Trust Loan Noteholder--Rights and Powers of the Series 2005-C3
Controlling Class Representative, the Class CP Representative and the Carolina
Place Non-Trust Loan Noteholder" in this prospectus supplement.

     "CAROLINA PLACE A/B CHANGE OF CONTROL EVENT" has the meaning described under "Servicing of the Underlying Mortgage Loans--The Series 2005-C3
Controlling Class Representative, the Class CP Representative and the Carolina
Place Non-Trust Loan Noteholder" in this prospectus supplement.

                                     S-219

     "CAROLINA PLACE BORROWER" means the borrower under the Carolina Place
Mortgage Loan.

     "CAROLINA PLACE CO-LENDER AGREEMENT" has the meaning described under
"Description of the Mortgage Pool--Carolina Place Loan Pair" in this prospectus supplement.

     "CAROLINA PLACE LOAN PAIR" means, together, the Carolina Place Mortgage
Loan and the Carolina Place Non-Trust Loan.

     "CAROLINA PLACE MORTGAGE LOAN" and "CAROLINA PLACE LOAN" each means the underlying mortgage loan that is secured by the Carolina Place Mortgaged
Property, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $130,000,000.

     "CAROLINA PLACE MORTGAGED PROPERTY" and "CAROLINA PLACE PROPERTY" each means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Carolina Place.

     "CAROLINA PLACE NON-POOLED PORTION" means the junior portion of the
Carolina Place Mortgage Loan that consists of $15,800,000 of the entire cut-off date principal balance of the Carolina Place Mortgage Loan.

     "CAROLINA PLACE NON-TRUST LOAN" means the mortgage loan secured by the
Carolina Place Mortgaged Property that is not included in the trust and that is, as and to the extent described under "Description of the Mortgage Pool--The
Carolina Place Loan Pair" in this prospectus supplement, subordinate in right of payment to the Carolina Place Mortgage Loan. The Carolina Place Non-Trust Loan
is represented by two promissory notes that, as of the cut-off date, have an aggregate unpaid principal balance of $37,919,878.

     "CAROLINA PLACE NON-TRUST LOAN NOTEHOLDER" means the holder of the Carolina
Place Non-Trust Loan.

     "CAROLINA PLACE PAYMENT TRIGGER EVENT" means, with respect to any payment date, the event that exists if: (a) as of the related determination date, the
Carolina Place Mortgage Loan was being specially serviced and a material default existed with respect thereto; (b) as of the related determination date, the
Carolina Place Mortgage Loan is at least 30 days' delinquent as to any monthly debt service payment; (c) the Carolina Place Property had, as of the related determination date, become an REO Property; or (d) various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the Carolina
Place Property.

     "CAROLINA PLACE POOLED/NON-POOLED CHANGE OF CONTROL EVENT" has the meaning described under "Servicing of the Underlying Mortgage Loans--The Series 2005-C3
Controlling Class Representative, the Class CP Representative and the Carolina
Place Non-Trust Loan Noteholder" in this prospectus supplement.

     "CAROLINA PLACE POOLED PORTION" means the senior portion of the Carolina
Place Mortgage Loan that consists of $114,200,000 of the entire cut-off date principal balance of the Carolina Place Mortgage Loan.

     "CAROLINA PLACE PRINCIPAL PAYMENT AMOUNT" means, for any payment date, an amount generally equal to that portion of the Total Principal Payment Amount for the subject payment date described in clauses 1. through 4. of the definition of
"Total Principal Payment Amount" that are allocable to the Carolina Place
Mortgage Loan.

     "CBD" means central business district.

     "CGM" means Citigroup Global Markets Realty Corp. or its successor in interest.

                                     S-220

     "CITIGROUP MORTGAGE LOAN" means any of the underlying mortgage loans transferred by CGM to us for inclusion in the trust fund and any Qualified
Substitute Mortgage Loan delivered by CGM in replacement of a Citigroup Mortgage
Loan.

     "CLASS A-SB PLANNED PRINCIPAL BALANCE" means, with respect to the class
A-SB certificates for any payment date, the principal balance specified for that payment date on Annex G to this prospectus supplement. The principal balances set forth on Annex G to this prospectus supplement were calculated using, among other things, the Maturity Assumptions and a 0% CPR. Based on the Maturity
Assumptions and a 0% CPR, the total principal balance of the class A-SB certificates on each payment date would be reduced to approximately the scheduled principal balance indicated for that payment date on Annex G to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with the Maturity Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-SB certificates on any payment date will be equal to (and, furthermore, following retirement of the class A-1, A-2 and A-3 certificates, such total principal balance may be less than) the principal balance that is specified for that payment date on
Annex G to this prospectus supplement.

     "CLASS CP AVAILABLE P&I FUNDS" means, in general, that portion of the Total
Available P&I Funds that is allocable to interest on, principal of, and loss/expense reimbursements with respect to the Carolina Place Non-Pooled
Portion in accordance with "Description of the Offered
Certificates--Payments--Allocation of Payments on the Carolina Place Mortgage
Loan; Payments on the Class CP-1, CP-2 and CP-3 Certificates" in this prospectus supplement.

     "CLASS CP PRINCIPAL PAYMENT AMOUNT" has the meaning assigned to that term under "Description of the Offered Certificates--Payments--Allocation of Payments
on the Carolina Place Mortgage Loan; Payments on the Class CP-1, CP-2 and CP-3
Certificates" in this prospectus supplement.

     "CLEARSTREAM" means Clearstream Banking Luxembourg.

     "CMSA" means the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.

     "COLLATERALIZATION EVENT" has the meaning given to that term under
"Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CROSSED LOAN" means any mortgage loan in the trust fund that is cross-collateralized with another mortgage loan in the trust fund.

     "CROSSED GROUP" means any group of mortgage loans in the trust fund that are cross-collateralized and cross-defaulted with each other.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO" and "CUT-OFF DATE LTV RATIO" each generally means, subject to the discussion under "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Underwritten Net Cash Flow Debt Service
Coverage Ratios and/or Loan-to-Value Ratios for Certain of the Underlying
Mortgage Loans Have Been Adjusted in Consideration of a Cash Holdback or a
Letter of Credit" in this prospectus supplement:

     o    with respect to any underlying mortgage loan (other than a Crossed
          Loan), the ratio of--

                                     S-221

          1.   the cut-off date principal balance of the mortgage loan (or, in the case of the Carolina Place Mortgage Loan, unless the context clearly indicates otherwise, the portion of that cut-off date principal balance allocable to the Carolina Place Pooled Portion, which is $114,200,000), to

          2.   the Appraised Value of the related mortgaged real property or properties; and

     o    with respect to any Crossed Loan, the ratio of--

          1.   the total cut-off date principal balance for all of the
               underlying mortgage loans in the applicable Crossed Group, to

          2.   the total Appraised Value for all of the mortgaged real
               properties related to the applicable Crossed Group.

     "CY ENDED" means calendar year ended.

     "DEFAULT INTEREST" means, for any underlying mortgage loan, any interest, other than late payment charges, prepayment premiums or yield maintenance charges, that:

     o    accrues on a defaulted mortgage loan solely by reason of the subject default; and

     o    is in excess of all interest at the related mortgage rate set forth on
          Annex A-1 and any Post-ARD Additional Interest accrued on the mortgage loan.

     "DEFAULTED MORTGAGE LOAN" means an underlying mortgage loan (i) that (A) is delinquent 60 days or more in respect to a monthly debt service payment (not including the balloon payment) or (B) is delinquent in respect of its balloon payment unless the master servicer has, on or prior to the 60th day after the due date of that balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such underlying mortgage loan within 120 days after the due date of such balloon payment (provided that, if such refinancing does not occur during such time specified in the commitment, the subject underlying mortgage loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related mortgage instrument or mortgage note and without regard to any acceleration of payments under the related mortgage instrument and mortgage note, or (ii) as to which the master servicer or special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related mortgage note.

     "DEFICIENT VALUATION" means, with respect to any underlying mortgage loan, a valuation by a court of competent jurisdiction of the related mortgaged real property in an amount less than the then outstanding principal balance of the underlying mortgage loan, which valuation results from a proceeding initiated under the U.S. Bankruptcy Code.

     "DETAILED PROPERTY TYPE" means, with respect to any mortgaged real property, the general purpose or use for which it is operated, along with, when applicable, certain ancillary distinctions or characteristics. In the case of a mixed use property, the percentages included in the parenthesis next to each detailed property type are meant to be the estimated percentage of that purpose or use at the mortgaged real property, as measured by its relative contribution to the mortgaged real property's Underwritten Revenues. Each tenant space at the mortgaged real property may be comprised of only one of the uses, or may be some mixture of the two.

     "ENVIRONMENTAL REPORT" means a Phase I environmental assessment, a limited scope environmental assessment, a transaction screen, or an update of any of the foregoing, prepared by a third-party consultant.

                                     S-222

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

     "ESCROWED REPLACEMENT RESERVES CURRENT ANNUAL DEPOSIT" means, with respect to any underlying mortgage loan, the monthly dollar amount, if any, actually deposited into a replacement reserves escrow account in conjunction with the May
2005 monthly debt service payment, multiplied by 12.

     "ESCROWED REPLACEMENT RESERVES INITIAL DEPOSIT" means, with respect to any underlying mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future ongoing repairs and replacements for the related mortgaged real property or properties.

     "ESCROWED TI/LC RESERVES CURRENT ANNUAL DEPOSIT" means, with respect to any underlying mortgage loan, the monthly dollar amount, if any, actually deposited into a tenant improvements and leasing commissions escrow account in conjunction with the May 2005 monthly debt service payment, multiplied by 12.

     "ESCROWED TI/LC RESERVES INITIAL DEPOSIT" means, with respect to any underlying mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future tenant improvements and leasing commissions for the related mortgaged real property or properties.

     "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear
System.

     "EXEMPTION-FAVORED PARTY" means any of the following--

     o    Citigroup Global Markets Inc.,

     o    any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Citigroup
          Global Markets Inc., and

     o    any member of the underwriting syndicate or selling group of which a person described in either of the prior two bullets is a manager or co-manager with respect to the offered certificates.

     "EXPENSES" are the operating expenses incurred for a mortgaged real property for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower.
Those expenses generally include:

     o    salaries, wages and benefits;

     o    the costs of utilities;

     o    repairs and maintenance;

     o    marketing;

     o    insurance;

     o    management;

     o    landscaping;

                                     S-223

     o    security, if provided at the mortgaged real property;

     o    real estate taxes;

     o    general and administrative expenses;

     o    ground lease payments; and

     o    other similar costs;

but without any deductions for debt service, depreciation, amortization, capital expenditures or reserves for any of these deductions.

     In the case of certain properties used for retail, office and/or industrial purposes, Expenses may have included leasing commissions and tenant improvements.

     "FITCH" means Fitch, Inc.

     "GAAP" means generally accepted accounting principles in the United States.

     "INITIAL LOAN GROUP NO. 1 BALANCE" has the meaning given to that term under
"Description of the Mortgage Pool--General" in this prospectus supplement.

     "INITIAL LOAN GROUP NO. 2 BALANCE" has the meaning given to that term under
"Description of the Mortgage Pool--General" in this prospectus supplement.

     "INITIAL MORTGAGE POOL BALANCE" has the meaning given to that term under
"Description of the Mortgage Pool--General" in this prospectus supplement.

     "INTEREST DIFFERENTIAL" means the present value of a stream of payments each equal to the product of:

     1.   the excess, if any, of the mortgage rate over the Yield Maintenance
          Interest Rate; multiplied by

     2.   the principal balance outstanding after application of the constant monthly payment on the date of such prepayment;

provided that the Interest Differential will in no event be less than zero.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "IXIS" means IXIS Real Estate Capital Inc. or its successor in interest.

     "IXIS MORTGAGE LOAN" means any of the underlying loans transferred to us by
IXIS for inclusion in the trust fund and any Qualified Substitute Mortgage Loan delivered by IXIS in replacement of an IXIS Mortgage Loan.

     "LIBOR" has the meaning given to that term under "Description of the
Offered Certificates--Distributions--Calculation of Pass-Through Rates" in this prospectus supplement.

                                     S-224

     "LIBOR BUSINESS DAY" has the meaning given to that term under "Description of the Offered Certificates--Distributions--Calculation of Pass-Through Rates"
in this prospectus supplement.

     "LIBOR DETERMINATION DATE" has the meaning given to that term under
"Description of the Offered Certificates--Distributions--Calculation of
Pass-Through Rates" in this prospectus supplement.

     "LOAN BALANCE AT MATURITY/ARD" means, with respect to any underlying mortgage loan, the principal balance remaining after giving affect to the principal component of the monthly debt service payment made on the maturity date of the mortgage loan or, in the case of an ARD Loan, the anticipated repayment date, assuming no prior prepayments or defaults.

     "LOAN GROUP NO. 1 PRINCIPAL PAYMENT AMOUNT" means the portion of the Net
Principal Payment Amount for any payment date attributable to loan group no. 1.

     "LOAN GROUP NO. 2 PRINCIPAL PAYMENT AMOUNT" means the portion of the Net
Principal Payment Amount for any payment date attributable to loan group no. 2.

     "LOC" means letter of credit.

     "MAJOR TENANT" means either the largest, second largest or third largest tenant in occupancy at a commercial mortgaged real property, as measured by its rentable area as a percentage of the total net rentable area.

     "MAJORITY CLASS CP CERTIFICATEHOLDER" means, as of any date of determination, any single holder -- or, if applicable, beneficial owner -- of class CP-1, CP-2 and CP-3 certificates (other than any holder -- or, if applicable, beneficial owner -- that is an affiliate of us or a mortgage loan seller) entitled to greater than 50% of the voting rights allocated to the CP-1,
CP-2 and CP-3 classes.

     "MAJORITY CONTROLLING CLASS CERTIFICATEHOLDER" means, as of any date of determination, any single holder -- or, if applicable, beneficial owner -- of series 2005-C3 certificates (other than any holder -- or, if applicable, beneficial owner -- that is an affiliate of us or a mortgage loan seller)
entitled to greater than 50% of the voting rights allocated to the series
2005-C3 controlling class; provided, however, that, if there is no single holder
-- or, if applicable, beneficial owner -- of series 2005-C3 certificates entitled to greater than 50% of the voting rights allocated to such class, then the Majority Controlling Class Certificateholder will be the single holder --
or, if applicable, beneficial owner -- of series 2005-C3 certificates with the largest percentage of voting rights allocated to the series 2005-C3 controlling class. With respect to determining the Majority Controlling Class
Certificateholder, the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates will, and the class A-MFL and A-MFX certificates will, in each case, be treated as a single class of series 2005-C3 certificates, with the subject voting rights allocated among the holders -- or, if applicable, beneficial owners -- of those series 2005-C3 certificates in proportion to the respective total principal balances thereof as of such date of determination.

     "MASTER SERVICER REMITTANCE AMOUNT" has the meaning given to that term under "Servicing of the Underlying Mortgage Loans--Collection
Account--Withdrawals" in this prospectus supplement.

     "MATURITY ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2005-C3 certificates and the underlying mortgage loans:

     o    the mortgage loans have the characteristics set forth on Annex A-1 to this prospectus supplement, the Initial Mortgage Pool Balance is approximately $1,435,172,921, the Initial Loan Group No. 1 Balance is
          approximately $1,145,448,916 and the Initial Loan Group No. 2 Balance
          is approximately $289,724,005;

                                     S-225

     o    the initial total principal balance or notional amount, as the case may be, of each class of series 2005-C3 certificates, exclusive of the class R and Y certificates, and the class A-MFL REMIC II regular interest is as described in this prospectus supplement;

     o    the pass-through rate for each interest-bearing class of series
          2005-C3 certificates is as described in this prospectus supplement;

     o    there are no delinquencies or losses with respect to the underlying mortgage loans;

     o    there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the underlying mortgage loans;

     o    there are no Appraisal Reduction Amounts with respect to the underlying mortgage loans;

     o    there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o    each of the underlying mortgage loans provides for monthly debt service payments to be due on the fifth, seventh, ninth or eleventh day of each month and accrues interest on the respective basis described in this prospectus supplement;

     o    there are no breaches of any mortgage loan seller's representations and warranties regarding the underlying mortgage loans that are being sold by it;

     o    monthly debt service payments on the mortgage loans are timely received on the respective payment day of each month, and
          amortization, if applicable, is assumed to occur prior to prepayment;

     o    no voluntary or involuntary prepayments are received as to any of the underlying mortgage loans during that mortgage loan's prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

     o    each ARD Loan is paid in full on its anticipated repayment date;

     o    except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayment;

     o    all prepayments on the underlying mortgage loans are assumed to be accompanied by a full month's interest;

     o    no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

     o    no underlying mortgage loan is required to be repurchased by any mortgage loan seller;

     o    there are no Additional Trust Fund Expenses;

     o    payments on the offered certificates are made on the 15th day of each month, commencing in July 2005; and

                                     S-226

     o    the offered certificates are settled on June 29, 2005.

     "MATURITY DATE/ARD LOAN-TO-VALUE RATIO" and "MATURITY DATE/ARD LTV RATIO"
each generally means, subject to the discussion under "Risk Factors--Risks
Related to the Underlying Mortgage Loans--The Underwritten Net Cash Flow Debt
Service Coverage Ratios and/or Loan-to-Value Ratios for Certain of the
Underlying Mortgage Loans Have Been Adjusted in Consideration of a Cash Holdback
or a Letter of Credit" in this prospectus supplement:

     o    with respect to any underlying mortgage loan (other than a Crossed
          Loan), the ratio of--

          1.   the related Loan Balance at Maturity/ARD for the particular mortgage loan (or, in the case of the Carolina Place Mortgage
               Loan, unless the context clearly indicates otherwise, the portion of the Loan Balance at Maturity/ARD for that mortgage loan that is allocable to the Carolina Place Pooled Portion, which is
               $105,333,069), to

          2.   the Appraised Value of the related mortgaged real property or properties; and

     o    with respect to any Crossed Loan, the ratio of--

          1.   the total Loan Balance at Maturity/ARD for all of the underlying mortgage loans in the applicable Crossed Group, to

          2.   the total Appraised Value for all of the mortgaged real
               properties related to the applicable Crossed Group.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MORTGAGE DEFERRED INTEREST" means, with respect to any underlying mortgage loan, the amount of any interest accrued thereon at the related mortgage rate
(other than Post-ARD Additional Interest) that, by virtue of a modification, is added to the outstanding principal balance of such underlying mortgage loan instead of being payable on the related due date on which it would otherwise have been due.

     "MORTGAGE FILE" has the meaning given to that term under "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and
Substitutions" in this prospectus supplement.

     "N/A" and "NAP" each means not applicable.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any payment date, the excess, if any, of:

     o    the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

     o    the total payments made by the master servicer to cover those
          Prepayment Interest Shortfalls.

                                     S-227

     "NET MORTGAGE PASS-THROUGH RATE" means:

     o    in the case of each underlying mortgage loan that accrues on a 30/360
          Basis, for any payment date, an annual rate equal to the Net Mortgage
          Rate of that mortgage loan in effect as of the date of initial issuance of the offered certificates; and

     o    in the case of each underlying mortgage loan that accrues interest on an Actual/360 Basis, for any payment date, an annual rate generally equal to--

          (A)  the product of (1) 12, times (2) a fraction, expressed as a percentage, ____ the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the calendar month preceding the month in which the subject payment date occurs, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately prior to the subject payment date, multiplied by (c) 1/360, multiplied by (d) the mortgage interest rate of that mortgage loan in effect as of the date of initial issuance of the offered certificates, and _____ the _________
               denominator of which fraction is the Stated Principal Balance of that mortgage loan immediately prior to the subject payment date, minus

          (B)  the Administrative Fee Rate for that mortgage loan.

     Notwithstanding the foregoing, if the subject payment date occurs during
January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause (A)(2) of the second bullet of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's payment account to its interest reserve account during that month. Furthermore, if the subject payment date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause (A)(2) of the second bullet of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to its payment account during that month.

     "NET MORTGAGE RATE" means, for any underlying mortgage loan, the mortgage rate, minus the Administrative Fee Rate.

     "NET OPERATING INCOME" or "NOI" means, for any mortgaged real property securing an underlying mortgage loan, the net property income derived from the property, which is equal to Revenues less Expenses, for the applicable time period, that was available for debt service, as established by information provided by the related borrower, except that in some cases the net operating income has been adjusted by removing various non-recurring expenses and revenues or by other normalizations. NOI does not reflect accrual of costs such as reserves, capital expenditures, tenant improvements and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures, tenant improvements and leasing commissions and non-recurring items may have been treated by a borrower as an expense but were excluded from Expenses to reflect normalized NOI. We have not made any attempt to verify the accuracy of any information provided by a particular borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by any borrower for the related mortgaged real property. NOI was not necessarily determined in accordance with GAAP. Moreover,
NOI is not a substitute for net income determined in accordance with GAAP as a measure of the results of a mortgaged real property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. In certain cases, NOI may reflect partial-year annualizations.

                                     S-228

     "NET PRINCIPAL PAYMENT AMOUNT" means, for any payment date, an amount (not less than zero) equal to (a) the Total Principal Payment Amount for that date, less (b) the Class CP Principal Payment Amount for that date.

     "NOI DSCR" means:

     o    with respect to any underlying mortgage loan (other than a Crossed
          Loan), for any specified 12-month period, the ratio of--

          1.   the NOI for the corresponding mortgaged real property or
               properties for that 12-month period, to

          2.   the Annual Debt Service for the underlying mortgage loan (or, in the case of the Carolina Place Mortgage Loan, unless the context clearly indicates otherwise, the portion of the Annual Debt
               Service for that mortgage loan that is allocable to the Carolina
               Place Pooled Portion, based on the Allocated Principal Balance of the Carolina Place Pooled Portion as of the cut-off date as a percentage of the cut-off date principal balance of the entire
               Carolina Place Mortgage Loan); and

     o    with respect to any Crossed Loan, for any specified 12-month period, the ratio of--

          1.   the total NOI for all of the mortgaged real properties related to the applicable Crossed Group for that 12-month period, to

          2.   the total Annual Debt Service for all of the underlying mortgage loans in the applicable Crossed Group.

     "NONRECOVERABLE ADVANCE" means any advance made or proposed to be made, as applicable, with respect to any underlying mortgage loan or related REO Property that is determined in accordance with the series 2005-C3 pooling and servicing agreement, not to be ultimately recoverable out of payments or other collections on that mortgage loan or related REO Property (or, in the case of the Carolina
Place Mortgage Loan, on or with respect to the Carolina Place Loan Pair).

     "NRSF", "NRS" or "SF" generally means the square footage of the net rentable area of a mortgaged real property.

     "OCCUPANCY %" or "OCCUPANCY PERCENTAGE" means, (a) for any mortgaged real property (other than a hotel property), the percentage of leasable square footage, total Units or total Pads, as the case may be, at the particular property that was physically occupied as of the "Occupancy as of Date" specified in the Annex A-1 to this prospectus supplement, and (b) for any mortgaged real property that is a hotel property, the average percentage of rooms that were occupied in the 12-month period ending on the "Occupancy as of Date" specified in the Annex A-1 to this prospectus supplement. Occupancy Percentages presented in this prospectus supplement may reflect leased space that is not currently occupied, that is subject to build out and/or that is subject to a free rent period.

     "OPTION PRICE" has the meaning given to that term under "Servicing of the
Underlying Mortgage Loans--Fair Value Purchase Option" in this prospectus supplement.

                                     S-229

     "ORIGINAL AMORTIZATION TERM" means, with respect to any underlying mortgage loan, the number of months that would be required to fully amortize the mortgage loan's original principal balance assuming:

     o    the actual mortgage loan rate; and

     o    the actual monthly debt service payment;

provided that, with respect to any underlying mortgage loan that provides for interest only payments for a period of months following the cut-off date followed by payments of interest and principal for the remaining term of the mortgage loan, the "actual monthly debt service payment" referenced in the second bullet of this definition means the monthly payment of principal and interest scheduled to be due following the interest-only period; and provided, further, that, with respect to any underlying mortgage loan that provides for interest only payments until the scheduled maturity date, the term "Original
Amortization Term" is not applicable and Annexes to this prospectus supplement will indicate "Interest Only".

     "ORIGINAL TERM TO MATURITY/ARD" means, with respect to any underlying mortgage loan, the total number of scheduled monthly debt service payments specified in the related promissory note, beginning with and including the first payment date of the mortgage loan through and including the stated maturity date or, in the case of an ARD Loan, the anticipated repayment date.

     "PADS" means, in the case of a mortgaged real property operated as a mobile home park, the number of pads, which are referred to in Annex A-1 to this prospectus supplement as "Pads".

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" as defined in Section 4975 of the Internal Revenue Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following:

     o    the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable;

     o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record;

     o    exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment;

     o    other matters to which like properties are commonly subject;

     o    the rights of tenants (whether under ground leases, space leases or operating leases) at the mortgaged real property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases); and

     o    if the mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan.

     "PERMITTED INVESTMENTS" means the U.S. government-related securities and other investment grade obligations specified in the series 2005-C3 pooling and servicing agreement.

                                     S-230

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or
Keogh plan, that is subject to Section 4975 of the Internal Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations issued by the United States
Department of Labor concerning whether a Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity for purposes of the general fiduciary provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code, if the Plan
acquires an "equity interest" in that entity.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any underlying mortgage loan that was subject to a principal prepayment in full or in part made by the related borrower during any collection period, which principal prepayment was applied to such underlying mortgage loan following such underlying mortgage loan's due date in such collection period, the amount of any interest (net of related master servicing fees and, if applicable, any portion of that interest that constitutes Default Interest and/or Post-ARD Additional Interest) accrued on the amount of such principal prepayment during the period from and after such due date and ending on the date such principal prepayment was applied to such underlying mortgage loan, to the extent collected (exclusive of any related prepayment premium or yield maintenance charge actually collected).

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any underlying mortgage loan that was subject to a principal prepayment in full or in part made by the related borrower during any collection period, which principal prepayment was applied to such underlying mortgage loan prior to such underlying mortgage loan's due date in such collection period, the amount of interest, to the extent not collected from the related borrower (without regard to any prepayment premium or yield maintenance charge actually collected), that would have accrued on the amount of such principal prepayment during the period commencing on the date as of which such principal prepayment was applied to such underlying mortgage loan and ending on the day immediately preceding such due date, inclusive (net of related master servicing fees and, if applicable, any portion of that interest that would have constituted Default Interest and/or Post-ARD
Additional Interest).

     "PREPAYMENT PROVISIONS" for each underlying mortgage loan are as follows:

     o    "LO(y)" means that the original duration of the lock-out period is y payments;

     o    "DEFEASANCE(y)" means that the original duration of the defeasance period is y payments;

     o    "Grtrx%UPBorYM(y)" means that, for an original period of y payments, the relevant prepayment premium will equal the greater of the applicable yield maintenance charge and x% of the principal amount prepaid;

     o    "Grtrx%UPBory%UPB+YM" means that the relevant prepayment premium will equal the greater of (1) y% of the principal amount prepaid plus the applicable yield maintenance charge and (2) x% of the principal amount prepaid;

     o    "FREE(y)" means that the underlying mortgage loan is freely prepayable for a period of y payments; and

                                     S-231

     o    "YM(y)" means that, for an original period of y payments, the relevant prepayment premium will equal the applicable yield maintenance charge.

     "PRESENT VALUE" or "PV" means a yield maintenance charge that is equal to the excess, if any, of:

     1.   the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through, as applicable, the maturity date or anticipated repayment date, including any balloon payment or assumed prepayment on the anticipated repayment date, as applicable, determined by discounting those payments at the Yield Maintenance Interest Rate;

          over

     2.   the amount of principal being prepaid.

     "PRIMARY COLLATERAL" means the mortgaged real property directly securing a
Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross-collateralization features of the related
Crossed Group.

     "PRIVILEGED PERSON" means any certificateholder, certificate owner, any party to the series 2005-C3 pooling and servicing agreement, any person identified to the trustee or the master servicer, as applicable, as a prospective transferee of a certificate or interest therein (or licensed or registered investment adviser representing such person), any rating agency, any mortgage loan seller, any underwriter, any of our designees or a designee of any party to the series 2005-C3 pooling and servicing agreement; provided that no certificate owner or prospective transferee of a certificate or interest therein
(or licensed or registered investment adviser representing such person) will be considered a "Privileged Person" or be entitled to a password or restricted access to any reports delivered on a restricted basis unless such person has delivered to the trustee or the master servicer, as applicable, a certification in the form required by the series 2005-C3 pooling and servicing agreement.

     "PROPERTY TYPE" means, with respect to any mortgaged real property, the general purpose or use for which it is operated.

     "PURCHASE OPTION" has the meaning given to that term under "Servicing of the Underlying Mortgage Loans--Fair Value Purchase Option" in this prospectus supplement.

     "PURCHASE PRICE" has the meaning given to that term under "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and
Substitutions" in this prospectus supplement.

     "PV YIELD DIFFERENTIAL" means a yield maintenance charge that is equal to the present value of the excess, if any, of:

     1.   the amount of interest that would be payable as of the prepayment date from such prepayment date through the maturity date on the prepaid amount,

          over

     2.   the amount of interest that would be payable as of the prepayment date from such prepayment date through the maturity date on the prepaid amount if such amount were invested at the Yield Maintenance Interest
          Rate.

                                     S-232

     "QUALIFIED SUBSTITUTE MORTGAGE LOAN" means a replacement mortgage loan which must, on the date of substitution, among other things:

     o    have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal
          Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs;

     o    have a mortgage rate not less than the mortgage rate of the deleted mortgage loan;

     o    have the same due date as the deleted mortgage loan;

     o    accrue interest on the same basis as the deleted mortgage loan (for example, on an Actual/360 Basis);

     o    have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan;

     o    have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted mortgage loan;

     o    comply as of the date of substitution with all of the representations and warranties set forth in the applicable mortgage loan purchase agreement;

     o    have an environmental report with respect to the related mortgaged real property which will be delivered as a part of the related servicing file;

     o    have an original debt service coverage ratio (calculated to include the additional debt from any encumbrance) of not less than the original debt service coverage ratio (calculated to include the additional debt from any encumbrance) of the deleted mortgage loan and a current debt service coverage ratio (calculated to include the additional debt from any encumbrance) of not less than the current debt service coverage ratio (calculated to include the additional debt from any encumbrance) of the deleted mortgage loan;

     o    be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Internal
          Revenue Code;

     o    not have a maturity date after the date two years prior to the rated final payment date;

     o    not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each applicable rating agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the rating agency to any class of series 2005-C3 certificates then rated by the rating agency (the cost, if any, of obtaining such confirmation to be paid by the applicable mortgage loan seller);

     o    have a date of origination that is not more than 12 months prior to the date of substitution;

     o    have been approved by the series 2005-C3 controlling class representative (or, if there is no series 2005-C3 controlling class representative then serving, by the series 2005-C3 certificateholders representing a majority of the series 2005-C3 voting rights allocated to the controlling class); and

                                     S-233

     o    not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any of the REMICs created under the series 2005-C3 pooling and servicing agreement or the imposition of tax on any of the REMICs created under the series 2005-C3 pooling and servicing agreement other than a tax on income expressly permitted or contemplated to be received by the terms of the series 2005-C3 pooling and servicing agreement.

     In the event that one or more mortgage loans are substituted for one or more deleted underlying mortgage loans, then the amounts described in the first bullet of this definition will be determined on the basis of aggregate principal balances and the rates described in the second bullet of this definition and the remaining term to stated maturity referred to in the fifth bullet of this definition will be determined on a weighted average basis; provided that no underlying mortgage loan may have a Net Mortgage Rate that is less than the highest pass-through rate of any class of series 2005-C3 principal balance certificates (exclusive of the class CP-1, CP-2 and CP-3 certificates) bearing a fixed rate and outstanding at the time of the substitution. When a Qualified
Substitute Mortgage Loan is substituted for a deleted underlying mortgage loan, the applicable mortgage loan seller will be required to certify that the replacement mortgage loan meets all of the requirements of the above definition and must send such certification to the trustee. A Qualified Substitute Mortgage
Loan may not be substituted for the Carolina Place Mortgage Loan.

     "RATING AGENCY TRIGGER EVENT" has the meaning given to that term under
"Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.

     "REALIZED LOSSES" means losses on or with respect to the underlying mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property.
We discuss the calculation of Realized Losses under "Description of the Offered
Certificates--Reductions of Certificate Principal Balances in Connection with
Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "RECOMMENDED ANNUAL REPLACEMENT RESERVES" means, for any mortgaged real property securing an underlying mortgage loan, the expected average annual amount for future ongoing repairs and replacements, without any adjustment for inflation, over a time horizon not less than the original loan term of the respective mortgage loan, as estimated in the property condition assessment.

     "RELATED UNDERLYING MORTGAGE LOANS" means any two or more underlying mortgage loans for which the related mortgaged real properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

     "REMAINING AMORTIZATION TERM" or "STATED REMAINING AMORTIZATION TERM"
means: (a) with respect to any underlying mortgage loan that does not provide for an interest only payment as of the cut-off date, the Original Amortization
Term less the Seasoning of the loan, calculated as of the cut-off date; and (b)
with respect to any underlying mortgage loan that provides for an interest only payment as of the cut-off date, the Original Amortization Term. With respect to any underlying mortgage loan that provides for interest only payments until the scheduled maturity date, the terms "Remaining Amortization Term and "Stated
Remaining Amortization Term" are not applicable, and the Annexes to this prospectus supplement will indicate "Interest Only".

     "REMAINING TERM TO MATURITY/ARD" means, with respect to any underlying mortgage loan, the Original Term to Maturity/ARD less the Seasoning of the loan, calculated as of the cut-off date.

     "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code.

                                     S-234

     "REO PROPERTY" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

     "RESTRICTED GROUP" means, collectively, the following persons and entities:

     o    the trustee;

     o    the Exemption-Favored Parties;

     o    us;

     o    the master servicer;

     o    the special servicer;

     o    any sub-servicers;

     o    the mortgage loan sellers;

     o    each borrower, if any, with respect to underlying mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the series
          2005-C3 certificates; and

     o    any and all affiliates of any of the aforementioned persons.

     "RESTRICTED SERVICER REPORTS" means, collectively, the following reports:

     o    CMSA servicer watch list;

     o    CMSA operating statement analysis report;

     o    CMSA NOI adjustment worksheet; and

     o    CMSA comparative financial status report;

provided that, if a Restricted Servicer Report is filed with the SEC, it will thereafter become an Unrestricted Servicer Report.

     "REVENUES" means the gross revenues received with respect to a mortgaged real property securing any underlying mortgage loan, for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower. Those revenues generally include:

     o    for the multifamily rental properties, gross rental and other revenues; and

     o    for the retail, office and industrial properties, base rent, percentage rent, expense reimbursements and other revenues.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

                                     S-235

     "SEASONING" means, with respect to any underlying mortgage loan, the number of scheduled monthly debt service payments between and including the first payment date of the mortgage loan through and including the cut-off date.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SENIOR PRINCIPAL PAYMENT CROSS-OVER DATE" means the first payment date as of the commencement of business on which:

     o    the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates, or any two or more of those classes, remain outstanding; and

     o    the total principal balance of the class A-MFX, A-J, B, C, D, E, F, G,
          H, J, K, L, M, N, O and P certificates and the class A-MFL REMIC II regular interest has previously been reduced to zero as described under "Description of the Offered Certificates--Reductions of
          Certificate Principal Balances in Connection with Realized Losses and
          Additional Trust Fund Expenses" in this prospectus supplement

     "SERVICING STANDARD" means, in general, with respect to each of the master servicer and the special servicer, to service and administer the mortgage loans
(including the Carolina Place Non-Trust Loan) and any REO Properties for which that party is responsible under the series 2005-C3 pooling and servicing agreement:

     o    in the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers and similar foreclosure properties (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing and administering loans and foreclosure properties for third parties or (ii) held in its own portfolio, whichever standard is higher;

     o    with a view to (i) the timely collection of all scheduled payments of principal and interest due on each such mortgage loan or, if any such mortgage loan shall come into and continue in default, the maximization of the recovery on such mortgage loan or REO Property on a net present value basis and (ii) the best interests (as determined by the master servicer or special servicer, as applicable, in its reasonable judgment) of the series 2005-C3 certificateholders and the trust fund and, in the case of the Carolina Place Loan Pair, the
          Carolina Place Non-Trust Loan Noteholder; and

     o    without regard to:

          1.   any relationship that the master servicer or the special
               servicer, as the case may be, or any of its affiliates may have with any related borrower, us, any mortgage loan seller or any other party to the transaction pursuant to which the series
               2005-C3 certificates will be issued or any affiliate thereof;

          2.   the ownership of any series 2005-C3 certificate (or other
               interest in any underlying mortgage loan) by the master servicer or the special servicer, as the case may be, or by any of its affiliates;

                                     S-236

          3.   the right of the master servicer or the special servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the series 2005-C3 pooling and servicing agreement;

          4.   the obligation of the master servicer to make advances;

          5.   the ownership, servicing or management by the master servicer or the special servicer or any of its affiliates for others of any other mortgage loans or mortgaged real property;

          6.   any obligation of the master servicer or any of its affiliates to repurchase or substitute an underlying mortgage loan as a
               mortgage loan seller;

          7.   any obligation of the master servicer or any of its affiliates to cure a breach of a representation or warranty with respect to an underlying mortgage loan; and

          8.   any debt the master servicer or the special servicer or any of its affiliates has extended to any related borrower or any affiliate of that borrower.

     "SERVICING TRANSFER EVENT" means, with respect to any underlying mortgage loan, any of the following events:

     1.   the related borrower--

          A.   fails to make when due any balloon payment unless the master servicer has, on or prior to the 60th day after the due date of that balloon payment, received written evidence from an
               institutional lender of such lender's binding commitment to refinance the subject underlying mortgage loan within 120 days after the due date of such balloon payment (provided that if such refinancing does not occur during such time specified in the commitment, a "Servicing Transfer Event" will occur immediately),
               or

          B.   fails to make when due any scheduled payment of principal and interest (other than a balloon payment), and such failure
               continues unremedied for 60 days;

     2.   the master servicer or the special servicer (in the case of the special servicer, with the consent of the series 2005-C3 controlling class representative or, in the case of the Carolina Place Mortgage
          Loan, so long as a Carolina Place A/B Change of Control Event does not exist, the Carolina Place Non-Trust Loan Noteholder or, in the case of the Carolina Place Mortgage Loan, so long as a Carolina Place
          Pooled/Non-Pooled Change of Control Event does not--but a Carolina
          Place A/B Change of Control Event does--exist, the class CP representative) determines in its good faith reasonable judgment and in accordance with the Servicing Standard, based on, among other things, communications with the related borrower, that a default in the making of a scheduled payment of principal and interest (including a balloon payment) or any other default under the related mortgage loan documents that would (with respect to such other default)
          materially impair the value of the mortgaged real property as security for the subject underlying mortgage loan or otherwise would materially adversely affect the interest of the series 2005-C3 certificateholders and would continue unremedied beyond the applicable grace period under the terms of the subject underlying mortgage loan (or, if no grace period is specified, for 60 days; provided that a default that would give rise to an acceleration right without any grace period will be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days;

                                     S-237

     3.   there occurs a default (other than as described in clause 1. above)
          that the master servicer or special servicer determines, in its good faith and reasonable judgment and in accordance with the Servicing
          Standard, materially impairs the value of the related mortgaged real property as security for the subject underlying mortgage loan or otherwise materially adversely affects the interests of the series
          2005-C3 certificateholders and that continues unremedied beyond the applicable grace period under the terms of the subject underlying mortgage loan (or, if no grace period is specified, for 60 days;
          provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); provided, however, that, in the event the special servicer determines that the related borrower does not need to maintain terrorism insurance as provided in the series 2005-C3 pooling and servicing agreement, no default related to the failure to obtain such insurance will be considered outstanding for purposes of this clause
          3.;

     4.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     5.   the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

A Servicing Transfer Event will generally cease to exist:

     o    with respect to the circumstances described in clause 1. of this definition, if and when the related borrower makes three consecutive full and timely scheduled monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     o    with respect to the circumstances described in clauses 2. and 4. of this definition, if and when those circumstances cease to exist in the good faith reasonable judgment of the special servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clause 4. of this definition, no later than the entry of an order or decree dismissing such proceeding;

     o    with respect to the circumstances described in clause 3. of this definition, if and when the default is cured; and

     o    with respect to the circumstances described in clause 5. of this definition, if and when the proceedings are terminated;

so long as at that time no circumstance identified in clauses 1. through 5. of this definition exists that would cause a Servicing Transfer Event to continue to exist with respect to the underlying mortgage loan.

     If a Servicing Transfer Event exists with respect to one mortgage loan in the Carolina Place Loan Pair, it will also be considered to exist for the other mortgage loan in the Carolina Place Loan Pair; provided that, if the Carolina
Place Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer
Event with respect to the Carolina Place Mortgage Loan through the exercise of cure rights as set forth in the Carolina Place Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the Carolina Place
Non-Trust Loan will not, in and of itself, result in the existence of a
Servicing Transfer Event with respect to the Carolina

                                     S-238

Place Mortgage Loan or cause the servicing of the Carolina Place Loan Pair to be transferred to the special servicer, unless a separate Servicing Transfer Event has occurred with respect thereto.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984.

     "STANDARD AVAILABLE P&I FUNDS" means, with respect to any payment date, the
Total Available P&I Funds, net of the Class CP Available P&I Funds, for that date.

     "STATED PRINCIPAL BALANCE" means, for any outstanding mortgage loan in the trust fund as of any date of determination, an amount (which amount will not be less than zero) equal to "x" plus "y" minus "z" where:

     X. "x" is equal to the cut-off date principal balance of the subject mortgage loan (or, in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance after application of all principal payments due on or before the related date of substitution, whether or not received);

     Y. "y" is equal to any Mortgage Deferred Interest added to the principal balance of the mortgage loan prior to the end of the collection period for the then-most recent payment date coinciding with or preceding such date of determination; and

     Z. "z" is equal to the sum of--

          1.   the principal portion of each scheduled payment of principal and interest due on the subject mortgage loan after the cut-off date or the related date of substitution, as the case may be, to the extent received from the related borrower or advanced by the master servicer and distributed to series 2005-C3
               certificateholders on or before such date of determination,

          2.   all principal prepayments received with respect to the subject mortgage loan after the cut-off date or the related date of substitution, as the case may be, to the extent distributed to series 2005-C3 certificateholders on or before such date of determination,

          3.   the principal portion of all insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to the subject mortgage loan after the cut-off date or the related date of substitution, as the case may be, to the extent distributed to series 2005-C3 certificateholders on or before such date of determination,

          4.   the principal portion of any Realized Loss incurred in respect of the subject mortgage loan prior to the end of the collection period for the then-most recent payment date coinciding with or preceding such date of determination, and

          5.   to the extent not otherwise included as part of the amount described in the immediately preceding clause 4., any amount of reduction in the outstanding principal balance of the subject mortgage loan resulting from a Deficient Valuation that occurred prior to the end of the collection period for the then-most recent payment date coinciding with or preceding such date of determination.

     With respect to any mortgage loan in the trust fund as to which the related mortgaged real property has become an REO Property, the "Stated Principal
Balance" of that mortgage loan will be, as of any date of determination, an amount equal to (x) the Stated Principal Balance of that mortgage loan as of the date of the related REO acquisition, minus (y) the sum of:

                                     S-239

     1.   the principal portion of any P&I advance made with respect to the subject mortgage loan on or after the date of the related REO acquisition, to the extent distributed to series 2005-C3
          certificateholders on or before such date of determination;

     2.   the principal portion of all insurance proceeds, condemnation proceeds, liquidation proceeds and REO revenues received with respect to the subject mortgage loan deemed to be outstanding, to the extent distributed to series 2005-C3 certificateholders on or before such date of determination; and

     3.   the principal portion of any Realized Loss incurred in respect of the subject mortgage loan prior to the end of the collection period for the then-most recent payment date coinciding with or preceding such date of determination.

     A mortgage loan (including a mortgage loan deemed to be outstanding with respect to an REO Property) shall be deemed to be part of the mortgage pool and to have an outstanding Stated Principal Balance until the payment date on which the payments or other proceeds, if any, received in connection with a liquidation event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such liquidation event, would have been) distributed to series 2005-C3 certificateholders. For purposes of this definition, payments or other collections of principal on or with respect to any underlying mortgage loan (including any mortgage loan as to which the related mortgaged real property has become an REO Property) will be considered distributed to series 2005-C3 certificateholders as of the first payment date that those payments are included in the Total Principal Payment Amount. However, to the extent that principal from general collections on the mortgage pool is used to reimburse, or pay interest on, advances deemed to be nonrecoverable pursuant to the series 2005-C3 pooling and servicing agreement with respect to any particular mortgage loan, and such amount has not been included as part of the Total Principal Payment Amount, such amount shall continue to be deemed to be distributed for purposes of calculating the Stated Principal Balance.
Notwithstanding the foregoing, if any mortgage loan is paid in full, liquidated or otherwise removed from the trust fund, commencing as of the first payment date following the collection period during which such event occurred, the
Stated Principal Balance of such mortgage loan will be zero.

     "SUB-SERVICING FEE RATE" means, for any underlying mortgage loan, the per annum rate at which the monthly sub-servicing fee is payable to any sub-servicer.

     "SUBSTITUTION SHORTFALL AMOUNT" has the meaning given to that term under
"Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases
and Substitutions" in this prospectus supplement.

     "SWAP DEFAULT" has the meaning given to that term under "Description of the
Swap Agreement--The Swap Agreement" in this prospectus supplement.

     "SWAP PAYMENT DEFAULT" has the meaning given to that term under
"Description of the Swap Agreement--The Swap Agreement" in this prospectus supplement.

     "SWAP PREMIUM" has the meaning given to that term under "U.S. Federal
Income Tax Consequences--The Class A-MFL Certificates" in this prospectus supplement.

     "TOTAL AVAILABLE FUNDS" means, with respect to any payment date, the total amount of funds available to make payments on the series 2005-C3 certificates
(exclusive of the class A-MFL certificates) and the class A-MFL REMIC II regular interest on that date as described under "Description of the Offered
Certificates--Payment Account--Withdrawals" in this prospectus supplement.

                                     S-240

     "TOTAL AVAILABLE P&I FUNDS" means, with respect to any payment date, subject to the discussion under "Description of the Offered
Certificates--Payments" in this prospectus supplement, all funds in the trustee's payment account that are available to make payments of interest and principal on the series 2005-C3 certificates on that payment date. The Total
Available P&I Funds do not include Post-ARD Additional Interest, yield maintenance charges or prepayment premiums. The trustee will apply the Total
Available P&I Funds as described under "Description of the Offered
Certificates--Payments" in this prospectus supplement to pay principal and accrued interest on the series 2005-C3 certificates (exclusive of the class R and Y certificates) on that date.

     "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any payment date, an amount generally equal to:

     1.   the aggregate of the principal portions of all monthly debt service payments (other than balloon payments) due or deemed due in respect of the underlying mortgage loans (including mortgage loans as to which the related mortgaged real properties have become REO Properties) for their respective due dates occurring during the related collection period, to the extent paid by the related borrower during or prior to, or otherwise received during, the related collection period or advanced by the master servicer, the trustee or the fiscal agent, as applicable, for such payment date; plus

     2.   the aggregate of all principal prepayments received on the underlying mortgage loans during the related collection period; plus

     3.   with respect to any underlying mortgage loan as to which the related stated maturity date occurred during or prior to the related collection period, any payment of principal (other than a principal prepayment) made by or on behalf of the related borrower during the related collection period (including any balloon payment), net of any portion of such payment that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the subject underlying mortgage loan on a due date during or prior to the related collection period and included as part of the Total Principal Payment Amount for such payment date or any prior payment date pursuant to clause 1.
          above; plus

     4.   the aggregate of the principal portion of all liquidation proceeds, sale proceeds, insurance proceeds, condemnation proceeds and, to the extent not otherwise included in clause 1., 2. or 3. above, payments and revenues that were received on or in respect of the underlying mortgage loans and REO Properties during the related collection period and that were identified and applied by the master servicer and/or the special servicer as recoveries of principal of the underlying mortgage loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any monthly debt service payment due (other than a balloon payment) or deemed due in respect of the related underlying mortgage loan on a due date during or prior to the related collection period and included as part of the Total
          Principal Payment Amount for such payment date or any prior payment date pursuant to clause 1. above; plus

     5.   if the subject payment date is subsequent to the initial payment date, the excess, if any, of (a) the Total Principal Payment Amount for the
          immediately preceding payment date, over (b) the total payments of principal made with respect to the series 2005-C3 principal balance certificates (exclusive of the class A-MFL, CP-1, CP-2 and CP-3 certificates) and the class A-MFL REMIC II regular interest on the immediately preceding payment date; plus

     6.   any amounts that were used to reimburse Nonrecoverable Advances
          (including interest on such Nonrecoverable Advances) from principal collections on the mortgage pool and that are, in any

                                     S-241

          such case, recovered during the related collection period on the related underlying mortgage loan as to which any such reimbursed advance was made; minus

     7.   the amount of any reimbursements of Nonrecoverable Advances (including interest on such Nonrecoverable Advances) that are paid or reimbursed from general principal collections on the mortgage pool with respect to such payment date where such principal collections would have otherwise been included in the Total Principal Payment Amount for such payment date pursuant to any of clauses 1. through 4. above;

provided that, for the final payment date, the Total Principal Payment Amount will be no less than the total Stated Principal Balance of the mortgage pool immediately prior to that payment date.

     "UAV" means unavailable.

     "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 91-23, as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41.

     "UNDERWRITTEN ANNUAL REPLACEMENT RESERVES" or "U/W ANNUAL REPLACEMENT
RESERVES" means the average annual ongoing repairs and replacements estimated for a mortgaged real property, generally consistent with the greater of (a) the
Recommended Annual Replacement Reserves and (b) the lender's minimum underwriting standard for that property type.

     "UNDERWRITTEN ANNUAL TI/LC RESERVES" or "U/W ANNUAL TI/LC RESERVES" means the average annual tenant improvement and leasing commissions estimated for a mortgaged real property, generally consistent with the lender's minimum underwriting standard for that property type.

     "UNDERWRITTEN EXPENSES" or "U/W EXPENSES" means, with respect to any mortgaged real property securing an underlying mortgage loan, the annual operating expenses estimated for that property, generally derived from the historical annual expenses reflected in the operating statements and other information furnished by the related borrower, except that those expenses were often modified as follows:

     o    operating expenses were generally adjusted by various factors such as inflation, appraisers' estimates and historical trends;

     o    if there was no management fee or a management fee which varies from the market, it was assumed that a management fee is payable with respect to the mortgaged real property in an amount that is the greater of the market rate as determined by an appraiser or the lender's minimum management fee underwriting criteria for the applicable property type; and

     o    those expenses were adjusted so as to eliminate any capital expenditures, loan closing costs, tenant improvements or leasing commissions and similar nonrecurring expenses.

     Underwritten Expenses generally include:

     o    salaries, wages and benefits;

     o    the costs of utilities;

     o    repairs and maintenance;

     o    marketing;

                                     S-242

     o    insurance;

     o    management;

     o    landscaping;

     o    security, if provided at the mortgaged real property;

     o    real estate taxes;

     o    general and administrative expenses; and

     o    ground lease payments, and other costs;

but without any deductions for debt service, depreciation and amortization or capital expenditures, tenant improvements or leasing commissions.

     "UNDERWRITTEN NET CASH FLOW", "UNDERWRITTEN NCF" or "U/W NCF" means, for any mortgaged real property, the Underwritten NOI for that property reduced by the following items, if and to the extent that the items have not already been netted-out in calculating Underwritten NOI:

     o    underwritten capital expenditure reserves; and

     o    underwritten tenant improvements and leasing commission reserves.

Underwritten Net Cash Flow is subject to the same limitations and qualifications as Underwritten NOI.

     "UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO" and "U/W NCF DSCR" means, subject to the discussion under "Risk Factors--Risks Related to the Underlying
Mortgage Loans--The Underwritten Net Cash Flow Debt Service Coverage Ratios
and/or Loan-to-Value Ratios for Certain of the Underlying Mortgage Loans Have
Been Adjusted in Consideration of a Cash Holdback or a Letter of Credit" in this prospectus supplement:

     o    with respect to any underlying mortgage loan (other than a Crossed
          Loan), the ratio of--

          1.   the U/W NCF for the corresponding mortgaged real property or properties, to

          2.   the Annual Debt Service for the underlying mortgage loan (or, in the case of the Carolina Place Mortgage Loan, unless the context clearly indicates otherwise, the portion of the Annual Debt
               Service for that mortgage loan that is allocable to the Carolina
               Place Pooled Portion, based on the Allocated Principal Balance of the Carolina Place Pooled Portion as of the cut-off date as a percentage of the cut-off date principal balance of the entire
               Carolina Place Mortgage Loan); and

     o    with respect to any Crossed Loan, the ratio of--

          1.   the total U/W NCF for all of the mortgaged real properties related to the applicable Crossed Group, to

          2.   the total Annual Debt Service for all of the underlying mortgage loans in the applicable Crossed Group.

                                     S-243

     "UNDERWRITTEN NOI" or "U/W NOI" means, for any mortgaged real property securing any underlying mortgage loan, an estimate, made at or about the time of origination of that mortgage loan or, in some cases, more recently derived from current financial information, of the total cash flow anticipated to be available for Annual Debt Service on the underlying mortgage loan, calculated as the excess of Underwritten Revenues over Underwritten Expenses before considering any reserves or capital expenditures.

     Underwritten NOI describes the cash flow available before deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In general, Underwritten NOI has been calculated without including underwritten reserves or any other underwritten capital expenditures among Underwritten Expenses. Had those reserves been so included, Underwritten
NOI would have been lower. Even in those cases where such underwritten reserves or any other underwritten capital expenditures were so included, no cash may have been actually escrowed. No representation is made as to the future operating income of the properties, nor is the Underwritten NOI set forth in this prospectus supplement with respect to any mortgaged real property intended to represent such future net operating income.

     Actual conditions at any mortgaged real property may differ substantially from the assumed conditions used in calculating Underwritten NOI. In particular, the assumptions regarding future revenues, tenant vacancies, future expenses and various other relevant factors, may differ substantially from actual conditions and circumstances with respect to any mortgaged real property. There can be no assurance that the actual financial performance of any of the mortgaged real properties will meet the underwritten results assumed in connection with the origination or purchase of the underlying mortgage loans.

     Underwritten NOI and the Underwritten Revenues and Underwritten Expenses
used to determine Underwritten NOI for each mortgaged real property are derived from information furnished by the respective borrowers. Net income for a mortgaged real property as determined under GAAP would not be the same as the
Underwritten NOI for the mortgaged real property set forth in this prospectus supplement. In addition, Underwritten NOI is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     "UNDERWRITTEN REVENUES" or "U/W REVENUES" means the annual operating revenues estimated for a mortgaged real property, and generally equals, subject to the assumptions and adjustments specified below:

     o    in the case of the multifamily rental properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statements reporting requirements; and

     o    in the case of the commercial properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statement reporting requirements, plus--

          1.   for some commercial properties, percentage rents or other
               revenues based on normalized actual amounts collected during previous operating periods, and/or

          2.   in the case of some commercial properties with modified gross or net leases, the amount of expense reimbursements expected to be received over a 12-month period, as estimated based upon actual lease terms currently in effect or actual amounts collected during previous operating periods.

                                     S-244

     For multifamily rental and commercial properties, Underwritten Revenues also may include some other revenue items such as parking fees, laundry income and late fees.

     However, Underwritten Revenues were generally decreased to take into account:

     o    the market vacancy rate, if that rate was more than the vacancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower;

     o    lender's minimum vacancy underwriting criteria for the applicable property type; and

     o    for some commercial properties, applicable market rental rates, resulting, in some cases, in base rents being marked downward to market rents.

     In addition, in the case of some commercial properties, the Underwritten
Revenues were adjusted upward to account for all or a portion of the rents provided for under any rent step-ups or new leases scheduled to take effect, generally within six months of the date of the rent roll used to underwrite the subject mortgaged real property, as well as any rents not currently payable but scheduled to be payable following the completion of a build-out or the end of a free rent period.

     "UNITS" means, in the case of a mortgaged real property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, which are referred to in Annex A-1 to this prospectus supplement as "Units".

     "UNRESTRICTED SERVICER REPORTS" means, collectively, the following reports:

     o    CMSA delinquent loan status report;

     o    CMSA historical loan modification and corrected mortgage loan report;

     o    CMSA loan level reserve/LOC report;

     o    CMSA historical liquidation report;

     o    CMSA REO status report;

     o    CMSA advance recovery report; and

     o    from and after its filing with the SEC, any item deemed to be an
          Unrestricted Servicer Report in accordance with the definition of
          "Restricted Servicer Reports" in this glossary.

     "USAP" means the Uniform Single Attestation Program for Mortgage Bankers
established by the Mortgage Bankers Association of America.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, with respect to any underlying mortgage loan, the number of years obtained by dividing:

     (1)  the then outstanding principal amount of the mortgage loan into

                                     S-245

     (2)  the total of the products obtained by multiplying:

          (a)  the amount of each then remaining required principal payment, including the principal payment at the maturity date, in respect thereof,

          by

          (b)  the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the date on which such payment is to be made.

     "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for any payment date, the weighted average of the Net Mortgage Pass-Through Rates with respect to all of the mortgage loans in the trust fund (including mortgage loans as to which the related mortgaged real property has become an REO Property) for that payment date, weighted on the basis of the respective Stated Principal Balances of those mortgage loans (or, in the case of the Carolina Place Mortgage Loan, the
Allocated Principal Balance of the Carolina Place Pooled Portion) immediately prior to that payment date.

     "YEAR BUILT" means, with respect to any mortgaged real property, the year during which construction of the mortgaged real property was completed. In the event of multiple years of construction, only the most recent of those years is shown.

     "YEAR RENOVATED" means, with respect to any mortgaged real property, the year during which the most recent renovation, if any, of the mortgaged real property was completed. That renovation would generally include significant capital improvements to either the interior or exterior of the mortgaged real property. In the event of multiple years of renovation, only the most recent of those years is shown.

     "YIELD MAINTENANCE DISCOUNTING HORIZON" means, with respect to any mortgage loan in the trust fund, the time horizon used when calculating a yield maintenance charge.

     If the value specified in the column labeled "Yield Maintenance Discounting
Horizon" on Annex A-1 to this prospectus supplement is "Maturity", the Yield
Maintenance Discounting Horizon is the scheduled maturity date or anticipated repayment date, as applicable, of the subject mortgage loan.

     If the value specified in the column labeled "Yield Maintenance Discounting
Horizon" on Annex A-1 to this prospectus supplement is "WAL", the Yield
Maintenance Discounting Horizon is the Weighted Average Life to Maturity of the
subject mortgage loan.

     "YIELD MAINTENANCE INTEREST RATE" means, with respect to any mortgage loan in the trust fund, either:

     o    an annualized yield (the "Yield Rate") equal to the lesser of (i) the yield on securities issued by the United States Treasury or other direct non-callable obligations backed by the full faith and credit of the United States of America having a maturity closest to the Yield
          Maintenance Discounting Horizon of the mortgage loan or (ii) the yield on securities issued by the United States Treasury or other direct non-callable obligations backed by the full faith and credit of the
          United States of America with a term equal to the remaining average life of the Yield Maintenance Discounting Horizon of the mortgage loan, in each case as the Yield Rate is quoted using the method specified in the related mortgage loan documents; or

     o    the annualized yield rate on securities issued by the United States
          Treasury having a maturity specified in the related mortgage loan documents.

                                     S-246

     The Yield Maintenance Interest Rate should be increased by x basis points if the value specified for the subject mortgage loan in the column "Yield
Maintenance Interest Rate" on Annex A-1 to this prospectus supplement is
"T+0.x%", or by zero (0) basis points if the value specified is "Treasury Flat"
(or "U.S. obligations Flat").

     The Yield Maintenance Interest Rate, as adjusted in the preceding paragraph, shall be converted to a monthly equivalent yield if the value for the subject mortgage loan specified in the column labeled "Yield Maintenance
Interest Rate Converted to Monthly Mortgage Rate" on Annex A-1 to this prospectus supplement is "Yes".

                                     S-247

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX A-1

                        CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

    Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in this
Annex A-1, each ARD Loan is assumed to mature on its anticipated repayment date.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]



        MORTGAGE  LOAN
  LOAN    LOAN   GROUP
 NUMBER  SELLER  NUMBER                LOAN / PROPERTY NAME                                     PROPERTY ADDRESS
---------------------------------------------------------------------------------------------------------------------------------

    1      CGM      1    Carolina Place                                  11025 Carolina Place Parkway
    2      CGM      1    Novo Nordisk Headquarters                       100 & 150 College Road West
    3      CGM      1    270 Technology Park                             270 Technology Park
    4     IXIS      1    Penn Mar Shopping Center                        3000 Donnell Dr.
    5      CGM      1    250 West Pratt                                  250 West Pratt Street
    6     IXIS      1    Abilene Mall                                    4310 Buffalo Gap Road
---------------------------------------------------------------------------------------------------------------------------------
                         United Supermarket Portfolio
    7      CGM      1    United # 526- Amarillo                          2530 South Georgia Street
    8      CGM      1    United # 517- Wichita Falls                     4590 Kell Boulevard
    9      CGM      1    United # 549- Snyder                            3500 College Avenue
   10      CGM      1    United # 515- Burkburnett                       311 South Avenue D
   11      CGM      1    United # 513- Vernon                            2900 Wilbarger Street
   12      CGM      1    United # 501- Lubbock                           2630 Parkway Drive
   13      CGM      1    United # 509- Levelland                         511 College Avenue
   14      CGM      1    United # 527- Amarillo                          1501 East Amarillo Boulevard
   15      CGM      1    United # 522- Amarillo                          4701 Washington Street
   16      CGM      1    United # 533- Amarillo                          3400 River Road
   17      CGM      1    United # 525- Perryton                          2802 Highway 83 South
   18      CGM      1    United # 518- Childress                         2105  Avenue F Northwest
---------------------------------------------------------------------------------------------------------------------------------
                         EDR Portfolio I
   19      CGM      2    Jefferson Commons - University of Missouri      2500 Old Highway 63 South
   20      CGM      2    Jefferson Commons - Texas Tech                  1002 Frankford Avenue
---------------------------------------------------------------------------------------------------------------------------------
   21     IXIS      1    The Plaza at Huntington Beach                   17011 Beach Blvd.
   22      CGM      1    Alamo Plaza                                     1401 17th Street
---------------------------------------------------------------------------------------------------------------------------------
                         EDR Portfolio II
   23      CGM      2    Jefferson Commons - Purdue                      2243 U.S. Highway 52
   24      CGM      2    Jefferson Commons - Ohio State University       1150 Kinnear Road
---------------------------------------------------------------------------------------------------------------------------------
   25      CGM      1    Home Depot Shopping Center                      75 Mystic Avenue
   26      CGM      1    Preferred Exchange Tower                        3111 North University Drive
   27      CGM      1    Wilsonville Town Center                         8299 Southwest Wilsonville Road
   28     IXIS      1    Regency Square                                  301 Cox Creek Parkway
   29     IXIS      1    Olympic Collection                              11301 W. Olympic Boulevard
   30      CGM      2    Jefferson Commons                               5800 Jefferson Commons Drive
   31     IXIS      1    Iverson Mall                                    3701-3899 Branch Street
   32      CGM      1    North Atlanta Physicians MOB IV (R400 Building) 975 Johnson Ferry Road
   33      CGM      1    Daniel Burnham Court                            1 Daniel Burnham Court
   34      CGM      1    Sierra Sun Apartments                           12400 Sunrise Boulevard East
   35      CGM      2    Glendale Park Apartments                        8801 Gustine Lane
   36      CGM      2    Governor's Point Apartments                     3230 Stream Side Road
   37      CGM      1    Crossroads Shopping Center                      1505-1575 U.S. Route 41
   38      CGM      2    South Park Lofts                                816 South Grand Avenue
---------------------------------------------------------------------------------------------------------------------------------
   39     IXIS      1    Inip Drive Industrial
   39a                   95 Inip Drive                                   95 Inip Drive
   39b                   475 Doughty Blvd.                               475 Doughty Blvd.
   39c                   41 Inip Drive                                   41 Inip Drive
   39d                   90 Inip Drive                                   90 Inip Drive
---------------------------------------------------------------------------------------------------------------------------------
   40      CGM      1    Mount Kisco Commons                             195 North Bedford Road
   41      CGM      1    Speedway Shopping Center                        13632 Highway 99
   42      CGM      1    Unisource Distribution Center                   4501 Westport Drive
   43      CGM      1    Thousand Oaks Self Storage                      3425 Old Conejo Road
   44      CGM      2    Arbors at Centennial Park                       289-375 East Arbor Circle West, 377-471 East Arbor
                                                                         Circle East and 401-547 East Centennial Drive
   45      CGM      1    Northridge Center I and II                      365 & 375 Northridge Road
   46     IXIS      1    Cleveland Mall                                  2001 East Dixon Boulevard
   47      CGM      1    Park View Office Building                       5821 Fairview Road
   48      CGM      1    Yale New Haven Medical Center                   111 Goose Lane
   49     IXIS      1    9309-9359 Foothill Boulevard                    9309-9359 Foothill Boulevard
   50      CGM      1    Tracy Corners Shopping Center                   3225 North Tracy Boulevard
   51      CGM      1    Grand Retail                                    1717 North Bayshore Drive
   52     IXIS      1    Sam's Club                                      1851 E. Butler Ave
   53      CGM      1    Richmond City Center                            1100 MacDonald Avenue
   54     IXIS      1    Potomac Festival II                             14500-14650 Potomac Mills Road
   55      CGM      1    Ranch Lake Shopping Center                      8750 East State Road 70
   56     IXIS      2    Reno Cascade                                    3805 Clear Acres Lane
   57     IXIS      1    Anchor Plaza                                    6260 103rd Street
   58      CGM      1    Parkway Commons                                 5068 West Plano Parkway
   59      CGM      2    Governours Square Apartments                    3314 Wickslow Road
   60      CGM      2    Brookstone Apartments                           1401 North Lamb Boulevard
   61      CGM      1    Camino Del Rio                                  2650 Camino Del Rio North
   62      CGM      1    Commerce Center at Buena Park                   6545 Caballero Boulevard
   63     IXIS      2    Bent Tree Brooks                                4820 Westgrove
   64      CGM      1    National City Shopping Center                   2525 & 2531 East Plaza Boulevard and 901 Euclid Avenue
   65      CGM      2    Corner House Lofts                              205 South State Street
   66      CGM      2    Copper Run at Reserve                           2200 Great Northern Avenue
   67      CGM      1    Lake George Plaza                               1424 State Route 9
   68      CGM      1    711 Madison Avenue                              711 Madison Avenue
   69      CGM      1    Kirkwood Shopping Center                        11890 and 11990 Westheimer Road
   70      CGM      1    Roxy Stadium 14                                 85 Santa Rosa Avenue




  LOAN
 NUMBER         CITY      STATE    ZIP CODE          COUNTY             PROPERTY TYPE         DETAILED PROPERTY TYPE
--------------------------------------------------------------------------------------------------------------------------

    1   Pineville           NC      28134    Mecklenburg           Retail                Regional Mall
    2   Princeton           NJ      08540    Middlesex             Office                Suburban
    3   Frederick           MD      21703    Frederick             Office                Flex
    4   Forestville         MD      20747    Prince George's       Retail                Anchored
    5   Baltimore           MD      21201    Baltimore City        Office                CBD
    6   Abilene             TX      79606    Taylor                Retail                Regional Mall
--------------------------------------------------------------------------------------------------------------------------
    7   Amarillo            TX      79109    Potter                Retail                Anchored, Single Tenant
    8   Wichita Falls       TX      76309    Wichita               Retail                Anchored, Single Tenant
    9   Snyder              TX      79549    Scurry                Retail                Anchored, Single Tenant
   10   Burkburnett         TX      76354    Wichita               Retail                Anchored, Single Tenant
   11   Vernon              TX      76384    Wilbarger             Retail                Anchored, Single Tenant
   12   Lubbock             TX      79403    Lubbock               Retail                Anchored, Single Tenant
   13   Levelland           TX      79336    Hockley               Retail                Anchored, Single Tenant
   14   Amarillo            TX      79107    Potter                Retail                Anchored, Single Tenant
   15   Amarillo            TX      79110    Randall               Retail                Anchored, Single Tenant
   16   Amarillo            TX      79107    Potter                Retail                Anchored, Single Tenant
   17   Perryton            TX      79070    Ochiltree             Retail                Anchored, Single Tenant
   18   Childress           TX      79201    Childress             Retail                Anchored, Single Tenant
--------------------------------------------------------------------------------------------------------------------------
   19   Columbia            MO      65201    Boone                 Multifamily           Student Housing
   20   Lubbock             TX      79416    Lubbock               Multifamily           Student Housing
--------------------------------------------------------------------------------------------------------------------------
   21   Huntington Beach    CA      92647    Orange                Office                Suburban
   22   Denver              CO      80202    Denver                Office                CBD
--------------------------------------------------------------------------------------------------------------------------
   23   West Lafayette      IN      47906    Tippecanoe            Multifamily           Student Housing
   24   Columbus            OH      43212    Franklin              Multifamily           Student Housing
--------------------------------------------------------------------------------------------------------------------------
   25   Somerville          MA      02145    Middlesex             Retail                Anchored
   26   Coral Springs       FL      33065    Broward               Office                Suburban
   27   Wilsonville         OR      97070    Clackamas             Retail                Anchored
   28   Florence            AL      35360    Lauderdale            Retail                Regional Mall
   29   Los Angeles         CA      90064    Los Angeles           Retail                Unanchored
   30   Kalamazoo           MI      49009    Kalamazoo             Multifamily           Student Housing
   31   Hillcrest Heights   MD      20748    Prince George's       Retail                Regional Mall
   32   Atlanta             GA      30342    Fulton                Office                Medical Office
   33   San Francisco       CA      94109    San Francisco         Office                CBD
   34   Puyallup            WA      98374    Pierce                Multifamily           Conventional
   35   Houston             TX      77031    Harris                Multifamily           Conventional
   36   Raleigh             NC      27613    Wake                  Multifamily           Conventional
   37   Schererville        IN      46375    Lake                  Retail                Anchored
   38   Los Angeles         CA      90017    Los Angeles           Multifamily           Conventional
--------------------------------------------------------------------------------------------------------------------------
   39
   39a  Inwood              NY      11096    Nassau                Industrial            Warehouse
   39b  Inwood              NY      11096    Nassau                Industrial            Warehouse
   39c  Inwood              NY      11096    Nassau                Industrial            Warehouse
   39d  Inwood              NY      11096    Nassau                Industrial            Warehouse
--------------------------------------------------------------------------------------------------------------------------
   40   Mount Kisco         NY      10549    Westchester           Retail                Anchored
   41   Lynnwood            WA      98037    Snohomish             Retail                Anchored
   42   Mechanicsburg       PA      17055    Cumberland            Industrial            Warehouse
   43   Thousand Oaks       CA      91320    Ventura               Self Storage          Self Storage
   44   Oak Creek           WI      53154    Milwaukee             Multifamily           Conventional

   45   Atlanta             GA      30350    Fulton                Office                Suburban
   46   Shelby              NC      28152    Cleveland             Retail                Regional Mall
   47   Charlotte           NC      28209    Mecklenburg           Office                Suburban
   48   Guilford            CT      06437    New Haven             Office                Medical Office
   49   Rancho Cucamonga    CA      91730    San Bernardino        Retail                Unanchored
   50   Tracy               CA      95376    San Joaquin           Retail                Anchored
   51   Miami               FL      33132    Miami-Dade            Retail                Unanchored
   52   Flagstaff           AZ      86001    Coconino              Retail                Anchored, Single Tenant
   53   Richmond            CA      94801    Contra Costa          Retail                Anchored
   54   Woodbridge          VA      22192    Prince William        Retail                Anchored
   55   Bradenton           FL      34202    Manatee               Retail                Anchored
   56   Reno                NV      89512    Washoe                Manufactured Housing  Manufactured Housing
   57   Jacksonville        FL      32210    Duval                 Retail                Anchored
   58   Plano               TX      75093    Collin                Office                Suburban
   59   Wilmington          NC      28412    New Hanover           Multifamily           Conventional
   60   Las Vegas           NV      89110    Clark                 Multifamily           Conventional
   61   San Diego           CA      92108    San Diego             Office                Suburban
   62   Buena Park          CA      90620    Orange                Industrial            Warehouse
   63   Addison             TX      75001    Dallas                Multifamily           Conventional
   64   National City       CA      91950    San Diego             Retail                Anchored
   65   Ann Arbor           MI      48104    Washtenaw             Multifamily           Student Housing
   66   Missoula            MT      59808    Missoula              Multifamily           Conventional
   67   Lake George         NY      12845    Warren                Retail                Factory Outlet Center
   68   New York            NY      10021    New York              Mixed Use             Retail(87.2%)/Multifamily(12.8%)
   69   Houston             TX      77077    Harris                Retail                Anchored
   70   Santa Rosa          CA      95404    Sonoma                Other                 Theater




                                   % OF                                      ALLOCATED
                                AGGREGATE                                   CUT-OFF DATE                        CROSS
                                  INITIAL      % OF INITIAL  % OF INITIAL    PRINCIPAL                        COLLATER-
                                  MORTGAGE         LOAN          LOAN         BALANCE        LOAN BALANCE      ALIZED
  LOAN   CUT-OFF DATE PRINCIPAL    POOL          GROUP 1       GROUP 2      PER SF/UNIT     AT MATURITY /     (MORTGAGE
 NUMBER           BALANCE         BALANCE        BALANCE       BALANCE       /ROOM/PAD           ARD         LOAN GROUP)
--------------------------------------------------------------------------------------------------------------------------

    1   114,200,000.00 (Note 5)     8.0%          10.0%                     191.65 (Note 5)  105,333,069.08      No
    2            53,000,000.00      3.7%           4.6%                             234.88    53,000,000.00      No
    3            51,200,000.00      3.6%           4.5%                             113.96    45,707,746.31      No
    4            38,877,977.42      2.7%           3.4%                             101.79    32,376,971.67      No
    5            37,000,000.00      2.6%           3.2%                             104.17    32,241,232.86      No
    6            37,000,000.00      2.6%           3.2%                             110.90    32,771,724.09      No
--------------------------------------------------------------------------------------------------------------------------
    7             6,183,761.42      0.4%           0.5%                              86.52     5,182,280.60   Yes (C1)
    8             4,554,364.16      0.3%           0.4%                              75.91     3,816,770.30   Yes (C1)
    9             3,839,018.99      0.3%           0.3%                              87.45     3,217,277.35   Yes (C1)
   10             3,497,243.00      0.2%           0.3%                              81.09     2,930,853.72   Yes (C1)
   11             3,203,156.65      0.2%           0.3%                              74.27     2,684,395.43   Yes (C1)
   12             2,893,173.71      0.2%           0.3%                              73.63     2,424,614.30   Yes (C1)
   13             2,869,328.89      0.2%           0.3%                              67.04     2,404,631.63   Yes (C1)
   14             2,225,518.26      0.2%           0.2%                              62.34     1,865,088.29   Yes (C1)
   15             2,217,569.96      0.2%           0.2%                              59.96     1,858,426.87   Yes (C1)
   16             2,169,880.32      0.2%           0.2%                              59.99     1,818,461.53   Yes (C1)
   17               961,741.81      0.1%           0.1%                              29.32       805,984.29   Yes (C1)
   18               818,672.81      0.1%           0.1%                              24.96       686,086.66   Yes (C1)
--------------------------------------------------------------------------------------------------------------------------
   19            19,400,000.00      1.4%                         6.7%            74,615.38    18,618,772.13   Yes (C2)
   20            14,500,000.00      1.0%                         5.0%            59,670.78    13,916,092.38   Yes (C2)
--------------------------------------------------------------------------------------------------------------------------
   21            33,500,000.00      2.3%           2.9%                             121.67    28,630,498.81      No
   22            31,500,000.00      2.2%           2.8%                             164.79    29,222,323.58      No
--------------------------------------------------------------------------------------------------------------------------
   23            14,800,000.00      1.0%                         5.1%            44,047.62    14,204,011.71   Yes (C3)
   24            14,700,000.00      1.0%                         5.1%            88,554.22    14,108,038.47   Yes (C3)
--------------------------------------------------------------------------------------------------------------------------
   25            27,000,000.00      1.9%           2.4%                             170.98    25,000,000.00      No
   26            25,000,000.00      1.7%           2.2%                             123.70    22,341,413.17      No
   27            22,893,898.48      1.6%           2.0%                             150.54    19,062,728.27      No
   28            22,452,623.54      1.6%           2.0%                              42.26    14,540,172.93      No
   29            21,953,043.85      1.5%           1.9%                             340.16    18,184,246.74      No
   30            21,600,000.00      1.5%                         7.5%            66,666.67    20,730,179.10      No
   31            20,899,174.79      1.5%           1.8%                              33.76    15,705,952.80      No
   32            19,900,000.00      1.4%           1.7%                             198.09    17,127,875.78      No
   33            17,980,368.56      1.3%           1.6%                             184.34    15,181,300.26      No
   34            17,660,000.00      1.2%           1.5%                         117,733.33    15,361,210.21      No
   35            17,250,000.00      1.2%                         6.0%            21,296.30    14,328,106.77      No
   36            16,240,000.00      1.1%                         5.6%            47,209.30    16,240,000.00      No
   37            16,000,000.00      1.1%           1.4%                             105.17    14,285,558.42      No
   38            15,250,000.00      1.1%                         5.3%           311,224.49    14,805,570.25      No
--------------------------------------------------------------------------------------------------------------------------
   39            14,974,961.79      1.0%           1.3%                                        6,536,007.71      No
   39a                                                                               52.80
   39b                                                                               54.49
   39c                                                                               59.08
   39d                                                                               51.23
--------------------------------------------------------------------------------------------------------------------------
   40            14,433,849.01      1.0%           1.3%                             202.14    12,040,627.85      No
   41            14,200,000.00      1.0%           1.2%                             157.30    12,389,909.26      No
   42            14,184,552.42      1.0%           1.2%                              28.23    11,650,317.71      No
   43            14,108,009.69      1.0%           1.2%                             102.78    12,673,427.35      No
   44            14,000,000.00      1.0%                         4.8%           100,000.00    12,173,864.81      No
   45            13,740,000.00      1.0%           1.2%                              73.08    12,528,897.19      No
   46            13,671,153.00      1.0%           1.2%                              39.02     8,853,350.11      No
   47            13,525,000.00      0.9%           1.2%                             107.98    11,864,802.77      No
   48            13,400,000.00      0.9%           1.2%                             169.07    11,999,664.78      No
   49            12,500,000.00      0.9%           1.1%                             142.54    11,213,626.29      No
   50            12,200,000.00      0.9%           1.1%                             141.56    10,567,989.34      No
   51            12,109,896.58      0.8%           1.1%                             181.69    10,204,786.24      No
   52            10,839,807.24      0.8%           0.9%                              81.30     9,066,807.34      No
   53            10,800,000.00      0.8%           0.9%                             146.16     9,704,730.91      No
   54            10,600,000.00      0.7%           0.9%                             122.09     9,275,813.85      No
   55            10,416,348.78      0.7%           0.9%                             121.74     9,327,445.78      No
   56            10,250,000.00      0.7%                         3.5%            41,836.73     9,053,344.76      No
   57            10,220,900.57      0.7%           0.9%                              62.84     7,932,232.97      No
   58            10,160,000.00      0.7%           0.9%                             100.22     8,888,633.90      No
   59            10,120,000.00      0.7%                         3.5%            46,210.05     8,770,473.77      No
   60             9,936,909.65      0.7%                         3.4%            51,486.58     8,357,440.01      No
   61             9,634,273.03      0.7%           0.8%                             135.09     8,069,237.17      No
   62             9,500,000.00      0.7%           0.8%                              56.81     8,122,023.69      No
   63             9,278,452.63      0.6%                         3.2%            37,413.12     7,620,757.53      No
   64             9,000,000.00      0.6%           0.8%                             168.21     8,006,922.90      No
   65             9,000,000.00      0.6%                         3.1%           160,714.29     8,763,192.57      No
   66             8,944,432.47      0.6%                         3.1%            46,585.59     7,927,037.86      No
   67             8,872,398.33      0.6%           0.8%                             142.19     7,534,221.73      No
   68             8,744,707.02      0.6%           0.8%                             874.47     7,359,092.77      No
   69             8,400,000.00      0.6%           0.7%                             104.56     7,335,933.45      No
   70             8,375,377.76      0.6%           0.7%                             125.53       210,055.49      No




              CROSS
            COLLATER-
              ALIZED                     RELATED
          MORTGAGE LOAN                 MORTGAGE
              GROUP                    LOAN GROUP
            AGGREGATE                  AGGREGATE
           CUT-OFF DATE               CUT-OFF DATE
            PRINCIPAL      RELATED     PRINCIPAL                                               CUT-OFF DATE
  LOAN       BALANCE      (MORTGAGE     BALANCE        BORROWER'S    APPRAISED    APPRAISAL     LTV RATIO     MATURITY DATE /
 NUMBER      (NOTE 3)    LOAN GROUP)    (NOTE 3)       INTEREST        VALUE        DATE         (NOTE 2)      ARD LTV RATIO
-------------------------------------------------------------------------------------------------------------------------------

    1     114,200,000.00     No        114,200,000.00  Fee Simple     235,000,000  12/07/04   48.60% (Note 5)  44.82% (Note 5)
    2      53,000,000.00     No         53,000,000.00  Fee Simple      71,500,000  01/11/05        74.13%           74.13%
    3      51,200,000.00     No         51,200,000.00  Fee Simple      64,000,000  11/18/04        80.00%           71.42%
    4      38,877,977.42  Yes (R3)      49,477,977.42  Fee Simple      60,500,000  02/10/05        64.26%           53.52%
    5      37,000,000.00  Yes (R2)      68,500,000.00  Fee Simple      54,000,000  11/01/04        68.52%           59.71%
    6      37,000,000.00     No         37,000,000.00  Fee Simple      46,400,000  01/01/05        79.74%           70.63%
-------------------------------------------------------------------------------------------------------------------------------
    7      35,433,429.98  Yes (R6)      35,433,429.98  Fee Simple       7,780,000  10/28/04        79.48%           66.61%
    8      35,433,429.98  Yes (R6)      35,433,429.98   Leasehold       5,730,000  10/28/04        79.48%           66.61%
    9      35,433,429.98  Yes (R6)      35,433,429.98  Fee Simple       4,830,000  10/28/04        79.48%           66.61%
   10      35,433,429.98  Yes (R6)      35,433,429.98  Fee Simple       4,400,000  10/28/04        79.48%           66.61%
   11      35,433,429.98  Yes (R6)      35,433,429.98  Fee Simple       4,030,000  10/28/04        79.48%           66.61%
   12      35,433,429.98  Yes (R6)      35,433,429.98  Fee Simple       3,640,000  10/28/04        79.48%           66.61%
   13      35,433,429.98  Yes (R6)      35,433,429.98  Fee Simple       3,610,000  10/28/04        79.48%           66.61%
   14      35,433,429.98  Yes (R6)      35,433,429.98  Fee Simple       2,800,000  10/28/04        79.48%           66.61%
   15      35,433,429.98  Yes (R6)      35,433,429.98  Fee Simple       2,790,000  10/28/04        79.48%           66.61%
   16      35,433,429.98  Yes (R6)      35,433,429.98  Fee Simple       2,730,000  10/28/04        79.48%           66.61%
   17      35,433,429.98  Yes (R6)      35,433,429.98  Fee Simple       1,210,000  10/28/04        79.48%           66.61%
   18      35,433,429.98  Yes (R6)      35,433,429.98  Fee Simple       1,030,000  10/28/04        79.48%           66.61%
-------------------------------------------------------------------------------------------------------------------------------
   19      33,900,000.00  Yes (R1)      85,000,000.00  Fee Simple      25,900,000  05/12/04        68.07%           65.33%
   20      33,900,000.00  Yes (R1)      85,000,000.00  Fee Simple      23,900,000  05/11/04        68.07%           65.33%
-------------------------------------------------------------------------------------------------------------------------------
   21      33,500,000.00     No         33,500,000.00  Fee Simple      48,900,000  10/27/04        68.51%           58.55%
   22      31,500,000.00  Yes (R2)      68,500,000.00  Fee Simple      42,000,000  11/04/04        75.00%           69.58%
-------------------------------------------------------------------------------------------------------------------------------
   23      29,500,000.00  Yes (R1)      85,000,000.00  Fee Simple      26,000,000  05/12/04        62.90%           60.37%
   24      29,500,000.00  Yes (R1)      85,000,000.00  Fee Simple      20,900,000  05/12/04        62.90%           60.37%
-------------------------------------------------------------------------------------------------------------------------------
   25      27,000,000.00     No         27,000,000.00  Fee Simple      38,300,000  08/25/04        70.50%           65.27%
   26      25,000,000.00  Yes (R8)      29,500,000.00  Fee Simple      34,000,000  01/21/05        73.53%           65.71%
   27      22,893,898.48  Yes (R9)      29,077,218.32  Fee Simple      29,150,000  12/19/04        78.54%           65.40%
   28      22,452,623.54  Yes (R5)      36,123,776.54  Fee Simple      35,000,000  03/01/05        64.15%           41.54%
   29      21,953,043.85     No         21,953,043.85  Fee Simple      32,000,000  03/08/05        68.60%           56.83%
   30      21,600,000.00  Yes (R1)      85,000,000.00  Fee Simple      34,100,000  05/12/04        63.34%           60.79%
   31      20,899,174.79     No         20,899,174.79  Fee Simple      39,500,000  01/01/05        52.91%           39.76%
   32      19,900,000.00     No         19,900,000.00  Fee Simple      25,250,000  12/21/04        78.81%           67.83%
   33      17,980,368.56     No         17,980,368.56  Fee Simple      24,700,000  03/10/05        72.80%           61.46%
   34      17,660,000.00     No         17,660,000.00  Fee Simple      22,000,000  11/01/04        66.65%           69.82%
   35      17,250,000.00     No         17,250,000.00  Fee Simple      21,750,000  03/14/05        79.31%           65.88%
   36      16,240,000.00     No         16,240,000.00  Fee Simple      20,525,000  03/18/05        79.12%           79.12%
   37      16,000,000.00     No         16,000,000.00  Fee Simple      20,000,000  08/08/04        80.00%           71.43%
   38      15,250,000.00     No         15,250,000.00  Fee Simple      19,400,000  01/10/05        78.61%           76.32%
-------------------------------------------------------------------------------------------------------------------------------
   39      14,974,961.79     No         14,974,961.79                  23,600,000                  63.45%           27.69%
   39a                                                 Fee Simple      12,100,000  01/27/05
   39b                                                 Fee Simple       6,100,000  01/27/05
   39c                                                 Fee Simple       3,400,000  01/27/05
   39d                                                 Fee Simple       2,000,000  01/27/05
-------------------------------------------------------------------------------------------------------------------------------
   40      14,433,849.01     No         14,433,849.01  Fee Simple      18,200,000  10/28/04        79.31%           66.16%
   41      14,200,000.00     No         14,200,000.00  Fee Simple      18,800,000  01/07/05        75.53%           65.90%
   42      14,184,552.42     No         14,184,552.42  Fee Simple      18,500,000  02/01/05        76.67%           62.97%
   43      14,108,009.69     No         14,108,009.69  Fee Simple      17,900,000  08/13/04        78.82%           70.80%
   44      14,000,000.00     No         14,000,000.00  Fee Simple      17,500,000  03/24/04        80.00%           69.56%
   45      13,740,000.00  Yes (R4)      36,392,482.04  Fee Simple      21,500,000  01/07/05        63.91%           58.27%
   46      13,671,153.00  Yes (R5)      36,123,776.54  Fee Simple      19,900,000  03/01/05        68.70%           44.49%
   47      13,525,000.00     No         13,525,000.00  Fee Simple      16,900,000  11/01/04        80.03%           70.21%
   48      13,400,000.00     No         13,400,000.00  Fee Simple      17,000,000  01/10/05        78.82%           70.59%
   49      12,500,000.00     No         12,500,000.00  Fee Simple      17,500,000  03/06/05        71.43%           64.08%
   50      12,200,000.00     No         12,200,000.00  Fee Simple      15,300,000  12/09/04        79.74%           69.07%
   51      12,109,896.58     No         12,109,896.58  Fee Simple      16,300,000  07/28/04        74.29%           62.61%
   52      10,839,807.24     No         10,839,807.24  Fee Simple      15,000,000  02/15/05        72.27%           60.45%
   53      10,800,000.00     No         10,800,000.00  Fee Simple      14,000,000  03/09/05        77.14%           69.32%
   54      10,600,000.00  Yes (R3)      49,477,977.42  Fee Simple      13,500,000  01/20/05        78.52%           68.71%
   55      10,416,348.78     No         10,416,348.78  Fee Simple      14,200,000  09/20/04        73.35%           65.69%
   56      10,250,000.00     No         10,250,000.00  Fee Simple      14,700,000  02/09/05        69.73%           61.59%
   57      10,220,900.57     No         10,220,900.57  Fee Simple      17,000,000  01/31/05        60.12%           46.66%
   58      10,160,000.00     No         10,160,000.00  Fee Simple      12,740,000  12/31/04        79.75%           69.77%
   59      10,120,000.00     No         10,120,000.00  Fee Simple      12,750,000  02/05/05        79.37%           68.79%
   60       9,936,909.65  Yes (R10)     18,042,528.31  Fee Simple      13,050,000  10/12/04        76.14%           64.04%
   61       9,634,273.03     No          9,634,273.03  Fee Simple      12,175,000  09/10/04        79.13%           66.28%
   62       9,500,000.00     No          9,500,000.00  Fee Simple      11,900,000  09/07/04        79.83%           68.25%
   63       9,278,452.63  Yes (R7)      31,626,553.59  Fee Simple      12,900,000  02/11/05        71.93%           59.08%
   64       9,000,000.00     No          9,000,000.00  Fee Simple      11,300,000  06/02/04        79.65%           70.86%
   65       9,000,000.00     No          9,000,000.00  Fee Simple      12,600,000  03/01/05        71.43%           69.55%
   66       8,944,432.47     No          8,944,432.47  Fee Simple      13,600,000  09/13/04        65.77%           58.29%
   67       8,872,398.33     No          8,872,398.33  Fee Simple      12,000,000  06/25/04        73.94%           62.79%
   68       8,744,707.02     No          8,744,707.02  Fee Simple      12,000,000  10/20/04        72.87%           61.33%
   69       8,400,000.00     No          8,400,000.00  Fee Simple      10,550,000  01/24/05        79.62%           69.53%
   70       8,375,377.76     No          8,375,377.76  Fee Simple      15,300,000  08/30/04        54.74%           1.37%




                                              ADMIN-       NET                INTEREST
  LOAN                          MORTGAGE    ISTRATIVE    MORTGAGE    RATE     ACCRUAL
 NUMBER   ORIGINAL BALANCE        RATE       FEE RATE      RATE      TYPE      METHOD          LOAN TYPE           NOTE DATE
--------------------------------------------------------------------------------------------------------------------------------

    1    114,200,000 (Note 5)     4.5975%     0.0415%     4.5560%    Fixed    Actual/360       Balloon              12/14/04
    2              53,000,000     5.4000%     0.0515%     5.3485%    Fixed    Actual/360    Interest Only           02/16/05
    3              51,200,000     5.4000%     0.0415%     5.3585%    Fixed    Actual/360   Partial IO/Balloon       03/23/05
    4              39,000,000     5.3000%     0.0415%     5.2585%    Fixed    Actual/360       Balloon              03/01/05
    5              37,000,000     5.2850%     0.0615%     5.2235%    Fixed    Actual/360   Partial IO/Balloon       12/17/04
    6              37,000,000     5.7225%     0.0415%     5.6810%    Fixed    Actual/360   Partial IO/Balloon       01/19/05
--------------------------------------------------------------------------------------------------------------------------------
    7               6,224,000     5.4000%     0.0415%     5.3585%    Fixed    Actual/360       Balloon              12/08/04
    8               4,584,000     5.4000%     0.0415%     5.3585%    Fixed    Actual/360       Balloon              12/08/04
    9               3,864,000     5.4000%     0.0415%     5.3585%    Fixed    Actual/360       Balloon              12/08/04
   10               3,520,000     5.4000%     0.0415%     5.3585%    Fixed    Actual/360       Balloon              12/08/04
   11               3,224,000     5.4000%     0.0415%     5.3585%    Fixed    Actual/360       Balloon              12/08/04
   12               2,912,000     5.4000%     0.0415%     5.3585%    Fixed    Actual/360       Balloon              12/08/04
   13               2,888,000     5.4000%     0.0415%     5.3585%    Fixed    Actual/360       Balloon              12/08/04
   14               2,240,000     5.4000%     0.0415%     5.3585%    Fixed    Actual/360       Balloon              12/08/04
   15               2,232,000     5.4000%     0.0415%     5.3585%    Fixed    Actual/360       Balloon              12/08/04
   16               2,184,000     5.4000%     0.0415%     5.3585%    Fixed    Actual/360       Balloon              12/08/04
   17                 968,000     5.4000%     0.0415%     5.3585%    Fixed    Actual/360       Balloon              12/08/04
   18                 824,000     5.4000%     0.0415%     5.3585%    Fixed    Actual/360       Balloon              12/08/04
--------------------------------------------------------------------------------------------------------------------------------
   19              19,400,000     5.4800%     0.0415%     5.4385%    Fixed    Actual/360   Partial IO/Balloon       06/30/04
   20              14,500,000     5.4800%     0.0415%     5.4385%    Fixed    Actual/360   Partial IO/Balloon       06/30/04
--------------------------------------------------------------------------------------------------------------------------------
   21              33,500,000     5.4090%     0.0415%     5.3675%    Fixed    Actual/360   Partial IO/Balloon       02/10/05
   22              31,500,000     5.3950%     0.0465%     5.3485%    Fixed    Actual/360   Partial IO/Balloon       02/24/05
--------------------------------------------------------------------------------------------------------------------------------
   23              14,800,000     5.4800%     0.0415%     5.4385%    Fixed    Actual/360   Partial IO/Balloon       06/30/04
   24              14,700,000     5.4800%     0.0415%     5.4385%    Fixed    Actual/360   Partial IO/Balloon       06/30/04
--------------------------------------------------------------------------------------------------------------------------------
   25              27,000,000     5.1360%     0.0415%     5.0945%    Fixed    Actual/360   Partial IO/Balloon       11/24/04
   26              25,000,000     5.4500%     0.0615%     5.3885%    Fixed    Actual/360   Partial IO/Balloon       03/14/05
   27              23,000,000     5.2600%     0.0515%     5.2085%    Fixed    Actual/360       Balloon              02/04/05
   28              22,500,000     5.6260%     0.0415%     5.5845%    Fixed    Actual/360       Balloon              04/08/05
   29              22,000,000     5.6400%     0.0815%     5.5585%    Fixed    Actual/360       Balloon              03/22/05
   30              21,600,000     5.4800%     0.0415%     5.4385%    Fixed    Actual/360   Partial IO/Balloon       06/30/04
   31              21,000,000     5.3500%     0.0415%     5.3085%    Fixed      30/360         Balloon              03/02/05
   32              19,900,000     5.6900%     0.0415%     5.6485%    Fixed    Actual/360   Partial IO/Balloon       04/05/05
   33              17,996,000     5.8200%     0.0415%     5.7785%    Fixed    Actual/360       Balloon              04/27/05
   34              17,660,000     5.2125%     0.0515%     5.1610%    Fixed    Actual/360   Partial IO/Balloon       12/27/04
   35              17,250,000     5.3200%     0.1215%     5.1985%    Fixed    Actual/360       Balloon              05/17/05
   36              16,240,000     5.3800%     0.0415%     5.3385%    Fixed    Actual/360    Interest Only           04/08/05
   37              16,000,000     5.4000%     0.0415%     5.3585%    Fixed    Actual/360   Partial IO/Balloon       10/13/04
   38              15,250,000     4.9400%     0.0815%     4.8585%    Fixed    Actual/360   Partial IO/Balloon       02/14/05
--------------------------------------------------------------------------------------------------------------------------------
   39              15,200,000     5.2100%     0.0415%     5.1685%    Fixed    Actual/360       Balloon              01/27/05
   39a
   39b
   39c
   39d
--------------------------------------------------------------------------------------------------------------------------------
   40              14,500,000     5.3200%     0.0415%     5.2785%    Fixed    Actual/360       Balloon              01/13/05
   41              14,200,000     5.3300%     0.0615%     5.2685%    Fixed    Actual/360   Partial IO/Balloon       03/09/05
   42              14,380,000     5.5200%     0.0415%     5.4785%    Fixed    Actual/360         ARD                11/12/04
   43              14,200,000     5.3900%     0.0415%     5.3485%    Fixed    Actual/360       Balloon              11/29/04
   44              14,000,000     5.2000%     0.0415%     5.1585%    Fixed    Actual/360   Partial IO/Balloon       12/15/04
   45              13,740,000     5.4800%     0.0815%     5.3985%    Fixed    Actual/360   Partial IO/Balloon       01/27/05
   46              13,700,000     5.6260%     0.0415%     5.5845%    Fixed    Actual/360       Balloon              04/08/05
   47              13,525,000     5.5600%     0.0415%     5.5185%    Fixed    Actual/360   Partial IO/Balloon       12/11/04
   48              13,400,000     5.5500%     0.0415%     5.5085%    Fixed    Actual/360   Partial IO/Balloon       04/11/05
   49              12,500,000     5.4972%     0.0415%     5.4557%    Fixed    Actual/360   Partial IO/Balloon       04/21/05
   50              12,200,000     5.5100%     0.1015%     5.4085%    Fixed    Actual/360   Partial IO/Balloon       02/28/05
   51              12,200,000     5.5500%     0.1215%     5.4285%    Fixed    Actual/360       Balloon              10/29/04
   52              10,850,000     5.5100%     0.0415%     5.4685%    Fixed    Actual/360       Balloon              04/14/05
   53              10,800,000     5.7200%     0.0415%     5.6785%    Fixed    Actual/360   Partial IO/Balloon       04/01/05
   54              10,600,000     5.4500%     0.0615%     5.3885%    Fixed    Actual/360   Partial IO/Balloon       03/04/05
   55              10,500,000     5.1700%     0.0615%     5.1085%    Fixed    Actual/360       Balloon              10/29/04
   56              10,250,000     4.9000%     0.0415%     4.8585%    Fixed    Actual/360   Partial IO/Balloon       03/01/05
   57              10,250,000     5.3200%     0.0415%     5.2785%    Fixed    Actual/360       Balloon              03/11/05
   58              10,160,000     5.4400%     0.0415%     5.3985%    Fixed    Actual/360   Partial IO/Balloon       03/04/05
   59              10,120,000     5.0600%     0.0415%     5.0185%    Fixed    Actual/360   Partial IO/Balloon       03/15/05
   60              10,000,000     5.5200%     0.0415%     5.4785%    Fixed    Actual/360       Balloon              12/06/04
   61               9,709,000     5.3440%     0.0415%     5.3025%    Fixed    Actual/360       Balloon              10/28/04
   62               9,500,000     5.4500%     0.0415%     5.4085%    Fixed    Actual/360    Partial IO/ARD          10/14/04
   63               9,300,000     4.9000%     0.0415%     4.8585%    Fixed    Actual/360       Balloon              04/01/05
   64               9,000,000     5.2300%     0.0415%     5.1885%    Fixed    Actual/360   Partial IO/Balloon       10/14/04
   65               9,000,000     5.4300%     0.0415%     5.3885%    Fixed    Actual/360   Partial IO/Balloon       04/22/05
   66               9,000,000     4.7800%     0.0415%     4.7385%    Fixed    Actual/360       Balloon              12/30/04
   67               8,925,000     5.8500%     0.0715%     5.7785%    Fixed    Actual/360       Balloon              12/02/04
   68               8,800,000     5.5400%     0.0415%     5.4985%    Fixed    Actual/360       Balloon              12/02/04
   69               8,400,000     5.3700%     0.1015%     5.2685%    Fixed    Actual/360   Partial IO/Balloon       04/06/05
   70               8,500,000     6.2100%     0.0915%     6.1185%    Fixed    Actual/360   Fully Amortizing         10/15/04




                                                                                   ORIGINAL                  STATED
                                                     SCHED-                         TERM TO    INTEREST     ORIGINAL
            FIRST                                     ULED                        MATURITY /     ONLY     AMORTIZATION
  LOAN     PAYMENT                                  MATURITY      MONTHLY DEBT        ARD       PERIOD        TERM      SEASONING
 NUMBER      DATE          GRACE PERIOD            DATE/ ARD    SERVICE PAYMENT   (MONTHS)     (MONTHS)      (MONTHS)    (MONTHS)
-----------------------------------------------------------------------------------------------------------------------------------

    1     07/11/05  2 (for 1st and 2nd occurence)   01/11/10  589,033.92 (Note 5)    55          0           355            0
    2     04/11/05                0                 03/11/10          241,812.50     60          60     Interest Only       3
    3     05/11/05                0                 04/11/15          287,503.77     120         36          360            2
    4     04/07/05                0                 03/07/15          216,568.81     120         0           360            3
    5     02/11/05                0                 01/11/15          205,118.20     120         24          360            5
    6     03/05/05                0                 02/05/15          228,157.42     120         48          312            4
-----------------------------------------------------------------------------------------------------------------------------------
    7     01/11/05                0                 12/11/14           34,949.68     120         0           360            6
    8     01/11/05                0                 12/11/14           25,740.57     120         0           360            6
    9     01/11/05                0                 12/11/14           21,697.55     120         0           360            6
   10     01/11/05                0                 12/11/14           19,765.88     120         0           360            6
   11     01/11/05                0                 12/11/14           18,103.75     120         0           360            6
   12     01/11/05                0                 12/11/14           16,351.78     120         0           360            6
   13     01/11/05                0                 12/11/14           16,217.01     120         0           360            6
   14     01/11/05                0                 12/11/14           12,578.29     120         0           360            6
   15     01/11/05                0                 12/11/14           12,533.37     120         0           360            6
   16     01/11/05                0                 12/11/14           12,263.83     120         0           360            6
   17     01/11/05                0                 12/11/14            5,435.62     120         0           360            6
   18     01/11/05                0                 12/11/14            4,627.01     120         0           360            6
-----------------------------------------------------------------------------------------------------------------------------------
   19     08/07/04                0                 07/07/09          109,907.75     60          24          360            11
   20     08/07/04                0                 07/07/09           82,147.55     60          24          360            11
-----------------------------------------------------------------------------------------------------------------------------------
   21     04/05/05                0                 03/05/15          193,756.14     120         24          336            3
   22     04/11/05                0                 03/11/15          176,783.90     120         60          360            3
-----------------------------------------------------------------------------------------------------------------------------------
   23     08/07/04                0                 07/07/09           83,847.15     60          24          360            11
   24     08/07/04                0                 07/07/09           83,280.62     60          24          360            11
-----------------------------------------------------------------------------------------------------------------------------------
   25     01/11/05                0                 12/11/14  198,506.94 (Note 7)    120         96          324            6
   26     05/11/05                0                 04/11/15          141,163.98     120         36          360            2
   27     03/11/05                0                 02/11/15          127,149.35     120         0           360            4
   28     06/05/05                0                 05/05/15          156,380.21     120         0           240            1
   29     05/09/05                0                 04/09/15          128,540.36     120         0           348            2
   30     08/07/04                0                 07/07/09          122,371.52     60          24          360            11
   31     04/05/05                0                 03/05/15          127,084.01     120         0           300            3
   32     05/11/05                0                 04/11/15          115,373.61     120         12          360            2
   33     06/11/05                0                 05/11/15          105,821.39     120         0           360            1
   34     02/11/05                0                 01/11/15           97,109.39     120         24          360            5
   35     07/11/05                0                 06/11/15           96,004.41     120         0           360            0
   36     05/11/05                0                 04/11/10           73,820.57     60          60     Interest Only       2
   37     12/11/04                0                 11/11/14           89,844.93     120         36          360            7
   38     04/11/05                0                 03/11/10           81,307.00     60          36          360            3
-----------------------------------------------------------------------------------------------------------------------------------
   39     03/05/05                0                 02/05/15          121,869.96     120         0           180            4
   39a
   39b
   39c
   39d
-----------------------------------------------------------------------------------------------------------------------------------
   40     03/11/05                0                 02/11/15           80,699.36     120         0           360            4
   41     04/11/05                0                 03/11/15           79,118.01     120         24          360            3
   42     01/11/05                0                 12/11/10           99,080.70     72          0           240            6
   43     01/11/05                0                 12/11/11           79,648.76     84          0           360            6
   44     02/11/05                0                 01/11/15           76,875.52     120         24          360            5
   45     03/11/05                0                 02/11/12           77,841.88     84          12          360            4
   46     06/05/05                0                 05/05/15           95,218.17     120         0           240            1
   47     01/11/05                0                 12/11/14           77,303.38     120         24          360            6
   48     05/11/05                0                 04/11/15           76,504.63     120         36          360            2
   49     06/05/05                0                 05/05/15           76,740.04     120         60          300            1
   50     04/11/05                0                 03/11/15           69,346.82     120         18          360            3
   51     12/11/04                0                 11/11/14           69,653.46     120         0           360            7
   52     06/05/05                0                 05/05/15           61,673.00     120         0           360            1
   53     05/11/05                0                 04/11/15           62,820.19     120         36          360            2
   54     04/07/05                0                 03/07/15           59,853.53     120         24          360            3
   55     12/11/04                0                 11/11/11           57,462.21     84          0           360            7
   56     04/05/05                0                 03/05/15           54,399.49     120         36          360            3
   57     05/05/05                0                 04/05/15           60,713.76     120         0           312            2
   58     04/11/05                0                 03/11/15           57,305.47     120         24          360            3
   59     05/11/05                0                 04/11/15           54,698.05     120         24          360            2
   60     01/11/05                0                 12/11/14           56,904.45     120         0           360            6
   61     12/11/04                0                 11/11/14           54,180.12     120         0           360            7
   62     12/11/04                0                 11/11/14           53,642.31     120         12          360            7
   63     05/05/05                0                 04/05/15           49,357.59     120         0           360            2
   64     12/11/04                0                 11/11/14           49,586.90     120         36          360            7
   65     06/11/05                0                 05/11/12           50,706.44     84          60          360            1
   66     02/11/05                0                 01/11/12           47,111.14     84          0           360            5
   67     01/11/05                0                 12/11/14           52,652.23     120         0           360            6
   68     01/11/05                0                 12/11/14           50,186.51     120         0           360            6
   69     05/11/05                0                 04/11/15           47,011.40     120         24          360            2
   70     12/11/04                0                 11/11/24           61,930.89     240         0           240            7




         REMAINING      STATED                                                                                  YIELD      YIELD
           TERM        REMAINING                                                                              MAINTEN-    MAINTEN-
         MATURITY /   AMORTIZATION                                           LOCKOUT     DEFEA-      DEFEA-     ANCE        ANCE
  LOAN      ARD           TERM                                                PERIOD      SANCE      SANCE     PERIOD      PERIOD
 NUMBER   (MONTHS)      (MONTHS)        PREPAYMENT PROVISIONS                END DATE  START DATE   END DATE START DATE   END DATE
-----------------------------------------------------------------------------------------------------------------------------------

    1       55           355       LO(24)/Defeasance(24)/Free(7)             07/10/07   07/11/07    07/10/09      NAP        NAP
    2       57      Interest Only  LO(27)/Defeasance(29)/Free(4)             07/10/07   07/11/07    12/10/09      NAP        NAP
    3      118           360       LO(26)/Defeasance(90)/Free(4)             07/10/07   07/11/07    01/10/15      NAP        NAP
    4      117           357       LO(27)/Defeasance(89)/Free(4)             07/06/07   07/07/07    12/06/14      NAP        NAP
    5      115           360       LO(29)/Defeasance(87)/Free(4)             07/10/07   07/11/07    10/10/14      NAP        NAP
    6      116           312       LO(28)/Defeasance(88)/Free(4)             07/04/07   07/05/07    11/04/14      NAP        NAP
-----------------------------------------------------------------------------------------------------------------------------------
    7      114           354       LO(30)/Defeasance(87)/Free(3)             07/10/07   07/11/07    10/10/14      NAP        NAP
    8      114           354       LO(30)/Defeasance(87)/Free(3)             07/10/07   07/11/07    10/10/14      NAP        NAP
    9      114           354       LO(30)/Defeasance(87)/Free(3)             07/10/07   07/11/07    10/10/14      NAP        NAP
   10      114           354       LO(30)/Defeasance(87)/Free(3)             07/10/07   07/11/07    10/10/14      NAP        NAP
   11      114           354       LO(30)/Defeasance(87)/Free(3)             07/10/07   07/11/07    10/10/14      NAP        NAP
   12      114           354       LO(30)/Defeasance(87)/Free(3)             07/10/07   07/11/07    10/10/14      NAP        NAP
   13      114           354       LO(30)/Defeasance(87)/Free(3)             07/10/07   07/11/07    10/10/14      NAP        NAP
   14      114           354       LO(30)/Defeasance(87)/Free(3)             07/10/07   07/11/07    10/10/14      NAP        NAP
   15      114           354       LO(30)/Defeasance(87)/Free(3)             07/10/07   07/11/07    10/10/14      NAP        NAP
   16      114           354       LO(30)/Defeasance(87)/Free(3)             07/10/07   07/11/07    10/10/14      NAP        NAP
   17      114           354       LO(30)/Defeasance(87)/Free(3)             07/10/07   07/11/07    10/10/14      NAP        NAP
   18      114           354       LO(30)/Defeasance(87)/Free(3)             07/10/07   07/11/07    10/10/14      NAP        NAP
-----------------------------------------------------------------------------------------------------------------------------------
   19       49           360       LO(35)/Defeasance(21)/Free(4)             07/06/07   07/07/07    04/06/09      NAP        NAP
   20       49           360       LO(35)/Defeasance(21)/Free(4)             07/06/07   07/07/07    04/06/09      NAP        NAP
-----------------------------------------------------------------------------------------------------------------------------------
   21      117           336       LO(27)/Defeasance(87)/Free(6)             07/04/07   07/05/07    10/04/14      NAP        NAP
   22      117           360       LO(27)/Defeasance(89)/Free(4)             07/10/07   07/11/07    12/10/14      NAP        NAP
-----------------------------------------------------------------------------------------------------------------------------------
   23       49           360       LO(35)/Defeasance(21)/Free(4)             07/06/07   07/07/07    04/06/09      NAP        NAP
   24       49           360       LO(35)/Defeasance(21)/Free(4)             07/06/07   07/07/07    04/06/09      NAP        NAP
-----------------------------------------------------------------------------------------------------------------------------------
   25      114           324       LO(30)/Defeasance(87)/Free(3)             07/10/07   07/11/07    10/10/14      NAP        NAP
   26      118           360       LO(26)/Defeasance(91)/Free(3)             07/10/07   07/11/07    02/10/15      NAP        NAP
   27      116           356       LO(28)/Defeasance(89)/Free(3)             07/10/07   07/11/07    12/10/14      NAP        NAP
   28      119           239       LO(25)/Defeasance(92)/Free(3)             07/04/07   07/05/07    03/04/15      NAP        NAP
   29      118           346       LO(26)/Defeasance(90)/Free(4)             07/08/07   07/09/07    01/08/15      NAP        NAP
   30       49           360       LO(35)/Defeasance(21)/Free(4)             07/06/07   07/07/07    04/06/09      NAP        NAP
   31      117           297       LO(27)/Defeasance(89)/Free(4)             07/04/07   07/05/07    12/04/14      NAP        NAP
   32      118           360       LO(26)/Defeasance(91)/Free(3)             07/10/07   07/11/07    02/10/15      NAP        NAP
   33      119           359       LO(25)/Defeasance(92)/Free(3)             07/10/07   07/11/07    03/10/15      NAP        NAP
   34      115           360       LO(29)/Defeasance(87)/Free(4)             07/10/07   07/11/07    10/10/14      NAP        NAP
   35      120           360       LO(24)/Defeasance(93)/Free(3)             07/10/07   07/11/07    04/10/15      NAP        NAP
   36       58      Interest Only  LO(26)/Defeasance(30)/Free(4)             07/10/07   07/11/07    01/10/10      NAP        NAP
   37      113           360       LO(31)/Defeasance(85)/Free(4)             07/10/07   07/11/07    08/10/14      NAP        NAP
   38       57           360       LO(27)/Grtr4%UPBor2%UPB+YM(30)/Free(3)    07/10/07      NAP        NAP      07/11/07    01/10/10
-----------------------------------------------------------------------------------------------------------------------------------
   39      116           176       YM(117)/Free(3)                              NAP        NAP        NAP      03/05/05    12/04/14
   39a
   39b
   39c
   39d
-----------------------------------------------------------------------------------------------------------------------------------
   40      116           356       LO(28)/Defeasance(90)/Free(2)             07/10/07   07/11/07    01/10/15      NAP        NAP
   41      117           360       LO(27)/Defeasance(90)/Free(3)             07/10/07   07/11/07    01/10/15      NAP        NAP
   42       66           234       LO(30)/Defeasance(38)/Free(4)             07/10/07   07/11/07    09/10/10      NAP        NAP
   43       78           354       LO(30)/Defeasance(51)/Free(3)             07/10/07   07/11/07    10/10/11      NAP        NAP
   44      115           360       LO(29)/Defeasance(88)/Free(3)             07/10/07   07/11/07    11/10/14      NAP        NAP
   45       80           360       LO(28)/Defeasance(53)/Free(3)             07/10/07   07/11/07    12/10/11      NAP        NAP
   46      119           239       LO(25)/Defeasance(92)/Free(3)             07/04/07   07/05/07    03/04/15      NAP        NAP
   47      114           360       LO(30)/Defeasance(87)/Free(3)             07/10/07   07/11/07    10/10/14      NAP        NAP
   48      118           360       LO(26)/Defeasance(90)/Free(4)             07/10/07   07/11/07    01/10/15      NAP        NAP
   49      119           300       LO(25)/Defeasance(92)/Free(3)             07/04/07   07/05/07    03/04/15      NAP        NAP
   50      117           360       LO(27)/Defeasance(90)/Free(3)             07/10/07   07/11/07    01/10/15      NAP        NAP
   51      113           353       LO(31)/Defeasance(86)/Free(3)             07/10/07   07/11/07    09/10/14      NAP        NAP
   52      119           359       LO(25)/Defeasance(91)/Free(4)             07/04/07   07/05/07    02/04/15      NAP        NAP
   53      118           360       LO(26)/Defeasance(91)/Free(3)             07/10/07   07/11/07    02/10/15      NAP        NAP
   54      117           360       LO(27)/Defeasance(89)/Free(4)             07/06/07   07/07/07    12/06/14      NAP        NAP
   55       77           353       LO(31)/Defeasance(49)/Free(4)             07/10/07   07/11/07    08/10/11      NAP        NAP
   56      117           360       LO(27)/Defeasance(89)/Free(4)             07/04/07   07/05/07    12/04/14      NAP        NAP
   57      118           310       LO(26)/Defeasance(91)/Free(3)             07/04/07   07/05/07    02/04/15      NAP        NAP
   58      117           360       LO(27)/Grtr3%UPBorYM(90)/Free(3)          07/10/07      NAP        NAP      07/11/07    01/10/15
   59      118           360       LO(26)/Defeasance(91)/Free(3)             07/10/07   07/11/07    02/10/15      NAP        NAP
   60      114           354       LO(30)/Defeasance(87)/Free(3)             07/10/07   07/11/07    10/10/14      NAP        NAP
   61      113           353       LO(31)/Defeasance(85)/Free(4)             07/10/07   07/11/07    08/10/14      NAP        NAP
   62      113           360       LO(31)/Defeasance(86)/Free(3)             07/10/07   07/11/07    09/10/14      NAP        NAP
   63      118           358       LO(26)/Defeasance(90)/Free(4)             07/04/07   07/05/07    01/04/15      NAP        NAP
   64      113           360       LO(31)/Defeasance(86)/Free(3)             07/10/07   07/11/07    09/10/14      NAP        NAP
   65       83           360       LO(25)/Defeasance(56)/Free(3)             07/10/07   07/11/07    03/10/12      NAP        NAP
   66       79           355       LO(29)/Defeasance(52)/Free(3)             07/10/07   07/11/07    11/10/11      NAP        NAP
   67      114           354       LO(30)/YM(86)/Free(4)                     07/10/07      NAP        NAP      07/11/07    09/10/14
   68      114           354       LO(30)/Defeasance(87)/Free(3)             07/10/07   07/11/07    10/10/14      NAP        NAP
   69      118           360       LO(26)/Grtr1%UPBorYM(91)/Free(3)          07/10/07      NAP        NAP      07/11/07    02/10/15
   70      233           233       LO(31)/Grtr4%UPBor2%UPB+YM(206)/Free(3)   07/10/07      NAP        NAP      07/11/07    09/10/24




                                                                                 YIELD
                                                                             MAINTENANCE
                                                                            INTEREST RATE
           PREPAY-        PREPAY-          YIELD                             CONVERTED TO
             MENT          MENT         MAINTENANCE            YIELD           MONTHLY                                   MORTGAGE
  LOAN     PENALTY        PENALTY       CALCULATION         MAINTENANCE        MORTGAGE       LOAN          LOAN          LOAN
 NUMBER  START DATE      END DATE         METHOD           INTEREST RATE         RATE        NUMBER        NUMBER        SELLER
----------------------- ------------------------------------------------------------------------------------------------------------

    1         NAP           NAP             NAP                 NAP              NAP            1             1            CGM
    2         NAP           NAP             NAP                 NAP              NAP            2             2            CGM
    3         NAP           NAP             NAP                 NAP              NAP            3             3            CGM
    4         NAP           NAP             NAP                 NAP              NAP            4             4           IXIS
    5         NAP           NAP             NAP                 NAP              NAP            5             5            CGM
    6         NAP           NAP             NAP                 NAP              NAP            6             6           IXIS
----------------------  ------------------------------------------------------------------------------------------------------------

    7         NAP           NAP             NAP                 NAP              NAP            7             7            CGM
    8         NAP           NAP             NAP                 NAP              NAP            8             8            CGM
    9         NAP           NAP             NAP                 NAP              NAP            9             9            CGM
   10         NAP           NAP             NAP                 NAP              NAP            10            10           CGM
   11         NAP           NAP             NAP                 NAP              NAP            11            11           CGM
   12         NAP           NAP             NAP                 NAP              NAP            12            12           CGM
   13         NAP           NAP             NAP                 NAP              NAP            13            13           CGM
   14         NAP           NAP             NAP                 NAP              NAP            14            14           CGM
   15         NAP           NAP             NAP                 NAP              NAP            15            15           CGM
   16         NAP           NAP             NAP                 NAP              NAP            16            16           CGM
   17         NAP           NAP             NAP                 NAP              NAP            17            17           CGM
   18         NAP           NAP             NAP                 NAP              NAP            18            18           CGM
----------------------  ------------------------------------------------------------------------------------------------------------

   19         NAP           NAP             NAP                 NAP              NAP            19            19           CGM
   20         NAP           NAP             NAP                 NAP              NAP            20            20           CGM
----------------------  ------------------------------------------------------------------------------------------------------------
   21         NAP           NAP             NAP                 NAP              NAP            21            21          IXIS
   22         NAP           NAP             NAP                 NAP              NAP            22            22           CGM
----------------------  ------------------------------------------------------------------------------------------------------------

   23         NAP           NAP             NAP                 NAP              NAP            23            23           CGM
   24         NAP           NAP             NAP                 NAP              NAP            24            24           CGM
----------------------  ------------------------------------------------------------------------------------------------------------
   25         NAP           NAP             NAP                 NAP              NAP            25            25           CGM
   26         NAP           NAP             NAP                 NAP              NAP            26            26           CGM
   27         NAP           NAP             NAP                 NAP              NAP            27            27           CGM
   28         NAP           NAP             NAP                 NAP              NAP            28            28          IXIS
   29         NAP           NAP             NAP                 NAP              NAP            29            29          IXIS
   30         NAP           NAP             NAP                 NAP              NAP            30            30           CGM
   31         NAP           NAP             NAP                 NAP              NAP            31            31          IXIS
   32         NAP           NAP             NAP                 NAP              NAP            32            32           CGM
   33         NAP           NAP             NAP                 NAP              NAP            33            33           CGM
   34         NAP           NAP             NAP                 NAP              NAP            34            34           CGM
   35         NAP           NAP             NAP                 NAP              NAP            35            35           CGM
   36         NAP           NAP             NAP                 NAP              NAP            36            36           CGM
   37         NAP           NAP             NAP                 NAP              NAP            37            37           CGM
   38         NAP           NAP     PV Yield Differential  Treasury Flat         Yes            38            38           CGM
----------------------  ------------------------------------------------------------------------------------------------------------
   39         NAP           NAP     Interest Differential US Obligations Flat    Yes            39            39          IXIS

   39a                                                                                         39a           39a
   39b                                                                                         39b           39b
   39c                                                                                         39c           39c
   39d                                                                                         39d           39d
----------------------  ------------------------------------------------------------------------------------------------------------
   40         NAP           NAP             NAP                 NAP              NAP            40            40           CGM
   41         NAP           NAP             NAP                 NAP              NAP            41            41           CGM
   42         NAP           NAP             NAP                 NAP              NAP            42            42           CGM
   43         NAP           NAP             NAP                 NAP              NAP            43            43           CGM
   44         NAP           NAP             NAP                 NAP              NAP            44            44           CGM
   45         NAP           NAP             NAP                 NAP              NAP            45            45           CGM
   46         NAP           NAP             NAP                 NAP              NAP            46            46          IXIS
   47         NAP           NAP             NAP                 NAP              NAP            47            47           CGM
   48         NAP           NAP             NAP                 NAP              NAP            48            48           CGM
   49         NAP           NAP             NAP                 NAP              NAP            49            49          IXIS
   50         NAP           NAP             NAP                 NAP              NAP            50            50           CGM
   51         NAP           NAP             NAP                 NAP              NAP            51            51           CGM
   52         NAP           NAP             NAP                 NAP              NAP            52            52          IXIS
   53         NAP           NAP             NAP                 NAP              NAP            53            53           CGM
   54         NAP           NAP             NAP                 NAP              NAP            54            54          IXIS
   55         NAP           NAP             NAP                 NAP              NAP            55            55           CGM
   56         NAP           NAP             NAP                 NAP              NAP            56            56          IXIS
   57         NAP           NAP             NAP                 NAP              NAP            57            57          IXIS
   58         NAP           NAP     Interest Differential  Treasury Flat          No            58            58           CGM
   59         NAP           NAP             NAP                 NAP              NAP            59            59           CGM
   60         NAP           NAP             NAP                 NAP              NAP            60            60           CGM
   61         NAP           NAP             NAP                 NAP              NAP            61            61           CGM
   62         NAP           NAP             NAP                 NAP              NAP            62            62           CGM
   63         NAP           NAP             NAP                 NAP              NAP            63            63          IXIS
   64         NAP           NAP             NAP                 NAP              NAP            64            64           CGM
   65         NAP           NAP             NAP                 NAP              NAP            65            65           CGM
   66         NAP           NAP             NAP                 NAP              NAP            66            66           CGM
   67         NAP           NAP     Interest Differential  Treasury Flat          No            67            67           CGM
   68         NAP           NAP             NAP                 NAP              NAP            68            68           CGM
   69         NAP           NAP     Interest Differential  Treasury Flat          No            69            69           CGM
   70         NAP           NAP     PV Yield Differential  Treasury Flat         Yes            70            70           CGM




                                                                      YIELD
           LOAN                                                   MAINTENANCE
  LOAN    GROUP                                                   DISCOUNTING          PROPERTY  PROPERTY                    YEAR
 NUMBER  NUMBER   LOAN / PROPERTY NAME                              HORIZON              SIZE   SIZE TYPE    YEAR BUILT   RENOVATED
------------------------------------------------------------------------------------------------------------------------------------

    1       1     Carolina Place                                      NAP              595,869      SF         1991         1994
    2       1     Novo Nordisk Headquarters                           NAP              225,651      SF      2000 & 2001      NAP
    3       1     270 Technology Park                                 NAP              449,289      SF       1986-1992       NAP
    4       1     Penn Mar Shopping Center                            NAP              381,933      SF         1960         2004
    5       1     250 West Pratt                                      NAP              355,186      SF         1986          NAP
    6       1     Abilene Mall                                        NAP              333,621      SF         1979          NAP
------------------------------------------------------------------------------------------------------------------------------------
                  United Supermarket Portfolio
    7       1     United # 526- Amarillo                              NAP               71,468      SF         1999          NAP
    8       1     United # 517- Wichita Falls                         NAP               60,000      SF         1998          NAP
    9       1     United # 549- Snyder                                NAP               43,900      SF         1999          NAP
   10       1     United # 515- Burkburnett                           NAP               43,130      SF         1996          NAP
   11       1     United # 513- Vernon                                NAP               43,130      SF         1996          NAP
   12       1     United # 501- Lubbock                               NAP               39,293      SF         1997          NAP
   13       1     United # 509- Levelland                             NAP               42,800      SF         1994          NAP
   14       1     United # 527- Amarillo                              NAP               35,699      SF         1989          NAP
   15       1     United # 522- Amarillo                              NAP               36,985      SF         1989          NAP
   16       1     United # 533- Amarillo                              NAP               36,168      SF         1989          NAP
   17       1     United # 525- Perryton                              NAP               32,800      SF         1985          NAP
   18       1     United # 518- Childress                             NAP               32,800      SF         1986          NAP
------------------------------------------------------------------------------------------------------------------------------------
                  EDR Portfolio I
   19       2     Jefferson Commons - University of Missouri          NAP                  260    Units        2001          NAP
   20       2     Jefferson Commons - Texas Tech                      NAP                  243    Units        1998          NAP
------------------------------------------------------------------------------------------------------------------------------------
   21       1     The Plaza at Huntington Beach                       NAP              275,341      SF         1985          NAP
   22       1     Alamo Plaza                                         NAP              191,151      SF         1981         2004
------------------------------------------------------------------------------------------------------------------------------------
                  EDR Portfolio II
   23       2     Jefferson Commons - Purdue                          NAP                  336    Units        2000          NAP
   24       2     Jefferson Commons - Ohio State University           NAP                  166    Units        2000          NAP
------------------------------------------------------------------------------------------------------------------------------------
   25       1     Home Depot Shopping Center                          NAP              157,912      SF         1993          NAP
   26       1     Preferred Exchange Tower                            NAP              202,107      SF         1985         2002
   27       1     Wilsonville Town Center                             NAP              152,076      SF      1991 & 1995      NAP
   28       1     Regency Square                                      NAP              531,260      SF         1978         2003
   29       1     Olympic Collection                                  NAP               64,538      SF         1990          NAP
   30       2     Jefferson Commons                                   NAP                  324    Units        2001          NAP
   31       1     Iverson Mall                                        NAP              618,972      SF         1967         2002
   32       1     North Atlanta Physicians MOB IV (R400 Building)     NAP              100,457      SF         1985          NAP
   33       1     Daniel Burnham Court                                NAP               97,538      SF         1987          NAP
   34       1     Sierra Sun Apartments                               NAP                  150    Units        2004          NAP
   35       2     Glendale Park Apartments                            NAP                  810    Units        1978         2004
   36       2     Governor's Point Apartments                         NAP                  344    Units        1986          NAP
   37       1     Crossroads Shopping Center                          NAP              152,134      SF         1991          NAP
   38       2     South Park Lofts                                    WAL                   49    Units        1924         2004
------------------------------------------------------------------------------------------------------------------------------------
   39       1     Inip Drive Industrial                          Lesser of WAL         277,303      SF
                                                                  and Maturity
   39a            95 Inip Drive                                                        136,200      SF         1970         1973
   39b            475 Doughty Blvd.                                                     77,751      SF         1965          NAP
   39c            41 Inip Drive                                                         38,352      SF         1965         1994
   39d            90 Inip Drive                                                         25,000      SF         1968          NAP
------------------------------------------------------------------------------------------------------------------------------------
   40       1     Mount Kisco Commons                                 NAP       71,404 (Note 6)     SF      1996 & 2004      NAP
   41       1     Speedway Shopping Center                            NAP               90,273      SF         1992          NAP
   42       1     Unisource Distribution Center                       NAP              502,440      SF         1995         2004
   43       1     Thousand Oaks Self Storage                          NAP              137,264      SF      1982 & 1986      NAP
   44       2     Arbors at Centennial Park                           NAP                  140    Units      2002-2004       NAP
   45       1     Northridge Center I and II                          NAP              188,009      SF      1984 & 1986     2003
   46       1     Cleveland Mall                                      NAP              350,319      SF         1982         2004
   47       1     Park View Office Building                           NAP              125,256      SF         1970         1992
   48       1     Yale New Haven Medical Center                       NAP               79,259      SF         2004          NAP
   49       1     9309-9359 Foothill Boulevard                        NAP               87,695      SF         1988         2004
   50       1     Tracy Corners Shopping Center                       NAP               86,180      SF         1992          NAP
   51       1     Grand Retail                                        NAP               66,651      SF         1986          NAP
   52       1     Sam's Club                                          NAP              133,336      SF         1974         1992
   53       1     Richmond City Center                                NAP               73,892      SF         1993          NAP
   54       1     Potomac Festival II                                 NAP               86,819      SF         1989          NAP
   55       1     Ranch Lake Shopping Center                          NAP               85,565      SF      2002 & 2004      NAP
   56       2     Reno Cascade                                        NAP                  245    Units        1971          NAP
   57       1     Anchor Plaza                                        NAP              162,637      SF         1969         2000
   58       1     Parkway Commons                                   Maturity           101,377      SF         1986          NAP
   59       2     Governours Square Apartments                        NAP                  219    Units        1974         2004
   60       2     Brookstone Apartments                               NAP                  193    Units        1990          NAP
   61       1     Camino Del Rio                                      NAP               71,320      SF         1983          NAP
   62       1     Commerce Center at Buena Park                       NAP              167,217      SF         2004          NAP
   63       2     Bent Tree Brooks                                    NAP                  248    Units        1978         2004
   64       1     National City Shopping Center                       NAP               53,504      SF         1982          NAP
   65       2     Corner House Lofts                                  NAP                   56    Units        2004          NAP
   66       2     Copper Run at Reserve                               NAP                  192    Units        2004          NAP
   67       1     Lake George Plaza                                 Maturity            62,400      SF         1990          NAP
   68       1     711 Madison Avenue                                  NAP               10,000      SF         1900          NAP
   69       1     Kirkwood Shopping Center                          Maturity            80,337      SF         1979         2002
   70       1     Roxy Stadium 14                                     WAL               66,718      SF         2000          NAP




                                                                                            LARGEST    MAJOR
           OCCUPANCY                                                                         MAJOR    TENANT     LARGEST MAJOR
  LOAN     PERCENTAGE    OCCUPANCY                                                          TENANT     NRSF%     TENANT LEASE
 NUMBER     (NOTE 4)     AS OF DATE                 LARGEST MAJOR TENANT                     NRSF    (NOTE 4)    MATURITY DATE
---------------------------------------------------------------------------------------------------------------------------------

    1          95%         02/21/05   Sears                                                  157,752    26%        07/23/11
    2          98%         10/01/04   Novo Nordisk Pharmaceuticals, Inc.                     154,101    68%        12/31/14
    3          94%         12/08/04   Wells Fargo Home Mortgage, Inc.                        277,679    62%        05/31/07
    4          96%         02/01/05   Burlington Coat Factory                                 63,200    17%        08/31/10
    5          74%         02/28/05   Vertis                                                  57,631    16%        08/31/07
    6          79%         03/31/05   J.C. Penney                                             96,108    29%        03/01/09
---------------------------------------------------------------------------------------------------------------------------------

    7          100%        12/06/04   United Supermarkets, Inc.                               71,468   100%        12/31/19
    8          100%        12/06/04   United Supermarkets, Inc.                               60,000   100%        10/30/18
    9          100%        12/06/04   United Supermarkets, Inc.                               43,900   100%        12/31/19
   10          100%        12/06/04   United Supermarkets, Inc.                               43,130   100%        01/21/17
   11          100%        12/06/04   United Supermarkets, Inc.                               43,130   100%        01/21/17
   12          100%        12/06/04   United Supermarkets, Inc.                               39,293   100%        01/21/17
   13          100%        12/06/04   United Supermarkets, Inc.                               42,800   100%        01/21/17
   14          100%        12/06/04   United Supermarkets, Inc.                               35,699   100%        09/30/14
   15          100%        12/06/04   United Supermarkets, Inc.                               36,985   100%        09/30/14
   16          100%        12/06/04   United Supermarkets, Inc.                               36,168   100%        09/30/14
   17          100%        12/06/04   United Supermarkets, Inc.                               32,800   100%        12/31/12
   18          100%        12/06/04   United Supermarkets, Inc.                               32,800   100%        12/31/12
---------------------------------------------------------------------------------------------------------------------------------

   19          99%         01/21/05   NAP                                                        NAP    NAP           NAP
   20          92%         01/21/05   NAP                                                        NAP    NAP           NAP
---------------------------------------------------------------------------------------------------------------------------------
   21          84%         03/31/05   Holiday Spa Health Clubs                                42,434    15%        01/31/06
   22          87%         02/15/05   Evergreen Resources, Inc.                               39,632    21%        04/30/08
---------------------------------------------------------------------------------------------------------------------------------

   23          93%         01/21/05   NAP                                                        NAP    NAP           NAP
   24          95%         01/21/05   NAP                                                        NAP    NAP           NAP
---------------------------------------------------------------------------------------------------------------------------------
   25          100%        11/23/04   Home Depot USA Inc.                                    123,840    78%        01/31/18
   26          89%         01/31/05   State of Florida Department of Management Services      30,687    15%        01/31/10
   27          93%         02/25/05   Thriftway                                               46,000    30%        06/30/11
   28          93%         02/05/05   Sears                                                  135,095    25%        07/25/08
   29          100%        01/01/05   Amey Enterprises                                        41,498    64%        12/31/13
   30          93%         01/21/05   NAP                                                        NAP    NAP           NAP
   31          73%         12/22/04   Value City                                             136,000    22%        01/31/08
   32          95%         03/23/05   Northside Hospital, Inc.                                14,649    15%        01/31/08
   33          83%         05/02/05   KSK Property Management                                  9,567    10%        03/31/10
   34          86%         02/15/05   NAP                                                        NAP    NAP           NAP
   35          95%         02/16/05   NAP                                                        NAP    NAP           NAP
   36          91%         03/23/05   NAP                                                        NAP    NAP           NAP
   37          94%         12/31/04   Strack & Van Til                                        87,283    57%        11/30/21
   38          96%         01/25/05   NAP                                                        NAP    NAP           NAP
---------------------------------------------------------------------------------------------------------------------------------
   39

   39a         100%        01/01/05   Ben Elias Industries Corporation                       136,200   100%        01/31/15
   39b         100%        01/01/05   Airborne Freight Corp.                                  77,751   100%        05/31/07
   39c         100%        01/01/05   Ben Elias Industries Corporation                        38,352   100%        01/31/15
   39d         100%        01/01/05   Ply Gem, Inc. (sublet to Pidy Group)                    25,000   100%        12/31/07
---------------------------------------------------------------------------------------------------------------------------------
   40          93%         01/05/05   A&P Ground Lease                                        50,760    71%        11/30/34
   41          100%        03/07/05   Food Emporium                                           50,000    55%        04/30/17
   42          100%        10/01/04   Unisource Worldwide, Inc.                              502,440   100%        01/31/15
   43          86%         04/01/05   NAP                                                        NAP    NAP           NAP
   44          90%         11/30/04   NAP                                                        NAP    NAP           NAP
   45          87%         01/17/05   Affiliated Computer Services, Inc.                      61,216    33%        05/31/10
   46          94%         02/05/05   Sears                                                   87,420    25%        06/30/14
   47          93%         03/29/05   The St. Paul Companies, Inc.                            18,391    15%        07/31/06
   48          94%         04/08/05   Yale New Haven Ambulatory Services Corp.                31,702    40%    06/30/14; 06/30/19
   49          98%         01/25/05   Chuck E Cheese                                          12,750    15%        10/31/11
   50          100%        02/16/05   Food 4 Less                                             40,320    47%        11/12/06
   51          100%        04/04/05   Premier Destination                                     11,774    18%        08/31/08
   52          100%        02/11/05   Sam's Club                                             133,336   100%        05/09/17
   53          100%        02/24/05   Food 4 Less                                             30,000    41%        09/30/13
   54          87%         01/14/05   Circuit City                                            32,500    37%        01/31/10
   55          98%         03/16/05   Kash n Karry                                            49,430    58%        11/01/22
   56          91%         02/01/05   NAP                                                        NAP    NAP           NAP
   57          95%         12/06/04   Food Lion                                               40,482    25%        06/30/20
   58          91%         03/01/05   North Dallas Executive Suites                           36,130    36%        12/31/11
   59          99%         01/12/05   NAP                                                        NAP    NAP           NAP
   60          96%         11/25/04   NAP                                                        NAP    NAP           NAP
   61          96%         04/01/05   Resource Consultants Inc.                               11,800    17%        07/06/10
   62          100%        10/08/04   Long Beach Automotive Distributors, Inc.               167,217   100%        10/14/19
   63          87%         02/25/05   NAP                                                        NAP    NAP           NAP
   64          100%        03/01/05   Ralphs # 101                                            41,259    77%        04/29/10
   65          98%         02/08/05   NAP                                                        NAP    NAP           NAP
   66          94%         02/14/05   NAP                                                        NAP    NAP           NAP
   67          93%         02/01/05   Global Closeout Inc.                                    10,000    16%           MTM
   68          100%        11/17/04   RC Madison Corp.                                         2,505    25%        02/28/11
   69          93%         03/25/05   Gart Bros Sporting Goods                                32,945    41%        01/31/15
   70          100%        01/01/05   Blue Fox Operations                                     66,718   100%        12/31/29




                                                                                   SECOND
                                                                     SECOND        LARGEST
                                                                     LARGEST        MAJOR          SECOND
                                                                      MAJOR        TENANT     LARGEST MAJOR
  LOAN                                                               TENANT         NRSF%      TENANT LEASE
 NUMBER             SECOND LARGEST MAJOR TENANT                       NRSF        (NOTE 4)     MATURITY DATE
--------------------------------------------------------------------------------------------------------------

    1    J.C. Penney                                                  119,652        20%         05/31/11
    2    American Re-Insurance Company                                 39,096        17%         09/30/06
    3    Aeroflex/Winschel                                             34,678        8%          02/28/11
    4    Shoppers Food Warehouse                                       56,205        15%         11/30/16
    5    Semmes, Bowen & Semmes                                        51,536        15%         04/30/08
    6    Premier Cinemas                                               24,468        7%          05/31/13
--------------------------------------------------------------------------------------------------------------

    7    NAP                                                              NAP        NAP           NAP
    8    NAP                                                              NAP        NAP           NAP
    9    NAP                                                              NAP        NAP           NAP
   10    NAP                                                              NAP        NAP           NAP
   11    NAP                                                              NAP        NAP           NAP
   12    NAP                                                              NAP        NAP           NAP
   13    NAP                                                              NAP        NAP           NAP
   14    NAP                                                              NAP        NAP           NAP
   15    NAP                                                              NAP        NAP           NAP
   16    NAP                                                              NAP        NAP           NAP
   17    NAP                                                              NAP        NAP           NAP
   18    NAP                                                              NAP        NAP           NAP
--------------------------------------------------------------------------------------------------------------

   19    NAP                                                              NAP        NAP           NAP
   20    NAP                                                              NAP        NAP           NAP
--------------------------------------------------------------------------------------------------------------
   21    Premier Office Centers, LLC                                   15,162        6%          10/31/07
   22    Invesco Private Capital                                       13,211        7%          04/20/06
--------------------------------------------------------------------------------------------------------------

   23    NAP                                                              NAP        NAP           NAP
   24    NAP                                                              NAP        NAP           NAP
--------------------------------------------------------------------------------------------------------------
   25    Circuit City                                                  34,072        22%         01/31/19
   26    Unisys Corporation                                            13,244        7%          09/30/06
   27    Rite-Aid                                                      31,456        21%         06/30/11
   28    J.C. Penney                                                   96,108        18%         01/31/09
   29    Creative Kids Gym                                              3,214        5%          12/31/09
   30    NAP                                                              NAP        NAP           NAP
   31    Forman Mills, Inc.                                            66,528        11%         11/30/09
   32    Obstetrics & Gynecology of Atlanta                            13,596        14%         04/30/10
   33    Headsets.com, Inc.                                             7,897        8%          04/30/08
   34    NAP                                                              NAP        NAP           NAP
   35    NAP                                                              NAP        NAP           NAP
   36    NAP                                                              NAP        NAP           NAP
   37    Fashion Bug                                                    9,000        6%          01/31/07
   38    NAP                                                              NAP        NAP           NAP
--------------------------------------------------------------------------------------------------------------
   39
   39a   NAP                                                              NAP        NAP           NAP
   39b   NAP                                                              NAP        NAP           NAP
   39c   NAP                                                              NAP        NAP           NAP
   39d   NAP                                                              NAP        NAP           NAP
--------------------------------------------------------------------------------------------------------------
   40    Applebee's Ground Lease                                        5,411        8%          05/31/17
   41    Bartell Drug                                                  14,449        16%         04/30/07
   42    NAP                                                              NAP        NAP           NAP
   43    NAP                                                              NAP        NAP           NAP
   44    NAP                                                              NAP        NAP           NAP
   45    Smith & Carson, Inc.                                          24,553        13%         10/31/06
   46    Belk                                                          86,416        25%         08/03/07
   47    First Horizons Home Loan Corporation                           9,895        8%          08/31/08
   48    Yale-New Haven Hospital, Inc.                                 24,031        30%    06/30/14; 06/30/19
   49    Tuesday Morning                                               12,000        14%         07/15/08
   50    Walgreens                                                     13,990        16%         06/30/31
   51    China Bay Club                                                 7,219        11%         08/31/05
   52    NAP                                                              NAP        NAP           NAP
   53    Walgreens                                                     14,000        19%         11/30/33
   54    Tuesday Morning                                                7,160        8%          12/31/08
   55    Good Year (Outparcel)                                          6,835        8%          10/31/19
   56    NAP                                                              NAP        NAP           NAP
   57    Ice Man / Mr. Kicks                                           31,384        19%         04/30/07
   58    Unimed Direct, LLC                                             5,750        6%          02/28/10
   59    NAP                                                              NAP        NAP           NAP
   60    NAP                                                              NAP        NAP           NAP
   61    Sprint Spectrum L.P.                                           8,044        11%         09/30/05
   62    NAP                                                              NAP        NAP           NAP
   63    NAP                                                              NAP        NAP           NAP
   64    Walgreens Ground Lease                                           NAP        NAP         07/31/79
   65    NAP                                                              NAP        NAP           NAP
   66    NAP                                                              NAP        NAP           NAP
   67    Polo/Ralph Lauren                                              7,800        13%         05/31/09
   68    Poupetto's                                                     1,000      10.00%        02/28/12
   69    Movie Traders (Blockbuster)                                    8,640        11%         10/31/09
   70    NAP                                                              NAP        NAP           NAP




                                                                                   THIRD
                                                                        THIRD     LARGEST
                                                                       LARGEST     MAJOR        THIRD
                                                                        MAJOR     TENANT    LARGEST MAJOR
  LOAN                                                                  TENANT     NRSF%     TENANT LEASE
 NUMBER               THIRD LARGEST MAJOR TENANT                         NRSF    (NOTE 4)   MATURITY DATE
----------------------------------------------------------------------------------------------------------

    1     The Limited/Limited Too/Bath & Body Works                    22,616      4%        01/31/07
    2     Predix Pharmaceuticals, Inc. (Sublease to ZS Associates)     25,338      11%       06/30/11
    3     Signal Solutions                                             20,000      4%        12/31/05
    4     Marshall's                                                   30,450      8%        05/31/09
    5     GSA                                                          41,000      12%       06/25/07
    6     Express/Bath & Body                                           9,477      3%        01/31/08
-----------------------------------------------------------------------------------------------------------

    7     NAP                                                             NAP      NAP         NAP
    8     NAP                                                             NAP      NAP         NAP
    9     NAP                                                             NAP      NAP         NAP
   10     NAP                                                             NAP      NAP         NAP
   11     NAP                                                             NAP      NAP         NAP
   12     NAP                                                             NAP      NAP         NAP
   13     NAP                                                             NAP      NAP         NAP
   14     NAP                                                             NAP      NAP         NAP
   15     NAP                                                             NAP      NAP         NAP
   16     NAP                                                             NAP      NAP         NAP
   17     NAP                                                             NAP      NAP         NAP
   18     NAP                                                             NAP      NAP         NAP
-----------------------------------------------------------------------------------------------------------

   19     NAP                                                             NAP      NAP         NAP
   20     NAP                                                             NAP      NAP         NAP
-----------------------------------------------------------------------------------------------------------
   21     Savin Corporation                                            11,426      4%        04/30/06
   22     J. Walter Thompson USA                                       13,036      7%        07/14/08
-----------------------------------------------------------------------------------------------------------

   23     NAP                                                             NAP      NAP         NAP
   24     NAP                                                             NAP      NAP         NAP
-----------------------------------------------------------------------------------------------------------
   25     NAP                                                             NAP      NAP         NAP
   26     Citigroup Global Markets Inc.                                12,119      6%        05/31/10
   27     Hollywood Video                                               6,551      4%        12/31/10
   28     Parisian Women                                               50,000      9%        08/31/08
   29     Zip Fusion & Peppemint Cafe                                   2,967      5%        02/28/15
   30     NAP                                                             NAP      NAP         NAP
   31     Furniture Galaxy                                             40,000      6%        11/30/06
   32     Atlanta Plastic Surgery, PA                                  12,432      12%       04/30/06
   33     San Francisco Multispecialty Medical                          5,497      6%        03/31/08
   34     NAP                                                             NAP      NAP         NAP
   35     NAP                                                             NAP      NAP         NAP
   36     NAP                                                             NAP      NAP         NAP
   37     Blockbuster Video                                             6,500      4%        09/30/05
   38     NAP                                                             NAP      NAP         NAP
-----------------------------------------------------------------------------------------------------------
   39
   39a    NAP                                                             NAP      NAP         NAP
   39b    NAP                                                             NAP      NAP         NAP
   39c    NAP                                                             NAP      NAP         NAP
   39d    NAP                                                             NAP      NAP         NAP
-----------------------------------------------------------------------------------------------------------
   40     Outlet Wines and Liquors                                      3,878      5%        05/31/14
   41     Hollywood Video                                               6,950      8%        07/31/07
   42     NAP                                                             NAP      NAP         NAP
   43     NAP                                                             NAP      NAP         NAP
   44     NAP                                                             NAP      NAP         NAP
   45     Alteon Websystems, Inc.                                      23,185      12%       02/28/06
   46     Carmike Cinemas                                              31,790      9%        08/31/24
   47     United Sleep Medicine, LLC                                    9,889      8%        05/31/09
   48     Medical Oncology & Hematology, P.C.                           5,400      7%        10/24/14
   49     Select Furnishings                                           10,500      12%       12/31/09
   50     Kragen Auto Parts                                             7,200      8%        02/28/08
   51     Massimo Mancuso                                               6,200      9%        12/31/19
   52     NAP                                                             NAP      NAP         NAP
   53     Gen-X Clothing                                                6,595      9%        03/31/14
   54     Virginia Lottery                                              7,110      8%        06/14/07
   55     Crispers                                                      5,500      6%        05/30/13
   56     NAP                                                             NAP      NAP         NAP
   57     Super Fitness (West)                                         20,665      13%       06/30/09
   58     Medical Management                                            4,387      4%        01/31/08
   59     NAP                                                             NAP      NAP         NAP
   60     NAP                                                             NAP      NAP         NAP
   61     Burns & Wilcox Ltd.                                           6,998      10%       03/31/06
   62     NAP                                                             NAP      NAP         NAP
   63     NAP                                                             NAP      NAP         NAP
   64     Blockbuster Video                                             6,250      12%       01/31/10
   65     NAP                                                             NAP      NAP         NAP
   66     NAP                                                             NAP      NAP         NAP
   67     Timberland                                                    4,500      7%        01/31/10
   68     NAP                                                             NAP      NAP         NAP
   69     Half Price Books                                              8,089      10%       12/06/05
   70     NAP                                                             NAP      NAP         NAP




                        SECOND      SECOND
           SECOND        MOST        MOST
            MOST        RECENT      RECENT          SECOND      SECOND                  SECOND
           RECENT        YEAR        YEAR            MOST        MOST       SECOND       MOST
            YEAR      STATEMENT    STATEMENT        RECENT      RECENT       MOST       RECENT            MOST
  LOAN    STATEMENT   NUMBER OF     ENDING           YEAR        YEAR       RECENT     YEAR NOI       CURRENT YEAR
 NUMBER     TYPE        MONTHS       DATE          REVENUES    EXPENSES    YEAR NOI      DSCR        STATEMENT TYPE
----------------------------------------------------------------------------------------------------------------------

    1     Full Year       12       12/31/03     18,392,671   5,089,328 13,303,343 1.88 (Note 5)       Full Year
    2     Full Year       12       12/31/03      6,968,823   2,286,905  4,681,918     1.61           Trailing-12
    3     Full Year       12       12/31/03      5,811,545   1,353,746  4,457,799     1.29           Annualized
    4     Full Year       12       12/31/03      4,396,168   1,102,806  3,293,362     1.27            Full Year
    5     Full Year       12       12/31/03      7,619,078   3,552,831  4,066,247     1.65           Annualized
    6     Full Year       12       12/31/03      7,172,983   3,379,896  3,793,087     1.39            Full Year
----------------------------------------------------------------------------------------------------------------------

    7        UAV         UAV          UAV              UAV         UAV        UAV      UAV           Annualized
    8        UAV         UAV          UAV              UAV         UAV        UAV      UAV           Annualized
    9        UAV         UAV          UAV              UAV         UAV        UAV      UAV           Annualized
   10        UAV         UAV          UAV              UAV         UAV        UAV      UAV           Annualized
   11        UAV         UAV          UAV              UAV         UAV        UAV      UAV           Annualized
   12        UAV         UAV          UAV              UAV         UAV        UAV      UAV           Annualized
   13        UAV         UAV          UAV              UAV         UAV        UAV      UAV           Annualized
   14        UAV         UAV          UAV              UAV         UAV        UAV      UAV           Annualized
   15        UAV         UAV          UAV              UAV         UAV        UAV      UAV           Annualized
   16        UAV         UAV          UAV              UAV         UAV        UAV      UAV           Annualized
   17        UAV         UAV          UAV              UAV         UAV        UAV      UAV           Annualized
   18        UAV         UAV          UAV              UAV         UAV        UAV      UAV           Annualized
----------------------------------------------------------------------------------------------------------------------

   19     Full Year       12       12/31/03      2,992,014   1,103,213  1,888,801     1.54            Full Year
   20     Full Year       12       12/31/03      3,022,303   1,367,106  1,655,197     1.54            Full Year
----------------------------------------------------------------------------------------------------------------------
   21     Full Year       12       12/31/03      5,253,784   2,635,140  2,618,643     1.13       Annualized 10 Month
   22     Full Year       12       12/31/03      4,806,666   1,659,531  3,147,135     1.48           Trailing-12
----------------------------------------------------------------------------------------------------------------------

   23     Full Year       12       12/31/03      3,722,127   1,616,130  2,105,997     1.83            Full Year
   24     Full Year       12       12/31/03      2,688,939   1,122,710  1,566,229     1.83            Full Year
----------------------------------------------------------------------------------------------------------------------
   25     Full Year       12       12/31/03      2,857,968      26,858  2,831,110 1.19 (Note 7)      Annualized
   26     Full Year       12       12/31/03      3,525,526   1,862,798  1,662,728     0.98            Full Year
   27     Full Year       12       12/31/03      2,762,326     756,792  2,005,534     1.31           Annualized
   28     Full Year       12       12/31/03      4,013,306   1,191,634  2,821,672     1.50            Full Year
   29     Full Year       12       12/31/03      1,920,523     322,825  1,597,698     1.04            Full Year
   30     Full Year       12       12/31/03      4,107,152   1,610,077  2,497,075     1.70            Full Year
   31     Full Year       12       12/31/03      5,849,801   2,866,437  2,983,364     1.96           Trailing 12
   32     Full Year       12       12/31/03      2,971,472     992,926  1,978,546     1.43            Full Year
   33     Full Year       12       12/31/03      3,616,716   1,737,304  1,879,412     1.48            Full Year
   34        UAV         UAV          UAV              UAV         UAV        UAV      UAV               UAV
   35     Full Year       12       12/31/04      4,510,729   2,784,121  1,726,608     1.50           Trailing-12
   36     Full Year       12       12/31/03      2,348,774   1,140,085  1,208,689     1.36            Full Year
   37     Full Year       12       12/31/03      1,909,577     633,584  1,275,993     1.18           Annualized
   38        UAV         UAV          UAV              UAV         UAV        UAV      UAV               UAV
----------------------------------------------------------------------------------------------------------------------
   39        UAV         UAV          UAV              UAV         UAV        UAV      UAV               UAV
   39a
   39b
   39c
   39d
----------------------------------------------------------------------------------------------------------------------
   40        UAV         UAV          UAV              UAV         UAV        UAV      UAV               UAV
   41     Full Year       12       12/31/03      1,742,133     291,052  1,451,081     1.53            Full Year
   42        UAV         UAV          UAV              UAV         UAV        UAV      UAV               UAV
   43     Full Year       12       12/31/03      1,860,572     614,032  1,246,540     1.30           Annualized
   44        UAV         UAV          UAV              UAV         UAV        UAV      UAV               UAV
   45     Full Year       12       12/31/03      3,751,544   1,597,254  2,154,290     2.31           Annualized
   46     Full Year       12       12/31/03      2,515,833     737,387  1,778,446     1.56            Full Year
   47     Full Year       12       12/31/03      1,941,184     648,108  1,293,076     1.39           Annualized
   48        UAV         UAV          UAV              UAV         UAV        UAV      UAV               UAV
   49     Full Year       12       12/31/03      1,320,797     363,563    957,235     1.04            Full Year
   50     Full Year       12       12/31/03      1,484,620     456,749  1,027,871     1.24            Full Year
   51     Full Year       12       10/31/03      1,911,698     621,517  1,290,181     1.54            Full Year
   52     Full Year       12       12/31/03        957,572      17,064    940,508     1.27            Full Year
   53     Full Year       12       12/31/03      1,536,182     683,307    852,875     1.13            Full Year
   54     Full Year       12       12/31/03      1,066,492     270,583    795,909     1.11            Full Year
   55        UAV         UAV          UAV              UAV         UAV        UAV      UAV           Annualized
   56     Full Year       12       12/31/03      1,561,737     786,988    774,749     1.19            Full Year
   57     Full Year       12       12/31/03      1,306,637     374,962    931,675     1.28            Full Year
   58     Full Year       12       12/31/03      1,976,069     911,771  1,064,299     1.55            Full Year
   59     Full Year       12       12/31/03      1,538,831     767,146    771,685     1.18            Full Year
   60     Full Year       12       12/31/03      1,497,486     613,463    884,023     1.29           Trailing-12
   61     Full Year       12       12/31/03      1,288,965     552,936    736,029     1.13           Annualized
   62        UAV         UAV          UAV              UAV         UAV        UAV      UAV               UAV
   63     Full Year       12       12/31/03      1,951,398   1,105,123    846,275     1.43            Full Year
   64     Full Year       12       12/31/03        826,029     159,415    666,614     1.12           Trailing-12
   65        UAV         UAV          UAV              UAV         UAV        UAV      UAV           Annualized
   66        UAV         UAV          UAV              UAV         UAV        UAV      UAV           Trailing-12
   67     Full Year       12       12/31/03      1,269,227     377,481    891,746     1.41            Full Year
   68     Full Year       12       12/31/03      1,230,092     449,151    780,940     1.30           Annualized
   69     Full Year       12       12/31/03      1,005,789     365,655    640,134     1.13            Full Year
   70     Full Year       12       12/31/03      1,306,512         383  1,306,129     1.76            Full Year




                   MOST
               CURRENT YEAR          MOST         MOST        MOST                    MOST
                 STATEMENT       CURRENT YEAR   CURRENT      CURRENT      MOST       CURRENT
  LOAN           NUMBER OF        STATEMENT       YEAR        YEAR      CURRENT     YEAR NOI        U/W         U/W
 NUMBER           MONTHS         ENDING DATE    REVENUES    EXPENSES    YEAR NOI      DSCR       REVENUES    EXPENSES     U/W NOI
------------------------------------------------------------------------------------------------------------------------------------

    1               12             12/31/04     19,084,282   5,135,034 13,949,248 1.97 (Note 5)  20,464,501   6,114,775  14,349,726
    2               12             11/30/04      6,374,421   2,350,365  4,024,056     1.39        7,385,123   2,332,107   5,053,016
    3               11             11/30/04      6,257,663   1,371,591  4,886,072     1.42        6,300,759   1,545,556   4,755,203
    4               12             12/31/04      4,520,497   1,172,128  3,348,369     1.29        5,137,108   1,309,855   3,827,254
    5               11             11/30/04      7,487,805   3,487,781  4,000,024     1.63        7,196,119   3,548,012   3,648,107

    6               12             09/30/04      7,406,852   3,439,960  3,966,893     1.45        7,211,223   3,580,518   3,630,705
------------------------------------------------------------------------------------------------------------------------------------

    7               11             11/30/04        638,004       6,423    631,581     1.53          825,169     263,854     561,315
    8               11             11/30/04        614,520     142,380    472,140     1.53          789,317     388,880     400,437
    9               11             11/30/04        396,000       4,595    391,405     1.53          520,085     171,961     348,125
   10               11             11/30/04        372,750       4,678    368,072     1.53          488,920     160,861     328,060
   11               11             11/30/04        341,250         597    340,653     1.53          454,161     154,679     299,482
   12               11             11/30/04        299,250       4,803    294,447     1.53          369,486     105,208     264,279
   13               11             11/30/04        297,233       4,511    292,722     1.53          416,413     157,828     258,584
   14               11             11/30/04        231,323         600    230,723     1.53          323,898     123,440     200,458
   15               11             11/30/04        230,477         921    229,556     1.53          317,227     117,163     200,064
   16               11             11/30/04        225,081         600    224,481     1.53          318,753     124,211     194,542
   17               11             11/30/04        110,254         900    109,354     1.53          166,838      78,924      87,914
   18               11             11/30/04         98,999       3,827     95,172     1.53          149,862      75,545      74,317
------------------------------------------------------------------------------------------------------------------------------------

   19               12             12/31/04      3,173,804   1,230,783  1,943,021     1.50        3,148,355   1,257,117   1,891,238
   20               12             12/31/04      3,077,845   1,567,952  1,509,893     1.50        3,034,934   1,607,956   1,426,978
------------------------------------------------------------------------------------------------------------------------------------
   21     10 (Jan-Mar / May-Nov)   11/30/04      4,797,500   1,912,760  2,884,740     1.24        5,481,192   2,158,242   3,322,950
   22               12             09/30/04      4,888,627   1,680,061  3,208,566     1.51        4,521,720   1,750,878   2,770,843
------------------------------------------------------------------------------------------------------------------------------------

   23               12             12/31/04      3,496,683   1,886,277  1,610,406     1.55        3,534,998   1,960,691   1,574,307
   24               12             12/31/04      2,762,374   1,258,769  1,503,605     1.55        2,784,458   1,298,757   1,485,701
------------------------------------------------------------------------------------------------------------------------------------
   25                9             09/30/04      2,909,417      30,924  2,878,493 1.21 (Note 7)   2,820,135      99,604   2,720,531
   26               12             12/31/04      3,848,276   1,820,593  2,027,683     1.20        4,074,135   1,953,871   2,120,264
   27                9             09/30/04      2,643,663     762,384  1,881,279     1.23        2,693,740     734,587   1,959,153
   28               12             12/31/04      4,213,769   1,263,708  2,950,061     1.57        4,568,726   1,227,365   3,341,362
   29               12             12/31/04      2,804,723     332,944  2,471,779     1.60        3,007,795     539,417   2,468,378
   30               12             12/31/04      3,957,864   1,948,499  2,009,365     1.37        3,937,593   1,932,743   2,004,850
   31               12             11/30/04      6,068,516   3,031,031  3,037,485     1.99        6,090,503   3,231,021   2,859,483
   32               12             12/31/04      3,003,754   1,019,672  1,984,082     1.43        2,878,217   1,011,260   1,866,957
   33               12             12/31/04      3,465,676   1,751,428  1,714,248     1.35        3,299,229   1,826,611   1,472,618
   34               UAV              UAV               UAV         UAV        UAV      UAV        1,896,775     667,261   1,229,514
   35               12             01/31/05      4,534,519   2,809,795  1,724,724     1.50        4,510,694   2,842,058   1,668,637
   36               12             12/31/04      2,426,502   1,189,906  1,236,596     1.40        2,453,950   1,128,031   1,325,919
   37                2             08/31/04      2,052,354     422,830  1,629,524     1.51        2,105,198     627,625   1,477,573
   38               UAV              UAV               UAV         UAV        UAV      UAV        1,409,279     312,303   1,096,975
------------------------------------------------------------------------------------------------------------------------------------
   39               UAV              UAV               UAV         UAV        UAV      UAV        2,703,215     837,888   1,865,327
   39a
   39b
   39c
   39d
------------------------------------------------------------------------------------------------------------------------------------
   40               UAV              UAV               UAV         UAV        UAV      UAV        1,864,675     716,275   1,148,400
   41               12             12/31/04      1,721,523     289,917  1,431,606     1.51        1,642,467     342,614   1,299,853
   42               UAV              UAV               UAV         UAV        UAV      UAV        2,089,303     438,088   1,651,215
   43                9             09/30/04      2,048,414     570,848  1,477,566     1.55        2,006,698     628,379   1,378,319
   44               UAV              UAV               UAV         UAV        UAV      UAV        1,610,306     532,937   1,077,369
   45               10             10/31/04      2,861,351   1,434,846  1,426,505     1.53        3,279,238   1,651,526   1,627,712
   46               12             12/31/04      2,770,155     835,608  1,934,548     1.69        2,693,509     805,616   1,887,893
   47                9             09/30/04      2,095,669     566,117  1,529,552     1.65        2,125,352     771,200   1,354,152
   48               UAV              UAV               UAV         UAV        UAV      UAV        2,135,658     978,999   1,156,659
   49               12             12/31/04      1,362,619     390,635    971,984     1.06        1,597,645     412,573   1,185,073
   50               12             12/31/04      1,486,191     424,631  1,061,560     1.28        1,563,126     476,739   1,086,387
   51               12             12/31/04      2,093,385     671,213  1,422,172     1.70        1,903,175     650,778   1,252,398
   52               12             12/31/04        954,255      29,322    924,933     1.25          954,257      39,240     915,017
   53               12             12/31/04      1,832,499     703,234  1,129,265     1.50        1,759,473     744,906   1,014,568
   54               12             12/31/04      1,116,306     277,701    838,605     1.17        1,232,701     314,371     918,330
   55                9             09/30/04      1,410,376     367,435  1,042,941     1.51        1,494,940     392,469   1,102,471
   56               12             12/31/04      1,567,897     735,886    832,011     1.27        1,623,364     785,199     838,165
   57               12             12/31/04      1,456,646     362,453  1,094,193     1.50        1,364,048     374,015     990,034
   58               12             12/31/04      1,653,818     819,608    834,210     1.21        1,863,263     889,861     973,402
   59               12             12/31/04      1,630,144     765,335    864,809     1.32        1,596,990     756,686     840,304
   60               12             08/31/04      1,526,341     638,383    887,958     1.30        1,563,541     672,640     890,901
   61                9             09/30/04      1,209,707     500,936    708,771     1.09        1,491,117     544,447     946,671
   62               UAV              UAV               UAV         UAV        UAV      UAV        1,054,427     156,786     897,641
   63               12             12/31/04      1,856,761   1,057,717    799,044     1.35        1,841,343   1,049,695     791,648
   64               12             06/30/04        851,852     169,243    682,609     1.15        1,094,984     281,588     813,396
   65                2             02/28/05      1,148,220     171,270    976,950     1.61        1,195,518     456,533     738,985
   66               12             09/30/04      1,013,403     455,435    557,968     0.99        1,477,585     626,497     851,088
   67               12             12/31/04      1,341,984     340,843  1,001,141     1.58        1,196,251     346,902     849,349
   68                9             09/30/04      1,268,479     111,001  1,157,478     1.92        1,338,712     498,929     839,783
   69               12             12/31/04      1,065,176     425,333    639,843     1.13        1,230,721     429,389     801,332
   70               12             12/31/04      1,316,499         674  1,315,825     1.77        1,473,609     277,959   1,195,650




                                                                                                             RECOM-
                                                                                                 ESCROWED    MENDED
                                                               RECOM-                ESCROWED    REPLACE-    ANNUAL    U/W ANNUAL
                                                               MENDED                REPLACE-      MENT      REPLACE-   REPLACE-
                                                               ANNUAL   U/W ANNUAL     MENT      RESERVES     MENT         MENT
                         U/W NCF       TAXES     INSURANCE    REPLACE-   REPLACE-    RESERVES     CURRENT    RESERVES   RESERVES
  LOAN                    DSCR       CURRENTLY   CURRENTLY      MENT       MENT       INITIAL     ANNUAL    PSF/UNIT    PSF/UNIT
 NUMBER      U/W NCF    (NOTE 1)     ESCROWED    ESCROWED     RESERVES   RESERVES     DEPOSIT     DEPOSIT   /ROOM/PAD  /ROOM/PAD
------------------------------------------------------------------------------------------------------------------------------------

    1       13,825,013 1.96 (Note 5)     No          No       39,857     119,174           0           0        0.07         0.20
    2        4,723,190     1.63          Yes         Yes       9,212      33,848           0      33,848        0.04         0.15
    3        4,407,766     1.28          Yes         Yes      53,902      89,858           0      67,393        0.12         0.20
    4        3,541,358     1.36          Yes         Yes      67,492      67,492           0      57,290        0.18         0.18
    5        3,329,033     1.35          Yes         Yes      53,276      69,418           0      71,264        0.15         0.20

    6        3,363,038     1.23          Yes         Yes      99,887      68,752   1,500,000      69,600        0.30         0.21
------------------------------------------------------------------------------------------------------------------------------------

    7          533,042     1.25          No          No        2,993      10,720           0           0        0.04         0.15
    8          376,437     1.25          No          No        3,393       9,000           0           0        0.06         0.15
    9          330,565     1.25          No          No        2,457       6,585           0           0        0.06         0.15
   10          310,808     1.25          No          No        2,070       6,470           0           0        0.05         0.15
   11          282,230     1.25          No          No        1,832       6,470           0           0        0.04         0.15
   12          248,562     1.25          No          No        3,574       5,894           0           0        0.09         0.15
   13          241,464     1.25          No          No        1,643       6,420           0           0        0.04         0.15
   14          185,108     1.25          No          No        6,290       6,426           0           0        0.18         0.18
   15          184,160     1.25          No          No        6,576       6,657           0           0        0.18         0.18
   16          178,990     1.25          No          No        6,647       6,510           0           0        0.18         0.18
   17           73,154     1.25          No          No        6,720       6,560           0           0        0.20         0.20
   18           67,757     1.25          No          No        6,435       6,560           0           0        0.20         0.20
------------------------------------------------------------------------------------------------------------------------------------

   19        1,806,738     1.36          Yes         No       45,260      84,500       7,042      84,504      174.08       325.00
   20        1,334,853     1.36          Yes         No       29,557      92,125       7,677      92,124      121.63       379.12
------------------------------------------------------------------------------------------------------------------------------------
   21        3,053,063     1.31          Yes         Yes      44,440      44,055           0      44,055        0.16         0.16
   22        2,602,513     1.23          Yes         Yes      24,193      38,230           0      38,230        0.13         0.20
------------------------------------------------------------------------------------------------------------------------------------

   23        1,454,307     1.43          Yes         No       54,763     120,000      10,000     120,000      162.98       357.14
   24        1,422,951     1.43          Yes         No       31,313      62,750       5,229      62,748      188.63       378.01
------------------------------------------------------------------------------------------------------------------------------------
   25        2,687,361 1.13 (Note 7)     No          No        9,008      15,791           0       9,480        0.06         0.10
   26        2,048,503     1.21          Yes         Yes      35,608      40,421     239,128      40,421        0.18         0.20
   27        1,854,882     1.22          Yes         Yes      28,519      28,537           0           0        0.19         0.19
   28        2,948,277     1.57          Yes         Yes     116,321     116,321           0     116,321        0.22         0.22
   29        2,366,035     1.53          Yes         Yes       4,636       9,681           0       9,681        0.07         0.15
   30        1,895,446     1.29          Yes         No       53,070     109,404       9,125     109,500      163.80       337.67
   31        2,526,235     1.66          No          No      118,554      97,150           0           0        0.19         0.16
   32        1,705,054     1.23          Yes         Yes      20,447      20,091           0      20,091        0.20         0.20
   33        1,305,868     1.20          Yes         Yes       8,000      19,497           0      19,497        0.08         0.20
   34        1,192,014     1.20          Yes         Yes      13,773      37,500           0      37,500       91.82       250.00
   35        1,466,137     1.27          Yes         Yes     179,358     202,500           0     202,500      221.43       250.00
   36        1,239,919     1.40          Yes         Yes      45,679      86,000           0      86,000      132.79       250.00
   37        1,417,150     1.31          Yes         No       28,063      27,384           0       9,128        0.18         0.18
   38        1,084,725     1.20          Yes         Yes       4,471      12,250           0      12,250       91.25       250.00
------------------------------------------------------------------------------------------------------------------------------------
   39        1,749,938     1.20          Yes         Yes      29,286      29,286           0      29,286        0.11         0.11
   39a
   39b
   39c
   39d
------------------------------------------------------------------------------------------------------------------------------------
   40        1,138,640     1.30          Yes         Yes       4,350       4,418           0       3,096        0.06         0.06
   41        1,223,830     1.29          Yes         Yes      15,050      15,346           0           0        0.17         0.17
   42        1,499,684     1.26          No          No       10,507      50,244           0      50,244        0.02         0.10
   43        1,363,220     1.43          Yes         Yes      11,607      15,099           0      15,382        0.08         0.11
   44        1,042,369     1.22          Yes         Yes      15,433      35,000           0      35,000      110.24       250.00
   45        1,266,129     1.36          Yes         Yes      47,146      47,002           0      47,002        0.25         0.25
   46        1,637,607     1.43          Yes         Yes      84,733      84,733           0      84,732        0.24         0.24
   47        1,183,948     1.28          Yes         Yes      21,223      21,294           0      21,294        0.17         0.17
   48        1,112,969     1.22          Yes         Yes       1,960      11,889           0      11,889        0.02         0.15
   49        1,107,801     1.20          Yes         Yes      19,000      23,265           0      19,200        0.22         0.27
   50        1,027,115     1.23          Yes         Yes       9,500      12,927           0      12,927        0.11         0.15
   51        1,205,886     1.44          Yes         Yes       4,583       9,998           0       9,998        0.07         0.15
   52          892,514     1.21          No          No       20,795      22,503      78,081      22,503        0.16         0.17
   53          948,365     1.26          Yes         Yes      16,033      16,256           0      16,256        0.22         0.22
   54          858,369     1.20          Yes         Yes      24,337      24,337     900,000      13,023        0.28         0.28
   55        1,066,169     1.55          Yes         Yes       5,497      12,835           0      12,835        0.06         0.15
   56          821,973     1.26          No          No       14,605      16,192           0           0       59.61        66.09
   57          896,502     1.23          Yes         Yes      14,133      24,396           0      24,240        0.09         0.15
   58          830,435     1.21          Yes         Yes      13,671      20,275           0      20,274        0.13         0.20
   59          785,554     1.20          Yes         Yes      47,451      54,750           0      54,750      216.67       250.00
   60          841,686     1.23          Yes         Yes      49,285      49,215           0      49,215      255.36       255.00
   61          822,544     1.27          Yes         Yes      19,186      19,256           0      19,156        0.27         0.27
   62          849,058     1.32          Yes         Yes       3,367      16,722           0      16,722        0.02         0.10
   63          729,648     1.23          Yes         Yes      42,730      62,000           0      62,000      172.30       250.00
   64          768,518     1.29          Yes         Yes       8,517       8,561           0       8,496        0.16         0.16
   65          724,649     1.21          Yes         Yes      14,333      14,336           0      14,336      255.95       256.00
   66          803,088     1.42          Yes         Yes      20,657      48,000           0      48,000      107.59       250.00
   67          803,343     1.27          Yes         Yes      10,161       9,984           0       9,984        0.16         0.16
   68          812,370     1.35          Yes         Yes       3,058       3,100           0       3,100        0.31         0.31
   69          745,809     1.32          Yes         Yes      17,335      17,674           0      17,674        0.22         0.22
   70        1,147,907     1.54          No          No       11,664      13,344           0           0        0.17         0.20




                      ESCROWED
          ESCROWED    REPLACE-
          REPLACE-      MENT                                                                                       ESCROWED
            MENT      RESERVES                                                                          ESCROWED    TI/LC
          RESERVES    CURRENT               ESCROWED                                           U/W       TI/LC     RESERVES
          INITIAL      ANNUAL     U/W        TI/LC                                           ANNUAL     RESERVES   CURRENT
          DEPOSIT     DEPOSIT    ANNUAL     RESERVES                                          TI/LC     INITIAL     ANNUAL
  LOAN    PSF/UNIT    PSF/UNIT   TI/LC      INITIAL        ESCROWED TI/LC RESERVES CURRENT  RESERVES    DEPOSIT    DEPOSIT   LOAN
 NUMBER  /ROOM/PAD   /ROOM/PAD  RESERVES    DEPOSIT                ANNUAL DEPOSIT              PSF        PSF        PSF     NUMBER
------------------------------------------------------------------------------------------------------------------------------------

    1       0.00       0.00     405,539           0                                       0     0.68        0.00      0.00     1
    2       0.00       0.15     295,979           0                                       0     1.31        0.00      0.00     2
    3       0.00       0.15     257,579   3,700,000                                       0     0.57        8.24      0.00     3
    4       0.00       0.15     218,404      65,000                                 250,000     0.57        0.17      0.65     4
    5       0.00       0.20     249,656   6,183,512   296,929.80 (2005), 415,712.16 (2006),     0.70       17.41      1.00     5
                                                      296,929.80 (2007), 112,832.76 (2008),
                                                      481,026.84 (2009), 534,481.56 (2010),
                                                           356,321.04 (2011 and thereafter)
    6       4.50       0.21     198,915           0                                 300,000     0.60        0.00      0.90     6
------------------------------------------------------------------------------------------------------------------------------------

    7       0.00       0.00      17,553           0                                       0     0.25        0.00      0.00     7
    8       0.00       0.00      15,000           0                                       0     0.25        0.00      0.00     8
    9       0.00       0.00      10,975           0                                       0     0.25        0.00      0.00     9
   10       0.00       0.00      10,783           0                                       0     0.25        0.00      0.00    10
   11       0.00       0.00      10,783           0                                       0     0.25        0.00      0.00    11
   12       0.00       0.00       9,823           0                                       0     0.25        0.00      0.00    12
   13       0.00       0.00      10,700           0                                       0     0.25        0.00      0.00    13
   14       0.00       0.00       8,925           0                                       0     0.25        0.00      0.00    14
   15       0.00       0.00       9,246           0                                       0     0.25        0.00      0.00    15
   16       0.00       0.00       9,042           0                                       0     0.25        0.00      0.00    16
   17       0.00       0.00       8,200           0                                       0     0.25        0.00      0.00    17
   18       0.00       0.00           0           0                                       0     0.00        0.00      0.00    18
------------------------------------------------------------------------------------------------------------------------------------

   19      27.08     325.02         NAP         NAP                                     NAP      NAP         NAP       NAP    19
   20      31.59     379.11         NAP         NAP                                     NAP      NAP         NAP       NAP    20
------------------------------------------------------------------------------------------------------------------------------------
   21       0.00       0.16     225,832           0                                 300,000     0.82        0.00      1.09    21
   22       0.00       0.20     130,100   4,225,890           100,000 (2010 and thereafter)     0.68       22.11      0.52    22
------------------------------------------------------------------------------------------------------------------------------------

   23      29.76     357.14         NAP         NAP                                     NAP      NAP         NAP       NAP    23
   24      31.50     378.00         NAP         NAP                                     NAP      NAP         NAP       NAP    24
------------------------------------------------------------------------------------------------------------------------------------
   25       0.00       0.06      17,379           0                                       0     0.11        0.00      0.00    25
   26       1.18       0.20      31,340   1,800,000                                       0     0.16        8.91      0.00    26
   27       0.00       0.00      75,734           0                                       0     0.50        0.00      0.00    27
   28       0.00       0.22     276,764           0                                 120,000     0.52        0.00      0.23    28
   29       0.00       0.15      92,662     105,000                                 100,684     1.44        1.63      1.56    29
   30      28.16     337.96         NAP         NAP                                     NAP      NAP         NAP       NAP    30
   31       0.00       0.00     236,097           0                                       0     0.38        0.00      0.00    31
   32       0.00       0.20     141,811     500,000                                 150,686     1.41        4.98      1.50    32
   33       0.00       0.20     147,253     100,000                                 146,228     1.51        1.03      1.50    33
   34       0.00     250.00         NAP         NAP                                     NAP      NAP         NAP       NAP    34
   35       0.00     250.00         NAP         NAP                                     NAP      NAP         NAP       NAP    35
   36       0.00     250.00         NAP         NAP                                     NAP      NAP         NAP       NAP    36
   37       0.00       0.06      33,039           0                                  24,341     0.22        0.00      0.16    37
   38       0.00     250.00         NAP         NAP                                     NAP      NAP         NAP       NAP    38
------------------------------------------------------------------------------------------------------------------------------------
   39       0.00       0.11      86,103           0                                       0     0.31        0.00      0.00    39
   39a                                                                                                                        39a
   39b                                                                                                                        39b
   39c                                                                                                                        39c
   39d                                                                                                                        39d
------------------------------------------------------------------------------------------------------------------------------------
   40       0.00       0.04       5,343           0                                       0     0.07        0.00      0.00    40
   41       0.00       0.00      60,677           0                                       0     0.67        0.00      0.00    41
   42       0.00       0.10     101,287   2,189,698                                       0     0.20        4.36      0.00    42
   43       0.00       0.11         NAP         NAP                                     NAP      NAP         NAP       NAP    43
   44       0.00     250.00         NAP         NAP                                     NAP      NAP         NAP       NAP    44
   45       0.00       0.25     314,581     100,000                                 189,716     1.67        0.53      1.01    45
   46       0.00       0.24     165,554           0                                  84,000     0.47        0.00      0.24    46
   47       0.00       0.17     148,911           0                                 169,096     1.19        0.00      1.35    47
   48       0.00       0.15      31,801           0                                  55,481     0.40        0.00      0.70    48
   49       0.00       0.22      54,008           0                                       0     0.62        0.00      0.00    49
   50       0.00       0.15      46,345           0                                  41,073     0.54        0.00      0.48    50
   51       0.00       0.15      36,513           0                                  33,361     0.55        0.00      0.50    51
   52       0.59       0.17         NAP           0                                       0      NAP        0.00      0.00    52
   53       0.00       0.22      49,946           0                                       0     0.68        0.00      0.00    53
   54      10.37       0.15      35,624     500,000                                  40,000     0.41        5.76      0.46    54
   55       0.00       0.15      23,468           0                                  21,391     0.27        0.00      0.25    55
   56       0.00       0.00         NAP         NAP                                     NAP      NAP         NAP       NAP    56
   57       0.00       0.15      69,136           0                                  75,000     0.43        0.00      0.46    57
   58       0.00       0.20     122,692     225,000                                 125,292     1.21        2.22      1.24    58
   59       0.00     250.00         NAP         NAP                                     NAP      NAP         NAP       NAP    59
   60       0.00     255.00         NAP         NAP                                     NAP      NAP         NAP       NAP    60
   61       0.00       0.27     104,871           0                                  71,763     1.47        0.00      1.01    61
   62       0.00       0.10      31,861     890,000                                  33,588     0.19        5.32      0.20    62
   63       0.00     250.00         NAP         NAP                                     NAP      NAP         NAP       NAP    63
   64       0.00       0.16      36,318         NAP                                       0     0.68         NAP      0.00    64
   65       0.00     256.00         NAP         NAP                                     NAP      NAP         NAP       NAP    65
   66       0.00     250.00         NAP         NAP                                     NAP      NAP         NAP       NAP    66
   67       0.00       0.16      36,023           0                                  32,256     0.58        0.00      0.52    67
   68       0.00       0.31      24,313         NAP                                  24,228     2.43         NAP      2.42    68
   69       0.00       0.22      37,848      50,000                                  40,169     0.47        0.62      0.50    69
   70       0.00       0.00      34,399           0                                       0     0.52        0.00      0.00    70




        MORTGAGE  LOAN
  LOAN    LOAN   GROUP
 NUMBER  SELLER  NUMBER                LOAN / PROPERTY NAME                                     PROPERTY ADDRESS
---------------------------------------------------------------------------------------------------------------------------------

   71      CGM      1    Spring Valley International Place               4801 Spring Valley Road
   72      CGM      2    Stone Creek Apartments                          5005 Southwest Murray Boulevard
   73      CGM      2    Villa del Rio Apartments                        3800 South Nellis Boulevard
   74      CGM      1    Orillia Station                                 18129 - 18230 East Valley Highway
   75      CGM      2    North Bay Residences                            76, 80, 81, 87, 90 & 95 Park Street
   76     IXIS      1    Fullerton Promenade                             211-225 N. Harbour Blvd & 116-120 W. Wilshire Avenue,
                                                                         104-108 W. Wilshire Avenue/217-225 N Harbor Boulevard
   77     IXIS      2    Bent Tree Oaks                                  4815 Westgrove Drive
   78      CGM      1    Corporate Woods Office Park                     5029 & 5041 Corporate Woods Drive
   79     IXIS      2    Windsong                                        17717 Vail Drive
   80     IXIS      2    Bent Tree Fountains                             16400 Ledgemont Lane
   81      CGM      1    Rancho San Diego Plaza                          2731-2739 Via Orange Way
   82      CGM      1    Things Remembered                               500 South Bailey Road
   83      CGM      2    Crest Club Apartments                           100 Crest Club Circle
   84      CGM      1    Avondale Fiesta                                 11425 West Buckeye Road
   85      CGM      1    Liberty Northwest Center                        14711-14719 Northeast 29th Place
   86     IXIS      1    Desert Breeze Plaza                             8665 West Flamingo Road
   87      CGM      1    Intech Eleven Office Building                   6625 Network Way
   88     IXIS      1    Belair Edison Crossing                          2401-2501 Belair Road
   89      CGM      1    Marshall's - Swampscott, MA                     465 Paradise Road
   90      CGM      1    Riverview Commons                               19010-19220 Fort Street
   91      CGM      2    Gentry's Walk Apartments                        328 Bedford Road
   92     IXIS      1    Hauppauge Square                                110 Marcus Boulevard and 35 Arkay Drive
   93      CGM      1    Mariner's Center                                149, 177, 191 Riverside Avenue
   94      CGM      2    Little Creek Apartments                         195-465 Northeast 36th Street
   95      CGM      1    Westview Shopping Center                        3415 Olton Road
   96     IXIS      1    Harriman Place                                  Harriman Pl @ I-10
   97      CGM      1    Stage Road Commons                              7986 Stage Road
   98      CGM      1    East Mesa Medical Center                        6550 East Broadway Road and 6553 East Baywood Avenue
   99     IXIS      1    Shaw Village                                    424-498 W. Shaw Avenue
   100     CGM      1    Central Self Storage-4200 Highway               4200 Highway 1
   101     CGM      2    Palm Vista                                      3726-3748 Central Avenue
   102     CGM      1    Landmark Shopping Center                        2400-2484 West Victory Boulevard
   103     CGM      1    Foothill Farms                                  5401-5445 Auburn Boulevard
   104     CGM      1    Southland Landing                               24345 Southland Drive
   105     CGM      1    Bayport Self Storage                            709 Church Street
   106     CGM      1    465 Cleveland Avenue                            465 Cleveland Avenue
   107     CGM      1    Fry's Shopping Center                           2632 and 2620 South 83rd Avenue
   108     CGM      1    Plymouth Green Technology Center                3600 Green Court
   109     CGM      1    Family Village Shopping Center                  3806-3816 Tongass Avenue
   110     CGM      1    1733 Ocean Avenue                               1733 Ocean Avenue
   111    IXIS      1    Oakwood Village Apartments                      1521 North 37th Street
   112    IXIS      1    Storage One                                     3925 South Buffalo Drive
   113    IXIS      1    939 4th Avenue                                  939 & 945 4th Avenue
   114     CGM      2    Tremont Village Apartments                      611 Pineview Drive
   115     CGM      1    Eckerd Plaza-Slane Portfolio                    50-15 Roosevelt Avenue
   116    IXIS      1    CVS OK City                                     201 South Mustang Avenue
   117     CGM      1    Fiesta Mexicana Market                          263-275 East 9th Street
   118     CGM      1    Eckerd Drug Store-Kutztown                      23 North Elm Street
   119     CGM      2    Winthrop Court Apartments                       441 Winthrop Street
   120     CGM      2    Woodruff Court Apartments                       33 Woodruff Street
   121     CGM      1    University Commons                              2975 University Parkway
   122    IXIS      1    Forest Point Apartments                         2605 Kennedy Lane
   123     CGM      2    Brookgate Apartments                            451 Harwinton Avenue
   124     CGM      2    Holly House Apartments                          23-24 Holly House Court

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE ANNEX A-1 INFORMATION FOR THE CAROLINA
PLACE NON-POOLED PORTION, WHICH IS ASSOCIATED WITH THE CLASS CP-1, CP-2 AND CP-3 CERTIFICATES. THE CAROLINA PLACE
NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.

    1b      CGM   NAP    Carolina Place (non-pooled portion)




  LOAN
 NUMBER         CITY      STATE    ZIP CODE          COUNTY             PROPERTY TYPE         DETAILED PROPERTY TYPE
--------------------------------------------------------------------------------------------------------------------------

   71   Farmers Branch      TX      75244    Dallas                Office                Suburban
   72   Beaverton           OR      97005    Washington            Multifamily           Conventional
   73   Las Vegas           NV      89121    Clark                 Multifamily           Conventional
   74   Kent                WA      98032    King                  Retail                Anchored
   75   Lynn                MA      01905    Essex                 Multifamily           Conventional
   76   Fullerton           CA      92832    Orange                Retail                Unanchored
   77   Addison             TX      75001    Dallas                Multifamily           Conventional
   78   Virginia Beach      VA      23462    Virginia Beach City   Office                Suburban
   79   Dallas              TX      75287    Denton                Multifamily           Conventional
   80   Addison             TX      75001    Dallas                Multifamily           Conventional
   81   Spring Valley       CA      91978    San Diego             Industrial            Warehouse
   82   North Jackson       OH      44451    Mahoning              Industrial            Warehouse
   83   Valley              AL      36854    Chambers              Multifamily           Conventional
   84   Avondale            AZ      85323    Maricopa              Retail                Shadow Anchored
   85   Bellevue            WA      98007    King                  Office                Suburban
   86   Las Vegas           NV      89147    Clark                 Retail                Unanchored
   87   Indianapolis        IN      46278    Marion                Office                Suburban
   88   Baltimore           MD      21213    Baltimore             Retail                Anchored
   89   Swampscott          MA      01907    Essex                 Retail                Anchored, Single Tenant
   90   Riverview           MI      48192    Wayne                 Retail                Anchored
   91   Bedford             TX      76022    Tarrant               Multifamily           Conventional
   92   Hauppauge           NY      11788    Suffolk               Office                Suburban
   93   Newport Beach       CA      92659    Orange                Retail                Unanchored
   94   Newport             OR      97365    Lincoln               Multifamily           Conventional
   95   Plainview           TX      79072    Hale                  Retail                Anchored
   96   San Bernardino      CA      92408    San Bernardino        Retail                Shadow Anchored
   97   Bartlett            TN      38133    Shelby                Retail                Anchored
   98   Mesa                AZ      85206    Maricopa              Office                Medical Office
   99   Clovis              CA      93612    Fresno                Retail                Anchored
   100  Rehoboth Beach      DE      19971    Sussex                Self Storage          Self Storage
   101  Fort Myers          FL      33901    Lee                   Multifamily           Conventional
   102  Burbank             CA      91506    Los Angeles           Retail                Unanchored
   103  Sacramento          CA      95841    Sacramento            Retail                Anchored
   104  Hayward             CA      94545    Alameda               Retail                Unanchored
   105  Bayport             NY      11705    Suffolk               Self Storage          Self Storage
   106  Westerville         OH      43082    Delaware              Office                Suburban
   107  Phoenix             AZ      85043    Maricopa              Retail                Shadow Anchored
   108  Ann Arbor           MI      48105    Washtenaw             Office                Suburban
   109  Ketchikan           AK      99901    Ketchikan Gateway     Retail                Anchored
   110  Santa Monica        CA      90401    Los Angeles           Land                  Office
   111  Orange              TX      77630    Orange                Multifamily           Conventional
   112  Las Vegas           NV      89117    Clark                 Self Storage          Self Storage
   113  San Diego           CA      92101    San Diego             Office                CBD
   114  Valdosta            GA      31602    Lowndes               Multifamily           Conventional
   115  Woodside            NY      11377    Queens                Retail                Anchored
   116  Oklahoma City       OK      73099    Canadian              Retail                Anchored, Single Tenant
   117  San Bernardino      CA      92410    San Bernardino        Retail                Anchored
   118  Kutztown            PA      19530    Berks                 Retail                Anchored
   119  Torrington          CT      06790    Litchfield            Multifamily           Conventional
   120  Litchfield          CT      06759    Litchfield            Multifamily           Conventional
   121  Sarasota            FL      34243    Manatee               Retail                Shadow Anchored
   122  Texarkana           TX      75503    Bowie                 Multifamily           Conventional
   123  Torrington          CT      06790    Litchfield            Multifamily           Conventional
   124  Litchfield          CT      06759    Litchfield            Multifamily           Conventional




                                   % OF                                      ALLOCATED
                                AGGREGATE                                   CUT-OFF DATE                        CROSS
                                  INITIAL      % OF INITIAL  % OF INITIAL    PRINCIPAL                        COLLATER-
                                  MORTGAGE         LOAN          LOAN         BALANCE        LOAN BALANCE      ALIZED
  LOAN   CUT-OFF DATE PRINCIPAL    POOL          GROUP 1       GROUP 2      PER SF/UNIT     AT MATURITY /     (MORTGAGE
 NUMBER           BALANCE         BALANCE        BALANCE       BALANCE       /ROOM/PAD           ARD         LOAN GROUP)
--------------------------------------------------------------------------------------------------------------------------

   71     8,320,000.00              0.6%           0.7%                      49.11             7,294,158.83      No
   72     8,272,853.93              0.6%                        2.9%     43,087.78             6,871,036.61      No
   73     8,105,618.66              0.6%                        2.8%     48,247.73             6,791,664.57      No
   74     7,920,000.00              0.6%           0.7%                     168.29             6,771,736.21      No
   75     7,800,000.00              0.5%                        2.7%     56,521.74             6,829,123.61      No
   76     7,800,000.00              0.5%           0.7%                     150.71             7,002,242.37      No
   77     7,557,449.32              0.5%                        2.6%     38,558.41             6,207,230.41      No
   78     7,543,780.54              0.5%           0.7%                      71.15             6,786,825.22      No
   79     7,432,738.94              0.5%                        2.6%     28,154.31             6,104,801.11      No
   80     7,357,912.70              0.5%                        2.5%     39,988.66             6,043,342.60      No
   81     6,992,362.66              0.5%           0.6%                      73.96             5,915,714.13      No
   82     6,991,340.70              0.5%           0.6%                      33.32             6,519,436.82      No
   83     6,952,134.72              0.5%                        2.4%     33,423.72             5,364,861.81      No
   84     6,950,000.00              0.5%           0.6%                     203.65             6,223,550.10      No
   85     6,900,000.00              0.5%           0.6%                     103.60             6,187,264.80      No
   86     6,900,000.00              0.5%           0.6%                     151.25             6,292,043.45      No
   87     6,788,701.50              0.5%           0.6%                      75.83             6,111,066.99      No
   88     6,681,322.54              0.5%           0.6%                      32.50             5,650,505.69      No
   89     6,450,000.00              0.4%           0.6%                     119.73             5,988,348.57      No
   90     6,450,000.00              0.4%           0.6%                      69.34             5,657,427.23      No
   91     6,425,000.00              0.4%                        2.2%     24,154.14             5,928,516.85      No
   92     6,237,240.51              0.4%           0.5%                     107.14             5,220,798.54      No
   93     6,200,000.00              0.4%           0.5%                     256.15             5,403,047.65      No
   94     6,183,319.84              0.4%                        2.1%     34,351.78             5,116,057.58      No
   95     6,081,748.21              0.4%           0.5%                      48.22             5,095,975.13      No
   96     5,994,151.14              0.4%           0.5%                     296.74             4,990,427.63      No
   97     5,972,829.52              0.4%           0.5%                      76.28             4,988,601.09      No
   98     5,890,000.00              0.4%           0.5%                     104.53             5,279,140.13      No
   99     5,654,509.50              0.4%           0.5%                      70.22             4,710,600.78      No
   100    5,625,942.80              0.4%           0.5%                      59.73             4,745,670.94      No
   101    5,000,000.00              0.3%                        1.7%     36,764.71             4,729,208.17      No
   102    5,000,000.00              0.3%           0.4%                     177.82             4,371,260.80      No
   103    5,000,000.00              0.3%           0.4%                      77.15             4,447,295.98      No
   104    4,989,550.90              0.3%           0.4%                     370.56             4,162,455.33      No
   105    4,650,000.00              0.3%           0.4%                      75.77             4,650,000.00      No
   106    4,500,000.00              0.3%           0.4%                     100.45             4,031,884.56      No
   107    4,480,000.00              0.3%           0.4%                     227.64             3,932,669.35      No
   108    4,464,879.23              0.3%           0.4%                      71.58             3,414,766.35      No
   109    4,340,000.00              0.3%           0.4%                     108.14             3,732,652.48      No
   110    4,100,000.00              0.3%           0.4%                     141.35             4,100,000.00      No
   111    4,050,000.00              0.3%           0.4%                  21,542.55             3,806,240.87      No
   112    4,000,000.00              0.3%           0.3%                      48.21             3,767,461.24      No
   113    3,975,000.00              0.3%           0.3%                     168.59             3,836,749.08      No
   114    3,952,182.43              0.3%                        1.4%     57,278.01             3,323,716.99      No
   115    3,896,681.85              0.3%           0.3%                     190.59             3,297,895.90      No
   116    3,841,674.16              0.3%           0.3%                     278.12             3,188,802.19      No
   117    3,581,998.38              0.2%           0.3%                      59.76             3,039,600.29      No
   118    3,230,497.35              0.2%           0.3%                     233.69                77,503.41      No
   119    2,921,000.00              0.2%                        1.0%     48,683.33             2,836,760.41      No
   120    2,818,000.00              0.2%                        1.0%     78,277.78             2,736,730.87      No
   121    2,652,289.54              0.2%           0.2%                     241.12             2,231,793.26      No
   122    2,290,662.83              0.2%           0.2%                  22,025.60             1,777,674.53      No
   123    2,290,000.00              0.2%                        0.8%     42,407.41             2,223,958.13      No
   124    1,386,000.00              0.1%                        0.5%     63,000.00             1,346,028.67      No
    1b   15,800,000.00              NAP            NAP           NAP                          14,573,226.69      No




              CROSS
            COLLATER-
              ALIZED                     RELATED
          MORTGAGE LOAN                 MORTGAGE
              GROUP                    LOAN GROUP
            AGGREGATE                  AGGREGATE
           CUT-OFF DATE               CUT-OFF DATE
            PRINCIPAL      RELATED     PRINCIPAL                                               CUT-OFF DATE
  LOAN       BALANCE      (MORTGAGE     BALANCE        BORROWER'S    APPRAISED    APPRAISAL     LTV RATIO     MATURITY DATE /
 NUMBER      (NOTE 3)    LOAN GROUP)    (NOTE 3)       INTEREST        VALUE        DATE         (NOTE 2)      ARD LTV RATIO
-------------------------------------------------------------------------------------------------------------------------------

   71        8,320,000.00  Yes (R4)     36,392,482.04  Fee Simple     14,000,000  01/19/05        59.43%          52.10%
   72        8,272,853.93     No         8,272,853.93  Fee Simple     11,700,000  11/01/04        70.71%          58.73%
   73        8,105,618.66  Yes (R10)    18,042,528.31  Fee Simple     10,400,000  11/09/04        77.94%          65.30%
   74        7,920,000.00  Yes (R12)    12,020,000.00  Fee Simple     10,600,000  08/16/04        74.72%          63.88%
   75        7,800,000.00     No         7,800,000.00  Fee Simple     10,000,000  08/03/04        78.00%          68.29%
   76        7,800,000.00     No         7,800,000.00  Fee Simple     10,500,000  01/17/05        74.29%          66.69%
   77        7,557,449.32  Yes (R7)     31,626,553.59  Fee Simple     10,300,000  02/11/05        73.37%          60.26%
   78        7,543,780.54  Yes (R4)     36,392,482.04  Fee Simple     13,200,000  11/17/04        57.15%          51.42%
   79        7,432,738.94  Yes (R7)     31,626,553.59  Fee Simple      9,800,000  02/11/05        75.84%          62.29%
   80        7,357,912.70  Yes (R7)     31,626,553.59  Fee Simple     10,200,000  02/11/05        72.14%          59.25%
   81        6,992,362.66     No         6,992,362.66  Fee Simple     10,000,000  06/29/04        69.92%          59.16%
   82        6,991,340.70     No         6,991,340.70  Fee Simple      9,650,000  09/13/04        72.45%          67.56%
   83        6,952,134.72     No         6,952,134.72  Fee Simple      9,425,000  11/15/04        73.76%          56.92%
   84        6,950,000.00  Yes (R11)    12,840,000.00  Fee Simple     10,040,000  10/29/04        69.22%          61.99%
   85        6,900,000.00     No         6,900,000.00  Fee Simple      9,400,000  10/06/04        73.40%          65.82%
   86        6,900,000.00     No         6,900,000.00  Fee Simple      9,200,000  01/23/05        75.00%          68.39%
   87        6,788,701.50  Yes (R4)     36,392,482.04  Fee Simple     10,500,000  11/22/04        64.65%          58.20%
   88        6,681,322.54     No         6,681,322.54  Fee Simple     10,250,000  01/07/05        65.18%          55.13%
   89        6,450,000.00     No         6,450,000.00  Fee Simple      9,300,000  01/13/05        69.35%          64.39%
   90        6,450,000.00     No         6,450,000.00  Fee Simple      8,200,000  02/02/05        78.66%          68.99%
   91        6,425,000.00     No         6,425,000.00  Fee Simple      8,100,000  01/06/05        79.32%          73.19%
   92        6,237,240.51     No         6,237,240.51   Leasehold      8,400,000  01/19/05        74.25%          62.15%
   93        6,200,000.00     No         6,200,000.00  Fee Simple      8,750,000  11/23/04        70.86%          61.75%
   94        6,183,319.84  Yes (R9)     29,077,218.32  Fee Simple      7,890,000  11/12/04        78.37%          64.84%
   95        6,081,748.21     No         6,081,748.21  Fee Simple      8,350,000  12/01/04        72.84%          61.03%
   96        5,994,151.14     No         5,994,151.14  Fee Simple      8,500,000  07/01/05        70.52%          58.71%
   97        5,972,829.52     No         5,972,829.52  Fee Simple      7,650,000  01/02/05        78.08%          65.21%
   98        5,890,000.00  Yes (R11)    12,840,000.00  Fee Simple      9,000,000  11/11/04        65.44%          58.66%
   99        5,654,509.50     No         5,654,509.50  Fee Simple      9,500,000  02/08/05        59.52%          49.59%
   100       5,625,942.80     No         5,625,942.80  Fee Simple      7,100,000  11/30/04        79.24%          66.84%
   101       5,000,000.00     No         5,000,000.00  Fee Simple      6,650,000  12/30/04        75.19%          71.12%
   102       5,000,000.00     No         5,000,000.00  Fee Simple      6,350,000  10/10/04        78.74%          68.84%
   103       5,000,000.00     No         5,000,000.00  Fee Simple      6,250,000  10/11/04        80.00%          71.16%
   104       4,989,550.90     No         4,989,550.90  Fee Simple      7,180,000  02/16/05        69.49%          57.97%
   105       4,650,000.00     No         4,650,000.00  Fee Simple      6,200,000  11/17/04        75.00%          75.00%
   106       4,500,000.00  Yes (R8)     29,500,000.00  Fee Simple      6,550,000  09/15/04        68.70%          61.56%
   107       4,480,000.00     No         4,480,000.00  Fee Simple      5,600,000  08/23/04        80.00%          70.23%
   108       4,464,879.23     No         4,464,879.23  Fee Simple      6,000,000  11/05/04        74.41%          56.91%
   109       4,340,000.00     No         4,340,000.00  Fee Simple      5,500,000  02/05/05        78.91%          67.87%
   110       4,100,000.00  Yes (R12)    12,020,000.00  Fee Simple     12,700,000  02/15/05        32.28%          32.28%
   111       4,050,000.00     No         4,050,000.00  Fee Simple      5,275,000  01/10/05        76.78%          72.16%
   112       4,000,000.00     No         4,000,000.00  Fee Simple      7,300,000  03/05/05        54.79%          51.61%
   113       3,975,000.00     No         3,975,000.00  Fee Simple      6,000,000  03/28/05        66.25%          63.95%
   114       3,952,182.43     No         3,952,182.43  Fee Simple      4,950,000  02/19/05        79.84%          67.15%
   115       3,896,681.85     No         3,896,681.85   Leasehold      5,500,000  02/18/05        70.85%          59.96%
   116       3,841,674.16     No         3,841,674.16  Fee Simple      4,850,000  02/18/05        79.21%          65.75%
   117       3,581,998.38     No         3,581,998.38  Fee Simple      4,610,000  01/01/05        77.70%          65.93%
   118       3,230,497.35     No         3,230,497.35  Fee Simple      4,560,000  02/02/05        70.84%           1.70%
   119       2,921,000.00  Yes (R13)     9,415,000.00  Fee Simple      3,655,000  01/18/05        79.92%          77.61%
   120       2,818,000.00  Yes (R13)     9,415,000.00  Fee Simple      3,700,000  01/18/05        76.16%          73.97%
   121       2,652,289.54     No         2,652,289.54  Fee Simple      3,580,000  02/26/05        74.09%          62.34%
   122       2,290,662.83     No         2,290,662.83  Fee Simple      2,950,000  02/16/05        77.65%          60.26%
   123       2,290,000.00  Yes (R13)     9,415,000.00  Fee Simple      2,900,000  01/18/05        78.97%          76.69%
   124       1,386,000.00  Yes (R13)     9,415,000.00  Fee Simple      1,735,000  01/18/05        79.88%          77.58%
    1b      15,800,000.00     No        15,800,000.00  Fee Simple    235,000,000  12/07/04   55.32% (Note 8)  51.01% (Note 8)




                                              ADMIN-       NET                INTEREST
  LOAN                          MORTGAGE    ISTRATIVE    MORTGAGE    RATE     ACCRUAL
 NUMBER   ORIGINAL BALANCE        RATE       FEE RATE      RATE      TYPE      METHOD          LOAN TYPE           NOTE DATE
-----------------------------------------------------------------------------------------------------------------------------------

   71        8,320,000           5.5300%      0.0415%     5.4885%    Fixed   Actual/360  Partial IO/Balloon        04/07/05
   72        8,330,000           5.1050%      0.0615%     5.0435%    Fixed   Actual/360      Balloon               12/09/04
   73        8,150,000           5.4300%      0.0415%     5.3885%    Fixed   Actual/360      Balloon               01/03/05
   74        7,920,000           5.4500%      0.0415%     5.4085%    Fixed   Actual/360  Partial IO/Balloon        09/27/04
   75        7,800,000           5.4800%      0.0415%     5.4385%    Fixed   Actual/360  Partial IO/Balloon        11/04/04
   76        7,800,000           5.6700%      0.0415%     5.6285%    Fixed   Actual/360  Partial IO/Balloon        04/14/05
   77        7,575,000           4.9000%      0.0415%     4.8585%    Fixed   Actual/360      Balloon               04/01/05
   78        7,584,357           5.5200%      0.1015%     5.4185%    Fixed   Actual/360      Balloon      12/30/04; modified 2/10/05
   79        7,450,000           4.9000%      0.0415%     4.8585%    Fixed   Actual/360      Balloon               04/01/05
   80        7,375,000           4.9000%      0.0415%     4.8585%    Fixed   Actual/360      Balloon               04/01/05
   81        7,050,000           5.6500%      0.0415%     5.6085%    Fixed   Actual/360      Balloon               09/28/04
   82        7,030,000           5.3800%      0.0415%     5.3385%    Fixed   Actual/360        ARD                 12/21/04
   83        7,000,000           5.2400%      0.0415%     5.1985%    Fixed   Actual/360      Balloon               02/16/05
   84        6,950,000           5.5400%      0.0715%     5.4685%    Fixed   Actual/360  Partial IO/Balloon        12/10/04
   85        6,900,000           5.6100%      0.0415%     5.5685%    Fixed   Actual/360  Partial IO/Balloon        12/13/04
   86        6,900,000           5.5210%      0.0415%     5.4795%    Fixed   Actual/360  Partial IO/Balloon        02/25/05
   87        6,825,000           5.5500%      0.1015%     5.4485%    Fixed   Actual/360      Balloon               01/07/05
   88        6,700,000           5.8100%      0.0415%     5.7685%    Fixed   Actual/360      Balloon               03/03/05
   89        6,450,000           5.4500%      0.0415%     5.4085%    Fixed   Actual/360  Partial IO/Balloon        02/24/05
   90        6,450,000           5.5500%      0.0415%     5.5085%    Fixed   Actual/360  Partial IO/Balloon        03/23/05
   91        6,425,000           5.0400%      0.0415%     4.9985%    Fixed   Actual/360  Partial IO/Balloon        01/28/05
   92        6,250,000           5.5000%      0.0415%     5.4585%    Fixed   Actual/360      Balloon               03/07/05
   93        6,200,000           5.2800%      0.0415%     5.2385%    Fixed   Actual/360  Partial IO/Balloon        02/16/05
   94        6,220,000           5.0200%      0.0715%     4.9485%    Fixed   Actual/360      Balloon               12/23/04
   95        6,100,000           5.5000%      0.0615%     5.4385%    Fixed   Actual/360      Balloon               02/14/05
   96        6,000,000           5.3600%      0.0415%     5.3185%    Fixed   Actual/360      Balloon               04/29/05
   97        6,000,000           5.3600%      0.0615%     5.2985%    Fixed   Actual/360      Balloon               01/31/05
   98        5,890,000           5.5900%      0.0715%     5.5185%    Fixed   Actual/360  Partial IO/Balloon        01/21/05
   99        5,660,000           5.3800%      0.0415%     5.3385%    Fixed   Actual/360      Balloon               04/26/05
   100       5,650,000           5.6900%      0.0415%     5.6485%    Fixed   Actual/360      Balloon               01/20/05
   101       5,000,000           5.5900%      0.1415%     5.4485%    Fixed   Actual/360  Partial IO/Balloon        03/17/05
   102       5,000,000           5.4200%      0.0415%     5.3785%    Fixed   Actual/360  Partial IO/Balloon        12/20/04
   103       5,000,000           5.2200%      0.0415%     5.1785%    Fixed   Actual/360  Partial IO/Balloon        01/10/05
   104       5,000,000           5.3910%      0.0415%     5.3495%    Fixed   Actual/360      Balloon               03/17/05
   105       4,650,000           5.5100%      0.0415%     5.4685%    Fixed   Actual/360   Interest Only            01/21/05
   106       4,500,000           5.5700%      0.1015%     5.4685%    Fixed   Actual/360  Partial IO/Balloon        12/23/04
   107       4,480,000           5.5900%      0.0715%     5.5185%    Fixed   Actual/360  Partial IO/Balloon        11/05/04
   108       4,500,000           5.4200%      0.0415%     5.3785%    Fixed   Actual/360      Balloon               12/17/04
   109       4,340,000           5.6600%      0.1015%     5.5585%    Fixed   Actual/360  Partial IO/Balloon        04/29/05
   110       4,100,000           4.8850%      0.0415%     4.8435%    Fixed   Actual/360   Interest Only            03/21/05
   111       4,050,000           4.8900%      0.0415%     4.8485%    Fixed   Actual/360  Partial IO/Balloon        02/28/05
   112       4,000,000           5.2200%      0.0415%     5.1785%    Fixed   Actual/360  Partial IO/Balloon        04/04/05
   113       3,975,000           6.2000%      0.0415%     6.1585%    Fixed   Actual/360  Partial IO/Balloon        04/12/05
   114       3,960,000           5.6550%      0.0915%     5.5635%    Fixed   Actual/360      Balloon               03/30/05
   115       3,900,000           5.9000%      0.0415%     5.8585%    Fixed   Actual/360      Balloon               04/15/05
   116       3,850,000           5.2300%      0.0415%     5.1885%    Fixed   Actual/360      Balloon               03/09/05
   117       3,600,000           5.8600%      0.0415%     5.8185%    Fixed   Actual/360      Balloon               12/21/04
   118       3,244,000           6.0200%      0.0415%     5.9785%    Fixed   Actual/360  Fully Amortizing          03/21/05
   119       2,921,000           4.9700%      0.0415%     4.9285%    Fixed   Actual/360  Partial IO/Balloon        02/17/05
   120       2,818,000           4.9700%      0.0415%     4.9285%    Fixed   Actual/360  Partial IO/Balloon        02/17/05
   121       2,660,000           5.6400%      0.1015%     5.5385%    Fixed   Actual/360      Balloon               03/11/05
   122       2,300,000           5.9400%      0.0415%     5.8985%    Fixed   Actual/360      Balloon               03/04/05
   123       2,290,000           4.9700%      0.0415%     4.9285%    Fixed   Actual/360  Partial IO/Balloon        02/17/05
   124       1,386,000           4.9700%      0.0415%     4.9285%    Fixed   Actual/360  Partial IO/Balloon        02/17/05
    1b      15,800,000           4.5975%      0.0415%     4.5560%    Fixed   Actual/360      Balloon               12/14/04




                                                                                     ORIGINAL                  STATED
                                                     SCHED-                           TERM TO    INTEREST     ORIGINAL
            FIRST                                     ULED                           MATURITY /    ONLY     AMORTIZATION
  LOAN     PAYMENT                                  MATURITY       MONTHLY DEBT         ARD       PERIOD        TERM      SEASONING
 NUMBER      DATE          GRACE PERIOD            DATE/ ARD     SERVICE PAYMENT     (MONTHS)    (MONTHS)     (MONTHS)     (MONTHS)
-----------------------------------------------------------------------------------------------------------------------------------

   71     05/11/05                 0                 04/11/15        47,396.77          120         24          360            2
   72     01/11/05                 0                 12/11/14        45,253.31          120         0           360            6
   73     02/11/05                 0                 01/11/15        45,917.50          120         0           360            5
   74     11/11/04                 0                 10/11/14        44,720.75          120         12          360            8
   75     12/11/04                 0                 11/11/14        44,189.72          120         24          360            7
   76     06/05/05                 0                 05/05/15        45,123.06          120         36          360            1
   77     05/05/05                 0                 04/05/15        40,202.55          120         0           360            2
   78     02/11/05                 0                 01/11/12        43,158.36           84         0           360            5
   79     05/05/05                 0                 04/05/15        39,539.14          120         0           360            2
   80     05/05/05                 0                 04/05/15        39,141.10          120         0           360            2
   81     11/11/04                 0                 10/11/14        40,695.12          120         0           360            8
   82     02/11/05                 0                 01/11/10        39,387.89           60         0           360            5
   83     04/11/05                 0                 03/11/12        47,130.00           84         0           240            3
   84     01/11/05                 0                 12/11/14        39,635.93          120         36          360            6
   85     02/11/05                 0                 01/11/15        39,654.97          120         36          360            5
   86     04/05/05                 0                 03/05/15        41,014.81          120         60          324            3
   87     02/11/05                 0                 01/11/12        38,965.98           84         0           360            5
   88     04/05/05                 0                 03/05/15        39,355.13          120         0           360            3
   89     04/11/05                 0                 03/11/15        36,420.31          120         60          360            3
   90     05/11/05                 0                 04/11/15        36,824.99          120         24          360            2
   91     03/11/05                 0                 02/11/15        34,648.03          120         60          360            4
   92     05/05/05                 0                 04/05/15        35,486.81          120         0           360            2
   93     04/11/05                 0                 03/11/15        34,351.92          120         24          360            3
   94     02/11/05                 0                 01/11/15        33,466.37          120         0           360            5
   95     04/11/05                 0                 03/11/15        34,635.13          120         0           360            3
   96     06/05/05                 0                 05/05/15        33,542.19          120         0           360            1
   97     03/11/05                 0                 02/11/15        33,542.19          120         0           360            4
   98     03/11/05                 0                 02/11/15        33,776.12          120         36          360            4
   99     06/05/05                 0                 05/05/15        31,712.02          120         0           360            1
   100    03/11/05                 0                 02/11/15        32,756.83          120         0           360            4
   101    05/11/05                 0                 04/11/10        28,672.43           60         12          360            2
   102    02/11/05                 0                 01/11/15        28,138.99          120         24          360            5
   103    02/11/05                 0                 01/11/15        27,517.35          120         36          360            5
   104    05/11/05                 0                 04/11/15        28,048.46          120         0           360            2
   105    03/11/05                 0                 02/11/10        21,647.80           60         60     Interest Only       4
   106    02/11/05                 0                 01/11/15        25,748.49          120         36          360            5
   107    12/11/04                 0                 11/11/14        25,690.50          120         24          360            7
   108    02/11/05                 0                 01/11/15        27,419.36          120         0           300            5
   109    06/11/05                 0                 05/11/15        25,079.48          120         12          360            1
   110    05/11/05                 0                 04/11/15        16,922.23          120        120     Interest Only       2
   111    04/05/05                 0                 02/05/12        21,469.82           83         36          360            3
   112    05/05/05                 0                 04/05/12        22,013.88           84         36          360            2
   113    06/05/05                 0                 05/05/10        24,345.64           60         24          360            1
   114    05/11/05                 0                 04/11/15        22,871.06          120         0           360            2
   115    06/11/05                 0                 05/11/15        23,132.32          120         0           360            1
   116    05/05/05                 0                 04/05/15        21,212.18          120         0           360            2
   117    02/11/05                 0                 01/11/15        21,260.86          120         0           360            5
   118    05/11/05                 0                 04/11/25        23,278.47          240         0           240            2
   119    04/11/05                 0                 03/11/12        15,627.05           84         60          360            3
   120    04/11/05                 0                 03/11/12        15,076.01           84         60          360            3
   121    04/11/05                 0                 03/11/15        15,337.66          120         0           360            3
   122    04/05/05                 0                 03/05/15        14,734.69          120         0           300            3
   123    04/11/05                 0                 03/11/12        12,251.26           84         60          360            3
   124    04/11/05                 0                 03/11/12         7,414.96           84         60          360            3
    1b    07/11/05   2 (for 1st and 2nd occurence)   01/11/10      670,528.98 (Note 8)   55         0           355            0




         REMAINING      STATED                                                                              YIELD      YIELD
           TERM        REMAINING                                                                          MAINTEN-    MAINTEN-
         MATURITY /   AMORTIZATION                                       LOCKOUT     DEFEA-      DEFEA-     ANCE        ANCE
  LOAN      ARD           TERM                                            PERIOD      SANCE      SANCE     PERIOD      PERIOD
 NUMBER   (MONTHS)      (MONTHS)        PREPAYMENT PROVISIONS            END DATE  START DATE   END DATE START DATE   END DATE
-----------------------------------------------------------------------------------------------------------------------------------

   71       118           360        LO(26)/Defeasance(91)/Free(3)        07/10/07   07/11/07    02/10/15     NAP        NAP
   72       114           354        LO(30)/Defeasance(87)/Free(3)        07/10/07   07/11/07    10/10/14     NAP        NAP
   73       115           355        LO(29)/Defeasance(88)/Free(3)        07/10/07   07/11/07    11/10/14     NAP        NAP
   74       112           360        LO(32)/Defeasance(84)/Free(4)        07/10/07   07/11/07    07/10/14     NAP        NAP
   75       113           360        LO(31)/Defeasance(86)/Free(3)        07/10/07   07/11/07    09/10/14     NAP        NAP
   76       119           360        LO(25)/Defeasance(92)/Free(3)        07/04/07   07/05/07    03/04/15     NAP        NAP
   77       118           358        LO(26)/Defeasance(90)/Free(4)        07/04/07   07/05/07    01/04/15     NAP        NAP
   78       79            355        LO(29)/Defeasance(52)/Free(3)        07/10/07   07/11/07    11/10/11     NAP        NAP
   79       118           358        LO(26)/Defeasance(90)/Free(4)        07/04/07   07/05/07    01/04/15     NAP        NAP
   80       118           358        LO(26)/Defeasance(90)/Free(4)        07/04/07   07/05/07    01/04/15     NAP        NAP
   81       112           352        LO(32)/Defeasance(85)/Free(3)        07/10/07   07/11/07    08/10/14     NAP        NAP
   82       55            355        LO(47)/Grtr1%UPBorYM(8)/Free(5)      01/10/09      NAP        NAP      01/11/09   09/10/09
   83       81            237        LO(27)/Defeasance(54)/Free(3)        07/10/07   07/11/07    01/10/12     NAP        NAP
   84       114           360        LO(30)/Defeasance(87)/Free(3)        07/10/07   07/11/07    10/10/14     NAP        NAP
   85       115           360        LO(29)/Defeasance(88)/Free(3)        07/10/07   07/11/07    11/10/14     NAP        NAP
   86       117           324        LO(27)/Defeasance(89)/Free(4)        07/04/07   07/05/07    12/04/14     NAP        NAP
   87       79            355        LO(29)/Defeasance(52)/Free(3)        07/10/07   07/11/07    11/10/11     NAP        NAP
   88       117           357        LO(27)/Defeasance(89)/Free(4)        07/04/07   07/05/07    12/04/14     NAP        NAP
   89       117           360        LO(27)/Grtr1%UPBorYM(91)/Free(2)     07/10/07      NAP        NAP      07/11/07   02/10/15
   90       118           360        LO(26)/Defeasance(91)/Free(3)        07/10/07   07/11/07    02/10/15     NAP        NAP
   91       116           360        LO(28)/Defeasance(89)/Free(3)        07/10/07   07/11/07    12/10/14     NAP        NAP
   92       118           358        LO(26)/Defeasance(91)/Free(3)        07/04/07   07/05/07    02/04/15     NAP        NAP
   93       117           360        LO(27)/Defeasance(90)/Free(3)        07/10/07   07/11/07    01/10/15     NAP        NAP
   94       115           355        LO(29)/Defeasance(88)/Free(3)        07/10/07   07/11/07    11/10/14     NAP        NAP
   95       117           357        LO(27)/Defeasance(90)/Free(3)        07/10/07   07/11/07    01/10/15     NAP        NAP
   96       119           359        LO(25)/Defeasance(92)/Free(3)        07/04/07   07/05/07    03/04/15     NAP        NAP
   97       116           356        LO(28)/Defeasance(88)/Free(4)        07/10/07   07/11/07    11/10/14     NAP        NAP
   98       116           360        LO(28)/Defeasance(89)/Free(3)        07/10/07   07/11/07    12/10/14     NAP        NAP
   99       119           359        LO(25)/Defeasance(92)/Free(3)        07/04/07   07/05/07    03/04/15     NAP        NAP
   100      116           356        LO(28)/Defeasance(89)/Free(3)        07/10/07   07/11/07    12/10/14     NAP        NAP
   101      58            360        LO(26)/Defeasance(31)/Free(3)        07/10/07   07/11/07    02/10/10     NAP        NAP
   102      115           360        LO(29)/Defeasance(88)/Free(3)        07/10/07   07/11/07    11/10/14     NAP        NAP
   103      115           360        LO(29)/Defeasance(88)/Free(3)        07/10/07   07/11/07    11/10/14     NAP        NAP
   104      118           358        LO(26)/Defeasance(91)/Free(3)        07/10/07   07/11/07    02/10/15     NAP        NAP
   105      56       Interest Only   LO(25)/Grtr1%UPBorYM(33)/Free(2)     04/10/07      NAP        NAP      04/11/07   01/10/10
   106      115           360        LO(29)/Defeasance(88)/Free(3)        07/10/07   07/11/07    11/10/14     NAP        NAP
   107      113           360        LO(31)/Defeasance(86)/Free(3)        07/10/07   07/11/07    09/10/14     NAP        NAP
   108      115           295        LO(29)/Defeasance(88)/Free(3)        07/10/07   07/11/07    11/10/14     NAP        NAP
   109      119           360        LO(25)/Defeasance(92)/Free(3)        07/10/07   07/11/07    03/10/15     NAP        NAP
   110      118      Interest Only   LO(26)/Defeasance(91)/Free(3)        07/10/07   07/11/07    02/10/15     NAP        NAP
   111      80            360        LO(27)/Defeasance(52)/Free(4)        07/04/07   07/05/07    11/04/11     NAP        NAP
   112      82            360        LO(26)/Defeasance(55)/Free(3)        07/04/07   07/05/07    02/04/12     NAP        NAP
   113      59            360        YM(35)/Free(25)                        NAP         NAP        NAP      06/05/05   05/04/08
   114      118           358        LO(26)/Defeasance(91)/Free(3)        07/10/07   07/11/07    02/10/15     NAP        NAP
   115      119           359        LO(25)/Defeasance(92)/Free(3)        07/10/07   07/11/07    03/10/15     NAP        NAP
   116      118           358        LO(26)/Defeasance(91)/Free(3)        07/04/07   07/05/07    02/04/15     NAP        NAP
   117      115           355        LO(29)/Defeasance(88)/Free(3)        07/10/07   07/11/07    11/10/14     NAP        NAP
   118      238           238        LO(26)/Defeasance(211)/Free(3)       07/10/07   07/11/07    02/10/25     NAP        NAP
   119      81            360        LO(27)/Defeasance(54)/Free(3)        07/10/07   07/11/07    01/10/12     NAP        NAP
   120      81            360        LO(27)/Defeasance(54)/Free(3)        07/10/07   07/11/07    01/10/12     NAP        NAP
   121      117           357        LO(27)/Defeasance(90)/Free(3)        07/10/07   07/11/07    01/10/15     NAP        NAP
   122      117           297        LO(27)/Defeasance(90)/Free(3)        07/04/07   07/05/07    01/04/15     NAP        NAP
   123      81            360        LO(27)/Defeasance(54)/Free(3)        07/10/07   07/11/07    01/10/12     NAP        NAP
   124      81            360        LO(27)/Defeasance(54)/Free(3)        07/10/07   07/11/07    01/10/12     NAP        NAP
    1b      55            355        LO(24)/Defeasance(24)/Free(7)        07/10/07   07/11/07    07/10/09     NAP        NAP




                                                                                 YIELD
                                                                             MAINTENANCE
                                                                            INTEREST RATE
           PREPAY-        PREPAY-          YIELD                             CONVERTED TO
             MENT          MENT         MAINTENANCE            YIELD           MONTHLY                                   MORTGAGE
  LOAN     PENALTY        PENALTY       CALCULATION         MAINTENANCE        MORTGAGE       LOAN          LOAN          LOAN
 NUMBER  START DATE      END DATE         METHOD           INTEREST RATE         RATE        NUMBER        NUMBER        SELLER
----------------------- ------------------------------------------------------------------------------------------------------------

   71         NAP           NAP               NAP                NAP              NAP          71            71           CGM
   72         NAP           NAP               NAP                NAP              NAP          72            72           CGM
   73         NAP           NAP               NAP                NAP              NAP          73            73           CGM
   74         NAP           NAP               NAP                NAP              NAP          74            74           CGM
   75         NAP           NAP               NAP                NAP              NAP          75            75           CGM
   76         NAP           NAP               NAP                NAP              NAP          76            76          IXIS
   77         NAP           NAP               NAP                NAP              NAP          77            77          IXIS
   78         NAP           NAP               NAP                NAP              NAP          78            78           CGM
   79         NAP           NAP               NAP                NAP              NAP          79            79          IXIS
   80         NAP           NAP               NAP                NAP              NAP          80            80          IXIS
   81         NAP           NAP               NAP                NAP              NAP          81            81           CGM
   82         NAP           NAP          Present Value      Treasury Flat         Yes          82            82           CGM
   83         NAP           NAP               NAP                NAP              NAP          83            83           CGM
   84         NAP           NAP               NAP                NAP              NAP          84            84           CGM
   85         NAP           NAP               NAP                NAP              NAP          85            85           CGM
   86         NAP           NAP               NAP                NAP              NAP          86            86          IXIS
   87         NAP           NAP               NAP                NAP              NAP          87            87           CGM
   88         NAP           NAP               NAP                NAP              NAP          88            88          IXIS
   89         NAP           NAP       Interest Differential Treasury Flat         No           89            89           CGM
   90         NAP           NAP               NAP                NAP              NAP          90            90           CGM
   91         NAP           NAP               NAP                NAP              NAP          91            91           CGM
   92         NAP           NAP               NAP                NAP              NAP          92            92          IXIS
   93         NAP           NAP               NAP                NAP              NAP          93            93           CGM
   94         NAP           NAP               NAP                NAP              NAP          94            94           CGM
   95         NAP           NAP               NAP                NAP              NAP          95            95           CGM
   96         NAP           NAP               NAP                NAP              NAP          96            96          IXIS
   97         NAP           NAP               NAP                NAP              NAP          97            97           CGM
   98         NAP           NAP               NAP                NAP              NAP          98            98           CGM
   99         NAP           NAP               NAP                NAP              NAP          99            99          IXIS
   100        NAP           NAP               NAP                NAP              NAP         100           100           CGM
   101        NAP           NAP               NAP                NAP              NAP         101           101           CGM
   102        NAP           NAP               NAP                NAP              NAP         102           102           CGM
   103        NAP           NAP               NAP                NAP              NAP         103           103           CGM
   104        NAP           NAP               NAP                NAP              NAP         104           104           CGM
   105        NAP           NAP       Interest Differential Treasury Flat         No          105           105           CGM
   106        NAP           NAP               NAP                NAP              NAP         106           106           CGM
   107        NAP           NAP               NAP                NAP              NAP         107           107           CGM
   108        NAP           NAP               NAP                NAP              NAP         108           108           CGM
   109        NAP           NAP               NAP                NAP              NAP         109           109           CGM
   110        NAP           NAP               NAP                NAP              NAP         110           110           CGM
   111        NAP           NAP               NAP                NAP              NAP         111           111          IXIS
   112        NAP           NAP               NAP                NAP              NAP         112           112          IXIS
   113        NAP           NAP       Interest Differential US Obligations Flat   Yes         113           113          IXIS
   114        NAP           NAP               NAP                NAP              NAP         114           114           CGM
   115        NAP           NAP               NAP                NAP              NAP         115           115           CGM
   116        NAP           NAP               NAP                NAP              NAP         116           116          IXIS
   117        NAP           NAP               NAP                NAP              NAP         117           117           CGM
   118        NAP           NAP               NAP                NAP              NAP         118           118           CGM
   119        NAP           NAP               NAP                NAP              NAP         119           119           CGM
   120        NAP           NAP               NAP                NAP              NAP         120           120           CGM
   121        NAP           NAP               NAP                NAP              NAP         121           121           CGM
   122        NAP           NAP               NAP                NAP              NAP         122           122          IXIS
   123        NAP           NAP               NAP                NAP              NAP         123           123           CGM
   124        NAP           NAP               NAP                NAP              NAP         124           124           CGM

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE ANNEX A-1 INFORMATION FOR THE CAROLINA
PLACE NON-POOLED PORTION, WHICH IS ASSOCIATED WITH THE CLASS CP-1, CP-2 AND CP-3 CERTIFICATES. THE CAROLINA PLACE
NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.

    1b        NAP           NAP               NAP                NAP              NAP          1b            1b           CGM




                                                                      YIELD
           LOAN                                                   MAINTENANCE
  LOAN    GROUP                                                   DISCOUNTING          PROPERTY  PROPERTY                    YEAR
 NUMBER  NUMBER   LOAN / PROPERTY NAME                              HORIZON              SIZE   SIZE TYPE    YEAR BUILT   RENOVATED
------------------------------------------------------------------------------------------------------------------------------------

   71      1      Spring Valley International Place                    NAP             169,399     SF           1983         NAP
   72      2      Stone Creek Apartments                               NAP                 192    Units         1986         NAP
   73      2      Villa del Rio Apartments                             NAP                 168    Units         1989         NAP
   74      1      Orillia Station                                      NAP              47,062     SF           2002         NAP
   75      2      North Bay Residences                                 NAP                 138    Units         1970         1980
   76      1      Fullerton Promenade                                  NAP              51,754     SF           1928         2004
   77      2      Bent Tree Oaks                                       NAP                 196    Units         1977         2004
   78      1      Corporate Woods Office Park                          NAP             106,019     SF       1988 & 1990      NAP
   79      2      Windsong                                             NAP                 264    Units         1985         2004
   80      2      Bent Tree Fountains                                  NAP                 184    Units         1980         2004
   81      1      Rancho San Diego Plaza                               NAP              94,545     SF           1987         NAP
   82      1      Things Remembered                                    WAL             209,835     SF           1997         NAP
   83      2      Crest Club Apartments                                NAP                 208    Units  1996, 1998 & 2000   NAP
   84      1      Avondale Fiesta                                      NAP              34,127     SF           2004         NAP
   85      1      Liberty Northwest Center                             NAP              66,605     SF           1979         2002
   86      1      Desert Breeze Plaza                                  NAP              45,620     SF           1998         NAP
   87      1      Intech Eleven Office Building                        NAP              89,521     SF           2000         NAP
   88      1      Belair Edison Crossing                               NAP             205,607     SF           1966         2005
   89      1      Marshall's - Swampscott, MA                       Maturity            53,872     SF           1957         1996
   90      1      Riverview Commons                                    NAP              93,026     SF       1974 & 1985      2000
   91      2      Gentry's Walk Apartments                             NAP                 266    Units     1972 - 1977      NAP
   92      1      Hauppauge Square                                     NAP              58,216     SF           1970         2003
   93      1      Mariner's Center                                     NAP              24,205     SF       1956 & 1964      2003
   94      2      Little Creek Apartments                              NAP                 180    Units  1993, 1994 & 1997   NAP
   95      1      Westview Shopping Center                             NAP             126,113     SF           1985         NAP
   96      1      Harriman Place                                       NAP              20,200     SF           2005         NAP
   97      1      Stage Road Commons                                   NAP              78,297     SF           1999         NAP
   98      1      East Mesa Medical Center                             NAP              56,348     SF       1977 & 1986      NAP
   99      1      Shaw Village                                         NAP              80,520     SF           1974         NAP
   100     1      Central Self Storage-4200 Highway                    NAP              94,197     SF           2000         2004
   101     2      Palm Vista                                           NAP                 136    Units         1974         2003
   102     1      Landmark Shopping Center                             NAP              28,119     SF           1978         1994
   103     1      Foothill Farms                                       NAP              64,813     SF           1959         1985
   104     1      Southland Landing                                    NAP              13,465     SF           2004         NAP
   105     1      Bayport Self Storage                              Maturity            61,370     SF           2000         NAP
   106     1      465 Cleveland Avenue                                 NAP              44,797     SF           2003         NAP
   107     1      Fry's Shopping Center                                NAP              19,680     SF           2004         NAP
   108     1      Plymouth Green Technology Center                     NAP              62,375     SF           1967         2004
   109     1      Family Village Shopping Center                       NAP              40,135     SF           1988         NAP
   110     1      1733 Ocean Avenue                                    NAP              29,006     SF           NAP          NAP
   111     1      Oakwood Village Apartments                           NAP                 188    Units         1982         NAP
   112     1      Storage One                                          NAP              82,972     SF           1996         NAP
   113     1      939 4th Avenue                                  Lesser of WAL         23,578     SF           1989         NAP
                                                                  and Maturity
   114     2      Tremont Village Apartments                           NAP                  69    Units   1964, 1996, 2003   NAP
   115     1      Eckerd Plaza-Slane Portfolio                         NAP              20,445     SF           1966         2003
   116     1      CVS OK City                                          NAP              13,813     SF           2004         NAP
   117     1      Fiesta Mexicana Market                               NAP              59,936     SF           1983         2004
   118     1      Eckerd Drug Store-Kutztown                           NAP              13,824     SF           2005         NAP
   119     2      Winthrop Court Apartments                            NAP                  60    Units         1970         NAP
   120     2      Woodruff Court Apartments                            NAP                  36    Units         1966         NAP
   121     1      University Commons                                   NAP              11,000     SF           2004         NAP
   122     1      Forest Point Apartments                              NAP                 104    Units         1975         2004
   123     2      Brookgate Apartments                                 NAP                  54    Units         1971         NAP
   124     2      Holly House Apartments                               NAP                  22    Units         1967         NAP
    1b    NAP     Carolina Place (non-pooled portion)                  NAP




                                                                                                      LARGEST
                                                                                            LARGEST    MAJOR
           OCCUPANCY                                                                         MAJOR    TENANT     LARGEST MAJOR
  LOAN     PERCENTAGE    OCCUPANCY                                                          TENANT     NRSF%     TENANT LEASE
 NUMBER     (NOTE 4)     AS OF DATE                 LARGEST MAJOR TENANT                     NRSF    (NOTE 4)    MATURITY DATE
---------------------------------------------------------------------------------------------------------------------------------

   71          84%       12/01/04   Watters & Watters, Inc.                                 31,056      18%        01/31/12
   72          96%       11/23/04   NAP                                                        NAP      NAP           NAP
   73          95%       12/25/04   NAP                                                        NAP      NAP           NAP
   74          87%       02/28/05   Staples                                                 23,800      51%        12/31/17
   75          98%       10/15/04   NAP                                                        NAP      NAP           NAP
   76          92%       03/01/05   Vanguard Theater                                         4,251      8%         02/14/09
   77          86%       02/25/05   NAP                                                        NAP      NAP           NAP
   78          98%       11/23/04   GSA                                                     24,517      23%        12/31/07
   79          92%       02/25/05   NAP                                                        NAP      NAP           NAP
   80          88%       02/25/05   NAP                                                        NAP      NAP           NAP
   81         100%       03/15/05   Copley Press Inc.                                       18,764      20%        07/31/10
   82         100%       01/31/05   Things Remembered, Inc.                                209,835     100%        12/30/13
   83          96%       11/01/04   NAP                                                        NAP      NAP           NAP
   84          93%       03/01/05   Blockbuster Video                                        5,047      15%        05/31/09
   85          97%       11/01/04   M.A. Mortenson Company                                   9,219      14%        01/31/14
   86          89%       11/16/04   Millennium Properties, Inc.                              6,943      15%        03/01/08
   87          95%       12/22/04   Alcoa CSI, Inc.                                         39,821      44%        02/28/11
   88          97%       12/31/04   Forman Mills                                            54,936      27%        03/31/09
   89         100%       12/21/04   Marshalls of MA, Inc.                                   53,872     100%        12/31/13
   90          98%       03/23/05   Oakwood Hospital                                        15,972      17%        06/30/06
   91          94%       01/24/05   NAP                                                        NAP      NAP           NAP
   92          85%       03/07/05   Simplex-Grinnel, LLP                                    15,552      27%        07/31/10
   93         100%       02/28/05   U.S. Postal Service                                     11,535      48%        11/09/14
   94          99%       02/25/05   NAP                                                        NAP      NAP           NAP
   95          86%       01/26/05   United Supermarkets, Inc.                               35,545      28%        10/31/10
   96         100%       02/01/05   Elephant Bar                                             7,500      37%        03/31/25
   97         100%       11/19/04   Hobby Lobby                                             56,640      72%        07/31/19
   98          90%       01/17/05   Mesa Urologists, P.C.                                    4,878      9%         05/31/07
   99         100%       02/01/05   Big Lots                                                23,200      29%        11/30/08
   100         94%       11/15/04   NAP                                                        NAP      NAP           NAP
   101         95%       02/10/05   NAP                                                        NAP      NAP           NAP
   102        100%       12/15/04   Hollywood Video                                          4,460      16%        12/31/12
   103        100%       09/15/04   Albertson's                                             34,441      53%        11/30/10
   104        100%       03/18/05   Sprint                                                   2,600      19%        12/31/09
   105         87%       11/17/04   NAP                                                        NAP      NAP           NAP
   106        100%       12/20/04   Century Surety Company                                  44,797     100%        10/31/13
   107        100%       11/01/04   Blockbuster Video                                        5,400      27%        08/31/14
   108         92%       12/16/04   EOTech                                                  14,465      23%        08/31/06
   109        100%       02/21/05   Ketchikan A&P Market                                    29,631      74%        04/30/13
   110         NAP         NAP      Maguire Partners-1733 Ocean, LLC                        29,006     100%        10/15/86
   111         88%       01/18/05   NAP                                                        NAP      NAP           NAP
   112         97%       03/10/05   NAP                                                        NAP      NAP           NAP
   113        100%       03/26/05   Sullivan Wertz McDade & Wallace                         16,450      70%        06/30/08
   114         97%       03/01/05   NAP                                                        NAP      NAP           NAP
   115         85%       03/21/05   Eckerd Drug                                             12,430      61%        01/15/24
   116        100%       08/31/04   CVS                                                     13,813     100%        07/06/24
   117        100%       12/15/04   Fiesta Warehouse, LLC                                   48,000      80%        06/30/29
   118        100%       02/01/05   Eckerd Drug                                             13,824     100%        02/17/25
   119        100%       01/12/05   NAP                                                        NAP      NAP           NAP
   120        100%       01/12/05   NAP                                                        NAP      NAP           NAP
   121        100%       03/03/05   Tire Plus                                                6,920      63%        12/31/19
   122         89%       03/01/05   NAP                                                        NAP      NAP           NAP
   123        100%       01/12/05   NAP                                                        NAP      NAP           NAP
   124        100%       01/12/05   NAP                                                        NAP      NAP           NAP
    1b




                                                                                   SECOND
                                                                     SECOND        LARGEST
                                                                     LARGEST        MAJOR          SECOND
                                                                      MAJOR        TENANT     LARGEST MAJOR
  LOAN                                                               TENANT         NRSF%      TENANT LEASE
 NUMBER             SECOND LARGEST MAJOR TENANT                       NRSF        (NOTE 4)     MATURITY DATE
--------------------------------------------------------------------------------------------------------------

   71     Packaging Corp of America                                 15,704             9%          11/30/09
   72     NAP                                                          NAP             NAP           NAP
   73     NAP                                                          NAP             NAP           NAP
   74     Baja Fresh                                                 3,013             6%          12/31/09
   75     NAP                                                          NAP             NAP           NAP
   76     Marino Antonis Salon                                       4,187             8%          02/28/10
   77     NAP                                                          NAP             NAP           NAP
   78     T-Mobile USA                                              10,695             10%         05/31/08
   79     NAP                                                          NAP             NAP           NAP
   80     NAP                                                          NAP             NAP           NAP
   81     Videotel, Inc.                                             7,152             8%          02/14/07
   82     NAP                                                          NAP             NAP           NAP
   83     NAP                                                          NAP             NAP           NAP
   84     Avondale Hills Dental                                      2,400             7%          06/30/09
   85     Core Design, Inc.                                          8,532             13%         11/30/12
   86     Red Rock Training Center                                   6,000             13%         08/31/08
   87     Eli Lilly & Company                                       12,200             14%         06/30/06
   88     Food Depot (Red Run Corp.)                                49,833             24%         01/31/18
   89     NAP                                                          NAP             NAP           NAP
   90     Rite-Aid                                                  11,352             12%         03/31/17
   91     NAP                                                          NAP             NAP           NAP
   92     Fumuso, Kelly, DeVarna, Snyder Swart & Farrel             11,722             20%         07/31/11
   93     C'est Si Bon                                               3,550             15%         01/31/08
   94     NAP                                                          NAP             NAP           NAP
   95     Hastings Entertainment                                    22,596             18%         11/30/11
   96     El Gran Burrito                                            2,200             11%         07/31/15
   97     Furniture Factory                                         21,657             28%         11/30/09
   98     East Valley Pediatrics, PLC                                4,760             8%          09/30/05
   99     Factory 2-U (National Stores)                             21,440             27%         02/28/09
   100    NAP                                                          NAP             NAP           NAP
   101    NAP                                                          NAP             NAP           NAP
   102    Burbank Dance Biz                                          4,300             15%         07/31/07
   103    Harbor Freight Tools                                      15,465             24%         11/30/09
   104    Camille's Sidewalk Cafe                                    2,417             18%         04/30/15
   105    NAP                                                          NAP             NAP           NAP
   106    NAP                                                          NAP             NAP           NAP
   107    Double JD, LLC                                             2,100             11%         07/31/12
   108    The Regents of U of M                                      7,669             12%         05/31/05
   109    Napa Auto Parts                                            6,326             16%         05/31/08
   110    NAP                                                          NAP             NAP           NAP
   111    NAP                                                          NAP             NAP           NAP
   112    NAP                                                          NAP             NAP           NAP
   113    Rio Do Gado                                                7,128             30%         12/31/09
   114    NAP                                                          NAP             NAP           NAP
   115    Hollywood Video                                            5,019             25%         05/29/14
   116    NAP                                                          NAP             NAP           NAP
   117    Pizza Party                                                3,695             6%          03/20/06
   118    NAP                                                          NAP             NAP           NAP
   119    NAP                                                          NAP             NAP           NAP
   120    NAP                                                          NAP             NAP           NAP
   121    Quiznos                                                    1,376             13%         12/31/14
   122    NAP                                                          NAP             NAP           NAP
   123    NAP                                                          NAP             NAP           NAP
   124    NAP                                                          NAP             NAP           NAP
    1b




                                                                                      THIRD
                                                                        THIRD        LARGEST
                                                                       LARGEST        MAJOR          THIRD
                                                                        MAJOR        TENANT      LARGEST MAJOR
  LOAN                                                                  TENANT        NRSF%       TENANT LEASE
 NUMBER               THIRD LARGEST MAJOR TENANT                         NRSF       (NOTE 4)     MATURITY DATE
---------------------------------------------------------------------------------------------------------------

   71    Physicians Reliance/Baylor                                     14,880         9%          06/30/06
   72    NAP                                                               NAP         NAP            NAP
   73    NAP                                                               NAP         NAP            NAP
   74    Diamond Spas                                                    2,524         5%          04/30/07
   75    NAP                                                               NAP         NAP            NAP
   76    Royce Educational Inst                                          4,155         8%          08/01/09
   77    NAP                                                               NAP         NAP            NAP
   78    American Express                                                9,130         9%          07/31/06
   79    NAP                                                               NAP         NAP            NAP
   80    NAP                                                               NAP         NAP            NAP
   81    Repco Sales                                                     6,984         7%          09/30/05
   82    NAP                                                               NAP         NAP            NAP
   83    NAP                                                               NAP         NAP            NAP
   84    #1 Brothers Pizza                                               2,000         6%          03/31/09
   85    Maritz Marketing Research/Delve                                 7,368         11%         08/31/06
   86    J&J Health Foods                                                2,440         5%          02/28/06
   87    Clarian Health Partners, Inc.                                  11,676         13%         09/30/09
   88    Cash & Carry (B. Green & Co.)                                  33,640         16%         05/31/13
   89    NAP                                                               NAP         NAP            NAP
   90    Detroit Business Inst.                                          9,600         10%         07/31/08
   91    NAP                                                               NAP         NAP            NAP
   92    Reynolds, Caronia, Gianelli & Hagney, LLP                       5,500         9%          05/31/14
   93    Beautiful Things                                                1,598         7%          04/30/07
   94    NAP                                                               NAP         NAP            NAP
   95    Specialty Retailers, Inc. Bealls For Her                       22,500         18%         01/31/06
   96    Pick Up Stix                                                    2,000         10%         07/31/15
   97    NAP                                                               NAP         NAP            NAP
   98    D. Armstrong, E. Feng, A. Wambo                                 4,502         8%          09/30/06
   99    Hometown Buffet                                                13,000         16%         12/31/06
   100   NAP                                                               NAP         NAP            NAP
   101   NAP                                                               NAP         NAP            NAP
   102   Under the Sea                                                   4,175         15%         03/31/07
   103   Kragen Automotive                                               6,195         10%         09/30/05
   104   Maui Taco                                                       2,100         16%         11/30/14
   105   NAP                                                               NAP         NAP            NAP
   106   NAP                                                               NAP         NAP            NAP
   107   Palmero's Pizza                                                 1,800         9%          06/30/11
   108   Management Recruiters                                           7,376         12%         05/31/06
   109   Kaptain's Keg                                                   3,441         9%          04/30/06
   110   NAP                                                               NAP         NAP            NAP
   111   NAP                                                               NAP         NAP            NAP
   112   NAP                                                               NAP         NAP            NAP
   113   NAP                                                               NAP         NAP            NAP
   114   NAP                                                               NAP         NAP            NAP
   115   NAP                                                               NAP         NAP            NAP
   116   NAP                                                               NAP         NAP            NAP
   117   Waterman Laundromat                                             2,771         5%          04/30/08
   118   NAP                                                               NAP         NAP            NAP
   119   NAP                                                               NAP         NAP            NAP
   120   NAP                                                               NAP         NAP            NAP
   121   Fancy Nails                                                     1,352         12%         12/31/09
   122   NAP                                                               NAP         NAP            NAP
   123   NAP                                                               NAP         NAP            NAP
   124   NAP                                                               NAP         NAP            NAP
    1b




                        SECOND      SECOND
           SECOND        MOST        MOST
            MOST        RECENT      RECENT          SECOND      SECOND                  SECOND
           RECENT        YEAR        YEAR            MOST        MOST       SECOND       MOST
            YEAR      STATEMENT    STATEMENT        RECENT      RECENT       MOST       RECENT            MOST
  LOAN    STATEMENT   NUMBER OF     ENDING           YEAR        YEAR       RECENT     YEAR NOI       CURRENT YEAR
 NUMBER     TYPE        MONTHS       DATE          REVENUES    EXPENSES    YEAR NOI      DSCR        STATEMENT TYPE
----------------------------------------------------------------------------------------------------------------------

   71    Full Year        12       12/31/03     1,265,359     503,903     761,456     1.34           Full Year
   72    Full Year        12       12/31/03     1,419,384     675,622     743,762     1.37           Annualized
   73       UAV          UAV          UAV             UAV         UAV         UAV      UAV          Trailing-12
   74    Full Year        12       12/31/03       680,836     128,461     552,375     1.03           Annualized
   75       UAV          UAV          UAV             UAV         UAV         UAV      UAV           Annualized
   76       UAV          UAV          UAV             UAV         UAV         UAV      UAV           Full Year
   77    Full Year        12       12/31/03     1,442,557     854,756     587,801     1.22           Full Year
   78    Full Year        12       12/31/03     1,624,637     651,232     973,405     1.88           Annualized
   79    Full Year        12       12/31/03     1,604,496     948,735     655,761     1.38           Full Year
   80    Full Year        12       12/31/03     1,526,122     818,476     707,646     1.51           Full Year
   81    Full Year        12       12/31/03       915,309     237,962     677,347     1.39           Annualized
   82    Full Year        12       12/31/03       828,852       8,458     820,394     1.74           Annualized
   83    Full Year        12       12/31/03     1,073,030     340,491     732,539     1.30          Trailing-12
   84       UAV          UAV          UAV             UAV         UAV         UAV      UAV              UAV
   85    Full Year        12       12/31/03     1,452,621     490,979     961,642     2.02           Annualized
   86    Full Year        12       12/31/03       625,073     282,303     342,769     0.70           Full Year
   87    Full Year        12       12/31/03     1,402,970     421,425     981,545     2.10           Annualized
   88    Full Year        12       12/31/03     1,043,767     380,689     663,078     1.40           Full Year
   89    Full Year        12       12/31/03       526,720      13,300     513,420     1.17           Full Year
   90    Full Year        12       12/31/03       879,289     226,662     652,627     1.48           Full Year
   91    Full Year        12       12/31/03     1,585,282     950,415     634,867     1.53           Full Year
   92    Full Year        12       12/31/03       458,974     201,265     257,709     0.61       Annualized 6 Month
   93    Full Year        12       12/31/03       610,129     128,034     482,095     1.17          Trailing-12
   94    Full Year        12       12/31/03     1,037,291     507,265     530,026     1.32           Annualized
   95    Full Year        12       12/31/03       754,173     114,363     639,810     1.54           Annualized
   96       UAV          UAV          UAV             UAV         UAV         UAV      UAV              UAV
   97    Full Year        12       12/31/03       792,830     162,074     630,756     1.57          Trailing-12
   98    Full Year        12       12/31/03     1,146,607     460,879     685,728     1.69           Full Year
   99    Full Year        12       12/31/03       836,364     173,824     662,540     1.74           Full Year
   100   Full Year        12       12/31/03       595,283     211,163     384,120     0.98          Trailing-12
   101   Full Year        12       12/31/03       888,805     529,787     359,018     1.04           Annualized
   102   Full Year        12       12/31/03       521,415      92,395     429,019     1.27          Trailing-12
   103   Full Year        12       12/31/03       644,373     164,484     479,889     1.45          Trailing-12
   104      UAV          UAV          UAV             UAV         UAV         UAV      UAV              UAV
   105  Annualized        7        12/31/03       797,900     348,813     449,087     1.73           Full Year
   106      UAV          UAV          UAV             UAV         UAV         UAV      UAV           Annualized
   107      UAV          UAV          UAV             UAV         UAV         UAV      UAV              UAV
   108   Full Year        12       12/31/03       895,497     589,681     305,817     0.93           Annualized
   109   Full Year        12       12/31/03       641,083      69,323     571,760     1.90           Full Year
   110   Full Year        12       12/31/03       598,500           0     598,500     2.95           Full Year
   111   Full Year        12       12/31/03     1,176,116     645,205     530,911     2.06           Full Year
   112   Full Year        12       12/31/03       756,689     321,414     435,275     1.65           Full Year
   113  Trailing 12       12       04/30/03       582,251     352,695     229,556     0.79          Trailing 12
   114      UAV          UAV          UAV             UAV         UAV         UAV      UAV           Full Year
   115      UAV          UAV          UAV             UAV         UAV         UAV      UAV           Full Year
   116      UAV          UAV          UAV             UAV         UAV         UAV      UAV              UAV
   117      UAV          UAV          UAV             UAV         UAV         UAV      UAV              UAV
   118      UAV          UAV          UAV             UAV         UAV         UAV      UAV              UAV
   119   Full Year        12       12/31/03       467,318     238,292     229,026     1.22           Full Year
   120   Full Year        12       12/31/03       368,103     151,160     216,943     1.20           Full Year
   121      UAV          UAV          UAV             UAV         UAV         UAV      UAV              UAV
   122   Full Year        12       12/31/03       584,943     229,976     354,967     2.01           Full Year
   123   Full Year        12       12/31/03       364,389     137,396     226,993     1.54           Full Year
   124   Full Year        12       12/31/03       209,814     106,417     103,397     1.16           Full Year
    1b                                                                            1.65 (Note 8)




                   MOST
               CURRENT YEAR          MOST           MOST        MOST                   MOST
                 STATEMENT       CURRENT YEAR     CURRENT      CURRENT      MOST     CURRENT
  LOAN           NUMBER OF         STATEMENT        YEAR        YEAR      CURRENT    YEAR NOI         U/W         U/W
 NUMBER           MONTHS          ENDING DATE     REVENUES    EXPENSES    YEAR NOI     DSCR        REVENUES    EXPENSES      U/W NOI
------------------------------------------------------------------------------------------------------------------------------------

   71              12               12/31/04      1,485,649     459,919  1,025,730     1.80        1,570,533     524,221   1,046,311
   72              11               11/30/04      1,416,020     692,191    723,829     1.33        1,423,512     715,748     707,764
   73              12               10/31/04      1,284,191     576,621    707,570     1.28        1,327,144     586,090     741,055
   74               8               08/31/04      1,197,698     211,188    986,510     1.84        1,020,517     283,772     736,745
   75               9               09/30/04      1,247,658     396,739    850,919     1.60        1,249,014     494,024     754,990
   76              12               12/31/04      1,065,798     176,932    888,866     1.64        1,115,670     274,534     841,137
   77              12               12/31/04      1,469,444     822,501    646,943     1.34        1,461,286     817,829     643,457
   78               9               09/30/04      1,744,552     682,443  1,062,109     2.05        1,640,502     654,036     986,466
   79              12               12/31/04      1,588,487     943,420    645,067     1.36        1,596,850     954,528     642,322
   80              12               12/31/04      1,444,784     765,521    679,263     1.45        1,416,610     769,599     647,011
   81               9               09/30/04        931,389     230,336    701,053     1.44          930,936     278,021     652,915
   82               7               07/31/04        914,880      15,713    899,167     1.90          869,136      34,765     834,371
   83              12               10/31/04      1,146,503     345,197    801,306     1.42        1,168,474     459,022     709,452
   84              UAV                UAV               UAV         UAV        UAV      UAV          861,116     187,653     673,463
   85              10               10/31/04      1,277,823     502,752    775,071     1.63        1,167,684     475,871     691,813
   86              12               12/31/04        756,173     264,437    491,737     1.00          965,447     288,118     677,329
   87              10               10/31/04      1,233,083     444,192    788,892     1.69        1,267,177     484,394     782,783
   88              12               12/31/04        969,479     352,480    616,999     1.31        1,255,778     428,568     827,210
   89              12               12/31/04        578,592      13,300    565,292     1.29          574,814      18,044     556,770
   90              12               12/31/04        952,172     241,418    710,754     1.61          927,003     273,926     653,077
   91              12               12/31/04      1,596,356     923,842    672,514     1.62        1,598,584   1,020,046     578,538
   92               6               12/31/04        487,629     224,137    263,492     0.62          980,848     356,995     623,852
   93              12               09/30/04        642,286     138,155    504,131     1.22          731,472     144,105     587,368
   94               7               07/31/04      1,107,192     422,627    684,565     1.70        1,147,445     526,618     620,827
   95               9               12/31/04        707,462     154,962    552,500     1.33          738,793     163,844     574,948
   96              UAV                UAV               UAV         UAV        UAV      UAV          735,032     202,764     532,268
   97              12               10/31/04        793,113     170,843    622,270     1.55          761,509     184,882     576,626
   98              12               12/31/04      1,146,866     478,272    668,594     1.65        1,089,347     484,340     605,006
   99              12               12/31/04        843,057     170,641    672,416     1.77          886,549     253,330     633,219
   100             12               09/30/04        674,023     231,972    442,051     1.12          773,374     233,615     539,759
   101             11               11/30/04        948,080     590,198    357,881     1.04        1,055,910     585,188     470,722
   102             12               09/30/04        506,701      91,104    415,597     1.23          602,261     171,097     431,163
   103             12               10/31/04        674,076     149,428    524,648     1.59          667,547     208,330     459,217
   104             UAV                UAV               UAV         UAV        UAV      UAV          557,530     134,011     423,519
   105             12               12/31/04        815,816     341,275    474,541     1.83          824,586     374,234     450,352
   106             11               11/30/04        575,031     257,678    317,353     1.03          825,469     328,108     497,361
   107             UAV                UAV               UAV         UAV        UAV      UAV          536,459     109,707     426,752
   108             10               10/31/04      1,030,072     563,813    466,259     1.42        1,112,096     605,323     506,773
   109             12               12/31/04        628,620      79,786    548,834     1.82          561,784     113,145     448,638
   110             12               12/31/04        598,500           0    598,500     2.95          640,000      32,000     608,000
   111             12               12/31/04      1,022,004     642,406    379,598     1.47        1,062,338     643,810     418,528
   112             12               12/31/04        765,756     322,912    442,845     1.68          745,455     255,429     490,026
   113             12               06/30/04        522,244     153,709    368,534     1.26          564,084     180,663     383,420
   114             12               12/31/04        540,792     131,195    409,597     1.49          577,827     195,451     382,377
   115             12               12/31/04        896,462     556,194    340,267     1.23        1,044,467     688,206     356,261
   116             UAV                UAV               UAV         UAV        UAV      UAV          333,627           0     333,627
   117             UAV                UAV               UAV         UAV        UAV      UAV          553,451     153,652     399,798
   118             UAV                UAV               UAV         UAV        UAV      UAV          333,664      11,760     321,904
   119             12               12/31/04        498,518     238,102    260,416     1.39          477,414     228,354     249,060
   120             12               12/31/04        374,254     121,752    252,502     1.40          365,675     136,719     228,956
   121             UAV                UAV               UAV         UAV        UAV      UAV          304,554      77,288     227,266
   122             12               12/31/04        587,838     301,365    286,473     1.62          616,071     327,120     288,951
   123             12               12/31/04        360,773     120,244    240,529     1.64          355,246     161,050     194,195
   124             12               12/31/04        209,711      91,312    118,399     1.33          209,807      93,017     116,790
    1b                                                                            1.73 (Note 8)




                                                                                                             RECOM-
                                                                                                 ESCROWED    MENDED
                                                               RECOM-                ESCROWED    REPLACE-    ANNUAL    U/W ANNUAL
                                                               MENDED                REPLACE-      MENT      REPLACE-   REPLACE-
                                                               ANNUAL   U/W ANNUAL     MENT      RESERVES     MENT         MENT
                         U/W NCF       TAXES     INSURANCE    REPLACE-   REPLACE-    RESERVES     CURRENT    RESERVES   RESERVES
  LOAN                    DSCR       CURRENTLY   CURRENTLY      MENT       MENT       INITIAL     ANNUAL    PSF/UNIT    PSF/UNIT
 NUMBER      U/W NCF    (NOTE 1)     ESCROWED    ESCROWED     RESERVES   RESERVES     DEPOSIT     DEPOSIT   /ROOM/PAD  /ROOM/PAD
------------------------------------------------------------------------------------------------------------------------------------

   71        932,806     1.64          Yes         Yes          27,389      42,350           0      42,144         0.16        0.25
   72        656,308     1.21          Yes         Yes          51,384      51,456           0      51,456       267.63      268.00
   73        697,879     1.27          Yes         Yes          43,141      43,176           0      43,176       256.79      257.00
   74        684,722     1.28          Yes         Yes           5,320       7,059           0       7,059         0.11        0.15
   75        716,764     1.35          Yes         Yes          38,285      38,226           0      38,220       277.43      277.00
   76        771,023     1.42          Yes         Yes          11,388      11,388           0      11,388         0.22        0.22
   77        594,457     1.23          Yes         Yes          36,472      49,000           0      49,000       186.08      250.00
   78        805,747     1.56          Yes         Yes          55,311      55,130           0      55,130         0.52        0.52
   79        575,596     1.21          Yes         Yes          63,650      66,726           0      73,920       241.10      252.75
   80        601,011     1.28          Yes         Yes          36,482      46,000           0      46,000       198.27      250.00
   81        598,031     1.22          Yes         No           14,746      18,909           0      19,100         0.16        0.20
   82        765,142     1.62          No          No              961      20,984           0      20,984         0.00        0.10
   83        657,456     1.16          Yes         Yes          46,408      51,996           0      52,000       223.11      249.98
   84        636,725     1.34          Yes         Yes           2,274       5,119      50,000           0         0.07        0.15
   85        606,320     1.27          Yes         Yes          10,121      13,182           0      13,182         0.15        0.20
   86        655,098     1.33          Yes         Yes           6,600       6,843           0       3,600         0.14        0.15
   87        640,214     1.37          Yes         Yes          15,199      17,904           0      17,904         0.17        0.20
   88        700,285     1.48          Yes         Yes          62,667      62,667           0      30,839         0.30        0.30
   89        528,756     1.21          No          No            3,204       5,387           0       5,331         0.06        0.10
   90        589,543     1.33          Yes         Yes          15,947      15,814           0      15,814         0.17        0.17
   91        512,038     1.23          Yes         No           64,283      66,500           0      66,500       241.67      250.00
   92        565,351     1.33          Yes         Yes           4,894       8,732           0       8,732         0.08        0.15
   93        548,364     1.33          Yes         Yes           3,087       3,631           0       3,702         0.13        0.15
   94        571,687     1.42          Yes         Yes          48,850      49,140           0      49,140       271.39      273.00
   95        515,877     1.24          Yes         Yes          14,050      18,917           0      18,917         0.11        0.15
   96        506,835     1.26          Yes         Yes           1,900       3,030           0       3,030         0.09        0.15
   97        554,740     1.38          Yes         Yes           7,402      11,745           0      11,745         0.09        0.15
   98        526,660     1.30          Yes         Yes          11,510      11,270           0      11,270         0.20        0.20
   99        576,749     1.52          Yes         Yes          18,233      18,233           0      18,228         0.23        0.23
   100       530,359     1.35          Yes         Yes           2,983       9,400           0       9,400         0.03        0.10
   101       425,978     1.24          Yes         Yes          44,725      44,744           0      44,744       328.86      329.00
   102       411,480     1.22          Yes         Yes           5,037       5,624           0       5,624         0.18        0.20
   103       418,690     1.27          Yes         Yes          10,892      11,018           0      10,380         0.17        0.17
   104       405,659     1.21          Yes         Yes             625       2,020           0       2,020         0.05        0.15
   105       444,215     1.71          Yes         Yes           2,500       6,137           0       6,137         0.04        0.10
   106       435,586     1.41          Yes         Yes           2,183       8,959           0       8,959         0.05        0.20
   107       402,178     1.30          Yes         Yes           1,082       2,952           0           0         0.05        0.15
   108       404,840     1.23          Yes         Yes           9,533       9,522           0       9,533         0.15        0.15
   109       415,715     1.38          Yes         Yes           2,441       6,020     128,125       6,020         0.06        0.15
   110       608,000     2.99          No          No              NAP         NAP         NAP         NAP          NAP         NAP
   111       370,485     1.44          Yes         Yes          48,044      48,044           0      48,000       255.55      255.55
   112       490,026     1.86          No          No            7,121         NAP           0           0         0.09         NAP
   113       355,633     1.22          Yes         Yes           3,384       4,716           0       4,716         0.14        0.20
   114       365,127     1.33          Yes         Yes          16,000      17,250           0      17,250       231.88      250.00
   115       341,023     1.23          Yes         Yes           2,317       3,067           0       3,067         0.11        0.15
   116       332,246     1.31          No          No            1,021       1,381           0           0         0.07        0.10
   117       372,445     1.46          Yes         Yes           5,975       8,990           0       8,813         0.10        0.15
   118       320,522     1.15          No          Yes           2,101       1,382           0           0         0.15        0.10
   119       234,060     1.25          Yes         Yes          13,111      15,000           0      15,000       218.52      250.00
   120       219,956     1.22          Yes         Yes           5,833       9,000           0       9,000       162.02      250.00
   121       220,135     1.20          Yes         Yes             985       1,650           0       1,650         0.09        0.15
   122       262,951     1.49          Yes         Yes          23,778      26,000           0      26,000       228.63      250.00
   123       180,695     1.23          Yes         Yes          10,760      13,500           0      13,500       199.26      250.00
   124       111,290     1.25          Yes         Yes           4,714       5,500           0       5,500       214.27      250.00
    1b                 1.72 (Note 8)




                      ESCROWED
          ESCROWED    REPLACE-
          REPLACE-      MENT                                                                                       ESCROWED
            MENT      RESERVES                                                                          ESCROWED    TI/LC
          RESERVES    CURRENT               ESCROWED                                           U/W       TI/LC     RESERVES
          INITIAL      ANNUAL     U/W        TI/LC                                           ANNUAL     RESERVES   CURRENT
          DEPOSIT     DEPOSIT    ANNUAL     RESERVES                                          TI/LC     INITIAL     ANNUAL
  LOAN    PSF/UNIT    PSF/UNIT   TI/LC      INITIAL        ESCROWED TI/LC RESERVES CURRENT  RESERVES    DEPOSIT    DEPOSIT   LOAN
 NUMBER  /ROOM/PAD   /ROOM/PAD  RESERVES    DEPOSIT                ANNUAL DEPOSIT              PSF        PSF        PSF     NUMBER
------------------------------------------------------------------------------------------------------------------------------------

   71       0.00         0.25    71,156           0                   99,060                   0.42      0.00       0.58      71
   72       0.00       268.00       NAP         NAP                      NAP                    NAP       NAP        NAP      72
   73       0.00       257.00       NAP         NAP                      NAP                    NAP       NAP        NAP      73
   74       0.00         0.15    44,964           0                   23,531                   0.96      0.00       0.50      74
   75       0.00       276.96       NAP         NAP                      NAP                    NAP       NAP        NAP      75
   76       0.00         0.22    58,726     100,000                   51,600                   1.13      1.93       1.00      76
   77       0.00       250.00       NAP         NAP                      NAP                    NAP       NAP        NAP      77
   78       0.00         0.52   125,590           0                  132,524                   1.18      0.00       1.25      78
   79       0.00       280.00       NAP         NAP                      NAP                    NAP       NAP        NAP      79
   80       0.00       250.00       NAP         NAP                      NAP                    NAP       NAP        NAP      80
   81       0.00         0.20    35,975           0                   47,751                   0.38      0.00       0.51      81
   82       0.00         0.10    48,245     240,000                        0                   0.23      1.14       0.00      82
   83       0.00       250.00       NAP         NAP                      NAP                    NAP       NAP        NAP      83
   84       1.47         0.00    31,619     150,000                        0                   0.93      4.40       0.00      84
   85       0.00         0.20    72,310           0                   66,329                   1.09      0.00       1.00      85
   86       0.00         0.08    15,387           0                        0                   0.34      0.00       0.00      86
   87       0.00         0.20   124,665           0                  134,282                   1.39      0.00       1.50      87
   88       0.00         0.15    64,257     257,856                   40,000                   0.31      1.25       0.19      88
   89       0.00         0.10    22,626           0                   22,388                   0.42      0.00       0.42      89
   90       0.00         0.17    47,719           0                   46,513                   0.51      0.00       0.50      90
   91       0.00       250.00       NAP         NAP                      NAP                    NAP       NAP        NAP      91
   92       0.00         0.15    49,769     100,000                   48,000                   0.85      1.72       0.82      92
   93       0.00         0.15    35,373           0                   35,081                   1.46      0.00       1.45      93
   94       0.00       273.00       NAP         NAP                      NAP                    NAP       NAP        NAP      94
   95       0.00         0.15    40,155           0                   40,158                   0.32      0.00       0.32      95
   96       0.00         0.15    22,403     402,863                   24,461                   1.11     19.94       1.21      96
   97       0.00         0.15    10,142           0                   38,649                   0.13      0.00       0.49      97
   98       0.00         0.20    67,076     100,000                   45,000                   1.19      1.77       0.80      98
   99       0.00         0.23    38,237           0                        0                   0.47      0.00       0.00      99
   100      0.00         0.10       NAP         NAP                      NAP                    NAP       NAP        NAP      100
   101      0.00       329.00       NAP         NAP                      NAP                    NAP       NAP        NAP      101
   102      0.00         0.20    14,060           0                   14,060                   0.50      0.00       0.50      102
   103      0.00         0.16    29,510         NAP                        0                   0.46       NAP       0.00      103
   104      0.00         0.15    15,841     207,070                   13,465                   1.18     15.38       1.00      104
   105      0.00         0.10       NAP         NAP                      NAP                    NAP       NAP        NAP      105
   106      0.00         0.20    52,816     285,000                   55,000                   1.18      6.36       1.23      106
   107      0.00         0.00    21,622           0                        0                   1.10      0.00       0.00      107
   108      0.00         0.15    92,412           0                   91,692                   1.48      0.00       1.47      108
   109      3.19         0.15    26,903           0                   26,903                   0.67      0.00       0.67      109
   110       NAP          NAP         0           0                        0                   0.00      0.00       0.00      110
   111      0.00       255.32       NAP         NAP                      NAP                    NAP       NAP        NAP      111
   112      0.00         0.00       NAP           0                        0                    NAP       NAP        NAP      112
   113      0.00         0.20    23,073           0                   50,000                   0.98      0.00       2.12      113
   114      0.00       250.00       NAP         NAP                      NAP                    NAP       NAP        NAP      114
   115      0.00         0.15    12,171           0                    5,111                   0.60      0.00       0.25      115
   116      0.00         0.00       NAP           0                        0                    NAP       NAP        NAP      116
   117      0.00         0.15    18,363           0                        0                   0.31      0.00       0.00      117
   118      0.00         0.00         0           0                        0                   0.00      0.00       0.00      118
   119      0.00       250.00       NAP         NAP                      NAP                    NAP       NAP        NAP      119
   120      0.00       250.00       NAP         NAP                      NAP                    NAP       NAP        NAP      120
   121      0.00         0.15     5,481           0                   11,167                   0.50      0.00       1.02      121
   122      0.00       250.00       NAP         NAP                      NAP                    NAP       NAP        NAP      122
   123      0.00       250.00       NAP         NAP                      NAP                    NAP       NAP        NAP      123
   124      0.00       250.00       NAP         NAP                      NAP                    NAP       NAP        NAP      124
    1b                                                                                                                         1b




              MORTGAGE      LOAN
   LOAN        LOAN        GROUP
  NUMBER      SELLER       NUMBER                LOAN / PROPERTY NAME                                PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

    1           CGM          1      Carolina Place                                      11025 Carolina Place Parkway
    2           CGM          1      Novo Nordisk Headquarters                           100 & 150 College Road West
    3           CGM          1      270 Technology Park                                 270 Technology Park
    4          IXIS          1      Penn Mar Shopping Center                            3000 Donnell Dr.
    5           CGM          1      250 West Pratt                                      250 West Pratt Street
    6          IXIS          1      Abilene Mall                                        4310 Buffalo Gap Road
------------------------------------------------------------------------------------------------------------------------------------
                                    United Supermarket Portfolio
    7           CGM          1      United # 526- Amarillo                              2530 South Georgia Street
    8           CGM          1      United # 517- Wichita Falls                         4590 Kell Boulevard
    9           CGM          1      United # 549- Snyder                                3500 College Avenue
    10          CGM          1      United # 515- Burkburnett                           311 South Avenue D
    11          CGM          1      United # 513- Vernon                                2900 Wilbarger Street
    12          CGM          1      United # 501- Lubbock                               2630 Parkway Drive
    13          CGM          1      United # 509- Levelland                             511 College Avenue
    14          CGM          1      United # 527- Amarillo                              1501 East Amarillo Boulevard
    15          CGM          1      United # 522- Amarillo                              4701 Washington Street
    16          CGM          1      United # 533- Amarillo                              3400 River Road
    17          CGM          1      United # 525- Perryton                              2802 Highway 83 South
    18          CGM          1      United # 518- Childress                             2105  Avenue F Northwest
------------------------------------------------------------------------------------------------------------------------------------
    21         IXIS          1      The Plaza at Huntington Beach                       17011 Beach Blvd.
    22          CGM          1      Alamo Plaza                                         1401 17th Street
    25          CGM          1      Home Depot Shopping Center                          75 Mystic Avenue
    26          CGM          1      Preferred Exchange Tower                            3111 North University Drive
    27          CGM          1      Wilsonville Town Center                             8299 Southwest Wilsonville Road
    28         IXIS          1      Regency Square                                      301 Cox Creek Parkway
    29         IXIS          1      Olympic Collection                                  11301 W. Olympic Boulevard
    31         IXIS          1      Iverson Mall                                        3701-3899 Branch Street
    32          CGM          1      North Atlanta Physicians MOB IV (R400 Building)     975 Johnson Ferry Road
    33          CGM          1      Daniel Burnham Court                                1 Daniel Burnham Court
    34          CGM          1      Sierra Sun Apartments                               12400 Sunrise Boulevard East
    37          CGM          1      Crossroads Shopping Center                          1505-1575 U.S. Route 41
------------------------------------------------------------------------------------------------------------------------------------
    39         IXIS          1      Inip Drive Industrial
   39a                              95 Inip Drive                                       95 Inip Drive
   39b                              475 Doughty Blvd.                                   475 Doughty Blvd.
   39c                              41 Inip Drive                                       41 Inip Drive
   39d                              90 Inip Drive                                       90 Inip Drive
------------------------------------------------------------------------------------------------------------------------------------
    40          CGM          1      Mount Kisco Commons                                 195 North Bedford Road
    41          CGM          1      Speedway Shopping Center                            13632 Highway 99
    42          CGM          1      Unisource Distribution Center                       4501 Westport Drive
    43          CGM          1      Thousand Oaks Self Storage                          3425 Old Conejo Road
    45          CGM          1      Northridge Center I and II                          365 & 375 Northridge Road
    46         IXIS          1      Cleveland Mall                                      2001 East Dixon Boulevard
    47          CGM          1      Park View Office Building                           5821 Fairview Road
    48          CGM          1      Yale New Haven Medical Center                       111 Goose Lane
    49         IXIS          1      9309-9359 Foothill Boulevard                        9309-9359 Foothill Boulevard
    50          CGM          1      Tracy Corners Shopping Center                       3225 North Tracy Boulevard
    51          CGM          1      Grand Retail                                        1717 North Bayshore Drive
    52         IXIS          1      Sam's Club                                          1851 E. Butler Ave
    53          CGM          1      Richmond City Center                                1100 MacDonald Avenue
    54         IXIS          1      Potomac Festival II                                 14500-14650 Potomac Mills Road
    55          CGM          1      Ranch Lake Shopping Center                          8750 East State Road 70
    57         IXIS          1      Anchor Plaza                                        6260 103rd Street
    58          CGM          1      Parkway Commons                                     5068 West Plano Parkway
    61          CGM          1      Camino Del Rio                                      2650 Camino Del Rio North
    62          CGM          1      Commerce Center at Buena Park                       6545 Caballero Boulevard
    64          CGM          1      National City Shopping Center                       2525 & 2531 East Plaza Boulevard and
                                                                                          901 Euclid Avenue
    67          CGM          1      Lake George Plaza                                   1424 State Route 9
    68          CGM          1      711 Madison Avenue                                  711 Madison Avenue
    69          CGM          1      Kirkwood Shopping Center                            11890 and 11990 Westheimer Road
    70          CGM          1      Roxy Stadium 14                                     85 Santa Rosa Avenue
    71          CGM          1      Spring Valley International Place                   4801 Spring Valley Road
    74          CGM          1      Orillia Station                                     18129 - 18230 East Valley Highway
    76         IXIS          1      Fullerton Promenade                                 211-225 N. Harbour Blvd & 116-120 W.
                                                                                          Wilshire Avenue, 104-108 W. Wilshire
                                                                                          Avenue/217-225 N Harbor Boulevard
    78          CGM          1      Corporate Woods Office Park                         5029 & 5041 Corporate Woods Drive
    81          CGM          1      Rancho San Diego Plaza                              2731-2739 Via Orange Way
    82          CGM          1      Things Remembered                                   500 South Bailey Road
    84          CGM          1      Avondale Fiesta                                     11425 West Buckeye Road
    85          CGM          1      Liberty Northwest Center                            14711-14719 Northeast 29th Place
    86         IXIS          1      Desert Breeze Plaza                                 8665 West Flamingo Road
    87          CGM          1      Intech Eleven Office Building                       6625 Network Way
    88         IXIS          1      Belair Edison Crossing                              2401-2501 Belair Road
    89          CGM          1      Marshall's - Swampscott, MA                         465 Paradise Road
    90          CGM          1      Riverview Commons                                   19010-19220 Fort Street
    92         IXIS          1      Hauppauge Square                                    110 Marcus Boulevard and 35 Arkay Drive
    93          CGM          1      Mariner's Center                                    149, 177, 191 Riverside Avenue
    95          CGM          1      Westview Shopping Center                            3415 Olton Road
    96         IXIS          1      Harriman Place                                      Harriman Pl @ I-10
    97          CGM          1      Stage Road Commons                                  7986 Stage Road
    98          CGM          1      East Mesa Medical Center                            6550 East Broadway Road and 6553 East
                                                                                          Baywood Avenue
    99         IXIS          1      Shaw Village                                        424-498 W. Shaw Avenue
   100          CGM          1      Central Self Storage-4200 Highway                   4200 Highway 1
   102          CGM          1      Landmark Shopping Center                            2400-2484 West Victory Boulevard
   103          CGM          1      Foothill Farms                                      5401-5445 Auburn Boulevard
   104          CGM          1      Southland Landing                                   24345 Southland Drive
   105          CGM          1      Bayport Self Storage                                709 Church Street
   106          CGM          1      465 Cleveland Avenue                                465 Cleveland Avenue
   107          CGM          1      Fry's Shopping Center                               2632 and 2620 South 83rd Avenue
   108          CGM          1      Plymouth Green Technology Center                    3600 Green Court
   109          CGM          1      Family Village Shopping Center                      3806-3816 Tongass Avenue
   110          CGM          1      1733 Ocean Avenue                                   1733 Ocean Avenue
   111         IXIS          1      Oakwood Village Apartments                          1521 North 37th Street
   112         IXIS          1      Storage One                                         3925 South Buffalo Drive
   113         IXIS          1      939 4th Avenue                                      939 & 945 4th Avenue
   115          CGM          1      Eckerd Plaza-Slane Portfolio                        50-15 Roosevelt Avenue
   116         IXIS          1      CVS OK City                                         201 South Mustang Avenue
   117          CGM          1      Fiesta Mexicana Market                              263-275 East 9th Street
   118          CGM          1      Eckerd Drug Store-Kutztown                          23 North Elm Street
   121          CGM          1      University Commons                                  2975 University Parkway
   122         IXIS          1      Forest Point Apartments                             2605 Kennedy Lane

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE CAROLINA PLACE NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS CP-1, CP-2 AND CP-3 CERTIFICATES. THE CAROLINA PLACE
NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.

    1b          CGM         NAP     Carolina Place (non-pooled portion)




   LOAN
  NUMBER            CITY            STATE      ZIP CODE           COUNTY            PROPERTY TYPE         DETAILED PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------

    1      Pineville                 NC         28134     Mecklenburg            Retail             Regional Mall
    2      Princeton                 NJ         08540     Middlesex              Office             Suburban
    3      Frederick                 MD         21703     Frederick              Office             Flex
    4      Forestville               MD         20747     Prince George's        Retail             Anchored
    5      Baltimore                 MD         21201     Baltimore City         Office              CBD
    6      Abilene                   TX         79606     Taylor                 Retail             Regional Mall
------------------------------------------------------------------------------------------------------------------------------------

    7      Amarillo                  TX         79109     Potter                 Retail             Anchored, Single Tenant
    8      Wichita Falls             TX         76309     Wichita                Retail             Anchored, Single Tenant
    9      Snyder                    TX         79549     Scurry                 Retail             Anchored, Single Tenant
    10     Burkburnett               TX         76354     Wichita                Retail             Anchored, Single Tenant
    11     Vernon                    TX         76384     Wilbarger              Retail             Anchored, Single Tenant
    12     Lubbock                   TX         79403     Lubbock                Retail             Anchored, Single Tenant
    13     Levelland                 TX         79336     Hockley                Retail             Anchored, Single Tenant
    14     Amarillo                  TX         79107     Potter                 Retail             Anchored, Single Tenant
    15     Amarillo                  TX         79110     Randall                Retail             Anchored, Single Tenant
    16     Amarillo                  TX         79107     Potter                 Retail             Anchored, Single Tenant
    17     Perryton                  TX         79070     Ochiltree              Retail             Anchored, Single Tenant
    18     Childress                 TX         79201     Childress              Retail             Anchored, Single Tenant
------------------------------------------------------------------------------------------------------------------------------------
    21     Huntington Beach          CA         92647     Orange                 Office             Suburban
    22     Denver                    CO         80202     Denver                 Office             CBD
    25     Somerville                MA         02145     Middlesex              Retail             Anchored
    26     Coral Springs             FL         33065     Broward                Office             Suburban
    27     Wilsonville               OR         97070     Clackamas              Retail             Anchored
    28     Florence                  AL         35360     Lauderdale             Retail             Regional Mall
    29     Los Angeles               CA         90064     Los Angeles            Retail             Unanchored
    31     Hillcrest Heights         MD         20748     Prince George's        Retail             Regional Mall
    32     Atlanta                   GA         30342     Fulton                 Office             Medical Office
    33     San Francisco             CA         94109     San Francisco          Office             CBD
    34     Puyallup                  WA         98374     Pierce                 Multifamily        Conventional
    37     Schererville              IN         46375     Lake                   Retail             Anchored
------------------------------------------------------------------------------------------------------------------------------------
    39
   39a     Inwood                    NY         11096     Nassau                 Industrial         Warehouse
   39b     Inwood                    NY         11096     Nassau                 Industrial         Warehouse
   39c     Inwood                    NY         11096     Nassau                 Industrial         Warehouse
   39d     Inwood                    NY         11096     Nassau                 Industrial         Warehouse
------------------------------------------------------------------------------------------------------------------------------------
    40     Mount Kisco               NY         10549     Westchester            Retail             Anchored
    41     Lynnwood                  WA         98037     Snohomish              Retail             Anchored
    42     Mechanicsburg             PA         17055     Cumberland             Industrial         Warehouse
    43     Thousand Oaks             CA         91320     Ventura                Self Storage       Self Storage
    45     Atlanta                   GA         30350     Fulton                 Office             Suburban
    46     Shelby                    NC         28152     Cleveland              Retail             Regional Mall
    47     Charlotte                 NC         28209     Mecklenburg            Office             Suburban
    48     Guilford                  CT         06437     New Haven              Office             Medical Office
    49     Rancho Cucamonga          CA         91730     San Bernardino         Retail             Unanchored
    50     Tracy                     CA         95376     San Joaquin            Retail             Anchored
    51     Miami                     FL         33132     Miami-Dade             Retail             Unanchored
    52     Flagstaff                 AZ         86001     Coconino               Retail             Anchored, Single Tenant
    53     Richmond                  CA         94801     Contra Costa           Retail             Anchored
    54     Woodbridge                VA         22192     Prince William         Retail             Anchored
    55     Bradenton                 FL         34202     Manatee                Retail             Anchored
    57     Jacksonville              FL         32210     Duval                  Retail             Anchored
    58     Plano                     TX         75093     Collin                 Office             Suburban
    61     San Diego                 CA         92108     San Diego              Office             Suburban
    62     Buena Park                CA         90620     Orange                 Industrial         Warehouse
    64     National City             CA         91950     San Diego              Retail             Anchored
    67     Lake George               NY         12845     Warren                 Retail             Factory Outlet Center
    68     New York                  NY         10021     New York               Mixed Use          Retail(87.2%)/Multifamily(12.8%)
    69     Houston                   TX         77077     Harris                 Retail             Anchored
    70     Santa Rosa                CA         95404     Sonoma                 Other              Theater
    71     Farmers Branch            TX         75244     Dallas                 Office             Suburban
    74     Kent                      WA         98032     King                   Retail             Anchored
    76     Fullerton                 CA         92832     Orange                 Retail             Unanchored
    78     Virginia Beach            VA         23462     Virginia Beach City    Office             Suburban
    81     Spring Valley             CA         91978     San Diego              Industrial         Warehouse
    82     North Jackson             OH         44451     Mahoning               Industrial         Warehouse
    84     Avondale                  AZ         85323     Maricopa               Retail             Shadow Anchored
    85     Bellevue                  WA         98007     King                   Office             Suburban
    86     Las Vegas                 NV         89147     Clark                  Retail             Unanchored
    87     Indianapolis              IN         46278     Marion                 Office             Suburban
    88     Baltimore                 MD         21213     Baltimore              Retail             Anchored
    89     Swampscott                MA         01907     Essex                  Retail             Anchored, Single Tenant
    90     Riverview                 MI         48192     Wayne                  Retail             Anchored
    92     Hauppauge                 NY         11788     Suffolk                Office             Suburban
    93     Newport Beach             CA         92659     Orange                 Retail             Unanchored
    95     Plainview                 TX         79072     Hale                   Retail             Anchored
    96     San Bernardino            CA         92408     San Bernardino         Retail             Shadow Anchored
    97     Bartlett                  TN         38133     Shelby                 Retail             Anchored
    98     Mesa                      AZ         85206     Maricopa               Office             Medical Office
    99     Clovis                    CA         93612     Fresno                 Retail             Anchored
   100     Rehoboth Beach            DE         19971     Sussex                 Self Storage       Self Storage
   102     Burbank                   CA         91506     Los Angeles            Retail             Unanchored
   103     Sacramento                CA         95841     Sacramento             Retail             Anchored
   104     Hayward                   CA         94545     Alameda                Retail             Unanchored
   105     Bayport                   NY         11705     Suffolk                Self Storage       Self Storage
   106     Westerville               OH         43082     Delaware               Office             Suburban
   107     Phoenix                   AZ         85043     Maricopa               Retail             Shadow Anchored
   108     Ann Arbor                 MI         48105     Washtenaw              Office             Suburban
   109     Ketchikan                 AK         99901     Ketchikan Gateway      Retail             Anchored
   110     Santa Monica              CA         90401     Los Angeles            Land               Office
   111     Orange                    TX         77630     Orange                 Multifamily        Conventional
   112     Las Vegas                 NV         89117     Clark                  Self Storage       Self Storage
   113     San Diego                 CA         92101     San Diego              Office             CBD
   115     Woodside                  NY         11377     Queens                 Retail             Anchored
   116     Oklahoma City             OK         73099     Canadian               Retail             Anchored, Single Tenant
   117     San Bernardino            CA         92410     San Bernardino         Retail             Anchored
   118     Kutztown                  PA         19530     Berks                  Retail             Anchored
   121     Sarasota                  FL         34243     Manatee                Retail             Shadow Anchored
   122     Texarkana                 TX         75503     Bowie                  Multifamily        Conventional

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE CAROLINA PLACE NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS CP-1, CP-2 AND CP-3 CERTIFICATES. THE CAROLINA PLACE
NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.

    1b




                                                                              ALLOCATED
                                                                               CUT-OFF
                                            % OF                                DATE
                                          AGGREGATE       % OF INITIAL        PRINCIPAL
                                           INITIAL            LOAN             BALANCE             LOAN
   LOAN      CUT-OFF DATE PRINCIPAL       MORTGAGE           GROUP 1         PER SF/UNIT       BALANCE AT
  NUMBER            BALANCE             POOL BALANCE         BALANCE          /ROOM/PAD      MATURITY / ARD
--------------------------------------------------------------------------------------------------------------

    1          114,200,000.00 (Note 5)      8.0%              10.0%          191.65 (Note 5)   105,333,069.08
    2                   53,000,000.00       3.7%              4.6%                   234.88     53,000,000.00
    3                   51,200,000.00       3.6%              4.5%                   113.96     45,707,746.31
    4                   38,877,977.42       2.7%              3.4%                   101.79     32,376,971.67
    5                   37,000,000.00       2.6%              3.2%                   104.17     32,241,232.86
    6                   37,000,000.00       2.6%              3.2%                   110.90     32,771,724.09
--------------------------------------------------------------------------------------------------------------

    7                    6,183,761.42       0.4%              0.5%                    86.52      5,182,280.60
    8                    4,554,364.16       0.3%              0.4%                    75.91      3,816,770.30
    9                    3,839,018.99       0.3%              0.3%                    87.45      3,217,277.35
    10                   3,497,243.00       0.2%              0.3%                    81.09      2,930,853.72
    11                   3,203,156.65       0.2%              0.3%                    74.27      2,684,395.43
    12                   2,893,173.71       0.2%              0.3%                    73.63      2,424,614.30
    13                   2,869,328.89       0.2%              0.3%                    67.04      2,404,631.63
    14                   2,225,518.26       0.2%              0.2%                    62.34      1,865,088.29
    15                   2,217,569.96       0.2%              0.2%                    59.96      1,858,426.87
    16                   2,169,880.32       0.2%              0.2%                    59.99      1,818,461.53
    17                     961,741.81       0.1%              0.1%                    29.32        805,984.29
    18                     818,672.81       0.1%              0.1%                    24.96        686,086.66
--------------------------------------------------------------------------------------------------------------
    21                  33,500,000.00       2.3%              2.9%                   121.67     28,630,498.81
    22                  31,500,000.00       2.2%              2.8%                   164.79     29,222,323.58
    25                  27,000,000.00       1.9%              2.4%                   170.98     25,000,000.00
    26                  25,000,000.00       1.7%              2.2%                   123.70     22,341,413.17
    27                  22,893,898.48       1.6%              2.0%                   150.54     19,062,728.27
    28                  22,452,623.54       1.6%              2.0%                    42.26     14,540,172.93
    29                  21,953,043.85       1.5%              1.9%                   340.16     18,184,246.74
    31                  20,899,174.79       1.5%              1.8%                    33.76     15,705,952.80
    32                  19,900,000.00       1.4%              1.7%                   198.09     17,127,875.78
    33                  17,980,368.56       1.3%              1.6%                   184.34     15,181,300.26
    34                  17,660,000.00       1.2%              1.5%               117,733.33     15,361,210.21
    37                  16,000,000.00       1.1%              1.4%                   105.17     14,285,558.42
--------------------------------------------------------------------------------------------------------------
    39                  14,974,961.79       1.0%              1.3%                               6,536,007.71
   39a                                                                                52.80
   39b                                                                                54.49
   39c                                                                                59.08
   39d                                                                                51.23
--------------------------------------------------------------------------------------------------------------
    40                  14,433,849.01       1.0%              1.3%                   202.14     12,040,627.85
    41                  14,200,000.00       1.0%              1.2%                   157.30     12,389,909.26
    42                  14,184,552.42       1.0%              1.2%                    28.23     11,650,317.71
    43                  14,108,009.69       1.0%              1.2%                   102.78     12,673,427.35
    45                  13,740,000.00       1.0%              1.2%                    73.08     12,528,897.19
    46                  13,671,153.00       1.0%              1.2%                    39.02      8,853,350.11
    47                  13,525,000.00       0.9%              1.2%                   107.98     11,864,802.77
    48                  13,400,000.00       0.9%              1.2%                   169.07     11,999,664.78
    49                  12,500,000.00       0.9%              1.1%                   142.54     11,213,626.29
    50                  12,200,000.00       0.9%              1.1%                   141.56     10,567,989.34
    51                  12,109,896.58       0.8%              1.1%                   181.69     10,204,786.24
    52                  10,839,807.24       0.8%              0.9%                    81.30      9,066,807.34
    53                  10,800,000.00       0.8%              0.9%                   146.16      9,704,730.91
    54                  10,600,000.00       0.7%              0.9%                   122.09      9,275,813.85
    55                  10,416,348.78       0.7%              0.9%                   121.74      9,327,445.78
    57                  10,220,900.57       0.7%              0.9%                    62.84      7,932,232.97
    58                  10,160,000.00       0.7%              0.9%                   100.22      8,888,633.90
    61                   9,634,273.03       0.7%              0.8%                   135.09      8,069,237.17
    62                   9,500,000.00       0.7%              0.8%                    56.81      8,122,023.69
    64                   9,000,000.00       0.6%              0.8%                   168.21      8,006,922.90
    67                   8,872,398.33       0.6%              0.8%                   142.19      7,534,221.73
    68                   8,744,707.02       0.6%              0.8%                   874.47      7,359,092.77
    69                   8,400,000.00       0.6%              0.7%                   104.56      7,335,933.45
    70                   8,375,377.76       0.6%              0.7%                   125.53        210,055.49
    71                   8,320,000.00       0.6%              0.7%                    49.11      7,294,158.83
    74                   7,920,000.00       0.6%              0.7%                   168.29      6,771,736.21
    76                   7,800,000.00       0.5%              0.7%                   150.71      7,002,242.37
    78                   7,543,780.54       0.5%              0.7%                    71.15      6,786,825.22
    81                   6,992,362.66       0.5%              0.6%                    73.96      5,915,714.13
    82                   6,991,340.70       0.5%              0.6%                    33.32      6,519,436.82
    84                   6,950,000.00       0.5%              0.6%                   203.65      6,223,550.10
    85                   6,900,000.00       0.5%              0.6%                   103.60      6,187,264.80
    86                   6,900,000.00       0.5%              0.6%                   151.25      6,292,043.45
    87                   6,788,701.50       0.5%              0.6%                    75.83      6,111,066.99
    88                   6,681,322.54       0.5%              0.6%                    32.50      5,650,505.69
    89                   6,450,000.00       0.4%              0.6%                   119.73      5,988,348.57
    90                   6,450,000.00       0.4%              0.6%                    69.34      5,657,427.23
    92                   6,237,240.51       0.4%              0.5%                   107.14      5,220,798.54
    93                   6,200,000.00       0.4%              0.5%                   256.15      5,403,047.65
    95                   6,081,748.21       0.4%              0.5%                    48.22      5,095,975.13
    96                   5,994,151.14       0.4%              0.5%                   296.74      4,990,427.63
    97                   5,972,829.52       0.4%              0.5%                    76.28      4,988,601.09
    98                   5,890,000.00       0.4%              0.5%                   104.53      5,279,140.13
    99                   5,654,509.50       0.4%              0.5%                    70.22      4,710,600.78
   100                   5,625,942.80       0.4%              0.5%                    59.73      4,745,670.94
   102                   5,000,000.00       0.3%              0.4%                   177.82      4,371,260.80
   103                   5,000,000.00       0.3%              0.4%                    77.15      4,447,295.98
   104                   4,989,550.90       0.3%              0.4%                   370.56      4,162,455.33
   105                   4,650,000.00       0.3%              0.4%                    75.77      4,650,000.00
   106                   4,500,000.00       0.3%              0.4%                   100.45      4,031,884.56
   107                   4,480,000.00       0.3%              0.4%                   227.64      3,932,669.35
   108                   4,464,879.23       0.3%              0.4%                    71.58      3,414,766.35
   109                   4,340,000.00       0.3%              0.4%                   108.14      3,732,652.48
   110                   4,100,000.00       0.3%              0.4%                   141.35      4,100,000.00
   111                   4,050,000.00       0.3%              0.4%                21,542.55      3,806,240.87
   112                   4,000,000.00       0.3%              0.3%                    48.21      3,767,461.24
   113                   3,975,000.00       0.3%              0.3%                   168.59      3,836,749.08
   115                   3,896,681.85       0.3%              0.3%                   190.59      3,297,895.90
   116                   3,841,674.16       0.3%              0.3%                   278.12      3,188,802.19
   117                   3,581,998.38       0.2%              0.3%                    59.76      3,039,600.29
   118                   3,230,497.35       0.2%              0.3%                   233.69         77,503.41
   121                   2,652,289.54       0.2%              0.2%                   241.12      2,231,793.26
   122                   2,290,662.83       0.2%              0.2%                22,025.60      1,777,674.53

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE CAROLINA PLACE NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS CP-1, CP-2 AND CP-3 CERTIFICATES. THE CAROLINA PLACE
NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.

    1b                  15,800,000.00        NAP               NAP                              14,573,226.69




                                   CROSS
                                 COLLATER-
                                  ALIZED                           RELATED
                                 MORTGAGE                          MORTGAGE
                CROSS           LOAN GROUP                        LOAN GROUP
             COLLATER-           AGGREGATE                        AGGREGATE
               ALIZED          CUT-OFF DATE     RELATED          CUT-OFF DATE
             (MORTGAGE            PRINCIPAL    (MORTGAGE          PRINCIPAL
   LOAN         LOAN              BALANCE        LOAN              BALANCE        BORROWER'S       APPRAISED
  NUMBER       GROUP)            (NOTE 3)       GROUP)             (NOTE 3)        INTEREST          VALUE
----------------------------------------------------------------------------------------------------------------

    1            No          114,200,000.00       No            114,200,000.00    Fee Simple        235,000,000
    2            No           53,000,000.00       No             53,000,000.00    Fee Simple         71,500,000
    3            No           51,200,000.00       No             51,200,000.00    Fee Simple         64,000,000
    4            No           38,877,977.42    Yes (R3)          49,477,977.42    Fee Simple         60,500,000
    5            No           37,000,000.00    Yes (R2)          68,500,000.00    Fee Simple         54,000,000
    6            No           37,000,000.00       No             37,000,000.00    Fee Simple         46,400,000
----------------------------------------------------------------------------------------------------------------

    7         Yes (C1)        35,433,429.98    Yes (R6)          35,433,429.98    Fee Simple          7,780,000
    8         Yes (C1)        35,433,429.98    Yes (R6)          35,433,429.98    Leasehold           5,730,000
    9         Yes (C1)        35,433,429.98    Yes (R6)          35,433,429.98    Fee Simple          4,830,000
    10        Yes (C1)        35,433,429.98    Yes (R6)          35,433,429.98    Fee Simple          4,400,000
    11        Yes (C1)        35,433,429.98    Yes (R6)          35,433,429.98    Fee Simple          4,030,000
    12        Yes (C1)        35,433,429.98    Yes (R6)          35,433,429.98    Fee Simple          3,640,000
    13        Yes (C1)        35,433,429.98    Yes (R6)          35,433,429.98    Fee Simple          3,610,000
    14        Yes (C1)        35,433,429.98    Yes (R6)          35,433,429.98    Fee Simple          2,800,000
    15        Yes (C1)        35,433,429.98    Yes (R6)          35,433,429.98    Fee Simple          2,790,000
    16        Yes (C1)        35,433,429.98    Yes (R6)          35,433,429.98    Fee Simple          2,730,000
    17        Yes (C1)        35,433,429.98    Yes (R6)          35,433,429.98    Fee Simple          1,210,000
    18        Yes (C1)        35,433,429.98    Yes (R6)          35,433,429.98    Fee Simple          1,030,000
----------------------------------------------------------------------------------------------------------------
    21           No           33,500,000.00       No             33,500,000.00    Fee Simple         48,900,000
    22           No           31,500,000.00    Yes (R2)          68,500,000.00    Fee Simple         42,000,000
    25           No           27,000,000.00       No             27,000,000.00    Fee Simple         38,300,000
    26           No           25,000,000.00    Yes (R8)          29,500,000.00    Fee Simple         34,000,000
    27           No           22,893,898.48    Yes (R9)          29,077,218.32    Fee Simple         29,150,000
    28           No           22,452,623.54    Yes (R5)          36,123,776.54    Fee Simple         35,000,000
    29           No           21,953,043.85       No             21,953,043.85    Fee Simple         32,000,000
    31           No           20,899,174.79       No             20,899,174.79    Fee Simple         39,500,000
    32           No           19,900,000.00       No             19,900,000.00    Fee Simple         25,250,000
    33           No           17,980,368.56       No             17,980,368.56    Fee Simple         24,700,000
    34           No           17,660,000.00       No             17,660,000.00    Fee Simple         22,000,000
    37           No           16,000,000.00       No             16,000,000.00    Fee Simple         20,000,000
----------------------------------------------------------------------------------------------------------------
    39           No           14,974,961.79       No             14,974,961.79                       23,600,000
   39a                                                                            Fee Simple         12,100,000
   39b                                                                            Fee Simple          6,100,000
   39c                                                                            Fee Simple          3,400,000
   39d                                                                            Fee Simple          2,000,000
----------------------------------------------------------------------------------------------------------------
    40           No           14,433,849.01       No             14,433,849.01    Fee Simple         18,200,000
    41           No           14,200,000.00       No             14,200,000.00    Fee Simple         18,800,000
    42           No           14,184,552.42       No             14,184,552.42    Fee Simple         18,500,000
    43           No           14,108,009.69       No             14,108,009.69    Fee Simple         17,900,000
    45           No           13,740,000.00    Yes (R4)          36,392,482.04    Fee Simple         21,500,000
    46           No           13,671,153.00    Yes (R5)          36,123,776.54    Fee Simple         19,900,000
    47           No           13,525,000.00       No             13,525,000.00    Fee Simple         16,900,000
    48           No           13,400,000.00       No             13,400,000.00    Fee Simple         17,000,000
    49           No           12,500,000.00       No             12,500,000.00    Fee Simple         17,500,000
    50           No           12,200,000.00       No             12,200,000.00    Fee Simple         15,300,000
    51           No           12,109,896.58       No             12,109,896.58    Fee Simple         16,300,000
    52           No           10,839,807.24       No             10,839,807.24    Fee Simple         15,000,000
    53           No           10,800,000.00       No             10,800,000.00    Fee Simple         14,000,000
    54           No           10,600,000.00    Yes (R3)          49,477,977.42    Fee Simple         13,500,000
    55           No           10,416,348.78       No             10,416,348.78    Fee Simple         14,200,000
    57           No           10,220,900.57       No             10,220,900.57    Fee Simple         17,000,000
    58           No           10,160,000.00       No             10,160,000.00    Fee Simple         12,740,000
    61           No            9,634,273.03       No              9,634,273.03    Fee Simple         12,175,000
    62           No            9,500,000.00       No              9,500,000.00    Fee Simple         11,900,000
    64           No            9,000,000.00       No              9,000,000.00    Fee Simple         11,300,000
    67           No            8,872,398.33       No              8,872,398.33    Fee Simple         12,000,000
    68           No            8,744,707.02       No              8,744,707.02    Fee Simple         12,000,000
    69           No            8,400,000.00       No              8,400,000.00    Fee Simple         10,550,000
    70           No            8,375,377.76       No              8,375,377.76    Fee Simple         15,300,000
    71           No            8,320,000.00    Yes (R4)          36,392,482.04    Fee Simple         14,000,000
    74           No            7,920,000.00    Yes (R12)         12,020,000.00    Fee Simple         10,600,000
    76           No            7,800,000.00       No              7,800,000.00    Fee Simple         10,500,000
    78           No            7,543,780.54    Yes (R4)          36,392,482.04    Fee Simple         13,200,000
    81           No            6,992,362.66       No              6,992,362.66    Fee Simple         10,000,000
    82           No            6,991,340.70       No              6,991,340.70    Fee Simple          9,650,000
    84           No            6,950,000.00    Yes (R11)         12,840,000.00    Fee Simple         10,040,000
    85           No            6,900,000.00       No              6,900,000.00    Fee Simple          9,400,000
    86           No            6,900,000.00       No              6,900,000.00    Fee Simple          9,200,000
    87           No            6,788,701.50    Yes (R4)          36,392,482.04    Fee Simple         10,500,000
    88           No            6,681,322.54       No              6,681,322.54    Fee Simple         10,250,000
    89           No            6,450,000.00       No              6,450,000.00    Fee Simple          9,300,000
    90           No            6,450,000.00       No              6,450,000.00    Fee Simple          8,200,000
    92           No            6,237,240.51       No              6,237,240.51    Leasehold           8,400,000
    93           No            6,200,000.00       No              6,200,000.00    Fee Simple          8,750,000
    95           No            6,081,748.21       No              6,081,748.21    Fee Simple          8,350,000
    96           No            5,994,151.14       No              5,994,151.14    Fee Simple          8,500,000
    97           No            5,972,829.52       No              5,972,829.52    Fee Simple          7,650,000
    98           No            5,890,000.00    Yes (R11)         12,840,000.00    Fee Simple          9,000,000
    99           No            5,654,509.50       No              5,654,509.50    Fee Simple          9,500,000
   100           No            5,625,942.80       No              5,625,942.80    Fee Simple          7,100,000
   102           No            5,000,000.00       No              5,000,000.00    Fee Simple          6,350,000
   103           No            5,000,000.00       No              5,000,000.00    Fee Simple          6,250,000
   104           No            4,989,550.90       No              4,989,550.90    Fee Simple          7,180,000
   105           No            4,650,000.00       No              4,650,000.00    Fee Simple          6,200,000
   106           No            4,500,000.00    Yes (R8)          29,500,000.00    Fee Simple          6,550,000
   107           No            4,480,000.00       No              4,480,000.00    Fee Simple          5,600,000
   108           No            4,464,879.23       No              4,464,879.23    Fee Simple          6,000,000
   109           No            4,340,000.00       No              4,340,000.00    Fee Simple          5,500,000
   110           No            4,100,000.00    Yes (R12)         12,020,000.00    Fee Simple         12,700,000
   111           No            4,050,000.00       No              4,050,000.00    Fee Simple          5,275,000
   112           No            4,000,000.00       No              4,000,000.00    Fee Simple          7,300,000
   113           No            3,975,000.00       No              3,975,000.00    Fee Simple          6,000,000
   115           No            3,896,681.85       No              3,896,681.85    Leasehold           5,500,000
   116           No            3,841,674.16       No              3,841,674.16    Fee Simple          4,850,000
   117           No            3,581,998.38       No              3,581,998.38    Fee Simple          4,610,000
   118           No            3,230,497.35       No              3,230,497.35    Fee Simple          4,560,000
   121           No            2,652,289.54       No              2,652,289.54    Fee Simple          3,580,000
   122           No            2,290,662.83       No              2,290,662.83    Fee Simple          2,950,000

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE CAROLINA PLACE NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS CP-1, CP-2 AND CP-3 CERTIFICATES. THE CAROLINA PLACE
NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.

    1b           No           15,800,000.00       No             15,800,000.00    Fee Simple        235,000,000




                              CUT-OFF DATE                                                                 ADMIN-
   LOAN       APPRAISAL        LTV RATIO        MATURITY DATE /                            MORTGAGE      ISTRATIVE
  NUMBER        DATE            (NOTE 2)         ARD LTV RATIO        ORIGINAL BALANCE       RATE         FEE RATE
----------------------------------------------------------------------------------------------------------------------

    1         12/07/04      48.60% (Note 5)     44.82% (Note 5)     114,200,000 (Note 5)    4.5975%       0.0415%
    2         01/11/05           74.13%              74.13%                   53,000,000    5.4000%       0.0515%
    3         11/18/04           80.00%              71.42%                   51,200,000    5.4000%       0.0415%
    4         02/10/05           64.26%              53.52%                   39,000,000    5.3000%       0.0415%
    5         11/01/04           68.52%              59.71%                   37,000,000    5.2850%       0.0615%
    6         01/01/05           79.74%              70.63%                   37,000,000    5.7225%       0.0415%
----------------------------------------------------------------------------------------------------------------------

    7         10/28/04           79.48%              66.61%                    6,224,000    5.4000%       0.0415%
    8         10/28/04           79.48%              66.61%                    4,584,000    5.4000%       0.0415%
    9         10/28/04           79.48%              66.61%                    3,864,000    5.4000%       0.0415%
    10        10/28/04           79.48%              66.61%                    3,520,000    5.4000%       0.0415%
    11        10/28/04           79.48%              66.61%                    3,224,000    5.4000%       0.0415%
    12        10/28/04           79.48%              66.61%                    2,912,000    5.4000%       0.0415%
    13        10/28/04           79.48%              66.61%                    2,888,000    5.4000%       0.0415%
    14        10/28/04           79.48%              66.61%                    2,240,000    5.4000%       0.0415%
    15        10/28/04           79.48%              66.61%                    2,232,000    5.4000%       0.0415%
    16        10/28/04           79.48%              66.61%                    2,184,000    5.4000%       0.0415%
    17        10/28/04           79.48%              66.61%                      968,000    5.4000%       0.0415%
    18        10/28/04           79.48%              66.61%                      824,000    5.4000%       0.0415%
----------------------------------------------------------------------------------------------------------------------
    21        10/27/04           68.51%              58.55%                   33,500,000    5.4090%       0.0415%
    22        11/04/04           75.00%              69.58%                   31,500,000    5.3950%       0.0465%
    25        08/25/04           70.50%              65.27%                   27,000,000    5.1360%       0.0415%
    26        01/21/05           73.53%              65.71%                   25,000,000    5.4500%       0.0615%
    27        12/19/04           78.54%              65.40%                   23,000,000    5.2600%       0.0515%
    28        03/01/05           64.15%              41.54%                   22,500,000    5.6260%       0.0415%
    29        03/08/05           68.60%              56.83%                   22,000,000    5.6400%       0.0815%
    31        01/01/05           52.91%              39.76%                   21,000,000    5.3500%       0.0415%
    32        12/21/04           78.81%              67.83%                   19,900,000    5.6900%       0.0415%
    33        03/10/05           72.80%              61.46%                   17,996,000    5.8200%       0.0415%
    34        11/01/04           66.65%              69.82%                   17,660,000    5.2125%       0.0515%
    37        08/08/04           80.00%              71.43%                   16,000,000    5.4000%       0.0415%
----------------------------------------------------------------------------------------------------------------------
    39                           63.45%              27.69%                   15,200,000    5.2100%       0.0415%
   39a        01/27/05
   39b        01/27/05
   39c        01/27/05
   39d        01/27/05
----------------------------------------------------------------------------------------------------------------------
    40        10/28/04           79.31%              66.16%                   14,500,000    5.3200%       0.0415%
    41        01/07/05           75.53%              65.90%                   14,200,000    5.3300%       0.0615%
    42        02/01/05           76.67%              62.97%                   14,380,000    5.5200%       0.0415%
    43        08/13/04           78.82%              70.80%                   14,200,000    5.3900%       0.0415%
    45        01/07/05           63.91%              58.27%                   13,740,000    5.4800%       0.0815%
    46        03/01/05           68.70%              44.49%                   13,700,000    5.6260%       0.0415%
    47        11/01/04           80.03%              70.21%                   13,525,000    5.5600%       0.0415%
    48        01/10/05           78.82%              70.59%                   13,400,000    5.5500%       0.0415%
    49        03/06/05           71.43%              64.08%                   12,500,000    5.4972%       0.0415%
    50        12/09/04           79.74%              69.07%                   12,200,000    5.5100%       0.1015%
    51        07/28/04           74.29%              62.61%                   12,200,000    5.5500%       0.1215%
    52        02/15/05           72.27%              60.45%                   10,850,000    5.5100%       0.0415%
    53        03/09/05           77.14%              69.32%                   10,800,000    5.7200%       0.0415%
    54        01/20/05           78.52%              68.71%                   10,600,000    5.4500%       0.0615%
    55        09/20/04           73.35%              65.69%                   10,500,000    5.1700%       0.0615%
    57        01/31/05           60.12%              46.66%                   10,250,000    5.3200%       0.0415%
    58        12/31/04           79.75%              69.77%                   10,160,000    5.4400%       0.0415%
    61        09/10/04           79.13%              66.28%                    9,709,000    5.3440%       0.0415%
    62        09/07/04           79.83%              68.25%                    9,500,000    5.4500%       0.0415%
    64        06/02/04           79.65%              70.86%                    9,000,000    5.2300%       0.0415%
    67        06/25/04           73.94%              62.79%                    8,925,000    5.8500%       0.0715%
    68        10/20/04           72.87%              61.33%                    8,800,000    5.5400%       0.0415%
    69        01/24/05           79.62%              69.53%                    8,400,000    5.3700%       0.1015%
    70        08/30/04           54.74%              1.37%                     8,500,000    6.2100%       0.0915%
    71        01/19/05           59.43%              52.10%                    8,320,000    5.5300%       0.0415%
    74        08/16/04           74.72%              63.88%                    7,920,000    5.4500%       0.0415%
    76        01/17/05           74.29%              66.69%                    7,800,000    5.6700%       0.0415%
    78        11/17/04           57.15%              51.42%                    7,584,357    5.5200%       0.1015%
    81        06/29/04           69.92%              59.16%                    7,050,000    5.6500%       0.0415%
    82        09/13/04           72.45%              67.56%                    7,030,000    5.3800%       0.0415%
    84        10/29/04           69.22%              61.99%                    6,950,000    5.5400%       0.0715%
    85        10/06/04           73.40%              65.82%                    6,900,000    5.6100%       0.0415%
    86        01/23/05           75.00%              68.39%                    6,900,000    5.5210%       0.0415%
    87        11/22/04           64.65%              58.20%                    6,825,000    5.5500%       0.1015%
    88        01/07/05           65.18%              55.13%                    6,700,000    5.8100%       0.0415%
    89        01/13/05           69.35%              64.39%                    6,450,000    5.4500%       0.0415%
    90        02/02/05           78.66%              68.99%                    6,450,000    5.5500%       0.0415%
    92        01/19/05           74.25%              62.15%                    6,250,000    5.5000%       0.0415%
    93        11/23/04           70.86%              61.75%                    6,200,000    5.2800%       0.0415%
    95        12/01/04           72.84%              61.03%                    6,100,000    5.5000%       0.0615%
    96        07/01/05           70.52%              58.71%                    6,000,000    5.3600%       0.0415%
    97        01/02/05           78.08%              65.21%                    6,000,000    5.3600%       0.0615%
    98        11/11/04           65.44%              58.66%                    5,890,000    5.5900%       0.0715%
    99        02/08/05           59.52%              49.59%                    5,660,000    5.3800%       0.0415%
   100        11/30/04           79.24%              66.84%                    5,650,000    5.6900%       0.0415%
   102        10/10/04           78.74%              68.84%                    5,000,000    5.4200%       0.0415%
   103        10/11/04           80.00%              71.16%                    5,000,000    5.2200%       0.0415%
   104        02/16/05           69.49%              57.97%                    5,000,000    5.3910%       0.0415%
   105        11/17/04           75.00%              75.00%                    4,650,000    5.5100%       0.0415%
   106        09/15/04           68.70%              61.56%                    4,500,000    5.5700%       0.1015%
   107        08/23/04           80.00%              70.23%                    4,480,000    5.5900%       0.0715%
   108        11/05/04           74.41%              56.91%                    4,500,000    5.4200%       0.0415%
   109        02/05/05           78.91%              67.87%                    4,340,000    5.6600%       0.1015%
   110        02/15/05           32.28%              32.28%                    4,100,000    4.8850%       0.0415%
   111        01/10/05           76.78%              72.16%                    4,050,000    4.8900%       0.0415%
   112        03/05/05           54.79%              51.61%                    4,000,000    5.2200%       0.0415%
   113        03/28/05           66.25%              63.95%                    3,975,000    6.2000%       0.0415%
   115        02/18/05           70.85%              59.96%                    3,900,000    5.9000%       0.0415%
   116        02/18/05           79.21%              65.75%                    3,850,000    5.2300%       0.0415%
   117        01/01/05           77.70%              65.93%                    3,600,000    5.8600%       0.0415%
   118        02/02/05           70.84%              1.70%                     3,244,000    6.0200%       0.0415%
   121        02/26/05           74.09%              62.34%                    2,660,000    5.6400%       0.1015%
   122        02/16/05           77.65%              60.26%                    2,300,000    5.9400%       0.0415%

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE CAROLINA PLACE NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS CP-1, CP-2 AND CP-3 CERTIFICATES. THE CAROLINA PLACE
NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.

    1b        12/07/04      55.32% (Note 8)     51.01% (Note 8)                    15,800,000    4.5975%        0.042%




                NET                  INTEREST                                                          FIRST
   LOAN      MORTGAGE      RATE      ACCRUAL                                                          PAYMENT
  NUMBER       RATE        TYPE      METHOD           LOAN TYPE                NOTE DATE               DATE
-----------------------------------------------------------------------------------------------------------------

    1         4.5560%     Fixed    Actual/360          Balloon                  12/14/04             07/11/05
    2         5.3485%     Fixed    Actual/360       Interest Only               02/16/05             04/11/05
    3         5.3585%     Fixed    Actual/360    Partial IO/Balloon             03/23/05             05/11/05
    4         5.2585%     Fixed    Actual/360          Balloon                  03/01/05             04/07/05
    5         5.2235%     Fixed    Actual/360    Partial IO/Balloon             12/17/04             02/11/05
    6         5.6810%     Fixed    Actual/360    Partial IO/Balloon             01/19/05             03/05/05
-----------------------------------------------------------------------------------------------------------------

    7         5.3585%     Fixed    Actual/360          Balloon                  12/08/04             01/11/05
    8         5.3585%     Fixed    Actual/360          Balloon                  12/08/04             01/11/05
    9         5.3585%     Fixed    Actual/360          Balloon                  12/08/04             01/11/05
    10        5.3585%     Fixed    Actual/360          Balloon                  12/08/04             01/11/05
    11        5.3585%     Fixed    Actual/360          Balloon                  12/08/04             01/11/05
    12        5.3585%     Fixed    Actual/360          Balloon                  12/08/04             01/11/05
    13        5.3585%     Fixed    Actual/360          Balloon                  12/08/04             01/11/05
    14        5.3585%     Fixed    Actual/360          Balloon                  12/08/04             01/11/05
    15        5.3585%     Fixed    Actual/360          Balloon                  12/08/04             01/11/05
    16        5.3585%     Fixed    Actual/360          Balloon                  12/08/04             01/11/05
    17        5.3585%     Fixed    Actual/360          Balloon                  12/08/04             01/11/05
    18        5.3585%     Fixed    Actual/360          Balloon                  12/08/04             01/11/05
-----------------------------------------------------------------------------------------------------------------
    21        5.3675%     Fixed    Actual/360    Partial IO/Balloon             02/10/05             04/05/05
    22        5.3485%     Fixed    Actual/360    Partial IO/Balloon             02/24/05             04/11/05
    25        5.0945%     Fixed    Actual/360    Partial IO/Balloon             11/24/04             01/11/05
    26        5.3885%     Fixed    Actual/360    Partial IO/Balloon             03/14/05             05/11/05
    27        5.2085%     Fixed    Actual/360          Balloon                  02/04/05             03/11/05
    28        5.5845%     Fixed    Actual/360          Balloon                  04/08/05             06/05/05
    29        5.5585%     Fixed    Actual/360          Balloon                  03/22/05             05/09/05
    31        5.3085%     Fixed      30/360            Balloon                  03/02/05             04/05/05
    32        5.6485%     Fixed    Actual/360    Partial IO/Balloon             04/05/05             05/11/05
    33        5.7785%     Fixed    Actual/360          Balloon                  04/27/05             06/11/05
    34        5.1610%     Fixed    Actual/360    Partial IO/Balloon             12/27/04             02/11/05
    37        5.3585%     Fixed    Actual/360    Partial IO/Balloon             10/13/04             12/11/04
-----------------------------------------------------------------------------------------------------------------
    39        5.1685%     Fixed    Actual/360          Balloon                  01/27/05             03/05/05
   39a
   39b
   39c
   39d
-----------------------------------------------------------------------------------------------------------------
    40        5.2785%     Fixed    Actual/360          Balloon                  01/13/05             03/11/05
    41        5.2685%     Fixed    Actual/360    Partial IO/Balloon             03/09/05             04/11/05
    42        5.4785%     Fixed    Actual/360            ARD                    11/12/04             01/11/05
    43        5.3485%     Fixed    Actual/360          Balloon                  11/29/04             01/11/05
    45        5.3985%     Fixed    Actual/360    Partial IO/Balloon             01/27/05             03/11/05
    46        5.5845%     Fixed    Actual/360          Balloon                  04/08/05             06/05/05
    47        5.5185%     Fixed    Actual/360    Partial IO/Balloon             12/11/04             01/11/05
    48        5.5085%     Fixed    Actual/360    Partial IO/Balloon             04/11/05             05/11/05
    49        5.4557%     Fixed    Actual/360    Partial IO/Balloon             04/21/05             06/05/05
    50        5.4085%     Fixed    Actual/360    Partial IO/Balloon             02/28/05             04/11/05
    51        5.4285%     Fixed    Actual/360          Balloon                  10/29/04             12/11/04
    52        5.4685%     Fixed    Actual/360          Balloon                  04/14/05             06/05/05
    53        5.6785%     Fixed    Actual/360    Partial IO/Balloon             04/01/05             05/11/05
    54        5.3885%     Fixed    Actual/360    Partial IO/Balloon             03/04/05             04/07/05
    55        5.1085%     Fixed    Actual/360          Balloon                  10/29/04             12/11/04
    57        5.2785%     Fixed    Actual/360          Balloon                  03/11/05             05/05/05
    58        5.3985%     Fixed    Actual/360    Partial IO/Balloon             03/04/05             04/11/05
    61        5.3025%     Fixed    Actual/360          Balloon                  10/28/04             12/11/04
    62        5.4085%     Fixed    Actual/360      Partial IO/ARD               10/14/04             12/11/04
    64        5.1885%     Fixed    Actual/360    Partial IO/Balloon             10/14/04             12/11/04
    67        5.7785%     Fixed    Actual/360          Balloon                  12/02/04             01/11/05
    68        5.4985%     Fixed    Actual/360          Balloon                  12/02/04             01/11/05
    69        5.2685%     Fixed    Actual/360    Partial IO/Balloon             04/06/05             05/11/05
    70        6.1185%     Fixed    Actual/360     Fully Amortizing              10/15/04             12/11/04
    71        5.4885%     Fixed    Actual/360    Partial IO/Balloon             04/07/05             05/11/05
    74        5.4085%     Fixed    Actual/360    Partial IO/Balloon             09/27/04             11/11/04
    76        5.6285%     Fixed    Actual/360    Partial IO/Balloon             04/14/05             06/05/05
    78        5.4185%     Fixed    Actual/360          Balloon         12/30/04; modified 2/10/05    02/11/05
    81        5.6085%     Fixed    Actual/360          Balloon                  09/28/04             11/11/04
    82        5.3385%     Fixed    Actual/360            ARD                    12/21/04             02/11/05
    84        5.4685%     Fixed    Actual/360    Partial IO/Balloon             12/10/04             01/11/05
    85        5.5685%     Fixed    Actual/360    Partial IO/Balloon             12/13/04             02/11/05
    86        5.4795%     Fixed    Actual/360    Partial IO/Balloon             02/25/05             04/05/05
    87        5.4485%     Fixed    Actual/360          Balloon                  01/07/05             02/11/05
    88        5.7685%     Fixed    Actual/360          Balloon                  03/03/05             04/05/05
    89        5.4085%     Fixed    Actual/360    Partial IO/Balloon             02/24/05             04/11/05
    90        5.5085%     Fixed    Actual/360    Partial IO/Balloon             03/23/05             05/11/05
    92        5.4585%     Fixed    Actual/360          Balloon                  03/07/05             05/05/05
    93        5.2385%     Fixed    Actual/360    Partial IO/Balloon             02/16/05             04/11/05
    95        5.4385%     Fixed    Actual/360          Balloon                  02/14/05             04/11/05
    96        5.3185%     Fixed    Actual/360          Balloon                  04/29/05             06/05/05
    97        5.2985%     Fixed    Actual/360          Balloon                  01/31/05             03/11/05
    98        5.5185%     Fixed    Actual/360    Partial IO/Balloon             01/21/05             03/11/05
    99        5.3385%     Fixed    Actual/360          Balloon                  04/26/05             06/05/05
   100        5.6485%     Fixed    Actual/360          Balloon                  01/20/05             03/11/05
   102        5.3785%     Fixed    Actual/360    Partial IO/Balloon             12/20/04             02/11/05
   103        5.1785%     Fixed    Actual/360    Partial IO/Balloon             01/10/05             02/11/05
   104        5.3495%     Fixed    Actual/360          Balloon                  03/17/05             05/11/05
   105        5.4685%     Fixed    Actual/360       Interest Only               01/21/05             03/11/05
   106        5.4685%     Fixed    Actual/360    Partial IO/Balloon             12/23/04             02/11/05
   107        5.5185%     Fixed    Actual/360    Partial IO/Balloon             11/05/04             12/11/04
   108        5.3785%     Fixed    Actual/360          Balloon                  12/17/04             02/11/05
   109        5.5585%     Fixed    Actual/360    Partial IO/Balloon             04/29/05             06/11/05
   110        4.8435%     Fixed    Actual/360       Interest Only               03/21/05             05/11/05
   111        4.8485%     Fixed    Actual/360    Partial IO/Balloon             02/28/05             04/05/05
   112        5.1785%     Fixed    Actual/360    Partial IO/Balloon             04/04/05             05/05/05
   113        6.1585%     Fixed    Actual/360    Partial IO/Balloon             04/12/05             06/05/05
   115        5.8585%     Fixed    Actual/360          Balloon                  04/15/05             06/11/05
   116        5.1885%     Fixed    Actual/360          Balloon                  03/09/05             05/05/05
   117        5.8185%     Fixed    Actual/360          Balloon                  12/21/04             02/11/05
   118        5.9785%     Fixed    Actual/360     Fully Amortizing              03/21/05             05/11/05
   121        5.5385%     Fixed    Actual/360          Balloon                  03/11/05             04/11/05
   122        5.8985%     Fixed    Actual/360          Balloon                  03/04/05             04/05/05

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE CAROLINA PLACE NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS CP-1, CP-2 AND CP-3 CERTIFICATES. THE CAROLINA PLACE
NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.

    1b        4.5560%     Fixed    Actual/360          Balloon                  12/14/04             07/11/05




                                                                                    ORIGINAL                       STATED
                                                                                     TERM TO       INTEREST       ORIGINAL
                                               SCHEDULED                           MATURITY /        ONLY       AMORTIZATION
   LOAN                                         MATURITY         MONTHLY DEBT          ARD          PERIOD          TERM
  NUMBER              GRACE PERIOD             DATE/ ARD       SERVICE PAYMENT      (MONTHS)       (MONTHS)       (MONTHS)
-------------------------------------------------------------------------------------------------------------------------------

    1        2 (for 1st and 2nd occurence)      01/11/10       589,033.92 (Note 5)     55             0              355
    2                      0                    03/11/10               241,812.50      60             60        Interest Only
    3                      0                    04/11/15               287,503.77      120            36             360
    4                      0                    03/07/15               216,568.81      120            0              360
    5                      0                    01/11/15               205,118.20      120            24             360
    6                      0                    02/05/15               228,157.42      120            48             312
-------------------------------------------------------------------------------------------------------------------------------

    7                      0                    12/11/14                34,949.68      120            0              360
    8                      0                    12/11/14                25,740.57      120            0              360
    9                      0                    12/11/14                21,697.55      120            0              360
    10                     0                    12/11/14                19,765.88      120            0              360
    11                     0                    12/11/14                18,103.75      120            0              360
    12                     0                    12/11/14                16,351.78      120            0              360
    13                     0                    12/11/14                16,217.01      120            0              360
    14                     0                    12/11/14                12,578.29      120            0              360
    15                     0                    12/11/14                12,533.37      120            0              360
    16                     0                    12/11/14                12,263.83      120            0              360
    17                     0                    12/11/14                 5,435.62      120            0              360
    18                     0                    12/11/14                 4,627.01      120            0              360
-------------------------------------------------------------------------------------------------------------------------------
    21                     0                    03/05/15               193,756.14      120            24             336
    22                     0                    03/11/15               176,783.90      120            60             360
    25                     0                    12/11/14       198,506.94 (Note 7)     120            96             324
    26                     0                    04/11/15               141,163.98      120            36             360
    27                     0                    02/11/15               127,149.35      120            0              360
    28                     0                    05/05/15               156,380.21      120            0              240
    29                     0                    04/09/15               128,540.36      120            0              348
    31                     0                    03/05/15               127,084.01      120            0              300
    32                     0                    04/11/15               115,373.61      120            12             360
    33                     0                    05/11/15               105,821.39      120            0              360
    34                     0                    01/11/15                97,109.39      120            24             360
    37                     0                    11/11/14                89,844.93      120            36             360
-------------------------------------------------------------------------------------------------------------------------------
    39                     0                    02/05/15               121,869.96      120            0              180
   39a
   39b
   39c
   39d
-------------------------------------------------------------------------------------------------------------------------------
    40                     0                    02/11/15                80,699.36      120            0              360
    41                     0                    03/11/15                79,118.01      120            24             360
    42                     0                    12/11/10                99,080.70      72             0              240
    43                     0                    12/11/11                79,648.76      84             0              360
    45                     0                    02/11/12                77,841.88      84             12             360
    46                     0                    05/05/15                95,218.17      120            0              240
    47                     0                    12/11/14                77,303.38      120            24             360
    48                     0                    04/11/15                76,504.63      120            36             360
    49                     0                    05/05/15                76,740.04      120            60             300
    50                     0                    03/11/15                69,346.82      120            18             360
    51                     0                    11/11/14                69,653.46      120            0              360
    52                     0                    05/05/15                61,673.00      120            0              360
    53                     0                    04/11/15                62,820.19      120            36             360
    54                     0                    03/07/15                59,853.53      120            24             360
    55                     0                    11/11/11                57,462.21      84             0              360
    57                     0                    04/05/15                60,713.76      120            0              312
    58                     0                    03/11/15                57,305.47      120            24             360
    61                     0                    11/11/14                54,180.12      120            0              360
    62                     0                    11/11/14                53,642.31      120            12             360
    64                     0                    11/11/14                49,586.90      120            36             360
    67                     0                    12/11/14                52,652.23      120            0              360
    68                     0                    12/11/14                50,186.51      120            0              360
    69                     0                    04/11/15                47,011.40      120            24             360
    70                     0                    11/11/24                61,930.89      240            0              240
    71                     0                    04/11/15                47,396.77      120            24             360
    74                     0                    10/11/14                44,720.75      120            12             360
    76                     0                    05/05/15                45,123.06      120            36             360
    78                     0                    01/11/12                43,158.36      84             0              360
    81                     0                    10/11/14                40,695.12      120            0              360
    82                     0                    01/11/10                39,387.89      60             0              360
    84                     0                    12/11/14                39,635.93      120            36             360
    85                     0                    01/11/15                39,654.97      120            36             360
    86                     0                    03/05/15                41,014.81      120            60             324
    87                     0                    01/11/12                38,965.98      84             0              360
    88                     0                    03/05/15                39,355.13      120            0              360
    89                     0                    03/11/15                36,420.31      120            60             360
    90                     0                    04/11/15                36,824.99      120            24             360
    92                     0                    04/05/15                35,486.81      120            0              360
    93                     0                    03/11/15                34,351.92      120            24             360
    95                     0                    03/11/15                34,635.13      120            0              360
    96                     0                    05/05/15                33,542.19      120            0              360
    97                     0                    02/11/15                33,542.19      120            0              360
    98                     0                    02/11/15                33,776.12      120            36             360
    99                     0                    05/05/15                31,712.02      120            0              360
   100                     0                    02/11/15                32,756.83      120            0              360
   102                     0                    01/11/15                28,138.99      120            24             360
   103                     0                    01/11/15                27,517.35      120            36             360
   104                     0                    04/11/15                28,048.46      120            0              360
   105                     0                    02/11/10                21,647.80      60             60        Interest Only
   106                     0                    01/11/15                25,748.49      120            36             360
   107                     0                    11/11/14                25,690.50      120            24             360
   108                     0                    01/11/15                27,419.36      120            0              300
   109                     0                    05/11/15                25,079.48      120            12             360
   110                     0                    04/11/15                16,922.23      120           120        Interest Only
   111                     0                    02/05/12                21,469.82      83             36             360
   112                     0                    04/05/12                22,013.88      84             36             360
   113                     0                    05/05/10                24,345.64      60             24             360
   115                     0                    05/11/15                23,132.32      120            0              360
   116                     0                    04/05/15                21,212.18      120            0              360
   117                     0                    01/11/15                21,260.86      120            0              360
   118                     0                    04/11/25                23,278.47      240            0              240
   121                     0                    03/11/15                15,337.66      120            0              360
   122                     0                    03/05/15                14,734.69      120            0              300

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE CAROLINA PLACE NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS CP-1, CP-2 AND CP-3 CERTIFICATES. THE CAROLINA PLACE
NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.

    1b       2 (for 1st and 2nd occurence)      01/11/10    670,528.98 (Note 8)        55             0              355




                             REMAINING         STATED
                              TERM TO        REMAINING
                            MATURITY /      AMORTIZATION                                                      LOCKOUT
   LOAN       SEASONING         ARD             TERM                                                           PERIOD
  NUMBER      (MONTHS)       (MONTHS)         (MONTHS)                   PREPAYMENT PROVISIONS                END DATE
-------------------------------------------------------------------------------------------------------------------------

    1             0             55              355         LO(24)/Defeasance(24)/Free(7)                     07/10/07
    2             3             57         Interest Only    LO(27)/Defeasance(29)/Free(4)                     07/10/07
    3             2             118             360         LO(26)/Defeasance(90)/Free(4)                     07/10/07
    4             3             117             357         LO(27)/Defeasance(89)/Free(4)                     07/06/07
    5             5             115             360         LO(29)/Defeasance(87)/Free(4)                     07/10/07
    6             4             116             312         LO(28)/Defeasance(88)/Free(4)                     07/04/07
-------------------------------------------------------------------------------------------------------------------------

    7             6             114             354         LO(30)/Defeasance(87)/Free(3)                     07/10/07
    8             6             114             354         LO(30)/Defeasance(87)/Free(3)                     07/10/07
    9             6             114             354         LO(30)/Defeasance(87)/Free(3)                     07/10/07
    10            6             114             354         LO(30)/Defeasance(87)/Free(3)                     07/10/07
    11            6             114             354         LO(30)/Defeasance(87)/Free(3)                     07/10/07
    12            6             114             354         LO(30)/Defeasance(87)/Free(3)                     07/10/07
    13            6             114             354         LO(30)/Defeasance(87)/Free(3)                     07/10/07
    14            6             114             354         LO(30)/Defeasance(87)/Free(3)                     07/10/07
    15            6             114             354         LO(30)/Defeasance(87)/Free(3)                     07/10/07
    16            6             114             354         LO(30)/Defeasance(87)/Free(3)                     07/10/07
    17            6             114             354         LO(30)/Defeasance(87)/Free(3)                     07/10/07
    18            6             114             354         LO(30)/Defeasance(87)/Free(3)                     07/10/07
-------------------------------------------------------------------------------------------------------------------------
    21            3             117             336         LO(27)/Defeasance(87)/Free(6)                     07/04/07
    22            3             117             360         LO(27)/Defeasance(89)/Free(4)                     07/10/07
    25            6             114             324         LO(30)/Defeasance(87)/Free(3)                     07/10/07
    26            2             118             360         LO(26)/Defeasance(91)/Free(3)                     07/10/07
    27            4             116             356         LO(28)/Defeasance(89)/Free(3)                     07/10/07
    28            1             119             239         LO(25)/Defeasance(92)/Free(3)                     07/04/07
    29            2             118             346         LO(26)/Defeasance(90)/Free(4)                     07/08/07
    31            3             117             297         LO(27)/Defeasance(89)/Free(4)                     07/04/07
    32            2             118             360         LO(26)/Defeasance(91)/Free(3)                     07/10/07
    33            1             119             359         LO(25)/Defeasance(92)/Free(3)                     07/10/07
    34            5             115             360         LO(29)/Defeasance(87)/Free(4)                     07/10/07
    37            7             113             360         LO(31)/Defeasance(85)/Free(4)                     07/10/07
-------------------------------------------------------------------------------------------------------------------------
    39            4             116             176         YM(117)/Free(3)                                     NAP
   39a
   39b
   39c
   39d
-------------------------------------------------------------------------------------------------------------------------
    40            4             116             356         LO(28)/Defeasance(90)/Free(2)                     07/10/07
    41            3             117             360         LO(27)/Defeasance(90)/Free(3)                     07/10/07
    42            6             66              234         LO(30)/Defeasance(38)/Free(4)                     07/10/07
    43            6             78              354         LO(30)/Defeasance(51)/Free(3)                     07/10/07
    45            4             80              360         LO(28)/Defeasance(53)/Free(3)                     07/10/07
    46            1             119             239         LO(25)/Defeasance(92)/Free(3)                     07/04/07
    47            6             114             360         LO(30)/Defeasance(87)/Free(3)                     07/10/07
    48            2             118             360         LO(26)/Defeasance(90)/Free(4)                     07/10/07
    49            1             119             300         LO(25)/Defeasance(92)/Free(3)                     07/04/07
    50            3             117             360         LO(27)/Defeasance(90)/Free(3)                     07/10/07
    51            7             113             353         LO(31)/Defeasance(86)/Free(3)                     07/10/07
    52            1             119             359         LO(25)/Defeasance(91)/Free(4)                     07/04/07
    53            2             118             360         LO(26)/Defeasance(91)/Free(3)                     07/10/07
    54            3             117             360         LO(27)/Defeasance(89)/Free(4)                     07/06/07
    55            7             77              353         LO(31)/Defeasance(49)/Free(4)                     07/10/07
    57            2             118             310         LO(26)/Defeasance(91)/Free(3)                     07/04/07
    58            3             117             360         LO(27)/Grtr3%UPBorYM(90)/Free(3)                  07/10/07
    61            7             113             353         LO(31)/Defeasance(85)/Free(4)                     07/10/07
    62            7             113             360         LO(31)/Defeasance(86)/Free(3)                     07/10/07
    64            7             113             360         LO(31)/Defeasance(86)/Free(3)                     07/10/07
    67            6             114             354         LO(30)/YM(86)/Free(4)                             07/10/07
    68            6             114             354         LO(30)/Defeasance(87)/Free(3)                     07/10/07
    69            2             118             360         LO(26)/Grtr1%UPBorYM(91)/Free(3)                  07/10/07
    70            7             233             233         LO(31)/Grtr4%UPBor2%UPB+YM(206)/Free(3)           07/10/07
    71            2             118             360         LO(26)/Defeasance(91)/Free(3)                     07/10/07
    74            8             112             360         LO(32)/Defeasance(84)/Free(4)                     07/10/07
    76            1             119             360         LO(25)/Defeasance(92)/Free(3)                     07/04/07
    78            5             79              355         LO(29)/Defeasance(52)/Free(3)                     07/10/07
    81            8             112             352         LO(32)/Defeasance(85)/Free(3)                     07/10/07
    82            5             55              355         LO(47)/Grtr1%UPBorYM(8)/Free(5)                   01/10/09
    84            6             114             360         LO(30)/Defeasance(87)/Free(3)                     07/10/07
    85            5             115             360         LO(29)/Defeasance(88)/Free(3)                     07/10/07
    86            3             117             324         LO(27)/Defeasance(89)/Free(4)                     07/04/07
    87            5             79              355         LO(29)/Defeasance(52)/Free(3)                     07/10/07
    88            3             117             357         LO(27)/Defeasance(89)/Free(4)                     07/04/07
    89            3             117             360         LO(27)/Grtr1%UPBorYM(91)/Free(2)                  07/10/07
    90            2             118             360         LO(26)/Defeasance(91)/Free(3)                     07/10/07
    92            2             118             358         LO(26)/Defeasance(91)/Free(3)                     07/04/07
    93            3             117             360         LO(27)/Defeasance(90)/Free(3)                     07/10/07
    95            3             117             357         LO(27)/Defeasance(90)/Free(3)                     07/10/07
    96            1             119             359         LO(25)/Defeasance(92)/Free(3)                     07/04/07
    97            4             116             356         LO(28)/Defeasance(88)/Free(4)                     07/10/07
    98            4             116             360         LO(28)/Defeasance(89)/Free(3)                     07/10/07
    99            1             119             359         LO(25)/Defeasance(92)/Free(3)                     07/04/07
   100            4             116             356         LO(28)/Defeasance(89)/Free(3)                     07/10/07
   102            5             115             360         LO(29)/Defeasance(88)/Free(3)                     07/10/07
   103            5             115             360         LO(29)/Defeasance(88)/Free(3)                     07/10/07
   104            2             118             358         LO(26)/Defeasance(91)/Free(3)                     07/10/07
   105            4             56         Interest Only    LO(25)/Grtr1%UPBorYM(33)/Free(2)                  04/10/07
   106            5             115             360         LO(29)/Defeasance(88)/Free(3)                     07/10/07
   107            7             113             360         LO(31)/Defeasance(86)/Free(3)                     07/10/07
   108            5             115             295         LO(29)/Defeasance(88)/Free(3)                     07/10/07
   109            1             119             360         LO(25)/Defeasance(92)/Free(3)                     07/10/07
   110            2             118        Interest Only    LO(26)/Defeasance(91)/Free(3)                     07/10/07
   111            3             80              360         LO(27)/Defeasance(52)/Free(4)                     07/04/07
   112            2             82              360         LO(26)/Defeasance(55)/Free(3)                     07/04/07
   113            1             59              360         YM(35)/Free(25)                                     NAP
   115            1             119             359         LO(25)/Defeasance(92)/Free(3)                     07/10/07
   116            2             118             358         LO(26)/Defeasance(91)/Free(3)                     07/04/07
   117            5             115             355         LO(29)/Defeasance(88)/Free(3)                     07/10/07
   118            2             238             238         LO(26)/Defeasance(211)/Free(3)                    07/10/07
   121            3             117             357         LO(27)/Defeasance(90)/Free(3)                     07/10/07
   122            3             117             297         LO(27)/Defeasance(90)/Free(3)                     07/04/07

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE CAROLINA PLACE NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS CP-1, CP-2 AND CP-3 CERTIFICATES. THE CAROLINA PLACE
NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.

    1b            0             55              355         LO(24)/Defeasance(24)/Free(7)                     07/10/07




                                            YIELD        YIELD
                                          MAINTEN-      MAINTEN-      PREPAY-      PREPAY-             YIELD
               DEFEA-         DEFEA-        ANCE          ANCE         MENT          MENT          MAINTENANCE
   LOAN         SANCE         SANCE        PERIOD        PERIOD       PENALTY      PENALTY         CALCULATION
  NUMBER     START DATE      END DATE    START DATE     END DATE    START DATE     END DATE           METHOD
---------------------------------------------------------------------------------------------------------------------

    1         07/11/07       07/10/09        NAP          NAP           NAP          NAP               NAP
    2         07/11/07       12/10/09        NAP          NAP           NAP          NAP               NAP
    3         07/11/07       01/10/15        NAP          NAP           NAP          NAP               NAP
    4         07/07/07       12/06/14        NAP          NAP           NAP          NAP               NAP
    5         07/11/07       10/10/14        NAP          NAP           NAP          NAP               NAP
    6         07/05/07       11/04/14        NAP          NAP           NAP          NAP               NAP
---------------------------------------------------------------------------------------------------------------------

    7         07/11/07       10/10/14        NAP          NAP           NAP          NAP               NAP
    8         07/11/07       10/10/14        NAP          NAP           NAP          NAP               NAP
    9         07/11/07       10/10/14        NAP          NAP           NAP          NAP               NAP
    10        07/11/07       10/10/14        NAP          NAP           NAP          NAP               NAP
    11        07/11/07       10/10/14        NAP          NAP           NAP          NAP               NAP
    12        07/11/07       10/10/14        NAP          NAP           NAP          NAP               NAP
    13        07/11/07       10/10/14        NAP          NAP           NAP          NAP               NAP
    14        07/11/07       10/10/14        NAP          NAP           NAP          NAP               NAP
    15        07/11/07       10/10/14        NAP          NAP           NAP          NAP               NAP
    16        07/11/07       10/10/14        NAP          NAP           NAP          NAP               NAP
    17        07/11/07       10/10/14        NAP          NAP           NAP          NAP               NAP
    18        07/11/07       10/10/14        NAP          NAP           NAP          NAP               NAP
---------------------------------------------------------------------------------------------------------------------
    21        07/05/07       10/04/14        NAP          NAP           NAP          NAP               NAP
    22        07/11/07       12/10/14        NAP          NAP           NAP          NAP               NAP
    25        07/11/07       10/10/14        NAP          NAP           NAP          NAP               NAP
    26        07/11/07       02/10/15        NAP          NAP           NAP          NAP               NAP
    27        07/11/07       12/10/14        NAP          NAP           NAP          NAP               NAP
    28        07/05/07       03/04/15        NAP          NAP           NAP          NAP               NAP
    29        07/09/07       01/08/15        NAP          NAP           NAP          NAP               NAP
    31        07/05/07       12/04/14        NAP          NAP           NAP          NAP               NAP
    32        07/11/07       02/10/15        NAP          NAP           NAP          NAP               NAP
    33        07/11/07       03/10/15        NAP          NAP           NAP          NAP               NAP
    34        07/11/07       10/10/14        NAP          NAP           NAP          NAP               NAP
    37        07/11/07       08/10/14        NAP          NAP           NAP          NAP               NAP
---------------------------------------------------------------------------------------------------------------------
    39           NAP           NAP        03/05/05      12/04/14        NAP          NAP      Interest Differential
   39a
   39b
   39c
   39d
---------------------------------------------------------------------------------------------------------------------
    40        07/11/07       01/10/15        NAP          NAP           NAP          NAP               NAP
    41        07/11/07       01/10/15        NAP          NAP           NAP          NAP               NAP
    42        07/11/07       09/10/10        NAP          NAP           NAP          NAP               NAP
    43        07/11/07       10/10/11        NAP          NAP           NAP          NAP               NAP
    45        07/11/07       12/10/11        NAP          NAP           NAP          NAP               NAP
    46        07/05/07       03/04/15        NAP          NAP           NAP          NAP               NAP
    47        07/11/07       10/10/14        NAP          NAP           NAP          NAP               NAP
    48        07/11/07       01/10/15        NAP          NAP           NAP          NAP               NAP
    49        07/05/07       03/04/15        NAP          NAP           NAP          NAP               NAP
    50        07/11/07       01/10/15        NAP          NAP           NAP          NAP               NAP
    51        07/11/07       09/10/14        NAP          NAP           NAP          NAP               NAP
    52        07/05/07       02/04/15        NAP          NAP           NAP          NAP               NAP
    53        07/11/07       02/10/15        NAP          NAP           NAP          NAP               NAP
    54        07/07/07       12/06/14        NAP          NAP           NAP          NAP               NAP
    55        07/11/07       08/10/11        NAP          NAP           NAP          NAP               NAP
    57        07/05/07       02/04/15        NAP          NAP           NAP          NAP               NAP
    58           NAP           NAP        07/11/07      01/10/15        NAP          NAP      Interest Differential
    61        07/11/07       08/10/14        NAP          NAP           NAP          NAP               NAP
    62        07/11/07       09/10/14        NAP          NAP           NAP          NAP               NAP
    64        07/11/07       09/10/14        NAP          NAP           NAP          NAP               NAP
    67           NAP           NAP        07/11/07      09/10/14        NAP          NAP      Interest Differential
    68        07/11/07       10/10/14        NAP          NAP           NAP          NAP               NAP
    69           NAP           NAP        07/11/07      02/10/15        NAP          NAP      Interest Differential
    70           NAP           NAP        07/11/07      09/10/24        NAP          NAP      PV Yield Differential
    71        07/11/07       02/10/15        NAP          NAP           NAP          NAP               NAP
    74        07/11/07       07/10/14        NAP          NAP           NAP          NAP               NAP
    76        07/05/07       03/04/15        NAP          NAP           NAP          NAP               NAP
    78        07/11/07       11/10/11        NAP          NAP           NAP          NAP               NAP
    81        07/11/07       08/10/14        NAP          NAP           NAP          NAP               NAP
    82           NAP           NAP        01/11/09      09/10/09        NAP          NAP          Present Value
    84        07/11/07       10/10/14        NAP          NAP           NAP          NAP               NAP
    85        07/11/07       11/10/14        NAP          NAP           NAP          NAP               NAP
    86        07/05/07       12/04/14        NAP          NAP           NAP          NAP               NAP
    87        07/11/07       11/10/11        NAP          NAP           NAP          NAP               NAP
    88        07/05/07       12/04/14        NAP          NAP           NAP          NAP               NAP
    89           NAP           NAP        07/11/07      02/10/15        NAP          NAP      Interest Differential
    90        07/11/07       02/10/15        NAP          NAP           NAP          NAP               NAP
    92        07/05/07       02/04/15        NAP          NAP           NAP          NAP               NAP
    93        07/11/07       01/10/15        NAP          NAP           NAP          NAP               NAP
    95        07/11/07       01/10/15        NAP          NAP           NAP          NAP               NAP
    96        07/05/07       03/04/15        NAP          NAP           NAP          NAP               NAP
    97        07/11/07       11/10/14        NAP          NAP           NAP          NAP               NAP
    98        07/11/07       12/10/14        NAP          NAP           NAP          NAP               NAP
    99        07/05/07       03/04/15        NAP          NAP           NAP          NAP               NAP
   100        07/11/07       12/10/14        NAP          NAP           NAP          NAP               NAP
   102        07/11/07       11/10/14        NAP          NAP           NAP          NAP               NAP
   103        07/11/07       11/10/14        NAP          NAP           NAP          NAP               NAP
   104        07/11/07       02/10/15        NAP          NAP           NAP          NAP               NAP
   105           NAP           NAP        04/11/07      01/10/10        NAP          NAP      Interest Differential
   106        07/11/07       11/10/14        NAP          NAP           NAP          NAP               NAP
   107        07/11/07       09/10/14        NAP          NAP           NAP          NAP               NAP
   108        07/11/07       11/10/14        NAP          NAP           NAP          NAP               NAP
   109        07/11/07       03/10/15        NAP          NAP           NAP          NAP               NAP
   110        07/11/07       02/10/15        NAP          NAP           NAP          NAP               NAP
   111        07/05/07       11/04/11        NAP          NAP           NAP          NAP               NAP
   112        07/05/07       02/04/12        NAP          NAP           NAP          NAP               NAP
   113           NAP           NAP        06/05/05      05/04/08        NAP          NAP      Interest Differential
   115        07/11/07       03/10/15        NAP          NAP           NAP          NAP               NAP
   116        07/05/07       02/04/15        NAP          NAP           NAP          NAP               NAP
   117        07/11/07       11/10/14        NAP          NAP           NAP          NAP               NAP
   118        07/11/07       02/10/25        NAP          NAP           NAP          NAP               NAP
   121        07/11/07       01/10/15        NAP          NAP           NAP          NAP               NAP
   122        07/05/07       01/04/15        NAP          NAP           NAP          NAP               NAP

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE CAROLINA PLACE NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS CP-1, CP-2 AND CP-3 CERTIFICATES. THE CAROLINA PLACE
NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.

    1b        07/11/07       07/10/09        NAP          NAP           NAP          NAP               NAP




                                      YIELD
                                  MAINTENANCE
                                    INTEREST
                                      RATE
                   YIELD           CONVERTED            YIELD
               MAINTENANCE         TO MONTHLY       MAINTENANCE                          PROPERTY
   LOAN          INTEREST           MORTGAGE        DISCOUNTING          PROPERTY          SIZE
  NUMBER           RATE               RATE            HORIZON             SIZE             TYPE         YEAR BUILT
---------------------------------------------------------------------------------------------------------------------

    1              NAP                NAP               NAP                   595,869       SF            1991
    2              NAP                NAP               NAP                   225,651       SF         2000 & 2001
    3              NAP                NAP               NAP                   449,289       SF          1986-1992
    4              NAP                NAP               NAP                   381,933       SF            1960
    5              NAP                NAP               NAP                   355,186       SF            1986
    6              NAP                NAP               NAP                   333,621       SF            1979
---------------------------------------------------------------------------------------------------------------------

    7              NAP                NAP               NAP                    71,468       SF            1999
    8              NAP                NAP               NAP                    60,000       SF            1998
    9              NAP                NAP               NAP                    43,900       SF            1999
    10             NAP                NAP               NAP                    43,130       SF            1996
    11             NAP                NAP               NAP                    43,130       SF            1996
    12             NAP                NAP               NAP                    39,293       SF            1997
    13             NAP                NAP               NAP                    42,800       SF            1994
    14             NAP                NAP               NAP                    35,699       SF            1989
    15             NAP                NAP               NAP                    36,985       SF            1989
    16             NAP                NAP               NAP                    36,168       SF            1989
    17             NAP                NAP               NAP                    32,800       SF            1985
    18             NAP                NAP               NAP                    32,800       SF            1986
---------------------------------------------------------------------------------------------------------------------
    21             NAP                NAP               NAP                   275,341       SF            1985
    22             NAP                NAP               NAP                   191,151       SF            1981
    25             NAP                NAP               NAP                   157,912       SF            1993
    26             NAP                NAP               NAP                   202,107       SF            1985
    27             NAP                NAP               NAP                   152,076       SF         1991 & 1995
    28             NAP                NAP               NAP                   531,260       SF            1978
    29             NAP                NAP               NAP                    64,538       SF            1990
    31             NAP                NAP               NAP                   618,972       SF            1967
    32             NAP                NAP               NAP                   100,457       SF            1985
    33             NAP                NAP               NAP                    97,538       SF            1987
    34             NAP                NAP               NAP                       150     Units           2004
    37             NAP                NAP               NAP                   152,134       SF            1991
---------------------------------------------------------------------------------------------------------------------
    39     US Obligations Flat        Yes          Lesser of WAL              277,303       SF
                                                   and Maturity
   39a                                                                        136,200       SF            1970
   39b                                                                         77,751       SF            1965
   39c                                                                         38,352       SF            1965
   39d                                                                         25,000       SF            1968
---------------------------------------------------------------------------------------------------------------------
    40             NAP                NAP               NAP            71,404 (Note 6)      SF         1996 & 2004
    41             NAP                NAP               NAP                    90,273       SF            1992
    42             NAP                NAP               NAP                   502,440       SF            1995
    43             NAP                NAP               NAP                   137,264       SF         1982 & 1986
    45             NAP                NAP               NAP                   188,009       SF         1984 & 1986
    46             NAP                NAP               NAP                   350,319       SF            1982
    47             NAP                NAP               NAP                   125,256       SF            1970
    48             NAP                NAP               NAP                    79,259       SF            2004
    49             NAP                NAP               NAP                    87,695       SF            1988
    50             NAP                NAP               NAP                    86,180       SF            1992
    51             NAP                NAP               NAP                    66,651       SF            1986
    52             NAP                NAP               NAP                   133,336       SF            1974
    53             NAP                NAP               NAP                    73,892       SF            1993
    54             NAP                NAP               NAP                    86,819       SF            1989
    55             NAP                NAP               NAP                    85,565       SF         2002 & 2004
    57             NAP                NAP               NAP                   162,637       SF            1969
    58        Treasury Flat            No             Maturity                101,377       SF            1986
    61             NAP                NAP               NAP                    71,320       SF            1983
    62             NAP                NAP               NAP                   167,217       SF            2004
    64             NAP                NAP               NAP                    53,504       SF            1982
    67        Treasury Flat            No             Maturity                 62,400       SF            1990
    68             NAP                NAP               NAP                    10,000       SF            1900
    69        Treasury Flat            No             Maturity                 80,337       SF            1979
    70        Treasury Flat           Yes               WAL                    66,718       SF            2000
    71             NAP                NAP               NAP                   169,399       SF            1983
    74             NAP                NAP               NAP                    47,062       SF            2002
    76             NAP                NAP               NAP                    51,754       SF            1928
    78             NAP                NAP               NAP                   106,019       SF         1988 & 1990
    81             NAP                NAP               NAP                    94,545       SF            1987
    82        Treasury Flat           Yes               WAL                   209,835       SF            1997
    84             NAP                NAP               NAP                    34,127       SF            2004
    85             NAP                NAP               NAP                    66,605       SF            1979
    86             NAP                NAP               NAP                    45,620       SF            1998
    87             NAP                NAP               NAP                    89,521       SF            2000
    88             NAP                NAP               NAP                   205,607       SF            1966
    89        Treasury Flat            No             Maturity                 53,872       SF            1957
    90             NAP                NAP               NAP                    93,026       SF         1974 & 1985
    92             NAP                NAP               NAP                    58,216       SF            1970
    93             NAP                NAP               NAP                    24,205       SF         1956 & 1964
    95             NAP                NAP               NAP                   126,113       SF            1985
    96             NAP                NAP               NAP                    20,200       SF            2005
    97             NAP                NAP               NAP                    78,297       SF            1999
    98             NAP                NAP               NAP                    56,348       SF         1977 & 1986
    99             NAP                NAP               NAP                    80,520       SF            1974
   100             NAP                NAP               NAP                    94,197       SF            2000
   102             NAP                NAP               NAP                    28,119       SF            1978
   103             NAP                NAP               NAP                    64,813       SF            1959
   104             NAP                NAP               NAP                    13,465       SF            2004
   105        Treasury Flat            No             Maturity                 61,370       SF            2000
   106             NAP                NAP               NAP                    44,797       SF            2003
   107             NAP                NAP               NAP                    19,680       SF            2004
   108             NAP                NAP               NAP                    62,375       SF            1967
   109             NAP                NAP               NAP                    40,135       SF            1988
   110             NAP                NAP               NAP                    29,006       SF             NAP
   111             NAP                NAP               NAP                       188     Units           1982
   112             NAP                NAP               NAP                    82,972       SF            1996
   113     US Obligations Flat        Yes          Lesser of WAL               23,578       SF            1989
                                                   and Maturity
   115             NAP                NAP               NAP                    20,445       SF            1966
   116             NAP                NAP               NAP                    13,813       SF            2004
   117             NAP                NAP               NAP                    59,936       SF            1983
   118             NAP                NAP               NAP                    13,824       SF            2005
   121             NAP                NAP               NAP                    11,000       SF            2004
   122             NAP                NAP               NAP                       104     Units           1975

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE CAROLINA PLACE NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS CP-1, CP-2 AND CP-3 CERTIFICATES. THE CAROLINA PLACE
NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.

    1b             NAP                NAP               NAP




                                                                                                                   LARGEST
                            OCCUPANCY                                                                              MAJOR
   LOAN         YEAR        PERCENTAGE     OCCUPANCY                                                               TENANT
  NUMBER     RENOVATED       (NOTE 4)      AS OF DATE                     LARGEST MAJOR TENANT                      NRSF
-----------------------------------------------------------------------------------------------------------------------------

    1           1994           95%          02/21/05    Sears                                                        157,752
    2           NAP            98%          10/01/04    Novo Nordisk Pharmaceuticals, Inc.                           154,101
    3           NAP            94%          12/08/04    Wells Fargo Home Mortgage, Inc.                              277,679
    4           2004           96%          02/01/05    Burlington Coat Factory                                       63,200
    5           NAP            74%          02/28/05    Vertis                                                        57,631
    6           NAP            79%          03/31/05    J.C. Penney                                                   96,108
-----------------------------------------------------------------------------------------------------------------------------

    7           NAP            100%         12/06/04    United Supermarkets, Inc.                                     71,468
    8           NAP            100%         12/06/04    United Supermarkets, Inc.                                     60,000
    9           NAP            100%         12/06/04    United Supermarkets, Inc.                                     43,900
    10          NAP            100%         12/06/04    United Supermarkets, Inc.                                     43,130
    11          NAP            100%         12/06/04    United Supermarkets, Inc.                                     43,130
    12          NAP            100%         12/06/04    United Supermarkets, Inc.                                     39,293
    13          NAP            100%         12/06/04    United Supermarkets, Inc.                                     42,800
    14          NAP            100%         12/06/04    United Supermarkets, Inc.                                     35,699
    15          NAP            100%         12/06/04    United Supermarkets, Inc.                                     36,985
    16          NAP            100%         12/06/04    United Supermarkets, Inc.                                     36,168
    17          NAP            100%         12/06/04    United Supermarkets, Inc.                                     32,800
    18          NAP            100%         12/06/04    United Supermarkets, Inc.                                     32,800
-----------------------------------------------------------------------------------------------------------------------------
    21          NAP            84%          03/31/05    Holiday Spa Health Clubs                                      42,434
    22          2004           87%          02/15/05    Evergreen Resources, Inc.                                     39,632
    25          NAP            100%         11/23/04    Home Depot USA Inc.                                          123,840
    26          2002           89%          01/31/05    State of Florida Department of Management Services            30,687
    27          NAP            93%          02/25/05    Thriftway                                                     46,000
    28          2003           93%          02/05/05    Sears                                                        135,095
    29          NAP            100%         01/01/05    Amey Enterprises                                              41,498
    31          2002           73%          12/22/04    Value City                                                   136,000
    32          NAP            95%          03/23/05    Northside Hospital, Inc.                                      14,649
    33          NAP            83%          05/02/05    KSK Property Management                                        9,567
    34          NAP            86%          02/15/05    NAP                                                              NAP
    37          NAP            94%          12/31/04    Strack & Van Til                                              87,283
-----------------------------------------------------------------------------------------------------------------------------
    39
   39a          1973           100%         01/01/05    Ben Elias Industries Corporation                             136,200
   39b          NAP            100%         01/01/05    Airborne Freight Corp.                                        77,751
   39c          1994           100%         01/01/05    Ben Elias Industries Corporation                              38,352
   39d          NAP            100%         01/01/05    Ply Gem, Inc. (sublet to Pidy Group)                          25,000
-----------------------------------------------------------------------------------------------------------------------------
    40          NAP            93%          01/05/05    A&P Ground Lease                                              50,760
    41          NAP            100%         03/07/05    Food Emporium                                                 50,000
    42          2004           100%         10/01/04    Unisource Worldwide, Inc.                                    502,440
    43          NAP            86%          04/01/05    NAP                                                              NAP
    45          2003           87%          01/17/05    Affiliated Computer Services, Inc.                            61,216
    46          2004           94%          02/05/05    Sears                                                         87,420
    47          1992           93%          03/29/05    The St. Paul Companies, Inc.                                  18,391
    48          NAP            94%          04/08/05    Yale New Haven Ambulatory Services Corp.                      31,702
    49          2004           98%          01/25/05    Chuck E Cheese                                                12,750
    50          NAP            100%         02/16/05    Food 4 Less                                                   40,320
    51          NAP            100%         04/04/05    Premier Destination                                           11,774
    52          1992           100%         02/11/05    Sam's Club                                                   133,336
    53          NAP            100%         02/24/05    Food 4 Less                                                   30,000
    54          NAP            87%          01/14/05    Circuit City                                                  32,500
    55          NAP            98%          03/16/05    Kash n Karry                                                  49,430
    57          2000           95%          12/06/04    Food Lion                                                     40,482
    58          NAP            91%          03/01/05    North Dallas Executive Suites                                 36,130
    61          NAP            96%          04/01/05    Resource Consultants Inc.                                     11,800
    62          NAP            100%         10/08/04    Long Beach Automotive Distributors, Inc.                     167,217
    64          NAP            100%         03/01/05    Ralphs # 101                                                  41,259
    67          NAP            93%          02/01/05    Global Closeout Inc.                                          10,000
    68          NAP            100%         11/17/04    RC Madison Corp.                                               2,505
    69          2002           93%          03/25/05    Gart Bros Sporting Goods                                      32,945
    70          NAP            100%         01/01/05    Blue Fox Operations                                           66,718
    71          NAP            84%          12/01/04    Watters & Watters, Inc.                                       31,056
    74          NAP            87%          02/28/05    Staples                                                       23,800
    76          2004           92%          03/01/05    Vanguard Theater                                               4,251
    78          NAP            98%          11/23/04    GSA                                                           24,517
    81          NAP            100%         03/15/05    Copley Press Inc.                                             18,764
    82          NAP            100%         01/31/05    Things Remembered, Inc.                                      209,835
    84          NAP            93%          03/01/05    Blockbuster Video                                              5,047
    85          2002           97%          11/01/04    M.A. Mortenson Company                                         9,219
    86          NAP            89%          11/16/04    Millennium Properties, Inc.                                    6,943
    87          NAP            95%          12/22/04    Alcoa CSI, Inc.                                               39,821
    88          2005           97%          12/31/04    Forman Mills                                                  54,936
    89          1996           100%         12/21/04    Marshalls of MA, Inc.                                         53,872
    90          2000           98%          03/23/05    Oakwood Hospital                                              15,972
    92          2003           85%          03/07/05    Simplex-Grinnel, LLP                                          15,552
    93          2003           100%         02/28/05    U.S. Postal Service                                           11,535
    95          NAP            86%          01/26/05    United Supermarkets, Inc.                                     35,545
    96          NAP            100%         02/01/05    Elephant Bar                                                   7,500
    97          NAP            100%         11/19/04    Hobby Lobby                                                   56,640
    98          NAP            90%          01/17/05    Mesa Urologists, P.C.                                          4,878
    99          NAP            100%         02/01/05    Big Lots                                                      23,200
   100          2004           94%          11/15/04    NAP                                                              NAP
   102          1994           100%         12/15/04    Hollywood Video                                                4,460
   103          1985           100%         09/15/04    Albertson's                                                   34,441
   104          NAP            100%         03/18/05    Sprint                                                         2,600
   105          NAP            87%          11/17/04    NAP                                                              NAP
   106          NAP            100%         12/20/04    Century Surety Company                                        44,797
   107          NAP            100%         11/01/04    Blockbuster Video                                              5,400
   108          2004           92%          12/16/04    EOTech                                                        14,465
   109          NAP            100%         02/21/05    Ketchikan A&P Market                                          29,631
   110          NAP            NAP            NAP       Maguire Partners-1733 Ocean, LLC                              29,006
   111          NAP            88%          01/18/05    NAP                                                              NAP
   112          NAP            97%          03/10/05    NAP                                                              NAP
   113          NAP            100%         03/26/05    Sullivan Wertz McDade & Wallace                               16,450
   115          2003           85%          03/21/05    Eckerd Drug                                                   12,430
   116          NAP            100%         08/31/04    CVS                                                           13,813
   117          2004           100%         12/15/04    Fiesta Warehouse, LLC                                         48,000
   118          NAP            100%         02/01/05    Eckerd Drug                                                   13,824
   121          NAP            100%         03/03/05    Tire Plus                                                      6,920
   122          2004           89%          03/01/05    NAP                                                              NAP

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE CAROLINA PLACE NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS CP-1, CP-2 AND CP-3 CERTIFICATES. THE CAROLINA PLACE
NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.

    1b




                               LARGEST                                                                           SECOND
             LARGEST            MAJOR                                                               SECOND       LARGEST
              MAJOR            TENANT                                                              LARGEST        MAJOR
              TENANT            LEASE                                                               MAJOR        TENANT
   LOAN       NRSF%           MATURITY                                                              TENANT        NRSF%
  NUMBER     (NOTE 4)           DATE                      SECOND LARGEST MAJOR TENANT                NRSF       (NOTE 4)
----------------------------------------------------------------------------------------------------------------------------

    1          26%            07/23/11        J.C. Penney                                             119,652      20%
    2          68%            12/31/14        American Re-Insurance Company                            39,096      17%
    3          62%            05/31/07        Aeroflex/Winschel                                        34,678      8%
    4          17%            08/31/10        Shoppers Food Warehouse                                  56,205      15%
    5          16%            08/31/07        Semmes, Bowen & Semmes                                   51,536      15%
    6          29%            03/01/09        Premier Cinemas                                          24,468      7%
----------------------------------------------------------------------------------------------------------------------------

    7          100%           12/31/19        NAP                                                         NAP      NAP
    8          100%           10/30/18        NAP                                                         NAP      NAP
    9          100%           12/31/19        NAP                                                         NAP      NAP
    10         100%           01/21/17        NAP                                                         NAP      NAP
    11         100%           01/21/17        NAP                                                         NAP      NAP
    12         100%           01/21/17        NAP                                                         NAP      NAP
    13         100%           01/21/17        NAP                                                         NAP      NAP
    14         100%           09/30/14        NAP                                                         NAP      NAP
    15         100%           09/30/14        NAP                                                         NAP      NAP
    16         100%           09/30/14        NAP                                                         NAP      NAP
    17         100%           12/31/12        NAP                                                         NAP      NAP
    18         100%           12/31/12        NAP                                                         NAP      NAP
----------------------------------------------------------------------------------------------------------------------------
    21         15%            01/31/06        Premier Office Centers, LLC                              15,162      6%
    22         21%            04/30/08        Invesco Private Capital                                  13,211      7%
    25         78%            01/31/18        Circuit City                                             34,072      22%
    26         15%            01/31/10        Unisys Corporation                                       13,244      7%
    27         30%            06/30/11        Rite-Aid                                                 31,456      21%
    28         25%            07/25/08        J.C. Penney                                              96,108      18%
    29         64%            12/31/13        Creative Kids Gym                                         3,214      5%
    31         22%            01/31/08        Forman Mills, Inc.                                       66,528      11%
    32         15%            01/31/08        Obstetrics & Gynecology of Atlanta                       13,596      14%
    33         10%            03/31/10        Headsets.com, Inc.                                        7,897      8%
    34         NAP               NAP          NAP                                                         NAP      NAP
    37         57%            11/30/21        Fashion Bug                                               9,000      6%
----------------------------------------------------------------------------------------------------------------------------
    39
   39a         100%           01/31/15        NAP                                                         NAP      NAP
   39b         100%           05/31/07        NAP                                                         NAP      NAP
   39c         100%           01/31/15        NAP                                                         NAP      NAP
   39d         100%           12/31/07        NAP                                                         NAP      NAP
----------------------------------------------------------------------------------------------------------------------------
    40         71%            11/30/34        Applebee's Ground Lease                                   5,411      8%
    41         55%            04/30/17        Bartell Drug                                             14,449      16%
    42         100%           01/31/15        NAP                                                         NAP      NAP
    43         NAP               NAP          NAP                                                         NAP      NAP
    45         33%            05/31/10        Smith & Carson, Inc.                                     24,553      13%
    46         25%            06/30/14        Belk                                                     86,416      25%
    47         15%            07/31/06        First Horizons Home Loan Corporation                      9,895      8%
    48         40%       06/30/14; 06/30/19   Yale-New Haven Hospital, Inc.                            24,031      30%
    49         15%            10/31/11        Tuesday Morning                                          12,000      14%
    50         47%            11/12/06        Walgreens                                                13,990      16%
    51         18%            08/31/08        China Bay Club                                            7,219      11%
    52         100%           05/09/17        NAP                                                         NAP      NAP
    53         41%            09/30/13        Walgreens                                                14,000      19%
    54         37%            01/31/10        Tuesday Morning                                           7,160      8%
    55         58%            11/01/22        Good Year (Outparcel)                                     6,835      8%
    57         25%            06/30/20        Ice Man / Mr. Kicks                                      31,384      19%
    58         36%            12/31/11        Unimed Direct, LLC                                        5,750      6%
    61         17%            07/06/10        Sprint Spectrum L.P.                                      8,044      11%
    62         100%           10/14/19        NAP                                                         NAP      NAP
    64         77%            04/29/10        Walgreens Ground Lease                                      NAP      NAP
    67         16%               MTM          Polo/Ralph Lauren                                         7,800      13%
    68         25%            02/28/11        Poupetto's                                                1,000    10.00%
    69         41%            01/31/15        Movie Traders (Blockbuster)                               8,640      11%
    70         100%           12/31/29        NAP                                                         NAP      NAP
    71         18%            01/31/12        Packaging Corp of America                                15,704      9%
    74         51%            12/31/17        Baja Fresh                                                3,013      6%
    76          8%            02/14/09        Marino Antonis Salon                                      4,187      8%
    78         23%            12/31/07        T-Mobile USA                                             10,695      10%
    81         20%            07/31/10        Videotel, Inc.                                            7,152      8%
    82         100%           12/30/13        NAP                                                         NAP      NAP
    84         15%            05/31/09        Avondale Hills Dental                                     2,400      7%
    85         14%            01/31/14        Core Design, Inc.                                         8,532      13%
    86         15%            03/01/08        Red Rock Training Center                                  6,000      13%
    87         44%            02/28/11        Eli Lilly & Company                                      12,200      14%
    88         27%            03/31/09        Food Depot (Red Run Corp.)                               49,833      24%
    89         100%           12/31/13        NAP                                                         NAP      NAP
    90         17%            06/30/06        Rite-Aid                                                 11,352      12%
    92         27%            07/31/10        Fumuso, Kelly, DeVarna, Snyder Swart & Farrel            11,722      20%
    93         48%            11/09/14        C'est Si Bon                                              3,550      15%
    95         28%            10/31/10        Hastings Entertainment                                   22,596      18%
    96         37%            03/31/25        El Gran Burrito                                           2,200      11%
    97         72%            07/31/19        Furniture Factory                                        21,657      28%
    98          9%            05/31/07        East Valley Pediatrics, PLC                               4,760      8%
    99         29%            11/30/08        Factory 2-U (National Stores)                            21,440      27%
   100         NAP               NAP          NAP                                                         NAP      NAP
   102         16%            12/31/12        Burbank Dance Biz                                         4,300      15%
   103         53%            11/30/10        Harbor Freight Tools                                     15,465      24%
   104         19%            12/31/09        Camille's Sidewalk Cafe                                   2,417      18%
   105         NAP               NAP          NAP                                                         NAP      NAP
   106         100%           10/31/13        NAP                                                         NAP      NAP
   107         27%            08/31/14        Double JD, LLC                                            2,100      11%
   108         23%            08/31/06        The Regents of U of M                                     7,669      12%
   109         74%            04/30/13        Napa Auto Parts                                           6,326      16%
   110         100%           10/15/86        NAP                                                         NAP      NAP
   111         NAP               NAP          NAP                                                         NAP      NAP
   112         NAP               NAP          NAP                                                         NAP      NAP
   113         70%            06/30/08        Rio Do Gado                                               7,128      30%
   115         61%            01/15/24        Hollywood Video                                           5,019      25%
   116         100%           07/06/24        NAP                                                         NAP      NAP
   117         80%            06/30/29        Pizza Party                                               3,695      6%
   118         100%           02/17/25        NAP                                                         NAP      NAP
   121         63%            12/31/19        Quiznos                                                   1,376      13%
   122         NAP               NAP          NAP                                                         NAP      NAP

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE CAROLINA PLACE NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS CP-1, CP-2 AND CP-3 CERTIFICATES. THE CAROLINA PLACE
NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.

    1b




                  SECOND
                  LARGEST                                                                                    THIRD
                   MAJOR                                                                        THIRD       LARGEST
                  TENANT                                                                       LARGEST       MAJOR
                  LEASE                                                                         MAJOR       TENANT
   LOAN           MATURITY                                                                     TENANT        NRSF%
  NUMBER           DATE                           THIRD LARGEST MAJOR TENANT                    NRSF        (NOTE 4)
-----------------------------------------------------------------------------------------------------------------------

    1            05/31/11        The Limited/Limited Too/Bath & Body Works                        22,616      4%
    2            09/30/06        Predix Pharmaceuticals, Inc. (Sublease to ZS Associates)         25,338      11%
    3            02/28/11        Signal Solutions                                                 20,000      4%
    4            11/30/16        Marshall's                                                       30,450      8%
    5            04/30/08        GSA                                                              41,000      12%
    6            05/31/13        Express/Bath & Body                                               9,477      3%
-----------------------------------------------------------------------------------------------------------------------

    7               NAP          NAP                                                                 NAP      NAP
    8               NAP          NAP                                                                 NAP      NAP
    9               NAP          NAP                                                                 NAP      NAP
    10              NAP          NAP                                                                 NAP      NAP
    11              NAP          NAP                                                                 NAP      NAP
    12              NAP          NAP                                                                 NAP      NAP
    13              NAP          NAP                                                                 NAP      NAP
    14              NAP          NAP                                                                 NAP      NAP
    15              NAP          NAP                                                                 NAP      NAP
    16              NAP          NAP                                                                 NAP      NAP
    17              NAP          NAP                                                                 NAP      NAP
    18              NAP          NAP                                                                 NAP      NAP
-----------------------------------------------------------------------------------------------------------------------
    21           10/31/07        Savin Corporation                                                11,426      4%
    22           04/20/06        J. Walter Thompson USA                                           13,036      7%
    25           01/31/19        NAP                                                                 NAP      NAP
    26           09/30/06        Citigroup Global Markets Inc.                                    12,119      6%
    27           06/30/11        Hollywood Video                                                   6,551      4%
    28           01/31/09        Parisian Women                                                   50,000      9%
    29           12/31/09        Zip Fusion & Peppemint Cafe                                       2,967      5%
    31           11/30/09        Furniture Galaxy                                                 40,000      6%
    32           04/30/10        Atlanta Plastic Surgery, PA                                      12,432      12%
    33           04/30/08        San Francisco Multispecialty Medical                              5,497      6%
    34              NAP          NAP                                                                 NAP      NAP
    37           01/31/07        Blockbuster Video                                                 6,500      4%
-----------------------------------------------------------------------------------------------------------------------
    39
   39a              NAP          NAP                                                                 NAP      NAP
   39b              NAP          NAP                                                                 NAP      NAP
   39c              NAP          NAP                                                                 NAP      NAP
   39d              NAP          NAP                                                                 NAP      NAP
-----------------------------------------------------------------------------------------------------------------------
    40           05/31/17        Outlet Wines and Liquors                                          3,878      5%
    41           04/30/07        Hollywood Video                                                   6,950      8%
    42              NAP          NAP                                                                 NAP      NAP
    43              NAP          NAP                                                                 NAP      NAP
    45           10/31/06        Alteon Websystems, Inc.                                          23,185      12%
    46           08/03/07        Carmike Cinemas                                                  31,790      9%
    47           08/31/08        United Sleep Medicine, LLC                                        9,889      8%
    48      06/30/14; 06/30/19   Medical Oncology & Hematology, P.C.                               5,400      7%
    49           07/15/08        Select Furnishings                                               10,500      12%
    50           06/30/31        Kragen Auto Parts                                                 7,200      8%
    51           08/31/05        Massimo Mancuso                                                   6,200      9%
    52              NAP          NAP                                                                 NAP      NAP
    53           11/30/33        Gen-X Clothing                                                    6,595      9%
    54           12/31/08        Virginia Lottery                                                  7,110      8%
    55           10/31/19        Crispers                                                          5,500      6%
    57           04/30/07        Super Fitness (West)                                             20,665      13%
    58           02/28/10        Medical Management                                                4,387      4%
    61           09/30/05        Burns & Wilcox Ltd.                                               6,998      10%
    62              NAP          NAP                                                                 NAP      NAP
    64           07/31/79        Blockbuster Video                                                 6,250      12%
    67           05/31/09        Timberland                                                        4,500      7%
    68           02/28/12        NAP                                                                 NAP      NAP
    69           10/31/09        Half Price Books                                                  8,089      10%
    70              NAP          NAP                                                                 NAP      NAP
    71           11/30/09        Physicians Reliance/Baylor                                       14,880      9%
    74           12/31/09        Diamond Spas                                                      2,524      5%
    76           02/28/10        Royce Educational Inst                                            4,155      8%
    78           05/31/08        American Express                                                  9,130      9%
    81           02/14/07        Repco Sales                                                       6,984      7%
    82              NAP          NAP                                                                 NAP      NAP
    84           06/30/09        #1 Brothers Pizza                                                 2,000      6%
    85           11/30/12        Maritz Marketing Research/Delve                                   7,368      11%
    86           08/31/08        J&J Health Foods                                                  2,440      5%
    87           06/30/06        Clarian Health Partners, Inc.                                    11,676      13%
    88           01/31/18        Cash & Carry (B. Green & Co.)                                    33,640      16%
    89              NAP          NAP                                                                 NAP      NAP
    90           03/31/17        Detroit Business Inst.                                            9,600      10%
    92           07/31/11        Reynolds, Caronia, Gianelli & Hagney, LLP                         5,500      9%
    93           01/31/08        Beautiful Things                                                  1,598      7%
    95           11/30/11        Specialty Retailers, Inc. Bealls For Her                         22,500      18%
    96           07/31/15        Pick Up Stix                                                      2,000      10%
    97           11/30/09        NAP                                                                 NAP      NAP
    98           09/30/05        D. Armstrong, E. Feng, A. Wambo                                   4,502      8%
    99           02/28/09        Hometown Buffet                                                  13,000      16%
   100              NAP          NAP                                                                 NAP      NAP
   102           07/31/07        Under the Sea                                                     4,175      15%
   103           11/30/09        Kragen Automotive                                                 6,195      10%
   104           04/30/15        Maui Taco                                                         2,100      16%
   105              NAP          NAP                                                                 NAP      NAP
   106              NAP          NAP                                                                 NAP      NAP
   107           07/31/12        Palmero's Pizza                                                   1,800      9%
   108           05/31/05        Management Recruiters                                             7,376      12%
   109           05/31/08        Kaptain's Keg                                                     3,441      9%
   110              NAP          NAP                                                                 NAP      NAP
   111              NAP          NAP                                                                 NAP      NAP
   112              NAP          NAP                                                                 NAP      NAP
   113           12/31/09        NAP                                                                 NAP      NAP
   115           05/29/14        NAP                                                                 NAP      NAP
   116              NAP          NAP                                                                 NAP      NAP
   117           03/20/06        Waterman Laundromat                                               2,771      5%
   118              NAP          NAP                                                                 NAP      NAP
   121           12/31/14        Fancy Nails                                                       1,352      12%
   122              NAP          NAP                                                                 NAP      NAP

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE CAROLINA PLACE NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS CP-1, CP-2 AND CP-3 CERTIFICATES. THE CAROLINA PLACE
NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.

    1b




               THIRD                         SECOND           SECOND
              LARGEST         SECOND          MOST            MOST
               MAJOR          MOST           RECENT          RECENT           SECOND          SECOND
              TENANT         RECENT           YEAR            YEAR             MOST            MOST          SECOND
               LEASE          YEAR         STATEMENT        STATEMENT         RECENT          RECENT          MOST
   LOAN      MATURITY       STATEMENT      NUMBER OF         ENDING            YEAR            YEAR          RECENT
  NUMBER       DATE           TYPE           MONTHS           DATE           REVENUES        EXPENSES       YEAR NOI
------------------------------------------------------------------------------------------------------------------------

    1        01/31/07       Full Year          12           12/31/03           18,392,671       5,089,328    13,303,343
    2        06/30/11       Full Year          12           12/31/03            6,968,823       2,286,905     4,681,918
    3        12/31/05       Full Year          12           12/31/03            5,811,545       1,353,746     4,457,799
    4        05/31/09       Full Year          12           12/31/03            4,396,168       1,102,806     3,293,362
    5        06/25/07       Full Year          12           12/31/03            7,619,078       3,552,831     4,066,247
    6        01/31/08       Full Year          12           12/31/03            7,172,983       3,379,896     3,793,087
------------------------------------------------------------------------------------------------------------------------

    7           NAP            UAV            UAV              UAV                    UAV             UAV           UAV
    8           NAP            UAV            UAV              UAV                    UAV             UAV           UAV
    9           NAP            UAV            UAV              UAV                    UAV             UAV           UAV
    10          NAP            UAV            UAV              UAV                    UAV             UAV           UAV
    11          NAP            UAV            UAV              UAV                    UAV             UAV           UAV
    12          NAP            UAV            UAV              UAV                    UAV             UAV           UAV
    13          NAP            UAV            UAV              UAV                    UAV             UAV           UAV
    14          NAP            UAV            UAV              UAV                    UAV             UAV           UAV
    15          NAP            UAV            UAV              UAV                    UAV             UAV           UAV
    16          NAP            UAV            UAV              UAV                    UAV             UAV           UAV
    17          NAP            UAV            UAV              UAV                    UAV             UAV           UAV
    18          NAP            UAV            UAV              UAV                    UAV             UAV           UAV
------------------------------------------------------------------------------------------------------------------------
    21       04/30/06       Full Year          12           12/31/03            5,253,784       2,635,140     2,618,643
    22       07/14/08       Full Year          12           12/31/03            4,806,666       1,659,531     3,147,135
    25          NAP         Full Year          12           12/31/03            2,857,968          26,858     2,831,110
    26       05/31/10       Full Year          12           12/31/03            3,525,526       1,862,798     1,662,728
    27       12/31/10       Full Year          12           12/31/03            2,762,326         756,792     2,005,534
    28       08/31/08       Full Year          12           12/31/03            4,013,306       1,191,634     2,821,672
    29       02/28/15       Full Year          12           12/31/03            1,920,523         322,825     1,597,698
    31       11/30/06       Full Year          12           12/31/03            5,849,801       2,866,437     2,983,364
    32       04/30/06       Full Year          12           12/31/03            2,971,472         992,926     1,978,546
    33       03/31/08       Full Year          12           12/31/03            3,616,716       1,737,304     1,879,412
    34          NAP            UAV            UAV              UAV                    UAV             UAV           UAV
    37       09/30/05       Full Year          12           12/31/03            1,909,577         633,584     1,275,993
------------------------------------------------------------------------------------------------------------------------
    39                         UAV            UAV              UAV                    UAV             UAV           UAV
   39a          NAP
   39b          NAP
   39c          NAP
   39d          NAP
------------------------------------------------------------------------------------------------------------------------
    40       05/31/14          UAV            UAV              UAV                    UAV             UAV           UAV
    41       07/31/07       Full Year          12           12/31/03            1,742,133         291,052     1,451,081
    42          NAP            UAV            UAV              UAV                    UAV             UAV           UAV
    43          NAP         Full Year          12           12/31/03            1,860,572         614,032     1,246,540
    45       02/28/06       Full Year          12           12/31/03            3,751,544       1,597,254     2,154,290
    46       08/31/24       Full Year          12           12/31/03            2,515,833         737,387     1,778,446
    47       05/31/09       Full Year          12           12/31/03            1,941,184         648,108     1,293,076
    48       10/24/14          UAV            UAV              UAV                    UAV             UAV           UAV
    49       12/31/09       Full Year          12           12/31/03            1,320,797         363,563       957,235
    50       02/28/08       Full Year          12           12/31/03            1,484,620         456,749     1,027,871
    51       12/31/19       Full Year          12           10/31/03            1,911,698         621,517     1,290,181
    52          NAP         Full Year          12           12/31/03              957,572          17,064       940,508
    53       03/31/14       Full Year          12           12/31/03            1,536,182         683,307       852,875
    54       06/14/07       Full Year          12           12/31/03            1,066,492         270,583       795,909
    55       05/30/13          UAV            UAV              UAV                    UAV             UAV           UAV
    57       06/30/09       Full Year          12           12/31/03            1,306,637         374,962       931,675
    58       01/31/08       Full Year          12           12/31/03            1,976,069         911,771     1,064,299
    61       03/31/06       Full Year          12           12/31/03            1,288,965         552,936       736,029
    62          NAP            UAV            UAV              UAV                    UAV             UAV           UAV
    64       01/31/10       Full Year          12           12/31/03              826,029         159,415       666,614
    67       01/31/10       Full Year          12           12/31/03            1,269,227         377,481       891,746
    68          NAP         Full Year          12           12/31/03            1,230,092         449,151       780,940
    69       12/06/05       Full Year          12           12/31/03            1,005,789         365,655       640,134
    70          NAP         Full Year          12           12/31/03            1,306,512             383     1,306,129
    71       06/30/06       Full Year          12           12/31/03            1,265,359         503,903       761,456
    74       04/30/07       Full Year          12           12/31/03              680,836         128,461       552,375
    76       08/01/09          UAV            UAV              UAV                    UAV             UAV           UAV
    78       07/31/06       Full Year          12           12/31/03            1,624,637         651,232       973,405
    81       09/30/05       Full Year          12           12/31/03              915,309         237,962       677,347
    82          NAP         Full Year          12           12/31/03              828,852           8,458       820,394
    84       03/31/09          UAV            UAV              UAV                    UAV             UAV           UAV
    85       08/31/06       Full Year          12           12/31/03            1,452,621         490,979       961,642
    86       02/28/06       Full Year          12           12/31/03              625,073         282,303       342,769
    87       09/30/09       Full Year          12           12/31/03            1,402,970         421,425       981,545
    88       05/31/13       Full Year          12           12/31/03            1,043,767         380,689       663,078
    89          NAP         Full Year          12           12/31/03              526,720          13,300       513,420
    90       07/31/08       Full Year          12           12/31/03              879,289         226,662       652,627
    92       05/31/14       Full Year          12           12/31/03              458,974         201,265       257,709
    93       04/30/07       Full Year          12           12/31/03              610,129         128,034       482,095
    95       01/31/06       Full Year          12           12/31/03              754,173         114,363       639,810
    96       07/31/15          UAV            UAV              UAV                    UAV             UAV           UAV
    97          NAP         Full Year          12           12/31/03              792,830         162,074       630,756
    98       09/30/06       Full Year          12           12/31/03            1,146,607         460,879       685,728
    99       12/31/06       Full Year          12           12/31/03              836,364         173,824       662,540
   100          NAP         Full Year          12           12/31/03              595,283         211,163       384,120
   102       03/31/07       Full Year          12           12/31/03              521,415          92,395       429,019
   103       09/30/05       Full Year          12           12/31/03              644,373         164,484       479,889
   104       11/30/14          UAV            UAV              UAV                    UAV             UAV           UAV
   105          NAP        Annualized          7            12/31/03              797,900         348,813       449,087
   106          NAP            UAV            UAV              UAV                    UAV             UAV           UAV
   107       06/30/11          UAV            UAV              UAV                    UAV             UAV           UAV
   108       05/31/06       Full Year          12           12/31/03              895,497         589,681       305,817
   109       04/30/06       Full Year          12           12/31/03              641,083          69,323       571,760
   110          NAP         Full Year          12           12/31/03              598,500               0       598,500
   111          NAP         Full Year          12           12/31/03            1,176,116         645,205       530,911
   112          NAP         Full Year          12           12/31/03              756,689         321,414       435,275
   113          NAP        Trailing 12         12           04/30/03              582,251         352,695       229,556
   115          NAP            UAV            UAV              UAV                    UAV             UAV           UAV
   116          NAP            UAV            UAV              UAV                    UAV             UAV           UAV
   117       04/30/08          UAV            UAV              UAV                    UAV             UAV           UAV
   118          NAP            UAV            UAV              UAV                    UAV             UAV           UAV
   121       12/31/09          UAV            UAV              UAV                    UAV             UAV           UAV
   122          NAP         Full Year          12           12/31/03              584,943         229,976       354,967

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE CAROLINA PLACE NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS CP-1, CP-2 AND CP-3 CERTIFICATES. THE CAROLINA PLACE
NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.

    1b




                                                                                       MOST
                                                                 MOST                CURRENT
                SECOND                                       CURRENT YEAR              YEAR           MOST            MOST
                 MOST             MOST CURRENT                STATEMENT             STATEMENT        CURRENT        CURRENT
   LOAN      RECENT YEAR              YEAR                    NUMBER OF               ENDING          YEAR            YEAR
  NUMBER       NOI DSCR          STATEMENT TYPE                 MONTHS                 DATE         REVENUES        EXPENSES
--------------------------------------------------------------------------------------------------------------------------------

    1       1.88 (Note 5)          Full Year                      12                 12/31/04         19,084,282      5,135,034
    2            1.61             Trailing-12                     12                 11/30/04          6,374,421      2,350,365
    3            1.29              Annualized                     11                 11/30/04          6,257,663      1,371,591
    4            1.27              Full Year                      12                 12/31/04          4,520,497      1,172,128
    5            1.65              Annualized                     11                 11/30/04          7,487,805      3,487,781
    6            1.39              Full Year                      12                 09/30/04          7,406,852      3,439,960
--------------------------------------------------------------------------------------------------------------------------------

    7            UAV               Annualized                     11                 11/30/04            638,004          6,423
    8            UAV               Annualized                     11                 11/30/04            614,520        142,380
    9            UAV               Annualized                     11                 11/30/04            396,000          4,595
    10           UAV               Annualized                     11                 11/30/04            372,750          4,678
    11           UAV               Annualized                     11                 11/30/04            341,250            597
    12           UAV               Annualized                     11                 11/30/04            299,250          4,803
    13           UAV               Annualized                     11                 11/30/04            297,233          4,511
    14           UAV               Annualized                     11                 11/30/04            231,323            600
    15           UAV               Annualized                     11                 11/30/04            230,477            921
    16           UAV               Annualized                     11                 11/30/04            225,081            600
    17           UAV               Annualized                     11                 11/30/04            110,254            900
    18           UAV               Annualized                     11                 11/30/04             98,999          3,827
--------------------------------------------------------------------------------------------------------------------------------
    21           1.13         Annualized 10 Month       10 (Jan-Mar / May-Nov)       11/30/04          4,797,500      1,912,760
    22           1.48             Trailing-12                     12                 09/30/04          4,888,627      1,680,061
    25      1.19 (Note 7)          Annualized                     9                  09/30/04          2,909,417         30,924
    26           0.98              Full Year                      12                 12/31/04          3,848,276      1,820,593
    27           1.31              Annualized                     9                  09/30/04          2,643,663        762,384
    28           1.50              Full Year                      12                 12/31/04          4,213,769      1,263,708
    29           1.04              Full Year                      12                 12/31/04          2,804,723        332,944
    31           1.96             Trailing 12                     12                 11/30/04          6,068,516      3,031,031
    32           1.43              Full Year                      12                 12/31/04          3,003,754      1,019,672
    33           1.48              Full Year                      12                 12/31/04          3,465,676      1,751,428
    34           UAV                  UAV                        UAV                   UAV                   UAV            UAV
    37           1.18              Annualized                     2                  08/31/04          2,052,354        422,830
--------------------------------------------------------------------------------------------------------------------------------
    39           UAV                  UAV                        UAV                   UAV                   UAV            UAV
   39a
   39b
   39c
   39d
--------------------------------------------------------------------------------------------------------------------------------
    40           UAV                  UAV                        UAV                   UAV                   UAV            UAV
    41           1.53              Full Year                      12                 12/31/04          1,721,523        289,917
    42           UAV                  UAV                        UAV                   UAV                   UAV            UAV
    43           1.30              Annualized                     9                  09/30/04          2,048,414        570,848
    45           2.31              Annualized                     10                 10/31/04          2,861,351      1,434,846
    46           1.56              Full Year                      12                 12/31/04          2,770,155        835,608
    47           1.39              Annualized                     9                  09/30/04          2,095,669        566,117
    48           UAV                  UAV                        UAV                   UAV                   UAV            UAV
    49           1.04              Full Year                      12                 12/31/04          1,362,619        390,635
    50           1.24              Full Year                      12                 12/31/04          1,486,191        424,631
    51           1.54              Full Year                      12                 12/31/04          2,093,385        671,213
    52           1.27              Full Year                      12                 12/31/04            954,255         29,322
    53           1.13              Full Year                      12                 12/31/04          1,832,499        703,234
    54           1.11              Full Year                      12                 12/31/04          1,116,306        277,701
    55           UAV               Annualized                     9                  09/30/04          1,410,376        367,435
    57           1.28              Full Year                      12                 12/31/04          1,456,646        362,453
    58           1.55              Full Year                      12                 12/31/04          1,653,818        819,608
    61           1.13              Annualized                     9                  09/30/04          1,209,707        500,936
    62           UAV                  UAV                        UAV                   UAV                   UAV            UAV
    64           1.12             Trailing-12                     12                 06/30/04            851,852        169,243
    67           1.41              Full Year                      12                 12/31/04          1,341,984        340,843
    68           1.30              Annualized                     9                  09/30/04          1,268,479        111,001
    69           1.13              Full Year                      12                 12/31/04          1,065,176        425,333
    70           1.76              Full Year                      12                 12/31/04          1,316,499            674
    71           1.34              Full Year                      12                 12/31/04          1,485,649        459,919
    74           1.03              Annualized                     8                  08/31/04          1,197,698        211,188
    76           UAV               Full Year                      12                 12/31/04          1,065,798        176,932
    78           1.88              Annualized                     9                  09/30/04          1,744,552        682,443
    81           1.39              Annualized                     9                  09/30/04            931,389        230,336
    82           1.74              Annualized                     7                  07/31/04            914,880         15,713
    84           UAV                  UAV                        UAV                   UAV                   UAV            UAV
    85           2.02              Annualized                     10                 10/31/04          1,277,823        502,752
    86           0.70              Full Year                      12                 12/31/04            756,173        264,437
    87           2.10              Annualized                     10                 10/31/04          1,233,083        444,192
    88           1.40              Full Year                      12                 12/31/04            969,479        352,480
    89           1.17              Full Year                      12                 12/31/04            578,592         13,300
    90           1.48              Full Year                      12                 12/31/04            952,172        241,418
    92           0.61          Annualized 6 Month                 6                  12/31/04            487,629        224,137
    93           1.17             Trailing-12                     12                 09/30/04            642,286        138,155
    95           1.54              Annualized                     9                  12/31/04            707,462        154,962
    96           UAV                  UAV                        UAV                   UAV                   UAV            UAV
    97           1.57             Trailing-12                     12                 10/31/04            793,113        170,843
    98           1.69              Full Year                      12                 12/31/04          1,146,866        478,272
    99           1.74              Full Year                      12                 12/31/04            843,057        170,641
   100           0.98             Trailing-12                     12                 09/30/04            674,023        231,972
   102           1.27             Trailing-12                     12                 09/30/04            506,701         91,104
   103           1.45             Trailing-12                     12                 10/31/04            674,076        149,428
   104           UAV                  UAV                        UAV                   UAV                   UAV            UAV
   105           1.73              Full Year                      12                 12/31/04            815,816        341,275
   106           UAV               Annualized                     11                 11/30/04            575,031        257,678
   107           UAV                  UAV                        UAV                   UAV                   UAV            UAV
   108           0.93              Annualized                     10                 10/31/04          1,030,072        563,813
   109           1.90              Full Year                      12                 12/31/04            628,620         79,786
   110           2.95              Full Year                      12                 12/31/04            598,500              0
   111           2.06              Full Year                      12                 12/31/04          1,022,004        642,406
   112           1.65              Full Year                      12                 12/31/04            765,756        322,912
   113           0.79             Trailing 12                     12                 06/30/04            522,244        153,709
   115           UAV               Full Year                      12                 12/31/04            896,462        556,194
   116           UAV                  UAV                        UAV                   UAV                   UAV            UAV
   117           UAV                  UAV                        UAV                   UAV                   UAV            UAV
   118           UAV                  UAV                        UAV                   UAV                   UAV            UAV
   121           UAV                  UAV                        UAV                   UAV                   UAV            UAV
   122           2.01              Full Year                      12                 12/31/04            587,838        301,365

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE CAROLINA PLACE NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS CP-1, CP-2 AND CP-3 CERTIFICATES. THE CAROLINA PLACE
NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.

    1b      1.65 (Note 8)




                               MOST
               MOST          CURRENT                                                                     U/W NCF
   LOAN       CURRENT        YEAR NOI          U/W           U/W                                           DSCR
  NUMBER     YEAR NOI          DSCR         REVENUES       EXPENSES        U/W NOI        U/W NCF        (NOTE 1)
----------------------------------------------------------------------------------------------------------------------

    1         13,949,248  1.97 (Note 5)      20,464,501      6,114,775      14,349,726    13,825,013  1.96 (Note 5)
    2          4,024,056       1.39           7,385,123      2,332,107       5,053,016     4,723,190       1.63
    3          4,886,072       1.42           6,300,759      1,545,556       4,755,203     4,407,766       1.28
    4          3,348,369       1.29           5,137,108      1,309,855       3,827,254     3,541,358       1.36
    5          4,000,024       1.63           7,196,119      3,548,012       3,648,107     3,329,033       1.35
    6          3,966,893       1.45           7,211,223      3,580,518       3,630,705     3,363,038       1.23
----------------------------------------------------------------------------------------------------------------------

    7            631,581       1.53             825,169        263,854         561,315       533,042       1.25
    8            472,140       1.53             789,317        388,880         400,437       376,437       1.25
    9            391,405       1.53             520,085        171,961         348,125       330,565       1.25
    10           368,072       1.53             488,920        160,861         328,060       310,808       1.25
    11           340,653       1.53             454,161        154,679         299,482       282,230       1.25
    12           294,447       1.53             369,486        105,208         264,279       248,562       1.25
    13           292,722       1.53             416,413        157,828         258,584       241,464       1.25
    14           230,723       1.53             323,898        123,440         200,458       185,108       1.25
    15           229,556       1.53             317,227        117,163         200,064       184,160       1.25
    16           224,481       1.53             318,753        124,211         194,542       178,990       1.25
    17           109,354       1.53             166,838         78,924          87,914        73,154       1.25
    18            95,172       1.53             149,862         75,545          74,317        67,757       1.25
----------------------------------------------------------------------------------------------------------------------
    21         2,884,740       1.24           5,481,192      2,158,242       3,322,950     3,053,063       1.31
    22         3,208,566       1.51           4,521,720      1,750,878       2,770,843     2,602,513       1.23
    25         2,878,493  1.21 (Note 7)       2,820,135         99,604       2,720,531     2,687,361  1.13 (Note 7)
    26         2,027,683       1.20           4,074,135      1,953,871       2,120,264     2,048,503       1.21
    27         1,881,279       1.23           2,693,740        734,587       1,959,153     1,854,882       1.22
    28         2,950,061       1.57           4,568,726      1,227,365       3,341,362     2,948,277       1.57
    29         2,471,779       1.60           3,007,795        539,417       2,468,378     2,366,035       1.53
    31         3,037,485       1.99           6,090,503      3,231,021       2,859,483     2,526,235       1.66
    32         1,984,082       1.43           2,878,217      1,011,260       1,866,957     1,705,054       1.23
    33         1,714,248       1.35           3,299,229      1,826,611       1,472,618     1,305,868       1.20
    34               UAV       UAV            1,896,775        667,261       1,229,514     1,192,014       1.20
    37         1,629,524       1.51           2,105,198        627,625       1,477,573     1,417,150       1.31
----------------------------------------------------------------------------------------------------------------------
    39               UAV       UAV            2,703,215        837,888       1,865,327     1,749,938       1.20
   39a
   39b
   39c
   39d
----------------------------------------------------------------------------------------------------------------------
    40               UAV       UAV            1,864,675        716,275       1,148,400     1,138,640       1.30
    41         1,431,606       1.51           1,642,467        342,614       1,299,853     1,223,830       1.29
    42               UAV       UAV            2,089,303        438,088       1,651,215     1,499,684       1.26
    43         1,477,566       1.55           2,006,698        628,379       1,378,319     1,363,220       1.43
    45         1,426,505       1.53           3,279,238      1,651,526       1,627,712     1,266,129       1.36
    46         1,934,548       1.69           2,693,509        805,616       1,887,893     1,637,607       1.43
    47         1,529,552       1.65           2,125,352        771,200       1,354,152     1,183,948       1.28
    48               UAV       UAV            2,135,658        978,999       1,156,659     1,112,969       1.22
    49           971,984       1.06           1,597,645        412,573       1,185,073     1,107,801       1.20
    50         1,061,560       1.28           1,563,126        476,739       1,086,387     1,027,115       1.23
    51         1,422,172       1.70           1,903,175        650,778       1,252,398     1,205,886       1.44
    52           924,933       1.25             954,257         39,240         915,017       892,514       1.21
    53         1,129,265       1.50           1,759,473        744,906       1,014,568       948,365       1.26
    54           838,605       1.17           1,232,701        314,371         918,330       858,369       1.20
    55         1,042,941       1.51           1,494,940        392,469       1,102,471     1,066,169       1.55
    57         1,094,193       1.50           1,364,048        374,015         990,034       896,502       1.23
    58           834,210       1.21           1,863,263        889,861         973,402       830,435       1.21
    61           708,771       1.09           1,491,117        544,447         946,671       822,544       1.27
    62               UAV       UAV            1,054,427        156,786         897,641       849,058       1.32
    64           682,609       1.15           1,094,984        281,588         813,396       768,518       1.29
    67         1,001,141       1.58           1,196,251        346,902         849,349       803,343       1.27
    68         1,157,478       1.92           1,338,712        498,929         839,783       812,370       1.35
    69           639,843       1.13           1,230,721        429,389         801,332       745,809       1.32
    70         1,315,825       1.77           1,473,609        277,959       1,195,650     1,147,907       1.54
    71         1,025,730       1.80           1,570,533        524,221       1,046,311       932,806       1.64
    74           986,510       1.84           1,020,517        283,772         736,745       684,722       1.28
    76           888,866       1.64           1,115,670        274,534         841,137       771,023       1.42
    78         1,062,109       2.05           1,640,502        654,036         986,466       805,747       1.56
    81           701,053       1.44             930,936        278,021         652,915       598,031       1.22
    82           899,167       1.90             869,136         34,765         834,371       765,142       1.62
    84               UAV       UAV              861,116        187,653         673,463       636,725       1.34
    85           775,071       1.63           1,167,684        475,871         691,813       606,320       1.27
    86           491,737       1.00             965,447        288,118         677,329       655,098       1.33
    87           788,892       1.69           1,267,177        484,394         782,783       640,214       1.37
    88           616,999       1.31           1,255,778        428,568         827,210       700,285       1.48
    89           565,292       1.29             574,814         18,044         556,770       528,756       1.21
    90           710,754       1.61             927,003        273,926         653,077       589,543       1.33
    92           263,492       0.62             980,848        356,995         623,852       565,351       1.33
    93           504,131       1.22             731,472        144,105         587,368       548,364       1.33
    95           552,500       1.33             738,793        163,844         574,948       515,877       1.24
    96               UAV       UAV              735,032        202,764         532,268       506,835       1.26
    97           622,270       1.55             761,509        184,882         576,626       554,740       1.38
    98           668,594       1.65           1,089,347        484,340         605,006       526,660       1.30
    99           672,416       1.77             886,549        253,330         633,219       576,749       1.52
   100           442,051       1.12             773,374        233,615         539,759       530,359       1.35
   102           415,597       1.23             602,261        171,097         431,163       411,480       1.22
   103           524,648       1.59             667,547        208,330         459,217       418,690       1.27
   104               UAV       UAV              557,530        134,011         423,519       405,659       1.21
   105           474,541       1.83             824,586        374,234         450,352       444,215       1.71
   106           317,353       1.03             825,469        328,108         497,361       435,586       1.41
   107               UAV       UAV              536,459        109,707         426,752       402,178       1.30
   108           466,259       1.42           1,112,096        605,323         506,773       404,840       1.23
   109           548,834       1.82             561,784        113,145         448,638       415,715       1.38
   110           598,500       2.95             640,000         32,000         608,000       608,000       2.99
   111           379,598       1.47           1,062,338        643,810         418,528       370,485       1.44
   112           442,845       1.68             745,455        255,429         490,026       490,026       1.86
   113           368,534       1.26             564,084        180,663         383,420       355,633       1.22
   115           340,267       1.23           1,044,467        688,206         356,261       341,023       1.23
   116               UAV       UAV              333,627              0         333,627       332,246       1.31
   117               UAV       UAV              553,451        153,652         399,798       372,445       1.46
   118               UAV       UAV              333,664         11,760         321,904       320,522       1.15
   121               UAV       UAV              304,554         77,288         227,266       220,135       1.20
   122           286,473       1.62             616,071        327,120         288,951       262,951       1.49

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE CAROLINA PLACE NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS CP-1, CP-2 AND CP-3 CERTIFICATES. THE CAROLINA PLACE
NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.

    1b                    1.73 (Note 8)                                                               1.72 (Note 8)




                                                                                                   RECOM-
                                                                                   ESCROWED        MENDED          U/W
                                            RECOM-                  ESCROWED       REPLACE-        ANNUAL         ANNUAL
                                            MENDED        U/W       REPLACE-         MENT         REPLACE-       REPLACE-
                                            ANNUAL      ANNUAL        MENT         RESERVES         MENT           MENT
                TAXES        INSURANCE     REPLACE-    REPLACE-     RESERVES       CURRENT        RESERVES       RESERVES
   LOAN       CURRENTLY      CURRENTLY       MENT        MENT        INITIAL        ANNUAL        PSF/UNIT       PSF/UNIT
  NUMBER      ESCROWED       ESCROWED      RESERVES    RESERVES      DEPOSIT       DEPOSIT       /ROOM/PAD      /ROOM/PAD
-----------------------------------------------------------------------------------------------------------------------------

    1            No             No             39,857     119,174             0              0           0.07           0.20
    2            Yes            Yes             9,212      33,848             0         33,848           0.04           0.15
    3            Yes            Yes            53,902      89,858             0         67,393           0.12           0.20
    4            Yes            Yes            67,492      67,492             0         57,290           0.18           0.18
    5            Yes            Yes            53,276      69,418             0         71,264           0.15           0.20
    6            Yes            Yes            99,887      68,752     1,500,000         69,600           0.30           0.21
-----------------------------------------------------------------------------------------------------------------------------

    7            No             No              2,993      10,720             0              0           0.04           0.15
    8            No             No              3,393       9,000             0              0           0.06           0.15
    9            No             No              2,457       6,585             0              0           0.06           0.15
    10           No             No              2,070       6,470             0              0           0.05           0.15
    11           No             No              1,832       6,470             0              0           0.04           0.15
    12           No             No              3,574       5,894             0              0           0.09           0.15
    13           No             No              1,643       6,420             0              0           0.04           0.15
    14           No             No              6,290       6,426             0              0           0.18           0.18
    15           No             No              6,576       6,657             0              0           0.18           0.18
    16           No             No              6,647       6,510             0              0           0.18           0.18
    17           No             No              6,720       6,560             0              0           0.20           0.20
    18           No             No              6,435       6,560             0              0           0.20           0.20
-----------------------------------------------------------------------------------------------------------------------------
    21           Yes            Yes            44,440      44,055             0         44,055           0.16           0.16
    22           Yes            Yes            24,193      38,230             0         38,230           0.13           0.20
    25           No             No              9,008      15,791             0          9,480           0.06           0.10
    26           Yes            Yes            35,608      40,421       239,128         40,421           0.18           0.20
    27           Yes            Yes            28,519      28,537             0              0           0.19           0.19
    28           Yes            Yes           116,321     116,321             0        116,321           0.22           0.22
    29           Yes            Yes             4,636       9,681             0          9,681           0.07           0.15
    31           No             No            118,554      97,150             0              0           0.19           0.16
    32           Yes            Yes            20,447      20,091             0         20,091           0.20           0.20
    33           Yes            Yes             8,000      19,497             0         19,497           0.08           0.20
    34           Yes            Yes            13,773      37,500             0         37,500          91.82         250.00
    37           Yes            No             28,063      27,384             0          9,128           0.18           0.18
-----------------------------------------------------------------------------------------------------------------------------
    39           Yes            Yes            29,286      29,286             0         29,286           0.11           0.11
   39a
   39b
   39c
   39d
-----------------------------------------------------------------------------------------------------------------------------
    40           Yes            Yes             4,350       4,418             0          3,096           0.06           0.06
    41           Yes            Yes            15,050      15,346             0              0           0.17           0.17
    42           No             No             10,507      50,244             0         50,244           0.02           0.10
    43           Yes            Yes            11,607      15,099             0         15,382           0.08           0.11
    45           Yes            Yes            47,146      47,002             0         47,002           0.25           0.25
    46           Yes            Yes            84,733      84,733             0         84,732           0.24           0.24
    47           Yes            Yes            21,223      21,294             0         21,294           0.17           0.17
    48           Yes            Yes             1,960      11,889             0         11,889           0.02           0.15
    49           Yes            Yes            19,000      23,265             0         19,200           0.22           0.27
    50           Yes            Yes             9,500      12,927             0         12,927           0.11           0.15
    51           Yes            Yes             4,583       9,998             0          9,998           0.07           0.15
    52           No             No             20,795      22,503        78,081         22,503           0.16           0.17
    53           Yes            Yes            16,033      16,256             0         16,256           0.22           0.22
    54           Yes            Yes            24,337      24,337       900,000         13,023           0.28           0.28
    55           Yes            Yes             5,497      12,835             0         12,835           0.06           0.15
    57           Yes            Yes            14,133      24,396             0         24,240           0.09           0.15
    58           Yes            Yes            13,671      20,275             0         20,274           0.13           0.20
    61           Yes            Yes            19,186      19,256             0         19,156           0.27           0.27
    62           Yes            Yes             3,367      16,722             0         16,722           0.02           0.10
    64           Yes            Yes             8,517       8,561             0          8,496           0.16           0.16
    67           Yes            Yes            10,161       9,984             0          9,984           0.16           0.16
    68           Yes            Yes             3,058       3,100             0          3,100           0.31           0.31
    69           Yes            Yes            17,335      17,674             0         17,674           0.22           0.22
    70           No             No             11,664      13,344             0              0           0.17           0.20
    71           Yes            Yes            27,389      42,350             0         42,144           0.16           0.25
    74           Yes            Yes             5,320       7,059             0          7,059           0.11           0.15
    76           Yes            Yes            11,388      11,388             0         11,388           0.22           0.22
    78           Yes            Yes            55,311      55,130             0         55,130           0.52           0.52
    81           Yes            No             14,746      18,909             0         19,100           0.16           0.20
    82           No             No                961      20,984             0         20,984           0.00           0.10
    84           Yes            Yes             2,274       5,119        50,000              0           0.07           0.15
    85           Yes            Yes            10,121      13,182             0         13,182           0.15           0.20
    86           Yes            Yes             6,600       6,843             0          3,600           0.14           0.15
    87           Yes            Yes            15,199      17,904             0         17,904           0.17           0.20
    88           Yes            Yes            62,667      62,667             0         30,839           0.30           0.30
    89           No             No              3,204       5,387             0          5,331           0.06           0.10
    90           Yes            Yes            15,947      15,814             0         15,814           0.17           0.17
    92           Yes            Yes             4,894       8,732             0          8,732           0.08           0.15
    93           Yes            Yes             3,087       3,631             0          3,702           0.13           0.15
    95           Yes            Yes            14,050      18,917             0         18,917           0.11           0.15
    96           Yes            Yes             1,900       3,030             0          3,030           0.09           0.15
    97           Yes            Yes             7,402      11,745             0         11,745           0.09           0.15
    98           Yes            Yes            11,510      11,270             0         11,270           0.20           0.20
    99           Yes            Yes            18,233      18,233             0         18,228           0.23           0.23
   100           Yes            Yes             2,983       9,400             0          9,400           0.03           0.10
   102           Yes            Yes             5,037       5,624             0          5,624           0.18           0.20
   103           Yes            Yes            10,892      11,018             0         10,380           0.17           0.17
   104           Yes            Yes               625       2,020             0          2,020           0.05           0.15
   105           Yes            Yes             2,500       6,137             0          6,137           0.04           0.10
   106           Yes            Yes             2,183       8,959             0          8,959           0.05           0.20
   107           Yes            Yes             1,082       2,952             0              0           0.05           0.15
   108           Yes            Yes             9,533       9,522             0          9,533           0.15           0.15
   109           Yes            Yes             2,441       6,020       128,125          6,020           0.06           0.15
   110           No             No                NAP         NAP           NAP            NAP            NAP            NAP
   111           Yes            Yes            48,044      48,044             0         48,000         255.55         255.55
   112           No             No              7,121         NAP             0              0           0.09            NAP
   113           Yes            Yes             3,384       4,716             0          4,716           0.14           0.20
   115           Yes            Yes             2,317       3,067             0          3,067           0.11           0.15
   116           No             No              1,021       1,381             0              0           0.07           0.10
   117           Yes            Yes             5,975       8,990             0          8,813           0.10           0.15
   118           No             Yes             2,101       1,382             0              0           0.15           0.10
   121           Yes            Yes               985       1,650             0          1,650           0.09           0.15
   122           Yes            Yes            23,778      26,000             0         26,000         228.63         250.00

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE CAROLINA PLACE NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS CP-1, CP-2 AND CP-3 CERTIFICATES. THE CAROLINA PLACE
NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.

    1b




                       ESCROWED
           ESCROWED    REPLACE-
           REPLACE-      MENT                                                                                               ESCROWED
             MENT      RESERVES                                                                                   ESCROWED   TI/LC
           RESERVES     CURRENT               ESCROWED                                                             TI/LC    RESERVES
           INITIAL      ANNUAL       U/W        TI/LC                                                U/W ANNUAL  RESERVES   CURRENT
           DEPOSIT      DEPOSIT    ANNUAL     RESERVES                                                 TI/LC      INITIAL    ANNUAL
   LOAN    PSF/UNIT    PSF/UNIT     TI/LC      INITIAL            ESCROWED TI/LC RESERVES            RESERVES     DEPOSIT   DEPOSIT
  NUMBER  /ROOM/PAD   /ROOM/PAD   RESERVES     DEPOSIT            CURRENT ANNUAL DEPOSIT                PSF         PSF       PSF
------------------------------------------------------------------------------------------------------------------------------------

    1         0.00        0.00     405,539           0                                         0        0.68        0.00       0.00
    2         0.00        0.15     295,979           0                                         0        1.31        0.00       0.00
    3         0.00        0.15     257,579   3,700,000                                         0        0.57        8.24       0.00
    4         0.00        0.15     218,404      65,000                                   250,000        0.57        0.17       0.65
    5         0.00        0.20     249,656   6,183,512     296,929.80 (2005), 415,712.16 (2006),        0.70       17.41       1.00
                                                           296,929.80 (2007), 112,832.76 (2008),
                                                           481,026.84 (2009), 534,481.56 (2010),
                                                                 356,321.04 (2011 and thereafter)
    6         4.50        0.21     198,915           0                                   300,000        0.60        0.00       0.90
------------------------------------------------------------------------------------------------------------------------------------

    7         0.00        0.00      17,553           0                                         0        0.25        0.00       0.00
    8         0.00        0.00      15,000           0                                         0        0.25        0.00       0.00
    9         0.00        0.00      10,975           0                                         0        0.25        0.00       0.00
    10        0.00        0.00      10,783           0                                         0        0.25        0.00       0.00
    11        0.00        0.00      10,783           0                                         0        0.25        0.00       0.00
    12        0.00        0.00       9,823           0                                         0        0.25        0.00       0.00
    13        0.00        0.00      10,700           0                                         0        0.25        0.00       0.00
    14        0.00        0.00       8,925           0                                         0        0.25        0.00       0.00
    15        0.00        0.00       9,246           0                                         0        0.25        0.00       0.00
    16        0.00        0.00       9,042           0                                         0        0.25        0.00       0.00
    17        0.00        0.00       8,200           0                                         0        0.25        0.00       0.00
    18        0.00        0.00           0           0                                         0        0.00        0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
    21        0.00        0.16     225,832           0                                   300,000        0.82        0.00       1.09
    22        0.00        0.20     130,100   4,225,890              100,000 (2010 and thereafter)       0.68       22.11       0.52
    25        0.00        0.06      17,379           0                                         0        0.11        0.00       0.00
    26        1.18        0.20      31,340   1,800,000                                         0        0.16        8.91       0.00
    27        0.00        0.00      75,734           0                                         0        0.50        0.00       0.00
    28        0.00        0.22     276,764           0                                   120,000        0.52        0.00       0.23
    29        0.00        0.15      92,662     105,000                                   100,684        1.44        1.63       1.56
    31        0.00        0.00     236,097           0                                         0        0.38        0.00       0.00
    32        0.00        0.20     141,811     500,000                                   150,686        1.41        4.98       1.50
    33        0.00        0.20     147,253     100,000                                   146,228        1.51        1.03       1.50
    34        0.00      250.00         NAP         NAP                                       NAP         NAP         NAP        NAP
    37        0.00        0.06      33,039           0                                    24,341        0.22        0.00       0.16
------------------------------------------------------------------------------------------------------------------------------------
    39        0.00        0.11      86,103           0                                         0        0.31        0.00       0.00
   39a
   39b
   39c
   39d
------------------------------------------------------------------------------------------------------------------------------------
    40        0.00        0.04       5,343           0                                         0        0.07        0.00       0.00
    41        0.00        0.00      60,677           0                                         0        0.67        0.00       0.00
    42        0.00        0.10     101,287   2,189,698                                         0        0.20        4.36       0.00
    43        0.00        0.11         NAP         NAP                                       NAP         NAP         NAP        NAP
    45        0.00        0.25     314,581     100,000                                   189,716        1.67        0.53       1.01
    46        0.00        0.24     165,554           0                                    84,000        0.47        0.00       0.24
    47        0.00        0.17     148,911           0                                   169,096        1.19        0.00       1.35
    48        0.00        0.15      31,801           0                                    55,481        0.40        0.00       0.70
    49        0.00        0.22      54,008           0                                         0        0.62        0.00       0.00
    50        0.00        0.15      46,345           0                                    41,073        0.54        0.00       0.48
    51        0.00        0.15      36,513           0                                    33,361        0.55        0.00       0.50
    52        0.59        0.17         NAP           0                                         0         NAP        0.00       0.00
    53        0.00        0.22      49,946           0                                         0        0.68        0.00       0.00
    54       10.37        0.15      35,624     500,000                                    40,000        0.41        5.76       0.46
    55        0.00        0.15      23,468           0                                    21,391        0.27        0.00       0.25
    57        0.00        0.15      69,136           0                                    75,000        0.43        0.00       0.46
    58        0.00        0.20     122,692     225,000                                   125,292        1.21        2.22       1.24
    61        0.00        0.27     104,871           0                                    71,763        1.47        0.00       1.01
    62        0.00        0.10      31,861     890,000                                    33,588        0.19        5.32       0.20
    64        0.00        0.16      36,318         NAP                                         0        0.68         NAP       0.00
    67        0.00        0.16      36,023           0                                    32,256        0.58        0.00       0.52
    68        0.00        0.31      24,313         NAP                                    24,228        2.43         NAP       2.42
    69        0.00        0.22      37,848      50,000                                    40,169        0.47        0.62       0.50
    70        0.00        0.00      34,399           0                                         0        0.52        0.00       0.00
    71        0.00        0.25      71,156           0                                    99,060        0.42        0.00       0.58
    74        0.00        0.15      44,964           0                                    23,531        0.96        0.00       0.50
    76        0.00        0.22      58,726     100,000                                    51,600        1.13        1.93       1.00
    78        0.00        0.52     125,590           0                                   132,524        1.18        0.00       1.25
    81        0.00        0.20      35,975           0                                    47,751        0.38        0.00       0.51
    82        0.00        0.10      48,245     240,000                                         0        0.23        1.14       0.00
    84        1.47        0.00      31,619     150,000                                         0        0.93        4.40       0.00
    85        0.00        0.20      72,310           0                                    66,329        1.09        0.00       1.00
    86        0.00        0.08      15,387           0                                         0        0.34        0.00       0.00
    87        0.00        0.20     124,665           0                                   134,282        1.39        0.00       1.50
    88        0.00        0.15      64,257     257,856                                    40,000        0.31        1.25       0.19
    89        0.00        0.10      22,626           0                                    22,388        0.42        0.00       0.42
    90        0.00        0.17      47,719           0                                    46,513        0.51        0.00       0.50
    92        0.00        0.15      49,769     100,000                                    48,000        0.85        1.72       0.82
    93        0.00        0.15      35,373           0                                    35,081        1.46        0.00       1.45
    95        0.00        0.15      40,155           0                                    40,158        0.32        0.00       0.32
    96        0.00        0.15      22,403     402,863                                    24,461        1.11       19.94       1.21
    97        0.00        0.15      10,142           0                                    38,649        0.13        0.00       0.49
    98        0.00        0.20      67,076     100,000                                    45,000        1.19        1.77       0.80
    99        0.00        0.23      38,237           0                                         0        0.47        0.00       0.00
   100        0.00        0.10         NAP         NAP                                       NAP         NAP         NAP        NAP
   102        0.00        0.20      14,060           0                                    14,060        0.50        0.00       0.50
   103        0.00        0.16      29,510         NAP                                         0        0.46         NAP       0.00
   104        0.00        0.15      15,841     207,070                                    13,465        1.18       15.38       1.00
   105        0.00        0.10         NAP         NAP                                       NAP         NAP         NAP        NAP
   106        0.00        0.20      52,816     285,000                                    55,000        1.18        6.36       1.23
   107        0.00        0.00      21,622           0                                         0        1.10        0.00       0.00
   108        0.00        0.15      92,412           0                                    91,692        1.48        0.00       1.47
   109        3.19        0.15      26,903           0                                    26,903        0.67        0.00       0.67
   110         NAP         NAP           0           0                                         0        0.00        0.00       0.00
   111        0.00      255.32         NAP         NAP                                       NAP         NAP         NAP        NAP
   112        0.00        0.00         NAP           0                                         0         NAP         NAP        NAP
   113        0.00        0.20      23,073           0                                    50,000        0.98        0.00       2.12
   115        0.00        0.15      12,171           0                                     5,111        0.60        0.00       0.25
   116        0.00        0.00         NAP           0                                         0         NAP         NAP        NAP
   117        0.00        0.15      18,363           0                                         0        0.31        0.00       0.00
   118        0.00        0.00           0           0                                         0        0.00        0.00       0.00
   121        0.00        0.15       5,481           0                                    11,167        0.50        0.00       1.02
   122        0.00      250.00         NAP         NAP                                       NAP         NAP         NAP        NAP

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE CAROLINA PLACE NON-POOLED PORTION, WHICH IS
ASSOCIATED WITH THE CLASS CP-1, CP-2 AND CP-3 CERTIFICATES. THE CAROLINA PLACE
NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL NET MORTGAGE POOL BALANCE.

   1b




              MORTGAGE     LOAN
    LOAN       LOAN       GROUP
  NUMBER      SELLER     NUMBER              LOAN / PROPERTY NAME                                   PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

                                  EDR Portfolio I
    19          CGM         2     Jefferson Commons - University of Missouri 2500 Old Highway 63 South
    20          CGM         2     Jefferson Commons - Texas Tech             1002 Frankford Avenue
------------------------------------------------------------------------------------------------------------------------------------
                                  EDR Portfolio II
    23          CGM         2     Jefferson Commons - Purdue                 2243 U.S. Highway 52
    24          CGM         2     Jefferson Commons - Ohio State University  1150 Kinnear Road
------------------------------------------------------------------------------------------------------------------------------------
    30          CGM         2     Jefferson Commons                          5800 Jefferson Commons Drive
    35          CGM         2     Glendale Park Apartments                   8801 Gustine Lane
    36          CGM         2     Governor's Point Apartments                3230 Stream Side Road
    38          CGM         2     South Park Lofts                           816 South Grand Avenue
    44          CGM         2     Arbors at Centennial Park                  289-375 East Arbor Circle West, 377-471 East Arbor
                                                                               Circle East and 401-547 East Centennial Drive
    56         IXIS         2     Reno Cascade                               3805 Clear Acres Lane
    59          CGM         2     Governours Square Apartments               3314 Wickslow Road
    60          CGM         2     Brookstone Apartments                      1401 North Lamb Boulevard
    63         IXIS         2     Bent Tree Brooks                           4820 Westgrove
    65          CGM         2     Corner House Lofts                         205 South State Street
    66          CGM         2     Copper Run at Reserve                      2200 Great Northern Avenue
    72          CGM         2     Stone Creek Apartments                     5005 Southwest Murray Boulevard
    73          CGM         2     Villa del Rio Apartments                   3800 South Nellis Boulevard
    75          CGM         2     North Bay Residences                       76, 80, 81, 87, 90 & 95 Park Street
    77         IXIS         2     Bent Tree Oaks                             4815 Westgrove Drive
    79         IXIS         2     Windsong                                   17717 Vail Drive
    80         IXIS         2     Bent Tree Fountains                        16400 Ledgemont Lane
    83          CGM         2     Crest Club Apartments                      100 Crest Club Circle
    91          CGM         2     Gentry's Walk Apartments                   328 Bedford Road
    94          CGM         2     Little Creek Apartments                    195-465 Northeast 36th Street
    101         CGM         2     Palm Vista                                 3726-3748 Central Avenue
    114         CGM         2     Tremont Village Apartments                 611 Pineview Drive
    119         CGM         2     Winthrop Court Apartments                  441 Winthrop Street
    120         CGM         2     Woodruff Court Apartments                  33 Woodruff Street
    123         CGM         2     Brookgate Apartments                       451 Harwinton Avenue
    124         CGM         2     Holly House Apartments                     23-24 Holly House Court




    LOAN
  NUMBER           CITY        STATE   ZIP CODE        COUNTY          PROPERTY TYPE         DETAILED PROPERTY TYPE
-----------------------------------------------------------------------------------------------------------------------

    19      Columbia            MO      65201     Boone           Multifamily             Student Housing
    20      Lubbock             TX      79416     Lubbock         Multifamily             Student Housing
-----------------------------------------------------------------------------------------------------------------------

    23      West Lafayette      IN      47906     Tippecanoe      Multifamily             Student Housing
    24      Columbus            OH      43212     Franklin        Multifamily             Student Housing
-----------------------------------------------------------------------------------------------------------------------
    30      Kalamazoo           MI      49009     Kalamazoo       Multifamily             Student Housing
    35      Houston             TX      77031     Harris          Multifamily             Conventional
    36      Raleigh             NC      27613     Wake            Multifamily             Conventional
    38      Los Angeles         CA      90017     Los Angeles     Multifamily             Conventional
    44      Oak Creek           WI      53154     Milwaukee       Multifamily             Conventional
    56      Reno                NV      89512     Washoe          Manufactured Housing    Manufactured Housing
    59      Wilmington          NC      28412     New Hanover     Multifamily             Conventional
    60      Las Vegas           NV      89110     Clark           Multifamily             Conventional
    63      Addison             TX      75001     Dallas          Multifamily             Conventional
    65      Ann Arbor           MI      48104     Washtenaw       Multifamily             Student Housing
    66      Missoula            MT      59808     Missoula        Multifamily             Conventional
    72      Beaverton           OR      97005     Washington      Multifamily             Conventional
    73      Las Vegas           NV      89121     Clark           Multifamily             Conventional
    75      Lynn                MA      01905     Essex           Multifamily             Conventional
    77      Addison             TX      75001     Dallas          Multifamily             Conventional
    79      Dallas              TX      75287     Denton          Multifamily             Conventional
    80      Addison             TX      75001     Dallas          Multifamily             Conventional
    83      Valley              AL      36854     Chambers        Multifamily             Conventional
    91      Bedford             TX      76022     Tarrant         Multifamily             Conventional
    94      Newport             OR      97365     Lincoln         Multifamily             Conventional
    101     Fort Myers          FL      33901     Lee             Multifamily             Conventional
    114     Valdosta            GA      31602     Lowndes         Multifamily             Conventional
    119     Torrington          CT      06790     Litchfield      Multifamily             Conventional
    120     Litchfield          CT      06759     Litchfield      Multifamily             Conventional
    123     Torrington          CT      06790     Litchfield      Multifamily             Conventional
    124     Litchfield          CT      06759     Litchfield      Multifamily             Conventional




                                                              ALLOCATED
                                   % OF                        CUT-OFF                             CROSS
                                AGGREGATE                        DATE                            COLLATER-
                                 INITIAL      % OF INITIAL    PRINCIPAL                            ALIZED
              CUT-OFF DATE       MORTGAGE         LOAN       BALANCE PER          LOAN           (MORTGAGE
   LOAN         PRINCIPAL          POOL         GROUP 2        SF/UNIT         BALANCE AT           LOAN
  NUMBER         BALANCE         BALANCE        BALANCE       /ROOM/PAD      MATURITY / ARD        GROUP)
---------------------------------------------------------------------------------------------------------------

    19          19,400,000.00      1.4%           6.7%         74,615.38      18,618,772.13       Yes (C2)
    20          14,500,000.00      1.0%           5.0%         59,670.78      13,916,092.38       Yes (C2)
---------------------------------------------------------------------------------------------------------------

    23          14,800,000.00      1.0%           5.1%         44,047.62      14,204,011.71       Yes (C3)
    24          14,700,000.00      1.0%           5.1%         88,554.22      14,108,038.47       Yes (C3)
---------------------------------------------------------------------------------------------------------------
    30          21,600,000.00      1.5%           7.5%         66,666.67      20,730,179.10          No
    35          17,250,000.00      1.2%           6.0%         21,296.30      14,328,106.77          No
    36          16,240,000.00      1.1%           5.6%         47,209.30      16,240,000.00          No
    38          15,250,000.00      1.1%           5.3%        311,224.49      14,805,570.25          No
    44          14,000,000.00      1.0%           4.8%        100,000.00      12,173,864.81          No
    56          10,250,000.00      0.7%           3.5%         41,836.73       9,053,344.76          No
    59          10,120,000.00      0.7%           3.5%         46,210.05       8,770,473.77          No
    60           9,936,909.65      0.7%           3.4%         51,486.58       8,357,440.01          No
    63           9,278,452.63      0.6%           3.2%         37,413.12       7,620,757.53          No
    65           9,000,000.00      0.6%           3.1%        160,714.29       8,763,192.57          No
    66           8,944,432.47      0.6%           3.1%         46,585.59       7,927,037.86          No
    72           8,272,853.93      0.6%           2.9%         43,087.78       6,871,036.61          No
    73           8,105,618.66      0.6%           2.8%         48,247.73       6,791,664.57          No
    75           7,800,000.00      0.5%           2.7%         56,521.74       6,829,123.61          No
    77           7,557,449.32      0.5%           2.6%         38,558.41       6,207,230.41          No
    79           7,432,738.94      0.5%           2.6%         28,154.31       6,104,801.11          No
    80           7,357,912.70      0.5%           2.5%         39,988.66       6,043,342.60          No
    83           6,952,134.72      0.5%           2.4%         33,423.72       5,364,861.81          No
    91           6,425,000.00      0.4%           2.2%         24,154.14       5,928,516.85          No
    94           6,183,319.84      0.4%           2.1%         34,351.78       5,116,057.58          No
    101          5,000,000.00      0.3%           1.7%         36,764.71       4,729,208.17          No
    114          3,952,182.43      0.3%           1.4%         57,278.01       3,323,716.99          No
    119          2,921,000.00      0.2%           1.0%         48,683.33       2,836,760.41          No
    120          2,818,000.00      0.2%           1.0%         78,277.78       2,736,730.87          No
    123          2,290,000.00      0.2%           0.8%         42,407.41       2,223,958.13          No
    124          1,386,000.00      0.1%           0.5%         63,000.00       1,346,028.67          No




                 CROSS
               COLLATER-
                 ALIZED                          RELATED
             MORTGAGE LOAN                      MORTGAGE
                 GROUP                         LOAN GROUP
               AGGREGATE                        AGGREGATE
              CUT-OFF DATE       RELATED      CUT-OFF DATE
               PRINCIPAL       (MORTGAGE        PRINCIPAL
   LOAN         BALANCE           LOAN           BALANCE         BORROWER'S       APPRAISED      APPRAISAL
  NUMBER        (NOTE 3)         GROUP)         (NOTE 3)          INTEREST          VALUE           DATE
--------------------------------------------------------------------------------------------------------------

    19         33,900,000.00    Yes (R1)        85,000,000.00    Fee Simple         25,900,000    05/12/04
    20         33,900,000.00    Yes (R1)        85,000,000.00    Fee Simple         23,900,000    05/11/04
--------------------------------------------------------------------------------------------------------------

    23         29,500,000.00    Yes (R1)        85,000,000.00    Fee Simple         26,000,000    05/12/04
    24         29,500,000.00    Yes (R1)        85,000,000.00    Fee Simple         20,900,000    05/12/04
--------------------------------------------------------------------------------------------------------------
    30         21,600,000.00    Yes (R1)        85,000,000.00    Fee Simple         34,100,000    05/12/04
    35         17,250,000.00       No           17,250,000.00    Fee Simple         21,750,000    03/14/05
    36         16,240,000.00       No           16,240,000.00    Fee Simple         20,525,000    03/18/05
    38         15,250,000.00       No           15,250,000.00    Fee Simple         19,400,000    01/10/05
    44         14,000,000.00       No           14,000,000.00    Fee Simple         17,500,000    03/24/04
    56         10,250,000.00       No           10,250,000.00    Fee Simple         14,700,000    02/09/05
    59         10,120,000.00       No           10,120,000.00    Fee Simple         12,750,000    02/05/05
    60          9,936,909.65   Yes (R10)        18,042,528.31    Fee Simple         13,050,000    10/12/04
    63          9,278,452.63    Yes (R7)        31,626,553.59    Fee Simple         12,900,000    02/11/05
    65          9,000,000.00       No            9,000,000.00    Fee Simple         12,600,000    03/01/05
    66          8,944,432.47       No            8,944,432.47    Fee Simple         13,600,000    09/13/04
    72          8,272,853.93       No            8,272,853.93    Fee Simple         11,700,000    11/01/04
    73          8,105,618.66   Yes (R10)        18,042,528.31    Fee Simple         10,400,000    11/09/04
    75          7,800,000.00       No            7,800,000.00    Fee Simple         10,000,000    08/03/04
    77          7,557,449.32    Yes (R7)        31,626,553.59    Fee Simple         10,300,000    02/11/05
    79          7,432,738.94    Yes (R7)        31,626,553.59    Fee Simple          9,800,000    02/11/05
    80          7,357,912.70    Yes (R7)        31,626,553.59    Fee Simple         10,200,000    02/11/05
    83          6,952,134.72       No            6,952,134.72    Fee Simple          9,425,000    11/15/04
    91          6,425,000.00       No            6,425,000.00    Fee Simple          8,100,000    01/06/05
    94          6,183,319.84    Yes (R9)        29,077,218.32    Fee Simple          7,890,000    11/12/04
    101         5,000,000.00       No            5,000,000.00    Fee Simple          6,650,000    12/30/04
    114         3,952,182.43       No            3,952,182.43    Fee Simple          4,950,000    02/19/05
    119         2,921,000.00   Yes (R13)         9,415,000.00    Fee Simple          3,655,000    01/18/05
    120         2,818,000.00   Yes (R13)         9,415,000.00    Fee Simple          3,700,000    01/18/05
    123         2,290,000.00   Yes (R13)         9,415,000.00    Fee Simple          2,900,000    01/18/05
    124         1,386,000.00   Yes (R13)         9,415,000.00    Fee Simple          1,735,000    01/18/05




                                                                                ADMIN-         NET
   LOAN       CUT-OFF DATE     MATURITY DATE /      ORIGINAL      MORTGAGE    ISTRATIVE     MORTGAGE     RATE
  NUMBER        LTV RATIO       ARD LTV RATIO       BALANCE         RATE       FEE RATE       RATE       TYPE
----------------------------------------------------------------------------------------------------------------

    19           68.07%            65.33%         19,400,000      5.4800%      0.0415%       5.4385%     Fixed
    20           68.07%            65.33%         14,500,000      5.4800%      0.0415%       5.4385%     Fixed
----------------------------------------------------------------------------------------------------------------

    23           62.90%            60.37%         14,800,000      5.4800%      0.0415%       5.4385%     Fixed
    24           62.90%            60.37%         14,700,000      5.4800%      0.0415%       5.4385%     Fixed
----------------------------------------------------------------------------------------------------------------
    30           63.34%            60.79%         21,600,000      5.4800%      0.0415%       5.4385%     Fixed
    35           79.31%            65.88%         17,250,000      5.3200%      0.1215%       5.1985%     Fixed
    36           79.12%            79.12%         16,240,000      5.3800%      0.0415%       5.3385%     Fixed
    38           78.61%            76.32%         15,250,000      4.9400%      0.0815%       4.8585%     Fixed
    44           80.00%            69.56%         14,000,000      5.2000%      0.0415%       5.1585%     Fixed
    56           69.73%            61.59%         10,250,000      4.9000%      0.0415%       4.8585%     Fixed
    59           79.37%            68.79%         10,120,000      5.0600%      0.0415%       5.0185%     Fixed
    60           76.14%            64.04%         10,000,000      5.5200%      0.0415%       5.4785%     Fixed
    63           71.93%            59.08%          9,300,000      4.9000%      0.0415%       4.8585%     Fixed
    65           71.43%            69.55%          9,000,000      5.4300%      0.0415%       5.3885%     Fixed
    66           65.77%            58.29%          9,000,000      4.7800%      0.0415%       4.7385%     Fixed
    72           70.71%            58.73%          8,330,000      5.1050%      0.0615%       5.0435%     Fixed
    73           77.94%            65.30%          8,150,000      5.4300%      0.0415%       5.3885%     Fixed
    75           78.00%            68.29%          7,800,000      5.4800%      0.0415%       5.4385%     Fixed
    77           73.37%            60.26%          7,575,000      4.9000%      0.0415%       4.8585%     Fixed
    79           75.84%            62.29%          7,450,000      4.9000%      0.0415%       4.8585%     Fixed
    80           72.14%            59.25%          7,375,000      4.9000%      0.0415%       4.8585%     Fixed
    83           73.76%            56.92%          7,000,000      5.2400%      0.0415%       5.1985%     Fixed
    91           79.32%            73.19%          6,425,000      5.0400%      0.0415%       4.9985%     Fixed
    94           78.37%            64.84%          6,220,000      5.0200%      0.0715%       4.9485%     Fixed
    101          75.19%            71.12%          5,000,000      5.5900%      0.1415%       5.4485%     Fixed
    114          79.84%            67.15%          3,960,000      5.6550%      0.0915%       5.5635%     Fixed
    119          79.92%            77.61%          2,921,000      4.9700%      0.0415%       4.9285%     Fixed
    120          76.16%            73.97%          2,818,000      4.9700%      0.0415%       4.9285%     Fixed
    123          78.97%            76.69%          2,290,000      4.9700%      0.0415%       4.9285%     Fixed
    124          79.88%            77.58%          1,386,000      4.9700%      0.0415%       4.9285%     Fixed




                                                                                                       MONTHLY
              INTEREST                                          FIRST                  SCHEDULED        DEBT
   LOAN       ACCRUAL                                          PAYMENT      GRACE      MATURITY        SERVICE
  NUMBER       METHOD          LOAN TYPE        NOTE DATE        DATE      PERIOD      DATE/ ARD       PAYMENT
------------------------------------------------------------------------------------------------------------------

    19       Actual/360   Partial IO/Balloon     06/30/04      08/07/04       0        07/07/09        109,907.75
    20       Actual/360   Partial IO/Balloon     06/30/04      08/07/04       0        07/07/09         82,147.55
------------------------------------------------------------------------------------------------------------------

    23       Actual/360   Partial IO/Balloon     06/30/04      08/07/04       0        07/07/09         83,847.15
    24       Actual/360   Partial IO/Balloon     06/30/04      08/07/04       0        07/07/09         83,280.62
------------------------------------------------------------------------------------------------------------------
    30       Actual/360   Partial IO/Balloon     06/30/04      08/07/04       0        07/07/09        122,371.52
    35       Actual/360        Balloon           05/17/05      07/11/05       0        06/11/15         96,004.41
    36       Actual/360     Interest Only        04/08/05      05/11/05       0        04/11/10         73,820.57
    38       Actual/360   Partial IO/Balloon     02/14/05      04/11/05       0        03/11/10         81,307.00
    44       Actual/360   Partial IO/Balloon     12/15/04      02/11/05       0        01/11/15         76,875.52
    56       Actual/360   Partial IO/Balloon     03/01/05      04/05/05       0        03/05/15         54,399.49
    59       Actual/360   Partial IO/Balloon     03/15/05      05/11/05       0        04/11/15         54,698.05
    60       Actual/360        Balloon           12/06/04      01/11/05       0        12/11/14         56,904.45
    63       Actual/360        Balloon           04/01/05      05/05/05       0        04/05/15         49,357.59
    65       Actual/360   Partial IO/Balloon     04/22/05      06/11/05       0        05/11/12         50,706.44
    66       Actual/360        Balloon           12/30/04      02/11/05       0        01/11/12         47,111.14
    72       Actual/360        Balloon           12/09/04      01/11/05       0        12/11/14         45,253.31
    73       Actual/360        Balloon           01/03/05      02/11/05       0        01/11/15         45,917.50
    75       Actual/360   Partial IO/Balloon     11/04/04      12/11/04       0        11/11/14         44,189.72
    77       Actual/360        Balloon           04/01/05      05/05/05       0        04/05/15         40,202.55
    79       Actual/360        Balloon           04/01/05      05/05/05       0        04/05/15         39,539.14
    80       Actual/360        Balloon           04/01/05      05/05/05       0        04/05/15         39,141.10
    83       Actual/360        Balloon           02/16/05      04/11/05       0        03/11/12         47,130.00
    91       Actual/360   Partial IO/Balloon     01/28/05      03/11/05       0        02/11/15         34,648.03
    94       Actual/360        Balloon           12/23/04      02/11/05       0        01/11/15         33,466.37
    101      Actual/360   Partial IO/Balloon     03/17/05      05/11/05       0        04/11/10         28,672.43
    114      Actual/360        Balloon           03/30/05      05/11/05       0        04/11/15         22,871.06
    119      Actual/360   Partial IO/Balloon     02/17/05      04/11/05       0        03/11/12         15,627.05
    120      Actual/360   Partial IO/Balloon     02/17/05      04/11/05       0        03/11/12         15,076.01
    123      Actual/360   Partial IO/Balloon     02/17/05      04/11/05       0        03/11/12         12,251.26
    124      Actual/360   Partial IO/Balloon     02/17/05      04/11/05       0        03/11/12          7,414.96




             ORIGINAL                      STATED                       REMAINING         STATED
              TERM TO     INTEREST        ORIGINAL                       TERM TO        REMAINING
            MATURITY /      ONLY        AMORTIZATION                    MATURITY /     AMORTIZATION
   LOAN         ARD        PERIOD           TERM         SEASONING         ARD             TERM
  NUMBER     (MONTHS)     (MONTHS)        (MONTHS)        (MONTHS)      (MONTHS)         (MONTHS)
------------------------------------------------------------------------------------------------------

    19          60           24             360              11            49              360
    20          60           24             360              11            49              360
------------------------------------------------------------------------------------------------------

    23          60           24             360              11            49              360
    24          60           24             360              11            49              360
------------------------------------------------------------------------------------------------------
    30          60           24             360              11            49              360
    35          120           0             360              0             120             360
    36          60           60        Interest Only         2             58         Interest Only
    38          60           36             360              3             57              360
    44          120          24             360              5             115             360
    56          120          36             360              3             117             360
    59          120          24             360              2             118             360
    60          120           0             360              6             114             354
    63          120           0             360              2             118             358
    65          84           60             360              1             83              360
    66          84            0             360              5             79              355
    72          120           0             360              6             114             354
    73          120           0             360              5             115             355
    75          120          24             360              7             113             360
    77          120           0             360              2             118             358
    79          120           0             360              2             118             358
    80          120           0             360              2             118             358
    83          84            0             240              3             81              237
    91          120          60             360              4             116             360
    94          120           0             360              5             115             355
    101         60           12             360              2             58              360
    114         120           0             360              2             118             358
    119         84           60             360              3             81              360
    120         84           60             360              3             81              360
    123         84           60             360              3             81              360
    124         84           60             360              3             81              360




                                                                                                        YIELD
                                                                                                       MAINTEN-
                                                            LOCKOUT      DEFEA-         DEFEA-           ANCE
   LOAN                                                     PERIOD        SANCE         SANCE           PERIOD
  NUMBER                PREPAYMENT PROVISIONS              END DATE    START DATE      END DATE       START DATE
--------------------------------------------------------------------------------------------------------------------

    19      LO(35)/Defeasance(21)/Free(4)                  07/06/07     07/07/07       04/06/09          NAP
    20      LO(35)/Defeasance(21)/Free(4)                  07/06/07     07/07/07       04/06/09          NAP
--------------------------------------------------------------------------------------------------------------------

    23      LO(35)/Defeasance(21)/Free(4)                  07/06/07     07/07/07       04/06/09          NAP
    24      LO(35)/Defeasance(21)/Free(4)                  07/06/07     07/07/07       04/06/09          NAP
--------------------------------------------------------------------------------------------------------------------
    30      LO(35)/Defeasance(21)/Free(4)                  07/06/07     07/07/07       04/06/09          NAP
    35      LO(24)/Defeasance(93)/Free(3)                  07/10/07     07/11/07       04/10/15          NAP
    36      LO(26)/Defeasance(30)/Free(4)                  07/10/07     07/11/07       01/10/10          NAP
    38      LO(27)/Grtr4%UPBor2%UPB+YM(30)/Free(3)         07/10/07        NAP           NAP           07/11/07
    44      LO(29)/Defeasance(88)/Free(3)                  07/10/07     07/11/07       11/10/14          NAP
    56      LO(27)/Defeasance(89)/Free(4)                  07/04/07     07/05/07       12/04/14          NAP
    59      LO(26)/Defeasance(91)/Free(3)                  07/10/07     07/11/07       02/10/15          NAP
    60      LO(30)/Defeasance(87)/Free(3)                  07/10/07     07/11/07       10/10/14          NAP
    63      LO(26)/Defeasance(90)/Free(4)                  07/04/07     07/05/07       01/04/15          NAP
    65      LO(25)/Defeasance(56)/Free(3)                  07/10/07     07/11/07       03/10/12          NAP
    66      LO(29)/Defeasance(52)/Free(3)                  07/10/07     07/11/07       11/10/11          NAP
    72      LO(30)/Defeasance(87)/Free(3)                  07/10/07     07/11/07       10/10/14          NAP
    73      LO(29)/Defeasance(88)/Free(3)                  07/10/07     07/11/07       11/10/14          NAP
    75      LO(31)/Defeasance(86)/Free(3)                  07/10/07     07/11/07       09/10/14          NAP
    77      LO(26)/Defeasance(90)/Free(4)                  07/04/07     07/05/07       01/04/15          NAP
    79      LO(26)/Defeasance(90)/Free(4)                  07/04/07     07/05/07       01/04/15          NAP
    80      LO(26)/Defeasance(90)/Free(4)                  07/04/07     07/05/07       01/04/15          NAP
    83      LO(27)/Defeasance(54)/Free(3)                  07/10/07     07/11/07       01/10/12          NAP
    91      LO(28)/Defeasance(89)/Free(3)                  07/10/07     07/11/07       12/10/14          NAP
    94      LO(29)/Defeasance(88)/Free(3)                  07/10/07     07/11/07       11/10/14          NAP
    101     LO(26)/Defeasance(31)/Free(3)                  07/10/07     07/11/07       02/10/10          NAP
    114     LO(26)/Defeasance(91)/Free(3)                  07/10/07     07/11/07       02/10/15          NAP
    119     LO(27)/Defeasance(54)/Free(3)                  07/10/07     07/11/07       01/10/12          NAP
    120     LO(27)/Defeasance(54)/Free(3)                  07/10/07     07/11/07       01/10/12          NAP
    123     LO(27)/Defeasance(54)/Free(3)                  07/10/07     07/11/07       01/10/12          NAP
    124     LO(27)/Defeasance(54)/Free(3)                  07/10/07     07/11/07       01/10/12          NAP




                                                                                                     YIELD
                                                                                                 MAINTENANCE
                                                                                                   INTEREST
                YIELD                                                                                RATE
              MAINTEN-       PREPAY-       PREPAY-             YIELD               YIELD          CONVERTED
                ANCE          MENT           MENT           MAINTENANCE         MAINTENANCE       TO MONTHLY
   LOAN        PERIOD        PENALTY       PENALTY          CALCULATION          INTEREST          MORTGAGE
  NUMBER      END DATE     START DATE      END DATE           METHOD               RATE              RATE
----------------------------------------------------------------------------------------------------------------

    19           NAP           NAP           NAP                NAP                 NAP              NAP
    20           NAP           NAP           NAP                NAP                 NAP              NAP
----------------------------------------------------------------------------------------------------------------

    23           NAP           NAP           NAP                NAP                 NAP              NAP
    24           NAP           NAP           NAP                NAP                 NAP              NAP
----------------------------------------------------------------------------------------------------------------
    30           NAP           NAP           NAP                NAP                 NAP              NAP
    35           NAP           NAP           NAP                NAP                 NAP              NAP
    36           NAP           NAP           NAP                NAP                 NAP              NAP
    38        01/10/10         NAP           NAP       PV Yield Differential   Treasury Flat         Yes
    44           NAP           NAP           NAP                NAP                 NAP              NAP
    56           NAP           NAP           NAP                NAP                 NAP              NAP
    59           NAP           NAP           NAP                NAP                 NAP              NAP
    60           NAP           NAP           NAP                NAP                 NAP              NAP
    63           NAP           NAP           NAP                NAP                 NAP              NAP
    65           NAP           NAP           NAP                NAP                 NAP              NAP
    66           NAP           NAP           NAP                NAP                 NAP              NAP
    72           NAP           NAP           NAP                NAP                 NAP              NAP
    73           NAP           NAP           NAP                NAP                 NAP              NAP
    75           NAP           NAP           NAP                NAP                 NAP              NAP
    77           NAP           NAP           NAP                NAP                 NAP              NAP
    79           NAP           NAP           NAP                NAP                 NAP              NAP
    80           NAP           NAP           NAP                NAP                 NAP              NAP
    83           NAP           NAP           NAP                NAP                 NAP              NAP
    91           NAP           NAP           NAP                NAP                 NAP              NAP
    94           NAP           NAP           NAP                NAP                 NAP              NAP
    101          NAP           NAP           NAP                NAP                 NAP              NAP
    114          NAP           NAP           NAP                NAP                 NAP              NAP
    119          NAP           NAP           NAP                NAP                 NAP              NAP
    120          NAP           NAP           NAP                NAP                 NAP              NAP
    123          NAP           NAP           NAP                NAP                 NAP              NAP
    124          NAP           NAP           NAP                NAP                 NAP              NAP




                  YIELD
               MAINTENANCE                       PROPERTY
   LOAN        DISCOUNTING       PROPERTY          SIZE                                 YEAR          OCCUPANCY
  NUMBER         HORIZON           SIZE            TYPE            YEAR BUILT        RENOVATED        PERCENTAGE
---------------------------------------------------------------------------------------------------------------------

    19             NAP              260           Units               2001              NAP              99%
    20             NAP              243           Units               1998              NAP              92%
---------------------------------------------------------------------------------------------------------------------

    23             NAP              336           Units               2000              NAP              93%
    24             NAP              166           Units               2000              NAP              95%
---------------------------------------------------------------------------------------------------------------------
    30             NAP              324           Units               2001              NAP              93%
    35             NAP              810           Units               1978              2004             95%
    36             NAP              344           Units               1986              NAP              91%
    38             WAL               49           Units               1924              2004             96%
    44             NAP              140           Units            2002-2004            NAP              90%
    56             NAP              245           Units               1971              NAP              91%
    59             NAP              219           Units               1974              2004             99%
    60             NAP              193           Units               1990              NAP              96%
    63             NAP              248           Units               1978              2004             87%
    65             NAP               56           Units               2004              NAP              98%
    66             NAP              192           Units               2004              NAP              94%
    72             NAP              192           Units               1986              NAP              96%
    73             NAP              168           Units               1989              NAP              95%
    75             NAP              138           Units               1970              1980             98%
    77             NAP              196           Units               1977              2004             86%
    79             NAP              264           Units               1985              2004             92%
    80             NAP              184           Units               1980              2004             88%
    83             NAP              208           Units        1996, 1998 & 2000        NAP              96%
    91             NAP              266           Units           1972 - 1977           NAP              94%
    94             NAP              180           Units        1993, 1994 & 1997        NAP              99%
    101            NAP              136           Units               1974              2003             95%
    114            NAP               69           Units         1964, 1996, 2003        NAP              97%
    119            NAP               60           Units               1970              NAP              100%
    120            NAP               36           Units               1966              NAP              100%
    123            NAP               54           Units               1971              NAP              100%
    124            NAP               22           Units               1967              NAP              100%




                                                                 LARGEST
                                                                  MAJOR                     SECOND
                                         LARGEST    LARGEST       TENANT        SECOND     LARGEST
                             LARGEST     MAJOR       MAJOR        LEASE        LARGEST      MAJOR
   LOAN       OCCUPANCY      MAJOR       TENANT     TENANT       MATURITY       MAJOR       TENANT
  NUMBER     AS OF DATE      TENANT       NRSF       NRSF%         DATE        TENANT        NRSF
------------------------------------------------------------------------------------------------------

    19        01/21/05        NAP         NAP         NAP          NAP           NAP         NAP
    20        01/21/05        NAP         NAP         NAP          NAP           NAP         NAP
------------------------------------------------------------------------------------------------------

    23        01/21/05        NAP         NAP         NAP          NAP           NAP         NAP
    24        01/21/05        NAP         NAP         NAP          NAP           NAP         NAP
------------------------------------------------------------------------------------------------------
    30        01/21/05        NAP         NAP         NAP          NAP           NAP         NAP
    35        02/16/05        NAP         NAP         NAP          NAP           NAP         NAP
    36        03/23/05        NAP         NAP         NAP          NAP           NAP         NAP
    38        01/25/05        NAP         NAP         NAP          NAP           NAP         NAP
    44        11/30/04        NAP         NAP         NAP          NAP           NAP         NAP
    56        02/01/05        NAP         NAP         NAP          NAP           NAP         NAP
    59        01/12/05        NAP         NAP         NAP          NAP           NAP         NAP
    60        11/25/04        NAP         NAP         NAP          NAP           NAP         NAP
    63        02/25/05        NAP         NAP         NAP          NAP           NAP         NAP
    65        02/08/05        NAP         NAP         NAP          NAP           NAP         NAP
    66        02/14/05        NAP         NAP         NAP          NAP           NAP         NAP
    72        11/23/04        NAP         NAP         NAP          NAP           NAP         NAP
    73        12/25/04        NAP         NAP         NAP          NAP           NAP         NAP
    75        10/15/04        NAP         NAP         NAP          NAP           NAP         NAP
    77        02/25/05        NAP         NAP         NAP          NAP           NAP         NAP
    79        02/25/05        NAP         NAP         NAP          NAP           NAP         NAP
    80        02/25/05        NAP         NAP         NAP          NAP           NAP         NAP
    83        11/01/04        NAP         NAP         NAP          NAP           NAP         NAP
    91        01/24/05        NAP         NAP         NAP          NAP           NAP         NAP
    94        02/25/05        NAP         NAP         NAP          NAP           NAP         NAP
    101       02/10/05        NAP         NAP         NAP          NAP           NAP         NAP
    114       03/01/05        NAP         NAP         NAP          NAP           NAP         NAP
    119       01/12/05        NAP         NAP         NAP          NAP           NAP         NAP
    120       01/12/05        NAP         NAP         NAP          NAP           NAP         NAP
    123       01/12/05        NAP         NAP         NAP          NAP           NAP         NAP
    124       01/12/05        NAP         NAP         NAP          NAP           NAP         NAP




                              SECOND                                            THIRD                       SECOND
                             LARGEST                                           LARGEST       SECOND          MOST
               SECOND         MAJOR                    THIRD       THIRD        MAJOR        MOST           RECENT
               LARGEST        TENANT        THIRD     LARGEST     LARGEST      TENANT       RECENT           YEAR
                MAJOR         LEASE       LARGEST      MAJOR       MAJOR        LEASE        YEAR         STATEMENT
   LOAN        TENANT        MATURITY      MAJOR      TENANT       TENANT     MATURITY     STATEMENT      NUMBER OF
  NUMBER        NRSF%          DATE        TENANT      NRSF        NRSF%        DATE         TYPE           MONTHS
------------------------------------------------------------------------------------------------------------------------

    19           NAP           NAP          NAP         NAP         NAP          NAP       Full Year          12
    20           NAP           NAP          NAP         NAP         NAP          NAP       Full Year          12
------------------------------------------------------------------------------------------------------------------------

    23           NAP           NAP          NAP         NAP         NAP          NAP       Full Year          12
    24           NAP           NAP          NAP         NAP         NAP          NAP       Full Year          12
------------------------------------------------------------------------------------------------------------------------
    30           NAP           NAP          NAP         NAP         NAP          NAP       Full Year          12
    35           NAP           NAP          NAP         NAP         NAP          NAP       Full Year          12
    36           NAP           NAP          NAP         NAP         NAP          NAP       Full Year          12
    38           NAP           NAP          NAP         NAP         NAP          NAP          UAV            UAV
    44           NAP           NAP          NAP         NAP         NAP          NAP          UAV            UAV
    56           NAP           NAP          NAP         NAP         NAP          NAP       Full Year          12
    59           NAP           NAP          NAP         NAP         NAP          NAP       Full Year          12
    60           NAP           NAP          NAP         NAP         NAP          NAP       Full Year          12
    63           NAP           NAP          NAP         NAP         NAP          NAP       Full Year          12
    65           NAP           NAP          NAP         NAP         NAP          NAP          UAV            UAV
    66           NAP           NAP          NAP         NAP         NAP          NAP          UAV            UAV
    72           NAP           NAP          NAP         NAP         NAP          NAP       Full Year          12
    73           NAP           NAP          NAP         NAP         NAP          NAP          UAV            UAV
    75           NAP           NAP          NAP         NAP         NAP          NAP          UAV            UAV
    77           NAP           NAP          NAP         NAP         NAP          NAP       Full Year          12
    79           NAP           NAP          NAP         NAP         NAP          NAP       Full Year          12
    80           NAP           NAP          NAP         NAP         NAP          NAP       Full Year          12
    83           NAP           NAP          NAP         NAP         NAP          NAP       Full Year          12
    91           NAP           NAP          NAP         NAP         NAP          NAP       Full Year          12
    94           NAP           NAP          NAP         NAP         NAP          NAP       Full Year          12
    101          NAP           NAP          NAP         NAP         NAP          NAP       Full Year          12
    114          NAP           NAP          NAP         NAP         NAP          NAP          UAV            UAV
    119          NAP           NAP          NAP         NAP         NAP          NAP       Full Year          12
    120          NAP           NAP          NAP         NAP         NAP          NAP       Full Year          12
    123          NAP           NAP          NAP         NAP         NAP          NAP       Full Year          12
    124          NAP           NAP          NAP         NAP         NAP          NAP       Full Year          12




                SECOND
                 MOST
                RECENT        SECOND         SECOND                         SECOND
                 YEAR          MOST           MOST          SECOND           MOST
              STATEMENT       RECENT         RECENT          MOST           RECENT
   LOAN         ENDING         YEAR           YEAR          RECENT         YEAR NOI        MOST CURRENT YEAR
  NUMBER         DATE        REVENUES       EXPENSES       YEAR NOI          DSCR           STATEMENT TYPE
----------------------------------------------------------------------------------------------------------------

    19         12/31/03        2,992,014      1,103,213      1,888,801       1.54              Full Year
    20         12/31/03        3,022,303      1,367,106      1,655,197       1.54              Full Year
----------------------------------------------------------------------------------------------------------------

    23         12/31/03        3,722,127      1,616,130      2,105,997       1.83              Full Year
    24         12/31/03        2,688,939      1,122,710      1,566,229       1.83              Full Year
----------------------------------------------------------------------------------------------------------------
    30         12/31/03        4,107,152      1,610,077      2,497,075       1.70              Full Year
    35         12/31/04        4,510,729      2,784,121      1,726,608       1.50             Trailing-12
    36         12/31/03        2,348,774      1,140,085      1,208,689       1.36              Full Year
    38           UAV                 UAV            UAV            UAV       UAV                  UAV
    44           UAV                 UAV            UAV            UAV       UAV                  UAV
    56         12/31/03        1,561,737        786,988        774,749       1.19              Full Year
    59         12/31/03        1,538,831        767,146        771,685       1.18              Full Year
    60         12/31/03        1,497,486        613,463        884,023       1.29             Trailing-12
    63         12/31/03        1,951,398      1,105,123        846,275       1.43              Full Year
    65           UAV                 UAV            UAV            UAV       UAV              Annualized
    66           UAV                 UAV            UAV            UAV       UAV              Trailing-12
    72         12/31/03        1,419,384        675,622        743,762       1.37             Annualized
    73           UAV                 UAV            UAV            UAV       UAV              Trailing-12
    75           UAV                 UAV            UAV            UAV       UAV              Annualized
    77         12/31/03        1,442,557        854,756        587,801       1.22              Full Year
    79         12/31/03        1,604,496        948,735        655,761       1.38              Full Year
    80         12/31/03        1,526,122        818,476        707,646       1.51              Full Year
    83         12/31/03        1,073,030        340,491        732,539       1.30             Trailing-12
    91         12/31/03        1,585,282        950,415        634,867       1.53              Full Year
    94         12/31/03        1,037,291        507,265        530,026       1.32             Annualized
    101        12/31/03          888,805        529,787        359,018       1.04             Annualized
    114          UAV                 UAV            UAV            UAV       UAV               Full Year
    119        12/31/03          467,318        238,292        229,026       1.22              Full Year
    120        12/31/03          368,103        151,160        216,943       1.20              Full Year
    123        12/31/03          364,389        137,396        226,993       1.54              Full Year
    124        12/31/03          209,814        106,417        103,397       1.16              Full Year




                                         MOST
                                        CURRENT
                                         YEAR            MOST           MOST                          MOST
               MOST CURRENT YEAR       STATEMENT       CURRENT        CURRENT          MOST          CURRENT
   LOAN            STATEMENT            ENDING           YEAR           YEAR          CURRENT       YEAR NOI
  NUMBER       NUMBER OF MONTHS          DATE          REVENUES       EXPENSES       YEAR NOI         DSCR
----------------------------------------------------------------------------------------------------------------

    19                12               12/31/04       3,173,804      1,230,783       1,943,021        1.50
    20                12               12/31/04       3,077,845      1,567,952       1,509,893        1.50
----------------------------------------------------------------------------------------------------------------

    23                12               12/31/04       3,496,683      1,886,277       1,610,406        1.55
    24                12               12/31/04       2,762,374      1,258,769       1,503,605        1.55
----------------------------------------------------------------------------------------------------------------
    30                12               12/31/04       3,957,864      1,948,499       2,009,365        1.37
    35                12               01/31/05       4,534,519      2,809,795       1,724,724        1.50
    36                12               12/31/04       2,426,502      1,189,906       1,236,596        1.40
    38                UAV                 UAV               UAV            UAV             UAV         UAV
    44                UAV                 UAV               UAV            UAV             UAV         UAV
    56                12               12/31/04       1,567,897        735,886         832,011        1.27
    59                12               12/31/04       1,630,144        765,335         864,809        1.32
    60                12               08/31/04       1,526,341        638,383         887,958        1.30
    63                12               12/31/04       1,856,761      1,057,717         799,044        1.35
    65                 2               02/28/05       1,148,220        171,270         976,950        1.61
    66                12               09/30/04       1,013,403        455,435         557,968        0.99
    72                11               11/30/04       1,416,020        692,191         723,829        1.33
    73                12               10/31/04       1,284,191        576,621         707,570        1.28
    75                 9               09/30/04       1,247,658        396,739         850,919        1.60
    77                12               12/31/04       1,469,444        822,501         646,943        1.34
    79                12               12/31/04       1,588,487        943,420         645,067        1.36
    80                12               12/31/04       1,444,784        765,521         679,263        1.45
    83                12               10/31/04       1,146,503        345,197         801,306        1.42
    91                12               12/31/04       1,596,356        923,842         672,514        1.62
    94                 7               07/31/04       1,107,192        422,627         684,565        1.70
    101               11               11/30/04         948,080        590,198         357,881        1.04
    114               12               12/31/04         540,792        131,195         409,597        1.49
    119               12               12/31/04         498,518        238,102         260,416        1.39
    120               12               12/31/04         374,254        121,752         252,502        1.40
    123               12               12/31/04         360,773        120,244         240,529        1.64
    124               12               12/31/04         209,711         91,312         118,399        1.33




                                                                           U/W NCF           TAXES
   LOAN             U/W            U/W                                      DSCR           CURRENTLY
  NUMBER         REVENUES       EXPENSES       U/W NOI       U/W NCF      (NOTE 1)         ESCROWED
--------------------------------------------------------------------------------------------------------

    19          3,148,355       1,257,117    1,891,238      1,806,738       1.36              Yes
    20          3,034,934       1,607,956    1,426,978      1,334,853       1.36              Yes
--------------------------------------------------------------------------------------------------------

    23          3,534,998       1,960,691    1,574,307      1,454,307       1.43              Yes
    24          2,784,458       1,298,757    1,485,701      1,422,951       1.43              Yes
--------------------------------------------------------------------------------------------------------
    30          3,937,593       1,932,743    2,004,850      1,895,446       1.29              Yes
    35          4,510,694       2,842,058    1,668,637      1,466,137       1.27              Yes
    36          2,453,950       1,128,031    1,325,919      1,239,919       1.40              Yes
    38          1,409,279         312,303    1,096,975      1,084,725       1.20              Yes
    44          1,610,306         532,937    1,077,369      1,042,369       1.22              Yes
    56          1,623,364         785,199      838,165        821,973       1.26              No
    59          1,596,990         756,686      840,304        785,554       1.20              Yes
    60          1,563,541         672,640      890,901        841,686       1.23              Yes
    63          1,841,343       1,049,695      791,648        729,648       1.23              Yes
    65          1,195,518         456,533      738,985        724,649       1.21              Yes
    66          1,477,585         626,497      851,088        803,088       1.42              Yes
    72          1,423,512         715,748      707,764        656,308       1.21              Yes
    73          1,327,144         586,090      741,055        697,879       1.27              Yes
    75          1,249,014         494,024      754,990        716,764       1.35              Yes
    77          1,461,286         817,829      643,457        594,457       1.23              Yes
    79          1,596,850         954,528      642,322        575,596       1.21              Yes
    80          1,416,610         769,599      647,011        601,011       1.28              Yes
    83          1,168,474         459,022      709,452        657,456       1.16              Yes
    91          1,598,584       1,020,046      578,538        512,038       1.23              Yes
    94          1,147,445         526,618      620,827        571,687       1.42              Yes
    101         1,055,910         585,188      470,722        425,978       1.24              Yes
    114           577,827         195,451      382,377        365,127       1.33              Yes
    119           477,414         228,354      249,060        234,060       1.25              Yes
    120           365,675         136,719      228,956        219,956       1.22              Yes
    123           355,246         161,050      194,195        180,695       1.23              Yes
    124           209,807          93,017      116,790        111,290       1.25              Yes




                                                                                         RECOM-                        ESCROWED
                                                                        ESCROWED         MENDED            U/W         REPLACE-
                               RECOM-                    ESCROWED       REPLACE-         ANNUAL           ANNUAL         MENT
                               MENDED        U/W         REPLACE-         MENT          REPLACE-         REPLACE-      RESERVES
                               ANNUAL       ANNUAL         MENT         RESERVES          MENT             MENT         INITIAL
               INSURANCE      REPLACE-     REPLACE-      RESERVES        CURRENT        RESERVES         RESERVES       DEPOSIT
   LOAN        CURRENTLY        MENT         MENT         INITIAL        ANNUAL         PSF/UNIT         PSF/UNIT      PSF/UNIT
  NUMBER       ESCROWED       RESERVES     RESERVES       DEPOSIT        DEPOSIT        /ROOM/PAD       /ROOM/PAD      /ROOM/PAD
-----------------------------------------------------------------------------------------------------------------------------------

    19            No          45,260       84,500           7,042        84,504            174.08         325.00         27.08
    20            No          29,557       92,125           7,677        92,124            121.63         379.12         31.59
-----------------------------------------------------------------------------------------------------------------------------------

    23            No          54,763      120,000          10,000       120,000            162.98         357.14         29.76
    24            No          31,313       62,750           5,229        62,748            188.63         378.01         31.50
-----------------------------------------------------------------------------------------------------------------------------------
    30            No          53,070      109,404           9,125       109,500            163.80         337.67         28.16
    35            Yes        179,358      202,500               0       202,500            221.43         250.00          0.00
    36            Yes         45,679       86,000               0        86,000            132.79         250.00          0.00
    38            Yes          4,471       12,250               0        12,250             91.25         250.00          0.00
    44            Yes         15,433       35,000               0        35,000            110.24         250.00          0.00
    56            No          14,605       16,192               0             0             59.61          66.09          0.00
    59            Yes         47,451       54,750               0        54,750            216.67         250.00          0.00
    60            Yes         49,285       49,215               0        49,215            255.36         255.00          0.00
    63            Yes         42,730       62,000               0        62,000            172.30         250.00          0.00
    65            Yes         14,333       14,336               0        14,336            255.95         256.00          0.00
    66            Yes         20,657       48,000               0        48,000            107.59         250.00          0.00
    72            Yes         51,384       51,456               0        51,456            267.63         268.00          0.00
    73            Yes         43,141       43,176               0        43,176            256.79         257.00          0.00
    75            Yes         38,285       38,226               0        38,220            277.43         277.00          0.00
    77            Yes         36,472       49,000               0        49,000            186.08         250.00          0.00
    79            Yes         63,650       66,726               0        73,920            241.10         252.75          0.00
    80            Yes         36,482       46,000               0        46,000            198.27         250.00          0.00
    83            Yes         46,408       51,996               0        52,000            223.11         249.98          0.00
    91            No          64,283       66,500               0        66,500            241.67         250.00          0.00
    94            Yes         48,850       49,140               0        49,140            271.39         273.00          0.00
    101           Yes         44,725       44,744               0        44,744            328.86         329.00          0.00
    114           Yes         16,000       17,250               0        17,250            231.88         250.00          0.00
    119           Yes         13,111       15,000               0        15,000            218.52         250.00          0.00
    120           Yes          5,833        9,000               0         9,000            162.02         250.00          0.00
    123           Yes         10,760       13,500               0        13,500            199.26         250.00          0.00
    124           Yes          4,714        5,500               0         5,500            214.27         250.00          0.00




               ESCROWED
               REPLACE-
                 MENT                                                                                         ESCROWED
               RESERVES                                      ESCROWED                       ESCROWED           TI/LC
                CURRENT                      ESCROWED         TI/LC            U/W           TI/LC           RESERVES
                ANNUAL           U/W           TI/LC         RESERVES        ANNUAL         RESERVES          CURRENT
                DEPOSIT        ANNUAL        RESERVES        CURRENT          TI/LC         INITIAL           ANNUAL
   LOAN        PSF/UNIT         TI/LC         INITIAL         ANNUAL        RESERVES        DEPOSIT           DEPOSIT
  NUMBER       /ROOM/PAD      RESERVES        DEPOSIT        DEPOSIT           PSF            PSF               PSF
----------------------------------------------------------------------------------------------------------------------------

    19          325.02           NAP             NAP            NAP             NAP            NAP              NAP
    20          379.11           NAP             NAP            NAP             NAP            NAP              NAP
----------------------------------------------------------------------------------------------------------------------------

    23          357.14           NAP             NAP            NAP             NAP            NAP              NAP
    24          378.00           NAP             NAP            NAP             NAP            NAP              NAP
----------------------------------------------------------------------------------------------------------------------------
    30          337.96           NAP             NAP            NAP             NAP            NAP              NAP
    35          250.00           NAP             NAP            NAP             NAP            NAP              NAP
    36          250.00           NAP             NAP            NAP             NAP            NAP              NAP
    38          250.00           NAP             NAP            NAP             NAP            NAP              NAP
    44          250.00           NAP             NAP            NAP             NAP            NAP              NAP
    56            0.00           NAP             NAP            NAP             NAP            NAP              NAP
    59          250.00           NAP             NAP            NAP             NAP            NAP              NAP
    60          255.00           NAP             NAP            NAP             NAP            NAP              NAP
    63          250.00           NAP             NAP            NAP             NAP            NAP              NAP
    65          256.00           NAP             NAP            NAP             NAP            NAP              NAP
    66          250.00           NAP             NAP            NAP             NAP            NAP              NAP
    72          268.00           NAP             NAP            NAP             NAP            NAP              NAP
    73          257.00           NAP             NAP            NAP             NAP            NAP              NAP
    75          276.96           NAP             NAP            NAP             NAP            NAP              NAP
    77          250.00           NAP             NAP            NAP             NAP            NAP              NAP
    79          280.00           NAP             NAP            NAP             NAP            NAP              NAP
    80          250.00           NAP             NAP            NAP             NAP            NAP              NAP
    83          250.00           NAP             NAP            NAP             NAP            NAP              NAP
    91          250.00           NAP             NAP            NAP             NAP            NAP              NAP
    94          273.00           NAP             NAP            NAP             NAP            NAP              NAP
    101         329.00           NAP             NAP            NAP             NAP            NAP              NAP
    114         250.00           NAP             NAP            NAP             NAP            NAP              NAP
    119         250.00           NAP             NAP            NAP             NAP            NAP              NAP
    120         250.00           NAP             NAP            NAP             NAP            NAP              NAP
    123         250.00           NAP             NAP            NAP             NAP            NAP              NAP
    124         250.00           NAP             NAP            NAP             NAP            NAP              NAP


                             FOOTNOTES TO ANNEX A-1

  (1)   With respect to loan numbers 33, 34, 38, 40, 44, 48, and 65, the U/W NCF
        DSCRs were adjusted to take into account: (a) the reamortized debt service payments that would be in effect if the principal balance of the subject underlying mortgage loan is reduced by a related cash holdback;
        and/or (b) various assumptions regarding the financial performance of the related mortgaged real property that are consistent with the release of the subject cash holdback.

  (2)   With respect to loan number 34, the Cut-off Date LTV ratio has been calculated based upon the relevant principal balance of the subject underlying mortgage loan, as reduced by the amount of a related cash holdback.

  (3)   For each Crossed Group, reflects the aggregate cut-off date principal balance of the entire subject Crossed Group. In all other cases, reflects related cut-off date principal balance of subject underlying mortgage loan.

  (4)   With respect to loan number 40, the Occupancy Percentage, Largest Major
        Tenant NRSF%, Second Largest Major Tenant NRSF% and Third Largest Major
        Tenant NRSF% were calculated based on the total square footage of the related mortgaged real property including ground lease tenants.

  (5)   Cut-off Date Principal Balance, Original Balance and Monthly Debt
        Service Payment represent only the Carolina Place Pooled Portion. The principal balance of the Carolina Place Mortgage Loan is $130,000,000, which consists of the $114,200,000 pooled portion and the $15,800,000 non-pooled portion. Allocated Cut-off Date Principal Balance per
        SF/Unit/Room/Pad, Cut-off Date LTV Ratio, Maturity Date / ARD LTV Ratio,
        Second Most Recent Year NOI DSCR, Most Current Year NOI DSCR and U/W NCF
        DSCR are calculated on the Carolina Place Pooled Portion only.

  (6)   Property Size includes the tenant A&P (50,760 SF) and Applebee's
        (5,411 SF) which are on a ground leases.

  (7)   Represents 1/12th of the annual debt service payment based on a 324 month amortization schedule which will start with the January 2013 payment. Second Most Recent Year NOI DSCR, Most Current Year NOI DSCR
        and U/W NCF DSCR are calculated on the amortizing debt service payment.

  (8)   Cut-off Date LTV Ratio, Maturity Date / ARD LTV Ratio, Monthly Debt
        Service Payment, Second Most Recent Year NOI DSCR, Most Current Year NOI
        DSCR and U/W NCF DSCR are calculated on the Carolina Place Mortgage Loan balance, including both the Carolina Place Pooled Portion and the
        Carolina Place Non-Pooled Portion. The combined U/W NCF DSCR for the entire Carolina Place Loan Pair, including the Carolina Place Non-Trust
        Loan, is 1.33x; and the combined Cut-off Date LTV Ratio and Maturity
        Date / ARD LTV Ratio for the entire Carolina Place Loan Pair will be
        71.46% and 65.91%, respectively.

         [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   ANNEX A-2

                   SUMMARY CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

     Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                CUT-OFF DATE PRINCIPAL BALANCE (MORTGAGE POOL)



            RANGE OF                             AGGREGATE                        MAXIMUM
          CUT-OFF DATE            NUMBER OF     CUT-OFF DATE    % OF INITIAL    CUT-OFF DATE
            PRINCIPAL              MORTGAGE      PRINCIPAL        MORTGAGE       PRINCIPAL
            BALANCES                LOANS         BALANCE       POOL BALANCE      BALANCE
-------------------------------- ----------- ----------------- -------------- ---------------

    (less than)  $2,000,000            3      $    3,166,415          0.2%     $   1,386,000
 $2,000,000 to $  2,999,999           10          25,347,424          1.8          2,921,000
 $3,000,000 to $  3,999,999            9          33,017,453          2.3          3,975,000
 $4,000,000 to $  4,999,999           10          44,128,794          3.1          4,989,551
 $5,000,000 to $  5,999,999            8          44,137,433          3.1          5,994,151
 $6,000,000 to $  6,999,999           16         105,366,932          7.3          6,992,363
 $7,000,000 to $  7,999,999            7          53,411,882          3.7          7,920,000
 $8,000,000 to $  8,999,999            8          68,035,388          4.7          8,944,432
 $9,000,000 to $  9,999,999            6          56,349,635          3.9          9,936,910
$10,000,000 to $ 14,999,999           24         304,454,479         21.2         14,974,962
$15,000,000 to $ 19,999,999            8         139,680,369          9.7         19,900,000
$20,000,000 to $ 24,999,999            5         109,798,741          7.7         22,893,898
$25,000,000 to $ 29,999,999            2          52,000,000          3.6         27,000,000
$30,000,000 to $ 44,999,999            5         177,877,977         12.4         38,877,977
$45,000,000 to $114,200,000            3         218,400,000         15.2        114,200,000
--------------------------------     ---      --------------        -----
 Total/Wtd. Avg.                     124      $1,435,172,921        100.0%
================================     ===      ==============        =====

                                                WEIGHTED AVERAGES
                                 ------------------------------------------------
            RANGE OF
          CUT-OFF DATE                         STATED               CUT-OFF DATE
            PRINCIPAL             MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
            BALANCES                RATE     TERM (MO.)     DSCR        RATIO
-------------------------------- ---------- ------------ --------- --------------

    (less than)  $2,000,000         5.212%       100        1.25x       79.66%
 $2,000,000 to $  2,999,999         5.338        104        1.26        78.39
 $3,000,000 to $  3,999,999         5.677        121        1.27        75.84
 $4,000,000 to $  4,999,999         5.364        103        1.56        69.39
 $5,000,000 to $  5,999,999         5.452        110        1.32        73.10
 $6,000,000 to $  6,999,999         5.444        107        1.32        72.83
 $7,000,000 to $  7,999,999         5.266        111        1.33        72.26
 $8,000,000 to $  8,999,999         5.475        125        1.38        69.37
 $9,000,000 to $  9,999,999         5.315        109        1.26        76.39
$10,000,000 to $ 14,999,999         5.413        100        1.30        72.94
$15,000,000 to $ 19,999,999         5.420         94        1.27        75.22
$20,000,000 to $ 24,999,999         5.471        104        1.45        65.74
$25,000,000 to $ 29,999,999         5.287        116        1.17        71.95
$30,000,000 to $ 44,999,999         5.422        116        1.30        71.07
$45,000,000 to $114,200,000         4.980         70        1.72        62.15
--------------------------------
 Total/Wtd. Avg.                    5.349%       101        1.38x       70.71%
================================


                      MORTGAGE LOAN TYPE (MORTGAGE POOL)



                                                                                                  WEIGHTED AVERAGES
                                       AGGREGATE                        MAXIMUM    ------------------------------------------------
                        NUMBER OF     CUT-OFF DATE    % OF INITIAL   CUT-OFF DATE                STATED                  CUT-OFF
                         MORTGAGE      PRINCIPAL        MORTGAGE       PRINCIPAL    MORTGAGE    REMAINING   U/W NCF   DATE-TO-VALUE
  MORTGAGE LOAN TYPE      LOANS         BALANCE       POOL BALANCE      BALANCE       RATE     TERM (MO.)     DSCR        RATIO
---------------------- ----------- ----------------- -------------- -------------- ---------- ------------ --------- --------------

Partial IO/Amortizing
 Balloon                    56      $  701,670,000         48.9%     $ 51,200,000     5.412%       104        1.28x       73.56%
Amortizing Balloon          59         613,231,153         42.7       114,200,000     5.251        102        1.46        67.07
Interest Only                4          77,990,000          5.4        53,000,000     5.375         60        1.66        73.02
Amortizing ARD               2          21,175,893          1.5        14,184,552     5.474         62        1.38        75.28
Fully Amortizing             2          11,605,875          0.8         8,375,378     6.157        234        1.43        59.22
Partial IO/Amortizing
 ARD                         1           9,500,000          0.7         9,500,000     5.450        113        1.32        79.83
----------------------     ---      --------------        -----
 Total/Wtd. Avg.           124      $1,435,172,921        100.0%                      5.349%       101        1.38x       70.71%
======================     ===      ==============        =====



                        MORTGAGE RATES (MORTGAGE POOL)



                                                                                              WEIGHTED AVERAGES
                                                                               ------------------------------------------------
                                   AGGREGATE                      CUMULATIVE
                    NUMBER OF     CUT-OFF DATE    % OF INITIAL   % OF INITIAL                STATED               CUT-OFF DATE
     RANGE OF        MORTGAGE      PRINCIPAL        MORTGAGE       MORTGAGE     MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
  MORTGAGE RATES      LOANS         BALANCE       POOL BALANCE   POOL BALANCE     RATE     TERM (MO.)     DSCR        RATIO
------------------ ----------- ----------------- -------------- -------------- ---------- ------------ --------- --------------

4.598% to 4.999%        14      $  197,835,986         13.8%          13.8%       4.726%        73        1.70x       58.39%
5.000% to 5.249%        14         143,846,293         10.0           23.8        5.164        110        1.25        72.65
5.250% to 5.499%        53         695,834,393         48.5           72.3        5.392        100        1.34        72.51
5.500% to 5.749%        34         338,771,941         23.6           95.9        5.601        111        1.34        73.63
5.750% to 5.999%         6          43,303,432          3.0           98.9        5.841        117        1.30        72.34
6.000% to 6.210%         3          15,580,875          1.1          100.0        6.168        190        1.38        61.02
------------------     ---      --------------        -----
 Total/Wtd. Avg.       124      $1,435,172,921        100.0%                      5.349%       101        1.38x       70.71%
==================     ===      ==============        =====


                                     A-2-1

              ORIGINAL TERM TO SCHEDULED MATURITY (MORTGAGE POOL)



                                     AGGREGATE                           CUMULATIVE
  RANGE OF ORIGINAL   NUMBER OF    CUT-OFF DATE          % OF               % OF
 TERMS TO SCHEDULED    MORTGAGE      PRINCIPAL     INITIAL MORTGAGE   INITIAL MORTGAGE
  MATURITY (MONTHS)     LOANS         BALANCE        POOL BALANCE       POOL BALANCE
-------------------- ----------- ---------------- ------------------ ------------------

55 to 119                 28      $  413,449,301          28.8%              28.8%
120                       94       1,010,117,745          70.4               99.2
121 to 240                 2          11,605,875           0.8              100.0
--------------------     ---      --------------         -----
 Total/Wtd. Avg.         124      $1,435,172,921         100.0%
====================     ===      ==============         =====

                                    WEIGHTED AVERAGES
                     ------------------------------------------------
  RANGE OF ORIGINAL                STATED               CUT-OFF DATE
 TERMS TO SCHEDULED   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
  MATURITY (MONTHS)     RATE     TERM (MO.)     DSCR        RATIO
-------------------- ---------- ------------ --------- --------------

55 to 119               5.161%        60        1.57x       64.61%
120                     5.416        116        1.30        73.34
121 to 240              6.157        234        1.43        59.22
--------------------
 Total/Wtd. Avg.        5.349%       101        1.38x       70.71%
====================


             REMAINING TERM TO SCHEDULED MATURITY (MORTGAGE POOL)



                                     AGGREGATE                           CUMULATIVE
 RANGE OF REMAINING   NUMBER OF    CUT-OFF DATE          % OF               % OF
 TERMS TO SCHEDULED    MORTGAGE      PRINCIPAL     INITIAL MORTGAGE   INITIAL MORTGAGE
  MATURITY (MONTHS)     LOANS         BALANCE        POOL BALANCE       POOL BALANCE
-------------------- ----------- ---------------- ------------------ ------------------

 49 to 59                 13      $  304,306,341          21.2%              21.2%
 60 to 119               108       1,102,010,705          76.8               98.0
120 to 238                 3          28,855,875           2.0              100.0
--------------------     ---      --------------         -----
 Total/Wtd. Avg.         124      $1,435,172,921         100.0%
====================     ===      ==============         =====

                                    WEIGHTED AVERAGES
                     ------------------------------------------------
 RANGE OF REMAINING                STATED               CUT-OFF DATE
 TERMS TO SCHEDULED   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
  MATURITY (MONTHS)     RATE     TERM (MO.)     DSCR        RATIO
-------------------- ---------- ------------ --------- --------------

 49 to 59               5.112%        54        1.63x       62.40%
 60 to 119              5.406        113        1.31        72.99
120 to 238              5.657        166        1.34        71.23
--------------------
 Total/Wtd. Avg.        5.349%       101        1.38x       70.71%
====================


                  ORIGINAL AMORTIZATION TERM (MORTGAGE POOL)



                                    AGGREGATE                           CUMULATIVE
 RANGE OF ORIGINAL   NUMBER OF    CUT-OFF DATE          % OF               % OF
    AMORTIZATION      MORTGAGE      PRINCIPAL     INITIAL MORTGAGE   INITIAL MORTGAGE
   TERMS (MONTHS)      LOANS         BALANCE        POOL BALANCE       POOL BALANCE
------------------- ----------- ---------------- ------------------ ------------------

Interest Only             4      $   77,990,000           5.4%              5.4%
180 to 240                7          83,841,301           5.8              11.3
241 to 300                4          40,154,717           2.8              14.1
301 to 360              109       1,233,186,904          85.9             100.0
-------------------     ---      --------------         -----
 Total/Wtd. Avg.        124      $1,435,172,921         100.0%
===================     ===      ==============         =====

                                    WEIGHTED AVERAGES
                    -------------------------------------------------
 RANGE OF ORIGINAL                STATED               CUT-OFF DATE
    AMORTIZATION     MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
   TERMS (MONTHS)      RATE     TERM (MO.)     DSCR        RATIO
------------------- ---------- ------------ --------- --------------

Interest Only          5.375%        60        1.66x       73.02%
180 to 240             5.575        122        1.38        67.00
241 to 300             5.437        117        1.46        62.48
301 to 360             5.329        102        1.36        71.08
-------------------
 Total/Wtd. Avg.       5.349%       101        1.38x       70.71%
===================


                  REMAINING AMORTIZATION TERM (MORTGAGE POOL)



                                     AGGREGATE                           CUMULATIVE
 RANGE OF REMAINING   NUMBER OF    CUT-OFF DATE          % OF               % OF
    AMORTIZATION       MORTGAGE      PRINCIPAL     INITIAL MORTGAGE   INITIAL MORTGAGE
   TERMS (MONTHS)       LOANS         BALANCE        POOL BALANCE       POOL BALANCE
-------------------- ----------- ---------------- ------------------ ------------------

Interest Only              4      $   77,990,000           5.4%              5.4%
176 to 240                 7          83,841,301           5.8              11.3
241 to 300                 4          40,154,717           2.8              14.1
301 to 360               109       1,233,186,904          85.9             100.0
--------------------     ---      --------------         -----
 Total/Wtd. Avg.         124      $1,435,172,921         100.0%
====================     ===      ==============         =====

                                    WEIGHTED AVERAGES
                     ------------------------------------------------
 RANGE OF REMAINING                STATED               CUT-OFF DATE
    AMORTIZATION      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
   TERMS (MONTHS)       RATE     TERM (MO.)     DSCR        RATIO
-------------------- ---------- ------------ --------- --------------

Interest Only           5.375%        60        1.66x       73.02%
176 to 240              5.575        122        1.38        67.00
241 to 300              5.437        117        1.46        62.48
301 to 360              5.329        102        1.36        71.08
--------------------
 Total/Wtd. Avg.        5.349%       101        1.38x       70.71%
====================


                                     A-2-2

                    MORTGAGE LOAN SEASONING (MORTGAGE POOL)



                                     AGGREGATE                            CUMULATIVE
                      NUMBER OF     CUT-OFF DATE          % OF               % OF
                       MORTGAGE      PRINCIPAL      INITIAL MORTGAGE   INITIAL MORTGAGE
 SEASONING (MONTHS)     LOANS         BALANCE         POOL BALANCE       POOL BALANCE
-------------------- ----------- ----------------- ------------------ ------------------

0 to  5                   87      $1,100,916,801           76.7%              76.7%
6 to 11                   37         334,256,120           23.3              100.0
--------------------     ---      --------------          -----
 Total/Wtd. Avg.         124      $1,435,172,921          100.0%
====================     ===      ==============          =====

                                    WEIGHTED AVERAGES
                     ------------------------------------------------
                                   STATED               CUT-OFF DATE
                      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 SEASONING (MONTHS)     RATE     TERM (MO.)     DSCR        RATIO
-------------------- ---------- ------------ --------- --------------

0 to  5                 5.318%       103        1.40x       70.07%
6 to 11                 5.450         95        1.32        72.81
--------------------
 Total/Wtd. Avg.        5.349%       101        1.38x       70.71%
====================


                          ACCRUAL TYPE (MORTGAGE POOL)



                                                                                   WEIGHTED AVERAGES
                                                                    ------------------------------------------------
                                   AGGREGATE
                    NUMBER OF     CUT-OFF DATE          % OF                      STATED               CUT-OFF DATE
                     MORTGAGE      PRINCIPAL      INITIAL MORTGAGE   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
   ACCRUAL TYPE       LOANS         BALANCE         POOL BALANCE       RATE     TERM (MO.)     DSCR        RATIO
------------------ ----------- ----------------- ------------------ ---------- ------------ --------- --------------

Actual/360 Basis       123      $1,414,273,746           98.5%         5.349%      101         1.38x       70.97%
30/360                   1          20,899,175            1.5          5.350       117         1.66        52.91
------------------     ---      --------------          -----
 Total/Wtd. Avg.       124      $1,435,172,921          100.0%         5.349%      101         1.38x       70.71%
==================     ===      ==============          =====


                      ENCUMBERED INTEREST (MORTGAGE POOL)



                                                                                       WEIGHTED AVERAGES
                                                                        ------------------------------------------------
                                       AGGREGATE
                        NUMBER OF     CUT-OFF DATE          % OF                      STATED               CUT-OFF DATE
                        MORTGAGED      PRINCIPAL      INITIAL MORTGAGE   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 ENCUMBERED INTEREST   PROPERTIES       BALANCE         POOL BALANCE       RATE     TERM (MO.)     DSCR        RATIO
--------------------- ------------ ----------------- ------------------ ---------- ------------ --------- --------------

Fee Simple                 124      $1,420,484,634           99.0%         5.346%      101         1.38x       70.66%
Leasehold                    3          14,688,287            1.0          5.575       117         1.28        74.97
---------------------      ---      --------------          -----
 Total/Wtd. Avg.           127      $1,435,172,921          100.0%         5.349%      101         1.38x       70.71%
=====================      ===      ==============          =====


                                     A-2-3

                        PROPERTY TYPES (MORTGAGE POOL)



                                            AGGREGATE                            MAXIMUM
                             NUMBER OF     CUT-OFF DATE          % OF         CUT-OFF DATE
                             MORTGAGED      PRINCIPAL      INITIAL MORTGAGE     PRINCIPAL
      PROPERTY TYPES        PROPERTIES       BALANCE         POOL BALANCE        BALANCE
-------------------------- ------------ ----------------- ------------------ --------------

Retail                           57      $  635,041,755           44.2%       $114,200,000
 Anchored                        24         263,852,562           18.4          38,877,977
 Regional Mall                    5         208,222,951           14.5         114,200,000
 Unanchored                       8          77,452,491            5.4          21,953,044
 Anchored, Single Tenant         15          56,564,911            3.9          10,839,807
 Shadow Anchored                  4          20,076,441            1.4           6,950,000
 Factory Outlet Center            1           8,872,398            0.6           8,872,398

Office                           22         384,159,243           26.8          53,000,000
 Suburban                        14         203,313,875           14.2          53,000,000
 CBD                              4          90,455,369            6.3          37,000,000
 Flex                             1          51,200,000            3.6          51,200,000
 Medical Office                   3          39,190,000            2.7          19,900,000

Multifamily                      32         303,474,668           21.1          21,600,000
 Conventional                    26         209,474,668           14.6          17,660,000
 Student Housing                  6          94,000,000            6.5          21,600,000

Industrial                        8          52,643,218            3.7          14,974,962
Self Storage                      4          28,383,952            2.0          14,108,010
Manufactured Housing              1          10,250,000            0.7          10,250,000
Mixed Use                         1           8,744,707            0.6           8,744,707
Other                             1           8,375,378            0.6           8,375,378
Land                              1           4,100,000            0.3           4,100,000
--------------------------       --      --------------          -----
 Total/Wtd. Avg.                127      $1,435,172,921          100.0%
==========================      ===      ==============          =====

                                           WEIGHTED AVERAGES
                           -------------------------------------------------
                                                                                                  MIN/MAX
                                         STATED                CUT-OFF DATE                    CUT-OFF DATE
                            MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE    MIN/MAX U/W     LOAN-TO-VALUE
      PROPERTY TYPES          RATE     TERM (MO.)     DSCR        RATIO          NCF DSCR          RATIO
-------------------------- ---------- ------------ --------- --------------- --------------- ----------------

Retail                        5.304%       105        1.44x        68.39%    1.13x / 1.96x   48.60% / 80.00%
 Anchored                     5.378        116        1.29         73.55     1.13x / 1.55x   59.52% / 80.00%
 Regional Mall                5.051         83        1.72         57.56     1.23x / 1.96x   48.60% / 79.74%
 Unanchored                   5.536        117        1.38         71.98     1.20x / 1.53x   68.60% / 78.74%
 Anchored, Single Tenant      5.415        116        1.24         76.93     1.21x / 1.31x   69.35% / 79.48%
 Shadow Anchored              5.511        116        1.29         72.66     1.20x / 1.34x   69.22% / 80.00%
 Factory Outlet Center        5.850        114        1.27         73.94     1.27x / 1.27x   73.94% / 73.94%

Office                        5.467        105        1.34         73.27     1.20x / 1.64x   57.15% / 80.03%
 Suburban                     5.452         96        1.40         71.67     1.21x / 1.64x   57.15% / 80.03%
 CBD                          5.470        114        1.27         71.53     1.20x / 1.35x   66.25% / 75.00%
 Flex                         5.400        118        1.28         80.00     1.28x / 1.28x   80.00% / 80.00%
 Medical Office               5.627        118        1.24         76.81     1.22x / 1.30x   65.44% / 78.82%

Multifamily                   5.263         86        1.29         72.62     1.16x / 1.49x   62.90% / 80.00%
 Conventional                 5.167        101        1.27         75.74     1.16x / 1.49x   65.77% / 80.00%
 Student Housing              5.475         52        1.35         65.68     1.21x / 1.43x   62.90% / 71.43%

Industrial                    5.418         93        1.30         72.03     1.20x / 1.62x   63.45% / 79.83%
Self Storage                  5.445         82        1.52         74.89     1.35x / 1.86x   54.79% / 79.24%
Manufactured Housing          4.900        117        1.26         69.73     1.26x / 1.26x   69.73% / 69.73%
Mixed Use                     5.540        114        1.35         72.87     1.35x / 1.35x   72.87% / 72.87%
Other                         6.210        233        1.54         54.74     1.54x / 1.54x   54.74% / 54.74%
Land                          4.885        118        2.99         32.28     2.99x / 2.99x   32.28% / 32.28%
--------------------------
 Total/Wtd. Avg.              5.349%       101        1.38x        70.71%    1.13x / 2.99x   32.28% / 80.03%
==========================


                                     A-2-4

    UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO (MORTGAGE POOL)



                                   AGGREGATE                            CUMULATIVE
                    NUMBER OF     CUT-OFF DATE          % OF               % OF
     RANGE OF        MORTGAGE      PRINCIPAL      INITIAL MORTGAGE   INITIAL MORTGAGE
 U/W NCF DSCR (X)     LOANS         BALANCE         POOL BALANCE       POOL BALANCE
------------------ ----------- ----------------- ------------------ ------------------

1.13x to 1.19x           7      $   75,529,883            5.3%              5.3%
1.20x to 1.24x          34         383,287,602           26.7              32.0
1.25x to 1.29x          31         264,503,336           18.4              50.4
1.30x to 1.34x          15         141,215,596            9.8              60.2
1.35x to 1.39x          10         164,659,508           11.5              71.7
1.40x to 1.44x          10         100,866,812            7.0              78.7
1.45x to 1.49x           3          12,553,984            0.9              79.6
1.50x to 1.99x          13         288,456,199           20.1              99.7
2.00x to 2.99x           1           4,100,000            0.3             100.0
------------------      --      --------------          -----
 Total/Wtd. Avg.       124      $1,435,172,921          100.0%
==================     ===      ==============          =====

                                  WEIGHTED AVERAGES
                   ------------------------------------------------
                                 STATED               CUT-OFF DATE
     RANGE OF       MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 U/W NCF DSCR (X)     RATE     TERM (MO.)     DSCR        RATIO
------------------ ---------- ------------ --------- --------------

1.13x to 1.19x        5.250%       118        1.17x       71.86%
1.20x to 1.24x        5.414        112        1.22        74.95
1.25x to 1.29x        5.405        108        1.27        76.20
1.30x to 1.34x        5.443        116        1.32        75.18
1.35x to 1.39x        5.387         92        1.36        68.99
1.40x to 1.44x        5.400         87        1.43        70.18
1.45x to 1.49x        5.848        116        1.48        71.03
1.50x to 1.99x        5.135         80        1.74        59.25
2.00x to 2.99x        4.885        118        2.99        32.28
------------------
 Total/Wtd. Avg.      5.349%       101        1.38x       70.71%
==================


               CUT-OFF DATE LOAN-TO-VALUE RATIO (MORTGAGE POOL)



                                        AGGREGATE                            CUMULATIVE
                         NUMBER OF     CUT-OFF DATE          % OF               % OF
 RANGE OF CUT-OFF DATE    MORTGAGE      PRINCIPAL      INITIAL MORTGAGE   INITIAL MORTGAGE
  LOAN-TO-VALUE RATIO      LOANS         BALANCE         POOL BALANCE       POOL BALANCE
----------------------- ----------- ----------------- ------------------ ------------------

32.28% to 60.00%              8      $  173,092,843           12.1%              12.1%
60.01% to 65.00%              9         158,155,165           11.0               23.1
65.01% to 70.00%             17         223,306,865           15.6               38.6
70.01% to 75.00%             31         346,301,158           24.1               62.8
75.01% to 80.00%             58         520,791,890           36.3               99.1
80.01% to 80.03%              1          13,525,000            0.9              100.0
-----------------------      --      --------------          -----
 Total/Wtd. Avg.            124      $1,435,172,921          100.0%
=======================     ===      ==============          =====

                                       WEIGHTED AVERAGES
                        ------------------------------------------------
                                      STATED               CUT-OFF DATE
 RANGE OF CUT-OFF DATE   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
  LOAN-TO-VALUE RATIO      RATE     TERM (MO.)     DSCR        RATIO
----------------------- ---------- ------------ --------- --------------

32.28% to 60.00%           4.898%        79        1.88x       50.42%
60.01% to 65.00%           5.424         90        1.37        63.51
65.01% to 70.00%           5.418        104        1.35        68.16
70.01% to 75.00%           5.409        104        1.32        73.12
75.01% to 80.00%           5.400        109        1.27        78.89
80.01% to 80.03%           5.560        114        1.28        80.03
-----------------------
 Total/Wtd. Avg.           5.349%       101        1.38x       70.71%
=======================


             MATURITY DATE/ARD LOAN-TO-VALUE RATIO (MORTGAGE POOL)



                                      AGGREGATE                          CUMULATIVE
  RANGE OF MATURITY    NUMBER OF     CUT-OFF DATE          % OF         % OF INITIAL
       DATE/ARD         MORTGAGE      PRINCIPAL      INITIAL MORTGAGE     MORTGAGE
 LOAN-TO-VALUE RATIO     LOANS         BALANCE         POOL BALANCE     POOL BALANCE
--------------------- ----------- ----------------- ------------------ --------------

 1.37% to 50.00%           10      $  217,779,198           15.2%            15.2%
50.01% to 55.00%            4          58,741,758            4.1             19.3
55.01% to 60.00%           17         192,696,480           13.4             32.7
60.01% to 65.00%           25         230,949,089           16.1             48.8
65.01% to 70.00%           48         457,263,386           31.9             80.6
70.01% to 79.12%           20         277,743,010           19.4            100.0
---------------------      --      --------------          -----
 Total / Wtd. Avg.        124      $1,435,172,921          100.0%
=====================     ===      ==============          =====

                                     WEIGHTED AVERAGES
                      ------------------------------------------------
  RANGE OF MATURITY                 STATED               CUT-OFF DATE
       DATE/ARD        MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 LOAN-TO-VALUE RATIO     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ---------- ------------ --------- --------------

 1.37% to 50.00%         5.025%        91        1.75x       53.98%
50.01% to 55.00%         5.355        110        1.46        62.02
55.01% to 60.00%         5.366        110        1.33        68.63
60.01% to 65.00%         5.474         97        1.30        70.91
65.01% to 70.00%         5.400        109        1.27        75.95
70.01% to 79.12%         5.400         92        1.35        78.31
---------------------
 Total / Wtd. Avg.       5.349%       101        1.38x       70.71%
=====================


                                     A-2-5

                         STATE/REGION (MORTGAGE POOL)



                                           AGGREGATE                          CUMULATIVE
                            NUMBER OF     CUT-OFF DATE          % OF         % OF INITIAL
                            MORTGAGED      PRINCIPAL      INITIAL MORTGAGE     MORTGAGE
       STATE/REGION        PROPERTIES       BALANCE         POOL BALANCE     POOL BALANCE
------------------------- ------------ ----------------- ------------------ --------------

California                      23      $  234,088,645           16.3%            16.3%
Southern California (1)         16         169,088,839           11.8             11.8
Northern California (1)          7          64,999,807            4.5              4.5
Texas                           26         181,537,395           12.6             29.0
North Carolina                   5         167,756,153           11.7             40.6
Maryland                         5         154,658,475           10.8             51.4
Florida                          6          65,399,435            4.6             56.0
New York                        10          61,809,839            4.3             60.3
New Jersey                       1          53,000,000            3.7             64.0
Washington                       4          46,680,000            3.3             67.2
Michigan                         4          41,514,879            2.9             70.1
Massachusetts                    3          41,250,000            2.9             73.0
Nevada                           5          39,192,528            2.7             75.7
Georgia                          3          37,592,182            2.6             78.4
Indiana                          3          37,588,702            2.6             81.0
Oregon                           3          37,350,072            2.6             83.6
Colorado                         1          31,500,000            2.2             85.8
Alabama                          2          29,404,758            2.0             87.8
Arizona                          4          28,159,807            2.0             89.8
Ohio                             3          26,191,341            1.8             91.6
Connecticut                      5          22,815,000            1.6             93.2
Missouri                         1          19,400,000            1.4             94.5
Virginia                         2          18,143,781            1.3             95.8
Pennsylvania                     2          17,415,050            1.2             97.0
Wisconsin                        1          14,000,000            1.0             98.0
Montana                          1           8,944,432            0.6             98.6
Tennessee                        1           5,972,830            0.4             99.0
Delaware                         1           5,625,943            0.4             99.4
Alaska                           1           4,340,000            0.3             99.7
Oklahoma                         1           3,841,674            0.3            100.0
-------------------------       --      --------------          -----
 Total/Wtd. Avg.               127      $1,435,172,921          100.0%
=========================      ===      ==============          =====

                                         WEIGHTED AVERAGES
                          ------------------------------------------------
                                        STATED               CUT-OFF DATE
                           MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       STATE/REGION          RATE     TERM (MO.)     DSCR        RATIO
------------------------- ---------- ------------ --------- --------------

California                   5.493%       114        1.35x       72.18%
Southern California (1)      5.422        106        1.37        72.39
Northern California (1)      5.678        133        1.29        71.64
Texas                        5.370        110        1.28        76.31
North Carolina               4.863         69        1.76        57.58
Maryland                     5.358        117        1.38        69.00
Florida                      5.422        106        1.31        71.70
New York                     5.470        111        1.31        72.42
New Jersey                   5.400         57        1.63        74.13
Washington                   5.347        115        1.25        71.72
Michigan                     5.474         74        1.27        68.67
Massachusetts                5.250        114        1.18        71.74
Nevada                       5.309        112        1.33        72.46
Georgia                      5.610        104        1.29        73.47
Indiana                      5.459         82        1.37        70.50
Oregon                       5.186        115        1.25        76.78
Colorado                     5.395        117        1.23        75.00
Alabama                      5.535        110        1.47        66.42
Arizona                      5.547        116        1.27        71.32
Ohio                         5.469         62        1.48        66.45
Connecticut                  5.311        103        1.23        78.71
Missouri                     5.480         49        1.36        68.07
Virginia                     5.479        101        1.35        69.63
Pennsylvania                 5.613         98        1.24        75.59
Wisconsin                    5.200        115        1.22        80.00
Montana                      4.780         79        1.42        65.77
Tennessee                    5.360        116        1.38        78.08
Delaware                     5.690        116        1.35        79.24
Alaska                       5.660        119        1.38        78.91
Oklahoma                     5.230        118        1.31        79.21
-------------------------
 Total/Wtd. Avg.             5.349%       101        1.38x       70.71%
=========================


(1)   Northern California includes areas with zip codes of 93612 and above, and
      Southern California includes areas with zip codes of 92832 and below.

                   PREPAYMENT PROVISION TYPE (MORTGAGE POOL)



                                                                                            WEIGHTED AVERAGES
                                                                             ------------------------------------------------
                                            AGGREGATE
                             NUMBER OF     CUT-OFF DATE          % OF                      STATED               CUT-OFF DATE
                              MORTGAGE      PRINCIPAL      INITIAL MORTGAGE   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 PREPAYMENT PROVISION TYPE     LOANS         BALANCE         POOL BALANCE       RATE     TERM (MO.)     DSCR        RATIO
--------------------------- ----------- ----------------- ------------------ ---------- ------------ --------- --------------

LO/Defeasance                   114      $1,347,073,842           93.9%         5.342%       101        1.38x       70.65%
LO/Grtrx%UPBorYM                  5          36,651,341            2.6          5.423         98        1.38        75.90
YM                                2          18,949,962            1.3          5.418        104        1.20        64.04
LO/YM                             1           8,872,398            0.6          5.850        114        1.27        73.94
LO/Grtrx%UPBory%UPB+YM            2          23,625,378            1.6          5.390        119        1.32        70.15
---------------------------     ---      --------------          -----
 Total/Wtd. Avg.                124      $1,435,172,921          100.0%         5.349%       101        1.38x       70.71%
===========================     ===      ==============          =====


                                     A-2-6

INITIAL MORTGAGE POOL PREPAYMENT RESTRICTIONS COMPOSITION OVER TIME (MORTGAGE
                                   POOL) (1)



                                           MONTHS FOLLOWING CUT-OFF DATE
                            ------------------------------------------------------------
   PREPAYMENT RESTRICTION         0           12          24          36          48
--------------------------- ------------ ----------- ----------- ----------- -----------

Remaining Pool Balance(2)       100.00%      99.25%      98.28%      97.07%      95.65%
Locked/Defeasance                98.68       98.72       98.43       94.44       88.05
 Locked                          98.68       98.72       98.43        0.48        0.00
 Defeasance                       0.00        0.00        0.00       93.96       88.05
Yield Maintenance (all)           1.32        1.28        1.57        5.28        5.72
 Yield Maintenance                1.32        1.28        1.24        1.53        1.49
 Grtr4%UPBor2%UPB+YM              0.00        0.00        0.00        1.64        1.63
 Grtr3%UPBorYM                    0.00        0.00        0.00        0.72        0.72
 Grtr1%UPBorYM                    0.00        0.00        0.33        1.39        1.88
Open                              0.00        0.00        0.00        0.28        6.23
-------------                   ------      ------      ------      ------      ------
Total                           100.00%     100.00%     100.00%     100.00%     100.00%
=============                   ======      ======      ======      ======      ======

                                                MONTHS FOLLOWING CUT-OFF DATE
                            ----------------------------------------------------------------------
   PREPAYMENT RESTRICTION        60          72          84          96         108         120
--------------------------- ----------- ----------- ----------- ----------- ----------- ----------

Remaining Pool Balance(2)       74.00%      71.79%      64.39%      62.95%      61.40%      0.52%
Locked/Defeasance               95.23       95.25       94.90       94.99       95.09      28.09
 Locked                          0.00        0.00        0.00        0.00        0.00       0.00
 Defeasance                     95.23       95.25       94.90       94.99       95.09      28.09
Yield Maintenance (all)          4.77        4.75        5.10        5.01        4.91      71.91
 Yield Maintenance               1.83        1.78        1.87        1.78        1.69       0.00
 Grtr4%UPBor2%UPB+YM             0.67        0.66        0.70        0.68        0.66      71.91
 Grtr3%UPBorYM                   0.91        0.93        1.02        1.02        1.03       0.00
 Grtr1%UPBorYM                   1.36        1.38        1.52        1.53        1.54       0.00
Open                             0.00        0.00        0.00        0.00        0.00       0.00
-------------                  ------      ------      ------      ------      ------     ------
Total                          100.00%     100.00%     100.00%     100.00%     100.00%    100.00%
=============                  ======      ======      ======      ======      ======     ======


(1) All numbers, unless otherwise noted, are as a percentage of the aggregate mortgage pool balance at the specified point in time.

(2) Remaining aggregate mortgage loan pool balance as a percentage of the
    Initial Mortgage Pool Balance at the specified point in time.

                                     A-2-7

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX A-3

            SUMMARY CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS
          IN LOAN GROUP NO. 1 AND THE RELATED MORTGAGED REAL PROPERTIES

    Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

               CUT-OFF DATE PRINCIPAL BALANCE (LOAN GROUP NO. 1)



                                                                     % OF
                                                    AGGREGATE      INITIAL
                                                     CUT-OFF         LOAN
              RANGE OF               NUMBER OF         DATE         GROUP
            CUT-OFF DATE              MORTGAGE      PRINCIPAL       NO. 1
         PRINCIPAL BALANCES            LOANS         BALANCE       BALANCE
----------------------------------- ----------- ----------------- ---------

  (less than)  $  2,000,000               2      $    1,780,415       0.2%
$ 2,000,000 to $  2,999,999               7          17,318,424       1.5
$ 3,000,000 to $  3,999,999               8          29,065,270       2.5
$ 4,000,000 to $  4,999,999              10          44,128,794       3.9
$ 5,000,000 to $  5,999,999               7          39,137,433       3.4
$ 6,000,000 to $  6,999,999              13          85,806,478       7.5
$ 7,000,000 to $  7,999,999               3          23,263,781       2.0
$ 8,000,000 to $  8,999,999               5          42,712,483       3.7
$ 9,000,000 to $  9,999,999               3          28,134,273       2.5
$10,000,000 to $ 14,999,999              18         226,084,479      19.7
$15,000,000 to $ 19,999,999               4          71,540,369       6.2
$20,000,000 to $ 24,999,999               4          88,198,741       7.7
$25,000,000 to $ 29,999,999               2          52,000,000       4.5
$30,000,000 to $ 44,999,999               5         177,877,977      15.5
$45,000,000 to $114,200,000               3         218,400,000      19.1
-----------------------------------      --      --------------     -----
 Total/Wtd. Avg.                         94      $1,145,448,916     100.0%
===================================      ==      ==============     =====

                                                                   WEIGHTED AVERAGES
                                        MAXIMUM     ------------------------------------------------
              RANGE OF                CUT-OFF DATE                STATED               CUT-OFF DATE
            CUT-OFF DATE               PRINCIPAL     MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
         PRINCIPAL BALANCES             BALANCE        RATE     TERM (MO.)     DSCR        RATIO
----------------------------------- --------------- ---------- ------------ --------- --------------

  (less than)  $  2,000,000          $     961,742     5.400%       114        1.25x       79.48%
$ 2,000,000 to $  2,999,999              2,893,174     5.508        115        1.28        78.41
$ 3,000,000 to $  3,999,999              3,975,000     5.680        122        1.27        75.30
$ 4,000,000 to $  4,999,999              4,989,551     5.364        103        1.56        69.39
$ 5,000,000 to $  5,999,999              5,994,151     5.435        117        1.33        72.83
$ 6,000,000 to $  6,999,999              6,992,363     5.521        108        1.34        71.87
$ 7,000,000 to $  7,999,999              7,920,000     5.546        104        1.42        68.88
$ 8,000,000 to $  8,999,999              8,872,398     5.700        139        1.42        68.25
$ 9,000,000 to $  9,999,999              9,634,273     5.343        113        1.29        79.53
$10,000,000 to $ 14,999,999             14,974,962     5.452        107        1.29        73.98
$15,000,000 to $ 19,999,999             19,900,000     5.540        116        1.23        74.56
$20,000,000 to $ 24,999,999             22,893,898     5.469        117        1.49        66.33
$25,000,000 to $ 29,999,999             27,000,000     5.287        116        1.17        71.95
$30,000,000 to $ 44,999,999             38,877,977     5.422        116        1.30        71.07
$45,000,000 to $114,200,000            114,200,000     4.980         70        1.72        62.15
-----------------------------------
 Total/Wtd. Avg.                                       5.373%       105        1.40x       70.18%
===================================


                     MORTGAGE LOAN TYPE (LOAN GROUP NO. 1)



                                       AGGREGATE
                        NUMBER OF     CUT-OFF DATE     % OF INITIAL
                         MORTGAGE      PRINCIPAL        LOAN GROUP
  MORTGAGE LOAN TYPE      LOANS         BALANCE       NO. 1 BALANCE
---------------------- ----------- ----------------- ---------------

Partial IO/Balloon          39      $  529,410,000         46.2%
Amortizing Balloon          47         512,007,147         44.7
Interest Only                3          61,750,000          5.4
Amortizing ARD               2          21,175,893          1.8
Fully Amortizing             2          11,605,875          1.0
Partial IO/Amortizing
 ARD                         1           9,500,000          0.8
----------------------      --      --------------        -----
Total/Wtd. Avg.             94      $1,145,448,916        100.0%
======================      ==      ==============        =====

                                                     WEIGHTED AVERAGES
                                      ------------------------------------------------
                           MAXIMUM
                        CUT-OFF DATE                STATED               CUT-OFF DATE-
                          PRINCIPAL    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
  MORTGAGE LOAN TYPE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
---------------------- -------------- ---------- ------------ --------- --------------

Partial IO/Balloon      $ 51,200,000     5.447%       114        1.28x       74.37%
Amortizing Balloon       114,200,000     5.273        100        1.49        65.57
Interest Only             53,000,000     5.374         61        1.72        71.41
Amortizing ARD            14,184,552     5.474         62        1.38        75.28
Fully Amortizing           8,375,378     6.157        234        1.43        59.22
Partial IO/Amortizing
 ARD                       9,500,000     5.450        113        1.32        79.83
----------------------
Total/Wtd. Avg.                          5.373%       105        1.40x       70.18%
======================


                       MORTGAGE RATES (LOAN GROUP NO. 1)



                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                   AGGREGATE                       CUMULATIVE %
     RANGE OF       NUMBER OF     CUT-OFF DATE     % OF INITIAL     OF INITIAL                 STATED               CUT-OFF DATE
     MORTGAGE        MORTGAGE      PRINCIPAL        LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       RATES          LOANS         BALANCE       NO. 1 BALANCE   NO. 1 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
------------------ ----------- ----------------- --------------- --------------- ---------- ------------ --------- --------------

4.598% to 4.999%         3      $  122,350,000         10.7%           10.7%        4.617%        58        1.97x       48.98%
5.000% to 5.249%         8          91,892,985          8.0            18.7         5.188        109        1.26        70.03
5.250% to 5.499%        43         552,438,774         48.2            66.9         5.379        108        1.34        73.10
5.500% to 5.749%        31         319,882,849         27.9            94.9         5.603        112        1.35        73.45
5.750% to 5.999%         6          43,303,432          3.8            98.6         5.841        117        1.30        72.34
6.000% to 6.210%         3          15,580,875          1.4           100.0         6.168        190        1.38        61.02
------------------      --      --------------        -----
 Total/Wtd. Avg.        94      $1,145,448,916        100.0%                        5.373%       105        1.40x       70.18%
==================      ==      ==============        =====


                                     A-3-1

            ORIGINAL TERM TO SCHEDULED MATURITY (LOAN GROUP NO. 1)



                                                                                              WEIGHTED AVERAGES
                                                                               ------------------------------------------------
                                                                   CUMULATIVE
      RANGE OF                      AGGREGATE      % OF INITIAL   % OF INITIAL
 ORIGINAL TERMS TO   NUMBER OF     CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
     SCHEDULED        MORTGAGE      PRINCIPAL          NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 MATURITY (MONTHS)     LOANS         BALANCE          BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
------------------- ----------- ----------------- -------------- ------------- ---------- ------------ --------- --------------

55 to 119                13      $  257,647,734         22.5%         22.5%       5.056%        62        1.71x       61.47%
120                      79         876,195,307         76.5          99.0        5.456        116        1.31        72.89
121 to 240                2          11,605,875          1.0         100.0        6.157        234        1.43        59.22
-------------------      --      --------------        -----
 Total/Wtd. Avg.         94      $1,145,448,916        100.0%                     5.373%       105        1.40x       70.18%
===================      ==      ==============        =====


            REMAINING TERM TO SCHEDULED MATURITY (LOAN GROUP NO. 1)



                                                                                              WEIGHTED AVERAGES
                                                                               ------------------------------------------------
                                                                   CUMULATIVE
      RANGE OF                      AGGREGATE      % OF INITIAL   % OF INITIAL
  REMAINING TERMS    NUMBER OF     CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
    TO SCHEDULED      MORTGAGE      PRINCIPAL          NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 MATURITY (MONTHS)     LOANS         BALANCE          BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
------------------- ----------- ----------------- -------------- ------------- ---------- ------------ --------- --------------

 55 to  59                5      $  182,816,341         16.0%         16.0%       4.918%        56        1.83x       57.96%
 60 to 119               87         951,026,700         83.0          99.0        5.451        113        1.32        72.66
120 to 238                2          11,605,875          1.0         100.0        6.157        234        1.43        59.22
-------------------      --      --------------        -----
 Total/Wtd. Avg.         94      $1,145,448,916        100.0%                     5.373%       105        1.40x       70.18%
===================      ==      ==============        =====


                 ORIGINAL AMORTIZATION TERM (LOAN GROUP NO. 1)



                                        AGGREGATE      % OF INITIAL
        RANGE OF         NUMBER OF     CUT-OFF DATE     LOAN GROUP
 ORIGINAL AMORTIZATION    MORTGAGE      PRINCIPAL          NO. 1
     TERMS (MONTHS)        LOANS         BALANCE          BALANCE
----------------------- ----------- ----------------- --------------

Interest Only                 3      $   61,750,000          5.4%
180 to 240                    6          76,889,166          6.7
241 to 300                    4          40,154,717          3.5
301 to 360                   81         966,655,033         84.4
-----------------------      --      --------------        -----
 Total/Wtd. Avg.             94      $1,145,448,916        100.0%
=======================      ==      ==============        =====

                                                     WEIGHTED AVERAGES
                                      ------------------------------------------------
                          CUMULATIVE
                         % OF INITIAL
        RANGE OF          LOAN GROUP                STATED               CUT-OFF DATE
 ORIGINAL AMORTIZATION      NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
     TERMS (MONTHS)        BALANCE       RATE     TERM (MO.)     DSCR        RATIO
----------------------- ------------- ---------- ------------ --------- --------------

Interest Only                 5.4%       5.374%        61        1.72x       71.41%
180 to 240                   12.1        5.606        126        1.40        66.39
241 to 300                   15.6        5.437        117        1.46        62.48
301 to 360                  100.0        5.352        106        1.38        70.73
-----------------------
 Total/Wtd. Avg.                         5.373%       105        1.40x       70.18%
=======================


                REMAINING AMORTIZATION TERM (LOAN GROUP NO. 1)



                                         AGGREGATE      % OF INITIAL
        RANGE OF          NUMBER OF     CUT-OFF DATE     LOAN GROUP
 REMAINING AMORTIZATION    MORTGAGE      PRINCIPAL          NO. 1
     TERMS (MONTHS)         LOANS         BALANCE          BALANCE
------------------------ ----------- ----------------- --------------

Interest Only                  3      $   61,750,000          5.4%
176 to 240                     6          76,889,166          6.7
241 to 300                     4          40,154,717          3.5
301 to 360                    81         966,655,033         84.4
------------------------      --      --------------        -----
 Total/Wtd. Avg.              94      $1,145,448,916        100.0%
========================      ==      ==============        =====

                                                      WEIGHTED AVERAGES
                                       ------------------------------------------------
                           CUMULATIVE
                          % OF INITIAL
        RANGE OF           LOAN GROUP                STATED               CUT-OFF DATE
 REMAINING AMORTIZATION      NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
     TERMS (MONTHS)         BALANCE       RATE     TERM (MO.)     DSCR        RATIO
------------------------ ------------- ---------- ------------ --------- --------------

Interest Only                  5.4%       5.374%        61        1.72x       71.41%
176 to 240                    12.1        5.606        126        1.40        66.39
241 to 300                    15.6        5.437        117        1.46        62.48
301 to 360                   100.0        5.352        106        1.38        70.73
------------------------
 Total/Wtd. Avg.                          5.373%       105        1.40x       70.18%
========================


                                     A-3-2

                  MORTGAGE LOAN SEASONING (LOAN GROUP NO. 1)



                                                                                               WEIGHTED AVERAGES
                                                                                ------------------------------------------------
                                                                    CUMULATIVE
                                     AGGREGATE      % OF INITIAL   % OF INITIAL
                      NUMBER OF     CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
                       MORTGAGE      PRINCIPAL          NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 SEASONING (MONTHS)     LOANS         BALANCE          BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- ----------------- -------------- ------------- ---------- ------------ --------- --------------

0 to 5                     65     $  922,202,559         80.5%         80.5%       5.355%       104        1.43x       68.89%
6 to 8                     29        223,246,356         19.5         100.0        5.447        111        1.30        75.50
--------------------       --     --------------        -----
 Total/Wtd. Avg.           94     $1,145,448,916        100.0%                     5.373%       105        1.40x       70.18%
====================       ==     ==============        =====


                        ACCRUAL TYPE (LOAN GROUP NO. 1)



                                                                              WEIGHTED AVERAGES
                                                               ------------------------------------------------
                                   AGGREGATE      % OF INITIAL
                    NUMBER OF     CUT-OFF DATE     LOAN GROUP                STATED               CUT-OFF DATE
                     MORTGAGE      PRINCIPAL         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
   ACCRUAL TYPE       LOANS         BALANCE         BALANCE       RATE     TERM (MO.)     DSCR        RATIO
------------------ ----------- ----------------- ------------- ---------- ------------ --------- --------------

Actual/360 Basis        93      $1,124,549,741        98.2%       5.373%       105        1.40x       70.50%
30/360                   1          20,899,175         1.8        5.350        117        1.66        52.91
------                  --      --------------       -----
 Total/Wtd. Avg.        94      $1,145,448,916       100.0%       5.373%       105        1.40x       70.18%
==================      ==      ==============       =====


                    ENCUMBERED INTEREST (LOAN GROUP NO. 1)



                                                                                  WEIGHTED AVERAGES
                                                                   ------------------------------------------------
                                       AGGREGATE      % OF INITIAL
                        NUMBER OF     CUT-OFF DATE     LOAN GROUP                STATED               CUT-OFF DATE
                        MORTGAGED      PRINCIPAL         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 ENCUMBERED INTEREST   PROPERTIES       BALANCE         BALANCE       RATE     TERM (MO.)     DSCR        RATIO
--------------------- ------------ ----------------- ------------- ---------- ------------ --------- --------------

Fee Simple                 94       $1,130,760,629        98.7%       5.370%      105         1.40x       70.12%
Leasehold                   3           14,688,287         1.3        5.575       117         1.28        74.97
---------------------      --       --------------       -----
 Total/Wtd. Avg.           97       $1,145,448,916       100.0%       5.373%      105         1.40x       70.18%
=====================      ==       ==============       =====


                                     A-3-3

                       PROPERTY TYPES (LOAN GROUP NO. 1)



                                            AGGREGATE      % OF INITIAL      MAXIMUM
                             NUMBER OF     CUT-OFF DATE     LOAN GROUP    CUT-OFF DATE
                             MORTGAGED      PRINCIPAL          NO. 1        PRINCIPAL
      PROPERTY TYPES        PROPERTIES       BALANCE          BALANCE        BALANCE
-------------------------- ------------ ----------------- -------------- --------------

Retail                          57       $  635,041,755         55.4%     $114,200,000
 Anchored                       24          263,852,562         23.0        38,877,977
 Regional Mall                   5          208,222,951         18.2       114,200,000
 Unanchored                      8           77,452,491          6.8        21,953,044
 Anchored, Single Tenant        15           56,564,911          4.9        10,839,807
 Shadow Anchored                 4           20,076,441          1.8         6,950,000
 Factory Outlet Center           1            8,872,398          0.8         8,872,398
Office                          22          384,159,243         33.5        53,000,000
 Suburban                       14          203,313,875         17.7        53,000,000
 CBD                             4           90,455,369          7.9        37,000,000
 Flex                            1           51,200,000          4.5        51,200,000
 Medical Office                  3           39,190,000          3.4        19,900,000
Multifamily                      3           24,000,663          2.1        17,660,000
 Conventional                    3           24,000,663          2.1        17,660,000
Industrial                       8           52,643,218          4.6        14,974,962
Self Storage                     4           28,383,952          2.5        14,108,010
Mixed Use                        1            8,744,707          0.8         8,744,707
Other                            1            8,375,378          0.7         8,375,378
Land                             1            4,100,000          0.4         4,100,000
--------------------------      --       --------------        -----
 Total/Wtd. Avg.                97       $1,145,448,916        100.0%
==========================      ==       ==============        =====

                                           WEIGHTED AVERAGES
                           -------------------------------------------------
                                                                                                  MIN/MAX
                                         STATED                CUT-OFF DATE      MIN/MAX        CUT-OFF DATE
                            MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE      U/W NCF       LOAN-TO-VALUE
      PROPERTY TYPES          RATE     TERM (MO.)     DSCR        RATIO            DSCR            RATIO
-------------------------- ---------- ------------ --------- --------------- --------------- -----------------

Retail                        5.304%       105        1.44x        68.39%    1.13x / 1.96x   48.60% / 80.00%
 Anchored                     5.378        116        1.29         73.55     1.13x / 1.55x   59.52% / 80.00%
 Regional Mall                5.051         83        1.72         57.56     1.23x / 1.96x   48.60% / 79.74%
 Unanchored                   5.536        117        1.38         71.98     1.20x / 1.53x   68.60% / 78.74%
 Anchored, Single Tenant      5.415        116        1.24         76.93     1.21x / 1.31x   69.35% / 79.48%
 Shadow Anchored              5.511        116        1.29         72.66     1.20x / 1.34x   69.22% / 80.00%
 Factory Outlet Center        5.850        114        1.27         73.94     1.27x / 1.27x   73.94% / 73.94%
Office                        5.467        105        1.34         73.27     1.20x / 1.64x   57.15% / 80.03%
 Suburban                     5.452         96        1.40         71.67     1.21x / 1.64x   57.15% / 80.03%
 CBD                          5.470        114        1.27         71.53     1.20x / 1.35x   66.25% / 75.00%
 Flex                         5.400        118        1.28         80.00     1.28x / 1.28x   80.00% / 80.00%
 Medical Office               5.627        118        1.24         76.81     1.22x / 1.30x   65.44% / 78.82%
Multifamily                   5.228        109        1.27         69.41     1.20x / 1.49x   66.65% / 77.65%
 Conventional                 5.228        109        1.27         69.41     1.20x / 1.49x   66.65% / 77.65%
Industrial                    5.418         93        1.30         72.03     1.20x / 1.62x   63.45% / 79.83%
Self Storage                  5.445         82        1.52         74.89     1.35x / 1.86x   54.79% / 79.24%
Mixed Use                     5.540        114        1.35         72.87     1.35x / 1.35x   72.87% / 72.87%
Other                         6.210        233        1.54         54.74     1.54x / 1.54x   54.74% / 54.74%
Land                          4.885        118        2.99         32.28     2.99x / 2.99x   32.28% / 32.28%
--------------------------
 Total/Wtd. Avg.              5.373%       105        1.40x        70.18%    1.13x / 2.99x   32.28% / 80.03%
==========================


                                     A-3-4

   UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO (LOAN GROUP NO. 1)



                                                                                             WEIGHTED AVERAGES
                                                                              ------------------------------------------------
                                                                  CUMULATIVE
                                   AGGREGATE      % OF INITIAL   % OF INITIAL
                    NUMBER OF     CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
     RANGE OF        MORTGAGE      PRINCIPAL          NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
   U/W NCF DSCR       LOANS         BALANCE          BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
------------------ ----------- ----------------- -------------- ------------- ---------- ------------ --------- --------------

1.13x to 1.19x           5      $   58,457,749          5.1%          5.1%       5.284%       122        1.16x       70.33%
1.20x to 1.24x          21         283,105,198         24.7          29.8        5.517        116        1.22        74.62
1.25x to 1.29x          25         198,553,805         17.3          47.2        5.451        112        1.27        77.71
1.30x to 1.34x          14         137,263,414         12.0          59.1        5.437        116        1.32        75.05
1.35x to 1.39x           6         106,719,508          9.3          68.5        5.352        109        1.36        67.09
1.40x to 1.44x           6          56,239,059          4.9          73.4        5.499        104        1.43        73.80
1.45x to 1.49x           3          12,553,984          1.1          74.5        5.848        116        1.48        71.03
1.50x to 1.99x          13         288,456,199         25.2          99.6        5.135         80        1.74        59.25
2.00x to 2.99x           1           4,100,000          0.4         100.0        4.885        118        2.99        32.28
------------------      --      --------------        -----
 Total/Wtd. Avg.        94      $1,145,448,916        100.0%                     5.373%       105        1.40x       70.18%
==================      ==      ==============        =====


              CUT-OFF DATE LOAN-TO-VALUE RATIO (LOAN GROUP NO. 1)



                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                                                      CUMULATIVE
                                      AGGREGATE      % OF INITIAL   % OF INITIAL
       RANGE OF        NUMBER OF     CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
     CUT-OFF DATE       MORTGAGE      PRINCIPAL          NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 LOAN-TO-VALUE RATIO     LOANS         BALANCE          BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- ----------------- -------------- ------------- ---------- ------------ --------- --------------

32.28% to 60.00%            8      $  173,092,843         15.1%         15.1%       4.898%        79        1.88x       50.42%
60.01% to 65.00%            6         107,055,165          9.3          24.5        5.397        110        1.37        63.71
65.01% to 70.00%           13         170,212,433         14.9          39.3        5.470        115        1.34        68.21
70.01% to 75.00%           25         297,882,355         26.0          65.3        5.463        104        1.34        73.27
75.01% to 80.00%           41         383,681,120         33.5          98.8        5.461        113        1.28        79.03
80.01% to 80.03%            1          13,525,000          1.2         100.0        5.560        114        1.28        80.03
---------------------      --      --------------        -----
 Total/Wtd. Avg.           94      $1,145,448,916        100.0%                     5.373%       105        1.40x       70.18%
=====================      ==      ==============        =====


           MATURITY DATE/ARD LOAN-TO-VALUE RATIO (LOAN GROUP NO. 1)



                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                                                      CUMULATIVE
                                      AGGREGATE      % OF INITIAL   % OF INITIAL
  RANGE OF MATURITY    NUMBER OF     CUT-OFF DATE     LOAN GROUP     LOAN GROUP                STATED               CUT-OFF DATE
       DATE/ARD         MORTGAGE      PRINCIPAL          NO. 1         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 LOAN-TO-VALUE RATIO     LOANS         BALANCE          BALANCE       BALANCE       RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- ----------------- -------------- ------------- ---------- ------------ --------- --------------

 1.37% to 50.00%           10      $  217,779,198         19.0%         19.0%       5.025%        91        1.75x       53.98%
50.01% to 55.00%            4          58,741,758          5.1          24.1        5.355        110        1.46        62.02
55.01% to 60.00%           12         151,890,694         13.3          37.4        5.471        111        1.35        68.08
60.01% to 65.00%           17         138,488,671         12.1          49.5        5.593        110        1.28        72.77
65.01% to 70.00%           39         353,135,585         30.8          80.3        5.408        114        1.27        76.26
70.01% to 75.00%           12         225,413,010         19.7         100.0        5.457         98        1.37        78.26
---------------------      --      --------------        -----
 Total/Wtd. Avg.           94      $1,145,448,916        100.0%                     5.373%       105        1.40x       70.18%
=====================      ==      ==============        =====


                                     A-3-5

                        STATE/REGION (LOAN GROUP NO. 1)



                                            AGGREGATE      % OF INITIAL
                             NUMBER OF     CUT-OFF DATE     LOAN GROUP
                             MORTGAGED      PRINCIPAL          NO. 1
       STATE/REGION         PROPERTIES       BALANCE          BALANCE
-------------------------- ------------ ----------------- --------------

California                      22       $  218,838,645         19.1%
 Southern California (1)        15          153,838,839         13.4
 Northern California (1)         7           64,999,807          5.7
Maryland                         5          154,658,475         13.5
North Carolina                   3          141,396,153         12.3
Texas                           19          111,735,841          9.8
New York                        10           61,809,839          5.4
Florida                          5           60,399,435          5.3
New Jersey                       1           53,000,000          4.6
Washington                       4           46,680,000          4.1
Georgia                          2           33,640,000          2.9
Massachusetts                    2           33,450,000          2.9
Colorado                         1           31,500,000          2.8
Arizona                          4           28,159,807          2.5
Oregon                           1           22,893,898          2.0
Indiana                          2           22,788,702          2.0
Alabama                          1           22,452,624          2.0
Virginia                         2           18,143,781          1.6
Pennsylvania                     2           17,415,050          1.5
Connecticut                      1           13,400,000          1.2
Ohio                             2           11,491,341          1.0
Michigan                         2           10,914,879          1.0
Nevada                           2           10,900,000          1.0
Tennessee                        1            5,972,830          0.5
Delaware                         1            5,625,943          0.5
Alaska                           1            4,340,000          0.4
Oklahoma                         1            3,841,674          0.3
--------------------------      --       --------------        -----
 Total/Wtd. Avg.                97       $1,145,448,916        100.0%
==========================      ==       ==============        =====

                                                            WEIGHTED AVERAGES
                                             ------------------------------------------------
                              CUMULATIVE %
                            OF INITIAL LOAN                STATED               CUT-OFF DATE
                              GROUP NO. 1     MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       STATE/REGION             BALANCE         RATE     TERM (MO.)     DSCR        RATIO
-------------------------- ----------------- ---------- ------------ --------- --------------

California                        19.1%         5.532%       118        1.36x       71.73%
 Southern California (1)          13.4          5.470        111        1.38        71.77
 Northern California (1)           5.7          5.678        133        1.29        71.64
Maryland                          32.6          5.358        117        1.38        69.00
North Carolina                    45.0          4.789         67        1.84        53.55
Texas                             54.7          5.516        115        1.29        77.61
New York                          60.1          5.470        111        1.31        72.42
Florida                           65.4          5.408        110        1.32        71.41
New Jersey                        70.0          5.400         57        1.63        74.13
Washington                        74.1          5.347        115        1.25        71.72
Georgia                           77.0          5.604        102        1.28        72.72
Massachusetts                     79.9          5.197        115        1.14        70.28
Colorado                          82.7          5.395        117        1.23        75.00
Arizona                           85.1          5.547        116        1.27        71.32
Oregon                            87.1          5.260        116        1.22        78.54
Indiana                           89.1          5.445        103        1.33        75.43
Alabama                           91.1          5.626        119        1.57        64.15
Virginia                          92.7          5.479        101        1.35        69.63
Pennsylvania                      94.2          5.613         98        1.24        75.59
Connecticut                       95.4          5.550        118        1.22        78.82
Ohio                              96.4          5.454         78        1.54        70.98
Michigan                          97.3          5.497        117        1.29        76.92
Nevada                            98.3          5.411        104        1.52        67.59
Tennessee                         98.8          5.360        116        1.38        78.08
Delaware                          99.3          5.690        116        1.35        79.24
Alaska                            99.7          5.660        119        1.38        78.91
Oklahoma                         100.0          5.230        118        1.31        79.21
--------------------------
 Total/Wtd. Avg.                                5.373%       105        1.40x       70.18%
==========================


(1)   Northern California includes areas with zip codes of 93612 and above, and
      Southern California includes areas with zip codes of 92832 and below.

                 PREPAYMENT PROVISION TYPE (LOAN GROUP NO. 1)



                                                                                       WEIGHTED AVERAGES
                                                                        ------------------------------------------------
                                            AGGREGATE      % OF INITIAL
                             NUMBER OF     CUT-OFF DATE     LOAN GROUP                STATED               CUT-OFF DATE
                              MORTGAGE      PRINCIPAL         NO. 1      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 PREPAYMENT PROVISION TYPE     LOANS         BALANCE         BALANCE       RATE     TERM (MO.)     DSCR        RATIO
--------------------------- ----------- ----------------- ------------- ---------- ------------ --------- --------------

LO/Defeasance                    85      $1,072,599,837        93.6%       5.360%       105        1.41x       70.18%
LO/Grtrx%UPBorYM                  5          36,651,341         3.2        5.423         98        1.38        75.90
YM                                2          18,949,962         1.7        5.418        104        1.20        64.04
LO/YM                             1           8,872,398         0.8        5.850        114        1.27        73.94
LO/Grtrx%UPBory%UPB+YM            1           8,375,378         0.7        6.210        233        1.54        54.74
---------------------------      --      --------------       -----
 Total/Wtd. Avg.                 94      $1,145,448,916       100.0%       5.373%       105        1.40x       70.18%
===========================      ==      ==============       =====


                                     A-3-6

INITIAL LOAN GROUP NO. 1 PREPAYMENT RESTRICTIONS COMPOSITION OVER TIME (LOAN
                               GROUP NO. 1) (1)



                                         MONTHS FOLLOWING CUT-OFF DATE
                          ------------------------------------------------------------
  PREPAYMENT RESTRICTION        0           12          24          36          48
------------------------- ------------ ----------- ----------- ----------- -----------

Remaining Pool
 Balance(2)                   100.00%      99.19%      98.22%      97.01%      95.56%
Locked/Defeasance              98.35       98.39       98.03       94.39       93.84
 Locked                        98.35       98.39       98.03        0.60        0.00
 Defeasance                     0.00        0.00        0.00       93.79       93.84
Yield Maintenance (all)         1.65        1.61        1.97        5.25        5.80
 Yield Maintenance              1.65        1.61        1.56        1.92        1.86
 Grtr4%UPBor2%UPB+YM            0.00        0.00        0.00        0.69        0.68
 Grtr3%UPBorYM                  0.00        0.00        0.00        0.90        0.90
 Grtr1%UPBorYM                  0.00        0.00        0.41        1.74        2.36
Open                            0.00        0.00        0.00        0.35        0.35
-------------                 ------      ------      ------      ------      ------
Total                         100.00%     100.00%     100.00%     100.00%     100.00%
=============                 ======      ======      ======      ======      ======

                                              MONTHS FOLLOWING CUT-OFF DATE
                          ----------------------------------------------------------------------
  PREPAYMENT RESTRICTION       60          72          84          96         108         120
------------------------- ----------- ----------- ----------- ----------- ----------- ----------

Remaining Pool
 Balance(2)                   78.94%      76.43%      70.13%      68.55%      66.84%      0.65%
Locked/Defeasance             94.39       94.41       94.13       94.24       94.35      28.09
 Locked                        0.00        0.00        0.00        0.00        0.00       0.00
 Defeasance                   94.39       94.41       94.13       94.24       94.35      28.09
Yield Maintenance (all)        5.61        5.59        5.87        5.76        5.65      71.91
 Yield Maintenance             2.15        2.10        2.15        2.05        1.94       0.00
 Grtr4%UPBor2%UPB+YM           0.79        0.78        0.81        0.78        0.75      71.91
 Grtr3%UPBorYM                 1.07        1.09        1.17        1.17        1.18       0.00
 Grtr1%UPBorYM                 1.60        1.63        1.75        1.76        1.77       0.00
Open                           0.00        0.00        0.00        0.00        0.00       0.00
-------------                ------      ------      ------      ------      ------     ------
Total                        100.00%     100.00%     100.00%     100.00%     100.00%    100.00%
=============                ======      ======      ======      ======      ======     ======


(1) All numbers, unless otherwise noted, are as a percentage of the aggregate
    Loan Group No. 1 balance at the specified point in time.

(2) Remaining aggregate loan group no. 1 balance as a percentage of the initial
    Loan Group No. 1 balance at the specified point in time.

                                     A-3-7

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   ANNEX A-4

            SUMMARY CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS
         IN LOAN GROUP NO. 2 AND THE RELATED MORTGAGED REAL PROPERTIES

    Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

              CUT-OFF DATE PRINCIPAL BALANCES (LOAN GROUP NO. 2)



                                                  AGGREGATE                       MAXIMUM
             RANGE OF               NUMBER OF   CUT-OFF DATE    % OF INITIAL   CUT-OFF DATE
           CUT-OFF DATE              MORTGAGE     PRINCIPAL      LOAN GROUP      PRINCIPAL
        PRINCIPAL BALANCES            LOANS        BALANCE     NO. 2 BALANCE      BALANCE
---------------------------------- ----------- -------------- --------------- --------------

  (less than)  $ 2,000,000               1      $  1,386,000         0.5%      $ 1,386,000
$ 2,000,000 to $ 2,999,999               3         8,029,000         2.8         2,921,000
$ 3,000,000 to $ 3,999,999               1         3,952,182         1.4         3,952,182
$ 4,000,000 to $ 5,999,999               1         5,000,000         1.7         5,000,000
$ 6,000,000 to $ 6,999,999               3        19,560,455         6.8         6,952,135
$ 7,000,000 to $ 7,999,999               4        30,148,101        10.4         7,800,000
$ 8,000,000 to $ 8,999,999               3        25,322,905         8.7         8,944,432
$ 9,000,000 to $ 9,999,999               3        28,215,362         9.7         9,936,910
$10,000,000 to $14,999,999               6        78,370,000        27.0        14,800,000
$15,000,000 to $19,999,999               4        68,140,000        23.5        19,400,000
$20,000,000 to $21,600,000               1        21,600,000         7.5        21,600,000
----------------------------------      --      ------------       -----
 Total / Wtd. Avg.                      30      $289,724,005       100.0%
==================================      ==      ============       =====

                                                  WEIGHTED AVERAGES
                                   ------------------------------------------------
             RANGE OF                            STATED               CUT-OFF DATE
           CUT-OFF DATE             MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
        PRINCIPAL BALANCES            RATE     TERM (MO.)     DSCR        RATIO
---------------------------------- ---------- ------------ --------- --------------

  (less than)  $ 2,000,000            4.970%        81        1.25x       79.88%
$ 2,000,000 to $ 2,999,999            4.970         81        1.23        78.33
$ 3,000,000 to $ 3,999,999            5.655        118        1.33        79.84
$ 4,000,000 to $ 5,999,999            5.590         58        1.24        75.19
$ 6,000,000 to $ 6,999,999            5.105        103        1.27        77.04
$ 7,000,000 to $ 7,999,999            5.050        117        1.27        74.88
$ 8,000,000 to $ 8,999,999            5.094        102        1.30        71.28
$ 9,000,000 to $ 9,999,999            5.287        105        1.22        73.25
$10,000,000 to $14,999,999            5.300         79        1.33        69.93
$15,000,000 to $19,999,999            5.295         71        1.31        75.91
$20,000,000 to $21,600,000            5.480         49        1.29        63.34
----------------------------------
 Total / Wtd. Avg.                    5.253%        85        1.29x       72.79%
==================================


                     MORTGAGE LOAN TYPE (LOAN GROUP NO. 2)



                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                      AGGREGATE                       MAXIMUM
                        NUMBER OF   CUT-OFF DATE    % OF INITIAL   CUT-OFF DATE                STATED               CUT-OFF DATE
                         MORTGAGE     PRINCIPAL      LOAN GROUP      PRINCIPAL    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
  MORTGAGE LOAN TYPE      LOANS        BALANCE     NO. 2 BALANCE      BALANCE       RATE     TERM (MO.)     DSCR        RATIO
---------------------- ----------- -------------- --------------- -------------- ---------- ------------ --------- --------------

Partial IO/Amortizing
 Balloon                    17      $172,260,000        59.5%      $21,600,000      5.307%        72        1.30x       71.08%
Amortizing Balloon          12       101,224,005        34.9        17,250,000      5.141        111        1.27        74.68
Interest Only                1        16,240,000         5.6        16,240,000      5.380         58        1.40        79.12
----------------------      --      ------------       -----
 Total / Wtd. Avg.          30      $289,724,005       100.0%                       5.253%        85        1.29x       72.79%
======================      ==      ============       =====


                       MORTGAGE RATES (LOAN GROUP NO. 2)



                                                                                               WEIGHTED AVERAGES
                                                                                ------------------------------------------------
                                    AGGREGATE                      CUMULATIVE
                      NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
      RANGE OF         MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
   MORTGAGE RATES       LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

4.780% to 4.999%          11      $ 75,485,986        26.1%           26.1%        4.903%        96        1.26x       73.63%
5.000% to 5.249%           6        51,953,308        17.9            44.0         5.122        111        1.23        77.29
5.250% to 5.499%          10       143,395,619        49.5            93.5         5.443         68        1.34        70.21
5.500% to 5.655%           3        18,889,092         6.5           100.0         5.567        100        1.25        76.67
--------------------      --      ------------       -----
 Total / Wtd. Avg.        30      $289,724,005       100.0%                        5.253%        85        1.29x       72.79%
====================      ==      ============       =====


                                     A-4-1

            ORIGINAL TERM TO SCHEDULED MATURITY (LOAN GROUP NO. 2)



                                                                                               WEIGHTED AVERAGES
                                                                                ------------------------------------------------
      RANGE OF                      AGGREGATE                      CUMULATIVE
  ORIGINAL TERMS TO   NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
 SCHEDULED MATURITY    MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
      (MONTHS)          LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

60 to 119                 15      $155,801,567        53.8%           53.8%        5.336%        58        1.33x       69.80%
120                       15       133,922,438        46.2           100.0         5.157        117        1.26        76.27
--------------------      --      ------------       -----
 Total / Wtd. Avg.        30      $289,724,005       100.0%                        5.253%        85        1.29x       72.79%
====================      ==      ============       =====


            REMAINING TERM TO SCHEDULED MATURITY (LOAN GROUP NO. 2)



                                                                                               WEIGHTED AVERAGES
                                                                                ------------------------------------------------
      RANGE OF                      AGGREGATE                      CUMULATIVE
 REMAINING TERMS TO   NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
 SCHEDULED MATURITY    MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
      (MONTHS)          LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

49 to 59                   8      $121,490,000        41.9%           41.9%        5.403%        52        1.35x       69.07%
60 to 119                 21       150,984,005        52.1            94.0         5.124        108        1.26        75.04
120                        1        17,250,000         6.0           100.0         5.320        120        1.27        79.31
--------------------      --      ------------       -----
 Total / Wtd. Avg.        30      $289,724,005       100.0%                        5.253%        85        1.29x       72.79%
====================      ==      ============       =====


                 ORIGINAL AMORTIZATION TERM (LOAN GROUP NO. 2)



                                       AGGREGATE                      CUMULATIVE
        RANGE OF         NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL
 ORIGINAL AMORTIZATION    MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP
     TERMS (MONTHS)        LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE
----------------------- ----------- -------------- --------------- ---------------

Interest Only                 1      $ 16,240,000         5.6%            5.6%
  240                         1         6,952,135         2.4             8.0
241 to 360                   28       266,531,871        92.0           100.0
-----------------------      --      ------------       -----
 Total / Wtd. Avg.           30      $289,724,005       100.0%
=======================      ==      ============       =====

                                       WEIGHTED AVERAGES
                        ------------------------------------------------
        RANGE OF                      STATED               CUT-OFF DATE
 ORIGINAL AMORTIZATION   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
     TERMS (MONTHS)        RATE     TERM (MO.)     DSCR        RATIO
----------------------- ---------- ------------ --------- --------------

Interest Only              5.380%  58              1.40x       79.12%
  240                      5.240   81              1.16        73.76
241 to 360                 5.245   87              1.29        72.38
-----------------------
 Total / Wtd. Avg.         5.253%  85              1.29x       72.79%
=======================


                REMAINING AMORTIZATION TERM (LOAN GROUP NO. 2)



                                        AGGREGATE                      CUMULATIVE
        RANGE OF          NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL
 REMAINING AMORTIZATION    MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP
     TERMS (MONTHS)         LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE
------------------------ ----------- -------------- --------------- ---------------

Interest Only                  1      $ 16,240,000         5.6%            5.6%
237 to 240                     1         6,952,135         2.4             8.0
241 to 360                    28       266,531,871        92.0           100.0
------------------------      --      ------------       -----
 Total / Wtd. Avg.            30      $289,724,005       100.0%
========================      ==      ============       =====

                                        WEIGHTED AVERAGES
                         ------------------------------------------------
        RANGE OF                       STATED               CUT-OFF DATE
 REMAINING AMORTIZATION   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
     TERMS (MONTHS)         RATE     TERM (MO.)     DSCR        RATIO
------------------------ ---------- ------------ --------- --------------

Interest Only               5.380%  58              1.40x       79.12%
237 to 240                  5.240   81              1.16        73.76
241 to 360                  5.245   87              1.29        72.38
------------------------
 Total / Wtd. Avg.          5.253%  85              1.29x       72.79%
========================


                                     A-4-2

                  MORTGAGE LOAN SEASONING (LOAN GROUP NO. 2)



                                                                                               WEIGHTED AVERAGES
                                                                                ------------------------------------------------
                                    AGGREGATE                      CUMULATIVE
                      NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
                       MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 SEASONING (MONTHS)     LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

0 to 5                    22      $178,714,242        61.7%           61.7%        5.127%        98        1.26x       76.14%
6 to 11                    8       111,009,764        38.3           100.0         5.456         64        1.34        67.39
--------------------      --      ------------       -----
 Total / Wtd. Avg.        30      $289,724,005       100.0%                        5.253%        85        1.29x       72.79%
====================      ==      ============       =====


                                  ACCRUAL TYPE



                                                                                          WEIGHTED AVERAGES
                                                                        ------------------------------------------------------
                                        AGGREGATE
                        NUMBER OF     CUT-OFF DATE      % OF INITIAL                    STATED                   CUT-OFF DATE
                         MORTGAGE       PRINCIPAL        LOAN GROUP      MORTGAGE      REMAINING     U/W NCF     LOAN-TO-VALUE
    ACCRUAL TYPE          LOANS          BALANCE       NO. 2 BALANCE       RATE       TERM (MO.)       DSCR          RATIO
--------------------   -----------   --------------   ---------------   ----------   ------------   ---------   --------------

Actual/360 Basis            30        $289,724,005          100.0%         5.253%          85          1.29x         72.79%
--------------------        --        ------------          -----
 Total / Wtd. Avg.          30        $289,724,005          100.0%         5.253%          85          1.29x         72.79%
====================        ==        ============          =====


                    ENCUMBERED INTEREST (LOAN GROUP NO. 2)



                                                                                            WEIGHTED AVERAGES
                                                                          ------------------------------------------------------
                                          AGGREGATE
                          NUMBER OF     CUT-OFF DATE      % OF INITIAL                    STATED                   CUT-OFF DATE
                          MORTGAGED       PRINCIPAL        LOAN GROUP      MORTGAGE      REMAINING     U/W NCF     LOAN-TO-VALUE
 ENCUMBERED INTEREST     PROPERTIES        BALANCE       NO. 2 BALANCE       RATE       TERM (MO.)       DSCR          RATIO
---------------------   ------------   --------------   ---------------   ----------   ------------   ---------   --------------

Fee Simple                   30         $289,724,005          100.0%         5.253%          85          1.29x         72.79%
---------------------        --         ------------          -----
 Total / Wtd. Avg.           30         $289,724,005          100.0%         5.253%          85          1.29x         72.79%
=====================        ==         ============          =====


                                     A-4-3

                      PROPERTY TYPES (LOAN GROUP NO. 2)



                                       AGGREGATE                       MAXIMUM
                         NUMBER OF   CUT-OFF DATE    % OF INITIAL   CUT-OFF DATE
                         MORTGAGED     PRINCIPAL      LOAN GROUP      PRINCIPAL
    PROPERTY TYPES      PROPERTIES      BALANCE     NO. 2 BALANCE      BALANCE
---------------------- ------------ -------------- --------------- --------------

Multifamily                 29       $279,474,005        96.5%      $21,600,000
 Conventional               23        185,474,005        64.0        17,250,000
 Student Housing             6         94,000,000        32.4        21,600,000
Manufactured Housing         1         10,250,000         3.5        10,250,000
----------------------      --       ------------       -----
  Total / Wtd. Avg.         30       $289,724,005       100.0%
======================      ==       ============       =====

                                       WEIGHTED AVERAGES
                       -------------------------------------------------
                                                                                              MIN/MAX
                                     STATED                CUT-OFF DATE      MIN/MAX        CUT-OFF DATE
                        MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE      U/W NCF       LOAN-TO-VALUE
    PROPERTY TYPES        RATE     TERM (MO.)     DSCR        RATIO            DSCR            RATIO
---------------------- ---------- ------------ --------- --------------- --------------- -----------------

Multifamily               5.266%        84        1.30x        72.90%    1.16x / 1.43x   62.90% / 80.00%
 Conventional             5.160        100        1.27         76.56     1.16x / 1.42x   65.77% / 80.00%
 Student Housing          5.475         52        1.35         65.68     1.21x / 1.43x   62.90% / 71.43%
Manufactured Housing      4.900        117        1.26         69.73     1.26x / 1.26x   69.73% / 69.73%
----------------------
  Total / Wtd. Avg.       5.253%        85        1.29x        72.79%    1.16x / 1.43x   62.90% / 80.00%
======================


                                     A-4-4

   UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO (LOAN GROUP NO. 2)



                                                                                               WEIGHTED AVERAGES
                                                                                ------------------------------------------------
                                    AGGREGATE                      CUMULATIVE
                      NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
      RANGE OF         MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
    U/W NCF DSCR        LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
-------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

1.16x to 1.19x             2      $ 17,072,135         5.9%            5.9%        5.133%       103        1.18x       77.09%
1.20x to 1.24x            13       100,182,404        34.6            40.5         5.123         98        1.22        75.89
1.25x to 1.29x             6        65,949,531        22.8            63.2         5.266         95        1.28        71.63
1.30x to 1.34x             1         3,952,182         1.4            64.6         5.655        118        1.33        79.84
1.35x to 1.39x             4        57,940,000        20.0            84.6         5.452         60        1.37        72.51
1.40x to 1.43x             4        44,627,752        15.4           100.0         5.276         64        1.43        65.62
--------------------      --      ------------       -----
 Total / Wtd. Avg.        30      $289,724,005       100.0%                        5.253%        85        1.29x       72.79%
====================      ==      ============       =====


              CUT-OFF DATE LOAN-TO-VALUE RATIO (LOAN GROUP NO. 2)



                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                     AGGREGATE                      CUMULATIVE
       RANGE OF        NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
     CUT-OFF DATE       MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 LOAN-TO-VALUE RATIO     LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

62.90% to 65.00%            3      $ 51,100,000        17.6%           17.6%        5.480%        49        1.37x       63.09%
65.01% to 70.00%            4        53,094,432        18.3            36.0         5.250         67        1.35        68.00
70.01% to 75.00%            6        48,418,803        16.7            52.7         5.082        105        1.22        72.15
75.01% to 80.00%           17       137,110,770        47.3           100.0         5.230         98        1.27        78.48
---------------------      --      ------------       -----
 Total / Wtd. Avg.         30      $289,724,005       100.0%                        5.253%        85        1.29x       72.79%
=====================      ==      ============       =====


           MATURITY DATE/ARD LOAN-TO-VALUE RATIO (LOAN GROUP NO. 2)



                                                                                                WEIGHTED AVERAGES
                                                                                 ------------------------------------------------
                                     AGGREGATE                      CUMULATIVE
  RANGE OF MATURITY    NUMBER OF   CUT-OFF DATE    % OF INITIAL    % OF INITIAL                STATED               CUT-OFF DATE
       DATE/ARD         MORTGAGE     PRINCIPAL      LOAN GROUP      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 LOAN-TO-VALUE RATIO     LOANS        BALANCE     NO. 2 BALANCE   NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------- ----------- -------------- --------------- --------------- ---------- ------------ --------- --------------

56.92% to 60.00%            5      $ 40,805,786        14.1%           14.1%        4.973%      102         1.27x       70.68%
60.01% to 65.00%            8        92,460,418        31.9            46.0         5.295        79         1.32        68.11
65.01% to 70.00%            9       104,127,801        35.9            81.9         5.373        92         1.29        74.88
70.01% to 79.12%            8        52,330,000        18.1           100.0         5.156        69         1.28        78.52
---------------------      --      ------------       -----
 Total / Wtd. Avg.         30      $289,724,005       100.0%                        5.253%       85         1.29x       72.79%
=====================      ==      ============       =====


                                     A-4-5

                        STATE/REGION (LOAN GROUP NO. 2)



                                         AGGREGATE
                           NUMBER OF   CUT-OFF DATE    % OF INITIAL
                            MORTGAGE     PRINCIPAL      LOAN GROUP
       STATE/REGION          LOANS        BALANCE     NO. 2 BALANCE
------------------------- ----------- -------------- ---------------

Texas                           7      $ 69,801,554        24.1%
Michigan                        2        30,600,000        10.6
Nevada                          3        28,292,528         9.8
North Carolina                  2        26,360,000         9.1
Missouri                        1        19,400,000         6.7
Southern California (1)         1        15,250,000         5.3
Indiana                         1        14,800,000         5.1
Ohio                            1        14,700,000         5.1
Oregon                          2        14,456,174         5.0
Wisconsin                       1        14,000,000         4.8
Connecticut                     4         9,415,000         3.2
Montana                         1         8,944,432         3.1
Massachusetts                   1         7,800,000         2.7
Alabama                         1         6,952,135         2.4
Florida                         1         5,000,000         1.7
Georgia                         1         3,952,182         1.4
-------------------------      --      ------------       -----
 Total/Wtd. Avg.               30      $289,724,005       100.0%
=========================      ==      ============       =====

                                                       WEIGHTED AVERAGES
                                        ------------------------------------------------
                            CUMULATIVE
                           % OF INITIAL
                            LOAN GROUP                STATED               CUT-OFF DATE
                              NO. 2      MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
       STATE/REGION          BALANCE       RATE     TERM (MO.)     DSCR        RATIO
------------------------- ------------- ---------- ------------ --------- --------------

Texas                          24.1%       5.137%       104        1.27x       74.23%
Michigan                       34.7        5.465         59        1.27        65.72
Nevada                         44.4        5.270        115        1.25        74.33
North Carolina                 53.5        5.257         81        1.32        79.22
Missouri                       60.2        5.480         49        1.36        68.07
Southern California (1)        65.5        4.940         57        1.20        78.61
Indiana                        70.6        5.480         49        1.43        62.90
Ohio                           75.7        5.480         49        1.43        62.90
Oregon                         80.6        5.069        114        1.30        73.98
Wisconsin                      85.5        5.200        115        1.22        80.00
Connecticut                    88.7        4.970         81        1.23        78.56
Montana                        91.8        4.780         79        1.42        65.77
Massachusetts                  94.5        5.480        113        1.35        78.00
Alabama                        96.9        5.240         81        1.16        73.76
Florida                        98.6        5.590         58        1.24        75.19
Georgia                       100.0        5.655        118        1.33        79.84
-------------------------
 Total/Wtd. Avg.                           5.253%        85        1.29x       72.79%
=========================


(1)   Northern California includes areas with zip codes of 93612 and above, and
      Southern California includes areas with zip codes of 92832 and below.

                 PREPAYMENT PROVISION TYPE (LOAN GROUP NO. 2)



                                                                                      WEIGHTED AVERAGES
                                                                       ------------------------------------------------
                                           AGGREGATE
                             NUMBER OF   CUT-OFF DATE    % OF INITIAL                STATED               CUT-OFF DATE
                              MORTGAGE     PRINCIPAL      LOAN GROUP    MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
 PREPAYMENT PROVISION TYPE     LOANS        BALANCE     NO. 2 BALANCE     RATE     TERM (MO.)     DSCR        RATIO
--------------------------- ----------- -------------- --------------- ---------- ------------ --------- --------------

LO/Defeasance                    29      $274,474,005        94.7%        5.270%  87              1.30x       72.47%
LO/Grtrx%UPBory%UPB+YM            1        15,250,000         5.3         4.940   57              1.20        78.61
---------------------------      --      ------------       -----
 Total / Wtd. Avg.               30      $289,724,005       100.0%        5.253%  85              1.29x       72.79%
===========================      ==      ============       =====


                                     A-4-6

INITIAL LOAN GROUP NO. 2 PREPAYMENT RESTRICTIONS COMPOSITION OVER TIME (LOAN
                               GROUP NO. 2) (1)



                                         MONTHS FOLLOWING CUT-OFF DATE
                          ------------------------------------------------------------
  PREPAYMENT RESTRICTION        0           12          24          36          48
------------------------- ------------ ----------- ----------- ----------- -----------

Remaining Pool
 Balance(2)                   100.00%      99.47%      98.51%      97.34%      96.00%
Locked/Defeasance             100.00      100.00      100.00       94.61       65.25
 Locked                       100.00      100.00      100.00        0.00        0.00
 Defeasance                     0.00        0.00        0.00       94.61       65.25
Yield Maintenance (all)         0.00        0.00        0.00        5.39        5.39
 Yield Maintenance              0.00        0.00        0.00        0.00        0.00
 Grtr4%UPBor2%UPB+YM            0.00        0.00        0.00        5.39        5.39
 Grtr3%UPBorYM                  0.00        0.00        0.00        0.00        0.00
 Grtr1%UPBorYM                  0.00        0.00        0.00        0.00        0.00
Open                            0.00        0.00        0.00        0.00       29.37
-------------                 ------      ------      ------      ------      ------
 Total                        100.00%     100.00%     100.00%     100.00%     100.00%
=============                 ======      ======      ======      ======      ======

                                              MONTHS FOLLOWING CUT-OFF DATE
                          ----------------------------------------------------------------------
  PREPAYMENT RESTRICTION       60          72          84          96         108         120
------------------------- ----------- ----------- ----------- ----------- ----------- ----------

Remaining Pool
 Balance(2)                   54.49%      53.46%      41.68%      40.81%      39.88%      0.00%
Locked/Defeasance            100.00      100.00      100.00      100.00      100.00       0.00
 Locked                        0.00        0.00        0.00        0.00        0.00       0.00
 Defeasance                  100.00      100.00      100.00      100.00      100.00       0.00
Yield Maintenance (all)        0.00        0.00        0.00        0.00        0.00       0.00
 Yield Maintenance             0.00        0.00        0.00        0.00        0.00       0.00
 Grtr4%UPBor2%UPB+YM           0.00        0.00        0.00        0.00        0.00       0.00
 Grtr3%UPBorYM                 0.00        0.00        0.00        0.00        0.00       0.00
 Grtr1%UPBorYM                 0.00        0.00        0.00        0.00        0.00       0.00
Open                           0.00        0.00        0.00        0.00        0.00       0.00
-------------                ------      ------      ------      ------      ------       ----
 Total                       100.00%     100.00%     100.00%     100.00%     100.00%      0.00%
=============                ======      ======      ======      ======      ======       ====


(1) All numbers, unless otherwise noted, are as a percentage of the aggregate loan group no. 2 balance at the specified point in time.

(2) Remaining aggregate loan group no. 2 balance as a percentage of the initial loan group no. 2 balance at the specified point in time.

                                     A-4-7

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   ANNEX A-5

   CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING MORTGAGED REAL
                                   PROPERTIES

                      [THIS PAGE INTENTIONALLY LEFT BLANK]



            MORTGAGE     LOAN
  LOAN        LOAN       GROUP
 NUMBER      SELLER     NUMBER         LOAN / PROPERTY NAME                               PROPERTY ADDRESS
-----------------------------------------------------------------------------------------------------------------------------------

                                 EDR Portfolio I
    19         CGM         2     Jefferson Commons - University of Missouri     2500 Old Highway 63 South
    20         CGM         2     Jefferson Commons - Texas Tech                 1002 Frankford Avenue
-----------------------------------------------------------------------------------------------------------------------------------
                                 EDR Portfolio II
    23         CGM         2     Jefferson Commons - Purdue                     2243 U.S. Highway 52
    24         CGM         2     Jefferson Commons - Ohio State University      1150 Kinnear Road
-----------------------------------------------------------------------------------------------------------------------------------
    30         CGM         2     Jefferson Commons                              5800 Jefferson Commons Drive
    35         CGM         2     Glendale Park Apartments                       8801 Gustine Lane
    36         CGM         2     Governor's Point Apartments                    3230 Stream Side Road
    38         CGM         2     South Park Lofts                               816 South Grand Avenue
    44         CGM         2     Arbors at Centennial Park                      289-375 East Arbor Circle West, 377-471 East Arbor
                                                                                Circle East and 401-547 East Centennial Drive
    56        IXIS         2     Reno Cascade                                   3805 Clear Acres Lane
    59         CGM         2     Governours Square Apartments                   3314 Wickslow Road
    60         CGM         2     Brookstone Apartments                          1401 North Lamb Boulevard
    63        IXIS         2     Bent Tree Brooks                               4820 Westgrove
    65         CGM         2     Corner House Lofts                             205 South State Street
    66         CGM         2     Copper Run at Reserve                          2200 Great Northern Avenue
    72         CGM         2     Stone Creek Apartments                         5005 Southwest Murray Boulevard
    73         CGM         2     Villa del Rio Apartments                       3800 South Nellis Boulevard
    75         CGM         2     North Bay Residences                           76, 80, 81, 87, 90 & 95 Park Street
    77        IXIS         2     Bent Tree Oaks                                 4815 Westgrove Drive
    79        IXIS         2     Windsong                                       17717 Vail Drive
    80        IXIS         2     Bent Tree Fountains                            16400 Ledgemont Lane
    83         CGM         2     Crest Club Apartments                          100 Crest Club Circle
    91         CGM         2     Gentry's Walk Apartments                       328 Bedford Road
    94         CGM         2     Little Creek Apartments                        195-465 Northeast 36th Street
   101         CGM         2     Palm Vista                                     3726-3748 Central Avenue
   114         CGM         2     Tremont Village Apartments                     611 Pineview Drive
   119         CGM         2     Winthrop Court Apartments                      441 Winthrop Street
   120         CGM         2     Woodruff Court Apartments                      33 Woodruff Street
   123         CGM         2     Brookgate Apartments                           451 Harwinton Avenue
   124         CGM         2     Holly House Apartments                         23-24 Holly House Court

  LOAN                                         ZIP                          PROPERTY           DETAILED PROPERTY      ELEVATOR(S)
 NUMBER         CITY               STATE      CODE         COUNTY             TYPE                    TYPE             (YES/NO)
----------------------------------------------------------------------------------------------------------------------------------

    19        Columbia               MO       65201      Boone             Multifamily           Student Housing               0
    20        Lubbock                TX       79416      Lubbock           Multifamily           Student Housing               0
----------------------------------------------------------------------------------------------------------------------------------

    23        West Lafayette         IN       47906      Tippecanoe        Multifamily           Student Housing               0
    24        Columbus               OH       43212      Franklin          Multifamily           Student Housing               1
----------------------------------------------------------------------------------------------------------------------------------
    30        Kalamazoo              MI       49009      Kalamazoo         Multifamily           Student Housing               0
    35        Houston                TX       77031      Harris            Multifamily           Conventional                  0
    36        Raleigh                NC       27613      Wake              Multifamily           Conventional                  0
    38        Los Angeles            CA       90017      Los Angeles       Multifamily           Conventional                  1
    44        Oak Creek              WI       53154      Milwaukee         Multifamily           Conventional                  0

    56        Reno                   NV       89512      Washoe            Manufactured Housing  Manufactured Housing          0
    59        Wilmington             NC       28412      New Hanover       Multifamily           Conventional                  0
    60        Las Vegas              NV       89110      Clark             Multifamily           Conventional                  0
    63        Addison                TX       75001      Dallas            Multifamily           Conventional                  0
    65        Ann Arbor              MI       48104      Washtenaw         Multifamily           Student Housing               1
    66        Missoula               MT       59808      Missoula          Multifamily           Conventional                  0
    72        Beaverton              OR       97005      Washington        Multifamily           Conventional                  0
    73        Las Vegas              NV       89121      Clark             Multifamily           Conventional                  0
    75        Lynn                   MA       01905      Essex             Multifamily           Conventional                  0
    77        Addison                TX       75001      Dallas            Multifamily           Conventional                  0
    79        Dallas                 TX       75287      Denton            Multifamily           Conventional                  0
    80        Addison                TX       75001      Dallas            Multifamily           Conventional                  0
    83        Valley                 AL       36854      Chambers          Multifamily           Conventional                  0
    91        Bedford                TX       76022      Tarrant           Multifamily           Conventional                  0
    94        Newport                OR       97365      Lincoln           Multifamily           Conventional                  0
   101        Fort Myers             FL       33901      Lee               Multifamily           Conventional                  0
   114        Valdosta               GA       31602      Lowndes           Multifamily           Conventional                  0
   119        Torrington             CT       06790      Litchfield        Multifamily           Conventional                  0
   120        Litchfield             CT       06759      Litchfield        Multifamily           Conventional                  0
   123        Torrington             CT       06790      Litchfield        Multifamily           Conventional                  0
   124        Litchfield             CT       06759      Litchfield        Multifamily           Conventional                  0

                                                                            # OF 4
                                               # OF 1   # OF 2   # OF 3    OR MORE        AVERAGE            AVERAGE
  LOAN                                 # OF      BED      BED      BED        BED       RENTAL RATE          RENTAL
 NUMBER     UTILITIES TENANT PAYS    STUDIOS    ROOMS    ROOMS    ROOMS      ROOMS         STUDIO           RATE 1 BR
--------------------------------------------------------------------------------------------------------------------------

    19             Electric            48        36       36       40         100      529-549; 537       584-635; 596
    20             Electric            NAP       23       59       48         113           NAP           610-685; 663
--------------------------------------------------------------------------------------------------------------------------

    23             Electric            NAP       66       54       78         138           NAP           199-681; 528
    24             Electric            NAP       22       16       64          64           NAP           705-770; 732
--------------------------------------------------------------------------------------------------------------------------
    30             Electric            NAP       96       48       36         144           NAP           528-615; 566
    35               None              106       428      244      32         NAP      227-471; 436       240-626; 501
    36             Electric            NAP       144      190      10         NAP           NAP           345-875; 548
    38       Electric, Gas, Water      NAP       28       21       NAP        NAP           NAP        1,550-2,550; 1,922
    44             Electric            NAP       NAP      91       49         NAP           NAP               NAP

    56           Electric, Gas         NAP       NAP      NAP      NAP        NAP           NAP               NAP
    59             Electric            NAP       82       112      25         NAP           NAP           494-556; 527
    60             Electric            NAP       32       136      25         NAP           NAP           600-620; 610
    63      Electric, Water, Sewer     NAP       136      96       16         NAP           NAP           460-790; 585
    65             Electric            NAP       NAP      35       21         NAP           NAP               NAP
    66           Electric, Gas         27        78       87       NAP        NAP      496-546; 513       600-702; 647
    72             Electric            NAP       96       96       NAP        NAP           NAP           570-660; 620
    73             Electric            NAP       48       104      16         NAP           NAP           610-625; 615
    75             Electric             1        77       60       NAP        NAP      795-795; 795      675-1,595; 796
    77      Electric, Water, Sewer     NAP       104      84        8         NAP           NAP           495-785; 598
    79      Electric, Water, Sewer     55        143      66       NAP        NAP      500-840; 586       415-860; 579
    80      Electric, Water, Sewer     35        63       80        6         NAP      450-688; 522      472-1,080; 593
    83          Electric, Water        NAP       46       146      16         NAP           NAP           395-560; 478
    91      Electric, Water, Sewer     84        106      76       NAP        NAP      328-460; 389       431-620; 503
    94             Electric            NAP       NAP      108      72         NAP           NAP               NAP
   101             Electric            NAP       40       96       NAP        NAP           NAP           535-629; 574
   114      Electric, Water, Sewer     NAP       12       28       29         NAP           NAP          650-1,500; 792
   119             Electric            16        24       20       NAP        NAP      525-570; 540       665-690; 667
   120             Electric            NAP       16       16        4         NAP           NAP           785-805; 788
   123             Electric            18        36       NAP      NAP        NAP      485-485; 485       595-610; 595
   124             Electric             1        10       11       NAP        NAP      475-475; 475       735-735; 735

                      AVERAGE               AVERAGE              AVERAGE
  LOAN                RENTAL                RENTAL                RENTAL
 NUMBER              RATE 2 BR             RATE 3 BR            RATE 4+ BR
-------------------------------------------------------------------------------

    19             440-970; 899        814-1,290; 1,176     1,020-1,505; 1,369
    20             420-980; 814         660-1,296; 949       325-1,501; 1,100
-------------------------------------------------------------------------------

    23             383-868; 740          297-1077; 950       199-1,377; 1,129
    24            600-1210; 1147        490-1555; 1371       1197-1796; 1594
-------------------------------------------------------------------------------
    30             396-960; 870        575-1,275; 1,179      398-1,620; 1433
    35             474-832; 630         715-1,042; 838             NAP
    36            320-1,120; 674         800-915; 880              NAP
    38          2,600-3,350; 2,931            NAP                  NAP
    44           995-1,270; 1,121     1,075-1,270; 1,246           NAP

    56                 NAP                    NAP                  NAP
    59             570-781; 662          748-909; 800              NAP
    60             695-850; 709          840-855; 843              NAP
    63            420-1,205; 817       955-1,080; 1,038            NAP
    65          1,244-1,988; 1,617    1,795-2,548; 2,148           NAP
    66             669-881; 750               NAP                  NAP
    72             710-850; 767               NAP                  NAP
    73             699-725; 725          825-865; 847              NAP
    75            740-1,050; 876              NAP                  NAP
    77            655-1,045; 837       995-1,045; 1,012            NAP
    79             400-870; 775               NAP                  NAP
    80            575-1,150; 903       963-1,100; 1,029            NAP
    83            345-1,066; 548         600-765; 665              NAP
    91             555-830; 651               NAP                  NAP
    94            425-1,100; 534         260-650; 628              NAP
   101             625-729; 680               NAP                  NAP
   114            646-1,700; 737         700-770; 747              NAP
   119             765-840; 787               NAP                  NAP
   120             905-970; 926       1,055-1,055; 1,055           NAP
   123                 NAP                    NAP                  NAP
   124             905-940; 924               NAP                  NAP


                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   ANNEX B

DESCRIPTION OF TEN LARGEST MORTGAGE LOANS AND/OR GROUPS OF CROSS-COLLATERALIZED
                                 MORTGAGE LOANS

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX B

           DESCRIPTION OF TEN LARGEST MORTGAGE LOANS AND/OR GROUPS OF
                       CROSS-COLLATERALIZED MORTGAGE LOANS

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX B

--------------------------------------------------------------------------------
                        TEN LARGEST LOANS/CROSSED GROUPS
-------------------------------------------------------------------------------

TEN LARGEST LOANS/CROSSED GROUPS BY CUT-OFF DATE PRINCIPAL BALANCE



--------------------------------------------------------------------------------------------------
                                                                                       CUT-OFF
                                                                                         DATE
                                                                                      PRINCIPAL
                                                                    CUT-OFF DATE       BALANCE
                                LOAN     LOAN      PROPERTY           PRINCIPAL           PER
   LOAN NAME / PROPERTY NAME   SELLER    GROUP       TYPE              BALANCE          SF/UNIT
--------------------------------------------------------------------------------------------------

 1)   Carolina Place            CGM        1        Retail         $  114,200,000(3)     $  192(3)
 2)   Novo Nordisk              CGM        1        Office             53,000,000           235
         Headquarters
 3)   270 Technology Park       CGM        1        Office             51,200,000           114
 4)   Penn Mar Shopping        IXIS        1        Retail             38,877,977           102
         Center
 5)   250 West Pratt            CGM        1        Office             37,000,000           104
 6)   Abilene Mall             IXIS        1        Retail             37,000,000           111
 7)   United Supermarket        CGM        1                           35,433,430
         Portfolio(1)
      United # 526 - Amarillo                       Retail              6,183,761            87
      United # 517 - Wichita                        Retail              4,554,364            76
         Falls
      United # 549 - Snyder                         Retail              3,839,019            87
      United # 515 -                                Retail              3,497,243            81
         Burkburnett
      United # 513 - Vernon                         Retail              3,203,157            74
      United # 501 - Lubbock                        Retail              2,893,174            74
      United # 509 - Levelland                      Retail              2,869,329            67
      United # 527 - Amarillo                       Retail              2,225,518            62
      United # 522 - Amarillo                       Retail              2,217,570            60
      United # 533 - Amarillo                       Retail              2,169,880            60
      United # 525 - Perryton                       Retail                961,742            29
      United # 518 - Childress                      Retail                818,673            25
 8)   EDR Portfolio I(2)        CGM        2                           33,900,000
      Jefferson Commons                           Multifamily          19,400,000        74,615
       - University of Missouri
      Jefferson Commons                           Multifamily          14,500,000        59,671
       - Texas Tech
 9)   The Plaza at              IXIS       1        Office             33,500,000           122
       Huntington Beach
 10)  Alamo Plaza               CGM        1        Office             31,500,000           165
---------------------------------------------------------------------------------------------------
 TOTAL/WTD. AVG.                                                   $  465,611,407
===================================================================================================

-----------------------------------------------------------------------------------------------------------
                                    % OF           % OF                                         CUT-OFF
                                  INITIAL        INITIAL                                         DATE
                                 MORTGAGE          LOAN          STATED                         LOAN-TO-
                                   POOL         GROUP 1/2      REMAINING     U/W NCF             VALUE
   LOAN NAME / PROPERTY NAME      BALANCE        BALANCE      TERM (MO.)       DSCR              RATIO
-----------------------------------------------------------------------------------------------------------

 1)   Carolina Place                 8.0%(3)        10.0%(3)       55         1.96x(3)           48.60%(3)
 2)   Novo Nordisk                   3.7             4.6           57         1.63               74.13
         Headquarters
 3)   270 Technology Park            3.6             4.5          118         1.28               80.00
 4)   Penn Mar Shopping              2.7             3.4          117         1.36               64.26
         Center
 5)   250 West Pratt                 2.6             3.2          115         1.35               68.52
 6)   Abilene Mall                   2.6             3.2          116         1.23               79.74
 7)   United Supermarket             2.5             3.1          114         1.25               79.48
         Portfolio(1)
   United # 526 - Amarillo           0.4             0.5
   United # 517 - Wichita            0.3             0.4
      Falls
   United # 549 - Snyder             0.3             0.3
   United # 515 -                    0.2             0.3
      Burkburnett
   United # 513 - Vernon             0.2             0.3
   United # 501 - Lubbock            0.2             0.3
   United # 509 - Levelland          0.2             0.3
   United # 527 - Amarillo           0.2             0.2
   United # 522 - Amarillo           0.2             0.2
   United # 533 - Amarillo           0.2             0.2
   United # 525 - Perryton           0.1             0.1
   United # 518 - Childress          0.1             0.1
 8)   EDR Portfolio I(2)             2.4            11.7           49         1.36               68.07
      Jefferson Commons              1.4             6.7
      - University of Missouri
      Jefferson Commons              1.0             5.0
      - Texas Tech
 9)   The Plaza at Huntington        2.3             2.9          117         1.31               68.51
      Beach
 10)  Alamo Plaza                    2.2             2.8          117         1.23               75.00
-----------------------------------------------------------------------------------------------------------
 TOTAL/WTD. AVG.                    32.4%                          90         1.50X              67.31%
===========================================================================================================


(1)   The United Supermarket Portfolio represents twelve cross-collateralized and cross-defaulted loans: the United #526 - Amarillo Loan, the United
      #517 - Wichita Falls Loan, the United #549 - Snyder Loan, the United #515
      - Burkburnett Loan, the United #513 - Vernon Loan, the United #501 -
      Lubbock Loan, the United #509 - Levelland Loan, the United #527 -
      Amarillo Loan, the United #522 - Amarillo Loan, the United #533 -
      Amarillo Loan, the United #525 - Perryton Loan and the United #518 -
      Childress Loan.

(2)   The EDR Portfolio I represents two cross-collateralized and cross-defaulted loans: the Jefferson Commons - Univeristy of Missouri
      Loan and the Jefferson Commons - Texas Tech Loan.

(3)   Reflects just the pooled portion of the Carolina Place Loan, and not the non-pooled portion thereof represented by the class CP-1, CP-2 and CP-3 certificates.

                                      B-1

--------------------------------------------------------------------------------
                                 CAROLINA PLACE
-------------------------------------------------------------------------------

                    [SIX PICTURES OF CAROLINA PLACE OMITTED]

                                      B-2

--------------------------------------------------------------------------------
                                 CAROLINA PLACE
-------------------------------------------------------------------------------

                [MAP SHOWING LOCATION OF CAROLINA PLACE OMITTED]

                                      B-3

--------------------------------------------------------------------------------
                                CAROLINA PLACE(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                       CGM
 CUT-OFF DATE PRINCIPAL BALANCE(2)                                 $114,200,000
 PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE(3)                            8.0%
 NUMBER OF MORTGAGE LOANS                                                     1
 LOAN PURPOSE                                                         Refinance
 SPONSOR                                                   GGP/Homart II L.L.C.
 OWNERSHIP INTEREST                                                  Fee Simple
 MORTGAGE RATE                                                          4.5975%
 MATURITY DATE                                                 January 11, 2010
 AMORTIZATION TYPE                                                      Balloon
 ORIGINAL TERM / AMORTIZATION TERM                                       55/355
 REMAINING TERM / REMAINING AMORTIZATION TERM                            55/355
 LOCKBOX                               In-Place Hard, Springing Cash Management

 UP-FRONT RESERVES
   TAX/INSURANCE                                                          No/No

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE(4)                                                   Springing
   REPLACEMENT(5)                                                     Springing
   TI/LC(6)                                                           Springing

 ADDITIONAL FINANCING(7)                                                    Yes

                                     POOLED          MORTGAGE
                                   PORTION(8)         LOAN(9)     LOAN PAIR(10)
                                  ------------     ------------   ------------
 CUT-OFF DATE PRINCIPAL BALANCE   $114,200,000     $130,000,000   $167,919,878
 CUT-OFF DATE PRINCIPAL
   BALANCE/SF                             $192             $218           $282

 CUT-OFF DATE LTV RATIO                 48.60%           55.32%          71.46%

 MATURITY DATE LTV RATIO                44.82%           51.02%          65.91%

 UW NCF DSCR                             1.96x            1.72x           1.33x

 LOAN SHADOW RATING
 MOODY'S/S&P(11)                        A3/AA+
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)   The Carolina Place Loan is part of a loan pair consisting of two (2)
      mortgage loans: (a) the Carolina Place Loan, which has a cut-off date principal balance of $130,000,000 and will be included in the trust fund;
      and (b) a generally subordinate Carolina Place Non-Trust Loan, which has a cut-off date principal balance of $37,919,878 and will not be included in the trust fund. In addition, for purposes of calculating distributions on various classes of the certificates, the Carolina Place Loan that will be included in the trust fund is being treated as if it consists of two portions: (a) a "pooled portion", with a cut-off date principal balance of $114,200,000, which will be pooled with the other mortgage loans in the trust fund to support the various classes of certificates (other than the Class CP-1, CP-2 and CP-3 certificates); and (b) a "non-pooled portion", with a cut-off date principal balance of $15,800,000, which will generally be subordinate to the pooled portion of the Carolina Place
      Loan and will support the Class CP-1, CP-2 and CP-3 certificates.

(2)   Represents cut-off date principal balance of the pooled portion of the
      Carolina Place Loan.

(3)   Based on the pooled portion of the Carolina Place Loan.

(4)   Upon the occurrence and during the continuance of a trigger event with respect to the Carolina Place Loan, the borrower shall pay to lender on each monthly payment date one-twelfth of the taxes that lender reasonably estimates will be payable during the next ensuing twelve months. The insurance escrow is waived so long as borrower provides evidence that insurance is provided under a blanket policy. A "trigger event" means the occurrence of (i) an event of default under the Carolina Place Loan or
      (ii) the date on which the debt service coverage ratio. (based on the
      Carolina Place Loan, the Carolina Place Non-Trust Loan and any permitted mezzanine debt) for the preceding twelve (12) consecutive months is less than 1.20x. A trigger event will continue until the applicable event of default is cured or waived or until the date on which the debt service coverage ratio equals or exceeds 1.20x for twelve (12) consecutive months.

(5)   Upon the occurrence and during the continuance of a trigger event with respect to the Carolina Place Loan, the borrower shall deposit on each payment date an amount equal to $12,413.75 ($0.25/SF/Year), capped at
      $148,965 (one year of collections).

(6)   Upon the occurrence and during the continuance of a trigger event with respect to the Carolina Place Loan, the borrower shall deposit on each payment date the amount equal to $27,083.33 ($0.55/SF/Year), capped at
      $325,000 (one year of collections).

(7)   See Carolina Place Loan Summary for further discussion.

(8)   Calculated based on the pooled portion of the Carolina Place Loan only.

(9)   Calculated based on the Carolina Place Loan.

(10)  Calculated based on the aggregate of the Carolina Place Loan and the
      Carolina Place Non-Trust Loan.

(11)  Moody's and S&P have confirmed that the pooled portion of the Carolina
      Place Loan has, in the context of its inclusion in the trust, the credit characteristics consistent with that of an investment-grade rated obligation.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                             1
 LOCATION                                                       Pineville, NC
 PROPERTY TYPE                                          Retail, Regional Mall
 SIZE (SF)                                                            595,869
 OCCUPANCY % AS OF FEBRUARY 21, 2005                                    94.9%
 YEAR BUILT / YEAR RENOVATED                                        1991/1994
 APPRAISED VALUE                                                 $235,000,000
 PROPERTY MANAGEMENT                          General Growth Management, Inc.
 UW ECONOMIC OCCUPANCY %                                                94.9%
 UW REVENUES                                                      $20,464,501
 UW EXPENSES                                                       $6,114,775
 UW NET OPERATING INCOME (NOI)                                    $14,349,726
 UW NET CASH FLOW (NCF)                                           $13,825,013
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      B-4

--------------------------------------------------------------------------------
                                 CAROLINA PLACE
--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------------
                                                       TENANT SUMMARY
---------------------------------------------------------------------------------------------------------------------------------
                                                                       % OF NET                             % OF
                                        RATINGS         NET RENTABLE   RENTABLE                            ACTUAL   DATE OF LEASE
             TENANT NAME         FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA     RENT PSF   ACTUAL RENT    RENT     EXPIRATION
------------------------------- ---------------------- ------------------------- ---------- ------------- -------- --------------

 Anchor Owned
 Belk                                  NR/NR/NR                       SHADOW ANCHOR -- NOT PART OF COLLATERAL
 Dillard's                             BB-/B2/BB                      SHADOW ANCHOR -- NOT PART OF COLLATERAL
 Hecht's                             BBB/Baa2/BBB                     SHADOW ANCHOR -- NOT PART OF COLLATERAL

 Anchor Tenants
 Sears                                BB/Ba1/BB+           157,752        26.5%   $  3.95    $  623,124      5.9%     7/23/11
 J.C. Penney                          BB+/Ba1/BB+          119,652        20.1%   $  4.10    $  490,428      4.7%     5/31/11
                                                           -------    --------    -------    ----------     ----
 Total Anchor Tenants                                      277,404        46.6%   $  4.01    $1,113,552     10.6%

 The Limited / Limited Too
  / Bath & Body Works                 NR/Baa2/BBB           22,616         3.8%   $ 15.00    $  339,240      3.2%     1/31/07
 Victoria's Secret                    NR/Baa2/BBB           11,042         1.9%   $ 27.00    $  298,128      2.8%     1/31/13
 Express                              NR/Baa2/BBB           10,577         1.8%   $ 25.00    $  264,420      2.5%     1/31/13
 Lane Bryant                           NR/B2/BB-            10,350         1.7%   $ 22.00    $  227,700      2.2%         MTM
 New York & Company                   NR/Baa2/BBB            8,000         1.3%   $ 25.00    $  200,004      1.9%     1/31/13
                                                           -------    --------    -------    ----------     ----
 Top 5 Tenants                                              62,585        10.5%   $ 21.24    $1,329,492     12.7%

 Non-major Tenants                                         225,400        37.8%   $ 35.63    $8,030,855     76.7%

 Vacant Space                                               30,480         5.1%
                                                           -------    --------

 COLLATERAL TOTAL                                          595,869       100.0%
                                                           =======    ========
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------


(1)   Certain credit ratings are those of the parent company whether or not the parent company guarantees the lease.



-------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE
-------------------------------------------------------------------------------------------------------------------------
                           WTD. AVG. IN PLACE
             # OF LEASES     BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
    YEAR       ROLLING          ROLLING         ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
-------------------------------------------------------------------------------------------------------------------------

    2005           9            $ 20.95         40,007        6.7%           6.7%            8.0%              8.0%
    2006          10            $ 35.64         15,399        2.6%           9.3%            5.2%             13.2%
    2007          13            $ 22.44         50,983        8.6%          17.9%           10.9%             24.2%
    2008          11            $ 41.77         20,262        3.4%          21.3%            8.1%             32.2%
    2009           4            $ 25.39         12,770        2.1%          23.4%            3.1%             35.3%
    2010           5            $ 54.67          6,509        1.1%          24.5%            3.4%             38.7%
    2011          14            $  6.79        293,489       49.3%          73.7%           19.0%             57.8%
    2012          12            $ 38.49         24,480        4.1%          77.9%            9.0%             66.8%
    2013          18            $ 32.93         66,906       11.2%          89.1%           21.0%             87.8%
    2014          11            $ 33.61         28,285        4.7%          93.8%            9.1%             96.9%
    2015           5            $ 51.83          6,299        1.1%          94.9%            3.1%            100.0%
                 ---                           -------       ----                          -----
   TOTALS        112                           565,389       94.9%                         100.0%
                                               =======       ====                          =====
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------


                                       B-5

--------------------------------------------------------------------------------
                                 CAROLINA PLACE
--------------------------------------------------------------------------------

o    THE LOAN. The subject mortgage loan (the "Carolina Place Loan") is secured by a first mortgage encumbering an anchored retail center located in
     Pineville, North Carolina (the "Caroline Place Property"). The Carolina
     Place Loan has a cut-off date principal balance of $130,000,000, and the pooled portion thereof, which totals $114,200,000, represents approximately
     8.0% of the initial mortgage pool balance. The Carolina Place Loan was originated on December 14, 2004 and is part of a loan pair consisting of two (2) mortgage loans in the aggregate principal amount of $167,919,878, one of which in the principal amount of $37,919,878 will not be included in the trust (the "Carolina Place Non-Trust Loan"). The Carolina Place
     Non-Trust Loan is generally subordinate in right of payment to the Carolina
     Place Loan.

     The Carolina Place Loan has a remaining term of 55 months and matures on
     January 11, 2010. The Carolina Place Loan may be prepaid on or after July
     11, 2009, and permits defeasance with United States government obligations beginning 2 years after the issue date for the series 2005-C3 certificates.

o    THE BORROWER. The borrower is Carolina Place L.L.C., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Carolina Place Loan. The sponsor of the borrower is GGP/Homart II L.L.C., whose economic interests are owned
     50% by GGP Limited Partnership and 50% by New York State Common Retirement
     Fund. The majority of GGP Limited Partnership is owned by General Growth
     Properties, Inc., a publicly traded real estate investment trust ("REIT")
     (NYSE: GGP). GGP and its predecessor companies have been in the shopping center business as a buyer, seller, developer, and manager of real estate since 1954. As one of the largest regional mall REITs, GGP owns, develops, operates, and/or manages shopping malls in over 40 states. General Growth
     Properties also has the distinction of being one of the largest third-party managers for owners of regional malls.

o    THE PROPERTY. The Carolina Place Property includes 595,869 square feet that is part of a regional shopping center situated on approximately 92.6 acres.
     The Carolina Place Property was constructed in 1991 and renovated in 1994.
     The Carolina Place Property is located in Pineville, North Carolina, within the Charlotte, North Carolina metropolitan statistical area. As of February
     21, 2005, the occupancy rate for the Carolina Place Property was approximately 94.9%.

     The largest tenant is Sears, Roebuck and Co. ("Sears") occupying 157,752 square feet, or 26.5% of the net rentable area. Sears is a multi-line retailer that offers a wide array of merchandise and related services.
     Founded in 1906, the company operates throughout the U.S., Puerto Rico and
     Canada. The company also provides home services (remodeling, appliance repairs, etc.) under the Sears HomeCentral brand. As of April 2005, Sears was rated "BB" by Fitch, "Ba1" by Moody's, and "BB+" by S&P. The Sears
     lease expires in July 2011. The second largest tenant is J.C. Penney
     Company, Inc. ("J.C. Penney"), occupying 119,652 square feet, or 20.1% of the net rentable area. J.C. Penney (NYSE: JCP), founded in 1902, is one of the nation's largest department store, catalog and e-commerce retailers, with approximately 150,000 associates. As of April 2005, J.C. Penney was rated "BB+" by Fitch, "Ba1" by Moody's, and "BB+" by S&P. The J.C. Penney
     lease expires in May 2011. The third largest tenant is The Limited, which operates as The Limited (13,705 square feet), Limited Too (4,614 square feet), and Bath & Body Works (4,297 square feet), occupying collectively
     22,616 square feet, or 3.8% of the net rentable area. In total, The Limited
     Brands Inc. and its related entities, including The Limited Stores, Inc.,
     Express LLC, and Victoria's Secret Stores Inc. occupy 44,235 square feet at the subject. Limited Brands Inc. (NYSE: LTD) sells women's intimate apparel and personal care products, and women's and men's apparel under various trade names through its specialty retail stores and catalog/e-commerce businesses. Founded in 1963 and headquartered in Columbus, OH, the company operates 1,500 Victoria's Secret stores, 1,600 Bath & Body Works stores and a combined 1,300 Express and The Limited stores. As of April 2005, Limited
     Brands Inc. was rated "Baa2" by Moody's and "BBB" by S&P. The Limited lease expires in January 2007. Effective October 1, 2005, The Limited is expected to relocate and downsize from the 13,705 square feet space to 4,987 square feet space at the Carolina Place Property. The new Limited lease is expected to expire in September 2015. Effective April 1, 2006, Forever 21
     is expected to move into The Limited's original 13,705 square feet space.
     The Forever 21 lease expires in March 2016.

                                      B-6

--------------------------------------------------------------------------------
                                 CAROLINA PLACE
--------------------------------------------------------------------------------

o    LOCK BOX ACCOUNT. All rents will be deposited into a lockbox and swept daily to the borrower's account. Upon the occurrence and during the continuance of a "trigger event" with respect to the Carolina Place Loan, funds in the lockbox will be transferred daily to the cash collateral account and applied pursuant to the cash management agreement. Upon the cure of the trigger event, funds will again be swept daily from the lockbox to the borrower's account. A "trigger event" means the occurrence of (i) an event of default under the Carolina Place Loan or (ii) the date on which the debt service coverage ratio (based on the Carolina Place Loan, the
     Carolina Place Non-Trust Loan and any permitted mezzanine debt) for the preceding twelve (12) consecutive months is less than 1.20x. A trigger event will continue until the applicable event of default is cured or waived or until the date on which the debt service coverage ratio equals or exceeds 1.20x for twelve (12) consecutive months.

o    MANAGEMENT. An affiliate of the sponsor, General Growth Management, Inc., is the property manager for the Carolina Place Property.

o    MEZZANINE DEBT. Under the related loan documents, the sole member of borrower is permitted to obtain mezzanine financing secured by its ownership interest in the borrower, subject to, among other conditions: (i)
     a maximum loan-to-value ratio (based on the aggregate balances of the
     Carolina Place Loan, the Carolina Place Non-Trust Loan and the mezzanine debt) of 72%; (ii) if the mezzanine debt bears interest at a floating rate, the maintenance of an interest rate cap agreement during the term of the mezzanine loan with a strike price that results in a debt service coverage ratio (based on the aggregate debt service payments under the Carolina
     Place Loan, the Carolina Place Non-Trust Loan and the mezzanine debt) of no less than 1.37x; (iii) if the mezzanine debt bears interest at a fixed rate, a weighted average debt service constant (based on the aggregate balances of the Carolina Place Loan, the Carolina Place Non-Trust Loan and
     the mezzanine debt) of no greater than 6.14%; (iv) the debt service coverage ratio (based on the aggregate debt service under the Carolina
     Place Loan, the Carolina Place Non-Trust Loan and the mezzanine debt)
     immediately following the closing of the mezzanine debt will not be less than 1.37x (with the interest rate for any portion of the mezzanine debt that bears interest at a floating rate calculated using the strike price referred to in clause (ii) above); (v) rating agency confirmation; and (vi)
     an intercreditor agreement in form and substance acceptable to the rating agencies and reasonably acceptable to the mortgage lender.

o    PARTIAL RELEASES. The related loan documents permit the borrower to obtain the release of one or more parcels or outlots proposed to be transferred to a third party in connection with the expansion or other development of the
     Carolina Place Property upon satisfaction of certain conditions, including among others, that (i) no default or event of default have occurred and be continuing under the Carolina Place Loan, (ii) the parcel is vacant, non-income producing and unimproved and (iii) the value of the release parcel is less than 5% of the total land value of the Carolina Place
     Property or the rating agencies confirm that the release will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned to the series 2005-C3 certificates.

o    ADDITIONAL DEBT. The related loan documents permit holders of indirect ownership interests in the borrower to pledge their interests as security for additional debt, provided that, among other things, the following conditions are satisfied: (i) no event of default under the Carolina Place
     Loan has occurred and is continuing, (ii) the pledge is to a "qualified pledgee" or is subject to the lender's prior written consent, which may be withheld in the lender's sole and absolute discretion, provided that the lender's consent may not be unreasonably withheld, if the Borrower has delivered (A) rating agency confirmation that the pledge will not, in and of itself, result in a downgrade, withdrawal or qualification of the ratings assigned to the series 2005-C3 certificates and (B) a substantive non-consolidation opinion reasonably acceptable to the lender and the rating agencies, and (iii) in the event the property manager of the
     Carolina Place Property will change in connection with the pledge, the replacement property manager must meet the conditions of a substitute manager set forth in the related loan documents. Pledges of equity to or from affiliates of the borrower are also permitted.

     A "qualified pledgee" generally means one or more institutional entities that (A) has total assets (in name or under management) in excess of
     $650,000,000, and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of
     $250,000,000; and (B) is regularly engaged in the business of making or owning commercial real estate loans or commercial loans secured by a pledge of interests in a mortgage borrower or owning and operating commercial mortgage properties; or (ii) an entity for which the borrower has obtained rating agency confirmation.

                                      B-7

--------------------------------------------------------------------------------
                            NOVO NORDISK HEADQUARTERS
-------------------------------------------------------------------------------

               [TWO PICTURES OF NOVO NORDISK HEADQUARTERS OMITTED]

                                      B-8

--------------------------------------------------------------------------------
                            NOVO NORDISK HEADQUARTERS
-------------------------------------------------------------------------------

          [MAP SHOWING LOCATION OF NOVO NORDISK HEADQUARTERS OMITTED]

                                      B-9

--------------------------------------------------------------------------------
                            NOVO NORDISK HEADQUARTERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                     CGM
 CUT-OFF DATE PRINCIPAL BALANCE                                   $53,000,000
 PERCENTAGE OF INITIAL MORTGAGE POOL
  BALANCE                                                                3.7%
 NUMBER OF MORTGAGE LOANS                                                   1
 LOAN PURPOSE                                                     Acquisition
   SPONSOR                Howard C. Hallengren, Jack D. Miller, Scott Sweeney
 OWNERSHIP INTEREST                                                Fee Simple
 MORTGAGE RATE                                                        5.4000%
 MATURITY DATE                                                 March 11, 2010
 AMORTIZATION TYPE                                              Interest Only
 ORIGINAL TERM / AMORTIZATION TERM                           60/Interest Only
 REMAINING TERM / REMAINING AMORTIZATION TERM                57/Interest Only
 LOCKBOX                                                        In-Place Hard
 UP-FRONT RESERVES
  TAX / INSURANCE                                                     Yes/Yes
  NOVO INCENTIVE RESERVE(1)                                        $1,095,000
 ONGOING MONTHLY RESERVES
  TAX / INSURANCE                                                     Yes/Yes
  REPLACEMENT                                                          $2,821
  TI/LC(2)                                                            $90,000
  NOVO INCENTIVE RESERVE(1)                                              $833
 ADDITIONAL FINANCING(3)                                                  Yes
 CUT-OFF DATE PRINCIPAL BALANCE                                   $53,000,000
 CUT-OFF DATE PRINCIPAL BALANCE/SF                                       $235
 CUT-OFF DATE LTV RATIO                                                74.13%
 MATURITY DATE LTV RATIO                                               74.13%
 UW NCF DSCR                                                            1.63x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)  At closing, borrower deposited $1,095,000. In addition, borrower shall deposit with lender monthly (i) on the first payment date and each payment date thereafter through the first anniversary of the first payment date an amount of $833.33; (ii) on the payment date following the first anniversary of the first payment date and each payment date thereafter through the second anniversary of the first payment date an amount of $6,250; and (iii)
     on the payment date following the second anniversary of the first payment date through the maturity date, an amount of $14,583. However, if cash flow, after payment of debt service and funding of tax, insurance, replacement and TI/LC reserves, is not sufficient to fund the monthly amount for the Novo Incentive Reserve, then the monthly amount for the Novo
     Incentive Reserve shall be reduced by the amount of the deficiency. On each of the initial three payment dates, lender shall disburse $65,255 ("Novo
     Free Rent") from the Novo Incentive Reserve and deposit such amount into the cash collateral account. The remainder of the Novo Incentive Reserve is available to fund certain work, reimbursements and credits related to the obligations of the landlord under the Novo Nordisk lease.

(2)  If cash flow, after payment of debt service and funding of tax, insurance and replacement reserves, is not sufficient fo fund the TI/LC monthly deposit of $90,000, the required TI/LC monthly deposit shall be reduced by the amount of such deficiency. Also, total deposits into the TI/LC reserve are capped at $1,080,000, which reduces to $150,000 if and when the space currently leased to American Re Insurance is relet or the American Re
     Insurance lease is renewed.

(3)  See Novo Nordisk Headquarters Loan Summary for further discussion.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                             1
 LOCATION                                                       Princeton, NJ
 PROPERTY TYPE                                               Office, Suburban
 SIZE (SF)                                                            225,651
 OCCUPANCY % AS OF OCTOBER 1, 2004                                      98.3%
 YEAR BUILT / YEAR RENOVATED                                  2000 & 2001/NAP
 APPRAISED VALUE                                                  $71,500,000
 PROPERTY MANAGEMENT                               Crimson Corporate Services
 UW ECONOMIC OCCUPANCY %                                                94.8%
 UW REVENUES                                                       $7,385,123
 UW EXPENSES                                                       $2,332,107
 UW NET OPERATING INCOME (NOI)                                     $5,053,016
 UW NET CASH FLOW (NCF)                                            $4,723,190
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      B-10

--------------------------------------------------------------------------------
                           NOVO NORDISK HEADQUARTERS
--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------
                                 TENANT SUMMARY
----------------------------------------------------------------------------------------
                                                                             % OF NET
                                              RATINGS         NET RENTABLE   RENTABLE
             TENANT NAME               FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA
----------------------------------------------------------------------------------------

 Novo Nordisk Pharmaceuticals, Inc.          NR/A2/A-            154,101        68.3%
 American Re-Insurance Company               NR/A3/BBB            39,096        17.3%
 Predix Pharmaceuticals, Inc.(2)             NR/A2/A-             25,338        11.2%
 Patrinely Group (Crimson, Mgr)              NR/NR/NR              3,359         1.5%
                                                                 -------       -----
 Top Tenants                                                     221,894        98.3%

 Non-major Tenants                                                 NAP         NAP

 Vacant Space                                                      3,757         1.7%
                                                                 -------       -----

 COLLATERAL TOTAL                                                225,651       100.0%
                                                                 =======       =====

------------------------------------------------------------------------------------------
                                                                  % OF
                                                                 ACTUAL    DATE OF LEASE
             TENANT NAME               RENT PSF   ACTUAL RENT     RENT      EXPIRATION
------------------------------------------------------------------------------------------

 Novo Nordisk Pharmaceuticals, Inc.   $ 28.88     $4,450,437       68.0%     12/31/14
 American Re-Insurance Company        $ 31.00     $1,211,976       18.5%      9/30/06
 Predix Pharmaceuticals, Inc.(2)      $ 30.75     $  779,144       11.9%      6/30/11
 Patrinely Group (Crimson, Mgr)       $ 31.00     $  104,129        1.6%     10/30/06
                                      -------     ----------      -----
 Top Tenants                          $ 29.50     $6,545,685      100.0%

 Non-major Tenants                    NAP             NAP

 Vacant Space

 COLLATERAL TOTAL
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------


(1)  Certain credit ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)  Predix Pharmaceuticals, Inc. sublet the space to Novo Nordisk who in turn has sublet the space to ZS Associates. Novo's sublease/assumption of
     Predix's lease/rate has been guaranteed by Novo Nordisk Pharmaceuticals,
     Inc. The credit rating indicated above is of Novo Nordisk since this tenant has guaranteed the lease.



--------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------------------
                           WTD. AVG. IN PLACE
             # OF LEASES     BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
    YEAR       ROLLING          ROLLING         ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
--------------------------------------------------------------------------------------------------------------------------

    2005          0             $  0.00               0        0.00%          0.0%            0.0%              0.0%
    2006          2             $ 31.00          42,455        18.8%         18.8%           20.1%             20.1%
    2007          0             $  0.00               0        0.00%         18.8%            0.0%             20.1%
    2008          0             $  0.00               0        0.00%         18.8%            0.0%             20.1%
    2009          0             $  0.00               0        0.00%         18.8%            0.0%             20.1%
    2010          0             $  0.00               0        0.00%         18.8%            0.0%             20.1%
    2011          1             $ 30.75          25,338        11.2%         30.0%           11.9%             32.0%
    2012          0             $  0.00               0        0.00%         30.0%            0.0%             32.0%
    2013          0             $  0.00               0        0.00%         30.0%            0.0%             32.0%
    2014          1             $ 28.88         154,101        68.3%         98.3%           68.0%            100.0%
    2015          0             $  0.00               0        0.00%         98.3%            0.0%            100.0%
                 ---                            -------       -----                         -----
   TOTALS         4                             221,894        98.3%                        100.0%
                                                =======       =====                         =====
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------


                                      B-11

--------------------------------------------------------------------------------
                           NOVO NORDISK HEADQUARTERS
--------------------------------------------------------------------------------

o    THE LOAN. The subject mortgage loan (the "Novo Nordisk Headquarters Loan")
     is secured by a first mortgage encumbering two office buildings located in
     Princeton, New Jersey (the "Novo Nordisk Headquarters Property"). The Novo
     Nordisk Headquarters Loan represents approximately 3.7% of the initial mortgage pool balance. The Novo Nordisk Headquarters Loan was originated on
     February 16, 2005 and has a principal balance as of the cut-off date of
     $53,000,000. The Novo Nordisk Headquarters Loan provides for interest-only payments for the entire 60 months of its term.

     The Novo Nordisk Headquarters Loan has a remaining term of 57 months and matures on March 11, 2010. The Novo Nordisk Headquarters Loan may be
     prepaid on or after December 11, 2009 and permits defeasance with United
     States government obligations beginning 2 years after the issue date for the series 2005-C3 certificates.

o    THE BORROWER. The borrower is Princeton Owner Corp., a special purpose entity (the "Novo Borrower"). PNJ Tenant Partners, L.P. (the "Master
     Tenant"), also a special purpose entity, leases the Novo Nordisk
     Headquarters Property under a subordinated master lease. Legal counsel to the Novo Borrower and Master Tenant delivered a non-consolidation opinion in connection with the origination of the Novo Nordisk Headquarters Loan.
     The sponsors, Howard C. Hallengren, Jack D. Miller, and Scott Sweeney, are
     all principals at Falcon Real Estate Investment Company, Ltd. ("Falcon"), a
     specialized, professional organization that provides a range of advisory and management services for international investors in U.S. real estate.
     Acting in a fiduciary capacity, Falcon assists clients in acquiring new properties, managing existing properties, and arranging mortgage financing.
     Falcon currently provides management services for commercial real estate properties in major markets nationwide.

o    THE PROPERTY. The Novo Nordisk Headquarters Property is two office buildings containing approximately 225,651 square feet and situated on approximately 24.4 acres. The Novo Nordisk Headquarters Property was constructed in 2000 and 2001 and is located in Princeton, New Jersey, within the Central New Jersey region. As of October 1, 2004, the occupancy rate for the Novo Nordisk Headquarters Property was approximately 98.3%.

     The largest tenant is Novo Nordisk Pharmaceuticals, Inc. ("Novo Nordisk"),
     which occupies approximately 154,101 square feet, or approximately 68.3% of the net rentable area. Headquartered in Denmark, Novo Nordisk manufactures and markets pharmaceutical products and services via production facilities in seven countries and affiliates or offices in 68 countries. As of April
     2005, Novo Nordisk was rated "A2" by Moody's and "A-" by S&P. The Novo
     Nordisk lease expires December 2014. The second largest tenant is American
     Re-Insurance Company ("American Re-Insurance") occupying approximately
     39,096 square feet, or approximately 17.3% of the net rentable area.
     American Re-Insurance Company, founded in 1917, offers services including catastrophic medical care, reinsurance brokerage, actuarial services, catastrophe risk management, and underwriting and operational reviews and financial advisory services for insurers. American Re-Insurance Company is a member of the Munich Re Group, one of the leading reinsurance groups in the world. As of April 2005, American Re-Insurance was rated "A3" by
     Moody's and "BBB" by S&P. The American Re-Insurance lease expires in
     September 2006. The third largest tenant is Predix Pharmaceuticals, Inc.
     ("Predix") leasing approximately 25,338 square feet, or approximately 11.2%
     of the net rentable area. Predix sublet the space to Novo Nordisk who in turn has sublet the space to ZS Associates. Novo Nordisk's sublease/assumption of Predix's lease/rate has been guaranteed by Novo
     Nordisk. The sublease was signed to facilitate Novo's expansion into 100%
     of the building occupied by it under its lease by relocating ZS Associates from such building into the Predix space. ZS Associates is a private company and was founded in 1983. The company focuses on matters ranging from go-to-market strategy and sales force design to areas of implementation such as compensation and account targeting. The firm employs over 500 people and is based in 12 offices around the world. The Predix lease expires in June 2011.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a lock box account under the lender's control, and transferred to a lender-controlled cash management account. Provided no event of default exists under the loan documents, excess cash flow, after funding of current debt service and reserve deposits, is disbursed to or at the direction of the borrower, unless Novo's credit rating drops to or below "BBB-" by S&P or Fitch or "Baa3" by Moody's, in which event excess cash flow, after funding of operating expenses, is held by the lender as additional collateral for the loan and disbursed to or at the direction of the borrower if and when Novo's credit rating raises above "BBB-" by S&P and Fitch and "Baa3" by Moody's.

                                      B-12

--------------------------------------------------------------------------------
                            NOVO NORDISK HEADQUARTERS
--------------------------------------------------------------------------------

o    MANAGEMENT. Crimson Corporate Services, LLC ("Crimson") is the property manager for the Novo Nordisk Headquarters Property. Crimson is a subsidiary of Crimson Capital, Ltd., a real estate services and investment holding company. Crimson currently manages properties in Texas, Arizona, Colorado,
     Florida, New Jersey, and Virginia. Crimson provides direct on-site management, as it has an office located at the property within the tenant,
     Patrinely Group, an affiliate of the management company.

o    SUBORDINATE DEBT. There is a $20,000,000 unsecured loan to the Master
     Tenant, which is subject to a subordination and standstill agreement between the holder of the subordinate loan and the mortgage lender and is repayable out of excess cash flow.

                                      B-13

--------------------------------------------------------------------------------
                               270 TECHNOLOGY PARK
-------------------------------------------------------------------------------

                 [FOUR PICTURES OF 270 TECHNOLOGY PARK OMITTED]

                                      B-14

--------------------------------------------------------------------------------
                               270 TECHNOLOGY PARK
-------------------------------------------------------------------------------

             [MAP SHOWING LOCATION OF 270 TECHNOLOGY PARK OMITTED]

                                      B-15

--------------------------------------------------------------------------------
                               270 TECHNOLOGY PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                     CGM
 CUT-OFF DATE PRINCIPAL BALANCE                                   $51,200,000
 PERCENTAGE OF INITIAL MORTGAGE
 POOL BALANCE                                                            3.6%
 NUMBER OF MORTGAGE LOANS                                                   1
 LOAN PURPOSE                                                     Acquisition
 SPONSOR                                                    Henry H. Goldberg
 OWNERSHIP INTEREST                                             Fee Simple(1)
 MORTGAGE RATE                                                        5.4000%
 MATURITY DATE                                                 April 11, 2015
 AMORTIZATION TYPE                                         Partial IO/Balloon
 ORIGINAL TERM / AMORTIZATION TERM                                    120/360
 REMAINING TERM / REMAINING AMORTIZATION TERM                         118/360
 LOCKBOX                                                        In-Place Hard

 UP-FRONT RESERVES
   TAX/INSURANCE                                                      Yes/Yes
   TI/LC(2)                                                        $3,700,000
   GROUND RENT                                                        $40,000

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                      Yes/Yes
   REPLACEMENT                                                         $5,616

 ADDITIONAL FINANCING                                                      No

 CUT-OFF DATE PRINCIPAL BALANCE                                   $51,200,000
 CUT-OFF DATE PRINCIPAL BALANCE/SF                                       $114
 CUT-OFF DATE LTV RATIO                                                80.00%
 MATURITY DATE LTV RATIO                                               71.42%
 UW NCF DSCR                                                            1.28x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)  Certain parking areas are leased, but are not shown as a leasehold. See 270
     Technology Park Loan Summary for further discussion.

(2)  In lieu of ongoing TI/LC collections during the first three years of the loan, the borrower posted a letter of credit for $3,700,000. Commencing
     January 2008, the first mortgage leasing reserve collection shall be at
     $31,075.83 per month ($0.83/SF/Year). To the extent additional cash flow is available, collections shall be an additional $6,364.93 per month
     ($0.17/SF/Year), for a total of $37,440.75 per month ($1.00/SF/Year).
     Collection of leasing reserves shall not be required at any time if the balance in the leasing reserve (including any prior undisbursed deposits)
     together with the amount of any outstanding letter of credit, is at least
     $3,000,000.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                             1
 LOCATION                                                       Frederick, MD
 PROPERTY TYPE                                                   Office, Flex
 SIZE (SF)                                                            449,289
 OCCUPANCY % AS OF DECEMBER 8, 2004                                     93.8%
 YEAR BUILT / YEAR RENOVATED                                    1986-1992/NAP
 APPRAISED VALUE                                                  $64,000,000
 PROPERTY MANAGEMENT                                    McShea & Company, Inc
 UW ECONOMIC OCCUPANCY %                                                91.0%
 UW REVENUES                                                       $6,300,759
 UW EXPENSES                                                       $1,545,556
 UW NET OPERATING INCOME (NOI)                                     $4,755,203
 UW NET CASH FLOW (NCF)                                            $4,407,766
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      B-16

--------------------------------------------------------------------------------
                               270 TECHNOLOGY PARK
--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------
                                    TENANT SUMMARY
-----------------------------------------------------------------------------------------
                                                                             % OF NET
                                              RATINGS         NET RENTABLE   RENTABLE
             TENANT NAME               FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA
-----------------------------------------------------------------------------------------

 Wells Fargo Home Mortgage, Inc.(2)         AA/Aa1/AA-           277,679        61.8%
 Aeroflex/Winschel                           NR/NR/NR             34,678         7.7%
 Signal Solutions                             NR/A2/A             20,000         4.5%
 NSGDATA.COM                                 NR/NR/NR             17,516         3.9%
 Builder's Supply                            NR/NR/NR             14,986         3.3%
                                                                 -------       -----
 Top 5 Tenants                                                   364,859        81.2%

 Non-major Tenants                                                56,465        12.6%

 Vacant Space                                                     27,965         6.2%
                                                                 -------       -----

 COLLATERAL TOTAL                                                449,289       100.0%
                                                                 =======       =====
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                                                  % OF
                                                                 ACTUAL    DATE OF LEASE
             TENANT NAME               RENT PSF   ACTUAL RENT     RENT      EXPIRATION
-----------------------------------------------------------------------------------------

 Wells Fargo Home Mortgage, Inc.(2)   $ 12.37     $3,434,728       66.6%      Various
 Aeroflex/Winschel                    $ 10.18     $  353,022        6.8%      2/28/11
 Signal Solutions                     $ 12.87     $  257,500        5.0%     12/31/05
 NSGDATA.COM                          $ 12.10     $  211,987        4.1%      7/31/06
 Builder's Supply                     $ 11.50     $  172,339        3.3%     12/31/05
                                      -------     ----------       ----
 Top 5 Tenants                        $ 12.14     $4,429,576       85.9%

 Non-major Tenants                    $ 12.92     $  729,449       14.1%

 Vacant Space

 COLLATERAL TOTAL
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------


(1)  Certain credit ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)  The tenant occupies multiple suites containing various lease expiration dates: 72.5% of the tenant's space expires May 31, 2007 at a blended rental rate of $12.46/SF; 14.6% of the tenant's space expires September 30, 2008 at a rental rate of $12.88/SF; and 12.9% of the tenant's space expires
     November 30, 2006 at a rental rate of $11.27/SF.



--------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------------------
                           WTD. AVG. IN PLACE
             # OF LEASES     BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
    YEAR       ROLLING          ROLLING         ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
--------------------------------------------------------------------------------------------------------------------------

    2005           5            $ 12.42         46,497        10.3%        10.3%            11.2%             11.2%
    2006           3            $ 11.77         57,774        12.9%        23.2%            13.2%             24.4%
    2007           3            $ 12.44        225,560        50.2%        73.4%            54.4%             78.8%
    2008           2            $ 12.90         42,349         9.4%        82.8%            10.6%             89.4%
    2009           2            $ 13.68          7,576         1.7%        84.5%             2.0%             91.4%
    2010           0            $  0.00              0         0.0%        84.5%             0.0%             91.4%
    2011           1            $ 10.18         34,678         7.7%        92.2%             6.8%             98.2%
    2012           1            $ 13.40          6,890         1.5%        93.8%             1.8%            100.0%
    2013           0            $  0.00              0         0.0%        93.8%             0.0%            100.0%
    2014           0            $  0.00              0         0.0%        93.8%             0.0%            100.0%
    2015           0            $  0.00              0         0.0%        93.8%             0.0%            100.0%
                  --                           -------        ----                         -----
   TOTALS         17                           421,324        93.8%                        100.0%
                                               =======        ====                         =====
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------


                                      B-17

--------------------------------------------------------------------------------
                               270 TECHNOLOGY PARK
--------------------------------------------------------------------------------

o    THE LOAN. The subject mortgage loan (the "270 Technology Park Loan") is secured by a first mortgage encumbering eleven office buildings located in
     Frederick, Maryland (the "270 Technology Park Property"). The 270
     Technology Park Loan represents approximately 3.6% of the initial mortgage pool balance. The 270 Technology Park Loan was originated on March 23, 2005 and has a principal balance as of the cut-off date of $51,200,000. The 270
     Technology Park Loan provides for interest-only payments for the first 36 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The 270 Technology Park Loan has a remaining term of 118 months and matures on April 11, 2015. The 270 Technology Park Loan may be prepaid on or after
     January 11, 2015 and permits defeasance with United States government obligations beginning 2 years after the issue date for the series of
     2005-C3 certificates.

o    THE BORROWERS. The borrowers are Frederick-Tech I Borrower, LLC,
     Frederick-Tech II Borrower, LLC and Frederick-Tech III Borrower, LLC, all
     special purpose entities. The 270 Technology Park Loan is fully guaranteed by three guarantors related to the borrowers, each one of which owns a portion of the 270 Technology Park Property and have granted a first mortgage, in the form of an indemnity deed of trust, on the 270 Technology
     Park Property (such borrowers and guarantors are collectively referred to herein as the "270 Technology Park Borrowers"). Legal counsel to the 270
     Technology Park Borrowers delivered a non-consolidation opinion in connection with the origination of the 270 Technology Park Loan. The 270
     Technology Park Borrowers are affiliates of Henry H. Goldberg. Mr. Goldberg is Chairman of the Board, Chief Executive Officer and founder of the Artery
     Group, LLC (the "Artery Group"), which is 99% owned by Mr. Goldberg, and 1%
     owned by Carol Goldberg. Mr. Goldberg has experience with all aspects of commercial and residential construction, rehabilitation and property management, and is directly involved in the Artery Group's day-to-day operations. The Artery Group has been active in the land development, home building, construction, construction management and property management businesses since 1959. Affiliates of Mr. Goldberg and the Artery Group have in the past been involved in several bankruptcies relating to certain real estate investments other than the 270 Technology Park Property. Based upon discussions with Artery Group representatives and references from other lenders to affiliates of the Artery Group and Mr. Goldberg, management of the real estate affected by such bankruptcies was generally retained by the
     Artery Group affiliates in an effort to work through problems and reach resolution with the affected lenders.

o    THE PROPERTY. The 270 Technology Park Property is an approximately 449,289 square foot office building situated on approximately 40.7 acres. The 270
     Technology Park Property was constructed in 1986 through 1992 and is located in Frederick, Maryland, within the Washington, D.C metropolitan statistical area. As of December 8, 2004, the occupancy rate for the 270
     Technology Park Property was approximately 93.8%.

     The largest tenant is Wells Fargo Home Mortgage, Inc. ("Wells Fargo")
     occupying approximately 277,679 square feet, or approximately 61.8% of the net rentable area. Wells Fargo Home Mortgage, Inc. is a subsidiary of Wells
     Fargo & Company, a diversified financial services company providing banking, insurance, investments, mortgage banking and consumer finance to consumers, businesses and institutions. This location houses a number of business lines for Wells Fargo. The largest is loan servicing, then retail production, IT, and an operations center among several others. The Wells
     Fargo leases expire at various dates: 72.5%, 14.6%, and 12.9% of the Wells
     Fargo's space expires May 2007, September 2008 and November 2006, respectively. As of May 2005, Wells Fargo & Co was rated "AA" by Fitch,
     "Aa1" by Moody's, and "AA-" by S&P. The second largest tenant is Aeroflex /
     Weinschel ("Aeroflex") occupying approximately 34,678 square feet, or approximately 7.7% of the net rentable area. Aeroflex develops, manufactures, markets, and sells high quality microwave and RF components and subsystems for wireless mobile and broadband infrastructure and test applications. The company's largest customer is the US government, which accounts for a third of sales. Aeroflex also sells to blue-chip clients such as military contractor Lockheed Martin, communications chip maker
     Agere Systems, and test equipment maker as Teradyne. The Aeroflex lease expires in February 2011. The third largest tenant is Signal Solutions
     ("Signal Solutions") occupying approximately 20,000 square feet, or approximately 4.5% of the net rentable area. Signal Solutions, a General
     Dynamics company, was formerly Veridian IT Services, a diversified high-technology services company headquartered in the Washington, D.C.
     Metropolitan area. In August 2003 Veridian was acquired by General Dynamics
     Corp., and Signal Solutions was incorporated into the Network System division. Signal Solutions is a leader in providing Information Technology
     (IT) and Engineering & Management products and services to

                                      B-18

--------------------------------------------------------------------------------
                               270 TECHNOLOGY PARK
--------------------------------------------------------------------------------

     industry and Government. Signal Solutions' information technology services include design, installation, and administration of LAN/WANs; help desk services; software development; system design and engineering; facility operations; and system and database administration. The Signal Solutions lease expires in December 2005. As of May 2005, General Dynamics Corp was
     rated "A2" by Moody's and "A" by S&P.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a lock box account under the lender's control, and transferred to a lender-controlled cash management account. Provided no event of default exists under the loan documents, excess cash flow, after funding of current debt service and reserve deposits, is disbursed to or at the direction of the borrower, unless a periodically measured debt service coverage ratio (based upon an assumed annualized debt service of 6.97% of the outstanding loan amount) falls below 1.10:1, in which event excess cash flow, after funding of operating expenses, is held by the lender as additional collateral for the loan and disbursed to or at the direction of the borrower if and when such debt service coverage ratio again achieves
     1.10:1.

o    MANAGEMENT. McShea & Company, Inc is the property manager for the 270
     Technology Park Property. Founded in 1983, McShea & Company, Inc. serves the Washington/Baltimore metropolitan area with comprehensive commercial real estate services and support. McShea & Company, Inc. has offices in
     Gaithersburg, Columbia, Frederick, Annapolis, Bethesda and Rockville,
     Maryland and Tyson's Corner, Virginia.

o    WELLS FARGO TERMINATION OPTION. Wells Fargo has the right to reduce its space in buildings 7445 New Technology Way, 7485 and 7495 New Horizon Way
     at anytime with six months notice subject to a termination fee equal to six months rent of the space that is vacated plus the pro-rated amount of the unamortized tenant improvements. If Wells Fargo exercises any such termination options (but not in the event of, or as may result from, any expiration or non-renewal of any Wells Fargo lease(s)), then if and for so long as the 270 Technology Park Property is performing below a 91%
     occupancy level and a 1.20x debt service coverage ratio (based upon a 6.97%
     constant), as calculated pursuant to the loan documents, excess net cash flow otherwise available for disbursement to the 270 Technology Park
     Borrowers (e.g., in excess of debt service and other required reserve deposits and operating expenses) shall be swept into the tenant improvement and leasing commission reserve unless and until either a balance (inclusive or any prior or other deposits) of $3,000,000 is attained in such reserve, and/or the 270 Technology Park Borrowers provide or has previously provided to the lender and maintains in effect a letter of credit in an amount which, when aggregated with the balance in such reserve, is at least equal to $3,000,000. This $3,000,000 balance applies to any remaining funds from the $3,700,000 letter of credit deposited at closing, in addition, to funds swept into the reserve account due to the exercise of the termination option. Such reserve may be used for tenant improvements, leasing commissions and other leasing costs at the 270 Technology Park Property.

o    PARKING LEASES. In order to provide additional parking for Wells Fargo, the
     270 Technology Park Borrowers lease certain parking areas in the vicinity of the 270 Technology Park Property. The parking leases are not required for zoning compliance and were not included in the loan originator's valuation of the 270 Technology Park Property, and the 270 Technology Park
     Borrowers are permitted, under terms and conditions set forth in the loan documents, to terminate the parking leases in the event they are no longer required to satisfy Wells Fargo parking requirements.

                                      B-19

--------------------------------------------------------------------------------
                            PENN MAR SHOPPING CENTER
-------------------------------------------------------------------------------

              [FOUR PICTURES OF PENN MAR SHOPPING CENTER OMITTED]

                                      B-20

--------------------------------------------------------------------------------
                            PENN MAR SHOPPING CENTER
-------------------------------------------------------------------------------

           [MAP SHOWING LOCATION OF PENN MAR SHOPPING CENTER OMITTED]

                                      B-21

--------------------------------------------------------------------------------
                            PENN MAR SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                    IXIS
 CUT-OFF DATE PRINCIPAL BALANCE                                   $38,877,977
 PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                             2.7%
 NUMBER OF MORTGAGE LOANS                                                   1
 LOAN PURPOSE                                                       Refinance
 SPONSOR                                                    Gary D. Rappaport
 OWNERSHIP INTEREST                                                Fee Simple
 MORTGAGE RATE                                                        5.3000%
 MATURITY DATE                                                  March 7, 2015
 AMORTIZATION TYPE                                                    Balloon
 ORIGINAL TERM / AMORTIZATION TERM                                    120/360
 REMAINING TERM / REMAINING AMORTIZATION TERM                         117/357
 LOCKBOX                                                        In-Place Hard

 UP-FRONT RESERVES
   TAX / INSURANCE                                                    Yes/Yes
   TI/LC                                                              $65,000
   ADDITIONAL COLLATERAL(1)                                          $175,854
   CAPEX                                                              $29,000

 ONGOING MONTHLY RESERVES
   TAX / INSURANCE                                                    Yes/Yes
   REPLACEMENT                                                         $4,774
   TI/LC(2)                                                           $20,833

 ADDITIONAL FINANCING                                                      No

 CUT-OFF DATE PRINCIPAL BALANCE                                   $38,877,977
 CUT-OFF DATE PRINCIPAL BALANCE/SF                                       $102
 CUT-OFF DATE LTV RATIO                                                64.26%
 MATURITY DATE LTV RATIO                                               53.52%
 UW NCF DSCR                                                            1.36x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)  Reserve will be refunded to borrower upon receipt of each applicable estoppel in the following proportions: $52,187 for Staples, $99,667 for
     Petco and $24,000 for Red Parrot.

(2)  The borrower is permitted to stop making monthly deposits into the TI/LC reserve account when amounts on deposit in such account equal or exceed
     $750,000.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                             1
 LOCATION                                                     Forestville, MD
 PROPERTY TYPE                                               Retail, Anchored
 SIZE (SF)                                                            381,933
 OCCUPANCY % AS OF FEBRUARY 1, 2005                                     95.9%
 YEAR BUILT / YEAR RENOVATED                                      1960 / 2004
 APPRAISED VALUE                                                  $60,500,000
 PROPERTY MANAGEMENT                             Rappaport Management Company
 UW ECONOMIC OCCUPANCY %                                                94.5%
 UW REVENUES                                                       $5,137,108
 UW EXPENSES                                                       $1,309,855
 UW NET OPERATING INCOME (NOI)                                     $3,827,254
 UW NET CASH FLOW (NCF)                                            $3,541,358
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      B-22

--------------------------------------------------------------------------------
                            PENN MAR SHOPPING CENTER
--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------
                                                       TENANT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------
                                                                  % OF NET                             % OF
                                   RATINGS         NET RENTABLE   RENTABLE                            ACTUAL   DATE OF LEASE
        TENANT NAME         FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA     RENT PSF   ACTUAL RENT    RENT     EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------

 Anchor Tenants
 Burlington Coat Factory          NR/NR/NR             63,200        16.5%   $  3.66    $  231,600      5.5%      8/31/10
 Shoppers Food Warehouse        BBB/Baa3/BBB           56,205        14.7%   $ 13.29    $  746,941     17.7%     11/30/16
 Marshall's                        NR/A3/A             30,450         8.0%   $ 12.00    $  365,400      8.7%      5/31/09
                                                       ------       -----    -------    ----------     ----
 Total Anchor Tenants                                 149,855        39.2%   $  8.97    $1,343,941     31.9%

 Staples (Ground lease)         BBB/Baa2/BBB           19,570         5.1%   $  8.00    $  156,560      3.7%      7/31/15
 Party City                       NR/NR/NR             15,235         4.0%   $  9.75    $  148,541      3.5%      1/31/08
 Dollar Tree                      NR/NR/NR             14,850         3.9%   $  6.00    $   89,100      2.1%      1/31/07
 Hancock Fabrics                  NR/NR/NR             14,550         3.8%   $  5.50    $   80,025      1.9%      3/31/07
 Petco                            NR/Ba3/BB            13,000         3.4%   $ 23.00    $  299,000      7.1%      1/31/15
                                                      -------       -----    -------    ----------     ----
 Top 5 Tenants                                         77,205        20.2%   $ 10.02    $  773,226     18.4%

 Non-major Tenants                                    139,300        36.5%   $ 16.47    $2,091,265     49.7%

 Vacant Space                                          15,573         4.1%
                                                      -------       -----

 COLLATERAL TOTAL                                     381,933       100.0%
                                                      =======       =====
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------


(1)  Certain credit ratings are those of the parent company whether or not the parent company guarantees the lease.



------------------------------------------------------------------------------------------------------------------
                                            LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------
                          WTD. AVG. IN
                # OF       PLACE BASE                                 CUMULATIVE       % OF IN      CUMULATIVE %
               LEASES       RENT PSF      TOTAL SF     % OF TOTAL       % OF SF      PLACE RENT     OF IN PLACE
   YEAR       ROLLING       ROLLING        ROLLING     SF ROLLING       ROLLING        ROLLING      RENT ROLLING
------------------------------------------------------------------------------------------------------------------

   2005           2         $ 12.32         6,506          1.7%           1.7%           1.9%            1.9%
   2006           6         $ 10.71        15,008          3.9%           5.6%           3.8%            5.7%
   2007          11         $ 11.56        59,506         15.6%          21.2%          16.3%           22.0%
   2008           9         $ 12.82        41,632         10.9%          32.1%          12.7%           34.8%
   2009           3         $ 12.37        36,050          9.4%          41.6%          10.6%           45.4%
   2010           4         $  5.40        76,265         20.0%          61.5%           9.8%           55.1%
   2011           2         $ 15.59         7,950          2.0%          63.6%           2.9%           58.0%
   2012           4         $ 10.84        14,522          3.8%          67.4%           3.7%           61.8%
   2013           1         $ 22.00         1,196          0.3%          67.7%           0.6%           62.4%
   2014           1         $ 25.00         1,200          0.3%          68.0%           0.7%           63.2%
   2015           6         $ 15.91        41,570         10.9%          78.9%          15.7%           78.9%
                 --                        ------         ----                          ----
  TOTALS         49                       301,405         78.9%                         78.9%
                                          =======         ====                          ====
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------


                                      B-23

--------------------------------------------------------------------------------
                            PENN MAR SHOPPING CENTER
--------------------------------------------------------------------------------

o    THE LOAN. The mortgage loan (the "Penn Mar Loan") is secured by a first mortgage encumbering an anchored retail center located in Forestville,
     Maryland (the "Penn Mar Property"). The Penn Mar Loan represents approximately 2.7% of the initial mortgage pool balance. The Penn Mar Loan was originated on March 1, 2005 and has a principal balance as of the cut-off date of $38,877,977.

     The Penn Mar Loan has a remaining term of approximately 117 months and matures on March 7, 2015. The Penn Mar Loan may be prepaid on or after
     December 7, 2014 and permits defeasance with United States government obligations beginning two years from the issue date for the series 2005-C3 certificates.

o    THE BORROWER. The borrower is Penn Mar Associates, LLC, a special purpose entity. Legal counsel to the Borrower delivered a non-consolidation opinion in connection with the origination of the Penn Mar Loan. The key principal of the borrower is Gary D. Rappaport, who is the owner of approximately a
     20% interest in the borrower. The borrower is an affiliate of the Rappaport
     Companies, a retail real estate firm that has 21 years experience that is based in Northern Virginia. The company is headed by Gary D. Rappaport .
     The Rappaport Companies develops, manages, leases, and promotes 35 retail properties totaling over 6.5 million square feet. Two entities, indirectly controlled by Gary D. Rappaport and engaged in real estate investments unrelated to the Penn Mar Property, were subject to bankruptcy proceedings between 1999 and 2001. Mr. Rappaport has no further liability for the payment of any obligation in connection with either such proceeding.

o    THE PROPERTY. The Penn Mar Property is an approximately 381,933 square foot anchored retail center situated on approximately 39.7 acres. The Penn Mar
     Property was constructed in 1960 and renovated in 2004. The Penn Mar
     Property is located in Forestville, Maryland in the District Heights section of Prince George's County. As of February 1, 2005, the occupancy rate for the Penn Mar Property was approximately 95.9%.

     The largest tenant is Burlington Coat Factory ("Burlington"), occupying approximately 63,200 square feet, or approximately 16.6% of the net rentable area. The Burlington lease expires in August 2010 (per rent roll).
     Burlington Coat Factory is a national department store retail chain.
     Burlington Coat Factory stores feature coats, apparel, shoes, accessories for the entire family, baby clothes, furniture, toys, home decor items, and gifts. Over 350 stores can be found in 42 states nationwide. The second largest tenant is Shoppers Food Warehouse ("Shoppers"), occupying approximately 56,205 square feet, or approximately 14.7% of the net rentable area. As of May 2005, Shopper's Food Warehouse, a division of
     SUPERVALU, Inc., was rated "Baa3" by Moody's and "BBB" by S&P. The Shoppers lease expires in November 2016. Shoppers Food & Pharmacy operates 59 stores in Baltimore, northern Virginia and Washington, D.C. and offers consumers a full-service supermarket, full-service pharmacies and in-store full-service banks. The third largest tenant is Marshall's, occupying approximately
     30,450 square feet, or approximately 8.0% of the net rentable area. As of
     May 2005, Marshall's a division of the TJX Cos., was rated "A3" by Moody's and "A" by S&P. The Marshall's lease expires in May 2009. Marshalls offers brand name family apparel, giftware, home fashions and accessories. The
     Marshalls chain operates over 673 stores across the U.S.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are to be deposited by the tenants into a mortgagee designated lock box account. Funds deposited into the lock box account will be swept on a daily basis into borrower's operating account, unless a Cash Management
     Period is continuing, in which event such funds will be required to be swept on a daily basis into an account at the deposit bank controlled by the lender and applied and disbursed in accordance with the loan documents.
     A "Cash Management Period" shall commence on the occurrence of any of the following (i) an event of default, (ii) the failure by borrower, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.05:1 or (iii) the occurrence of a Marshalls Trigger Event. Such
     Cash Management Period will end if for twelve consecutive months since the end of the last Cash Management Period (i) no default has occurred under the loan documents, (ii) the debt service coverage ratio is at least equal to 1.10:1 or (iii) the termination of such Marshall's Trigger Event, as applicable. A "Marshalls Trigger Event" will commence if Marshalls fails to pay the minimum rent set forth in its lease; provided, however, that a
     Marshalls Trigger Event will not commence if the borrower provides
     Marshalls with a letter of credit in the amount of $2,700,000.

o    MANAGEMENT. Rappaport Management Company is the property manager for the
     Penn Mar Property. The property manager is affiliated with the borrower.

                                      B-24

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      B-25

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                                 250 WEST PRATT
-------------------------------------------------------------------------------

                    [TWO PICTURES OF 250 WEST PRATT OMITTED]

                                      B-26

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                                 250 WEST PRATT
-------------------------------------------------------------------------------

                [MAP SHOWING LOCATION OF 250 WEST PRATT OMITTED]

                                      B-27

--------------------------------------------------------------------------------
                                 250 WEST PRATT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                     CGM
 CUT-OFF DATE PRINCIPAL BALANCE                                   $37,000,000
 PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                             2.6%
 NUMBER OF MORTGAGE LOANS                                                   1
 LOAN PURPOSE                                                     Acquisition
 SPONSOR                               Robert M. Behringer, Behringer Harvard
                                Holdings, LLC, Behringer Harvard REIT I, Inc.

 OWNERSHIP INTEREST                                                Fee Simple
 MORTGAGE RATE                                                        5.2850%
 MATURITY DATE                                               January 11, 2015
 AMORTIZATION TYPE                                         Partial IO/Balloon
 ORIGINAL TERM / AMORTIZATION TERM                                    120/360
 REMAINING TERM / REMAINING AMORTIZATION TERM                         115/360
 LOCKBOX                                                        In-Place Hard

 UP-FRONT RESERVES
   TAX / INSURANCE                                                    Yes/Yes
   TI/LC                                                           $5,250,000
   TIS FOR MORGAN STANLEY, PWC, AND CBRE(1)                          $933,512

 ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                      Yes/Yes
   REPLACEMENT                                                         $5,939
   TI/LC(2)                                                           $24,744
   DEBT SERVICE(3)                                                         $0

 ADDITIONAL FINANCING                                                      No

 CUT-OFF DATE PRINCIPAL BALANCE                                   $37,000,000
 CUT-OFF DATE PRINCIPAL BALANCE/SF                                      $104
 CUT-OFF DATE LTV RATIO                                                68.52%
 MATURITY DATE LTV RATIO                                               59.71%
 UW NCF DSCR                                                            1.35x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

1)   Borrowers shall deposit with lender $305,286.10, $96,644.00, and
     $531,581.96, which shall be used to reimburse borrowers and/or to pay for the reasonable costs and expenses incurred by borrowers in completing the tenant improvements with respect to the Morgan Stanley, PwC, and CBRE leases. The reserve amounts to be released upon completion of tenant improvements (as provided for in each lease) and upon receipt of a clean estoppel.

2)   $24,744.15 per month ($0.84/SF/Year) for each payment date in calendar year
     2005; $34,642.68 per month ($1.17/SF/Year) for each payment date in calendar year 2006; $24,744.15 per month ($0.84/SF/Year) for each payment date in calendar year 2007; $9,402.73 per month ($0.32/SF/Year) for each payment date in calendar year 2008; $40,085.57 per month ($1.35/SF/Year)
     for each payment date in calendar year 2009; $44,540.13 per month
     ($1.50/SF/Year) for each payment date in calendar year 2010; and $29,693.42 per month ($1.00/SF/Year) for each payment date in calendar year 2011 and in each calendar year thereafter. This equates to $29,734.55 per month
     ($1.00/SF/year) on average over the term of the loan. Provided that no event of default has occurred and is continuing, lender shall disburse funds held in the rollover reserve subaccount and, if funds available in the rollover reserve subaccount are not sufficient to pay for the requested disbursement, the debt service subaccount (it being understood and agreed that if funds are available in the rollover reserve subaccount, such funds shall be used for approved leasing expense prior to disbursement from the debt service).

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                             1
 LOCATION                                                       Baltimore, MD
 PROPERTY TYPE                                                    Office, CBD
 SIZE (SF)                                                            355,186
 OCCUPANCY % AS OF FEBRUARY 28, 2005                                    74.3%
 YEAR BUILT / YEAR RENOVATED                                         1986/NAP
 APPRAISED VALUE                                                  $54,000,000
 PROPERTY MANAGEMENT             Behringer Harvard TIC Management Services LP
 UW ECONOMIC OCCUPANCY %                                                76.5%
 UW REVENUES                                                       $7,196,119
 UW EXPENSES                                                       $3,548,012
 UW NET OPERATING INCOME (NOI)                                     $3,648,107
 UW NET CASH FLOW (NCF)                                            $3,329,033
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(3)  $66,808.55 ($2.26/SF/Year) per month for each payment date in calendar year
     2006; $0.00 per month for each payment date in calendar year 2007; $0.00 per month for each payment date in calendar year 2008; $0.00 per month for each payment date in calendar year 2009; $26,228.28 per month
     $0.89/SF/Year) for each payment date in calendar year 2010; and $41,074.98 per month ($1.39/SF/Year) for each payment date in calendar year 2011 and in each calendar year thereafter. In the event that remaining available cash on any payment date is not sufficient to make the monthly debt service reserve deposit, and borrower does not deposit the amount of such insufficiency into the deposit account, then unless and until an event of default, available cash shall be applied first for approved operating expenses and then to the monthly debt service reserve deposit, a "Cash
     Sweep Condition" shall exist and the amount by which the monthly debt service reserve deposit is underfunded (together with any such underfunded amounts from prior payment dates which have not yet been funded by accrued debt service reserve deposits, the accrued debt service reserve amount)
     shall be funded from excess available cash on subsequent payment dates until the accrued debt service reserve amount is reduced to zero, as which time the Cash Sweep Condition shall no longer exist and the cash sweep period shall end, unless and until a subsequent deficiency occurs and is not fully funded on the require payment date, in which event the foregoing provisions shall again apply. Provided that no event of default has occurred and is continuing, lender shall disburse funds held in the debt service subaccount to borrowers for approved capital expenses and for approved leasing expenses, and also, within 15 days after the delivery by borrowers to lender of a request thereof (but not more often than once per month), and provided funds available in the deposit account on a payment date are not sufficient to pay the monthly interest payment amount or monthly debt service payment amount due on such payment date, to pay (to the extent of any such insufficiency) such monthly interest payment amount or monthly debt service payment amount.

                                      B-28

--------------------------------------------------------------------------------
                                 250 WEST PRATT
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------------
                                                       TENANT SUMMARY
--------------------------------------------------------------------------------------------------------------------------------
                                                                 % OF NET                              % OF
                                  RATINGS         NET RENTABLE   RENTABLE                             ACTUAL    DATE OF LEASE
       TENANT NAME         FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA     RENT PSF   ACTUAL RENT     RENT      EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------

 Vertis                         NR/Caa1/B-          57,631        16.2%     $ 28.17     $1,623,658       23.8%       8/31/07
 Semmes, Bowen & Semmes          NR/NR/NR           51,536        14.5%     $ 26.50     $1,365,613       20.0%       4/30/08
 GSA                            AAA/Aaa/AAA         41,000        11.5%     $ 25.10     $1,029,100       15.1%       6/25/07
 PricewaterhouseCoopers          NR/NR/NR           21,046         5.9%     $ 26.00     $  547,196        8.0%       8/31/07
 Prudential Securities            A/A3/A-           18,205         5.1%     $ 22.36     $  407,052        6.0%       4/13/07
                                                    ------       -----      -------     ----------       ----
 Top 5 Tenants                                     189,418        53.3%     $ 26.25     $4,972,619       72.8%

 Non-major Tenants                                  74,339        20.9%     $ 25.02     $1,860,019       27.2%

 Vacant Space                                       91,429        25.7%
                                                   -------       -----

 COLLATERAL TOTAL                                  355,186       100.0%
                                                   =======       =====
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------


(1)  Certain credit ratings are those of the parent company whether or not the parent company guarantees the lease.



----------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------------------------------------------------------------
                           WTD. AVG. IN PLACE
             # OF LEASES     BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
    YEAR       ROLLING          ROLLING         ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
----------------------------------------------------------------------------------------------------------------------------

    2005           3            $ 27.82          3,575        1.0%           1.0%            1.5%              1.5%
    2006           4            $ 27.94         18,127        5.1%           6.1%            7.4%              8.9%
    2007           7            $ 26.04        146,990       41.4%          47.5%           56.0%             64.9%
    2008           3            $ 25.96         54,886       15.5%          62.9%           20.9%             85.7%
    2009           2            $ 25.26         25,750        7.2%          70.2%            9.5%             95.3%
    2010           1            $ 24.50          2,459        0.7%          70.9%            0.9%             96.1%
    2011           0            $  0.00              0        0.0%          70.9%            0.0%             96.1%
    2012           0            $  0.00              0        0.0%          70.9%            0.0%             96.1%
    2013           0            $  0.00              0        0.0%          70.9%            0.0%             96.1%
    2014           1            $ 22.00         11,970        3.4%          74.3%            3.9%            100.0%
    2015           0            $  0.00              0        0.0%          74.3%            0.0%            100.0%
                  --                           -------       ----                          -----
   TOTALS         21                           263,757       74.3%                         100.0%
                                               =======       ====                          =====
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------


                                      B-29

--------------------------------------------------------------------------------
                                 250 WEST PRATT
--------------------------------------------------------------------------------

o    THE LOAN. The subject mortgage loan (the "250 West Pratt Loan") is secured by a first mortgage encumbering an office building located in Baltimore,
     Maryland (the "250 West Pratt Property"). The 250 West Pratt Loan
     represents approximately 2.6% of the initial mortgage pool balance. The 250
     West Pratt Loan was originated on December 17, 2004 and has a principal balance as of the cut-off date of $37,000,000. The 250 West Pratt Loan provides for interest-only payments for the first 24 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The 250 West Pratt Loan has a remaining term of 115 months and matures on
     January 11, 2015. The 250 West Pratt Loan may be prepaid on or after
     October 11, 2015 and permits defeasance with United States government obligations beginning 2 years after the issue date for the series 2005-C3 certificates.

o    THE BORROWERS. The borrowers are a group of limited liability companies, each a special purpose entity, which each hold an undivided interest in the
     250 West Pratt Property as tenants in common (each a "TIC" and collectively the "250 West Pratt Borrowers"), of which one TIC is Behringer Harvard
     Pratt H, LLC ("Pratt H"), an affiliate of one or more of Robert M.
     Behringer, Behringer Harvard Holdings, LLC, and Behringer Harvard REIT I,
     Inc. (the "Sponsors"). Legal counsel to the Borrower delivered a non-consolidation opinion in connection with the origination of the 250
     West Pratt Loan. Each TIC holds its undivided tenant in common interest in the 250 West Pratt Property subject to a tenant in common agreement among all of the TICs and a property management agreement with the property manager, which is an affiliate of one or more of the Sponsors. The mortgage loan documents permit, subject to the conditions and requirements thereof, transfers of additional tenant in common interests in the 250 West Pratt
     Property to additional TICs, or transfers by existing TICs of their respective TIC interests, provided that each TIC assumes the 250 West Pratt
     Loan, on a joint and several basis (subject to the limited recourse provisions of the loan documents). In addition, affiliates of one or more of the following entities are required under the related mortgage loan documents to hold at least a 5% tenant in common interest in the 250 West
     Pratt Property: Pratt H, Behringer Harvard Holdings, LLC, Behringer Harvard
     Short-Term Opportunity Funds I, L.P., Behringer Harvard Mid-Term Value
     Enhancement Fund I, L.P., BH Operating Partnership I LP, a Texas limited partnership and/or Behringer Harvard REIT I, Inc. The Sponsors promoted the acquisition of the 250 West Pratt Property and the acquisition by the TICs of tenant in common interests in the 250 West Pratt Property. Robert M.
     Behringer is Chairman of the Board of Directors and Chief Executive Officer
     of Behringer Harvard REIT I and General Partner of Behringer Harvard
     Short-Term Fund I and Behringer Harvard Mid-Term Fund I. He is also the majority owner, sole manager, Chief Executive Officer and President of
     Behringer Harvard Holdings, the parent corporation of Behringer Harvard
     Funds. Behringer Harvard Funds evolved from the combination of two predecessor companies: Behringer Partners and Harvard Property Trust, Inc.
     These enterprises have sponsored private real estate limited partnerships and private REIT investments since 1989. The company's management has experience in all facets of commercial real estate investment and management in over 24 million square feet of office, retail, industrial, apartment, hotel, and recreational properties.

o    THE PROPERTY. The 250 West Pratt Property is an approximately 355,186 square foot office building situated on approximately 0.75 acres. The 250
     West Pratt Property was constructed in 1986 and is located in Baltimore,
     Maryland, within the Baltimore, Maryland metropolitan statistical area. As of February 28, 2005, the occupancy rate for the 250 West Pratt Property was approximately 74.3%.

     The largest tenant is Vertis ("Vertis") occupying approximately 57,631 square feet, or approximately 16.2% of the net rentable area. Vertis is a privately held company that emerged in July 2000 from the consolidation of several brands in the advertising and marketing services industries, The
     LTC Group, TC Advertising and Webcraft. Vertis is a provider of targeted advertising, media and marketing services for more than 3,000 local, regional, national and international customers, including numerous Fortune
     500 companies. The Vertis lease expires in August 2007. As of May 2005,
     Vertis was rated "Caa1" by Moody's and "B-" by S&P. The second largest tenant is Semmes, Bowen & Semmes ("Semmes") occupying approximately 51,536 square feet, or approximately 14.5% of the net rentable area. Founded in
     1887, Semmes is one of the oldest and largest full-service law firms in the state of Maryland. Semmes' general civil practice serves a diverse clientele of businesses and individuals in the Mid-Atlantic region of the
     United States and across the nation. Semmes has five offices located in
     Maryland, the District of Columbia, and Northern Virginia, with its headquarters in Baltimore at the subject property. The Semmes lease expires in April 2008. The third largest tenant is the GSA ("GSA") or United States of America (Probation Office) occupying approximately 41,000 square feet,
     or

                                      B-30

--------------------------------------------------------------------------------
                                 250 WEST PRATT
--------------------------------------------------------------------------------

     approximately 11.5% of the net rentable area. The GSA was established on
     July 1, 1949 and its organization consists of the Federal Supply Service, the Federal Technology Service, the Public Buildings Service, the Office of
     Government-wide Policy, and various Staff Offices, including the Office of
     Small Business Utilization, the Office of Citizen Services and
     Communications, and the Office of Civil Rights. Eleven Regional Offices
     extend GSA's outreach to federal customers nationwide. GSA's approximately
     13,000 employees provide services to support other federal agencies and, in some cases, the general public. The GSA lease expires in June 2007. As of
     May 2005, the United States of America was rated "AAA" by Fitch, "Aaa" by
     Moody's, and "AAA" by S&P.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a lender designated lock box account, and transferred to a lender-controlled cash management account. Provided no event of default exists under the loan documents, excess cash flow, after funding of current debt service and reserve deposits, is disbursed to or at the direction of the borrower, unless a periodically measured debt service coverage ratio (based upon actual debt service, assuming however that the loan amortization period has commenced) falls below 1.10:1, in which event excess cash flow, after funding of operating expenses, is held by the lender as additional collateral for the loan and disbursed to or at the direction of the borrower if and when such debt service coverage ratio again achieves 1.10:1.

o    MANAGEMENT. Behringer Harvard TIC Management Services LP, an affiliate of one or more of the Sponsors, is the property manager for the 250 West Pratt
     Property. Behringer Harvard TIC Management Services LP is subcontracting with Trammel Crow for day-to-day management and leasing. Founded in 1948,
     Trammell Crow Company is one of the largest diversified commercial real estate services companies in the United States.

                                      B-31

--------------------------------------------------------------------------------
                                  ABILENE MALL
-------------------------------------------------------------------------------

                    [FOUR PICTURES OF ABILENE MALL OMITTED]

                                      B-32

--------------------------------------------------------------------------------
                                  ABILENE MALL
-------------------------------------------------------------------------------

                 [MAP SHOWING LOCATION OF ABILENE MALL OMITTED]

                                      B-33

--------------------------------------------------------------------------------
                                  ABILENE MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                    IXIS
 CUT-OFF DATE PRINCIPAL BALANCE                                   $37,000,000
 PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                             2.6%
 NUMBER OF MORTGAGE LOANS                                                   1
 LOAN PURPOSE                                                     Acquisition
   SPONSOR                              Gregory Greenfield & Associates, Ltd.
 OWNERSHIP INTEREST                                                Fee Simple
 MORTGAGE RATE                                                        5.7225%
 MATURITY DATE                                               February 5, 2015
 AMORTIZATION TYPE                                         Partial IO/Balloon
 ORIGINAL TERM / AMORTIZATION TERM                                    120/312
 REMAINING TERM / REMAINING
   AMORTIZATION TERM                                                  116/312
 LOCKBOX                                                        In-Place Hard

 UP-FRONT RESERVES
   TAX / INSURANCE                                                    Yes/Yes
   REPLACEMENT                                                     $1,500,000
   ACCRETIVE LEASING(1)                                            $2,150,000
   ENVIRONMENTAL                                                         $625
   CAPEX                                                             $350,000
   GENERAL PROPERTY(2)                                             $1,250,000
   REQUIRED ROOF REPAIR                                            $1,000,000

 ONGOING MONTHLY RESERVES
   TAX / INSURANCE                                                    Yes/Yes
   REPLACEMENT                                                         $5,800
   TI/LC                                                              $25,000

 ADDITIONAL FINANCING                                                      No

 CUT-OFF DATE PRINCIPAL BALANCE                                   $37,000,000
 CUT-OFF DATE PRINCIPAL BALANCE/SF                                       $111
 CUT-OFF DATE LTV RATIO                                                79.74%
 MATURITY DATE LTV RATIO                                               70.63%
 UW NCF DSCR                                                            1.23x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)  At closing, the borrower deposited $2,150,000 into a lender-controlled reserve account. Such amount will be disbursed to the borrower upon the satisfaction of certain conditions including, without limitation: (i) no event of default has occurred and is continuing, (ii) such disbursement is for certain approved leasing expenses in connection with certain accretive leases, (iii) the mortgagee shall have (if it desires) verified (by an inspection conducted at borrower's expense) performance of any construction work associated with such approved leasing expense, and (iv) the borrower's request for disbursement is accompanied by certain supporting documents listed in the mortgage loan documents.

(2)  At closing, the borrower deposited $1,250,000 into a lender-controlled account. Such amount will be disbursed to the borrower upon the satisfaction of certain conditions including, without limitation: (i) no event of default has occurred and is continuing and (ii) the borrower has delivered an officer's certificate certifying that such disbursement will be used in connection with the Abilene Mall Property.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                             1
 LOCATION                                                         Abilene, TX
 PROPERTY TYPE                                          Retail, Regional Mall
 SIZE (SF)                                                            333,621
 OCCUPANCY % AS OF MARCH 31, 2005                                       78.7%
 YEAR BUILT / YEAR RENOVATED                                         1979/NAP
 APPRAISED VALUE                                                  $46,400,000
 PROPERTY MANAGEMENT                         Jones Lang LaSalle America, Inc.
 UW ECONOMIC OCCUPANCY %                                                79.8%
 UW REVENUES                                                       $7,211,223
 UW EXPENSES                                                       $3,580,518
 UW NET OPERATING INCOME (NOI)                                     $3,630,705
 UW NET CASH FLOW (NCF)                                            $3,363,038
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      B-34

--------------------------------------------------------------------------------
                                  ABILENE MALL
--------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------------
                                                   TENANT SUMMARY
                                                              % OF NET                             % OF     DATE OF
                               RATINGS         NET RENTABLE   RENTABLE                            ACTUAL     LEASE
      TENANT NAME       FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA     RENT PSF   ACTUAL RENT    RENT    EXPIRATION
-------------------------------------------------------------------------------------------------------------------------

 Anchor Owned
 Sears                       BB/Ba1/BB+           142,608               SHADOW ANCHOR - NOT PART OF COLLATERAL
 Dillard's - South            BB-/B2/BB            99,828               SHADOW ANCHOR - NOT PART OF COLLATERAL
 Dillard's - North            BB-/B2/BB            63,404               SHADOW ANCHOR - NOT PART OF COLLATERAL
 Best Buy                   BBB/Baa3/BBB           31,399               SHADOW ANCHOR - NOT PART OF COLLATERAL
                                                  -------

 Total Anchor Owned                               337,239

 Anchor Tenant
 J.C. Penney                 BB+/Ba1/BB+           96,108        28.8%  $  3.30     $  317,156      8.6%        3/01/09

 Premier Cinemas              NR/NR/NR             24,468         7.3%  $  6.46     $  158,063      4.3%        5/31/13
 Express/Bath & Body         NR/Baa2/BBB            9,477         2.8%  $ 18.00     $  170,586      4.6%        1/31/08
 Spaghetti Warehouse          NR/NR/NR              8,884         2.7%  $ 21.30     $  189,229      5.1%       12/31/10
 Footaction                  NR/Ba2/BB+             7,345         2.2%  $ 24.00     $  176,280      4.8%       12/01/12
 El Chico                     NR/NR/NR              6,927         2.1%  $ 19.00     $  131,613      3.6%          MTM
                                                  -------       -----   -------     ----------     ----
 Top 5 Tenants                                     57,101        17.1%  $ 14.46     $  825,771     22.5%

 Non-major Tenants                                109,361        32.8%  $ 23.18     $2,534,973     68.9%

 Vacant Space                                      71,051        21.3%
                                                  -------       -----
 COLLATERAL TOTAL                                 333,621       100.0%
                                                  =======       =====
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------



(1)  Certain credit ratings are those of the parent company whether or not the parent company guarantees the lease.



 -------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE
-------------------------------------------------------------------------------------------------------------------------
                           WTD. AVG. IN PLACE
             # OF LEASES     BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
    YEAR       ROLLING          ROLLING         ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
-------------------------------------------------------------------------------------------------------------------------

    2005          11            $ 21.74         25,820        7.7%           7.7%           15.3%           15.3%
    2006           6            $ 22.19         11,813        3.5%          11.3%            7.1%           22.4%
    2007           8            $ 35.24         10,902        3.3%          14.5%           10.4%           32.8%
    2008           3            $ 20.35         13,159        3.9%          18.5%            7.3%           40.1%
    2009           3            $  4.01         99,768       29.9%          48.4%           10.9%           51.0%
    2010           8            $ 21.33         33,288       10.0%          58.4%           19.3%           70.3%
    2011           4            $ 26.87          4,948        1.5%          59.9%            3.6%           73.9%
    2012           2            $ 22.55         11,508        3.4%          63.3%            7.1%           81.0%
    2013           5            $ 10.69         35,107       10.5%          73.8%           10.2%           91.2%
    2014           5            $ 19.02         13,219        4.0%          77.8%            6.8%           98.0%
    2015           1            $ 30.30            495        0.1%          77.9%            0.4%           98.4%
                  --                           -------       ----                           ----
   TOTALS         56                           260,027       77.9%                          98.4%
                                               =======       ====                           ====
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------


                                      B-35

--------------------------------------------------------------------------------
                                  ABILENE MALL
--------------------------------------------------------------------------------

o    THE LOAN. The mortgage loan (the "Abilene Loan") is secured by a first mortgage encumbering a regional mall located in Abilene, Texas (the
     "Abilene Mall Property"). The Abilene Loan represents approximately 2.6% of the initial mortgage pool balance. The Abilene Loan was originated on
     January 19, 2005 and has a principal balance as of the cut-off date of
     $37,000,000. The Abilene Loan provides for interest-only payments the first
     48 months, and thereafter, fixed monthly payments of principal and interest.

     The Abilene Loan has a remaining term of 116 months and matures on February
     5, 2015. The Abilene Loan may be prepaid on or after November 5, 2014, and permits defeasance with United States government obligations beginning two years after the issue date.

o    THE BORROWER. The borrower is collectively comprised of the following eight
     (8) special purpose entities: GG&A Abilene, LLC, a Delaware limited liability company, MAI Investors Limited Partnership, a Michigan limited partnership, MPI Investors Limited Partnership, a Michigan limited partnership, Camelot Acquisition Limited Partnership, a Michigan limited partnership, B&H Property Limited Partnership, a Michigan limited partnership, NDKT Property Limited Partnership, a Michigan limited partnership, SIVT Property Limited Partnership, a Michigan limited partnership, and SKAF Property Limited Partnership, a Michigan limited partnership, which hold an undivided interest in the Abilene Mall Property as tenants-in-common. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Abilene
     Loan. The sponsor of the borrower is Gregory Greenfield & Associates Ltd.
     Gregory Greenfield & Associates, Ltd. ("GG&A") is a real estate investment, leasing and development company with a specific focus on retail properties.
     The three principals of GG&A, Gregory Greenfield, Scott M. Boggio and
     William Brown participate in the business on a day-to-day basis. GG&A's principals have the experience and expertise derived from managing and leasing of more than 43 million square feet of retail space. GG&A's current portfolio of over 12.3 million square feet is comprised of 17 regional malls and a community center with a total estimated value of $1.2 billion.

o    THE PROPERTY. The Abilene Mall Property consists of approximately 333,621 square foot of an approximately 679,461 square foot regional shopping center situated on approximately 64.5 acres. The Abilene Mall Property was constructed in 1979. The Abilene Mall Property is located in Abilene,
     Texas, within the Abilene metropolitan statistical area. As of March 31,
     2005, the occupancy rate for the Abilene Mall Property securing the Abilene
     Loan was approximately 78.7%.

     The largest tenant is J.C. Penney ("J.C. Penney") occupying approximately
     96,108 square feet, or approximately 28.8% of the net rentable area. J.C.
     Penney Company, Inc. is one of America's largest department store, catalog, and e-commerce retailers, employing approximately 150,000 associates. As of
     January 29, 2005, J.C. Penney Corporation, Inc. operated 1,017 J.C. Penney department stores throughout the United States and Puerto Rico, and 62
     Renner department stores in Brazil. The J.C. Penney lease expires in March
     2009. The second largest tenant is Premier Cinemas ("Premier"), occupying approximately 24,468 square feet, or approximately 7.3% of the net rentable area. Premier owns and operates 14 theaters throughout Texas and is one of the largest independent theatre circuits in the United States. Premier oversees all aspects of cinema design, construction and technical installation with its own in-house construction division and technical support staff. The Premier lease expires in May 2013. The third largest tenant is Express/Bath & Body ("Bath & Body"), occupying approximately
     9,477 square feet, or approximately 2.8% of the net rentable area. Bath &
     Body, a subsidiary of Limited Brands, sells natural body and hair care products and fragrances and operates over 1,570 stores throughout the U.S.
     The Bath & Body lease expires in January 2008.

o    LOCK BOX ACCOUNT. All tenants remit their rental payments directly into a clearing account. The borrower is obligated to deposit all rents received by them into the clearing account within one (1) business day following receipt. Funds deposited into the clearing account will be swept on a daily basis into borrower's operating account, unless a Cash Management Period is continuing, in which event such funds will be required to be swept on a daily basis into an account at the deposit bank controlled by the lender and applied and disbursed in accordance with the loan documents. A "Cash
     Management Period" shall commence on the occurrence of any of the following
     (i) an event of default, (ii) the finding by the lender that less than 95%
     of the rents have been deposited into the clearing account for any calendar month, (iii) the failure by borrower, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.05:1. Such Cash
     Management Period will end if for twelve consecutive months since the commencement of the existing Cash Management Period (i) no default has occurred under the loan

                                      B-36

--------------------------------------------------------------------------------
                                  ABILENE MALL
--------------------------------------------------------------------------------

     documents, (ii) no event that would trigger another Cash Management Period has occurred, and (iii) the debt service coverage ratio is at least equal to 1.10:1, as applicable.

o    MANAGEMENT. Jones Lang LaSalle America, Inc., a Maryland corporation, is the property manager for the Abilene Mall Property securing the Abilene
     Loan. The property manager's rights pursuant to the property management agreement have been subordinated to all liens and security interests created or to be created for the benefit of the mortgagee in connection with the Abilene Loan.

                                      B-37

--------------------------------------------------------------------------------
                          UNITED SUPERMARKET PORTFOLIO
-------------------------------------------------------------------------------

             [SIX PICTURES OF UNITED SUPERMARKET PORTFOLIO OMITTED]

                                      B-38

--------------------------------------------------------------------------------
                          UNITED SUPERMARKET PORTFOLIO
-------------------------------------------------------------------------------

        [MAP SHOWING LOCATIONS OF UNITED SUPERMARKET PORTFOLIO OMITTED]

                                      B-39

--------------------------------------------------------------------------------
                          UNITED SUPERMARKET PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                     CGM
 CUT-OFF DATE PRINCIPAL BALANCE                                   $35,433,430
 PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                             2.5%
 NUMBER OF MORTGAGE LOANS                                                  12
 LOAN PURPOSE                                                       Refinance
 SPONSOR                                           Spirit Finance Corporation
 OWNERSHIP INTEREST                                     Fee Simple, Leasehold
 MORTGAGE RATE                                                        5.4000%
 MATURITY DATE                                              December 11, 2014
 AMORTIZATION TYPE                                                    Balloon
 ORIGINAL TERM / AMORTIZATION TERM                                    120/360
 REMAINING TERM / REMAINING AMORTIZATION TERM                         114/354
 LOCKBOX                                                                 None

 UP-FRONT RESERVES
   TAX / INSURANCE                                                      No/No

 ONGOING MONTHLY RESERVES
   TAX / INSURANCE                                                      No/No

 ADDITIONAL FINANCING(1)                                                  Yes

 CUT-OFF DATE PRINCIPAL BALANCE                                   $35,433,430
 CUT-OFF DATE PRINCIPAL BALANCE/SF                                        $68
 CUT-OFF DATE LTV RATIO                                                79.48%
 MATURITY DATE LTV RATIO                                               66.61%
 UW NCF DSCR                                                            1.25x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)   See United Supermarkets Portfolio Loan Summary for further discussion.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                            12
 LOCATION                                                     Various (Texas)
 PROPERTY TYPE                                Retail, Anchored, Single Tenant
 SIZE (SF)                                                            518,173
 OCCUPANCY % AS OF DECEMBER 6, 2004                                    100.0%
 YEAR BUILT / YEAR RENOVATED                            Various (1985 - 1999)
 APPRAISED VALUE                                                  $44,580,000
 PROPERTY MANAGEMENT                               Spirit Finance Corporation
 UW ECONOMIC OCCUPANCY %                                                95.0%
 UW REVENUES                                                       $5,140,129
 UW EXPENSES                                                       $1,922,552
 UW NET OPERATING INCOME (NOI)                                     $3,217,577
 UW NET CASH FLOW (NCF)                                            $3,012,276
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      B-40

--------------------------------------------------------------------------------
                          UNITED SUPERMARKET PORTFOLIO
--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------
                           UNITED SUPERMARKET PORTFOLIO SUMMARY
---------------------------------------------------------------------------------------------
                                                      CUT-OFF
                                                        DATE      LOAN TERM   YEAR BUILT /
         PROPERTY NAME             CITY, STATE        BALANCE       (MOS)       RENOVATED
---------------------------------------------------------------------------------------------

 United # 526- Amarillo            Amarillo, TX     $ 6,183,761     120       1999 / NAP
 United # 517- Wichita Falls    Wichita Falls, TX   $ 4,554,364     120       1998 / NAP
 United # 549- Snyder               Snyder, TX      $ 3,839,019     120       1999 / NAP
 United # 515- Burkburnett       Burkburnett, TX    $ 3,497,243     120       1996 / NAP
 United # 513- Vernon               Vernon, TX      $ 3,203,157     120       1996 / NAP
 United # 501- Lubbock             Lubbock, TX      $ 2,893,174     120       1997 / NAP
 United # 509- Levelland          Levelland, TX     $ 2,869,329     120       1994 / NAP
 United # 527- Amarillo            Amarillo, TX     $ 2,225,518     120       1989 / NAP
 United # 522- Amarillo            Amarillo, TX     $ 2,217,570     120       1989 / NAP
 United # 533- Amarillo            Amarillo, TX     $ 2,169,880     120       1989 / NAP
 United # 525- Perryton            Perryton, TX     $   961,742     120       1985 / NAP
 United # 518- Childress          Childress, TX     $   818,673     120       1986 / NAP
                                                    -----------
 TOTAL/WTD. AVG.                                    $35,433,430
                                                    ===========
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                            CUT-OFF
                                              DATE
                                            BALANCE                    APPRAISED     APPRAISED
         PROPERTY NAME          TOTAL SF     PER SF    OCCUPANCY(1)      VALUE      VALUE PER SF
--------------------------------------------------------------------------------------------------

 United # 526- Amarillo          71,468     $ 86.52       100.0%      $ 7,780,000    $ 108.86
 United # 517- Wichita Falls     60,000     $ 75.91       100.0%      $ 5,730,000    $  95.50
 United # 549- Snyder            43,900     $ 87.45       100.0%      $ 4,830,000    $ 110.02
 United # 515- Burkburnett       43,130     $ 81.09       100.0%      $ 4,400,000    $ 102.02
 United # 513- Vernon            43,130     $ 74.27       100.0%      $ 4,030,000    $  93.44
 United # 501- Lubbock           39,293     $ 73.63       100.0%      $ 3,640,000    $  92.64
 United # 509- Levelland         42,800     $ 67.04       100.0%      $ 3,610,000    $  84.35
 United # 527- Amarillo          35,699     $ 62.34       100.0%      $ 2,800,000    $  78.43
 United # 522- Amarillo          36,985     $ 59.96       100.0%      $ 2,790,000    $  75.44
 United # 533- Amarillo          36,168     $ 59.99       100.0%      $ 2,730,000    $  75.48
 United # 525- Perryton          32,800     $ 29.32       100.0%      $ 1,210,000    $  36.89
 United # 518- Childress         32,800     $ 24.96       100.0%      $ 1,030,000    $  31.40
                                -------                               -----------
 TOTAL/WTD. AVG.                518,173     $ 68.38       100.0%      $44,580,000    $  86.03
                                =======                               ===========
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------


(1)  Occupancy as of December 6, 2004 for all of the United Supermarket
     Portfolio Properties.



--------------------------------------------------------------------------------------------------------------------------------
                                       UNITED SUPERMARKET PORTFOLIO UNDERWRITING SUMMARY
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                      U/W DSCR ON   U/W DSCR ON
         PROPERTY NAME          U/W OCC %   U/W REVENUES   U/W EXPENSES     U/W NOI       U/W NCF         NOI           NCF
--------------------------------------------------------------------------------------------------------------------------------

 United # 526- Amarillo            95.0%     $  825,169     $  263,854    $  561,315    $  533,042        1.34x         1.25x
 United # 517- Wichita Falls       95.0%     $  789,317     $  388,880    $  400,437    $  376,437        1.34x         1.25x
 United # 549- Snyder              95.0%     $  520,085     $  171,961    $  348,125    $  330,565        1.34x         1.25x
 United # 515- Burkburnett         95.0%     $  488,920     $  160,861    $  328,060    $  310,808        1.34x         1.25x
 United # 513- Vernon              95.0%     $  454,161     $  154,679    $  299,482    $  282,230        1.34x         1.25x
 United # 501- Lubbock             95.0%     $  369,486     $  105,208    $  264,279    $  248,562        1.34x         1.25x
 United # 509- Levelland           95.0%     $  416,413     $  157,828    $  258,584    $  241,464        1.34x         1.25x
 United # 527- Amarillo            95.0%     $  323,898     $  123,440    $  200,458    $  185,108        1.34x         1.25x
 United # 522- Amarillo            95.0%     $  317,227     $  117,163    $  200,064    $  184,160        1.34x         1.25x
 United # 533- Amarillo            95.0%     $  318,753     $  124,211    $  194,542    $  178,990        1.34x         1.25x
 United # 525- Perryton            95.0%     $  166,838     $   78,924    $   87,914    $  473,154        1.34x         1.25x
 United # 518- Childress           95.0%     $  149,862     $   75,545    $   74,317    $   67,757        1.34x         1.25x
                                             ----------     ----------    ----------    ----------
 TOTAL/WTD. AVG.                   95.0%     $5,140,129     $1,922,552    $3,217,577    $3,012,276        1.34X         1.25X
                                             ==========     ==========    ==========    ==========
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------


                                      B-41

--------------------------------------------------------------------------------
                          UNITED SUPERMARKET PORTFOLIO
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                UNITED SUPERMARKET PORTFOLIO TENANT SUMMARY
--------------------------------------------------------------------------------
                                                                RATINGS
                                                            FITCH/MOODY'S/
           PROPERTY                    TENANT NAME                S&P
------------------------------ --------------------------- ----------------

 United # 526- Amarillo         United Supermarkets, Inc.      NR/NR/NR
 United # 517- Wichita Falls    United Supermarkets, Inc.      NR/NR/NR
 United # 549- Snyder           United Supermarkets, Inc.      NR/NR/NR
 United # 515- Burkburnett      United Supermarkets, Inc.      NR/NR/NR
 United # 513- Vernon           United Supermarkets, Inc.      NR/NR/NR
 United # 509- Levelland        United Supermarkets, Inc.      NR/NR/NR
 United # 501- Lubbock          United Supermarkets, Inc.      NR/NR/NR
 United # 522- Amarillo         United Supermarkets, Inc.      NR/NR/NR
 United # 533- Amarillo         United Supermarkets, Inc.      NR/NR/NR
 United # 527- Amarillo         United Supermarkets, Inc.      NR/NR/NR
 United # 525- Perryton         United Supermarkets, Inc.      NR/NR/NR
 United # 518- Childress        United Supermarkets, Inc.      NR/NR/NR
 TOTALS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                               % OF NET                              % OF      DATE OF
                                NET RENTABLE   RENTABLE                             ACTUAL      LEASE
           PROPERTY               AREA (SF)      AREA     RENT PSF   ACTUAL RENT     RENT     EXPIRATION
---------------------------------------------------------------------------------------------------------

 United # 526- Amarillo             71,468        13.8%   $  8.93    $  638,000     16.6%     12/31/19
 United # 517- Wichita Falls        60,000        11.6%   $ 10.24    $  614,520     16.0%     10/30/18
 United # 549- Snyder               43,900         8.5%   $  9.02    $  396,000     10.3%     12/31/19
 United # 515- Burkburnett          43,130         8.3%   $  8.64    $  372,750      9.7%     01/21/17
 United # 513- Vernon               43,130         8.3%   $  7.91    $  341,250      8.9%     01/21/17
 United # 509- Levelland            42,800         8.3%   $  6.94    $  297,233      7.7%     01/21/17
 United # 501- Lubbock              39,293         7.6%   $  7.62    $  299,250      7.8%     01/21/17
 United # 522- Amarillo             36,985         7.1%   $  6.23    $  230,477      6.0%     09/30/14
 United # 533- Amarillo             36,168         7.0%   $  6.22    $  225,081      5.9%     09/30/14
 United # 527- Amarillo             35,699         6.9%   $  6.48    $  231,323      6.0%     09/30/14
 United # 525- Perryton             32,800         6.3%   $  3.20    $  105,000      2.7%     12/31/12
 United # 518- Childress            32,800         6.3%   $  2.74    $   90,000      2.3%     12/31/12
                                   -------       -----               ----------
 TOTALS                            518,173       100.0%              $3,840,884
                                   =======                           ==========
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------
              UNITED SUPERMARKET PORTFOLIO LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------
                                 WTD. AVG. IN PLACE
                                    BASE RENT PSF     TOTAL SF
   YEAR     # OF LEASES ROLLING        ROLLING         ROLLING
--------------------------------------------------------------------------------

   2005             0                 $ 0.00                     0
   2006             0                 $ 0.00                     0
   2007             0                 $ 0.00                     0
   2008             0                 $ 0.00                     0
   2009             0                 $ 0.00                     0
   2010             0                 $ 0.00                     0
   2011             0                 $ 0.00                     0
   2012             2                 $ 2.97                65,600
   2013             0                 $ 0.00                     0
   2014             3                 $ 6.31               108,852
   2015             0                 $ 0.00                     0
                  ----                                     -------
  TOTALS            5                                      174,452
                                                           =======
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            % OF TOTAL    CUMULATIVE %   % OF IN PLACE      CUMULATIVE % OF
   YEAR     SF ROLLING   OF SF ROLLING    RENT ROLLING   IN PLACE RENT ROLLING
--------------------------------------------------------------------------------

   2005         0.0%           0.0%            0.0%               0.0%
   2006         0.0%           0.0%            0.0%               0.0%
   2007         0.0%           0.0%            0.0%               0.0%
   2008         0.0%           0.0%            0.0%               0.0%
   2009         0.0%           0.0%            0.0%               0.0%
   2010         0.0%           0.0%            0.0%               0.0%
   2011         0.0%           0.0%            0.0%               0.0%
   2012        12.7%          12.7%            5.1%               5.1%
   2013         0.0%          12.7%            0.0%               5.1%
   2014        21.0%          33.7%           17.9%              23.0%
   2015         0.0%          33.7%            0.0%              23.0%
               ----                           ----
  TOTALS       33.7%                          23.0%
               ====                           ====
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                      B-42

--------------------------------------------------------------------------------
                          UNITED SUPERMARKET PORTFOLIO
--------------------------------------------------------------------------------

o    THE LOANS. The United Supermarket Portfolio mortgage loans (the "United
     Supermarket Portfolio Loans") are collectively secured by first mortgages encumbering 12 single tenant anchored retail properties located in various cities throughout Texas (the "United Supermarket Portfolio Properties").
     The United Supermarket Portfolio Loans represent approximately 2.5% of the initial mortgage pool balance. The United Supermarket Portfolio Loans were originated on December 8, 2004 and have an aggregate principal balance as of the cut-off date of $35,433,430. Each of the United Supermarket
     Portfolio Loans is cross-collateralized and cross-defaulted with each of the other United Supermarket Portfolio Loans.

     The United Supermarket Portfolio Loans have a remaining term of 114 months and mature on December 11, 2014. The United Supermarket Portfolio Loans may
     be prepaid on or after October 11, 2014 and each United Supermarket
     Portfolio Loan permits defeasance with United States government obligations beginning 2 years after the issue date for the series 2005-C3 certificates.

o    THE BORROWERS. The borrowers are Spirit SPE US Amarillo 526, LP; Spirit SPE
     US Wichita Falls, LP; Spirit SPE US Snyder, LP; Spirit SPE US Burkburnett,
     LP; Spirit SPE US Vernon, LP; Spirit SPE US Lubbock, LP; Spirit SPE US
     Levelland, LP; Spirit SPE US Amarillo 527, LP; Spirit SPE US Amarillo, LP;
     Spirit SPE US Amarillo 533, LP; Spirit SPE US Perryton, LP; and Spirit SPE
     US Childress, LP; each a special purpose entity. A non-consolidation opinion was delivered in connection with the assumption by the current borrowers of each of the United Supermarket Portfolio Loans. The sponsor of the borrowers is Spirit Finance Corporation. Spirit Finance Corporation is
     a Real Estate Investment Trust ("Spirit") based in Scottsdale, Arizona.
     Spirit's target market is comprised of companies who own or operate single tenant "operationally essential" real estate facilities, meaning that the facilities financed are critical to generating sales and profits for the clients. Spirit's target market is a diverse group of private, public or institutionally held companies that have real estate financing needs ranging from $5 to $500 million. Spirit primarily provides sale-leaseback financing and, to a limited extent, construction, mortgage and equipment loans. Since 1980, the management team of Spirit has provided over $6 billion in net lease, mortgage and other real estate financing solutions.
     Spirit has originated real estate transactions ranging in size from single facilities in small towns to large multi-unit closings that span the United
     States.

o    THE PROPERTIES. The United Supermarket Portfolio Properties consist of 12 single tenant anchored retail properties. As of December 6, 2004, the weighted average occupancy rate for the United Supermarket Portfolio
     Properties was approximately 100.0%.

o    LOCK BOX ACCOUNT. The loan documents do not require a lock box account.

o    MANAGEMENT. Spirit Finance Corporation is the property manager for the
     United Supermarket Portfolio Properties. Due to the subject property being
     100% leased to a strong tenant under a fully net lease, the borrower self manages.

o    MEZZANINE DEBT. Future mezzanine debt is allowed subject to certain financial tests and other requirements, including an aggregate 80% loan to value and a debt service coverage ratio of 1.20x. In addition, the lender shall have the right to reasonably approve the mezzanine lender and the mezzanine loan documents.

o    RELEASE OF CROSS-COLLATERALIZATION. The related mortgage loan documents provide for the respective mortgaged properties to be released from the effects of the cross-collateralization and cross-default in connection with a defeasance by: (a) delivering a defeasance deposit sufficient for all remaining payments which would have been due under the loan or loans being defeased; (b) meeting certain financial tests including debt service coverage ratios and loan to value ratio tests; and (c) partial defeasance of the remaining cross-defaulted and cross-collateralized loan or loans in the amount equal to 125% of the principal balance of the note being defeased, less the current outstanding principal balance of such note as of the defeasance date.

                                      B-43

--------------------------------------------------------------------------------
                                 EDR PORTFOLIO I
-------------------------------------------------------------------------------

                   [FOUR PICTURES OF EDR PORTFOLIO I OMITTED]

                                      B-44

--------------------------------------------------------------------------------
                                 EDR PORTFOLIO I
-------------------------------------------------------------------------------

               [MAP SHOWING LOCATIONS OF EDR PORTFOLIO I OMITTED]

                                      B-45

--------------------------------------------------------------------------------
                                 EDR PORTFOLIO I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                     CGM
 CUT-OFF DATE PRINCIPAL BALANCE                                   $33,900,000
 PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                             2.4%
 NUMBER OF MORTGAGE LOANS                                                   2
 LOAN PURPOSE                                                     Acquisition
 SPONSOR                           Education Realty Operating Partnership, LP
 OWNERSHIP INTEREST                                                Fee Simple
 MORTGAGE RATE                                                        5.4800%
 MATURITY DATE                                                   July 7, 2009
 AMORTIZATION TYPE                                         Partial IO/Balloon
 ORIGINAL TERM / AMORTIZATION TERM                                     60/360
 REMAINING TERM / REMAINING AMORTIZATION TERM                          49/360
 LOCKBOX                                                        In-Place Hard

 UP-FRONT RESERVES
   TAX / INSURANCE                                                     Yes/No
   REPLACEMENT(1)                                                     $14,719

 ONGOING MONTHLY RESERVES
   TAX / INSURANCE(2)                                                  Yes/No
   REPLACEMENT(3)                                                     $14,719

 ADDITIONAL FINANCING                                                      No

 CUT-OFF DATE PRINCIPAL BALANCE                                   $33,900,000
 CUT-OFF DATE PRINCIPAL BALANCE/UNIT                                  $67,396
 CUT-OFF DATE LTV RATIO                                                68.07%
 MATURITY DATE LTV RATIO                                               65.33%
 UW NCF DSCR                                                            1.36x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)  The $14,719 of up-front replacement reserves consists of $7,042 and $7,677, for the respective properties, Jefferson Commons -- University of Missouri and Jefferson Commons -- Texas Tech.

(2)  The $36,752 of ongoing monthly tax reserves consists of $13,165 and
     $23,587, for the respective properties, Jefferson Commons -- University of
     Missouri and Jefferson Commons -- Texas Tech.

(3)  The $14,719 of ongoing monthly replacement reserves consists of $7,042 and
     $7,677, for the respective properties, Jefferson Commons -- University of
     Missouri and Jefferson Commons -- Texas Tech.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                             2
 LOCATION                                                             Various
 PROPERTY TYPE                                    Multfamily, Student Housing
 SIZE (UNITS)                                                             503
 OCCUPANCY % AS OF JANUARY 21, 2005                                     95.7%
 YEAR BUILT / YEAR RENOVATED                                  1998 & 2001/NAP
 APPRAISED VALUE                                                  $49,800,000
 PROPERTY MANAGEMENT                             Education Realty Trust, Inc.
 UW ECONOMIC OCCUPANCY %                                                92.6%
 UW REVENUES                                                       $6,183,289
 UW EXPENSES                                                       $2,865,073
 UW NET OPERATING INCOME (NOI)                                     $3,318,216
 UW NET CASH FLOW (NCF)                                            $3,141,591
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      B-46

--------------------------------------------------------------------------------
                                 EDR PORTFOLIO I
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------
                              EDR PORTFOLIO I SUMMARY
--------------------------------------------------------------------------------------
                                               CUT-OFF
                                                DATE       LOAN TERM   YEAR BUILT /
       PROPERTY NAME          CITY, STATE      BALANCE       (MOS)       RENOVATED
--------------------------------------------------------------------------------------

 Jefferson Commons --
   University of Missouri   Columbia, MO    $19,400,000       60      2001 / NAP
 Jefferson Commons --
   Texas Tech               Lubbock, TX     $14,500,000       60      1998 / NAP
                                            -----------
 TOTAL/WTD. AVG.                            $33,900,000
                                            ===========
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                        CUT-OFF
                                          DATE                                    APPRAISED
                             TOTAL      BALANCE                    APPRAISED        VALUE
       PROPERTY NAME         UNITS      PER UNIT     OCCUPANCY       VALUE         PER UNIT
----------------------------------------------------------------------------------------------

 Jefferson Commons --
   University of Missouri   260       $ 74,615.38       99.1%    $25,900,000     $ 99,615.38
 Jefferson Commons --
   Texas Tech               243       $ 59,670.78       92.0%    $23,900,000     $ 98,353.91
                            ---                                  -----------
 TOTAL/WTD. AVG.            503       $ 67,395.63       95.7%    $49,800,000     $ 99,005.96
                            ===                                  ===========
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------------------------------------------------
                                          EDR PORTFOLIO I UNDERWRITING SUMMARY
--------------------------------------------------------------------------------------------------------------------------
                                                                                                    U/W DSCR   U/W DSCR
       PROPERTY NAME         U/W OCC %   U/W REVENUES   U/W EXPENSES     U/W NOI       U/W NCF       ON NOI     ON NCF
--------------------------------------------------------------------------------------------------------------------------

 Jefferson Commons --
   University of Missouri       95.0%     $3,148,355     $1,257,117    $1,891,238    $1,806,738       1.44x       1.36x
 Jefferson Commons --
   Texas Tech                   90.0%     $3,034,934     $1,607,956    $1,426,978    $1,334,853       1.44x       1.36x
                                          ----------     ----------    ----------    ----------
 TOTAL/WTD. AVG.                92.6%     $6,183,289     $2,865,073    $3,318,216    $3,141,591       1.44X       1.36X
                                          ==========     ==========    ==========    ==========
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------




---------------------------------------------------------------------------------------------------------
                             JEFFERSON COMMONS -- UNIVERSITY OF MISSOURI
---------------------------------------------------------------------------------------------------------
                                                       APPROXIMATE NET
                      NUMBER OF       APPROXIMATE       RENTABLE AREA        % OF NET       AVERAGE IN
     UNIT TYPE          UNITS       UNIT SIZE (SF)          (SF)          RENTABLE AREA     PLACE RENT
---------------------------------------------------------------------------------------------------------

 Studios                  48               400              19,200              8.8%          $  537
 1-BR                     36               477              17,172              7.8%          $  596
 2-BR                     36               759              27,324             12.5%          $  899
 3-BR                     40               988              39,520             18.1%          $1,176
 4-BR +                  100             1,157             115,700             52.9%          $1,369
                         ---             -----             -------            -----           ------
 TOTAL/WTD. AVG.         260               842             218,916            100.0%          $1,014
                         ===             =====             =======            =====           ======
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------




---------------------------------------------------------------------------------------------------------
                                   JEFFERSON COMMONS -- TEXAS TECH
---------------------------------------------------------------------------------------------------------
                                                       APPROXIMATE NET
                      NUMBER OF       APPROXIMATE       RENTABLE AREA        % OF NET       AVERAGE IN
     UNIT TYPE          UNITS       UNIT SIZE (SF)          (SF)          RENTABLE AREA     PLACE RENT
---------------------------------------------------------------------------------------------------------

 Studios                   0              NAP                NAP               NAP             NAP
 1-BR                     23               457              10,521              4.5%          $  663
 2-BR                     59               764              45,088             19.2%          $  814
 3-BR                     48               954              45,792             19.5%          $  949
 4-BR +                  113             1,181             133,452             56.8%          $1,100
                         ---             -----             -------            -----           ------
 TOTAL/WTD. AVG.         243               966             234,853            100.0%          $  959
                         ===             =====             =======            =====           ======
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------


                                      B-47

--------------------------------------------------------------------------------
                                 EDR PORTFOLIO I
--------------------------------------------------------------------------------

o    THE LOANS. The two subject mortgage loans (the "EDR Portfolio I Loans") are collectively secured by first mortgages encumbering two multifamily student-housing properties located in Columbia, Missouri, and Lubbock,
     Texas (the "EDR Portfolio I Properties"). The EDR Portfolio I Loans
     represent approximately 2.4% of the initial mortgage pool balance. The EDR
     Portfolio I Loans were originated on June 30, 2004 and have an aggregate principal balance as of the cut-off date of $33,900,000. The EDR Portfolio
     I Loans are cross-collateralized and cross-defaulted with each other. Each of the EDR Portfolio I Loans provides for interest-only payments for the first 24 months of their respective terms, and thereafter, fixed monthly payments of principal and interest.

     The EDR Portfolio I Loans have a remaining term of 49 months and mature on
     July 7, 2009. The EDR Portfolio I Loans may be prepaid on or after April 7,
     2009, and permit defeasance with United States government obligations beginning 2 years after the issue date for the series 2005-C3 certificates.

o    THE BORROWERS. The borrowers are EDR Columbia Limited Partnership and EDR
     Lubbock Limited Partnership, each a special purpose entity. A non-consolidation opinion was delivered in connection with the assumption and/or reaffirmation of each of the EDR Portfolio I Loans by the current borrowers in January, 2005. The sponsor of the borrowers is Education
     Realty Operating Partnership, LP. Education Realty Trust, Inc. (NYSE: EDR)
     is a self-managed and self-advised real estate investment trust ("EDR"), organized to own, acquire, manage and selectively develop student housing communities located near university campuses. EDR manages its own properties, which consists of 21 student-housing communities in 15 states containing 15,829 beds in 5,070 apartment units at 18 universities. In addition, EDR provides third-party management services for 16 student housing communities located in 10 states containing 9,030 beds in 2,962 apartment units at 12 universities. EDR is one of the largest private-sector owners and operators of off-campus student housing in the
     United States.

o    THE PROPERTIES. The EDR Portfolio I Properties consist of two multifamily student-housing properties. As of January 21, 2005, the weighted average occupancy rate for the EDR Portfolio I Properties was approximately 95.7%.
     Both EDR Portfolio I Properties include such amenities as a swimming pool, fitness center, a basketball court, management office/clubhouse, and a business center for the students. Additional amenities include central air-conditioning and heating and covered parking available for monthly rentals at the Jefferson Commons -- University of Missouri property, and one tennis court, sand volleyball court, and gas BBQ grills at the
     Jefferson Commons -- Texas Tech property.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are collected by the property manager and deposited into a lender designated lock box account, and transferred to a lender-controlled cash management account. Provided no event of default exists under the loan documents, excess cash flow, after funding of current debt service and reserve deposits, is disbursed to or at the direction of the borrower.

o    MANAGEMENT. Education Realty Trust, Inc. is the property manager for the
     EDR Portfolio I Properties. The property manager is affiliated with the borrowers.

o    RELEASE OF CROSS-COLLATERALIZATION. In connection with a full defeasance of one EDR Portfolio I Loan, the mortgaged property primarily securing such fully defeased loan shall be released from the effects of the cross collateralization and cross-default and shall no longer secure either of the EDR Portfolio I Loans if (i) no event of default exists, (ii) the remaining mortgaged property meets certain debt service coverage ratios and loan to value ratio tests, and (iii) the remaining undefeased EDR Portfolio
     I Loan is partially defeased by an amount equal to 10% of the original principal balance of the fully defeased EDR Portfolio I Loan.

                                      B-48

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      B-49

--------------------------------------------------------------------------------
                          THE PLAZA AT HUNTINGTON BEACH
-------------------------------------------------------------------------------

            [TWO PICTURES OF THE PLAZA AT HUNTINGTON BEACH OMITTED]

                                      B-50

--------------------------------------------------------------------------------
                          THE PLAZA AT HUNTINGTON BEACH
-------------------------------------------------------------------------------

         [MAP SHOWING LOCATION OF THE PLAZA AT HUNTINGTON BEACH OMITTED]

                                      B-51

--------------------------------------------------------------------------------
                          THE PLAZA AT HUNTINGTON BEACH
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                    IXIS
 CUT-OFF DATE PRINCIPAL BALANCE                                   $33,500,000
 PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                             2.3%
 NUMBER OF MORTGAGE LOANS                                                   1
 LOAN PURPOSE                                                       Refinance
 SPONSOR                                                     Joseph Daneshgar
 OWNERSHIP INTEREST                                                Fee Simple
 MORTGAGE RATE                                                        5.4090%
 MATURITY DATE                                                  March 5, 2015
 AMORTIZATION TYPE                                         Partial IO/Balloon
 ORIGINAL TERM / AMORTIZATION TERM                                    120/336
 REMAINING TERM / REMAINING AMORTIZATION TERM                         117/336
 LOCKBOX                                                       Springing Hard
 UP-FRONT RESERVES
   TAX / INSURANCE                                                    Yes/Yes
   OCCUPANCY(1)                                                    $1,500,000
   ENVIRONMENTAL                                                       $3,125
   CAPEX                                                              $60,374
   STARBUCKS RENT(2)                                               $2,000,000
   STARBUCKS TENANT IMPROVEMENT                                      $184,450
   COUNTRYWIDE TENANT IMPROVEMENT                                     $19,968
   CORELAND LEASING COMMISSION                                        $32,029
 ONGOING MONTHLY RESERVES
   TAX / INSURANCE                                                    Yes/Yes
   REPLACEMENT                                                         $3,671
   TI/LC                                                              $25,000

 ADDITIONAL FINANCING                                                      No
 CUT-OFF DATE PRINCIPAL BALANCE                                   $33,500,000
 CUT-OFF DATE PRINCIPAL BALANCE/SF                                       $122
 CUT-OFF DATE LTV RATIO                                                68.51%
 MATURITY DATE LTV RATIO                                               58.55%
 UW NCF DSCR                                                            1.31x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)  At closing the borrower deposited $1,500,000 into a lender controlled account to be held as additional collateral for the loan until such funds are disbursed. The funds on deposit in such account may be disbursed in a one time payment upon the satisfaction of the following conditions: (i) no event of default has occurred or is continuing, (ii) the borrower has submitted a written request for disbursement, accompanied by a then-current rent roll for the 200,093 square foot office portion of the Plaza Property which shows that 80% of the total square footage of such office portion is currently occupied by tenants paying rent under leases that are not in default and (iii) the underwritten debt service coverage ratio for the
     Plaza Property is equal to or greater than .90:1.

(2)  At closing the borrower deposited $2,000,000 into a lender controlled account to be held as additional collateral for the loan until Starbucks took occupancy, commenced paying rent and submitted all additional documentation required under the loan documents. On February 24, 2005, all conditions of the disbursement were met and the full amount of the reserve was disbursed to the borrower.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                             1
 LOCATION                                                Huntington Beach, CA
 PROPERTY TYPE                                               Office, Suburban
 SIZE (SF)                                                            275,341
 OCCUPANCY % AS OF MARCH 31, 2005                                       83.6%
 YEAR BUILT / YEAR RENOVATED                                         1985/NAP
 APPRAISED VALUE                                                  $48,900,000
 PROPERTY MANAGEMENT                            Sunrise Real Estate Group LLC
 UW ECONOMIC OCCUPANCY %                                                82.6%
 UW REVENUES                                                       $5,481,192
 UW EXPENSES                                                       $2,158,242
 UW NET OPERATING INCOME (NOI)                                     $3,322,950
 UW NET CASH FLOW (NCF)                                            $3,053,063
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      B-52

--------------------------------------------------------------------------------
                          THE PLAZA AT HUNTINGTON BEACH
--------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------
                                    TENANT SUMMARY
----------------------------------------------------------------------------------------------
                                                                              % OF NET
                                               RATINGS         NET RENTABLE   RENTABLE
              TENANT NAME               FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA
----------------------------------------------------------------------------------------------

 Holiday Spa Health Clubs dba Bally's
  Total Fitness                              NR/Caa1/CCC           42,434        15.4%
 Premier Office Centers, LLC                  NR/NR/NR             15,162         5.5%
 Savin Corporation                            NR/NR/NR             11,426         4.1%
 Starbucks Corporation                        NR/NR/NR             10,850         3.9%
 Declues & Burkett                            NR/NR/NR              7,974         2.9%
                                                                   ------       -----
 Top 5 Tenants                                                     87,846        31.9%

 Non-major Tenants                                                142,231        51.7%

 Vacant Space                                                      45,264        16.4%
                                                                  -------       -----

 COLLATERAL TOTAL                                                 275,341       100.0%
                                                                  =======       =====
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                                                   % OF
                                                                  ACTUAL    DATE OF LEASE
              TENANT NAME               RENT PSF   ACTUAL RENT     RENT      EXPIRATION
----------------------------------------------------------------------------------------------

 Holiday Spa Health Clubs dba Bally's
  Total Fitness                        $ 12.86     $  545,490       11.7%      1/31/06
 Premier Office Centers, LLC           $ 21.24     $  322,041        6.9%     10/31/07
 Savin Corporation                     $ 21.60     $  246,802        5.3%      4/30/06
 Starbucks Corporation                 $ 19.20     $  208,320        4.5%     10/31/09
 Declues & Burkett                     $ 21.00     $  167,454        3.6%      4/30/10
                                       -------     ----------       ----
 Top 5 Tenants                         $ 16.96     $1,490,106       32.0%

 Non-major Tenants                     $ 22.24     $3,163,317       68.0%

 Vacant Space

 COLLATERAL TOTAL
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------


(1)  Certain credit ratings are those of the parent company whether or not the parent company guarantees the lease.



--------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------------------------------------------------
                           WTD. AVG. IN PLACE
             # OF LEASES     BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
    YEAR       ROLLING          ROLLING         ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
--------------------------------------------------------------------------------------------------------------------------

    2005          19            $ 19.11         40,398        14.7%         14.7%           16.6%             16.6%
    2006          19            $ 18.32         91,127        33.1%         47.8%           35.9%             52.5%
    2007          14            $ 21.45         40,044        14.5%         62.3%           18.5%             70.9%
    2008           9            $ 21.50         14,989         5.4%         67.8%            6.9%             77.8%
    2009           4            $ 20.67         22,028         8.0%         75.8%            9.8%             87.6%
    2010           3            $ 21.77         14,156         5.1%         80.9%            6.6%             94.3%
    2011           0            $  0.00              0         0.0%         80.9%            0.0%             94.3%
    2012           0            $  0.00              0         0.0%         80.9%            0.0%             94.3%
    2013           1            $ 21.60            900         0.3%         81.2%            0.4%             94.7%
    2014           2            $ 38.52          6,435         2.3%         83.6%            5.3%            100.0%
    2015           0            $  0.00              0         0.0%          0.0%            0.0%            100.0%
                  --                            ------        ----                         -----
   TOTALS         71                           230,077        83.6%                        100.0%
                                               =======        ====                         =====
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------


                                      B-53

--------------------------------------------------------------------------------
                          THE PLAZA AT HUNTINGTON BEACH
--------------------------------------------------------------------------------

o    THE LOAN. The mortgage loan ("The Plaza Loan") is secured by a first mortgage encumbering an office building and the adjacent retail located in
     Huntington Beach, California ("The Plaza Property"). The Plaza Loan
     represents approximately 2.3% of the initial mortgage pool balance. The
     Plaza Loan was originated on February 10, 2005 and has a principal balance as of the cut-off date of $33,500,000. The Plaza Loan provides for interest-only payments for the first 24 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The Plaza Loan has a remaining term of 117 months and matures on March 5,
     2015. The Plaza Loan may be prepaid on or after October 5, 2014 and permits defeasance with United States government obligations beginning two years after the issue date for the series 2005-C3 certificates.

o    THE BORROWER. The borrower is First Huntington Capital, L.P., a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Plaza Loan. The key principal of the borrower is Joseph Daneshgar, who is the president of the borrower's general partner, First Huntington Capital, Inc., from 1976-1986, he served as Vice President and a director of Property Management
     Diversified Development, Inc., a large private real estate partnership. As
     General Partner of 3D Investments, Mr. Daneshgar has been responsible for the acquisition and disposition of more than 120 real estate projects having an aggregate value in excess of one billion dollars. Since 1976, 3D
     Investments' founders have been purchasing, rehabilitating, managing, and constructing real estate projects. They have created a portfolio of commercial and residential properties throughout California, Arizona, Utah,
     Texas, and South Carolina.

o    THE PROPERTY. The Plaza Property is a 275,341 square foot office and retail complex situated on approximately 6.74 acres. The Plaza Property was constructed in 1985. The Plaza Property is located in Huntington Beach,
     California within the Orange County West submarket. As of March 31, 2005, the occupancy rate for The Plaza Property was approximately 83.6%.

     The largest tenant is Holiday Spa Health Clubs dba Bally's Total Fitness
     ("Bally's") occupying approximately 42,434 square feet, or approximately
     15.4% of the net rentable area. The Bally's lease expires in January 2006.
     Bally's Total Fitness is the largest, and only nationwide, commercial operator of fitness centers, with approximately four million members and nearly 420 facilities located in 29 states, Canada, Asia and the Caribbean.
     Operating under the popular brands Bally Total Fitness, Crunch Fitness,
     Sports Clubs of Canada, Pinnacle Fitness, Bally Sports Clubs, and Gorilla
     Sports, the company enjoys more than 150 million annual visits by members to its facilities. The second largest tenant is Premier Office Centers, LLC
     ("Premier"), occupying approximately 15,162 square feet, or approximately
     5.5% of the net rentable area (per rent roll). The Premier lease expires in
     October 2007. Premier Business Centers was founded in 2002, but has staff and locations that have been servicing executives since 1990. The third largest tenant is Savin Corporation ("Savin"), occupying approximately
     11,426 square feet, or approximately 4.1% of the net rentable area. The
     Savin lease expires in April 2006. A subsidiary of Ricoh Corporation, Savin provides color and black and white printers, copiers, and facsimile machines. Other products include multi-function devices (print, copy, scan, and fax), as well as document management software, shredders, wide-format printers, paper, and related parts and supplies. It also offers software and hardware for managing document equipment over networks. The company serves corporate, education, and government customers in the US. Ricoh
     Corporation, which acquired Savin in 1995, represents Japanese printing and imaging giant Ricoh Company in the Americas.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited by the borrower or property manager into a mortgagee designated lock box account. At any time during the term of The Plaza Loan there is a Cash Management Period, tenants shall be directed to deposit their rents directly into the lock box account, and funds from such account will be swept into a deposit account. A "Cash Management Period" shall commence upon lender giving notice to the clearing bank of the occurrence of any of the following: (i) a default or an event of default, (ii) the finding by lender that less than ninety-five percent (95%) of the rents have been deposited into the clearing account for any calendar month or
     (iii) the failure by borrower, after the end of a calendar quarter, to maintain the debt service coverage ratio of at least 1.05:1. Such Cash
     Management Period will end if for twelve consecutive months since the commencement of the existing Cash Management Period (i) no default has occurred under the loan documents, (ii) no event that would trigger another
     Cash Management Period has occurred, and (iii) the debt service coverage ratio is at least equal to 1.10:1, as applicable.

o    MANAGEMENT. Sunrise Real Estate Group LLC is the property manager for The
     Plaza Property. Sunrise Management, an affiliate of Sunrise Real Estate
     Group, LLC, is a full service commercial real estate management company specializing in the management of office buildings, shopping centers, and apartment buildings. The company presently manages 900,000 square feet of retail, office, and multi-family residential property in the Los Angeles metropolitan area.

                                      B-54

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                                      B-55

--------------------------------------------------------------------------------
                                   ALAMO PLAZA
-------------------------------------------------------------------------------

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                                      B-56

--------------------------------------------------------------------------------
                                   ALAMO PLAZA
-------------------------------------------------------------------------------

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                                      B-57

--------------------------------------------------------------------------------
                                   ALAMO PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           LOAN INFORMATION
--------------------------------------------------------------------------------
 MORTGAGE LOAN SELLER                                                     CGM
 CUT-OFF DATE PRINCIPAL BALANCE                                   $31,500,000
 PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                             2.2%
 NUMBER OF MORTGAGE LOANS                                                   1
 LOAN PURPOSE                                                     Acquisition
 SPONSOR                 Robert M. Behringer, Behringer Harvard Holdings, LLC
 OWNERSHIP INTEREST                                                Fee Simple
 MORTGAGE RATE                                                        5.3950%
 MATURITY DATE                                                 March 11, 2015
 AMORTIZATION TYPE                                         Partial IO/Balloon
 ORIGINAL TERM / AMORTIZATION TERM                                    120/360
 REMAINING TERM / REMAINING AMORTIZATION TERM                         117/360
 LOCKBOX                                                        In-Place Hard

 UP-FRONT RESERVES
  TAX / INSURANCE                                                     Yes/Yes
  TI/LC(1)                                                         $4,225,890

 ONGOING MONTHLY RESERVES
  TAX / INSURANCE                                                     Yes/Yes
  REPLACEMENT                                                          $3,186
  TI/LC(2)                                                             $8,333

 ADDITIONAL FINANCING                                                      No

 CUT-OFF DATE PRINCIPAL BALANCE                                   $31,500,000
 CUT-OFF DATE PRINCIPAL BALANCE/SF                                       $165
 CUT-OFF DATE LTV RATIO                                                75.00%
 MATURITY DATE LTV RATIO                                               69.58%
 UW NCF DSCR                                                            1.23x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1)  At closing, borrower deposited $4,192,571 for general tenant improvements and leasing commissions. In addition, at closing, borrower deposited
     $33,319 for tenant improvements ("Preeo Funds"), in relation to costs incurred by borrower for completing tenant improvements on the Preeo
     Silverman Gree & Egle. P.C. space (as stated in the Preeo Lease). This deposit will be released upon completion of tenant improvements (as provided for in the Preeo Lease) and upon receipt of a clean estoppel.

(2)  On the payment date occurring on April 11, 2010, and each payment date thereafter, borrower shall deposit a monthly amount of $8,333.34 into the
     TI/LC reserve.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 NUMBER OF MORTGAGED PROPERTIES                                             1
 LOCATION                                                          Denver, CO
 PROPERTY TYPE                                                    Office, CBD
 SIZE (SF)                                                            191,151
 OCCUPANCY % AS OF FEBRUARY 15, 2005                                    87.0%
 YEAR BUILT / YEAR RENOVATED                                        1981/2004
 APPRAISED VALUE                                                  $42,000,000
 PROPERTY MANAGEMENT             Behringer Harvard TIC Management Services LP
 UW ECONOMIC OCCUPANCY %                                                87.3%
 UW REVENUES                                                       $4,521,720
 UW EXPENSES                                                       $1,750,878
 UW NET OPERATING INCOME (NOI)                                     $2,770,843
 UW NET CASH FLOW (NCF)                                            $2,602,513
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                      B-58

--------------------------------------------------------------------------------
                                   ALAMO PLAZA
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                TENANT SUMMARY
--------------------------------------------------------------------------------
                                                                      % OF NET
                                       RATINGS         NET RENTABLE   RENTABLE
          TENANT NAME           FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA
--------------------------------------------------------------------------------

 Evergreen Resources, Inc.           NR/Baa3/NR            39,632        20.7%
 Invesco Private Capital            BBB+/A2/BBB+           13,211         6.9%
 J. Walter Thompson USA             BBB/Baa2/BBB+          13,036         6.8%
 Veritas Software Global LLC          NR/NR/BB+            12,181         6.4%
 Brozena & Schaller                   NR/NR/NR              9,232         4.8%
                                                           ------       -----
 Top 5 Tenants                                             87,292        45.7%

 Non-major Tenants                                         79,063        41.4%

 Vacant Space                                              24,796        13.0%
                                                           ------       -----

 COLLATERAL TOTAL                                         191,151       100.0%
                                                          =======       =====
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                           % OF
                                                          ACTUAL    DATE OF LEASE
          TENANT NAME           RENT PSF   ACTUAL RENT     RENT      EXPIRATION
--------------------------------------------------------------------------------

 Evergreen Resources, Inc.     $ 23.14     $  917,280       24.6%      4/30/08
 Invesco Private Capital       $ 26.14     $  345,351        9.3%      4/20/06
 J. Walter Thompson USA        $ 23.25     $  303,087        8.1%      7/14/08
 Veritas Software Global LLC   $ 16.25     $  197,941        5.3%     12/31/09
 Brozena & Schaller            $ 25.94     $  239,444        6.4%      8/31/05
                               -------     ----------       ----
 Top 5 Tenants                 $ 22.95     $2,003,103       53.7%

 Non-major Tenants             $ 21.89     $1,730,318       46.3%

 Vacant Space

 COLLATERAL TOTAL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(1)  Certain credit ratings are those of the parent company or not the parent company guarantees the lease.



----------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------------------------------------------------------------
                           WTD. AVG. IN PLACE
             # OF LEASES     BASE RENT PSF     TOTAL SF   % OF TOTAL    CUMULATIVE %   % OF IN PLACE   CUMULATIVE % OF IN
    YEAR       ROLLING          ROLLING         ROLLING   SF ROLLING   OF SF ROLLING    RENT ROLLING   PLACE RENT ROLLING
----------------------------------------------------------------------------------------------------------------------------

    2005           7            $ 23.95         30,890        16.2%        16.2%            19.8%             19.8%
    2006           3            $ 24.71         20,202        10.6%        26.7%            13.4%             33.2%
    2007           4            $ 20.99         17,363         9.1%        35.8%             9.8%             42.9%
    2008           6            $ 23.12         71,727        37.5%        73.3%            44.4%             87.4%
    2009           4            $ 17.61         22,198        11.6%        84.9%            10.5%             97.8%
    2010           2            $ 20.23          3,975         2.1%        87.0%             2.2%            100.0%
    2011           0            $  0.00              0         0.0%        87.0%             0.0%            100.0%
    2012           0            $  0.00              0         0.0%        87.0%             0.0%            100.0%
    2013           0            $  0.00              0         0.0%        87.0%             0.0%            100.0%
    2014           0            $  0.00              0         0.0%        87.0%             0.0%            100.0%
    2015           0            $  0.00              0         0.0%        87.0%             0.0%            100.0%
                  --                           -------        ----                         -----
   TOTALS         26                           166,355        87.0%                        100.0%
                                               =======        ====                         =====
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------


                                      B-59

--------------------------------------------------------------------------------
                                   ALAMO PLAZA
--------------------------------------------------------------------------------

o    THE LOAN. The subject mortgage loan (the "Alamo Plaza Loan") is secured by a first mortgage encumbering an office building located in Denver, Colorado
     (the "Alamo Plaza Property"). The Alamo Plaza Loan represents approximately
     2.2% of the initial mortgage pool balance. The Alamo Plaza Loan was originated on February 24, 2005 and has a principal balance as of the cut-off date of $31,500,000. The Alamo Plaza Loan provides for interest-only payments for the first 60 months of its term, and thereafter, fixed monthly payments of principal and interest.

     The Alamo Plaza Loan has a remaining term of 117 months and matures on
     March 11, 2015. The Alamo Plaza Loan may be prepaid on or after December
     11, 2014 and permits defeasance with United States government obligations beginning 2 years after the issue date for the series 2005--C3 certificates.

o    THE BORROWERS. The borrowers are a group of limited liability companies, each a special purpose entity, which each hold an undivided interest in the
     Alamo Plaza Property as tenants in common (each a "TIC" and collectively the "Alamo Plaza Borrowers"), of which one TIC is Behringer Harvard Alamo
     H, LLC ("Alamo H"), an affiliate of one or more of Robert M. Behringer,
     Behringer Harvard Holdings, LLC, and Behringer Harvard REIT I, Inc. (the
     "Sponsors"). Legal counsel to the Alamo Plaza Borrowers delivered a non-consolidation opinion in connection with the origination of the Alamo
     Plaza Loan. Each TIC holds its undivided tenant in common interest in the
     Alamo Plaza Property subject to a tenant in common agreement among all of the TICs and a property management agreement with the property manager, which is an affiliate of one or more of the Sponsors. The mortgage loan documents permit, subject to the conditions and requirements thereof, transfers of additional tenant in common interests in the Alamo Plaza
     Property to additional TICs, or transfers by existing TICs of their respective TIC interests, provided that each TIC assumes the Alamo Plaza
     Loan, on a joint and several basis (subject to the limited recourse provisions of the loan documents). In addition, affiliates of one or more of the following entities are required under the related mortgage loan documents to hold at least a 20% tenant in common interest in the Alamo
     Plaza Property: Alamo H, Behringer Harvard Holdings, LLC, Behringer Harvard
     Short-Term Opportunity Funds I, L.P., Behringer Harvard Mid-Term Value
     Enhancement Fund I, L.P., BH Operating Partnership I LP, a Texas limited partnership and/or Behringer Harvard REIT I, Inc. The Sponsors promoted the acquisition of the Alamo Plaza Property and the acquisition by the TICs of tenant in common interests in the Alamo Plaza Property. Robert M. Behringer is Chairman of the Board of Directors and Chief Executive Officer of
     Behringer Harvard REIT I and General Partner of Behringer Harvard
     Short-Term Fund I and Behringer Harvard Mid-Term Fund I. He is also the majority owner, sole manager, Chief Executive Officer and President of
     Behringer Harvard Holdings, the parent corporation of Behringer Harvard
     Funds. Behringer Harvard Funds evolved from the combination of two predecessor companies: Behringer Partners and Harvard Property Trust, Inc.
     These enterprises have sponsored private real estate limited partnerships and private REIT investments since 1989. The company's management has experience in all facets of commercial real estate investment and management in over 24 million square feet of office, retail, industrial, apartment, hotel, and recreational properties.

o    THE PROPERTY. The Alamo Plaza Property is an approximately 191,151 square foot office building situated on approximately 1.15 acres. The Alamo Plaza
     Property was constructed in 1981 and renovated in 2004. The Alamo Plaza
     Property is located in Denver, Colorado, within the Denver, Colorado metropolitan statistical area. As of February 15, 2005, the occupancy rate for the Alamo Plaza Property was approximately 87.0%.

     The largest tenant is Evergreen Resources, Inc. ("Evergreen") occupying approximately 39,632 square feet, or approximately 20.7% of the net rentable area. Evergreen's principal activity is to explore, develop, produce, operate and acquire oil and gas properties. In late 2004,
     Evergreen Resources, Inc. completed a merger in which Evergreen became a wholly-owned subsidiary of Pioneer Natural Resources Company (NYSE: PXD).
     Pioneer is an independent oil and gas exploration company headquartered in
     Irving, Texas. The Evergreen-Pioneer merger expands Pioneer's core asset base of oil reserves and creates a new core area with Evergreen's long-lived natural gas reserves in North America. The Evergreen lease expires in April 2008. As of May 2005, Evergreen was rated "Baa3" by
     Moody's. The second largest tenant is Invesco Private Capital ("Invesco")
     occupying approximately 13,211 square feet, or approximately 6.9% of the net rentable area. Invesco is a subsidiary of Amvescap PLC ("Amvescap"), which is an independent global investment manager, publicly traded in
     London (Headquarters), New York (NYSE: AVZ), Paris, Toronto and Frankfurt.
     Operating principally through the AIM, Invesco, and Atlantic Trust brands,
     Amvescap provides a full range of domestic, international and global investment products. The Invesco lease expires in April 2006. As of May
     2005, Amvescap PLC was rated "BBB+" by Fitch, "A2" by Moody's, and "BBB+"
     by S&P. The third largest

                                      B-60

--------------------------------------------------------------------------------
                                   ALAMO PLAZA
--------------------------------------------------------------------------------

     tenant is J. Walter Thompson USA, ("JWT") occupying approximately 13,036 square feet, or approximately 6.8% of the net rentable area. JWT is the one of the oldest advertising agencies, with its origins in 1864. JWT is a member of WPP Group plc ("WPP"), which purchased the advertising agency in
     1987. WPP, a London-based company, is one of the world's largest communications services groups and advertising and media services conglomerate. The JWT lease expires in July 2008. As of May 2005, WPP was rated "BBB" by Fitch, "Baa2" by Moody's, and "BBB+" by S&P.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a lender designated lock box account, and transferred to a lender-controlled cash management account. Provided no event of default exists under the loan documents, excess cash flow, after funding of current debt service and reserve deposits, is disbursed to or at the direction of the borrower, unless a periodically measured debt service coverage ratio (based upon actual debt service, assuming however that the loan amortization period has commenced) falls below 1.10:1, in which event excess cash flow, after funding of operating expenses, is held by the lender as additional collateral for the loan and disbursed to or at the direction of the borrower if and when such debt service coverage ratio again achieves 1.10:1.

o    MANAGEMENT. Behringer Harvard TIC Management Services LP, an affiliate of one or more of the Sponsors, is the property manager for the Alamo Plaza
     Property. Behringer Harvard TIC Management Services LP is subcontracting with Trammel Crow for day-to-day management and leasing. Founded in 1948,
     Trammell Crow Company is one of the largest diversified commercial real estate services companies in the United States.

                                      B-61

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      B-62

                                     ANNEX C

  DECREMENT TABLES FOR CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-SB, CLASS A-4,
 CLASS A-1A, CLASS A-MFL, CLASS A-MFX, CLASS A-J, CLASS B, CLASS C AND CLASS D
                                  CERTIFICATES

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRs
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                    CLASS A-1



PAYMENT DATE                           0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------

Initial Percentage..................    100.0%   100.0%    100.0%    100.0%     100.0%
June 2006...........................     87.8     87.8      87.8      87.8       87.8
June 2007...........................     73.1     73.1      73.1      73.1       73.1
June 2008...........................     54.8     54.5      54.2      53.7       49.6
June 2009...........................     32.9     31.5      30.1      28.8       27.8
June 2010 and thereafter............      0.0      0.0       0.0       0.0        0.0

Weighted Average Life (in Years)....     2.98     2.90      2.86      2.83       2.79


                                    CLASS A-2



PAYMENT DATE                           0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------

Initial Percentage..................    100.0%   100.0%    100.0%    100.0%    100.0%
June 2006...........................    100.0    100.0     100.0     100.0     100.0
June 2007...........................    100.0    100.0     100.0     100.0     100.0
June 2008...........................    100.0    100.0     100.0     100.0     100.0
June 2009...........................    100.0    100.0     100.0     100.0     100.0
June 2010 and thereafter............      0.0      0.0       0.0       0.0       0.0

Weighted Average Life (in Years)....     4.62     4.61      4.58      4.53      4.24


                                     C-1-1

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRs
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                    CLASS A-3



PAYMENT DATE                           0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------

Initial Percentage..................    100.0%   100.0%    100.0%    100.0%    100.0%
June 2006...........................    100.0    100.0     100.0     100.0     100.0
June 2007...........................    100.0    100.0     100.0     100.0     100.0
June 2008...........................    100.0    100.0     100.0     100.0     100.0
June 2009...........................    100.0    100.0     100.0     100.0     100.0
June 2010...........................    100.0    100.0     100.0     100.0     100.0
June 2011...........................    100.0     98.5      96.5      93.5      77.7
June 2012 and thereafter............      0.0      0.0       0.0       0.0       0.0

Weighted Average Life (in Years)....     6.52     6.50      6.47      6.43      6.12


                                   CLASS A-SB



PAYMENT DATE                           0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------

Initial Percentage..................    100.0%   100.0%    100.0%    100.0%    100.0%
June 2006...........................    100.0    100.0     100.0     100.0     100.0
June 2007...........................    100.0    100.0     100.0     100.0     100.0
June 2008...........................    100.0    100.0     100.0     100.0     100.0
June 2009...........................    100.0    100.0     100.0     100.0     100.0
June 2010...........................     98.6     98.6      98.6      98.6      98.6
June 2011...........................     67.7     68.6      69.7      71.4      80.4
June 2012...........................     47.0     47.0      47.0      47.0      47.0
June 2013...........................     27.5     27.5      27.5      27.5      27.5
June 2014...........................      6.4      6.4       6.4       6.4       6.4
June 2015 and thereafter............      0.0      0.0       0.0       0.0       0.0

Weighted Average Life (in Years)....     6.97     6.97      6.98      6.99      7.04


                                     C-1-2

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRs
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                    CLASS A-4



PAYMENT DATE                          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................   100.0%    100.0%    100.0%    100.0%    100.0%
June 2006..........................   100.0     100.0     100.0     100.0     100.0
June 2007..........................   100.0     100.0     100.0     100.0     100.0
June 2008..........................   100.0     100.0     100.0     100.0     100.0
June 2009..........................   100.0     100.0     100.0     100.0     100.0
June 2010..........................   100.0     100.0     100.0     100.0     100.0
June 2011..........................   100.0     100.0     100.0     100.0     100.0
June 2012..........................   100.0     100.0     100.0     100.0     100.0
June 2013..........................   100.0     100.0     100.0     100.0     100.0
June 2014..........................   100.0     100.0     100.0     100.0     100.0
June 2015 and thereafter...........     0.0       0.0       0.0       0.0       0.0

Weighted Average Life (in Years)...    9.51      9.50      9.48      9.46      9.30


                                   CLASS A-1A



PAYMENT DATE                          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................   100.0%    100.0%    100.0%    100.0%    100.0%
June 2006..........................    99.5      99.5      99.5      99.5      99.5
June 2007..........................    98.5      98.5      98.5      98.5      98.5
June 2008..........................    97.3      97.3      97.3      97.3      97.3
June 2009..........................    96.0      94.0      91.5      87.7      67.8
June 2010..........................    54.5      54.5      54.5      54.5      54.5
June 2011..........................    53.5      53.5      53.5      53.5      53.5
June 2012..........................    41.7      41.7      41.7      41.7      41.7
June 2013..........................    40.8      40.8      40.8      40.8      40.8
June 2014..........................    39.9      39.9      39.9      39.9      39.9
June 2015 and thereafter...........     0.0       0.0       0.0       0.0       0.0

Weighted Average Life (in Years)...    6.69      6.68      6.66      6.64      6.49


                                     C-1-3

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRs
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                   CLASS A-MFL



PAYMENT DATE                          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................   100.0%    100.0%    100.0%    100.0%    100.0%
June 2006..........................   100.0     100.0     100.0     100.0     100.0
June 2007..........................   100.0     100.0     100.0     100.0     100.0
June 2008..........................   100.0     100.0     100.0     100.0     100.0
June 2009..........................   100.0     100.0     100.0     100.0     100.0
June 2010..........................   100.0     100.0     100.0     100.0     100.0
June 2011..........................   100.0     100.0     100.0     100.0     100.0
June 2012..........................   100.0     100.0     100.0     100.0     100.0
June 2013..........................   100.0     100.0     100.0     100.0     100.0
June 2014..........................   100.0     100.0     100.0     100.0     100.0
June 2015 and thereafter...........     0.0       0.0       0.0       0.0       0.0

Weighted Average Life (in Years)...    9.73      9.72      9.71      9.70      9.52


                                   CLASS A-MFX



PAYMENT DATE                          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................   100.0%    100.0%    100.0%    100.0%    100.0%
June 2006..........................   100.0     100.0     100.0     100.0     100.0
June 2007..........................   100.0     100.0     100.0     100.0     100.0
June 2008..........................   100.0     100.0     100.0     100.0     100.0
June 2009..........................   100.0     100.0     100.0     100.0     100.0
June 2010..........................   100.0     100.0     100.0     100.0     100.0
June 2011..........................   100.0     100.0     100.0     100.0     100.0
June 2012..........................   100.0     100.0     100.0     100.0     100.0
June 2013..........................   100.0     100.0     100.0     100.0     100.0
June 2014..........................   100.0     100.0     100.0     100.0     100.0
June 2015 and thereafter...........     0.0       0.0       0.0       0.0       0.0

Weighted Average Life (in Years)...    9.73      9.72      9.71      9.70      9.52


                                     C-1-4

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRs
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                    CLASS A-J



PAYMENT DATE                          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................   100.0%    100.0%    100.0%    100.0%    100.0%
June 2006..........................   100.0     100.0     100.0     100.0     100.0
June 2007..........................   100.0     100.0     100.0     100.0     100.0
June 2008..........................   100.0     100.0     100.0     100.0     100.0
June 2009..........................   100.0     100.0     100.0     100.0     100.0
June 2010..........................   100.0     100.0     100.0     100.0     100.0
June 2011..........................   100.0     100.0     100.0     100.0     100.0
June 2012..........................   100.0     100.0     100.0     100.0     100.0
June 2013..........................   100.0     100.0     100.0     100.0     100.0
June 2014..........................   100.0     100.0     100.0     100.0     100.0
June 2015 and thereafter...........     0.0       0.0       0.0       0.0       0.0

Weighted Average Life (in Years)...    9.79      9.79      9.79      9.77      9.57


                                     CLASS B



PAYMENT DATE                          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................   100.0%    100.0%    100.0%    100.0%    100.0%
June 2006..........................   100.0     100.0     100.0     100.0     100.0
June 2007..........................   100.0     100.0     100.0     100.0     100.0
June 2008..........................   100.0     100.0     100.0     100.0     100.0
June 2009..........................   100.0     100.0     100.0     100.0     100.0
June 2010..........................   100.0     100.0     100.0     100.0     100.0
June 2011..........................   100.0     100.0     100.0     100.0     100.0
June 2012..........................   100.0     100.0     100.0     100.0     100.0
June 2013..........................   100.0     100.0     100.0     100.0     100.0
June 2014..........................   100.0     100.0     100.0     100.0     100.0
June 2015 and thereafter...........     0.0       0.0       0.0       0.0       0.0

Weighted Average Life (in Years)...    9.79      9.79      9.79      9.79      9.63


                                     C-1-5

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRs
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                     CLASS C



PAYMENT DATE                          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................   100.0%    100.0%    100.0%    100.0%    100.0%
June 2006..........................   100.0     100.0     100.0     100.0     100.0
June 2007..........................   100.0     100.0     100.0     100.0     100.0
June 2008..........................   100.0     100.0     100.0     100.0     100.0
June 2009..........................   100.0     100.0     100.0     100.0     100.0
June 2010..........................   100.0     100.0     100.0     100.0     100.0
June 2011..........................   100.0     100.0     100.0     100.0     100.0
June 2012..........................   100.0     100.0     100.0     100.0     100.0
June 2013..........................   100.0     100.0     100.0     100.0     100.0
June 2014..........................   100.0     100.0     100.0     100.0     100.0
June 2015 and thereafter...........     0.0       0.0       0.0       0.0       0.0

Weighted Average Life (in Years)...    9.79      9.79      9.79      9.79      9.63


                                     CLASS D



PAYMENT DATE                          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage.................   100.0%    100.0%    100.0%    100.0%    100.0%
June 2006..........................   100.0     100.0     100.0     100.0     100.0
June 2007..........................   100.0     100.0     100.0     100.0     100.0
June 2008..........................   100.0     100.0     100.0     100.0     100.0
June 2009..........................   100.0     100.0     100.0     100.0     100.0
June 2010..........................   100.0     100.0     100.0     100.0     100.0
June 2011..........................   100.0     100.0     100.0     100.0     100.0
June 2012..........................   100.0     100.0     100.0     100.0     100.0
June 2013..........................   100.0     100.0     100.0     100.0     100.0
June 2014..........................   100.0     100.0     100.0     100.0     100.0
June 2015 and thereafter...........     0.0       0.0       0.0       0.0       0.0

Weighted Average Life (in Years)...    9.79      9.79      9.79      9.79      9.63


                                     C-1-6

                                     ANNEX D

                         FORM OF PAYMENT DATE STATEMENT

                      [THIS PAGE INTENTIONALLY LEFT BLANK]



ABN AMRO                                            CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date: 7/15/2005
LaSalle Bank N.A.                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,               Payment Date:   7/15/2005
135 S. LaSalle Street Suite 1625                               SERIES 2005-C3                              Prior Payment:        N/A
Chicago, IL 60603                                                                                          Next Payment:   8/17/2005
                                                                                                           Record Date:    6/30/2005
                                                        ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                             Analyst:
                                                    REPORTING PACKAGE TABLE OF CONTENTS




------------------------------------------------------------------------------------------------------------------------------------

----------------------------------   -------------------------------------------------------   -------------------------------------

                                                                                     Page(s)
Issue Id:                CCM T05C3                                                   -------   Closing Date:               6/29/2005
Monthly Data File Name:              REMIC Certificate Report                                  First Payment Date:         7/15/2005
            CCM T05C3 YYYYMM 3.zip   Bond Interest Reconciliation                              Assumed Final Payment Date: 5/15/2043
                                     Cash Reconciliation Summary
----------------------------------   15 Month Historical Loan Status Summary                   -------------------------------------
                                     15 Month Historical Payoff/Loss Summary
                                     Historical Collateral Level Prepayment Report
                                     Delinquent Loan Detail
                                     Mortgage Loan Characteristics
                                     Loan Level Detail
                                     Specially Serviced Report
                                     Modified Loan Detail
                                     Realized Loss Detail
                                     Appraisal Reduction Detail
                                     -------------------------------------------------------

     --------------------------------------------------------------------------------------------------------------------------
                                                     PARTIES TO THE TRANSACTION
     --------------------------------------------------------------------------------------------------------------------------
                                      DEPOSITOR: Citigroup Commercial Mortgage Securities Inc.
     UNDERWRITER: Citigroup Global Markets Inc. / IXIS Securities North America Inc. / Deutsche Bank Securities Inc. / Wachovia
                                                        Capital Markets, LLC
                                        MASTER SERVICER: Wachovia Bank, National Association
                                            SPECIAL SERVICER: Allied Capital Corporation
                         RATING AGENCY: Standard & Poor's Rating Services / Moody's Investors Service, Inc.

     --------------------------------------------------------------------------------------------------------------------------

                                 ------------------------------------------------------------------
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                                 ------------------------------------------------------------------
                                 LaSalle Web Site                                  www.etrustee.net
                                 Servicer Website                                  www.wachovia.com
                                 LaSalle Factor Line                                 (800) 246-5761

                                 ------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------




ABN AMRO                                            CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date: 7/15/2005
LaSalle Bank N.A.                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,               Payment Date:   7/15/2005
                                                               SERIES 2005-C3                              Prior Payment:        N/A
WAC:                                                                                                       Next Payment:   8/17/2005
WA Life Term:                                                                                              Record Date:    6/30/2005
WA Amort Term:                                          ABN AMRO ACCT: XX-XXXX-XX-X
Current Index:
Next Index:                                              REMIC CERTIFICATE REPORT




------------------------------------------------------------------------------------------------------------------------------------
           ORIGINAL       OPENING    PRINCIPAL     PRINCIPAL      NEGATIVE      CLOSING      INTEREST     INTEREST     PASS-THROUGH
CLASS   FACE VALUE (1)    BALANCE     PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE    PAYMENT (2)   ADJUSTMENT        RATE
CUSIP     Per 1,000      Per 1,000   Per 1,000     Per 1,000      Per 1,000    Per 1,000    Per 1,000     Per 1,000   Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                  0.00        0.00        0.00           0.00           0.00        0.00          0.00         0.00
====================================================================================================================================
                                                                               Total P&I Payment  0.00
                                                                                                  ====


Notes:  (1)  N denotes notional balance not included in total

        (2)  Accrued Interest plus/minus Interest Adjustment minus Deferred
             Interest equals Interest Payment

        (3)  Estimated



ABN AMRO                                            CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date: 7/15/2005
LaSalle Bank N.A.                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,               Payment Date:   7/15/2005
                                                              SERIES 2005-C3                               Prior Payment:        N/A
                                                                                                           Next Payment:   8/17/2005
                                                                                                           Record Date:    6/30/2005
                                                       ABN AMRO ACCT: XX-XXXX-XX-X

                                                       BOND INTEREST RECONCILIATION




----------------------------------------------------------------------------------------------------------------------------------
                                                          Deductions                                Additions
                                             --------------------------------  ---------------------------------------------------
          Accrual                 Accrued                Deferred &               Prior      Int Accrual    Prepay-       Other
       ------------  Pass Thru  Certificate  Allocable    Accretion  Interest  Int. Short-    on prior        ment      Interest
Class  Method  Days     Rate      Interest      PPIS      Interest   Loss/Exp   falls Due   Shortfall (3)  Penalties  Proceeds (1)
----------------------------------------------------------------------------------------------------------------------------------

                                --------------------------------------------------------------------------------------------------
                                       0.00        0.00        0.00      0.00         0.00                      0.00          0.00
==================================================================================================================================

----------------------------------------------------------------------------------

                                                 Remaining
       Distributable  Interest  Current Period  Outstanding      Credit Support
        Certificate    Payment   (Shortfall)/     Interest   ---------------------
Class   Interest (2)   Amount      Recovery      Shortfalls  Original  Current (4)
----------------------------------------------------------------------------------

       ----------------------------------------------------
                0.00      0.00                         0.00
==================================================================================


(1)  Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Distributable Interest of the bonds.

(2)  Accrued - Deductions + Additional Interest.

(3)  Where applicable.

(4)  Determined as follows: (A) the ending balance of all the classes less (B)
     the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).



ABN AMRO                                            CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date: 7/15/2005
LaSalle Bank N.A.                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,               Payment Date:   7/15/2005
                                                              SERIES 2005-C3                               Prior Payment:        N/A
                                                                                                           Next Payment:   8/17/2005
                                                                                                           Record Date:    6/30/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                     CASH RECONCILIATION SUMMARY




------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------  ---------------------------------------  -------------------------------------------
               INTEREST SUMMARY                            PRINCIPAL SUMMARY                         SERVICING FEE SUMMARY
----------------------------------------------  ---------------------------------------  -------------------------------------------

Current Scheduled Interest                      SCHEDULED PRINCIPAL:                     Current Servicing Fees
Less Deferred Interest                          Current Scheduled Principal              Plus Fees Advanced for PPIS
Less PPIS Reducing Scheduled Int                Advanced Scheduled Principal             Less Reduction for PPIS
Plus Gross Advance Interest                     ---------------------------------------  Plus Delinquent Servicing Fees
Less ASER Interest Adv Reduction                Scheduled Principal                      -------------------------------------------
Less Other Interest Not Advanced                ---------------------------------------  Total Servicing Fees
Less Other Adjustment                           UNSCHEDULED PRINCIPAL:                   -------------------------------------------
----------------------------------------------  Curtailments
Total                                           Advanced Scheduled Principal             -------------------------------------------
----------------------------------------------  Liquidation Proceeds                                      PPIS SUMMARY
UNSCHEDULED INTEREST:                           Repurchase Proceeds                      -------------------------------------------
----------------------------------------------  Other Principal Proceeds                 Gross PPIS
Prepayment Penalties                            ---------------------------------------  Reduced by PPIE
Yield Maintenance Penalties                     Total Unscheduled Principal              Reduced by Shortfalls in Fees
Other Interest Proceeds                         ---------------------------------------  Reduced by Other Amounts
----------------------------------------------  Remittance Principal                     -------------------------------------------
Total                                           ---------------------------------------  PPIS Reducing Scheduled Interest
----------------------------------------------  Remittance P&I Due Trust                 -------------------------------------------
Less Fees Paid to Servicer                      ---------------------------------------  PPIS Reducing Servicing Fee
Less Fee Strips Paid by Servicer                Remittance P&I Due Certs                 -------------------------------------------
----------------------------------------------  ---------------------------------------  PPIS Due Certificate
LESS FEES & EXPENSES PAID BY/TO SERVICER                                                 -------------------------------------------
----------------------------------------------  ---------------------------------------
Special Servicing Fees                                    POOL BALANCE SUMMARY           -------------------------------------------
Workout Fees                                    ---------------------------------------   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
Liquidation Fees                                                        Balance   Count  -------------------------------------------
Interest Due Serv on Advances                   ---------------------------------------                        Principal   Interest
Non Recoverable Advances                        Beginning Pool                           -------------------------------------------
Misc. Fees & Expenses                           Scheduled Principal                      Prior Outstanding
----------------------------------------------  Unscheduled Principal                    Plus Current Period
Plus Trustee Fees Paid by Servicer              Deferred Interest                        Less Recovered
----------------------------------------------  Liquidations                             Less Non Recovered
Total Unscheduled Fees & Expenses               Repurchases                              -------------------------------------------
----------------------------------------------  ---------------------------------------  Ending Outstanding
Total Interest Due Trust                        Ending Pool                              -------------------------------------------
----------------------------------------------  ---------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
----------------------------------------------
Trustee Fee
Fee Strips
Misc. Fees
Interest Reserve Withholding
Plus Interest Reserve Deposit
----------------------------------------------
Total
----------------------------------------------
Total Interest Due Certs
----------------------------------------------

====================================================================================================================================




ABN AMRO                                            CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date: 7/15/2005
LaSalle Bank N.A.                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,               Payment Date:   7/15/2005
                                                               SERIES 2005-C3                              Prior Payment:        N/A
                                                                                                           Next Payment:   8/17/2005
                                                                                                           Record Date:    6/30/2005
                                                        ABN AMRO ACCT: XX-XXXX-XX-X

                                     ASSET BACKED FACTS ~15 MONTH HISTORICAL LOAN STATUS SUMMARY




------------  ----------------------------------------------------------------------------
                                      Delinquency Aging Categories
              ----------------------------------------------------------------------------
              Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months  Foreclosure      REO
Distribution  ----------------------------------------------------------------------------
    Date       #    Balance      #   Balance      #   Balance     #   Balance  #   Balance
============  ============================================================================

  07/15/05
------------  ----------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------

------------  ----------------------------------------------------------------------------

============  ============================================================================

------------  -----------------------------------------------
                        Special Event Categories (1)
              -----------------------------------------------
              Modifications  Specially Serviced   Bankruptcy
Distribution  -----------------------------------------------
    Date        #   Balance      #   Balance      #   Balance
============  ===============================================

  07/15/05
------------  -----------------------------------------------

------------  -----------------------------------------------

------------  -----------------------------------------------

------------  -----------------------------------------------

------------  -----------------------------------------------

------------  -----------------------------------------------

------------  -----------------------------------------------

------------  -----------------------------------------------

------------  -----------------------------------------------

------------  -----------------------------------------------

------------  -----------------------------------------------

------------  -----------------------------------------------

------------  -----------------------------------------------

------------  -----------------------------------------------

------------  -----------------------------------------------

============  ===============================================


(1)  Modification, Specially Serviced & Bankruptcy Totals are Included in the
     Appropriate Delinquency Aging Category.



ABN AMRO                                            CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date: 7/15/2005
LaSalle Bank N.A.                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,               Payment Date:   7/15/2005
                                                              SERIES 2005-C3                               Prior Payment:        N/A
                                                                                                           Next Payment:   8/17/2005
                                                                                                           Record Date:    6/30/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                     ASSET BACKED FACTS ~15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY




------------  --------------------------------------------------------------------------------------------------------
              Ending Pool (1)   Payoffs (2)   Penalties   Appraisal Reduct. (2)  Liquidations (2)  Realized Losses (2)
Distribution  --------------------------------------------------------------------------------------------------------
    Date         #   Balance    #   Balance   #   Amount        #   Balance         #   Balance         #   Amount
------------  --------------------------------------------------------------------------------------------------------

  07/15/05
------------  --------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------

------------  --------------------------------------------------------------------------------------------------------

============  ========================================================================================================

------------  ----------------------------------
              Remaining Term  Curr Weighted Avg.
Distribution  ----------------------------------
    Date       Life  Amort.      Coupon  Remit
------------  ----------------------------------

  07/15/05
------------  ----------------------------------

------------  ----------------------------------

------------  ----------------------------------

------------  ----------------------------------

------------  ----------------------------------

------------  ----------------------------------

------------  ----------------------------------

------------  ----------------------------------

------------  ----------------------------------

------------  ----------------------------------

------------  ----------------------------------

------------  ----------------------------------

------------  ----------------------------------

------------  ----------------------------------

------------  ----------------------------------

============  ==================================


(1)  Percentage based on pool as of cutoff.

(2)  Percentage based on pool as of beginning of period.



ABN AMRO                                            CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date: 7/15/2005
LaSalle Bank N.A.                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,               Payment Date:   7/15/2005
                                                               SERIES 2005-C3                              Prior Payment:        N/A
                                                                                                           Next Payment:   8/17/2005
                                                                                                           Record Date:    6/30/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT




-------------------   ---------------------------------   ---------------------   ---------------------
Disclosure   Payoff   Initial          Payoff   Penalty   Prepayment   Maturity   Property   Geographic
 Control #   Period   Balance   Type   Amount    Amount      Date        Date        Type     Location
-------------------   ---------------------------------   ---------------------   ---------------------

===================   =================================   =====================   =====================
                      CURRENT               0         0
                      CUMULATIVE
                                       ================




ABN AMRO                                            CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date: 7/15/2005
LaSalle Bank N.A.                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,               Payment Date:   7/15/2005
                                                               SERIES 2005-C3                              Prior Payment:        N/A
                                                                                                           Next Payment:   8/17/2005
                                                                                                           Record Date:    6/30/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                       DELINQUENT LOAN DETAIL




---------------------------------------------------------------------------------------------------------------------------------
             Paid                 Outstanding   Out. Property                        Special
Disclosure   Thru   Current P&I       P&I         Protection        Advance          Servicer     Foreclosure   Bankruptcy    REO
 Control #   Date     Advance      Advances**      Advances     Description (1)   Transfer Date       Date         Date      Date
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
A. P&I Advance - Loan in Grace Period                1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but < 1 month delinq   2. P&I Advance - Loan delinquent 2 months

3. P&I Advance - Loan delinquent 3 months or More    5. Prepaid in Full
4. Matured Balloon/Assumed Scheduled Payment         6. Specially  Serviced

7. P&I Advance (Foreclosure)   9. REO    11. Modification
8. P&I Advance (REO)           10. DPO
---------------------------------------------------------------------------------------------------------------------------------


**   Outstanding P&I Advances include the current period P&I Advance



ABN AMRO                  CITIGROUP COMMERCIAL MORTGAGE TRUST        Statement Date: 7/15/2005
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:   7/15/2005
                                     SERIES 2005-C3                  Prior Payment:        N/A
                                                                     Next Payment:   8/17/2005
                                                                     Record Date:    6/30/2005
                             ABN AMRO ACCT: XX-XXXX-XX-X

                            MORTGAGE LOAN CHARACTERISTICS


                 DISTRIBUTION OF PRINCIPAL BALANCES
----------------------------------------------------------------------
                                                    Weighted Average
Current Scheduled    # of   Scheduled     % of    --------------------
     Balances       Loans    Balance    Balance   Term   Coupon   DSCR
----------------------------------------------------------------------

----------------------------------------------------------------------
                        0           0     0.00%
======================================================================
Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance

         DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
---------------------------------------------------------------------
                                                   Weighted Average
Fully Amortizing    # of   Scheduled     % of    --------------------
 Mortgage Loans    Loans    Balance    Balance   Term   Coupon   DSCR
---------------------------------------------------------------------

---------------------------------------------------------------------
                       0           0     0.00%
=====================================================================
                                       Minimum Remaining Term
                                       Maximum Remaining Term

            DISTRIBUTION OF MORTGAGE INTEREST RATES
---------------------------------------------------------------------
                                                   Weighted Average
Current Mortgage    # of   Scheduled     % of    --------------------
  Interest Rate    Loans    Balance    Balance   Term   Coupon   DSCR
---------------------------------------------------------------------

---------------------------------------------------------------------
                       0           0     0.00%
=====================================================================
Minimum Mortgage Interest Rate   10.0000%
Maximum Mortgage Interest Rate   10.0000%

              DISTRIBUTION OF REMAINING TERM (BALLOON)
-------------------------------------------------------------------
                                                 Weighted Average
    Balloon       # of   Scheduled     % of    --------------------
Mortgage Loans   Loans    Balance    Balance   Term   Coupon   DSCR
-------------------------------------------------------------------
 0    to    60
 61   to   120
121   to   180
181   to   240
241   to   360
-------------------------------------------------------------------
                     0           0     0.00%
===================================================================
Minimum Remaining Term   0
Maximum Remaining Term   0



ABN AMRO                  CITIGROUP COMMERCIAL MORTGAGE TRUST        Statement Date:
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:
                                     SERIES 2005-C3                  Prior Payment:
                                                                     Next Payment:
                                                                     Record Date:
                             ABN AMRO ACCT: XX-XXXX-XX-X

                            MORTGAGE LOAN CHARACTERISTICS


                  DISTRIBUTION OF DSCR (CURRENT)
----------------------------------------------------------------
 Debt Service     # of   Scheduled     % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   DSCR
----------------------------------------------------------------

----------------------------------------------------------------
                     0           0     0.00%
================================================================
Maximum DSCR   0.000
Minimum DSCR   0.000

                 DISTRIBUTION OF DSCR (CUTOFF)
----------------------------------------------------------------
 Debt Service     # of   Scheduled     % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   DSCR
----------------------------------------------------------------

----------------------------------------------------------------
                     0           0     0.00%
================================================================
Maximum DSCR   0.000
Minimum DSCR   0.000

                      GEOGRAPHIC DISTRIBUTION
---------------------------------------------------------------------
                       # of   Scheduled     % of
Geographic Location   Loans    Balance    Balance   WAMM   WAC   DSCR
---------------------------------------------------------------------

---------------------------------------------------------------------
                          0                 0.00%
=====================================================================



ABN AMRO                  CITIGROUP COMMERCIAL MORTGAGE TRUST        Statement Date:
LaSalle Bank N.A.   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,   Payment Date:
                                     SERIES 2005-C3                  Prior Payment:
                                                                     Next Payment:
                                                                     Record Date:
                             ABN AMRO ACCT: XX-XXXX-XX-X

                            MORTGAGE LOAN CHARACTERISTICS


                DISTRIBUTION OF PROPERTY TYPES
----------------------------------------------------------------
                  # of   Scheduled     % of
Property Types   Loans    Balance    Balance   WAMM   WAC   DSCR
----------------------------------------------------------------

----------------------------------------------------------------
                     0           0     0.00%
================================================================

                  DISTRIBUTION OF AMORTIZATION TYPE
-------------------------------------------------------------------
                     # of   Scheduled     % of
Amortization Type   Loans    Balance    Balance   WAMM   WAC   DSCR
-------------------------------------------------------------------

-------------------------------------------------------------------

===================================================================

                DISTRIBUTION OF LOAN SEASONING
-----------------------------------------------------------------
                   # of   Scheduled     % of
Number of Years   Loans    Balance    Balance   WAMM   WAC   DSCR
-----------------------------------------------------------------

-----------------------------------------------------------------
                      0           0     0.00%
=================================================================

             DISTRIBUTION OF YEAR LOANS MATURING
---------------------------------------------------------------
                 # of   Scheduled     % of
     Year       Loans    Balance    Balance   WAMM   WAC   DSCR
---------------------------------------------------------------
     2003
     2004
     2005
     2006
     2007
     2008
     2009
     2010
     2011
     2012
     2013
2014 & Longer
---------------------------------------------------------------
                    0           0     0.00%
===============================================================



ABN AMRO                                            CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date: 7/15/2005
LaSalle Bank N.A.                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,               Payment Date:   7/15/2005
                                                               SERIES 2005-C3                              Prior Payment:        N/A
                                                                                                           Next Payment:   8/17/2005
                                                                                                           Record Date:    6/30/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                          LOAN LEVEL DETAIL




-------------------------------------------------------------------------------------------------------------
                                                   Operating                Ending
Disclosure         Property                        Statement   Maturity   Principal   Note   Scheduled   Mod.
 Control #   Grp     Type     State   DSCR   NOI      Date       Date      Balance    Rate      P&I      Flag
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                              W/Avg   0.00     0                                  0                  0
=============================================================================================================

-------------------------------------------------------------
              Spec.           Loan           Prepayment
Disclosure    Serv   ASER    Status   -----------------------
 Control #    Flag   Flag   Code(1)   Amount   Penalty   Date
-------------------------------------------------------------

-------------------------------------------------------------
                                           0         0
=============================================================
*    NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:   A. P&I Adv - in Grace Period      1. P&I Adv - delinquent 1 month    3. P&I Adv - delinquent 3+ months
              B. P&I Adv - < one month delinq   2. P&I Adv - delinquent 2 months   4. Mat. Balloon/Assumed P&I

              5. Prepaid in Full      7. Foreclosure   9. REO    11. Modification
              6. Specially Serviced   8. Bankruptcy    10. DPO
------------------------------------------------------------------------------------------------------------------------------------




ABN AMRO                                            CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date: 7/15/2005
LaSalle Bank N.A.                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,               Payment Date:   7/15/2005
                                                               SERIES 2005-C3                              Prior Payment:        N/A
                                                                                                           Next Payment:   8/17/2005
                                                                                                           Record Date:    6/30/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL




---------------------   -----------   ------------------   --------------------------------   ----------------   -----------------
                                            Balance                          Remaining Term
Disclosure   Transfer   Loan Status   ------------------   Note   Maturity   --------------   Property                         NOI
 Control #     Date       Code (1)    Scheduled   Actual   Rate     Date      Life   Amort.     Type     State   NOI   DSCR   Date
---------------------   -----------   ------------------   --------------------------------   ----------------   -----------------

=====================   ===========   ==================   ================================   ================   =================

(1) Legend:   A. P&I Adv - in Grace Period      1. P&I Adv - delinquent 1 month    3. P&I Adv - delinquent 3+ months
              B. P&I Adv - < one month delinq   2. P&I Adv - delinquent 2 months   4. Mat. Balloon/Assumed P&I

5. Prepaid in Full       7. Foreclosure   9. REO    11. Modification
6. Specially  Serviced   8. Bankruptcy    10. DPO
----------------------------------------------------------------------------------------------------------------------------------




ABN AMRO                                             CITIGROUP COMMERCIAL MORTGAGE TRUST                   Statement Date: 7/15/2005
LaSalle Bank N.A.                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,               Payment Date:   7/15/2005
                                                               SERIES 2005-C3                              Prior Payment:        N/A
                                                                                                           Next Payment:   8/17/2005
                                                                                                           Record Date:    6/30/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS




----------------------------------------------------------------------------------------------------------------------------------
Disclosure   Resolution
 Control #    Strategy                                                     Comments
----------------------------------------------------------------------------------------------------------------------------------

==================================================================================================================================




ABN AMRO                                            CITIGROUP COMMERCIAL MORTGAGE TRUST                    Statement Date: 7/15/2005
LaSalle Bank N.A.                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,               Payment Date:   7/15/2005
                                                               SERIES 2005-C3                              Prior Payment:        N/A
                                                                                                           Next Payment:   8/17/2005
                                                                                                           Record Date:    6/30/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                        MODIFIED LOAN DETAIL




==================================================================================================================================
                             Cutoff    Modified
Disclosure   Modification   Maturity   Maturity                                     Modification
Control #        Date         Date       Date                                        Description
----------------------------------------------------------------------------------------------------------------------------------

==================================================================================================================================




ABN AMRO                                           CITIGROUP COMMERCIAL MORTGAGE TRUST                     Statement Date: 7/15/2005
LaSalle Bank N.A.                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,               Payment Date:   7/15/2005
                                                               SERIES 2005-C3                              Prior Payment:        N/A
                                                                                                           Next Payment:   8/17/2005
                                                                                                           Record Date:    6/30/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                        REALIZED LOSS DETAIL




===========================================================================================
                                                     Beginning               Gross Proceeds
                Disclosure   Appraisal   Appraisal   Scheduled     Gross        as a % of
Period           Control #      Date       Value      Balance    Proceeds   Sched Principal
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
CURRENT TOTAL                                             0.00       0.00
CUMULATIVE                                                0.00       0.00
===========================================================================================

=====================================================================
                  Aggregate       Net        Net Proceeds
                Liquidation   Liquidation      as a % of     Realized
Period           Expenses *     Proceeds    Sched. Balance     Loss
---------------------------------------------------------------------

---------------------------------------------------------------------
CURRENT TOTAL          0.00          0.00                        0.00
CUMULATIVE             0.00          0.00                        0.00
=====================================================================


*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.



ABN AMRO                                           CITIGROUP COMMERCIAL MORTGAGE TRUST                     Statement Date: 7/15/2005
LaSalle Bank N.A.                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,               Payment Date:   7/15/2005
                                                               SERIES 2005-C3                              Prior Payment:        N/A
                                                                                                           Next Payment:   8/17/2005
                                                                                                           Record Date:    6/30/2005
                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                     APPRAISAL REDUCTION DETAIL




---------------------  ------------------------------------  ------------------------------  ---------------  ----  -----------
                                                                             Remaining Term                          Appraisal
Disclosure  Appraisal  Scheduled    ARA   Current P&I        Note  Maturity  --------------  Property               -----------
 Control #  Red. Date   Balance   Amount    Advance    ASER  Rate    Date     Life  Amort.     Type    State  DSCR  Value  Date
---------------------  ------------------------------------  ------------------------------  ---------------  ----  -----------

=====================  ====================================  ==============================  ===============  ====  ===========


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                                     ANNEX E

                             REFERENCE RATE SCHEDULE

                   Class XP                         Class XP
Payment Date*   Reference Rate   Payment Date*   Reference Rate
-------------   --------------   -------------   --------------

----------
*Assumes each payment date always occurs on the ___ of the month.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX F

                         CLASS XP TOTAL NOTIONAL AMOUNT

                                       F-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX G

                  CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE



                     Class A-SB                                    Class A-SB
Payment Date  Planned Principal Balance        Payment Date  Planned Principal Balance
------------  -------------------------  ----  ------------  -------------------------

  7/15/2005         92,945,000.00                3/15/2010         92,945,000.00
  8/15/2005         92,945,000.00                4/15/2010         92,945,000.00
  9/15/2005         92,945,000.00                5/15/2010         92,944,273.20
 10/15/2005         92,945,000.00                6/15/2010         91,619,309.60
 11/15/2005         92,945,000.00                7/15/2010         90,158,186.47
 12/15/2005         92,945,000.00                8/15/2010         88,820,100.68
  1/15/2006         92,945,000.00                9/15/2010         87,475,713.14
  2/15/2006         92,945,000.00               10/15/2010         85,995,684.81
  3/15/2006         92,945,000.00               11/15/2010         84,637,994.31
  4/15/2006         92,945,000.00               12/15/2010         71,494,700.78
  5/15/2006         92,945,000.00                1/15/2011         70,167,286.38
  6/15/2006         92,945,000.00                2/15/2011         68,833,622.17
  7/15/2006         92,945,000.00                3/15/2011         67,114,198.69
  8/15/2006         92,945,000.00                4/15/2011         65,766,155.93
  9/15/2006         92,945,000.00                5/15/2011         64,285,725.53
 10/15/2006         92,945,000.00                6/15/2011         62,924,363.99
 11/15/2006         92,945,000.00                7/15/2011         61,430,970.33
 12/15/2006         92,945,000.00                8/15/2011         60,056,166.10
  1/15/2007         92,945,000.00                9/15/2011         58,674,888.57
  2/15/2007         92,945,000.00               10/15/2011         57,162,110.23
  3/15/2007         92,945,000.00               11/15/2011         56,162,110.23
  4/15/2007         92,945,000.00               12/15/2011         55,162,110.23
  5/15/2007         92,945,000.00                1/15/2012         54,162,110.23
  6/15/2007         92,945,000.00                2/15/2012         53,162,088.47
  7/15/2007         92,945,000.00                3/15/2012         51,589,623.78
  8/15/2007         92,945,000.00                4/15/2012         46,474,885.96
  9/15/2007         92,945,000.00                5/15/2012         45,011,012.49
 10/15/2007         92,945,000.00                6/15/2012         43,655,561.02
 11/15/2007         92,945,000.00                7/15/2012         42,178,808.53
 12/15/2007         92,945,000.00                8/15/2012         40,810,002.47
  1/15/2008         92,945,000.00                9/15/2012         39,434,742.60
  2/15/2008         92,945,000.00               10/15/2012         37,938,708.80
  3/15/2008         92,945,000.00               11/15/2012         36,549,909.76
  4/15/2008         92,945,000.00               12/15/2012         35,040,697.28
  5/15/2008         92,945,000.00                1/15/2013         33,554,899.57
  6/15/2008         92,945,000.00                2/15/2013         32,062,489.11
  7/15/2008         92,945,000.00                3/15/2013         30,223,745.19
  8/15/2008         92,945,000.00                4/15/2013         28,716,410.54
  9/15/2008         92,945,000.00                5/15/2013         27,089,600.56
 10/15/2008         92,945,000.00                6/15/2013         25,568,272.53
 11/15/2008         92,945,000.00                7/15/2013         23,927,841.78
 12/15/2008         92,945,000.00                8/15/2013         22,392,389.97
  1/15/2009         92,945,000.00                9/15/2013         20,850,090.91
  2/15/2009         92,945,000.00               10/15/2013         19,189,247.25
  3/15/2009         92,945,000.00               11/15/2013         17,632,628.99
  4/15/2009         92,945,000.00               12/15/2013         15,957,847.41
  5/15/2009         92,945,000.00                1/15/2014         14,386,776.50
  6/15/2009         92,945,000.00                2/15/2014         12,808,690.12
  7/15/2009         92,945,000.00                3/15/2014         10,891,925.14
  8/15/2009         92,945,000.00                4/15/2014          9,298,141.56
  9/15/2009         92,945,000.00                5/15/2014          7,587,185.14
 10/15/2009         92,945,000.00                6/15/2014          5,978,602.55
 11/15/2009         92,945,000.00                7/15/2014          4,253,241.21
 12/15/2009         92,945,000.00                8/15/2014          2,629,721.69
  1/15/2010         92,945,000.00                9/15/2014            998,939.00
  2/15/2010         92,945,000.00               10/15/2014                     0


                                       G-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX H

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Citigroup Commercial
Mortgage Trust 2005-C3, Commercial Mortgage Pass-Through Certificates, Series
2005-C3, Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A,
Class A-MFL, Class A-MFX, Class A-J, Class B, Class C and Class D, will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

                                      H-1

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-

                                      H-2

day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or
Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of
Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
          Euroclear accounts, in accordance with the clearing system's customary procedures;

     o    borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

     1.   from a non-U.S. holder that is classified as a corporation for U.S.
          federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
          Form W-8BEN (or any successor form);

     2.   from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form
          W-8ECI (or any successor form);

     3.   from a non-U.S. holder that is classified as a partnership for U.S.
          federal income tax purposes, a duly completed and executed IRS Form
          W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is

                                      H-3

          recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4.   from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
               Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

               (i)  stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the
                    qualified intermediary is created, incorporated or governed;

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under
                    section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations;

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified
                    intermediary; and

               (iv) providing any other information, certifications, or
                    statements that may be required by the IRS Form W-8IMY or
                    accompanying instructions in addition to, or in lieu of, the information and certifications described in section
                    1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
                    Regulations; or

          (b)  if the intermediary is not a qualified intermediary (a
               "nonqualified intermediary"), a duly completed and executed IRS
               Form W-8IMY (or any successor or substitute form):

               (i)  stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed;

               (ii) certifying that the nonqualified intermediary is not acting for its own account;

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to
                    substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners; and

               (iv) providing any other information, certifications or
                    statements that may be required by the IRS Form W-8IMY or
                    accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in
                    section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury
                    Regulations; or

     5.   from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any
          non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

                                      H-4

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

     o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S.
          holder;

     o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o    can be treated as an "exempt recipient" within the meaning of section
          1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
          corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                      H-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                 CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.,
                                  THE DEPOSITOR

             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     Our name is Citigroup Commercial Mortgage Securities Inc. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See
"Method of Distribution."

--------------------------------------------------------------------------------
       THE OFFERED CERTIFICATES:                   THE TRUST ASSETS:

The offered certificates will be        The assets of each of our trusts will
issuable in series. Each series of      include--
offered certificates will--
                                        o    mortgage loans secured by first
o    have its own series designation,        and junior liens on, or security
                                             interests in, various interests
o    consist of one or more classes          in commercial and multifamily
     with various payment                    real properties,
     characteristics,
                                        o    mortgage-backed securities that
o    evidence beneficial ownership           directly or indirectly evidence
     interests in a trust established        interests in, or are directly or
     by us, and                              indirectly secured by, those
                                             types of mortgage loans, or
o    be payable solely out of the
     related trust assets.              o    some combination of those types
                                             of mortgage loans and
     No governmental agency or               mortgage-backed securities.
instrumentality will insure or
guarantee payment on the offered             Trust assets may also include
certificates. Neither we nor any of     letters of credit, surety bonds,
our affiliates are responsible for      insurance policies, guarantees,
making payments on the offered          reserve funds, guaranteed investment
certificates if collections on the      contracts, interest rate exchange
related trust assets are insufficient.  agreements, interest rate cap or floor agreements, currency exchange
                                        agreements, or other similar
                                        instruments and agreements.
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     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

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     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 14 IN THIS
PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT,
PRIOR TO INVESTING.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
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                  The date of this prospectus is June 6, 2005.

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.
In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Room, 450 Fifth Street, NW, Washington, D.C. 20549. The
public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet

                                        2

website that contains reports and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at
388 Greenwich Street, New York, New York 10013, Attention: Secretary, or by
telephone at 212-816-6000.

                                        3

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                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE....................   Citigroup Commercial Mortgage Securities Inc.
                                 is a Delaware corporation. Our principal
                                 offices are located at 388 Greenwich Street,
                                 New York, New York 10013. Our main telephone
                                 number is 212-816-6000. We are an indirect,
                                 wholly-owned subsidiary of Citigroup Global
                                 Markets Holdings Inc. and an affiliate of
                                 Citigroup Global Markets Inc. See "Citigroup
                                 Commercial Mortgage Securities Inc."

THE SECURITIES BEING OFFERED..   The securities that will be offered by this
                                 prospectus and the related prospectus
                                 supplements consist of mortgage pass-through
                                 certificates. These certificates will be issued
                                 in series, and each series will, in turn,
                                 consist of one or more classes. Each class of
                                 offered certificates must, at the time of
                                 issuance, be assigned an investment grade
                                 rating by at least one nationally recognized
                                 statistical rating organization. Typically, the
                                 four highest rating categories, within which
                                 there may be sub-categories or gradations to
                                 indicate relative standing, signify investment
                                 grade. See "Rating."

                                 Each series of offered certificates will
                                 evidence beneficial ownership interests in a
                                 trust established by us and containing the
                                 assets described in this prospectus and the
                                 related prospectus supplement.

THE OFFERED CERTIFICATES MAY
BE ISSUED WITH OTHER
CERTIFICATES..................   We may not publicly offer all the mortgage
                                 pass-through certificates evidencing interests
                                 in one of our trusts. We may elect to retain
                                 some of those certificates, to place some
                                 privately with institutional investors or to
                                 deliver some to the applicable seller as
                                 partial consideration for the related mortgage
                                 assets. In addition, some of those certificates
                                 may not satisfy the rating requirement for
                                 offered certificates described under "--The
                                 Securities Being Offered" above.

THE GOVERNING DOCUMENTS.......   In general, a pooling and servicing agreement
                                 or other similar agreement or collection of
                                 agreements will govern, among other things--

                                 o    the issuance of each series of offered
                                      certificates,

                                 o    the creation of and transfer of assets to
                                      the related trust, and

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                                        4

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                                 o    the servicing and administration of those
                                      assets.

                                 The parties to the governing document(s) for a
                                 series of offered certificates will always
                                 include us and a trustee. We will be
                                 responsible for establishing the trust relating
                                 to each series of offered certificates. In
                                 addition, we will transfer or arrange for the
                                 transfer of the initial trust assets to that
                                 trust. In general, the trustee for a series of
                                 offered certificates will be responsible for,
                                 among other things, making payments and
                                 preparing and disseminating various reports to
                                 the holders of those offered certificates.

                                 If the trust assets for a series of offered
                                 certificates include mortgage loans, the
                                 parties to the governing document(s) will also
                                 include--

                                 o    a master servicer that will generally be
                                      responsible for performing customary
                                      servicing duties with respect to those
                                      mortgage loans that are not defaulted,
                                      nonperforming or otherwise problematic in
                                      any material respect, and

                                 o    a special servicer that will generally be
                                      responsible for servicing and
                                      administering those mortgage loans that
                                      are defaulted, nonperforming or otherwise
                                      problematic in any material respect and
                                      real estate assets acquired as part of the
                                      related trust with respect to defaulted
                                      mortgage loans.

                                 The same person or entity, or affiliated
                                 entities, may act as both master servicer and
                                 special servicer for any trust.

                                 If the trust assets for a series of offered
                                 certificates include mortgage-backed
                                 securities, the parties to the governing
                                 document(s) may also include a manager that
                                 will be responsible for performing various
                                 administrative duties with respect to those
                                 mortgage-backed securities. If the related
                                 trustee assumes those duties, however, there
                                 will be no manager.

                                 In the related prospectus supplement, we will
                                 identify the trustee and any master servicer,
                                 special servicer or manager for each series of
                                 offered certificates and will describe their
                                 respective duties in further detail. See
                                 "Description of the Governing Documents."

CHARACTERISTICS OF THE
MORTGAGE ASSETS...............   The trust assets with respect to any series of
                                 offered certificates will, in general, include
                                 mortgage loans. Each of those mortgage loans
                                 will constitute the obligation of one or more
                                 persons to repay a debt. The performance of
                                 that obligation will be secured by a first or
                                 junior lien on, or security interest in, the
                                 ownership,

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                                        5

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                                 leasehold or other interest(s) of the related
                                 borrower or another person in or with respect
                                 to one or more commercial or multifamily real
                                 properties. In particular, those properties may
                                 include:

                                 o    rental or cooperatively-owned buildings
                                      with multiple dwelling units;

                                 o    retail properties related to the sale of
                                      consumer goods and other products, or
                                      related to providing entertainment,
                                      recreational or personal services, to the
                                      general public;

                                 o    office buildings;

                                 o    hospitality properties;

                                 o    casino properties;

                                 o    health care-related facilities;

                                 o    industrial facilities;

                                 o    warehouse facilities, mini-warehouse
                                      facilities and self-storage facilities;

                                 o    restaurants, taverns and other
                                      establishments involved in the food and
                                      beverage industry;

                                 o    manufactured housing communities, mobile
                                      home parks and recreational vehicle parks;

                                 o    recreational and resort properties;

                                 o    arenas and stadiums;

                                 o    churches and other religious facilities;

                                 o    parking lots and garages;

                                 o    mixed use properties;

                                 o    other income-producing properties; and/or

                                 o    unimproved land.

                                 The mortgage loans underlying a series of
                                 offered certificates may have a variety of
                                 payment terms. For example, any of those
                                 mortgage loans--

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                                        6

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                                 o    may provide for the accrual of interest at
                                      a mortgage interest rate that is fixed
                                      over its term, that resets on one or more
                                      specified dates or that otherwise adjusts
                                      from time to time;

                                 o    may provide for the accrual of interest at
                                      a mortgage interest rate that may be
                                      converted at the borrower's election from
                                      an adjustable to a fixed interest rate or
                                      from a fixed to an adjustable interest
                                      rate;

                                 o    may provide for no accrual of interest;

                                 o    may provide for level payments to stated
                                      maturity, for payments that reset in
                                      amount on one or more specified dates or
                                      for payments that otherwise adjust from
                                      time to time to accommodate changes in the
                                      mortgage interest rate or to reflect the
                                      occurrence of specified events;

                                 o    may be fully amortizing or, alternatively,
                                      may be partially amortizing or
                                      nonamortizing, with a substantial payment
                                      of principal due on its stated maturity
                                      date;

                                 o    may permit the negative amortization or
                                      deferral of accrued interest;

                                 o    may prohibit some or all voluntary
                                      prepayments or require payment of a
                                      premium, fee or charge in connection with
                                      those prepayments;

                                 o    may permit defeasance and the release of
                                      real property collateral in connection
                                      with that defeasance;

                                 o    may provide for payments of principal,
                                      interest or both, on due dates that occur
                                      monthly, bi-monthly, quarterly,
                                      semi-annually, annually or at some other
                                      interval; and/or

                                 o    may have two or more component parts, each
                                      having characteristics that are otherwise
                                      described in this prospectus as being
                                      attributable to separate and distinct
                                      mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates
                                 will be secured by liens on real properties
                                 located in the United States, its territories
                                 and possessions. However, some of those
                                 mortgage loans may be secured by liens on real
                                 properties located outside the United States,
                                 its territories and possessions, provided that
                                 foreign mortgage loans do not represent more
                                 than 10% of the related mortgage asset pool, by
                                 balance.

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                                        7

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                                 We do not originate mortgage loans. However,
                                 some or all of the mortgage loans included in
                                 one of our trusts may be originated by our
                                 affiliates.

                                 Neither we nor any of our affiliates will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates. Unless we expressly state
                                 otherwise in the related prospectus supplement,
                                 no governmental agency or instrumentality will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates. See "Description of the Trust
                                 Assets--Mortgage Loans."

                                 The trust assets with respect to any series of
                                 offered certificates may also include mortgage
                                 participations, mortgage pass-through
                                 certificates, collateralized mortgage
                                 obligations and other mortgage-backed
                                 securities, that evidence an interest in, or
                                 are secured by a pledge of, one or more
                                 mortgage loans of the type described above. We
                                 will not include a mortgage-backed security
                                 among the trust assets with respect to any
                                 series of offered certificates unless--

                                 o    the security has been registered under the
                                      Securities Act of 1933, as amended, or

                                 o    we would be free to publicly resell the
                                      security without registration.

                                 See "Description of the Trust
                                 Assets--Mortgage-Backed Securities."

                                 We will describe the specific characteristics
                                 of the mortgage assets underlying a series of
                                 offered certificates in the related prospectus
                                 supplement.

                                 In general, the total outstanding principal
                                 balance of the mortgage assets transferred by
                                 us to any particular trust will equal or exceed
                                 the initial total outstanding principal balance
                                 of the related series of certificates. In the
                                 event that the total outstanding principal
                                 balance of the related mortgage assets
                                 initially delivered by us to the related
                                 trustee is less than the initial total
                                 outstanding principal balance of any series of
                                 certificates, we may deposit or arrange for the
                                 deposit of cash or liquid investments on an
                                 interim basis with the related trustee to cover
                                 the shortfall. For 90 days following the date
                                 of initial issuance of that series of
                                 certificates, we will be entitled to obtain a
                                 release of the deposited cash or investments if
                                 we deliver or arrange for delivery of a
                                 corresponding amount of mortgage assets. If we
                                 fail, however, to deliver mortgage assets
                                 sufficient to make up the entire shortfall, any
                                 of the cash or, following liquidation,
                                 investments remaining on deposit with the
                                 related

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                                        8

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                                 trustee will be used by the related
                                 trustee to pay down the total principal balance
                                 of the related series of certificates, as
                                 described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS....   If so specified in the related prospectus
                                 supplement, we or another specified person or
                                 entity may be permitted, at our or its option,
                                 but subject to the conditions specified in that
                                 prospectus supplement, to acquire from the
                                 related trust particular mortgage assets
                                 underlying a series of certificates in exchange
                                 for:

                                 o    cash that would be applied to pay down the
                                      principal balances of certificates of that
                                      series; and/or

                                 o    other mortgage loans or mortgage-backed
                                      securities that--

                                      1.   conform to the description of
                                           mortgage assets in this prospectus,
                                           and

                                      2.   satisfy the criteria set forth in the
                                           related prospectus supplement.

                                 In addition, if so specified in the related
                                 prospectus supplement, the related trustee may
                                 be authorized or required, to apply collections
                                 on the mortgage assets underlying a series of
                                 offered certificates to acquire new mortgage
                                 loans or mortgage-backed securities that--

                                      1.   conform to the description of
                                           mortgage assets in this prospectus,
                                           and

                                      2.   satisfy the criteria set forth in the
                                           related prospectus supplement.

                                 No replacement of mortgage assets or
                                 acquisition of new mortgage assets will be
                                 permitted if it would result in a
                                 qualification, downgrade or withdrawal of the
                                 then-current rating assigned by any rating
                                 agency to any class of affected offered
                                 certificates.

                                 Further, if so specified under circumstances
                                 described in the related prospectus supplement,
                                 a certificateholder of a series of certificates
                                 that includes offered certificates may exchange
                                 the certificates it holds for one or more of
                                 the mortgage loans or mortgage-backed
                                 securities constituting part of the mortgage
                                 pool underlying those certificates.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES..................   An offered certificate may entitle the holder
                                 to receive:

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                                        9

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                                 o    a stated principal amount;

                                 o    interest on a principal balance or
                                      notional amount, at a fixed, variable or
                                      adjustable pass-through rate;

                                 o    specified, fixed or variable portions of
                                      the interest, principal or other amounts
                                      received on the related mortgage assets;

                                 o    payments of principal, with
                                      disproportionate, nominal or no payments
                                      of interest;

                                 o    payments of interest, with
                                      disproportionate, nominal or no payments
                                      of principal;

                                 o    payments of interest or principal that
                                      commence only as of a specified date or
                                      only after the occurrence of specified
                                      events, such as the payment in full of the
                                      interest and principal outstanding on one
                                      or more other classes of certificates of
                                      the same series;

                                 o    payments of principal to be made, from
                                      time to time or for designated periods, at
                                      a rate that is--

                                      1.   faster and, in some cases,
                                           substantially faster, or

                                      2.   slower and, in some cases,
                                           substantially slower,

                                 than the rate at which payments or other
                                 collections of principal are received on the
                                 related mortgage assets;

                                 o    payments of principal to be made, subject
                                      to available funds, based on a specified
                                      principal payment schedule or other
                                      methodology; or

                                 o    payments of all or part of the prepayment
                                      or repayment premiums, fees and charges,
                                      equity participations payments or other
                                      similar items received on the related
                                      mortgage assets.

                                 Any class of offered certificates may be senior
                                 or subordinate to one or more other classes of
                                 certificates of the same series, including a
                                 non-offered class of certificates of that
                                 series, for purposes of some or all payments
                                 and/or allocations of losses.

                                 A class of offered certificates may have two or
                                 more component parts, each having
                                 characteristics that are otherwise described in
                                 this prospectus as being attributable to
                                 separate and distinct classes.

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                                       10

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                                 We will describe the specific characteristics
                                 of each class of offered certificates in the
                                 related prospectus supplement. See "Description
                                 of the Certificates."

CREDIT SUPPORT AND
REINVESTMENT; INTEREST RATE
AND CURRENCY RELATED
PROTECTION FOR THE OFFERED
CERTIFICATES..................   Some classes of offered certificates may be
                                 protected in full or in part against defaults
                                 and losses, or select types of defaults and
                                 losses, on the related mortgage assets through
                                 the subordination of one or more other classes
                                 of certificates of the same series or by other
                                 types of credit support. The other types of
                                 credit support may include a letter of credit,
                                 a surety bond, an insurance policy, a
                                 guarantee, or a reserve fund. We will describe
                                 the credit support, if any, for each class of
                                 offered certificates in the related prospectus
                                 supplement.

                                 The trust assets with respect to any series of
                                 offered certificates may also include any of
                                 the following agreements:

                                 o    guaranteed investment contracts in
                                      accordance with which moneys held in the
                                      funds and accounts established with
                                      respect to those offered certificates will
                                      be invested at a specified rate;

                                 o    interest rate exchange agreements,
                                      interest rate cap or floor agreements, or
                                      other agreements and arrangements designed
                                      to reduce the effects of interest rate
                                      fluctuations on the related mortgage
                                      assets or on one or more classes of those
                                      offered certificates; or

                                 o    currency exchange agreements or other
                                      agreements and arrangements designed to
                                      reduce the effects of currency exchange
                                      rate fluctuations with respect to the
                                      related mortgage assets and one or more
                                      classes of those offered certificates.

                                 We will describe the types of reinvestment,
                                 interest rate and currency related protection,
                                 if any, for each class of offered certificates
                                 in the related prospectus supplement.

                                 See "Risk Factors," "Description of the Trust
                                 Assets" and "Description of Credit Support."

ADVANCES WITH RESPECT TO
THE MORTGAGE ASSETS...........   If the trust assets for a series of offered
                                 certificates include mortgage loans, then, as
                                 and to the extent described in the related
                                 prospectus supplement, the related master
                                 servicer, the related special servicer, the
                                 related trustee, any related provider of credit
                                 support and/or any other specified person may
                                 be obligated to

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                                       11

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                                 make, or may have the option of making,
                                 advances with respect to those mortgage loans
                                 to cover--

                                 o    delinquent scheduled payments of principal
                                      and/or interest, other than balloon
                                      payments,

                                 o    property protection expenses,

                                 o    other servicing expenses, or

                                 o    any other items specified in the related
                                      prospectus supplement.

                                 Any party making advances will be entitled to
                                 reimbursement from subsequent recoveries on the
                                 related mortgage loan and as otherwise
                                 described in this prospectus or the related
                                 prospectus supplement. That party may also be
                                 entitled to receive interest on its advances
                                 for a specified period. See "Description of the
                                 Certificates--Advances."

                                 If the trust assets for a series of offered
                                 certificates include mortgage-backed
                                 securities, we will describe in the related
                                 prospectus supplement any comparable advancing
                                 obligations with respect to those
                                 mortgage-backed securities or the underlying
                                 mortgage loans.

OPTIONAL TERMINATION..........   We will describe in the related prospectus
                                 supplement any circumstances in which a
                                 specified party is permitted or obligated to
                                 purchase or sell any of the mortgage assets
                                 underlying a series of offered certificates. In
                                 particular, a master servicer, special servicer
                                 or other designated party may be permitted or
                                 obligated to purchase or sell--

                                 o    all the mortgage assets in any particular
                                      trust, thereby resulting in a termination
                                      of the trust, or

                                 o    that portion of the mortgage assets in any
                                      particular trust as is necessary or
                                      sufficient to retire one or more classes
                                      of offered certificates of the related
                                      series.

                                 See "Description of the
                                 Certificates--Termination."

FEDERAL INCOME TAX
CONSEQUENCES..................   Any class of offered certificates will
                                 constitute or evidence ownership of:

                                 o    regular interests or residual interests in
                                      a real estate mortgage investment conduit
                                      within the meaning of Sections 860D(a) of
                                      the Internal Revenue Code of 1986; or

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                                       12

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                                 o    interests in a grantor trust under Subpart
                                      E of Part I of Subchapter J of the
                                      Internal Revenue Code of 1986.

                                 See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS..........   If you are a fiduciary or any other person
                                 investing assets of an employee benefit plan or
                                 other retirement plan or arrangement, you
                                 should review with your legal advisor whether
                                 the purchase or holding of offered certificates
                                 could give rise to a transaction that is
                                 prohibited under the Employee Retirement Income
                                 Security Act of 1974, as amended, or the
                                 Internal Revenue Code of 1986. See "ERISA
                                 Considerations."

LEGAL INVESTMENT..............   If your investment authority is subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements, or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You should consult your legal
                                 advisor to determine whether and to what extent
                                 the offered certificates constitute a legal
                                 investment for you. We will specify in the
                                 related prospectus supplement which classes of
                                 the offered certificates will constitute
                                 mortgage-related securities for purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984, as amended. See "Legal Investment."

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                                       13

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market.
Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     o    the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

                                       14

     o    legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     o    investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties,
          and

     o    investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS
OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED
PAYMENTS ON THOSE CERTIFICATES

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See
"Description of the Certificates--Allocation of Losses and Shortfalls" and
"Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses.
For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

                                       15

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o    an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

     o    a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as Regards to the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o    the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     o    the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

                                       16

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o    vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     o    be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your
Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly
Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.
The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, Are Highly Unpredictable. The rate and timing of delinquencies and defaults,

                                       17

and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     There Is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    the operating history of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant area;

     o    changes in rental rates in the relevant area;

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

                                       18

     o    the availability of credit for multifamily rental or commercial properties.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS UPON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     o    the sufficiency of the net operating income of the applicable real property;

     o    the market value of the applicable real property at or prior to maturity; and

     o    the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

                                       19

     o    the age, design and construction quality of the property;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

     o    the proximity and attractiveness of competing properties;

     o    the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o    local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

     o    customer tastes and preferences;

     o    retroactive changes in building codes; and

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     o    an increase in interest rates, real estate taxes and other operating expenses;

     o    an increase in the capital expenditures needed to maintain the property or make improvements;

     o    a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

     o    a decline in rental rates as leases are renewed or replaced; and

     o    natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

                                       20

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o    the ratio of fixed operating expenses to those that vary with revenues; and

     o    the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on
Tenants. Generally, multifamily and commercial properties are subject to leases.
The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     o    to pay for maintenance and other operating expenses associated with the property;

     o    to fund repairs, replacements and capital improvements at the property; and

     o    to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

     o    an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o    an increase in tenant payment defaults;

     o    a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o    an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include:

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

                                       21

     o    the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property
Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the
U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     o    the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises;
          plus

     o    an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected Even When Current Operating Income
Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     o    changes in interest rates;

     o    the availability of refinancing sources;

     o    changes in governmental regulations, licensing or fiscal policy;

                                       22

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

     o    responding to changes in the local market;

     o    planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o    maintain or improve occupancy rates, business and cash flow,

     o    reduce operating and repair costs, and

     o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition Is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     o    rental rates;

                                       23

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     o    offers lower rents;

     o    has lower operating costs;

     o    offers a more favorable location; or

     o    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special Risks. The
relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     o    Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

     o    Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

     o    Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

     o    Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

     o    Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     o    Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

     o    Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

                                       24

     o    Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See
"Description of the Trust Assets--Mortgage Loans--A Discussion of the Various
Types of Multifamily and Commercial Properties that May Secure Mortgage Loans
Underlying a Series of Offered Certificates."

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

     o    the operation of all of the related real properties, and

     o    the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     o    any adverse economic developments that occur in the locale, state or region where the properties are located;

     o    changes in the real estate market where the properties are located;

                                       25

     o    changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o    acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A
MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage
Loans--Subordinate Financing."

                                       26

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.
This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

JURISDICTIONS WITH ONE ACTION OR SECURITY FIRST RULES AND/OR ANTI-DEFICIENCY
LEGISLATION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO FORECLOSE ON A REAL
PROPERTY OR TO REALIZE ON OBLIGATIONS SECURED BY A REAL PROPERTY

     Several states, including California, have laws that prohibit more than one
"judicial action" to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender's realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which "one action", "security first" and/or "anti-

                                       27

deficiency" rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust's rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional - and perhaps significantly additional
- delay and expense in foreclosing on the underlying real properties located in states affected by "one action", "security first" or "anti-deficiency" rules.
See "Legal Aspects of Mortgage Loans--Foreclosure--One Action and Security First
Rules" and "--Foreclosure--Anti-Deficiency Legislation".

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     o    any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986; and

     o    any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

     o    as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o    that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o    that the results of the environmental testing were accurately evaluated in all cases;

     o    that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o    that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

                                       28

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o    tenants at the property, such as gasoline stations or dry cleaners, or

     o    conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o    agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o    the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to
1978--

     o    to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

     o    to deliver to potential residents or purchasers a United States
          Environmental Protection Agency-approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust

                                       29

          particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that:

     o    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     o    the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o    the related real property, or

     o    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

                                       30

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     o    the default is deemed to be immaterial;

     o    the exercise of those remedies would be inequitable or unjust; or

     o    the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage
Loans--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CERTAIN ASPECTS OF SUBORDINATION AGREEMENTS, INCLUDING CO-LENDER AGREEMENTS
EXECUTED IN CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES
THAT ARE PART OF A SPLIT LOAN STRUCTURE, MAY BE UNENFORCEABLE.

     Pursuant to co-lender agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are either part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan, or are senior to a second mortgage loan made to a common borrower, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust (through an applicable servicer)
will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle
Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United
States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a

                                       31

subordinated lender's objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD
LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

     o    war,

     o    revolution,

     o    governmental actions,

     o    floods and other water-related causes,

     o    earth movement, including earthquakes, landslides and mudflows,

     o    wet or dry rot,

     o    vermin, and

     o    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN
ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

                                       32

     Further, in a recent decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App.
LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy
Code upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section
363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f)
of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     o    breach of contract involving a tenant, a supplier or other party;

     o    negligence resulting in a personal injury; or

     o    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

                                       33

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX
CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You have to report your share of the taxable income and net loss of the
REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     o    generally will not be reduced by losses from other activities;

     o    for a tax-exempt holder, will be treated as unrelated business taxable income; and

     o    for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Certain Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

     o    individuals,

     o    estates,

     o    trusts beneficially owned by any individual or estate, and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to:

     o    a foreign person under the Internal Revenue Code of 1986, or

     o    a U.S. person that is classified as a partnership under the Internal
          Revenue Code of 1986, unless all of its beneficial owners are U.S.
          persons, or

                                       34

     o    a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates."

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o    you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o    you may have only limited access to information regarding your offered certificates;

     o    you may suffer delays in the receipt of payments on your offered certificates; and

     o    your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                                       35

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary"
attached to this prospectus.

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

     o    various types of multifamily and/or commercial mortgage loans;

     o    mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o    a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     o    rental or cooperatively-owned buildings with multiple dwelling units;

     o    retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o    retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

                                       36

     o    office properties;

     o    hospitality properties, such as hotels, motels and other lodging facilities;

     o    casino properties;

     o    health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o    industrial properties;

     o    warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o    restaurants, taverns and other establishments involved in the food and beverage industry;

     o    manufactured housing communities, mobile home parks and recreational vehicle parks;

     o    recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o    arenas and stadiums;

     o    churches and other religious facilities;

     o    parking lots and garages;

     o    mixed use properties;

     o    other income-producing properties; and

     o    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o    a fee interest or estate, which consists of ownership of the property for an indefinite period,

     o    an estate for years, which consists of ownership of the property for a specified period of years,

     o    a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     o    shares in a cooperative corporation which owns the property, or

     o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

                                       37

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust.
The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     o    first, to the payment of court costs and fees in connection with the foreclosure,

     o    second, to the payment of real estate taxes, and

     o    third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o    the period of the delinquency,

     o    any forbearance arrangement then in effect,

     o    the condition of the related real property, and

     o    the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     A Discussion of the Various Types of Multifamily and Commercial Properties
that May Secure Mortgage Loans Underlying a Series of Offered Certificates. The
mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to
Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

                                       38

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

     o    the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     o    the types of services offered at the property;

     o    the location of the property;

     o    the characteristics of the surrounding neighborhood, which may change over time;

     o    the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the property's reputation;

     o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o    the dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

     o    the ability of management to respond to competition;

     o    the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     o    adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o    state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o    the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o    the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     o    the extent to which increases in operating costs may be passed through to tenants.

                                       39

     Because units in a multifamily rental property are leased to individuals on a short-term basis, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may:

     o    require written leases;

     o    require good cause for eviction;

     o    require disclosure of fees;

     o    prohibit unreasonable rules;

     o    prohibit retaliatory evictions;

     o    prohibit restrictions on a resident's choice of unit vendors;

     o    limit the bases on which a landlord may increase rent; or

     o    prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. The differences in rents between subsidized or supported properties and other multifamily

                                       40

rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

     Some mortgage loans underlying the offered certificates will be secured by--

     o    the related borrower's interest in multiple units in a residential condominium project, and

     o    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o    mortgage loan payments,

     o    real property taxes,

     o    maintenance expenses, and

     o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o    maintenance payments from the tenant/shareholders, and

     o    any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/ shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment

                                       41

due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

     o    the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

     o    the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights law, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o    shopping centers,

     o    factory outlet centers,

     o    malls,

     o    automotive sales and service centers,

     o    consumer oriented businesses,

     o    department stores,

     o    grocery stores,

                                       42

     o    convenience stores,

     o    specialty shops,

     o    gas stations,

     o    movie theaters,

     o    fitness centers,

     o    bowling alleys,

     o    salons, and

     o    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

     o    lower rents,

     o    grant a potential tenant a free rent or reduced rent period,

     o    improve the condition of the property generally, or

     o    make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

     o    competition from other retail properties;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    perceptions regarding the safety of the surrounding area;

     o    demographics of the surrounding area;

     o    the strength and stability of the local, regional and national economies;

     o    traffic patterns and access to major thoroughfares;

     o    the visibility of the property;

     o    availability of parking;

                                       43

     o    the particular mixture of the goods and services offered at the property;

     o    customer tastes, preferences and spending patterns; and

     o    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.
Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. A shadow anchor is usually significantly larger in size than most tenants in the property, is important in attracting customers to a retail property and is located sufficiently close and conveniently to the property, but not on the property, so as to influence and attract potential customers. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease. Additionally, if an anchor store that was part of the mortgaged property were to close, the related borrower may be unable to replace the anchor in a timely manner or without suffering adverse economic consequences. In addition, in the event that a shadow anchor fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to a mortgaged property, customer traffic at the mortgaged property may be substantially reduced.

     Various factors will adversely affect the economic performance of an anchored retail property, including:

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o    the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     o    the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be;
          or

                                       44

     o    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    television shopping networks and programs;

     o    internet web sites; and

     o    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include:

     o    the number and quality of the tenants, particularly significant tenants, at the property;

     o    the physical attributes of the building in relation to competing buildings;

     o    the location of the property with respect to the central business district or population centers;

     o    demographic trends within the metropolitan area to move away from or towards the central business district;

     o    social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o    tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o    local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o    the quality and philosophy of building management;

     o    access to mass transportation; and

                                       45

     o    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o    rental rates;

     o    the building's age, condition and design, including floor sizes and layout;

     o    access to public transportation and availability of parking; and

     o    amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

     o    the cost and quality of labor;

     o    tax incentives; and

     o    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

     o    full service hotels;

     o    resort hotels with many amenities;

     o    limited service hotels;

     o    hotels and motels associated with national or regional franchise chains;

     o    hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include:

                                       46

     o    the location of the property and its proximity to major population centers or attractions;

     o    the seasonal nature of business at the property;

     o    the level of room rates relative to those charged by competitors;

     o    quality and perception of the franchise affiliation;

     o    economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o    the existence or construction of competing hospitality properties;

     o    nature and quality of the services and facilities;

     o    financial strength and capabilities of the owner and operator;

     o    the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o    increases in operating costs, which may not be offset by increased room rates;

     o    the property's dependence on business and commercial travelers and tourism;

     o    changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

     o    changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The

                                       47

loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     o    the continued existence and financial strength of the franchisor;

     o    the public perception of the franchise service mark; and

     o    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.
Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. Further in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties. Factors affecting the economic performance of a casino property include:

     o    location, including proximity to or easy access from major population centers;

     o    appearance;

     o    economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o    the existence or construction of competing casinos;

     o    dependence on tourism; and

     o    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o    providing alternate forms of entertainment, such as performers and sporting events, and

     o    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

                                       48

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health-care related properties include:

     o    hospitals;

     o    medical offices;

     o    skilled nursing facilities;

     o    nursing homes;

     o    congregate care facilities; and

     o    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

     o    administrative rulings;

     o    policy interpretations;

     o    delays by fiscal intermediaries; and

     o    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

                                       49

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     o    federal and state licensing requirements;

     o    facility inspections;

     o    rate setting;

     o    reimbursement policies; and

     o    laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.
The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     The value and operation of an industrial property depends on:

     o    location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3.   accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

                                       50

     o    building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8.   adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities;
               and

     o    the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

     o    building design,

     o    location and visibility,

     o    tenant privacy,

     o    efficient access to the property,

     o    proximity to potential users, including apartment complexes or commercial users,

     o    services provided at the property, such as security,

     o    age and appearance of the improvements, and

                                       51

     o    quality of management.

     In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities.
Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

     o    competition from facilities having businesses similar to a particular restaurant or tavern;

     o    perceptions by prospective customers of safety, convenience, services and attractiveness;

     o    the cost, quality and availability of food and beverage products;

     o    negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o    changes in demographics, consumer habits and traffic patterns;

     o    the ability to provide or contract for capable management; and

     o    retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o    market segment,

     o    product,

     o    price,

     o    value,

     o    quality,

     o    service,

     o    convenience,

                                       52

     o    location, and

     o    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o    lower operating costs,

     o    more favorable locations,

     o    more effective marketing,

     o    more efficient operations, or

     o    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     o    actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2.   require renovation, refurbishment, expansion or other
               expenditures;

     o    the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o    the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home

                                       53

sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     o    location of the manufactured housing property;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the number of comparable competing properties in the local market;

     o    the age, appearance and reputation of the property;

     o    the quality of management; and

     o    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o    multifamily rental properties,

     o    cooperatively-owned apartment buildings,

     o    condominium complexes, and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

                                       54

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.
Factors affecting the economic performance of a property of this type include:

     o    the location and appearance of the property;

     o    the appeal of the recreational activities offered;

     o    the existence or construction of competing properties, whether or not they offer the same activities;

     o    the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o    geographic location and dependence on tourism;

     o    changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

                                       55

     o    seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o    sensitivity to weather and climate changes; and

     o    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

     o    sporting events;

     o    musical events;

     o    theatrical events;

     o    animal shows; and/or

     o    circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

     o    the appeal of the particular event;

     o    the cost of admission;

     o    perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o    perceptions by prospective patrons of the safety of the surrounding area; and

     o    the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

                                       56

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

     o    the number of rentable parking spaces and rates charged;

     o    the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o    the amount of alternative parking spaces in the area;

     o    the availability of mass transit; and

     o    the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o    its location,

     o    its size,

     o    the surrounding neighborhood, and

     o    local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily
Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o    the successful operation of the property, and

     o    its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

                                       57

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

     o    the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o    make the loan payments on the related mortgage loan,

     o    cover operating expenses, and

     o    fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o    some health care-related facilities,

     o    hotels and motels,

     o    recreational vehicle parks, and

     o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o    warehouses,

     o    retail stores,

     o    office buildings, and

     o    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a

                                       58

greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o    increases in energy costs and labor costs;

     o    increases in interest rates and real estate tax rates; and

     o    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

     o    the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o    the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o    the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o    the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o    the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

                                       59

     o    the income capitalization method, which takes into account the property's projected net cash flow; or

     o    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example:

     o    it is often difficult to find truly comparable properties that have recently been sold;

     o    the replacement cost of a property may have little to do with its current market value; and

     o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends Upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance."

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

     o    an original term to maturity of not more than approximately 40 years;
          and

     o    scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     o    provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o    provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o    provide for no accrual of interest;

                                       60

     o    provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o    be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o    permit the negative amortization or deferral of accrued interest;

     o    permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o    prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     o    the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o    the type or types of property that provide security for repayment of the mortgage loans;

     o    the earliest and latest origination date and maturity date of the mortgage loans;

     o    the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o    loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o    the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o    if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o    information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o    debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

                                       61

     o    the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o    more general information in the related prospectus supplement, and

     o    specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage-backed securities underlying a series of offered certificates may include:

     o    mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     o    certificates issued and/or insured or guaranteed by Freddie Mac,
          Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o    will have been registered under the Securities Act of 1933, as amended, or

     o    will be exempt from the registration requirements of that Act, or

     o    will have been held for at least the holding period specified in Rule
          144(k) under that Act, or

     o    may otherwise be resold by us publicly without registration under that
          Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     o    the initial and outstanding principal amount(s) and type of the securities;

     o    the original and remaining term(s) to stated maturity of the securities;

     o    the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

                                       62

     o    the payment characteristics of the securities;

     o    the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o    a description of the related credit support, if any;

     o    the type of mortgage loans underlying the securities;

     o    the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o    the terms and conditions for substituting mortgage loans backing the securities; and

     o    the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

     o    cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     o    other mortgage loans or mortgage-backed securities that--

          1.   conform to the description of mortgage assets in this prospectus,
               and

          2.   satisfy the criteria set forth in the related prospectus
               supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

     o    conform to the description of mortgage assets in this prospectus, and

     o    satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or

                                       63

mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

     o    the subordination of one or more other classes of certificates of the same series;

     o    a letter of credit;

     o    a surety bond;

     o    an insurance policy;

     o    a guarantee; and/or

     o    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

                                       64

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     o    interest rate exchange agreements;

     o    interest rate cap agreements;

     o    interest rate floor agreements;

     o    currency exchange agreements; or

     o    other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates,

     o    the pass-through rate on your offered certificates,

     o    the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

                                       65

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

     o    the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o    the dates on which any balloon payments are due; and

     o    the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o    whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o    when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o    be based on the principal balances of some or all of the mortgage assets in the related trust, or

                                       66

     o    equal the total principal balance of one or more of the other classes of certificates of the same series.

     Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o    payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

     o    payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     o    the availability of mortgage credit;

     o    the relative economic vitality of the area in which the related real properties are located;

     o    the quality of management of the related real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     In general, those factors that increase--

     o    the attractiveness of selling or refinancing a commercial or multifamily property, or

     o    the likelihood of default under a commercial or multifamily mortgage loan, would be expected to cause the rate of prepayment to accelerate.
          In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o    prepayment lock-out periods, and

     o    requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

     If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

                                       67

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     o    to convert to a fixed rate loan and thereby lock in that rate; or

     o    to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o    realize its equity in the property,

     o    meet cash flow needs, or

     o    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o    the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     o    the relative importance of those factors,

     o    the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o    scheduled amortization, or

     o    prepayments, including--

          1.   voluntary prepayments by borrowers, and

                                       68

          2.   involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2%
per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     o    the projected weighted average life of each class of those offered certificates with principal balances, and

     o    the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o    to refinance the loan, or

     o    to sell the related real property.

                                       69

     If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o    the bankruptcy of the borrower, or

     o    adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     o    limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o    provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o    provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series.
Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage

                                       70

loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o    the number of foreclosures with respect to the underlying mortgage loans; and

     o    the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     o    a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o    the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

                                       71

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                  CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

     We were incorporated in Delaware on July 17, 2003. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

     We are an indirect, wholly-owned subsidiary of Citigroup Global Markets
Holdings Inc. and an affiliate of Citigroup Global Markets Inc. Our principal executive offices are located at 388 Greenwich Street, New York, New York 10013.
Our telephone number is 212-816-6000.

     We do not have, and do not expect in the future to have, any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o    have the same series designation,

     o    were issued under the same Governing Document, and

     o    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o    have the same class designation, and

     o    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o    a stated principal amount, which will be represented by its principal balance;

     o    interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

                                       72

     o    specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o    payments of principal, with disproportionate, nominal or no payments of interest;

     o    payments of interest, with disproportionate, nominal or no payments of principal;

     o    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o    payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

          than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o    payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o    payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream
Banking Luxembourg or Euroclear Bank S.A./N.V. as operator of the Euroclear
System, for so long as they are participants in DTC.

                                       73

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

     o    the periodic payment date for that series; and

     o    the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     o    by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date, or a specified number of days prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

     o    by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of--

     o    a 360-day year consisting of 12 30-day months,

     o    the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     o    the actual number of days elapsed during each relevant period in a normal calendar year, or

     o    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

                                       74

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     o    based on the principal balances of some or all of the related mortgage assets; or

     o    equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o    payments of principal actually made to the holders of that class, and

     o    if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

                                       75

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o    by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o    delinquent payments of principal and/or interest, other than balloon payments,

     o    property protection expenses,

     o    other servicing expenses, or

     o    any other items specified in the related prospectus supplement.

                                       76

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o    subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     o    any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o    periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     o    at any other times and from any other sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee or another specified party will forward, upon request, or otherwise make available to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o    the payments made on that payment date with respect to the applicable class of offered certificates, and

     o    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee or another specified party, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o    that calendar year, or

     o    the applicable portion of that calendar year during which the person was a certificateholder.

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     The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee or another specified party, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal
Revenue Code.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee or another specified party, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o    with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment," or

     o    as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o    the final payment or other liquidation of the last mortgage asset in that trust; and

     o    the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or

                                       78

amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg, for
so long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is:

     o    a limited-purpose trust company organized under the New York Banking
          Law;

     o    a "banking corporation" within the meaning of the New York Banking
          Law;

     o    a member of the Federal Reserve System;

     o    a "clearing corporation" within the meaning of the New York Uniform
          Commercial Code; and

     o    a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in over 28 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier,
which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks.

                                       79

Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of
Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this
"--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank
S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear
Clearance System Public Limited Company. All operations are conducted by the
Euroclear Operator, and all Euroclear securities clearance accounts and
Euroclear cash accounts are accounts with the Euroclear Operator, not ECS. ECS establishes policy for the Euroclear system on behalf of the more than 120 member organizations of Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly.
Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear
Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates.
DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be

                                       80

effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o    governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

     o    the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

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     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o    we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o    we notify DTC of our intent to terminate the book-entry system through
          DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the subject offered certificates agree to initiate such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The Governing Document for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

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     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the
Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing
Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the
Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Citigroup Commercial Mortgage Securities
Inc."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o    in the case of a mortgage loan--

          1.   the address of the related real property,

          2.   the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap
               information,

          3.   the remaining term to maturity,

          4.   in the case of a balloon loan, the remaining amortization term,
               and

          5.   the outstanding principal balance; and

     o    in the case of a mortgage-backed security,

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

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REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
          Governing Document for that series;

     o    the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

     o    in the case of a mortgage loan--

          1.   the enforceability of the related mortgage note and mortgage,

          2.   the existence of title insurance insuring the lien priority of the related mortgage, and

          3.   the payment status of the mortgage loan.

     We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

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     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

     o    maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    ensuring that the related properties are properly insured;

     o    attempting to collect delinquent payments;

     o    supervising foreclosures;

     o    negotiating modifications;

     o    responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o    protecting the interests of certificateholders with respect to senior lienholders;

     o    conducting inspections of the related real properties on a periodic or other basis;

     o    collecting and evaluating financial statements for the related real properties;

     o    managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o    mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o    mortgage loans as to which there is a material non-monetary default;

     o    mortgage loans as to which the related borrower has--

          1.   entered into or consented to bankruptcy, appointment of a
               receiver or conservator or similar insolvency proceeding, or

          2.   become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o    real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also provide that if, in the judgment of the related master servicer or special servicer, a payment default or material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the

                                       85

related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can--

     o    make the initial determination of appropriate action,

     o    evaluate the success of corrective action,

     o    develop additional initiatives,

     o    institute foreclosure proceedings and actually foreclose, or

     o    accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o    performing property inspections and collecting, and

     o    evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o    continuing to receive payments on the mortgage loan,

     o    making calculations with respect to the mortgage loan, and

                                       86

     o    making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing
Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related
Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o    that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o    the related trustee will receive payments on that mortgage-backed security; and

     o    subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     o    the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

                                       87

     o    a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related
Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other parties to the related Governing Document will be protected, however, against any liability that would otherwise be imposed by reason of--

     o    willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

     o    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with that
Governing Document or series of offered certificates or the related trust. The indemnification will not extend, however, to any loss, liability or expense:

     o    specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o    incurred in connection with any breach on the part of the relevant party of a representation or warranty made in that Governing Document;
          or

     o    incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of, or reckless disregard of, obligations or duties on the part of the relevant party under that
          Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     o    the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o    either--

          1.   that party is specifically required to bear the expense of the action, or

                                       88

          2.   the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be
               reimbursed under the Governing Document for the affected series of offered certificates.

However, we and each of those other parties may undertake any legal action that we or any of them may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the
Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o    into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     o    resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

     o    succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

     1.   to cure any ambiguity;

     2.   to correct any error or to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with this prospectus or the related prospectus supplement;

     3.   to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the already existing provisions of that document;

                                       89

     4.   to comply with any requirements imposed by the Internal Revenue Code, or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

     5.   to relax or eliminate any requirement under the Governing Document imposed by the REMIC provisions of the Internal Revenue Code if such
          REMIC provisions are amended or clarified such that the subject requirement may be relaxed or eliminated;

     6.   to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC; or

     7.   to otherwise modify or delete existing provisions of the Governing
          Document.

However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clause 3., 5. or 7. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series, and no such amendment of the Governing
Document for any series of offered certificates may significantly change the activities of the related trust.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than
51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be so amended to:

     o    reduce in any manner the amount of, or delay the timing of, payments received or advanced on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series, without the consent of the holder of that certificate; or

     o    adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner, without the consent of the holders of all certificates of that class; or

     o    significantly change the activities of the related trust without the consent of the holders of offered and/or non-offered certificates of that series representing, in total, not less than 51% of all the voting rights for that series, without taking into account certificates of that series held by us or any of our affiliates and/or agents;

     o    modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document, without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

                                       90

LIST OF CERTIFICATEHOLDERS

     Upon written request of any certificateholder of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholder access during normal business hours to the most recent list of certificateholders of that series. However, the trustee or other certificate registrar may first require a copy of the communication that the requesting certificateholder proposes to send.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o    make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     o    be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related
Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid out of the related trust assets.

     The trustee for each series of offered certificates, and each of its directors, officers, employees, affiliates, agents and control persons, will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or permitted under the related Governing Document.

                                       91

     No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time.
We or the related master servicer or manager, as applicable, will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

     o    the subordination of one or more other classes of certificates of the same series;

     o    the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

     o    the establishment of one or more reserve funds; or

     o    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

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     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o    the nature and amount of coverage under that credit support;

     o    any conditions to payment not otherwise described in this prospectus;

     o    any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

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LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                                       94

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United
States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United
States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o    the terms of the mortgage,

     o    the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o    the knowledge of the parties to the mortgage, and

     o    in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o    a mortgagor, who is the owner of the encumbered interest in the real property, and

     o    a mortgagee, who is the lender.

                                       95

In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o    the trustor, who is the equivalent of a mortgagor,

     o    the trustee to whom the real property is conveyed, and

     o    the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     o    the express provisions of the related instrument,

     o    the law of the state in which the real property is located,

     o    various federal laws, and

     o    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during

                                       96

the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o    without a hearing or the lender's consent, or

     o    unless the lender's interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a

                                       97

significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o    judicial foreclosure, involving court proceedings, and

     o    nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o    all parties having a subordinate interest of record in the real property, and

     o    all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular Provisions.
United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     o    alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

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     o    require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o    require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o    limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o    upheld the reasonableness of the notice provisions, or

     o    found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger
          constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o    a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o    notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o    record a notice of default and notice of sale, and

     o    send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

     In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

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     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o    the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist,
          and

     o    the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o    to enable the lender to realize upon its security, and

     o    to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the

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redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     One Action and Security First Rules. Some states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term "judicial action" broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" and/or "security first" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with "one action" rules might be precluded because of a prior first action, even if such first action occurred in a state without "one action" rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a
"one action" or "security first" jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan.
However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

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     o    requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o    permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o    contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

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     o    reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o    reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o    extend or shorten the term to maturity of the loan;

     o    permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o    permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o    past due rent,

     o    accelerated rent,

     o    damages, or

     o    a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     o    assume the lease and either retain it or assign it to a third party,
          or

     o    reject the lease.

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     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.
These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S.
Bankruptcy Code also limits a lessor's damages for lease rejection to--

     o    the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o    unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that
"merely having the capacity to influence, or unexercised right to control"
operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o    it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

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     o    assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o    impose liability for releases of or exposure to asbestos-containing materials, and

     o    provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to
1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

                                       105

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository
Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that
Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust.
The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o    first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to real estate taxes;

     o    third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o    last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o    the borrower may have difficulty servicing and repaying multiple loans;

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     o    if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o    if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.
Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a

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foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS' CIVIL RELIEF ACT

     Under the terms of the Servicemembers' Civil Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy,
Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the
U.S. Public Health Service assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the
"USA Patriot Act") and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the
Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o    its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

     o    the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was subject to forfeiture."

     However, there is no assurance that such defense will be successful.

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FEDERAL DEPOSIT INSURANCE ACT; COMMERCIAL MORTGAGE LOAN SERVICING

     Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If a bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over banks, were to find that any obligation of a bank under the related pooling and servicing agreement or other agreement or any activity of a bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order that bank, among other things, to rescind such contractual obligation or terminate such activity.

     In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing
(notwithstanding the priority of payments in the related securitization agreements). Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank's transactions with its affiliates.

     While we do not believe that the OCC would consider, with respect to any series (a) provisions relating to a bank acting as a servicer under the related pooling and servicing agreement, (b) the payment or amount of the servicing compensation payable to a bank or (c) any other obligation of a bank under the related pooling and servicing agreement or other contractual agreement under which we may purchase mortgage loans from a bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would no conclude otherwise. If the OCC did not reach such a conclusion, and ordered a particular bank to rescind or amend any such agreement, payments on offered certificates could be delayed or reduced.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including--

     o    banks,

     o    insurance companies,

                                       109

     o    foreign investors,

     o    tax exempt investors,

     o    holders whose "functional currency" is not the United States dollar,

     o    United States expatriates, and

     o    holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o    given with respect to events that have occurred at the time the advice is rendered, and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax
Consequences."

     The following discussion addresses securities of two general types:

     o    REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue
          Code; and

     o    grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing
Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements
Providing Reinvestment, Interest Rate and Currency Related Protection."

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     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and
in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue
Code and in the Treasury regulations issued or proposed under those sections.
The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     o    the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     o    those offered certificates will represent--

          1.   regular interests in the REMIC, or

          2.   residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

     o    REMIC regular certificates, representing regular interests in the
          REMIC, or

     o    REMIC residual certificates, representing residual interests in the
          REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the
          Internal Revenue Code in the hands of a real estate investment trust,
          and

     o    "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in
          the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

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     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section
7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC if such REMIC regular certificates are transferred to another REMIC on its startup day in exchange for regular or residual interests in that other REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Internal Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the
Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable
Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

     o    collections on mortgage loans held pending payment on the related offered certificates, and

     o    any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal
Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue
Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue
          Code; and

                                       112

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

     o    whether the related REMIC certificates will be "real estate assets"
          within the meaning of Section 856(c)(5)(B) of the Internal Revenue
          Code;

     o    whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the
          Internal Revenue Code; and

     o    whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue
          Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal
Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under
Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section
1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not
adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of the offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the
Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a
REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a

                                       113

rate conforming to the prepayment assumption or at any other rate or that the
IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     o    a single fixed rate,

     o    a "qualified floating rate,"

     o    an "objective rate,"

     o    a combination of a single fixed rate and one or more "qualified floating rates,"

     o    a combination of a single fixed rate and one "qualified inverse floating rate," or

     o    a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance

                                       114

to the first payment date is included in the stated redemption price of the
REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     o    the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2.   the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

     o    a fraction--

          1.   the numerator of which is the amount of the principal payment,
               and

          2.   the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a
REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately

                                       115

following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o    the sum of--

          1.   the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2.   the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     o    the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     o    the issue price of the certificate, increased by

     o    the aggregate amount of original issue discount previously accrued on the certificate, reduced by

     o    the amount of all prior payments of amounts included in its stated
          redemption price.

     The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     o    assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o    using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o    taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate.
The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o    the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

                                       116

     o    the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk
Factors--The Investment Performance of Your Offered Certificate Will Depend Upon
Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those
Payments, Defaults and Losses May Be Highly Unpredictable."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o    in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     o    in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue
Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC
Regular Certificates--Premium" below.

                                       117

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the
Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     o    on the basis of a constant yield method;

     o    in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     o    in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market

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discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue
Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The
Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your offered certificate, and

     o    the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Internal Revenue Code, if you are
either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o    you will not be entitled to deduct a loss under Section 166 of the
          Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you

                                       119

should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other
Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted
in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the
REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders'
gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of
REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC
residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the
REMIC's termination. Income derived from the REMIC residual certificates will be
"portfolio income" for the purposes of the limitations under Section 469 of the
Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

     The Treasury Department has issued final regulations, effective May 11,
2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on

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such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.
In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

     o    other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     o    excess inclusions,

     o    residual interests without significant value, and

     o    noneconomic residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests'
in a 'Real Estate Mortgage Investment Conduit' Have Adverse Tax Consequences."

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

     o    the income from the mortgage loans and other assets of the REMIC; plus

     o    any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

          1.   the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

          2.   amortization of any premium on the mortgage loans held by the
               REMIC,

          3.   bad debt losses with respect to the mortgage loans held by the
               REMIC, and

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          4.   except as described below in this "--Taxable Income of the REMIC"
               subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the
REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the

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REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below.
If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

     o    the amount paid for that REMIC residual certificate;

     o    increased by, amounts included in the income of the holder of that
          REMIC residual certificate; and

     o    decreased, but not below zero, by distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     o    through distributions,

     o    through the deduction of any net losses of the REMIC, or

     o    upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

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     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual
Certificates--General" above. These adjustments could require a holder of a
REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     o    the daily portions of REMIC taxable income allocable to that certificate, over

     o    the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     o    the issue price of the certificate, increased by

     o    the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     o    any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions--

     o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o    will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     o    will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

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     Furthermore, for purposes of the alternative minimum tax--

     o    excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     o    alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2)
of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     o    regulated investment companies,

     o    common trusts, and

     o    some cooperatives.

The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related
Governing Document:

     o    the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     o    the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate. This rate is computed and published monthly by the
IRS.

                                       125

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     o    from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     o    from the prospective transferee, providing representations as to its financial condition and that it understands that, as the transferee of the non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

     o    from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a
"foreign branch") of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

     o    the present value of any consideration given to the transferee to acquire the interest,

     o    the present value of the expected future distributions on the interest, and

     o    the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

     If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the

                                       126

residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

     The Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors under the Safe Harbor Regulations, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered
REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a
REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons and to United States partnerships, the beneficial owners of which are foreign persons.

     Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue
Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a
REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

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     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

then--

     o    an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

     o    the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in aggregate, 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced (such reduction is scheduled to be phased out between 2006 and 2010) by the lesser of:

     o    3% of the excess, if any, of such taxpayer's adjusted gross income, or

     o    80% of the amount of itemized deductions otherwise allowable for such tax year.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     o    an individual,

     o    an estate or trust, or

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     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.
The adjusted basis of a REMIC regular certificate generally will equal--

     o    the cost of the certificate to that certificateholder, increased by

     o    income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     o    payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

                                       129

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     o    the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable
          Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     o    the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate--

     o    reacquires that same REMIC residual certificate,

     o    acquires any other residual interest in a REMIC, or

     o    acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

                                       130

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     o    the disposition of a non-defaulted mortgage loan;

     o    the receipt of income from a source other than a mortgage loan or other permitted investments;

     o    the receipt of compensation for services; or

     o    the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the
          REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the
REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer allow the acquired mortgaged property to cease to be a
"permitted investment" under Section 860G(a)(5) of the Internal Revenue Code.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so, and

     o    the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of--

     o    the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

                                       131

     o    the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     o    events that have occurred up to the time of the transfer;

     o    the prepayment assumption; and

     o    any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     o    the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization; and

     o    as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o    the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified
          Organization, and

     o    the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     o    the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder;
          or

     o    a statement under penalties of perjury that the record holder is not a
          Disqualified Organization.

     If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on Pass-Through Entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

                                       132

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o    the residual interests in the entity are not held by Disqualified
          Organizations; and

     o    the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o    income,

     o    deductions,

     o    gains,

     o    losses, and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

                                       133

     No REMIC will be registered as a tax shelter under Section 6111 of the
Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o    corporations,

     o    trusts,

     o    securities dealers, and

     o    various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     o    30 days after the end of the quarter for which the information was requested, or

     o    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o    income,

     o    excess inclusions,

     o    investment expenses, and

     o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

                                       134

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments--

     o    fail to furnish to the payor information, regarding, among other things, their taxpayer identification numbers, or

     o    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

     o    a foreign person, and

     o    not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements.
These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related
REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o    owns 10% or more of one or more underlying mortgagors, or

     o    if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

                                       135

     Unless we otherwise state in the related prospectus supplement, the related
Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     o    foreign persons, or

     o    U.S. Persons, if classified as a partnership under the Internal
          Revenue Code, unless all of their beneficial owners are U.S. Persons.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

     o    a "grantor trust fractional interest certificate," which represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate;

     o    a "grantor trust strip interest certificate," which represents ownership of all or a portion of the difference between--

          1.   interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of:

     o    normal administration fees, and

     o    interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust.

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     o    "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but
          only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

     o    "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)
          of the Internal Revenue Code; and

                                       136

     o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the
          Internal Revenue Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal
Revenue Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o    consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section
          7701(a)(19)(C)(v) of the Internal Revenue Code,

     o    consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

     o    the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the
          Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

     The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are]
principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Internal Revenue Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally--

     o    will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o    will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code concurrently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Such reduction is scheduled to be phased out between 2006 and 2010.

                                       137

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial.
Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if--

     o    a class of grantor trust strip certificates is issued as part of the same series, or

     o    we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     o    a master servicer,

     o    a special servicer,

     o    any sub-servicer, or

     o    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6)
of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumptions.

     Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of section 1272(a)(6) of the
Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

                                       138

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding--

     o    the treatment of some stripped bonds as market discount bonds, and

     o    de minimis market discount.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above for a definition of "qualified stated interest."

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of--

     o    the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in
          "--Grantor Trusts--Sales of Grantor Trust Certificates," and

     o    the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the
Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

                                       139

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     o    a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     o    there is no original issue discount or only a de minimis amount of original issue discount, or

     o    the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     o    0.25% of the stated redemption price, and

     o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if

                                       140

the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between--

     o    the stated redemption price of the mortgage loans, and

     o    their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     o    the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o    the daily portions of original issue discount for all days during the accrual period prior to that day.

                                       141

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     o    the issue price of the mortgage loan, increased by

     o    the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

     o    the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     o    a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement,
          and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o    in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     o    in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. The inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued based generally on the method described in Section

                                       142

1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

     o    be allocated among the payments of stated redemption price on the mortgage loan, and

     o    be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General" above.

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Apply," no regulations or published rulings under Section
1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

                                       143

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     o    the price paid for that grantor trust strip certificate by you, and

     o    the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

     o    an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     Such yield will accrue based generally on the method described in Section
1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General" above.

     If the method for computing original issue discount under Section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May be Highly Unpredictable".

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on--

     o    the prepayment assumption we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate, or

                                       144

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between--

     o    the amount realized on the sale or exchange of a grantor trust certificate, and

     o    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal--

     o    its cost, increased by

     o    any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     o    any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.
Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

                                       145

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Treasury Department published proposed regulations, which will, when effective, establish a reporting framework for interests in
"widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

                                       146

     o    a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective on January 1, 2004.

     Backup Withholding. In general, the rules described under "--REMICs--Backup
Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United
States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     ERISA and the Internal Revenue Code impose various requirements on--

     o    Plans, and

     o    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities,
Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

     Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this "ERISA
Considerations" section, subject to the provisions of other applicable federal and state law. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503 of that Code.

                                       147

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including--

     o    investment prudence and diversification, and

     o    compliance with the investing Plan's governing the documents.

A fiduciary of an investing Plan is any person who--

     o    has discretionary authority or control over the management or disposition of the assets of that Plan, or

     o    provides investment advice with respect to the assets of that Plan for a fee.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of a Plan and a
Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists. The types of transactions between Plans and
Parties in Interest that are prohibited include:

     o    sales, exchanges or leases of property;

     o    loans or other extensions of credit;

     o    the furnishing of goods and services; and

     o    the use of the assets of a Plan by or for the benefit of a Party in
          Interest.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be treated as assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when a
Plan acquires an equity interest (such as an offered certificate) in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

     1.   those with discretionary authority or control over the assets of the entity;

     2.   those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

                                       148

     3.   those who are affiliates of the persons described in the preceding clauses 1. and 2.

     In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     If none of the exceptions contained in the Plan Asset Regulation applies, the mortgages and other assets included in the related trust will be treated as assets of each Plan investing. In that case, any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     o    deemed to be a fiduciary with respect to the investing Plan, and

     o    subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Internal Revenue Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulation provides that when a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate.
The Plan Asset Regulation includes in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly,
even if these types of mortgaged-backed securities were deemed to be assets of a
Plan, the underlying mortgages would not be treated as assets of that Plan.
Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulation.

     The related prospectus supplement will discuss whether any of the exceptions set forth in the Plan Asset Regulation are expected to be applicable with respect to the offered certificates.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing Plan.

     If you are the fiduciary or any other person investing assets of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER EXEMPTION

     The Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code.
It is expected that Citigroup Global Markets Inc. will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued the Underwriter Exemption to a predecessor in interest to Citigroup Global Markets Inc. Subject to the satisfaction of the conditions specified in the Underwriter Exemption, this exemption generally exempts from the application of

                                       149

the prohibited transaction provisions of ERISA and the Internal Revenue Code, various transactions relating to, among other things--

     o    the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

     o    the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Citigroup Global
          Markets Inc. or any person affiliated with Citigroup Global Markets
          Inc., such as particular classes of the offered certificates.

     Whether the conditions of the Underwriter Exemption will be satisfied as to the offered certificates of any particular class will depend on the facts and circumstances at the time the Plan acquires certificates of that class. The related prospectus supplement will state whether the Underwriter Exemption, as amended, is or may be available with respect to any offered certificates.

OTHER POSSIBLE EXEMPTIONS

     If for any reason the Underwriter Exemption is not available, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S.
Department of Labor:

     o    Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

     o    Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

     o    Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in
          Interest;

     o    Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a "qualified professional asset manager;"

     o    Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in
          Interest; and

     o    Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of a Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

                                       150

INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not assets of a Plan.

     A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account that support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section
401(c) of ERISA, may be treated as Plan assets. In addition, because Section
401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

INELIGIBLE PURCHASERS

     Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the depositor, the trustee, the related trust, the master servicer, the special servicer or any of their respective affiliates. Offered certificates may not be purchased with the assets of a Plan if the depositor, the trustee, the related trust fund, a master servicer, the special servicer, the fiscal agent, the mortgage loan seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a
"prohibited transaction" under ERISA and the Internal Revenue Code.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

     o    consider your general fiduciary obligations under ERISA, and

     o    consult with your legal counsel as to--

          1.   the potential applicability of ERISA and the Internal Revenue
               Code to that investment, and

          2.   the availability of any prohibited transaction exemption in connection with that investment.

                                       151

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the
Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of
Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended.

     Generally, the only classes of offered certificates that will qualify as
"mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain specified types of originators and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them. Mortgage related securities are legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

     o    that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or

                                       152

investment by state-regulated entities in those types of certificates.
Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

     o    federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. 24 (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some "Type IV securities", defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities (other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16 for investing in those securities), residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.
Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2).

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
"Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective
May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks,

                                       153

including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statues, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

     Except as to the status of certain classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

     o    the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions, and

     o    if applicable, SMMEA has been overridden in your state.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

                                       154

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     1.   by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.   by placements by us with institutional investors through dealers; and

     3.   by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o    the obligations of the underwriters will be subject to various conditions precedent,

     o    the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

     o    in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

                                       155

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o    Sidley Austin Brown & Wood LLP; or

     o    Thacher Proffitt & Wood LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of:

     o    whether the price paid for those certificates is fair;

     o    whether those certificates are a suitable investment for any particular investor;

     o    the tax attributes of those certificates or of the related trust;

     o    the yield to maturity or, if they have principal balances, the average life of those certificates;

                                       156

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o    the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o    whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o    the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o    if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                       157

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Clearstream" means Clearstream Banking Luxembourg.

     "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means:

     o    the United States,

     o    any State or political subdivision of the United States,

     o    any foreign government,

     o    any international organization,

     o    any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal
          Revenue Code or Freddie Mac,

     o    any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the
          Internal Revenue Code, or

     o    any organization described in Section 1381(a)(2)(C) of the Internal
          Revenue Code.

     "ECS" means Euroclear Clearance System Public Limited Company.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plan" means any employee benefit plan, or other retirement plan that is subject to the fiduciary responsibility provisions of ERISA.

                                       158

     "Euroclear Operator" means Euroclear Bank S.A./N.V., as operator of the
Euroclear System, or any successor to Euroclear Bank S.A./N.V. in that capacity.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System,
Belgian law.

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and
Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" as defined in Section 4975 of the Internal Revenue Code.

     "Pass-Through Entity" means any:

     o    regulated investment company,

     o    real estate investment trust,

     o    trust,

                                       159

     o    partnership, or

     o    other entities described in Section 860E(e)(6) of the Internal Revenue
          Code.

     "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or
Keogh plan that is subject to Section 4975 of the Internal Revenue Code.

     "Plan Asset Regulation" means the regulation issued by the United States
Department of Labor concerning whether a Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity, such as the trust, for purposes of the general fiduciary provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code, if the Plan acquires an "equity interest," such as an offered certificate, in an entity.

     "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code.

     "Relief Act" means the Servicemembers' Civil Relief Act.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

     "Safe Harbor Regulations" means the final Treasury regulations issued on
July 18, 2002.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "Underwriter Exemption" means Prohibited Transaction Exemption 91-23, as amended by Prohibited Transaction Exemption 2000-58 and Prohibited Transaction
Exemption 2002-41.

     "U.S. Person" means:

     o    a citizen or resident of the United States;

     o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
          Columbia;

     o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

                                       160

          2.   one or more U.S. Persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

     "USA Patriot Act" means the Uniting and Strengthening of America by
Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of
2001.

                                       161

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CGCMT
2005-C3 Annex A.xls", a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annexes A-1 and A-5 to,
this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.
----------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

                             PROSPECTUS SUPPLEMENT



Important Notice About the Information Contained
  in this Prospectus Supplement and the

Capitalized Terms Used in this Prospectus

ANNEX A-1--Characteristics of the Underlying
  Mortgage Loans and the Mortgaged Real
  Properties ..............................................    A-1-1
ANNEX A-2--Summary Characteristics of the
  Underlying Mortgage Loans and the Mortgaged
  Real Properties .........................................    A-2-1
ANNEX A-3--Summary Characteristics of the
  Underlying Mortgage Loans in Loan Group No. 1
  and the related Mortgaged Real Properties ...............    A-3-1
ANNEX A-4--Summary Characteristics of the
  Underlying Mortgage Loans in Loan Group No. 2
  and the related Mortgaged Real Properties ...............    A-4-1
ANNEX A-5--Characteristics of the Multifamily
  and Manufactured Housing Mortgaged Real
  Properties ..............................................    A-5-1
ANNEX B--Description of Ten Largest Mortgage
  Loans and/or Groups of Cross-Collateralized

ANNEX G--Class A-SB Planned Principal Balance
  Schedule ................................................      G-1
ANNEX H-- Global Clearance, Settlement and Tax
  Documentation Procedures ................................      H-1
                                  PROSPECTUS
Important Notice About the Information Presented



UNTIL     , 2005, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO
DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS
DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER
THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS
UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

===============================================================================

===============================================================================

                                 $1,318,565,000
                                 (APPROXIMATE)

                              CITIGROUP COMMERCIAL
                             MORTGAGE TRUST 2005-C3

                        CLASS A-1, CLASS A-2, CLASS A-3,
                             CLASS A-SB, CLASS A-4,
                            CLASS A-1A, CLASS A-MFL,
                        CLASS A-MFX, CLASS A-J, CLASS B,
                               CLASS C AND CLASS D

                            SERIES 2005-C3 COMMERCIAL
                              MORTGAGE PASS-THROUGH
                                  CERTIFICATES

                             PROSPECTUS SUPPLEMENT

                                   CITIGROUP
                         IXIS SECURITIES NORTH AMERICA
                           DEUTSCHE BANK SECURITIES
                              WACHOVIA SECURITIES

                                      , 2005

================================================================================